                   STRUCTURED ASSET SECURITIES CORPORATION II,
                                    Depositor

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Master Servicer

                                       and

                               LNR PARTNERS, INC.,
                               as Special Servicer

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                           Dated as of April 11, 2007

                                   ----------

                                 $3,554,401,860

                    LB-UBS Commercial Mortgage Trust 2007-C2
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2007-C2

                                TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----

                                    ARTICLE I

    DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN ADJUSTMENTS TO THE
                  PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Creation of Trust; Conveyance of Trust Mortgage Loans............................    121
SECTION 2.02.    Acceptance of Trust Fund by Trustee..............................................    126
SECTION 2.03.    Repurchase of Trust Mortgage Loans for Document Defects and Breaches of
                    Representations and Warranties................................................    128
SECTION 2.04.    Representations, Warranties and Covenants of the Depositor.......................    139
SECTION 2.05.    Acceptance of Grantor Trust Assets by Trustee; Issuance of the Class V
                    Certificates..................................................................    141
SECTION 2.06.    Acceptance of Loan REMICs by Trustee; Execution, Authentication and Delivery of
                    Class R-LR Certificates; Creation of Loan REMIC Regular Interests.............    142
SECTION 2.07.    Conveyance of Loan REMIC Regular Interests.......................................    143
SECTION 2.08.    Execution, Authentication and Delivery of Class R-I Certificates; Creation of
                    REMIC I Regular Interests.....................................................    143
SECTION 2.09.    Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.......    143
SECTION 2.10.    Execution, Authentication and Delivery of Class R-II Certificates; Creation of

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Administration of the Mortgage Loans.............................................    145
SECTION 3.02.    Collection of Mortgage Loan Payments.............................................    148

                                      -i-

SECTION 3.03.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve
                    Accounts......................................................................    151
SECTION 3.04.    Pool Custodial Account, Defeasance Deposit Account, Collection Account, Interest
                    Reserve Account, Excess Liquidation Proceeds Account and Loss of Value Reserve
                    Fund..........................................................................    153
SECTION 3.05.    Permitted Withdrawals From the Pool Custodial Account, the Collection Account,
                    the Interest Reserve Account and the Excess Liquidation Proceeds Account......    161
SECTION 3.06.    Investment of Funds in the Collection Account, the Servicing Accounts, the
                    Reserve Accounts, the Defeasance Deposit Account, the Custodial Accounts, the
                    REO Accounts, the Interest Reserve Account and the Excess Liquidation Proceeds
                    Account.......................................................................    179
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage;
                    Environmental Insurance.......................................................    181
SECTION 3.08.    Enforcement of Alienation Clauses................................................    185
SECTION 3.09.    Realization Upon Defaulted Mortgage Loans; Required Appraisals; Appraisal
                    Reduction Calculation.........................................................    192
SECTION 3.10.    Trustee and Custodian to Cooperate; Release of Mortgage Files....................    196
SECTION 3.11.    Servicing Compensation; Payment of Expenses; Certain Matters Regarding Servicing
                    Advances......................................................................    198
SECTION 3.12.    Property Inspections; Collection of Financial Statements; Delivery of Certain
                    Reports.......................................................................    206
SECTION 3.13.    Annual Statement as to Compliance................................................    211
SECTION 3.14.    Reports on Assessment of Compliance with Servicing Criteria; Registered Public

SECTION 3.19.    Additional Obligations of the Master Servicer and Special Servicer; Obligations
                    to Notify Ground Lessors and Hospitality Franchisors; the Special Servicer's
                    Right to Request the Master Servicer to Make Servicing Advance................    228
SECTION 3.20.    Modifications, Waivers, Amendments and Consents; Defeasance......................    231
SECTION 3.21.    Transfer of Servicing Between Master Servicer and Special Servicer; Record

SECTION 3.25.    Certain Matters Regarding the Purchase of the Trust Mortgage Loan in a Loan
                    Combination...................................................................    249
SECTION 3.26.    Application of Default Charges...................................................    250
SECTION 3.27.    Certain Matters Relating to the 2445 M Street Trust Mortgage Loan and the One

                                      -ii-

SECTION 3.30.    Deliveries in Connection with Securitization of a Serviced Non-Trust Mortgage
                    Loan..........................................................................    258

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

                                    ARTICLE V

                                THE CERTIFICATES

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.    Liability of Depositor, Master Servicer and Special Servicer.....................    301
SECTION 6.02.    Continued Qualification and Compliance of Master Servicer; Merger, Consolidation

SECTION 6.05.    Rights of Depositor, Trustee and Serviced Non-Trust Mortgage Loan Noteholders in

SECTION 6.09.    Designation of Special Servicer and Controlling Class Representative; Replacement

                                     -iii-

SECTION 6.12.    Certain Matters Regarding the Serviced Loan Combinations.........................    313

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.05.    Additional Remedies of Trustee Upon Event of Default or Outside Servicer
                    Default.......................................................................    327

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.    Duties of Trustee................................................................    329
SECTION 8.02.    Certain Matters Affecting Trustee................................................    330
SECTION 8.03.    Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates

                                   ARTICLE IX

                                   TERMINATION

                                      -iv-

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.   REMIC Administration.............................................................    360
SECTION 10.02.   Grantor Trust Administration.....................................................    363

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.10.   Article and Section Headings.....................................................    3721
SECTION 11.11.   Notices to Rating Agencies.......................................................    372
SECTION 11.12.   Complete Agreement...............................................................    374

                                      -v-

                             SCHEDULES AND EXHIBITS

Schedule No.    Schedule Description
------------    ----------------------------------------------------------------
     I          Trust Mortgage Loan Schedule
     II         Representations and Warranties of the Depositor
    III         Exceptions to the Representations and Warranties of the
                   Depositor
     IV         Schedule of Environmentally Insured Mortgage Loans
     V          Schedule of Initial Deposit Mortgage Loans
     VI         Schedule of Mortgage Loans Secured by a Hospitality Property or
                   Nursing Facility
    VII         Schedule of Early Defeasance Mortgage Loans
    VIII        Schedule of Additional Mortgage Loan Origination Documents
     IX         Schedule of Additional Section 2.03 Documents
     X          Schedule of Reference Rates
     XI         Schedule of Class A-AB Planned Principal Balances
    XII         Schedule of Significant Obligor Financial Statement Recipients
    XIII        Schedule of Certain Earnout Trust Mortgage Loans

Exhibit No.     Exhibit Description
------------    ----------------------------------------------------------------
    A-1         Form of Class [A-1] [A-2] [A-AB] [A-3] [A-1A] Certificate
    A-2         Form of Class [X-CP] [X-W] Certificate
    A-3         Form of Class [X-CL] Certificate
    A-4         Form of Class [A-M] [A-J] [B] [C] [D] [E] [F] Certificate
    A-5         Form of Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T]
                   Certificate
    A-6         Form of Class [R-I] [R-II] [R-III] [R-LR] Certificate
    A-7         Form of Class V Certificate
     B          Form of Distribution Date Statement
     C          Form of Custodial Certification
    D-1         Form of Master Servicer Request for Release
    D-2         Form of Special Servicer Request for Release
     E          Form of Loan Payoff Notification Report
    F-1         Form of Transferor Certificate for Transfers of Definitive
                   Non-Registered Certificates
    F-2A        Form I of Transferee Certificate for Transfers of Definitive
                   Non-Registered Certificates
    F-2B        Form II of Transferee Certificate for Transfers of Definitive
                   Non-Registered Certificates
    F-2C        Form of Transferee Certificate for Transfers of Interests in
                   Rule 144A Global Certificates
    F-2D        Form of Transferee Certificate for Transfers of Interests in
                   Regulation S Global Certificates
    G-1         Form I of Transferee Certificate in Connection with ERISA
                   (Definitive Non-Registered Certificates)
    G-2         Form II of Transferee Certificate in Connection with ERISA
                   (Book-Entry Non-Registered Certificates)
    H-1         Form of Transfer Affidavit and Agreement regarding Residual
                   Interest Certificates
    H-2         Form of Transferor Certificate regarding Residual Interest
                   Certificates
    I-1         Form of Notice and Acknowledgment
    I-2         Form of Acknowledgment of Proposed Special Servicer
     J          Form of UCC-1 Financing Statement Schedule
     K          Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date
    L-1         Form of Information Request/Investor Certification for Website
                   Access from Certificate

                                      -vi-

Exhibit No.        Exhibit Description
-----------   ----------------------------------------------------------------
                 [Holder] [Owner]
    L-2       Form of Information Request/Investor Certification for Website
                 Access from Prospective Investor
     M        Form of Defeasance Certification
     N        Form of Seller/Depositor Notification
     O        Form of Controlling Class Representative Confidentiality Agreement
     P        Form of Trustee Backup Certification
     Q        Form of Master Servicer Backup Certification
     R        Form of Special Servicer Backup Certification
     S        Form of Outside Master Servicer/Outside Trustee Notice
     T        Relevant Servicing Criteria Matrix
     U        Form of Exchange Act Reportable Event Notification
     V        Form of Master Servicer Certification

                                     -vii-

          This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of April 11, 2007, among STRUCTURED ASSET SECURITIES CORPORATION
II, as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, LNR
PARTNERS, INC., as Special Servicer, and LASALLE BANK NATIONAL ASSOCIATION, as
Trustee.

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

          As provided herein, the Trustee will elect to treat each Early
Defeasance Trust Mortgage Loan, if any, as the primary asset of a separate REMIC for federal income tax purposes, and each such REMIC will be designated as a
"Loan REMIC". The Class R-LR Certificates (if issued in accordance with Section
2.06) will represent the sole class of "residual interests" in each and every
Loan REMIC, if any, for purposes of the REMIC Provisions under federal income tax law. A separate Loan REMIC Regular Interest will, on the Closing Date, be issued with respect to, and will thereafter relate to, each Early Defeasance
Trust Mortgage Loan, if any, included in a Loan REMIC. Each Loan REMIC Regular
Interest, if any, issued with respect to, and relating to, an Early Defeasance
Trust Mortgage Loan in a Loan REMIC, shall also relate to any successor REO
Trust Mortgage Loan with respect to such Early Defeasance Trust Mortgage Loan.
Each Loan REMIC Regular Interest, if any, shall: (i) bear a numeric designation that is the same as the loan number for the related Early Defeasance Trust
Mortgage Loan set forth on the Trust Mortgage Loan Schedule; (ii) accrue interest at the related per annum rate described in the definition of "Loan
REMIC Remittance Rate"; and (iii) have an initial Uncertificated Principal
Balance equal to the Cut-off Date Balance of the related Early Defeasance Trust
Mortgage Loan. The Legal Final Distribution Date of each Loan REMIC Regular
Interest, if any, is the Distribution Date immediately following the third anniversary of the end of the remaining amortization term (as determined as of the Closing Date) of the related Early Defeasance Trust Mortgage Loan. None of the Loan REMIC Regular Interests (if issued in accordance with Section 2.06)
will be certificated. Notwithstanding the foregoing, however, if the Trust Fund does not include Early Defeasance Trust Mortgage Loans, then (i) there will be no Loan REMICs, (ii) neither the Class R-LR Certificates nor any Loan REMIC
Regular Interests will be issued and (iii) the provisions of Section 2.06(b)
will apply.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Trust Mortgage Loans (exclusive of the Early
Defeasance Trust Mortgage Loans, if any, and exclusive of any collections of
Additional Interest on the ARD Trust Mortgage Loans, if any, after their respective Anticipated Repayment Dates), any Loan REMIC Regular Interests and
certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. A separate REMIC I Regular Interest will, on the Closing Date, be issued with respect to, and will thereafter relate to, each other Trust Mortgage
Loan included in REMIC I and each Loan REMIC Regular Interest, if any, included in REMIC I. Each REMIC I Regular Interest issued with respect to, and relating to, a Trust Mortgage Loan in REMIC I, shall also relate to any successor REO
Trust Mortgage Loan with respect to such Trust Mortgage Loan. Each REMIC I
Regular Interest issued with respect to, and relating to, any Loan REMIC Regular
Interest, shall also relate to the Early Defeasance Trust Mortgage Loan and any successor REO Trust Mortgage Loan corresponding to such Loan REMIC Regular
Interest. Each REMIC I Regular Interest shall: (i) bear a numeric designation that is the same

as the loan number for the related Trust Mortgage Loan set forth on the Trust
Mortgage Loan Schedule; (ii) accrue interest at a per annum rate described in the definition of "REMIC I Remittance Rate"; and (iii) have an initial
Uncertificated Principal Balance equal to the Cut-off Date Balance of the related Trust Mortgage Loan. The Legal Final Distribution Date of each of the
REMIC I Regular Interests is the Distribution Date immediately following the third anniversary of the end of the remaining amortization term (as determined as of the Closing Date) of the related Trust Mortgage Loan. None of the REMIC I
Regular Interests will be certificated.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The Legal Final Distribution Date for each REMIC
II Regular Interest is the latest Rated Final Distribution Date. None of the
REMIC II Regular Interests will be certificated. Each REMIC II Regular Interest shall accrue interest at a per annum rate described in the definition of "REMIC
II Remittance Rate." The following table sets forth the designation, the initial
Uncertificated Principal Balance and the Corresponding Class of Principal
Balance Certificates for each of the REMIC II Regular Interests.

                           REMIC II REGULAR INTERESTS

              Initial Uncertificated       Corresponding Class of
Designation     Principal Balance      Principal Balance Certificates
-----------   ----------------------   ------------------------------
    A-1                (1)                          A-1
 A-1-Prime             (2)                          A-1
   A-2-1           $ 22,200,000                     A-2
   A-2-2           $ 33,180,000                     A-2
   A-2-3           $ 71,839,800                     A-2
   A-2-4           $140,980,200                     A-2
 A-2-Prime             (2)                          A-2
    A-AB               (1)                          A-AB
 A-AB-Prime            (2)                          A-AB
   A-3-1           $150,456,600                     A-3
   A-3-2           $ 53,518,200                     A-3
   A-3-3           $ 52,374,000                     A-3
   A-3-4           $510,600,000                     A-3
 A-3-Prime             (2)                          A-3
   A-1A-1          $  8,166,000                     A-1A
   A-1A-2          $  7,705,200                     A-1A
   A-1A-3          $ 15,828,000                     A-1A
   A-1A-4          $ 15,600,000                     A-1A
   A-1A-5          $ 67,200,000                     A-1A
   A-1A-6          $ 11,524,200                     A-1A
   A-1A-7          $113,935,800                     A-1A
   A-1A-8          $155,940,000                     A-1A
 A-1A-Prime            (2)                          A-1A
    A-M                (1)                          A-M
 A-M-Prime             (2)                          A-M
    A-J                (1)                          A-J
 A-J-Prime             (2)                          A-J

                                       -2-

              Initial Uncertificated       Corresponding Class of
Designation     Principal Balance      Principal Balance Certificates
-----------   ----------------------   ------------------------------
     B                 (1)                           B
  B-Prime              (2)                           B
    C-1            $28,398,600                       C
    C-2            $ 3,591,000                       C
  C-Prime             (2)                            C
    D-1            $21,132,600                       D
    D-2            $ 2,859,600                       D
  D-Prime             (2)                            D
    E-1            $   377,400                       E
    E-2            $ 7,620,000                       E
  E-Prime             (2)                            E
     F                (1)                            F
  F-Prime             (2)                            F
    G-1            $ 3,491,400                       G
    G-2            $17,835,000                       G
  G-Prime              (2)                           G
     H                 (1)                           H
  H-Prime              (2)                           H
     J                 (1)                           J
  J-Prime              (2)                           J
     K                 (1)                           K
  K-Prime              (2)                           K
     L                 (1)                           L
  L-Prime              (2)                           L
     M                 (1)                           M
  M-Prime              (2)                           M
     N                 (1)                           N
  N-Prime              (2)                           N
     P                 (1)                           P
  P-Prime              (2)                           P
     Q                 (1)                           Q
  Q-Prime              (2)                           Q
     S                 (1)                           S
  S-Prime              (2)                           S
     T                 (1)                           T
  T-Prime              (2)                           T

----------
(1)  A principal amount equal to 60% of the initial Class Principal Balance of the Corresponding Class of Principal Balance Certificates.

(2)  A principal amount equal to 40% of the initial Class Principal Balance of the Corresponding Class of Principal Balance Certificates.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the
Regular Interest Certificates (exclusive of the Interest-Only Certificates) and each REMIC III Component of each Class of Interest-Only

                                       -3-

Certificates will be designated as a separate "regular interest" in REMIC III.
The Legal Final Distribution Date for each Class of Regular Interest
Certificates (exclusive of the Interest-Only Certificates) and for each REMIC
III Component of each Class of Interest-Only Certificates is the latest Rated
Final Distribution Date. Each Class of Regular Interest Certificates and each
REMIC III Component of each Class of Interest-Only Certificates will accrue interest at the per annum rate described in the definition of "Pass-Through
Rate." The following table sets forth the Class designation and original Class
Principal Balance for each Class of the Regular Interest Certificates.

                          REGULAR INTEREST CERTIFICATES

                          Class       Original Class
                       Designation   Principal Balance
                       -----------   -----------------
                        Class A-1      $   25,000,000
                        Class A-2      $  447,000,000
                       Class A-AB      $   78,000,000
                        Class A-3      $1,278,248,000
                       Class A-1A      $  659,832,000
                        Class A-M      $  355,441,000
                        Class A-J      $  315,453,000
                         Class B       $   26,658,000
                         Class C       $   53,316,000
                         Class D       $   39,987,000
                         Class E       $   13,329,000
                         Class F       $   26,658,000
                         Class G       $   35,544,000
                         Class H       $   31,101,000
                         Class J       $   35,544,000
                         Class K       $   39,987,000
                         Class L       $   17,772,000
                         Class M       $    8,886,000
                         Class N       $    4,443,000
                         Class P       $    8,886,000
                         Class Q       $    4,443,000
                         Class S       $   13,329,000
                         Class T       $   35,544,860
                       Class X-CL            (1)
                       Class X-CP            (2)
                        Class X-W            (3)

----------
(1)  The Class X-CL Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The
     Class X-CL Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X-CL
     REMIC III Components from time to time. As more specifically provided herein, interest in respect of the Class X-CL Certificates will consist of the aggregate amount of interest accrued on the respective Component
     Notional Amounts of the Class X-CL REMIC III Components from time to time.

                                       -4-

(2)  The Class X-CP Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The
     Class X-CP Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X-CP
     REMIC III Components from time to time. As more specifically provided herein, interest in respect of the Class X-CP Certificates will consist of the aggregate amount of interest accrued on the respective Component
     Notional Amounts of the Class X-CP REMIC III Components from time to time.

(3)  The Class X-W Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class
     X-W Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X-W REMIC III
     Components from time to time. As more specifically provided herein, interest in respect of the Class X-W Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional
     Amounts of the Class X-W REMIC III Components from time to time.

          As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust
Assets, if any, maintains its status as a grantor trust under the Code. The
Class V Certificates (if issued in accordance with Section 2.05) will represent the entire beneficial ownership of the Grantor Trust Assets. Notwithstanding the foregoing, however, if the Trust Fund does not include ARD Trust Mortgage Loans, then there will be no Grantor Trusts, the Class V Certificates will not be issued and the provisions of Section 2.05(b) will apply.

          The Initial Pool Balance will be $3,554,401,860.

          There exists one (1) Trust Mortgage Loan (the "Extendicare Portfolio
Trust Mortgage Loan"), with a Cut-off Date Balance of $125,000,000, that is evidenced by a Mortgage Note designated as Note A-3 and is, together with two
(2) other mortgage loans that will not be part of the Trust Fund (such two (2)
other mortgage loans, together, the "Extendicare Portfolio Non-Trust Mortgage
Loans"), secured on a collective basis by the same Mortgage(s) encumbering the properties identified on the Trust Mortgage Loan Schedule as Extendicare
Portfolio (collectively, the "Extendicare Portfolio Mortgaged Property"). The
Extendicare Portfolio Non-Trust Mortgage Loans consist of: (i) one (1) mortgage loan (the "Extendicare Portfolio Note A-1 Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $250,000,000, is evidenced by a Mortgage Note designated as Note A-1 and is, as of the Closing Date, together with various other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the LB-UBS
Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Rate
Certificates, Series 2006-C7; and (ii) one (1) mortgage loan (the "Extendicare
Portfolio Note A-2 Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $125,000,000, is evidenced by a Mortgage Note designated as Note A-2 and is, as of the Closing Date, together with various other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the LB-UBS Commercial Mortgage
Trust 2007-C1, Commercial Mortgage Pass-Through Rate Certificates, Series
2007-C1. The Extendicare Portfolio Trust Mortgage Loan and the Extendicare
Portfolio Non-Trust Mortgage Loans collectively constitute the "Extendicare
Portfolio Loan Combination" (which term shall include any group of successor REO
Mortgage Loans (or the similar concept under the Extendicare Portfolio Servicing
Agreement) with respect to those three (3) Mortgage Loans). The relative rights of the respective lenders in respect of the Extendicare Portfolio Loan
Combination are set forth in a co-lender agreement dated as of November 13, 2006
(such co-lender agreement, as amended, restated, supplemented or otherwise modified from time to time, the

                                       -5-

"Extendicare Portfolio Co-Lender Agreement"), between the holder of the Mortgage
Note for the Extendicare Portfolio Trust Mortgage Loan and the respective holders of the Mortgage Notes for the Extendicare Portfolio Non-Trust Mortgage
Loans. As of the Closing Date, the entire Extendicare Portfolio Loan Combination is to be serviced and administered in accordance with the Pooling and Servicing
Agreement dated as of November 13, 2006 (such pooling and servicing agreement, as amended, restated, supplemented or otherwise modified from time to time, together with any successor servicing agreement provided for under the
Extendicare Portfolio Co-Lender Agreement, the "Extendicare Portfolio Servicing
Agreement"), between SASCO II as depositor, LaSalle Bank National Association as trustee, Wachovia Bank, National Association as master servicer and LNR
Partners, Inc. as special servicer.

          There exists one (1) Trust Mortgage Loan (the "State Street Building
Trust Mortgage Loan"), with a Cut-off Date Balance of $25,500,000, that is evidenced by a Mortgage Note designated as Note A-3 and is, together with two
(2) other mortgage loans that will not be part of the Trust Fund (such two (2)
other mortgage loans, collectively, the "State Street Building Non-Trust
Mortgage Loans"), secured on a collective basis by the same Mortgage encumbering the property identified on the Trust Mortgage Loan Schedule as State Street
Building (the "State Street Building Mortgaged Property"). The State Street
Building Non-Trust Mortgage Loans consist of: (i) one (1) mortgage loan (the
"State Street Building Note A-2 Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $362,000,000, is evidenced by a
Mortgage Note designated as Note A-2, and is, as of the Closing Date, included in a commercial mortgage securitization involving the issuance of the LB-UBS
Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Rate
Certificates, Series 2007-C1, and (ii) one (1) mortgage loan (the "State Street
Building Note A-1 Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $387,500,000, is evidenced by a Mortgage Note designated as Note A-1, and is, as of the Closing Date, held by a separate securitization trust. The State Street Building Trust Mortgage Loan and the
State Street Building Non-Trust Mortgage Loans collectively constitute the
"State Street Building Loan Combination" (which term shall include any group of successor REO Mortgage Loans (or the similar concept under the State Street
Building Servicing Agreement) with respect to those three (3) Mortgage Loans).
The relative rights of the respective lenders in respect of the State Street
Building Loan Combination are set forth in a co-lender agreement, dated as of
December 27, 2006 (such co-lender agreement, as such may be amended, restated, supplemented or otherwise modified from time to time hereafter, the "State
Street Building Co-Lender Agreement"), between the holder of the Mortgage Note for the State Street Building Trust Mortgage Loan and the respective holders of the Mortgage Notes for the State Street Building Non-Trust Mortgage Loans. As of
the Closing Date, the entire State Street Building Loan Combination is to be serviced and administered in accordance with the Pooling and Servicing Agreement dated as of February 12, 2007 (such pooling and servicing agreement, as amended, restated, supplemented or otherwise modified from time to time, together with any successor servicing agreement provided for under the State Street Building
Co-Lender Agreement, the "State Street Building Servicing Agreement"), between
SASCO II as depositor, LaSalle Bank National Association as trustee, KeyCorp
Real Estate Capital Markets, Inc. as master servicer and Midland Loan Services,
Inc. as special servicer.

          There exists one (1) Trust Mortgage Loan (the "Sears Tower Trust
Mortgage Loan"), with a Cut-off Date Balance of $340,000,000, that is evidenced by a Mortgage Note designated as Note A-1 and is, together with multiple other mortgage loans that will not be part of the Trust Fund (such multiple other mortgage loans, the "Sears Tower Non-Trust Mortgage Loans"), secured on a collective basis by the same Mortgage encumbering the property identified on the
Trust Mortgage Loan Schedule

                                       -6-

as Sears Tower (the "Sears Tower Mortgaged Property"). The Sears Tower Non-Trust
Mortgage Loans consist of (i) one (1) or more mortgage loans (each, a "Sears
Tower Pari Passu Non-Trust Mortgage Loan") that have an aggregate unpaid principal balance as of the Cut-off Date of $340,000,000, are each evidenced by a separate Mortgage Note, and are each, as of the Closing Date, held by UBS Real
Estate Investments Inc. and (ii) one or more mortgage loans (each, a "Sears
Tower Subordinate Non-Trust Mortgage Loan") that have an aggregate unpaid principal balance as of the Cut-off Date of $100,000,000, are each evidenced by a separate Mortgage Note, and are each, as of the Closing Date, held by UBS Real
Estate Investments Inc.. The Sears Tower Trust Mortgage Loan and the Sears Tower
Non-Trust Mortgage Loans collectively constitute the "Sears Tower Loan
Combination" (which term shall include any group of successor REO Mortgage Loans with respect to those multiple Mortgage Loans). The relative rights of the respective lenders in respect of the Sears Tower Loan Combination are set forth in a co-lender agreement dated as of April 11, 2007 (such co-lender agreement, as amended, restated, supplemented or otherwise modified from time to time, the
"Sears Tower Co-Lender Agreement"), between the holder of the Mortgage Note for the Sears Tower Trust Mortgage Loan and the holders the Mortgage Notes for the
Sears Tower Non-Trust Mortgage Loans. From and after the Closing Date, the Sears
Tower Loan Combination is to be serviced and administered in accordance with this Agreement by the Master Servicer and the Special Servicer.

          There exist another six (6) Trust Mortgage Loans (each, a "Serviced
Note A Trust Mortgage Loan") that are, in each such case, evidenced by a mortgage note designated as Note A or Replacement Promissory Note A and, together with one (1) or more other subordinate mortgage loan that will not be part of the Trust Fund (each such other mortgage loan, a "Serviced Note B
Non-Trust Mortgage Loan"), secured on a collective basis by the same Mortgage(s)
encumbering the related property or group of properties identified in the table following this paragraph. The Serviced Note A Trust Mortgage Loan and Serviced
Note B Non-Trust Mortgage Loan(s) that are secured by the same Mortgage(s) on a particular Mortgaged Property or group of Mortgaged Properties will, together, constitute a "Serviced A/B Loan Combination" (which term shall include any pair or group of successor REO Mortgage Loans with respect to those two (2) or more mortgage loans). The relative rights of the respective lenders in respect of each Serviced A/B Loan Combination are set forth in a related co-lender agreement or intercreditor agreement (each such co-lender agreement, as amended, restated, supplemented or otherwise modified from time to time, an "A/B
Co-Lender Agreement"), between the holder of the Mortgage Note for the Serviced
Note A Trust Mortgage Loan included in such Serviced A/B Loan Combination and the holder(s) of the Mortgage Note(s) for the Serviced Note B Non-Trust Mortgage
Loan(s) included in such Serviced A/B Loan Combination. From and after the
Closing Date, each Serviced A/B Loan Combination is to be serviced and administered in accordance with this Agreement. The table below identifies each
Serviced A/B Loan Combination by name of the related Mortgaged Property or group of Mortgaged Properties, the Cut-off Date Balance of the Serviced Note A Trust
Mortgage Loan included in the subject Serviced A/B Loan Combination, the original principal balance of the Serviced Note B Non-Trust Mortgage Loan(s)
included in the subject Serviced A/B Loan Combination and the holder(s) (as of the Closing Date) of the Serviced Note B Non-Trust Mortgage Loan(s) included in the subject Serviced A/B Loan Combination.

                                       -7-

                         SERVICED A/B LOAN COMBINATIONS

                                                                     Original Principal
                                         Cut-off Date Balance of    Balance of Serviced      Holder of Serviced
Name of Mortgaged Property or Group of       Serviced Note A          Note B Non-Trust        Note B Non-Trust
      Mortgaged Properties(1)              Trust Mortgage Loan        Mortgage Loan(s)        Mortgage Loan(2)
--------------------------------------   -----------------------   ---------------------   ----------------------

1. Bethany Maryland Portfolio II               $185,000,000         $32,000,000 (Note B)   Arbor Realty SR, Inc.
2. Homer Building                              $ 88,000,000         $70,000,000 (Note B)     Teachers Assurance
                                                                                                and Annuity
                                                                                           Association of America
3. 2445 M Street                               $ 86,700,000        $15,165,572 (Note B-1     Greenwich Capital
                                                                   and Note B-2)             Financial Products,
                                                                                           Inc. (Note B-1)/Lehman
                                                                                             Brothers Bank, FSB
                                                                                                 (Note B-2)

4. 2000 Pennsylvania Avenue                    $ 84,354,091         $27,645,909 (Note B)    Lehman Brothers Bank,
                                                                                                     FSB
5. 2001 Pennsylvania Avenue                    $ 68,700,000         $19,300,000 (Note B)    Lehman Brothers Bank,
                                                                                                     FSB
6. Fed Ex Portfolio                            $ 30,800,000          $1,160,000 (Note B)      Lehman Brothers
                                                                                                Holdings Inc.

----------
(1)  Reflects property identified by that name on the Trust Mortgage Loan
     Schedule.

(2)  As of Closing Date.

          Capitalized terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer and the Trustee hereby agree, in each case, as follows:

                                       -8-

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
     CERTAIN ADJUSTMENTS TO THE PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES

          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, unless the context otherwise requires:

          "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "2445 M Street Loan Combination" shall mean the Loan Combination that includes the 2445 M Street Trust Mortgage Loan.

          "2445 M Street Mortgaged Property" shall mean the Mortgaged Property identified on the Trust Mortgage Loan Schedule as 2445 M Street.

          "2445 M Street Non-Trust Mortgage Loans" shall mean, together, the
2445 M Street Note B-1 Non-Trust Mortgage Loan and the 2445 M Street Note B-2
Non-Trust Mortgage Loan.

          "2445 M Street Note A-1 Trust Mortgage Loan" shall mean the portion of the 2445 M Street Trust Mortgage Loan that is evidenced by the promissory note designated note A-1.

          "2445 M Street Note A-2 Trust Mortgage Loan" shall mean the portion of the 2445 M Street Trust Mortgage Loan that is evidenced by the promissory note designated note A-2.

          "2445 M Street Note B-1 Non-Trust Mortgage Loan" shall mean the
Non-Trust Mortgage Loan that is evidenced by the promissory note designated note
B-1, and is secured by one or more mortgages, deeds of trust, deeds to secure debt or similar instruments encumbering the 2445 M Street Mortgaged Property.

          "2445 M Street Note B-2 Non-Trust Mortgage Loan" shall mean the
Non-Trust Mortgage Loan that is evidenced by the promissory note designated note
B-2, and is secured by one or more mortgages, deeds of trust, deeds to secure debt or similar instruments encumbering the 2445 M Street Mortgaged Property.

          "2445 M Street Trust Mortgage Loan Portion" shall mean the 2445 M
Street Note A-1 Trust Mortgage Loan or the 2445 M Street Note A-2 Trust Mortgage
Loan, as applicable.

          "2445 M Street Trust Mortgage Loan" shall mean the Trust Mortgage Loan that is identified on the Trust Mortgage Loan Schedule by loan number 11, is collectively evidenced by two (2) separate promissory notes designated as note
A-1 and note A-2, and is secured by one or more mortgages, deeds of trust, deeds to secure debt or similar instruments encumbering the 2445 M Street Mortgaged
Property.

                                       -9-

          "A/B Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "AAA" shall have the meaning assigned thereto in Section 2.03(i).

          "AAA Rules" shall have the meaning assigned thereto in Section
2.03(i).

          "Acceptable Insurance Default" shall mean, with respect to any
Serviced Mortgage Loan, any default under the related loan documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and
(b) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (subject to
Section 6.11 and/or Section 6.12, in each case if and as applicable), that (i)
such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against at the time for real properties similar to the subject Mortgaged Property and located in and around the region in which the subject Mortgaged Property is located, or (ii) such insurance is not available at any rate. Subject to the Servicing Standard, in making any of the determinations under and in accordance with subclause (i) or (ii) of this definition, the Special Servicer shall be entitled to reasonably rely on the opinion of an insurance consultant.

          "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of a Class of Principal
Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the annual Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related
Distribution Date; and (b) in the case of a Class of Interest-Only Certificates for any Interest Accrual Period, the aggregate amount of Accrued Component
Interest with respect to all of the REMIC III Components of such Class of
Certificates for such Interest Accrual Period. The Regular Interest Certificates
shall accrue interest on a 30/360 Basis.

          "Accrued Component Interest" shall mean the interest accrued from time to time with respect to any REMIC III Component of a Class of Interest-Only
Certificates, the amount of which interest shall equal, for any Interest Accrual
Period, one-twelfth of the product of (i) the annual Pass-Through Rate applicable to such REMIC III Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such REMIC III Component outstanding immediately prior to the related Distribution Date. Each REMIC III
Component of a Class of Interest-Only Certificates shall accrue interest on a
30/360 Basis.

          "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property or any interest therein is considered to be acquired by (or, in the case of an Outside Administered REO Property, acquired for the benefit of) the Trust Fund within the meaning of Treasury regulations section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property or an interest therein for federal income tax purposes.

          "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

                                      -10-

          "Actual/360 Equivalent of the Related Outside Servicing Fee Rate"
shall mean, in the case of an Outside Servicing Fee that is calculated on a
30/360 Basis, for any Interest Accrual Period, a rate per annum equal to the product of (a) the applicable Outside Servicing Fee Rate, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the number of days in such Interest Accrual Period.

          "Additional Information" shall have the meaning assigned thereto in
Section 4.02(a).

          "Additional Interest" shall mean, with respect to any ARD Mortgage
Loan after its Anticipated Repayment Date, subject to Section 2.05(b), all interest accrued on the principal balance of such ARD Mortgage Loan at the
Additional Interest Rate and, if so provided in the related loan documents, compounded at the related Mortgage Rate (the payment of which interest shall, under the terms of such ARD Mortgage Loan, be deferred until the entire outstanding principal balance thereof has been paid). For purposes of this
Agreement, Additional Interest on an ARD Mortgage Loan or any successor REO
Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or
Stated Principal Balance of such ARD Mortgage Loan or any successor REO Mortgage
Loan with respect thereto, notwithstanding that the terms of the related loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall, for purposes of this Agreement, be deemed to be deferred interest (regardless of whether it is added to principal outstanding with respect to the related ARD Mortgage Loan in accordance with the related loan documents).

          "Additional Interest Rate" shall mean, with respect to any ARD
Mortgage Loan after its Anticipated Repayment Date, subject to Section 2.05(b), the incremental increase in the Mortgage Rate for such loan resulting from the passage of such Anticipated Repayment Date.

          "Additional Item 1123 Servicer" shall mean any Additional Servicer that meets any of the criteria in Item 1108(a)(2)(i) through (iii) of Regulation
AB with respect to the Subject Securitization Transaction.

          "Additional Servicer" shall mean any Servicer, other than the Master
Servicer, the Special Servicer and the Trustee.

          "Additional Trust Fund Expense" shall mean any expense that: (i) is incurred with respect to the Trust Fund or any particular asset therein; (ii) is not paid by or on behalf of any Mortgagor and is not covered by a nonreimbursable payment by any party hereto; (iii) is not otherwise included in the calculation of a Realized Loss in respect of any particular Trust Mortgage
Loan or REO Trust Mortgage Loan; and (iv) would result or has resulted, as the case may be, in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

          "Adjusted Actual/360 Accrued Interest Amount" shall mean, with respect to any Loan REMIC Regular Interest or REMIC I Regular Interest that relates to an Interest Reserve Mortgage Loan or an Interest Reserve REO Mortgage Loan, for
any Interest Accrual Period, an amount of interest equal to the product of (a)
the Mortgage Rate for the related Trust Mortgage Loan in effect as of the
Closing Date (without regard to any modifications, extensions, waivers or amendments of the related Trust Mortgage Loan subsequent to the Closing Date, and if such related Trust Mortgage Loan is an Outside Serviced Trust Mortgage
Loan, reduced either by the related Outside Servicing Fee Rate, if the related

                                      -11-

Outside Servicing Fee is calculated on an Actual/360 Basis, or by the Actual/360
Equivalent of the Related Outside Servicing Fee Rate, if the related Outside
Servicing Fee is calculated on a 30/360 Basis), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 360, multiplied by (c) the Uncertificated
Principal Balance of such Loan REMIC Regular Interest or REMIC I Regular
Interest, as the case may be, immediately prior to the Distribution Date that corresponds to such Interest Accrual Period; provided that, if the subject
Interest Accrual Period ends during (x) the calendar month of January (except in a leap year) or (y) the calendar month of February, then the amount of interest calculated with respect to any particular Loan REMIC Regular Interest or REMIC I
Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be decreased by the Interest Reserve
Amount, if any, with respect to the related Interest Reserve Mortgage Loan or
Interest Reserve REO Mortgage Loan, as the case may be, transferred (in accordance with Section 3.04(c)) from the Collection Account to the Interest
Reserve Account in the calendar month in which such Interest Accrual Period ends; and provided, further, that, if the subject Interest Accrual Period ends during the calendar month of March, then the amount calculated with respect to any particular Loan REMIC Regular Interest or REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be increased by the Interest Reserve Amount(s), if any, with respect to the related Interest Reserve Mortgage Loan or Interest Reserve REO
Mortgage Loan, as the case may be, transferred (in accordance with Section
3.05(c)) from the Interest Reserve Account to the Collection Account in the
calendar month in which such Interest Accrual Period ends.

          "Adjusted Principal Distribution Amount" shall mean, for any
Distribution Date, an amount equal to (a) the Principal Distribution Amount for such Distribution Date, plus (b) all amounts to be added to such Principal
Distribution Amount pursuant to Section 1.03(c) for such Distribution Date, minus (c) all amounts to be subtracted from such Principal Distribution Amount pursuant to Section 1.03(b) for such Distribution Date.

          "Adjusted REMIC II Remittance Rate" shall mean, with respect to any
REMIC II Regular Interest, for any Interest Accrual Period, an annual rate equal to the annual Pass-Through Rate in effect during such Interest Accrual Period for the Class of Principal Balance Certificates as to which such REMIC II
Regular Interest is the sole Corresponding REMIC II Regular Interest or is one of two or more Corresponding REMIC II Regular Interests, as applicable.

          "Administered REO Property" shall mean any REO Property other than, if applicable, any Outside Administered REO Property.

          "Administrative Cost Rate" shall mean: (a) with respect to each
Outside Serviced Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the sum of (i) the related Outside Servicing Fee Rate,
(ii) the Trustee Fee Rate, and (iii) the related Master Servicing Fee Rate; and
(b) with respect to each other Trust Mortgage Loan (or any successor REO Trust
Mortgage Loan with respect thereto), the corresponding rate per annum specified as the "Administrative Cost Rate" on the Trust Mortgage Loan Schedule, which, for each Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), is equal to the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

          "Advance" shall mean any P&I Advance or Servicing Advance.

                                      -12-

          "Adverse Grantor Trust Event" shall mean, subject to Section 2.05(b), any endangerment to the status of the Grantor Trust as a grantor trust under the
Grantor Trust Provisions or any imposition of a tax on the Grantor Trust or any of its assets or transactions.

          "Adverse Rating Event" shall mean, with respect to any Class of
Certificates or any class of Specially Designated Non-Trust Mortgage Loan
Securities, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates or such class of Specially Designated Non-Trust Mortgage Loan Securities, as the case may be, by either Rating Agency or, if applicable, by Moody's.

          "Adverse REMIC Event" shall mean, with respect to any REMIC Pool, any endangerment of the status of such REMIC Pool as a REMIC under the REMIC
Provisions or, except as permitted by Section 3.17(a), any imposition of a tax on such REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on prohibited contributions set forth in Section 860G(d) of the Code and/or the tax on "net income from foreclosure property" as defined in Section 860G(c) of the
Code).

          "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

          "Annual Assessment Report" shall have the meaning assigned thereto in
Section 3.14.

          "Annual Attestation Report" shall have the meaning assigned thereto in
Section 3.14.

          "Annual Statement of Compliance" shall have the meaning assigned thereto in Section 3.13.

          "Anticipated Repayment Date" shall mean, with respect to any ARD
Mortgage Loan, subject to Section 2.05(b), the date specified in the related loan documents after which the Mortgage Rate for such ARD Mortgage Loan will increase as specified in the related Mortgage Note.

          "Appraisal Reduction Amount" shall mean, with respect to any Required
Appraisal Loan, an amount (calculated by the Special Servicer initially as of the related Determination Date immediately following the later of the date on which the subject Serviced Trust Mortgage Loan or Serviced Loan Combination, as
applicable, became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained, and thereafter monthly on each subsequent related Determination Date during the period that the subject
Serviced Trust Mortgage Loan, REO Trust Mortgage Loan or Serviced Loan
Combination, as applicable, remains a Required Appraisal Loan) equal to the excess, if any, of: (a) the sum of, without duplication, (i) the Stated
Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or a
Fiscal Agent, all accrued and unpaid interest on such Required Appraisal Loan through the most recent

                                      -13-

Due Date prior to the date of calculation (exclusive of any portion thereof that represents Additional Interest and/or Default Interest), (iii) all accrued and unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of (plus all accrued interest on such Advances payable to) the Master
Servicer and/or any other party hereto with respect to such Required Appraisal
Loan, (v) if such Required Appraisal Loan consists of a Serviced Loan
Combination that includes a Serviced Pari Passu Non-Trust Mortgage Loan, and if
such Serviced Pari Passu Non-Trust Mortgage Loan was included in a Non-Trust
Mortgage Loan Securitization Trust, any unpaid interest made on delinquency advances with respect to such Non-Trust Mortgage Loan or any successor REO
Mortgage Loan with respect thereto under the related Non-Trust Mortgage Loan
Securitization Agreement, (v) any other unpaid items that could become
Additional Trust Fund Expenses in respect of such Required Appraisal Loan, and
(vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO
Property, as the case may be (in each case, net of any amounts escrowed with the
Master Servicer or the Special Servicer for such items); over (b) the Required
Appraisal Value. Notwithstanding the foregoing, if (i) any Serviced Trust
Mortgage Loan or Serviced Loan Combination becomes a Required Appraisal Loan,
(ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, with respect to the related Mortgaged Property during the 12-month period prior to the date such Serviced Trust Mortgage Loan or
Serviced Loan Combination, as the case may be, became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required
Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and
(iii) no Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), within 60 days after such Serviced Trust
Mortgage Loan or Serviced Loan Combination, as the case may be, became a
Required Appraisal Loan, then (x) until such Required Appraisal or update is obtained or conducted, as applicable, in accordance with Section 3.09(a), the
Appraisal Reduction Amount for such Required Appraisal Loan shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required Appraisal or update thereof by the Special Servicer, the Appraisal
Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each Required Appraisal Loan that is part of a Cross-Collateralized
Group shall be treated separately for the purposes of calculating any Appraisal
Reduction Amount.

          Each Appraisal Reduction Amount shall be reduced to zero as of the date the subject Serviced Trust Mortgage Loan or Serviced Loan Combination, as
applicable, ceases to be a Required Appraisal Loan, and no Appraisal Reduction
Amount shall exist as to any Serviced Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto) or any Serviced Loan Combination after it has been paid in full, liquidated, repurchased or otherwise disposed of.

          Any Appraisal Reduction Amount with respect to a Serviced Loan
Combination shall be calculated, and allocated between or among, as the case may be, the respective Mortgage Loans comprising the subject Serviced Loan
Combination, by the Special Servicer pursuant to this Agreement and consistent with the related Co-Lender Agreement; and the related Serviced Non-Trust
Mortgage Loan Noteholder(s) shall be entitled to rely on such calculations, and the allocations to the subject Serviced Non-Trust Mortgage Loan(s) or any successor REO Trust Mortgage Loan(s) with respect thereto, as reported to it or them, as the case may be, by the Special Servicer.

                                      -14-

          Notwithstanding the foregoing, in the case of an Outside Serviced Loan
Combination, the term "Appraisal Reduction Amount" shall have the meaning assigned to that term or any analogous term in the related Outside Servicing
Agreement. Further notwithstanding the foregoing, any Appraisal Reduction Amount with respect to an Outside Serviced Loan Combination shall be calculated, and allocated between the respective Mortgage Loans comprising such Outside Serviced
Loan Combination by the applicable Outside Servicer pursuant to the related
Outside Servicing Agreement; and the parties hereto shall be entitled to rely on such calculations, and the allocations to the Trust Mortgage Loan or REO Trust
Mortgage Loan, as applicable, in such Outside Serviced Loan Combination, as reported to them by the applicable Outside Servicer.

          "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a
Trust Mortgage Loan or relating to an REO Trust Mortgage Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related
Servicing File or (b) the most recent "desktop" value estimate performed by the
Special Servicer that is contained in the related Servicing File.

          "Arbitration Commencement Date" shall have the meaning assigned thereto in Section 2.03(i).

          "ARD Mortgage Loan" shall mean, subject to Section 2.05(b), any
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that provides that if the unamortized principal balance thereof is not repaid by a date certain set forth in the related loan documents, such Mortgage Loan (or successor REO Mortgage Loan) will accrue additional interest at the rate specified in the related Mortgage Note and the related Mortgagor is required to apply certain excess monthly cash flow generated by the related Mortgaged
Property to the repayment of the outstanding principal balance on such Mortgage
Loan. If none of the Trust Mortgage Loans are reflected on the Trust Mortgage
Loan Schedule as being ARD Mortgage Loans, then Section 2.05(b) shall apply.

          "ARD Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is an ARD Mortgage Loan. If none of the Trust Mortgage Loans are reflected on the
Trust Mortgage Loan Schedule as being ARD Mortgage Loans, then Section 2.05(b)
shall apply.

          "Assignment of Leases" shall mean, with respect to any Mortgaged
Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan(s).

          "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon
Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its then Maturity Date as of which such Mortgage
Loan remains outstanding and part of the Trust Fund (or, in the case of a
Serviced Non-Trust Mortgage Loan, if applicable, as of which (i) such Non-Trust
Mortgage Loan remains outstanding and (ii) the related Trust Mortgage Loan remains part of the Trust Fund) (provided that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the related Collection Period in which such Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due

                                      -15-

Date if such Mortgage Loan had been required to continue to accrue interest
(other than Default Interest and Additional Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such Maturity Date; and (b) with respect to any REO Mortgage Loan, for any Due
Date as of which the related REO Property (or any interest therein) remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly
Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to the related
Mortgaged Property becoming an REO Property.

          "ASTM" shall mean the American Society for Testing and Materials.

          "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the
Trustee).

          "Available Distribution Amount" shall mean, with respect to any
Distribution Date, an amount equal to:

          (a) the sum, without duplication, of (i) the aggregate amount of all payments and other collections on or with respect to the Trust Mortgage
     Loans and any REO Properties (including Loss of Value Payments and, in the case of the initial Distribution Date, any Initial Deposits) that (A) were
     Received by the Trust as of the end of the related Collection Period and
     (B) are on deposit in the Collection Account as of 12:00 noon (New York
     City time) on such Distribution Date, (ii) the aggregate amount of any P&I
     Advances made by the Master Servicer, the Trustee and/or a Fiscal Agent
     with respect to the Mortgage Pool for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount deposited by the Master Servicer in the Collection Account for such
     Distribution Date pursuant to Section 3.19(a) in connection with Prepayment
     Interest Shortfalls on the Mortgage Pool, (iv) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the
     Collection Account pursuant to Section 3.05(d) in respect of such
     Distribution Date, (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date is the Final
     Distribution Date, the aggregate amount transferred from the Loss of Value
     Reserve Fund to the Collection Account pursuant to Section 3.05(e) in respect of such Distribution Date, and (vi) to the extent not included in the amount described in clause (a)(i) of this definition, if such
     Distribution Date occurs during the calendar month of March, the aggregate of the Interest Reserve Amounts, if any, transferred from the Interest
     Reserve Account to the Collection Account in respect of the Interest
     Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for
     distribution on such Distribution Date; net of

          (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) scheduled
     Monthly Payments that are due on a Due Date following the end of the related Collection Period (or, in the case of a scheduled Monthly Payment that is due on a Due Date in the same month as such Distribution Date but subsequent to the end of the related Collection Period, following the end of the calendar month in which such Distribution Date occurs), (ii) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (v) and (viii) of Section 3.05(b),

                                      -16-

     (iii) Prepayment Consideration and/or Additional Interest, (iv) if such
     Distribution Date occurs during the calendar month of January (except in a leap year) or during the calendar month of February, the Interest Reserve
     Amounts with respect to the Interest Reserve Mortgage Loans and any
     Interest Reserve REO Mortgage Loans to be withdrawn from the Collection
     Account and deposited into the Interest Reserve Account in respect of such
     Distribution Date and held for future distribution, all pursuant to Section
     3.04(c), and (v) amounts deposited in the Collection Account in error;

provided that the Available Distribution Amount for the Final Distribution Date
shall consist of all amounts on deposit in the Collection Account as of the time distributions are to be made to Certificateholders on the Final Distribution
Date, exclusive of any portion of such amounts that are payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (v)
and (viii) of Section 3.05(b), that were deposited in the Collection Account in error or that represent Prepayment Consideration and/or Additional Interest.

          "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing
Date provides for an amortization schedule extending beyond its Stated Maturity
Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is significantly larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

          "Balloon Payment" shall mean, with respect to any Balloon Mortgage
Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Mortgage Loan at maturity.

          "Balloon Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Balloon Mortgage Loan.

          "Bid Allocation" shall mean, with respect to the Master Servicer or any Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the
Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer
Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

          "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate" shall mean any Non-Registered
Certificate that constitutes a Book-Entry Certificate.

          "Book-Entry Subordinate Certificate" shall mean any Subordinate
Certificate that constitutes a Book-Entry Certificate.

          "Breach" shall have the meaning assigned thereto in Section 2.03(a).

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or in any of the cities in which the Corporate Trust Office

                                      -17-

of the Trustee, the Primary Servicing Office of the Master Servicer or the
Primary Servicing Office of the Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

          "Cash-Based Permitted Purchase" shall mean any Permitted Purchase other than in connection with the exchange of all the Certificates for all the
Trust Mortgage Loans and REO Properties pursuant to Section 9.01.

          "CERCLA" shall mean the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

          "Certificate" shall mean any one of the LB-UBS Commercial Mortgage
Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2, as
executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

          "Certificate Factor" shall mean, with respect to any Class of Regular
Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current
Class Principal Balance or Class Notional Amount, as the case may be, of such
Class of Regular Interest Certificates, and the denominator of which is the
Original Class Principal Balance or Original Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

          "Certificate Notional Amount" shall mean, with respect to any
Interest-Only Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the then Certificate
Factor for the Class of Interest-Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

          "Certificate Owner" shall mean, with respect to a Book-Entry
Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository
Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance" shall mean, with respect to any
Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a)
the then Certificate Factor for the Class of Principal Balance Certificates to
which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

          "Certificate Register" shall mean the register maintained pursuant to
Section 5.02.

          "Certificate Registrar" shall mean the registrar appointed pursuant to
Section 5.02.

          "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a
Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and (ii)
solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the
Depositor, the Master Servicer, the Special Servicer, any Fiscal Agent or the
Trustee in its respective capacity as such, any Certificate registered in the name

                                      -18-

of the Depositor, the Master Servicer, the Special Servicer, any Fiscal
Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the
Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained
(provided that the provisions of this clause (ii) are not intended to limit the rights of the Controlling Class Representative (which may be an Affiliate of the
Special Servicer) as are specifically set forth in this Agreement with respect to any consent, approval or waiver required or permitted to be made by the
Controlling Class Representative or any rights under Section 6.09 with respect to any election, removal or replacement of the Special Servicer or the
Controlling Class Representative). The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to
"Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository
Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" only the
Person in whose name a Certificate is registered in the Certificate Register.

          "Certificateholder Reports" shall mean, collectively, the Distribution
Date Statement, the Mortgage Pool Data Update Report, the Loan Payoff
Notification Report, the CMSA Investor Reporting Package and any reports comparable to the foregoing with respect to an Outside Serviced Trust Mortgage
Loan or any related REO Property that are deliverable to the Trustee (or to the
Master Servicer on behalf of the Trustee), as holder of the Mortgage Note for such Outside Serviced Trust Mortgage Loan.

          "Certifying Officer" shall have the meaning assigned thereto in
Section 8.15(d).

          "Certifying Party" shall have the meaning assigned thereto in Section
8.15(d).

          "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation or all of the
Holders of Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation, as the context may require.

          "Class A Certificate" shall mean any of the Class A-1, Class A-2,
Class A-AB, Class A-3, Class A-1A, Class A-M and Class A-J Certificates.

          "Class A-1 Certificate" shall mean any one of the Certificates with a
"Class A-1" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-1A Certificate" shall mean any one of the Certificates with a
"Class A-1A" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-2 Certificate" shall mean any one of the Certificates with a
"Class A-2" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                                      -19-

          "Class A-3 Certificate" shall mean any one of the Certificates with a
"Class A-3" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-AB Certificate" shall mean any one of the Certificates with a
"Class A-AB" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-AB Planned Principal Balance" shall mean, with respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-AB
Certificates for such date set forth on Schedule XI attached hereto.

          "Class A-J Certificate" shall mean any one of the Certificates with a
"Class A-J" designation on the face thereof, substantially in the form of
Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-M Certificate" shall mean any one of the Certificates with a
"Class A-M" designation on the face thereof, substantially in the form of
Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class B Certificate" shall mean any one of the Certificates with a
"Class B" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class B Through T Certificate" shall mean any Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class P, Class Q, Class S or Class T Certificate.

          "Class C Certificate" shall mean any one of the Certificates with a
"Class C" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class D Certificate" shall mean any one of the Certificates with a
"Class D" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class E Certificate" shall mean any one of the Certificates with a
"Class E" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class F Certificate" shall mean any one of the Certificates with a
"Class F" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class G Certificate" shall mean any one of the Certificates with a
"Class G" designation on the face thereof, substantially in the form of Exhibit
A-5 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

                                      -20-

          "Class H Certificate" shall mean any of the Certificates with a "Class
H" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class J Certificate" shall mean any one of the Certificates with a
"Class J" designation on the face thereof, substantially in the form of Exhibit
A-5 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class K Certificate" shall mean any of the Certificates with a "Class
K" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class L Certificate" shall mean any of the Certificates with a "Class
L" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class M Certificate" shall mean any of the Certificates with a "Class
M" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class N Certificate" shall mean any of the Certificates with a "Class
N" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which a Class of the Interest-Only Certificates accrues or is deemed to accrue interest from time to time. As of any date of determination, the Class Notional Amount of each Class of Interest-Only Certificates shall equal the then aggregate of the Component Notional Amounts of all the REMIC III
Components of such Class of Interest-Only Certificates; provided that, for reporting purposes, the Class Notional Amount of the Class X-CP Certificates
shall be calculated in accordance with the Prospectus Supplement.

          "Class P Certificate" shall mean any of the Certificates with a "Class
P" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates. As of the Closing Date, the Class Principal Balance of each Class of Principal
Balance Certificates shall equal the Original Class Principal Balance thereof.
On each Distribution Date, the Class Principal Balance of each Class of
Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further reduced (subject to
Section 4.05) by the amount of any Realized Losses and Additional Trust Fund
Expenses deemed allocated thereto on such Distribution Date pursuant to Section
4.04. On each Distribution Date, the Class Principal Balance of each Class of
Principal Balance Certificates shall be increased by the related Class Principal
Reinstatement Amount, if any, for such Distribution Date.

                                      -21-

          "Class Principal Reinstatement Amount" shall have the meaning assigned thereto in Section 4.05(a).

          "Class Q Certificate" shall mean any of the Certificates with a "Class
Q" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class R-I Certificate" shall mean any of the Certificates with a
"Class R-I" designation on the face thereof, substantially in the form of
Exhibit A-6 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC I for purposes of the REMIC Provisions.

          "Class R-II Certificate" shall mean any of the Certificates with a
"Class R-II" designation on the face thereof, substantially in the form of
Exhibit A-6 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC II for purposes of the REMIC Provisions.

          "Class R-III Certificate" shall mean any of the Certificates with a
"Class R-III" designation on the face thereof, substantially in the form of
Exhibit A-6 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC III for purposes of the REMIC Provisions.

          "Class R-LR Certificate" shall mean, subject to Section 2.06(b), any of the Certificates with a "Class R-LR" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of the sole class of "residual interests" in each Loan REMIC for purposes of the REMIC Provisions.

          "Class S Certificate" shall mean any of the Certificates with a "Class
S" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class T Certificate" shall mean any of the Certificates with a "Class
T" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class V Certificate" shall mean, subject to Section 2.05(b), any of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a pro rata undivided interest in the Grantor Trust Assets.

          "Class V Sub-Account" shall mean, subject to Section 2.05(b), a sub-account of the Collection Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and the Grantor
Trust, but not an asset of any REMIC Pool.

          "Class X-CL Certificate" shall mean any one of the Certificates with a
"Class X-CL" designation on the face thereof, substantially in the form of
Exhibit A-3 attached hereto, and evidencing a portion of multiple separate
"regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-CL REMIC III Component" shall mean any of the multiple separate "regular interests" in REMIC III evidenced by the Class X-CL
Certificates, each of which: (i) relates to its Corresponding REMIC II Regular
Interest; (ii) accrues interest at its Pass-Through Rate in effect from time to time; and (iii) has a separate Component Notional Amount on which such Class
X-CL REMIC

                                      -22-

III Component accrues interest from time to time. The Class X-CL REMIC III
Components shall have the following alphabetic and alphanumeric designations:
X-CL-A-1; X-CL-A-2-1; X-CL-A-2-2; X-CL-A-2-3; X-CL-A-2-4; X-CL-A-AB; X-CL-A-3-1;
X-CL-A-3-2; X-CL-A-3-3; X-CL-A-3-4; X-CL-A-1A-1; X-CL-A-1A-2; X-CL-A-1A-3;
X-CL-A-1A-4; X-CL-A-1A-5; X-CL-A-1A-6; X-CL-A-1A-7; X-CL-A-1A-8; X-CL-A-M;
X-CL-A-J; X-CL-B; X-CL-C-1; X-CL-C-2; X-CL-D-1; X-CL-D-2; X-CL-E-1; X-CL-E-2;
X-CL-F; X-CL-G-1; X-CL-G-2; X-CL-H; X-CL-J; X-CL-K; X-CL-L; X-CL-M; X-CL-N;
X-CL-P; X-CL-Q; X-CL-S; and X-CL-T.

          "Class X-CP Certificate" shall mean any one of the Certificates with a
"Class X-CP" designation on the face thereof, substantially in the form of
Exhibit A-2 attached hereto, and evidencing a portion of multiple separate
"regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-CP REMIC III Component" shall mean any of the multiple separate "regular interests" in REMIC III evidenced by the Class X-CP
Certificates, each of which: (i) relates to its Corresponding REMIC II Regular
Interest; (ii) accrues interest at its Pass-Through Rate in effect from time to time; and (iii) has a separate Component Notional Amount on which such Class
X-CP REMIC III Component accrues interest from time to time. The Class X-CP
REMIC III Components shall have the respective alphabetic and alphanumeric designations set forth in the definition of "Class X-CP Termination Date".

          "Class X-CP Termination Date" shall mean, with respect to any Class
X-CP REMIC III Component, the Distribution Date in the month and year specified opposite the alphabetic or alphanumeric designation for such Class X-CP REMIC
III Component in the following table.

                                      -23-

Designation of Class X-CP   Month and Year of Class X-CP
   REMIC III Component            Termination Date
-------------------------   ----------------------------
       X-CP-A-2-2                    April 2008
       X-CP-A-2-3                    April 2009
       X-CP-A-2-4                    April 2010
        X-CP-A-AB                    April 2011
       X-CP-A-3-1                    April 2011
       X-CP-A-3-2                    April 2012
       X-CP-A-3-3                    April 2013
       X-CP-A-3-4                    April 2014
       X-CP-A-1A-2                   April 2008
       X-CP-A-1A-3                   April 2009
       X-CP-A-1A-4                   April 2010
       X-CP-A-1A-5                   April 2011
       X-CP-A-1A-6                   April 2012
       X-CP-A-1A-7                   April 2013
       X-CP-A-1A-8                   April 2014
        X-CP-A-M                     April 2014
        X-CP-A-J                     April 2014
         X-CP-B                      April 2014
        X-CP-C-1                     April 2013
        X-CP-C-2                     April 2014
        X-CP-D-1                     April 2012
        X-CP-D-2                     April 2013
        X-CP-E-1                     April 2011
        X-CP-E-2                     April 2012
         X-CP-F                      April 2011
        X-CP-G-1                     April 2010
        X-CP-G-2                     April 2011

          "Class X-W Certificate" shall mean any one of the Certificates with a
"Class X-W" designation on the face thereof, substantially in the form of
Exhibit A-3 attached hereto, and evidencing a portion of multiple separate
"regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-W REMIC III Component" shall mean any of the multiple separate "regular interests" in REMIC III evidenced by the Class X-W
Certificates, each of which: (i) relates to its Corresponding REMIC II Regular
Interest; (ii) accrues interest at its Pass-Through Rate in effect from time to time; and (iii) has a separate Component Notional Amount on which such Class X-W
REMIC III Component accrues interest from time to time. The Class X-W REMIC III
Components shall have the following alphabetic and alphanumeric designations:
X-W-A-1-Prime; X-W-A-2-Prime; X-W-A-AB-Prime; X-W-A-3-Prime; X-W-A-1A-Prime;
X-W-A-M-Prime; X-W-A-J-Prime; X-W-B-Prime; X-W-C-Prime; X-W-D-Prime;
X-W-E-Prime; X-W-F-Prime; X-W-G-Prime; X-W-H-Prime; X-W-J-Prime; X-W-K-Prime;
X-W-L-Prime; X-W-M-Prime; X-W-N-Prime; X-W-P-Prime; X-W-Q-Prime; X-W-S-Prime;
and X-W-T-Prime.

          "Clearstream" shall mean Clearstream Banking, Luxembourg or any successor.

                                      -24-

          "Closing Date" shall mean May 9, 2007.

          "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special
Servicer and the Controlling Class Representative.

          "CMSA Advance Recovery Report" shall mean a report (prepared by the
Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the
CMSA for commercial mortgage securities transactions generally.

          "CMSA Appraisal Reduction Template" shall mean a report (prepared by the Special Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Appraisal Reduction
Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Bond Level File" shall mean the monthly report (prepared by the
Trustee) substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Collateral Summary File" shall mean the report (prepared by the
Trustee) substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the
Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Comparative Financial Status Report" shall mean a report
(prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative
Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. In connection with preparing the CMSA Comparative Financial Status
Report, the Master Servicer shall

                                      -25-

process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending September of 2007, and (b) annual financial statements beginning with annual financial statements for the 2007 fiscal year.

          "CMSA Delinquent Loan Status Report" shall mean a report (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status
Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Financial File" shall mean a report (prepared by the Master
Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the
Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Bond/Collateral Realized Loss Reconciliation
Template" shall mean a report (prepared by the Trustee) substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Bond/Collateral Realized Loss Reconciliation Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Liquidation Loss Template" shall mean a report
(prepared by the Trustee) substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation
Loss Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan Report"
shall mean a report (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the
"Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Interest Shortfall Reconciliation Template" shall mean a report
(prepared by the Trustee) substantially in the form of, and containing the information called for in, the downloadable form of the "Interest Shortfall
Reconciliation Template" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                                      -26-

          "CMSA Investor Reporting Package" shall mean, collectively:

          (a) the following seven data files: (i) CMSA Loan Setup File, (ii)
     CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA
     Financial File, (v) CMSA Special Servicer Loan File, (vi) CMSA Bond Level
     File, and (vii) CMSA Collateral Summary File;

          (b) the following ten supplemental reports: (i) CMSA Servicer Watch
     List, (ii) CMSA Delinquent Loan Status Report, (iii) CMSA REO Status
     Report, (iv) CMSA Comparative Financial Status Report, (v) CMSA Historical
     Loan Modification and Corrected Mortgage Loan Report, (vi) CMSA Loan Level
     Reserve/LOC Report, (vii) CMSA Total Loan Report, (viii) CMSA Advance
     Recovery Report, (ix) CMSA Operating Statement Analysis Report, and (x)
     CMSA NOI Adjustment Worksheet;

          (c) the following six templates: (i) CMSA Appraisal Reduction
     Template, (ii) CMSA Servicer Realized Loss Template, (iii) CMSA
     Reconciliation of Funds Template, (iv) CMSA Historical Bond/Collateral
     Realized Loss Reconciliation Template, (v) CMSA Historical Liquidation Loss
     Template, and (vi) CMSA Interest Shortfall Reconciliation Template; and

          (d) such other files, reports or templates as the CMSA may approve from time to time as being part of the CMSA Investor Reporting Package for commercial mortgage securitization trusts generally and as are reasonably acceptable to the Master Servicer, Special Servicer or Trustee (whichever party is required to complete the subject file, report or template).

          "CMSA Loan Level Reserve/LOC Report" shall mean the monthly report
(prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level
Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File" shall mean the monthly report
(prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic
Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Setup File" shall mean the report (prepared by the Master
Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the
Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the
Master Servicer with respect to all the Performing Serviced Mortgage Loans, and by the Special Servicer with respect to Specially Serviced Mortgage Loans and, if they relate to Administered REO Properties, REO Mortgage Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the
Closing Date on

                                      -27-

the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Operating Statement Analysis Report" shall mean a report
(prepared by the Master Servicer, in the case of a Performing Serviced Mortgage
Loan, and by the Special Servicer, in the case of a Specially Serviced Mortgage
Loan) substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File" shall mean a report (prepared by the Master
Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Reconciliation of Funds Template" shall mean a report (prepared by the Trustee) substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Template"
available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA REO Status Report" shall mean a report (prepared by the Master
Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the
Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Servicer Realized Loss Template" shall mean a report (prepared by the Master Servicer, in the case of a Performing Serviced Mortgage Loan, and by the Special Servicer, in the case of a Specially Serviced Mortgage Loan)
substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Realized Loss Template" available as of the
Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Servicer Watch List" shall mean a report (prepared by the Master
Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the
Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Special Servicer Loan File" shall mean the report (prepared by the Special Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as

                                      -28-

may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Total Loan Report" shall mean the monthly report (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the "Total Loan Report"
available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org"
or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

          "Co-Lender Agreement" shall mean, with respect to any Loan
Combination, the co-lender, intercreditor or similar agreement governing the relative rights of the respective holders of the Mortgage Loans comprising such
Loan Combination. The Co-Lender Agreements consist of the State Street Building
Co-Lender Agreement, the Extendicare Portfolio Co-Lender Agreement, the Sears
Tower Co-Lender Agreement and the A/B Co-Lender Agreements.

          "Collection Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "[NAME OF TRUSTEE] as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through
Certificates, Series 2007-C2".

          "Collection Period" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan Combination Collection
Period with respect to each Loan Combination and all related matters, and (ii)
the Trust Collection Period with respect to the Mortgage Pool (exclusive of those Trust Mortgage Loans and any REO Trust Mortgage Loans that are part of a
Loan Combination) and all related matters.

          "Combination Trust Mortgage Loan" shall mean any Trust Mortgage Loan that constitutes part of a Loan Combination. The Combination Trust Mortgage
Loans are the State Street Building Trust Mortgage Loan, the Extendicare
Portfolio Trust Mortgage Loan, the Sears Tower Trust Mortgage Loan and the
Serviced Note A Trust Mortgage Loans.

          "Commission" shall mean the United States Securities and Exchange
Commission or any successor agency.

          "Component Notional Amount" shall mean the notional amount on which any REMIC III Component of a Class of Interest-Only Certificates accrues interest, which, as of any date of determination, is equal to the then current
Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest
outstanding from time to time.

                                      -29-

          "Condemnation Proceeds" shall mean all cash amounts Received by the
Trust in connection with the taking of all or a part of a Mortgaged Property or
REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

          "Controlling Class" shall mean, as of any date of determination, the then most subordinate (based on the payment priorities set forth in Sections
4.01(a) and 4.01(b)) outstanding Class of Principal Balance Certificates that has a Class Principal Balance that is at least equal to 25% of the Original
Class Principal Balance of such Class; provided that if no Class of Principal
Balance Certificates has as of such date of determination a Class Principal
Balance that is at least equal to 25% of its Original Class Principal Balance, then the Controlling Class shall be the then most subordinate (based on the payment priorities set forth in Sections 4.01(a) and 4.01(b)) outstanding Class of Principal Balance Certificates that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of determining, and exercising the rights of, the Controlling Class, all of the Senior Class A
Certificates shall be deemed to constitute a single Class of Certificates. The
Trustee shall notify the other parties hereto of any change of which it has knowledge in the Class of Certificates that constitutes the Controlling Class pursuant to this definition.

          "Controlling Class Certificateholder" shall mean any Holder of a
Certificate of the Controlling Class.

          "Controlling Class Representative" shall have the meaning assigned thereto in Section 6.09(b).

          "Controlling Class Representative Confirmation" shall have the meaning assigned thereto in Section 6.09(b).

          "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services -- LB-UBS Commercial Mortgage Trust 2007-C2.

          "Corrected Mortgage Loan" shall mean any Serviced Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Serviced Mortgage
Loan or the related Mortgaged Property's becoming an REO Property). None of the
Outside Serviced Mortgage Loans shall constitute a Corrected Mortgage Loan under this Agreement.

          "Corrected Trust Mortgage Loan" shall mean any Trust Mortgage Loan that constitutes a Corrected Mortgage Loan.

          "Corresponding Class of Principal Balance Certificates" shall mean, with respect to any REMIC II Regular Interest, the Class designated as such in the Preliminary Statement hereto.

          "Corresponding Class X-CP REMIC III Component" shall mean, with respect to any Class X-CL REMIC III Component, any Class X-CP REMIC III
Component that has the same

                                      -30-

Corresponding REMIC II Regular Interest as such Class X-CL REMIC III Component.
If the Corresponding REMIC II Regular Interest for any Class X-CL REMIC III
Component is not also a Corresponding REMIC II Regular Interest for a Class X-CP
REMIC III Component, then such Class X-CL REMIC III Component shall not have a
Corresponding Class X-CP REMIC III Component.

          "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates, each REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that is the same as, or that begins with, the alphabetic or alphanumeric, as the case may be, designation for such Class of Principal Balance Certificates (for example,
REMIC II Regular Interest A-1 and REMIC II Regular Interest A-1-Prime shall each be a Corresponding REMIC II Regular Interest with respect to the Class A-1
Certificates); (b) with respect to any Class X-CL REMIC III Component, the REMIC
II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CL-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-CL REMIC III
Component; (c) with respect to any Class X-CP REMIC III Component, the REMIC II
Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CP-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-CP REMIC III
Component; and (d) with respect to any Class X-W REMIC III Component, the REMIC
II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-W-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-W REMIC III
Component.

          "Countrywide" means Countrywide Commercial Real Estate Finance Inc. or its successor in interest.

          "Countrywide/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of April 24, 2007, between the Countrywide Mortgage Loan Seller and the Depositor.

          "Countrywide Mortgage Loan Seller" shall mean Countrywide.

          "Countrywide Trust Mortgage Loan" shall mean any Trust Mortgage Loan or portion thereof transferred by the Countrywide Mortgage Loan Seller to the
Depositor, pursuant to the Countrywide/Depositor Mortgage Loan Purchase
Agreement.

          "Covered Costs" shall mean, with respect to any Trust Mortgage Loan and any related costs and expenses that the Depositor (in the case of a Lehman
Trust Mortgage Loan) or the related Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage Loan), as applicable, are otherwise required to pay pursuant to Section 2.03(d) or the related Mortgage Loan Purchase
Agreement, as applicable, (i) if such Trust Mortgage Loan has an original principal balance equal to or less than $10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of $10,000, and (ii) if such Trust Mortgage Loan has an original principal balance greater than $10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of
$25,000. In the case of each of clauses (i) and (ii) above in this definition, in the event the subject costs and expenses do not exceed the required threshold stated in the subject clause, the "Covered Costs" shall be $0.

                                      -31-

          "Cross-Collateralized Group" shall mean any group of
Cross-Collateralized Mortgage Loans; provided that no Loan Combination shall constitute a Cross-Collateralized Group.

          "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan;
provided that none of the Mortgage Loans in a Loan Combination shall constitute a Cross-Collateralized Mortgage Loan.

          "Custodial Account" shall mean the Pool Custodial Account or any Loan
Combination Custodial Account.

          "Custodian" shall mean a Person who is at any time appointed by the
Trustee pursuant to Section 8.11 as a document custodian for some or all of the
Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

          "Cut-off Date" shall mean, individually and collectively: (i) with respect to those Trust Mortgage Loans originated on or before April 11, 2007,
April 11, 2007; and (ii) with respect to those Trust Mortgage Loans originated after April 11, 2007, the related date of origination.

          "Cut-off Date Balance" shall mean, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

          "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust (or, if applicable, a Serviced Non-Trust Mortgage Loan Noteholder) in respect of any
Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Default Interest" shall mean: (a) with respect to any Serviced
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon (other than late payment charges and Prepayment
Consideration) that represent penalty interest (arising out of a default) in excess of (i) interest accrued on the principal balance of such Serviced
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), at the related Mortgage Rate (net of any applicable Additional Interest Rate included as part of such Mortgage Rate), and (ii) in the case of an ARD Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) after the related
Anticipated Repayment Date, any Additional Interest; and (b) with respect to any
Outside Serviced Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), any comparable penalty interest Received by the Trust with respect thereto.

          "Defaulting Party" shall have the meaning assigned thereto in Section
7.01(b).

          "Defeasance Certificate" shall have the meaning assigned thereto in
Section 3.20(k).

          "Defeasance Collateral" shall mean, with respect to any Defeasance
Mortgage Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

                                      -32-

          "Defeasance Deposit Account" shall have the meaning assigned thereto in Section 3.04(a).

          "Defeasance Mortgage Loan" shall mean any Mortgage Loan that permits the related Mortgagor to pledge Defeasance Collateral to the holder of such
Mortgage Loan in connection with obtaining the release of all or any portion of the related Mortgaged Property (or permits the holder of such Mortgage Loan to require the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in lieu of prepayment).

          "Defeasance Serviced Trust Mortgage Loan" shall mean any Defeasance
Trust Mortgage Loan that is also a Serviced Trust Mortgage Loan.

          "Defeasance Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Defeasance Mortgage Loan.

          "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

          "Definitive Non-Registered Certificate" shall mean any Non-Registered
Certificate that has been issued as a Definitive Certificate.

          "Definitive Subordinate Certificate" shall mean any Subordinate
Certificate that has been issued as a Definitive Certificate.

          "Depositor" shall mean SASCO II.

          "Depository" shall mean The Depository Trust Company or any successor
Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the
Depository.

          "Determination Date" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan Combination Determination
Date with respect to each Loan Combination and all related matters, and (ii) the
Trust Determination Date with respect to the Mortgage Pool (exclusive of those
Trust Mortgage Loans and any REO Trust Mortgage Loans that are part of a Loan
Combination) and all related matters.

          "Directly Operate" shall mean, with respect to any Administered REO
Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such Administered REO Property, the holding of such
REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such Administered REO Property in a trade or business conducted by REMIC I (or, if held thereby, any related Loan REMIC) other than through an Independent Contractor; provided, however, that the Trustee (or the
Special Servicer or any Sub-

                                      -33-

Servicer on behalf of the Trustee) shall not be considered to Directly Operate an Administered REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such
Administered REO Property.

          "Discount Rate" shall mean, with respect to any prepaid Trust Mortgage
Loan or REO Trust Mortgage Loan, for purposes of allocating any Prepayment
Consideration Received by the Trust with respect thereto among the respective
Classes of the YM Principal Balance Certificates, a rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually.

          "Dispute" shall have the meaning assigned thereto in Section 2.03(i).

          "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such
Residual Interest Certificate and, for purposes of Treasury regulations section
1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section
1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United
States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c)
has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an
opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such
Transfer of such Residual Interest Certificate will not be disregarded for
United States federal income tax purposes.

          "Disqualified Organization" shall mean any of the following: (i) the
United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by
Chapter 1 of the Code (unless such organization is subject to the tax imposed by
Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or (iv) any other
Person so designated by the Trustee or the Tax Administrator based upon an
Opinion of Counsel that the holding of an Ownership Interest in a Residual
Interest Certificate by such Person may cause the Trust or any Person having an
Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual
Interest Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified
Non-United States Tax Persons or as to which the partnership agreement does not prohibit transfers of partnership interests to Disqualified Non-United States
Tax Persons.

                                      -34-

          "Distributable Certificate Interest" shall mean, with respect to any
Class of Regular Interest Certificates for any Distribution Date, subject to
Section 4.05(b), an amount of interest equal to (a) the amount of Accrued
Certificate Interest in respect of such Class of Certificates for the related
Interest Accrual Period, reduced (to not less than zero) by (b) that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution
Date allocated to such Class of Certificates as provided below. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each
Distribution Date shall be allocated to each Class of Regular Interest
Certificates, in an amount equal to the lesser of (A) the amount of Accrued
Certificate Interest with respect to the subject Class of Regular Interest
Certificates for the related Interest Accrual Period and (B) the product of (1)
the entire amount of such Net Aggregate Prepayment Interest Shortfall, multiplied by (2) a fraction, the numerator of which is equal to the amount of
Accrued Certificate Interest with respect to the subject Class of Regular
Interest Certificates for the related Interest Accrual Period, and the denominator of which is equal to the aggregate amount of Accrued Certificate
Interest with respect to all the Classes of Regular Interest Certificates for
the related Interest Accrual Period.

          "Distributable Component Interest" shall mean, with respect to any
REMIC III Component of a Class of Interest-Only Certificates for any
Distribution Date, subject to Section 4.05(b), an amount of interest equal to
(a) the amount of Accrued Component Interest in respect of such REMIC III
Component for the related Interest Accrual Period, reduced (to not less than zero) by (b) the product of (i) the entire portion of any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date that was allocated to such Class of Interest-Only Certificates in accordance with the definition of
"Distributable Certificate Interest," multiplied by (ii) a fraction, the numerator of which is the amount of any Accrued Component Interest in respect of such REMIC III Component for the related Interest Accrual Period, and the denominator of which is the amount of the Accrued Certificate Interest in respect of such Class of Interest-Only Certificates for the related Interest
Accrual Period.

          "Distribution Date" shall mean the date each month, commencing in May
2007, on which, among other things, the Trustee is to make distributions on the
Certificates, which date shall be the fourth Business Day following the Trust
Determination Date in such calendar month.

          "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

          "Document Defect" shall have the meaning assigned thereto in Section
2.03(a).

          "Due Date" shall mean: (i) with respect to any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related
Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) with respect to any Mortgage Loan after its Stated
Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) with respect to any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related
Mortgage Loan had been scheduled to be first due.

          "Early Defeasance Trust Mortgage Loan" shall mean, subject to Section
2.06(b), any Trust Mortgage Loan that provides the related Mortgagor with the option to defease such Trust Mortgage Loan in its entirety prior to the second anniversary of the Closing Date. The Early Defeasance Trust Mortgage Loans, if
any, are identified on Schedule VII hereto. If Schedule VII hereto does not identify any Trust Mortgage Loan as an Early Defeasance Trust Mortgage Loan,
then Section 2.06(b) shall apply.

                                      -35-

          "EDGAR" shall mean the Commission's Electronic Data Gathering,
Analysis and Retrieval system.

          "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, (A) the long-term deposit or unsecured debt obligations of which are rated at least
"AA-" (or, if such depository institution or trust company has short-term unsecured debt obligations rated at least "A-1" by S&P, at least "A-") by S&P, at least "AA-" by Fitch and, if applicable, at least "Aa3" by Moody's (or, in the case of either Rating Agency or, if applicable, Moody's, such lower rating as will not result in an Adverse Rating Event with respect to any Class of
Certificates or, if applicable, any class of Specially Designated Non-Trust
Mortgage Loan Securities that is rated by such Rating Agency or, if applicable,
Moody's, as evidenced in writing by such Rating Agency or, if applicable,
Moody's, but in no event shall any such rating be lower than "A-" by each of S&P and Fitch) at any time funds are on deposit therein (if such funds are to be held for more than 30 days), or (B) the short-term deposits of which are rated at least "A-1" by S&P, at least "F-1" by Fitch and, if applicable, at least
"P-1" by Moody's (or, in the case of either Rating Agency or, if applicable,
Moody's, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Specially
Designated Non-Trust Mortgage Loan Securities, that is rated by such Rating
Agency or, if applicable, Moody's, as evidenced in writing by such Rating Agency or, if applicable, Moody's, but in no event shall any such rating be lower than
"A-" by each of S&P and Fitch) at any time funds are on deposit therein (if such funds are to be held for 30 days or less); or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the
Trustee), which has a combined capital and surplus of at least $50,000,000, has long-term deposit or unsecured debt obligations that are rated at least investment grade by each Rating Agency and, if applicable, by Moody's, is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b); or (iii) any other account, the use of which would not, in and of itself, either (A) cause an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Specially Designated
Non-Trust Mortgage Loan Securities that, in any event, is rated by either Rating
Agency or, if applicable, Moody's, as evidenced in writing by such Rating Agency or, if applicable, Moody's or (B) be inconsistent with the requirements of FASB
140 or any interpretations with respect thereto applicable to such accounts;
provided that the references to Moody's and to the ratings thereof in clauses
(i), (ii) and (iii) of this definition shall not apply unless the account in question relates solely to a Serviced Loan Combination that includes one or more
Specially Designated Securitized Non-Trust Mortgage Loans or any successor REO
Mortgage Loans with respect thereto that back Specially Designated Non-Trust
Mortgage Loan Securities rated by Moody's.

          "Enhancement/Support Provider" shall mean any enhancement or support provider contemplated by Item 1114(b) or Item 1115 of Regulation AB with respect to the Trust Fund or any one or more Classes of Certificates.

          "Environmental Assessment" shall mean a "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing
Materials Standard Sections 1527-05 or a review conducted in accordance with the
All Appropriate Inquiries final rule issued by the United States Environmental
Protection Agency on November 1, 2005 (40 C.F.R. Part 312), or any successor to either.

                                      -36-

          "Environmental Insurance Policy" shall mean, with respect to any
Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the
Certificateholders.

          "Environmentally Insured Mortgage Loans" shall mean the Serviced
Mortgage Loans identified on Schedule IV hereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended.

          "Escrow Payment" shall mean any payment received by the Master
Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

          "Euroclear" shall mean The Euroclear System or any successor.

          "Event of Default" shall have the meaning assigned thereto in Section
7.01(a).

          "Excess Defeasance Deposit Proceeds" shall mean, with respect to an
Early Defeasance Trust Mortgage Loan for which the related Mortgagor has exercised its option to defease such Trust Mortgage Loan prior to the second anniversary of the Closing Date, subject to Section 2.06(b), the excess, if any, of any cash amount tendered by such Mortgagor in order to purchase Defeasance
Collateral or other permitted collateral for purposes of defeasing such Trust
Mortgage Loan in accordance with the related loan documents, over an amount equal to, with respect to such Trust Mortgage Loan, the aggregate of the amounts specified in clauses (a) through (e) of the definition of "Purchase Price" in this Agreement.

          "Excess Liquidation Proceeds" shall mean the excess, if any, of (a)
the Net Liquidation Proceeds from the sale or liquidation of a Specially
Serviced Trust Mortgage Loan or an Administered REO Property, net of (i)
interest on any related Advances, (ii) any related Servicing Advances, (iii) any
Liquidation Fee payable from such Net Liquidation Proceeds, and (iv) in the case of a Trust Mortgage Loan that is part of, or an REO Property that relates to, a
Serviced Loan Combination, the portion of such Net Liquidation Proceeds payable to the related Non-Trust Mortgage Loan Noteholder(s), over (b) the amount needed to pay off the subject Trust Mortgage Loan or the related REO Trust Mortgage
Loan, as applicable, in full.

          "Excess Liquidation Proceeds Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account)
created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2007-C2,
Commercial Mortgage Pass-Through Certificates, Series 2007-C2".

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Act Reportable Event" shall mean: (a) with respect to the
Trustee or, if and to the extent specifically applicable thereto or to its duties on behalf of the Trustee, any Servicing

                                      -37-

Representative or other agent of the Trustee or any Trustee Appointee, a Trustee
Reportable Event; (b) with respect to the Master Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of the Master
Servicer, any Servicing Representative or other agent of the Master Servicer, a
Master Servicer Reportable Event; and (c) with respect to the Special Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of the Special Servicer, any Servicing Representative or other agent of the Special Servicer, a Special Servicer Reportable Event.

          "Exchange Act Reporting Year" shall mean each of: (a) the Trust's fiscal year 2007; and (b) any subsequent fiscal year of the Trust, but only if as of the beginning of such subsequent fiscal year of the Trust the Registered
Certificates are held in the aggregate by at least 300 holders (which may consist of (i) in the case of Registered Certificates held in definitive form, direct Holders of such Definitive Certificates, and/or (ii) in the case of
Registered Certificates held in book-entry form through the Depository,
Depository Participants having accounts with the Depository).

          "Exchange Act Reports" shall have the meaning assigned thereto in
Section 8.15(a).

          "Exemption-Favored Party" shall mean any of (i) Lehman Brothers, (ii)
any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and
(iii) any member of any underwriting syndicate or selling group of which any
Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

          "Extendicare Portfolio Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Extendicare Portfolio Collection Period" shall mean, with respect to any Distribution Date or Trust Master Servicer Remittance Date, the period commencing on the day immediately following the Extendicare Portfolio
Determination Date in the calendar month preceding the month in which such
Distribution Date or Trust Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial
Trust Master Servicer Remittance Date, commencing immediately following the
Cut-off Date) and ending on and including the Extendicare Portfolio
Determination Date in the calendar month in which such Distribution Date or
Trust Master Servicer Remittance Date, as the case may be, occurs.

          "Extendicare Portfolio Determination Date" shall mean, during any calendar month, commencing with May 2007, the "Remittance Date" (within the meaning of the Extendicare Portfolio Co-Lender Agreement) that occurs during that calendar month.

          "Extendicare Portfolio Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "Extendicare Portfolio Master Servicer" shall mean the master servicer under the Extendicare Portfolio Servicing Agreement.

          "Extendicare Portfolio Mortgage Loan" shall mean the Extendicare
Portfolio Trust Mortgage Loan or an Extendicare Portfolio Non-Trust Mortgage
Loan, as applicable.

                                      -38-

          "Extendicare Portfolio Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

          "Extendicare Portfolio Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for an Extendicare Portfolio Non-Trust Mortgage
Loan.

          "Extendicare Portfolio Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "Extendicare Portfolio Note A-1 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Extendicare Portfolio Note A-1 Non-Trust Mortgage Loan Noteholder"
shall mean the holder of the Mortgage Note for the Extendicare Portfolio Note
A-1 Non-Trust Mortgage Loan.

          "Extendicare Portfolio Note A-2 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Extendicare Portfolio Note A-2 Non-Trust Mortgage Loan Noteholder"
shall mean the holder of the Mortgage Note for the Extendicare Portfolio Note
A-2 Non-Trust Mortgage Loan.

          "Extendicare Portfolio Noteholders" shall mean, collectively, the holder of the Mortgage Note for the Extendicare Portfolio Trust Mortgage Loan,
together with the Extendicare Portfolio Non-Trust Mortgage Loan Noteholders.

          "Extendicare Portfolio Servicer" shall mean the Extendicare Portfolio
Master Servicer or the Extendicare Portfolio Special Servicer, as applicable.

          "Extendicare Portfolio Servicing Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Extendicare Portfolio Special Servicer" shall mean the special servicer under the Extendicare Portfolio Servicing Agreement.

          "Extendicare Portfolio Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Extendicare Portfolio Trustee" shall mean the trustee, if any, under the Extendicare Portfolio Servicing Agreement.

          "Extendicare Portfolio Underlying Collection Period" shall mean, with respect to any Distribution Date or Trust Master Servicer Remittance Date, the
"Loan Combination Collection Period" (within the meaning of the initial
Extendicare Portfolio Servicing Agreement) with respect to the Extendicare
Portfolio Loan Combination that ends in the calendar month in which such
Distribution Date or Trust Master Servicer Remittance Date, as the case may be, occurs.

          "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

                                      -39-

          "FASB 140" shall mean the Financial Accounting Standards Board's
Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial
Assets and Extinguishment of Liabilities", issued in September 2002.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

          "Fed Ex Portfolio Loan Combination" shall mean the Loan Combination secured by Mortgage(s) on the real properties identified on the Trust Mortgage
Loan Schedule as Fed Ex Portfolio.

          "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

          "Filing Agent" shall have the meaning assigned thereto in Section
2.01(c).

          "Filing Letter Agreement" shall have the meaning assigned thereto in
Section 2.01(c).

          "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

          "Final Recovery Determination" shall mean a determination by the
Special Servicer with respect to any Specially Serviced Mortgage Loan or
Administered REO Property that there has been a recovery of all Insurance
Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the
Servicing Standard, will be ultimately recoverable; provided that the term
"Final Recovery Determination" shall not apply to (i) a Specially Serviced
Mortgage Loan that was paid in full, or (ii) a Specially Serviced Trust Mortgage
Loan or Administered REO Property, as the case may be, that was the subject of a
Permitted Purchase; and provided, further, that the term "Final Recovery
Determination" shall include any comparable determination made with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property by a related
Outside Servicer pursuant to the related Outside Servicing Agreement.

          "Fiscal Agent" shall mean any fiscal agent appointed by the Trustee as provided in Section 8.17.

          "Fitch" shall mean Fitch Ratings, Inc. or its successor in interest.
If neither such rating agency nor any successor remains in existence, "Fitch"
shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, any Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Fitch Ratings, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Form 8-K" shall mean Exchange Act Form 8-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing current reports under Section 13 or
15(d) of the Exchange Act, filed pursuant to Rule 13a-11 or Rule 15d-11, and for reports of nonpublic information required to be disclosed by Regulation FD (17
C.F.R. 243.100 and 243.101). For purposes of this Agreement, "Form 8-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the
Commission.

                                      -40-

          "Form 8-K Required Information" shall mean any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 8-K.

          "Form 10-D" shall mean Exchange Act Form 10-D, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing distribution reports under Section
13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-17 or Rule 15d-17.
For purposes of this Agreement, "Form 10-D" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

          "Form 10-D Required Information" shall mean any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-D.

          "Form 10-K" shall mean Exchange Act Form 10-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing annual reports pursuant to Section
13 or 15(d) of the Exchange Act for which no other form is prescribed, as well as for filing transition reports pursuant to Section 13 or 15(d) of the Exchange
Act. For purposes of this Agreement, "Form 10-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

          "Form 10-K Required Information" shall mean any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-K.

          "FV Bid" shall have the meaning assigned thereto in Section 3.18(d).

          "FV Price" shall have the meaning assigned thereto in Section 3.18(c).

          "GAAP" shall mean generally accepted accounting principles in the
United States of America.

          "General Special Servicer" shall have the meaning assigned thereto in
Section 7.01(e).

          "Global Certificate" shall mean, with respect to any Class of
Book-Entry Non-Registered Certificates, either the related Rule 144A Global
Certificate or the related Regulation S Global Certificate.

          "Government Securities" shall mean "Government Securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, excluding any such securities that are not acceptable to either Rating Agency as Defeasance
Collateral.

                                      -41-

          "Grantor Trust" shall mean, subject to Section 2.05(b), that certain
"grantor trust" (within the meaning of the Grantor Trust Provisions) consisting of the Grantor Trust Assets.

          "Grantor Trust Assets" shall mean, subject to Section 2.05(b), any collections of Additional Interest Received by the Trust with respect to any ARD
Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

          "Grantor Trust Provisions" shall mean Subpart E of Part 1 of
Subchapter J of the Code, including Treasury regulations section
301.7701-4(c)(2).

          "Greenwich" means Greenwich Capital Financial Products, Inc. or its successor in interest.

          "Greenwich/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of April 24, 2007, between the
Greenwich Mortgage Loan Seller and the Depositor.

          "Greenwich Mortgage Loan Seller" shall mean Greenwich.

          "Greenwich Trust Mortgage Loan" shall mean any Trust Mortgage Loan or portion thereof transferred by the Greenwich Mortgage Loan Seller to the
Depositor, pursuant to the Greenwich/Depositor Mortgage Loan Purchase Agreement.

          "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged
Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

          "Group 1 Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No.
1.

          "Group 2 Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No.
2.

          "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder" shall mean a Certificateholder.

          "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections
203 and 211 of the National Housing Act.

          "Independent" shall mean, when used with respect to any specified
Person, any such Person who (i) is in fact independent of the Depositor, each
Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Controlling
Class Representative, any Non-Trust Mortgage Loan Noteholder

                                      -42-

and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the
Controlling Class Representative, any Non-Trust Mortgage Loan Noteholder, or any
Affiliate thereof, and (iii) is not connected with the Depositor, any Mortgage
Loan Seller, the Master Servicer, the Special Servicer, the Controlling Class
Representative, any Non-Trust Mortgage Loan Noteholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or
Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, a Mortgage Loan Seller, the Master
Servicer, the Special Servicer, the Controlling Class Representative, a
Non-Trust Mortgage Loan Noteholder or any Affiliate thereof merely because such
Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special
Servicer, the Controlling Class Representative, such Non-Trust Mortgage Loan
Noteholder or any Affiliate thereof, as the case may be; provided that such ownership constitutes less than 1% of the total assets owned by such Person.

          "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal
Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and
(iii) has a minimum of five years experience in the subject property type and market.

          "Independent Contractor" shall mean: (a) any Person that would be an
"independent contractor" with respect to REMIC I (or, solely for purposes of an
Early Defeasance Trust Mortgage Loan or any corresponding REO Property, any related Loan REMIC) within the meaning of Section 856(d)(3) of the Code if such
REMIC Pool were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of
Counsel, which shall be at no expense to the Master Servicer, the Special
Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if a
Serviced Loan Combination is involved, to the related Serviced Non-Trust
Mortgage Loan Noteholder(s)), provided that (i) such REMIC Pool does not receive or derive any income from such Person and (ii) the relationship between such
Person and such REMIC Pool is at arm's length, all within the meaning of
Treasury regulations section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee (and, if a Serviced Loan Combination is involved, by the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee
or the Trust Fund, to the effect that the taking of any action in respect of any
Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent
Contractor, will not cause such Administered REO Property to cease to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such Administered REO Property to fail to qualify as Rents from Real
Property, due to such Person's failure to be treated as an Independent
Contractor.

          "Initial Bidder" shall have the meaning assigned thereto in Section
3.18(d).

          "Initial Deposit" shall mean, with respect to each Initial Deposit
Mortgage Loan, if any, the supplemental payment from the related Mortgage Loan
Seller identified on Schedule V hereto, in the amount specified for such Initial
Deposit Mortgage Loan on Schedule V hereto.

                                      -43-

          "Initial Deposit Mortgage Loans" shall mean each of the Trust Mortgage
Loans, if any, identified on Schedule V hereto.

          "Initial Pool Balance" shall mean the aggregate of the Cut-off Date
Balances of all the Trust Mortgage Loans.

          "Initial Resolution Period" shall have the meaning assigned thereto in
Section 2.03(a).

          "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a)
under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy" shall mean, with respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental
Insurance Policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

          "Insurance Proceeds" shall mean the proceeds paid under any Insurance
Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

          "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(d).

          "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any REO Mortgage Loan, any Loan REMIC
Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest,
any Class of Regular Interest Certificates or any REMIC III Component of a Class
of Interest-Only Certificates, in each case consisting of one of the following:
(i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year (taking account of leap year).

          "Interest Accrual Period" shall mean, with respect to any Distribution
Date, the period commencing on the 11th calendar day of the month immediately preceding the month in which such Distribution Date occurs and ending on the
10th calendar day of the month in which such Distribution Date occurs.

          "Interest-Only Certificates" shall mean, collectively, the Class X-CL,
Class X-CP and Class X-W Certificates.

          "Interested Person" shall mean the Depositor, the Master Servicer, the
Special Servicer, the Trustee, any Fiscal Agent, any Certificateholder, or any
Affiliate of any such Person.

          "Interest Reserve Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for
Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as

                                      -44-

Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust
2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2".

          "Interest Reserve Amount" shall mean, with respect to each Interest
Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any
Distribution Date that occurs during the calendar month of January (except in a leap year) or during the calendar month of February, an amount equal to one (1)
day's interest accrued at the related Mortgage Rate (net of the related
Additional Interest Rate, in the case of an ARD Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto after the related
Anticipated Repayment Date, and net of the related Outside Servicing Fee Rate
(or, alternatively, if the related Outside Servicing Fee accrues on a 30/360
Basis, the Actual/360 Equivalent of the Related Outside Servicing Fee Rate), in
the case of an Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a
Monthly Payment or an Assumed Monthly Payment, as applicable, is Received by the
Trust in respect thereof for such Due Date as of the related Determination Date or a P&I Advance is made under this Agreement in respect thereof for such Due
Date by such Distribution Date.

          "Interest Reserve Mortgage Loan" shall mean any Trust Mortgage Loan that accrues interest on an Actual/360 Basis.

          "Interest Reserve REO Mortgage Loan" shall mean any REO Trust Mortgage
Loan as to which the predecessor Trust Mortgage Loan was an Interest Reserve
Mortgage Loan.

          "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

          "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "Investment Period" shall mean: (a) with respect to any investment of funds in any Master Servicer Account (other than a Custodial Account) or any REO
Account, the period that ends at the close of business (New York City time) on each Trust Determination Date (or, if the subject Investment Account relates solely to a Serviced Loan Combination, on each related Loan Combination
Determination Date) and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing
Date); (b) with respect to any investment of funds in the Pool Custodial
Account, the Interest Reserve Account or the Excess Liquidation Proceeds
Account, the period that ends at the close of business (New York City time) on the Business Day prior to each Trust Master Servicer Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); (c) with respect to any investment of funds in any Loan Combination Custodial Account, the period that ends at the close of business (New York City time) on the Business Day prior to each related Loan Combination Master Servicer Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); and (d) with respect to any investment of funds in the Collection Account, the period that ends at the close of business (New York City time) on each Trust Master Servicer
Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing
Date); provided that, if and to the extent that the depository institution maintaining any REO Account, Custodial Account or Trustee Account is the obligor on any investment of funds in such Investment

                                      -45-

Account, and if such funds are to be transferred to another Investment Account or distributed to Certificateholders or any Serviced Non-Trust Mortgage Loan
Noteholder on the Business Day following the end of any particular Investment
Period (determined without regard to this proviso) for such investment, then such Investment Period shall be deemed extended through such time on such next succeeding Business Day when such transfer or distribution is to occur.

          "IRS" shall mean the Internal Revenue Service or any successor agency.

          "LaSalle" shall mean LaSalle Bank National Association or its successor in interest.

          "Late Collections" shall mean: (a) with respect to any Trust Mortgage
Loan, all amounts Received by the Trust in connection therewith during any related Collection Period, whether as payments, Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a
Balloon Payment) or an Assumed Monthly Payment in respect of such Trust Mortgage
Loan due or deemed due on a Due Date in a previous related Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Trust Mortgage Loan, all amounts
Received by the Trust in connection with the related REO Property during any related Collection Period, whether as Insurance Proceeds, Condemnation Proceeds,
Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment
(other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Trust Mortgage Loan, or the principal and/or interest portions of an
Assumed Monthly Payment in respect of such REO Trust Mortgage Loan, due or deemed due on a Due Date in a previous related Collection Period and not previously recovered.

          "LBHI" shall mean Lehman Brothers Holdings Inc. or its successor in interest.

          "LBHI/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of April 24, 2007, between
LBHI and the Depositor.

          "LBHI Trust Mortgage Loan" shall mean any Trust Mortgage Loan (or applicable portion thereof) transferred by LBHI to the Depositor, pursuant to the LBHI/Depositor Mortgage Loan Purchase Agreement.

          "Legal Final Distribution Date" shall mean, with respect to any Loan
REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular
Interest, any Class of Regular Interest Certificates (exclusive of the
Interest-Only Certificates) or any particular REMIC III Component of a Class of
Interest-Only Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulations section
1.860G-1(a)(4)(iii).

          "Lehman Brothers" shall mean Lehman Brothers Inc. or its successor in interest.

          "Lehman Mortgage Loan Seller" shall mean: (a) LBHI in matters relating to an LBHI Trust Mortgage Loan; and (b) LUBS in matters relating to a LUBS Trust
Mortgage Loan, if any.

          "Lehman Trust Mortgage Loan" shall mean any LBHI Trust Mortgage Loan or LUBS Trust Mortgage Loan, as applicable.

                                      -46-

          "Liquidation Event" shall mean: (a) with respect to any Trust Mortgage
Loan or Serviced Non-Trust Mortgage Loan, any of the following events--(i) such
Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, or (iii) in the case of a Trust Mortgage Loan, such Mortgage Loan is the subject of a Permitted Purchase; and (b) with respect to any REO Property (and the related REO Mortgage Loan(s)), any of the following events--(i) a Final Recovery Determination is made with respect to such REO
Property, or (ii) such REO Property is the subject of a Permitted Purchase.

          "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any
Specially Serviced Mortgage Loan pursuant to Section 3.09 or in connection with the sale of a Specially Serviced Mortgage Loan or an Administered REO Property
in accordance with Section 3.18, or in connection with the final payoff of a
Corrected Mortgage Loan (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

          "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events in respect of a Specially Serviced Mortgage Loan or an Administered REO Property
pursuant to, Section 3.11(c).

          "Liquidation Fee Rate" shall mean, with respect to each Specially
Serviced Mortgage Loan or Administered REO Property as to which a Liquidation
Fee is payable, 1.0%.

          "Liquidation Proceeds" shall mean all cash amounts (other than
Insurance Proceeds, Condemnation Proceeds and REO Revenues) Received by the
Trust (or, in the case of a Serviced Loan Combination or any related
Administered REO Property, collected on behalf of the Trust and/or the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) in connection with: (i) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) a
Permitted Purchase; or (iv) except for purposes of Section 3.11(c), the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund, or the deposit of any other payments contemplated by Section 2.03(d), in any event to the Pool Custodial Account.

          "LNR" shall mean LNR Partners, Inc. or its successor in interest.

          "Loan Combination" shall mean any group of two or more mortgage loans, at least one of which mortgage loans is included in the Trust Fund and at least one of which mortgage loans is not included in the Trust Fund, and all of which mortgage loans are secured by the same Mortgage(s) on the same Mortgaged
Property or Properties, as applicable. The Loan Combinations are the State
Street Building Loan Combination, the Extendicare Portfolio Loan Combination,
the Sears Tower Loan Combination and the Serviced A/B Loan Combinations.

          "Loan Combination Change of Control Event" shall mean, with respect to any Serviced Senior/Subordinate Loan Combination, any event that would result in the "Note A Lender", the "Note A Lenders", the "Senior Lender" or the "Senior
Lenders", as applicable, under the related Co-Lender

                                      -47-

Agreement becoming the applicable Loan Combination Directing Lender in accordance with the related Co-Lender Agreement.

          "Loan Combination Collection Period" shall mean, individually and collectively, as applicable in the context used, (i) the State Street Building
Collection Period with respect to the State Street Building Loan Combination and all related matters, (ii) the Extendicare Portfolio Collection Period with respect to the Extendicare Portfolio Loan Combination and all related matters,
(iii) the Sears Tower Collection Period with respect to the Sears Tower Loan
Combination and all related matters and (iv) the Trust Collection Period with respect to each other Loan Combination and all related matters.

          "Loan Combination Controlling Party" shall mean, with respect to any
Loan Combination, the related Loan Combination Directing Lender (or, if applicable, any representative appointed thereby consistent with the related
Co-Lender Agreement, to exercise the rights and powers of the related Loan
Combination Directing Lender under the related Co-Lender Agreement or this
Agreement).

          "Loan Combination Custodial Account" shall mean, with respect to each
Serviced Loan Combination, the segregated account or accounts (which may, subject to the last paragraph of Section 3.04A(a), be a subaccount of the Pool
Custodial Account) created and maintained by the Master Servicer pursuant to
Section 3.04A on behalf of the holders of the Mortgage Loans included in such
Serviced Loan Combination, which shall be entitled substantially as follows:
"[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF RELATED
MORTGAGE NOTEHOLDERS], as their interests may appear".

          "Loan Combination Determination Date" shall mean, individually and collectively, as applicable in the context used, (i) the State Street Building
Determination Date with respect to the State Street Building Loan Combination and all related matters, (ii) the Extendicare Portfolio Determination Date with respect to the Extendicare Portfolio Loan Combination and all related matters,
(iii) the Sears Tower Determination Date with respect to the Sears Tower Loan
Combination and all related matters, and (iv) the Trust Determination Date with respect to each other Loan Combination and all related matters.

          "Loan Combination Directing Lender" shall mean, with respect to any
Loan Combination and (if applicable) any particular matter, as of any date of determination, the "Directing Lender", "Controlling Lender", "Controlling
Holder" or an analogous term, as applicable, under the related Co-Lender
Agreement.

          "Loan Combination Master Servicer Remittance Date" shall mean, with respect to any Serviced Loan Combination, the date of each month, commencing in
May 2007, on which, among other things, the Master Servicer is required to make normal monthly remittances to the related Serviced Non-Trust Mortgage Loan
Noteholder(s), which date shall be: (i) with respect to the Sears Tower Loan
Combination, the Sears Tower Master Servicer Remittance Date in such calendar month; and (ii) with respect to any other Serviced Loan Combination, the
Business Day immediately preceding the Distribution Date in such calendar month.

          "Loan Combination REO Account" shall mean, with respect to each
Serviced Loan Combination, the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the holders of the Mortgage Loans included in such Serviced Loan

                                      -48-

Combination, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special
Servicer, in trust for [NAMES OF RELATED MORTGAGE NOTEHOLDERS], as their interests may appear".

          "Loan Combination Servicing Reports" shall mean, with respect to each
Serviced Loan Combination, (a) each of the files identified under clauses (a)(i)
through (iv) of the definition of "CMSA Investor Reporting Package", (b) each of the supplemental reports identified under clause (b) of the definition of "CMSA
Investor Reporting Package", and (c) each of the templates identified under clause (c)(i) and clause (c)(ii) of the definition of "CMSA Investor Reporting
Package", each as may be modified to reflect the fact that only the related
Mortgaged Property or Properties or any related REO Property or Properties, as the case may be, shall be the subject of such report.

          "Loan Combination Special Servicer" shall mean, with respect to any
Serviced Loan Combination, any special servicer hereunder responsible for special servicing such Loan Combination or any related REO Property; provided that, if such special servicer has special servicing responsibilities with respect to other Serviced Mortgage Loans and/or Administered REO Properties,
then the term "Loan Combination Special Servicer" shall refer to such party only to the extent of its rights, duties and obligations in respect of a Serviced
Loan Combination or any related REO Property.

          "Loan Group" shall mean either of Loan Group No. 1 or Loan Group No.
2.

          "Loan Group No. 1" shall mean, collectively, all of the Trust Mortgage
Loans that are Group 1 Trust Mortgage Loans and any successor REO Trust Mortgage
Loans with respect thereto.

          "Loan Group No. 2" shall mean, collectively, all of the Trust Mortgage
Loans that are Group 2 Trust Mortgage Loans and any successor REO Trust Mortgage
Loans with respect thereto.

          "Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Serviced Mortgage Loan as to which written notice of anticipated payoff has been received by the Master Servicer as of the related
Determination Date preceding the delivery of such report, among other things, the loan number, the property name, the ending scheduled loan balance for the related Collection Period ending on such Determination Date, the expected date of payment, the expected related Distribution Date and the estimated amount of the Prepayment Consideration due (if any).

          "Loan REMIC" shall mean, with respect to any Early Defeasance Trust
Mortgage Loan, subject to Section 2.06(b), the segregated pool of assets, as to which a separate REMIC election is to be made, consisting of: (i) such Trust
Mortgage Loan (for so long as it is subject to this Agreement) and all payments under and proceeds of such Trust Mortgage Loan Received by the Trust after the
Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all documents included in the related
Mortgage File; (ii) any REO Property acquired in respect of such Trust Mortgage
Loan (for so long as it is subject to this Agreement) and all income and proceeds therefrom; (iii) such funds or assets as from time to time are deposited in the Pool Custodial Account, the Collection Account, the Interest
Reserve Account and, if established, the Pool REO Account with respect to such
Trust Mortgage Loan or any related REO Property; and (iv) insofar as they relate to such Trust Mortgage Loan or any related REO Property, the rights of the
Depositor under the UBS/Depositor Mortgage Loan Purchase Agreement (but only if such Trust Mortgage Loan is a UBS Trust Mortgage Loan); provided that none of the Loan REMICs shall include (x) any collections of Additional Interest or (y)
the Loss of Value Reserve Fund or any amounts on deposit therein.

                                      -49-

          "Loan REMIC Interest" shall mean, subject to Section 2.06(b), either a
Loan REMIC Regular Interest or a Loan REMIC Residual Interest.

          "Loan REMIC Regular Interest" shall mean, subject to Section 2.06(b), the uncertificated "regular interest" within the meaning of Section 860G(a)(1)
of the Code, in a Loan REMIC.

          "Loan REMIC Remittance Rate" shall mean: (a) with respect to any Loan
REMIC Regular Interest that, as of the Closing Date, corresponds to a Trust
Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) the Mortgage Rate in effect for such corresponding Trust Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such corresponding Trust
Mortgage Loan subsequent to the Closing Date), minus (ii) the sum of (A) the
Master Servicing Fee Rate for such corresponding Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), plus (B) the Trustee
Fee Rate, plus (C) if such corresponding Trust Mortgage Loan is an Outside
Serviced Trust Mortgage Loan, the related Outside Servicing Fee Rate; and (b)
with respect to any Loan REMIC Regular Interest that, as of the Closing Date, corresponds to a Trust Mortgage Loan that accrues interest on an Actual/360
Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of
12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such
Loan REMIC Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such Loan REMIC
Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period, minus (ii) the sum of (A) the Master Servicing Fee
Rate for the corresponding Trust Mortgage Loan (or any successor REO Trust
Mortgage Loan with respect thereto), plus (B) the Trustee Fee Rate.

          "Loan REMIC Residual Interest" shall mean, subject to Section 2.06(b), the sole uncertificated "residual interest", within the meaning of Section
860G(a)(2) of the Code, in each Loan REMIC.

          "Lockout Period" shall mean, with respect to any Mortgage Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other loan document, the period from the Closing Date until such specified date.

          "Loss of Value Payment" shall have the meaning assigned thereto under
Section 2.03(e).

          "Loss of Value Reserve Fund" shall mean the account or accounts created and maintained by the Trustee pursuant to Section 3.04(e), which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through
Certificates, Series 2007-C2, Loss of Value Reserve Fund". The Loss of Value
Reserve Fund shall be designated as an "outside reserve fund" (within the meaning of Treasury regulations section 1.860G-2(h)), pursuant to Section
2.05(b). The Loss of Value Reserve Fund will be part of the Trust Fund but not part of the Grantor Trust (if created hereunder taking into account Section
2.05(b)) or any REMIC Pool.

          "Loss Reimbursement Amount" shall mean:

          (a) with respect to any Loan REMIC Regular Interest, for any
     Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated

                                      -50-

     Principal Balance (without any corresponding deemed distribution of principal) on all prior Distribution Dates, if any, pursuant to Section
     4.04(d), over (ii) the total amount reimbursed to REMIC I with respect to any Loss Reimbursement Amount for such Loan REMIC Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.01(n);

          (b) with respect to any REMIC I Regular Interest, for any Distribution
     Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance (without any corresponding deemed distribution of principal) on all prior Distribution
     Dates, if any, pursuant to Section 4.04(c), over (ii) the total amount reimbursed to REMIC II with respect to any Loss Reimbursement Amount for such REMIC I Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.01(m);

          (c) with respect to any REMIC II Regular Interest, for any
     Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance
     (without any corresponding deemed distribution of principal) on all prior
     Distribution Dates, if any, pursuant to Section 4.04(b), over (ii) the sum of (A) the total amount reimbursed to REMIC III with respect to any Loss
     Reimbursement Amount for such REMIC II Regular Interest on all prior
     Distribution Dates, if any, pursuant to Section 4.01(l), plus (B) the total amount reinstated to the Uncertificated Principal Balance of such REMIC II
     Regular Interest on all prior Distribution Dates, if any, pursuant to
     Section 4.05(c); and

          (d) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Class Principal Balance (without any corresponding distribution of principal) on all prior Distribution
     Dates, if any, pursuant to Section 4.04(a), over (ii) the sum of (A) the total amount of such reductions reimbursed to the Holders of such Class of
     Certificates with respect to any related Loss Reimbursement Amount on all prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section
     4.01(b), as applicable, plus (B) the total amount of such reductions reinstated to the Class Principal Balance of such Class of Certificates on all prior Distribution Dates, if any, pursuant to Section 4.05(a).

          "LUBS" shall mean LUBS, Inc.

          "LUBS/Depositor Mortgage Loan Purchase Agreement" shall mean any
Mortgage Loan Purchase Agreement dated as of April 24, 2007, between LUBS as mortgage loan seller, LBHI as an additional party and the Depositor, which will only be executed and delivered if there is a LUBS Trust Mortgage Loan.

          "LUBS Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by LUBS to the Depositor, pursuant to any LUBS/Depositor Mortgage
Loan Purchase Agreement. There are no LUBS Trust Mortgage Loans.

          "Majority Controlling Class Certificateholder(s)" shall mean any single Holder or group of Holders (or any single Certificate Owner or group of
Certificate Owners) of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class.

          "Master Servicer" shall mean Wachovia, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

                                      -51-

          "Master Servicer Account" shall have the meaning assigned thereto in
Section 3.06(a).

          "Master Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(h).

          "Master Servicer Certification" shall have the meaning assigned thereto in Section 2.01(d).

          "Master Servicer Indemnification Agreement" shall mean the Master
Servicer Indemnification Agreement dated as of April 24, 2007, between the initial Master Servicer, the Depositor, Lehman Brothers, UBS Global Asset
Management (US) Inc. and any other Underwriters.

          "Master Servicer Remittance Amount" shall mean, with respect to any
Trust Master Servicer Remittance Date, an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the Trust
Mortgage Loans and any related REO Properties (including Loss of Value Payments and, in the case of the initial Distribution Date, any Initial Deposits) that
(i) were Received by the Trust as of the close of business on the immediately preceding applicable Determination Date and (ii) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon (New York City time) on such Trust Master Servicer Remittance Date, including any such payments and other collections transferred or required to be transferred to the Pool
Custodial Account from the Pool REO Account (if established) and/or a Loan
Combination Custodial Account, net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) scheduled Monthly Payments that are due on a Due Date following the end of the related Collection Period (or, in the case of a scheduled Monthly
Payment that is due on a Due Date in the same month as such Trust Master
Servicer Remittance Date but subsequent to the end of the related Collection
Period, following the end of the calendar month in which such Trust Master
Servicer Remittance Date occurs), (ii) any amount payable or reimbursable to any
Person from the Pool Custodial Account pursuant to clauses (ii) through (xix) of
Section 3.05(a), (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the Pool Custodial Account in error.

          "Master Servicer Remittance Date" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan
Combination Master Servicer Remittance Date with respect to each Serviced Loan
Combination and all related matters, and (ii) the Trust Master Servicer
Remittance Date with respect to the Mortgage Pool (exclusive of the Serviced
Combination Trust Mortgage Loans and any REO Trust Mortgage Loans with respect to the Serviced Combination Trust Mortgage Loans) and all related matters.

          "Master Servicer Reportable Event" shall mean any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Master Servicer or any Servicer retained or engaged by the Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust (ITEM 1.01 ON FORM 8-K);

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated

                                      -52-

     termination date or as a result of all parties completing their obligations under such agreement), but only if the Master Servicer or any Servicer retained or engaged by the Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust (ITEM 1.02 ON FORM
     8-K);

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     the Master Servicer, (B) any Servicing Representative of the Master
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Performing
     Serviced Mortgage Loan (ITEM 1.03(a) ON FORM 8-K);

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Master Servicer, (B) any Servicing
     Representative of the Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
     Obligor with respect to a Performing Serviced Mortgage Loan (ITEM 1.03(b)
     ON FORM 8-K);

          (v) any resignation, removal, replacement or substitution of (A) the
     Master Servicer or (B) any Servicing Representative of the Master Servicer
     that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation
     AB (ITEM 6.02 ON FORM 8-K);

          (vi) any appointment of (A) a new Master Servicer or (B) any new
     Servicing Representative of the Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB (ITEM 6.02 ON FORM 8-K);

          (vii) any nonpublic disclosure, by the Master Servicer or any Servicer retained or engaged by the Master Servicer, with respect to the Subject
     Securitization Transaction (other than disclosure required or expressly permitted pursuant to this Agreement) that is required to be disclosed by
     Regulation FD (17 C.F.R. Sections 243.100 through 243.103) (ITEM 7.01 ON
     FORM 8-K);

          (viii) any other information of importance to Certificateholders
     (determined by the Master Servicer in accordance with the Servicing
     Standard) that (A) is not otherwise required to be included in the
     Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder, (B) the Master
     Servicer has determined, in accordance with the Servicing Standard, is reasonably likely to have an adverse effect on payments to the Holders of any Class of Registered Certificates or a material adverse effect on payments to the Holders of any Class of Non-Registered Certificates, and
     (C) is directly related to a Performing Serviced Mortgage Loan (ITEM 8.01
     ON FORM 8-K);

                                      -53-

          (ix) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the Master Servicer is controlling the subject litigation or if the subject Material Litigant is
     (A) the Master Servicer, (B) any Servicing Representative of the Master
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Performing
     Serviced Mortgage Loan (ITEM 2 ON FORM 10-D AND GENERAL INSTRUCTION J TO
     FORM 10-K);

          (x) the receipt by or on behalf of the Master Servicer or any Servicer retained or engaged by the Master Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding a Significant Obligor with respect to a Performing Serviced
     Mortgage Loan that is required to be provided under Item 1112(b) of
     Regulation AB (ITEM 6 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K);

          (xi) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in a report delivered by the Master
     Servicer to the Trustee and the Depositor in accordance with Section
     8.15(b), whether the Master Servicer has become an affiliate (as defined in
     Rule 405 of the Securities Act) of any of (A) the Trustee, (B) the Special
     Servicer, (C) any Outside Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, (D) any Servicing Representative of
     the Master Servicer that constitutes a Servicer contemplated by Item
     1108(a)(3) of Regulation AB or (E) any Significant Obligor (GENERAL
     INSTRUCTION J TO FORM 10-K); and

          (xii) to the extent not otherwise disclosed in the Prospectus
     Supplement or arising out of an action by the Master Servicer in its capacity as Master Servicer under this Agreement, any specific relationship involving or relating to the Subject Securitization Transaction or the
     Mortgage Loans contemplated by Item 1119(c) of Regulation AB between an
     Unaffiliated Mortgage Loan Seller or the Trust, on the one hand, and the
     Master Servicer or any Servicing Representative of the Master Servicer, on
     the other hand (GENERAL INSTRUCTION J TO FORM 10-K).

          "Master Servicing Fee" shall mean, with respect to each Serviced
Mortgage Loan (and any successor REO Mortgage Loan with respect thereto) and each Outside Serviced Trust Mortgage Loan (and any successor REO Trust Mortgage
Loan with respect thereto), the fee designated as such and payable to the Master
Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate" shall mean: (a) with respect to each
Serviced Trust Mortgage Loan and any successor REO Trust Mortgage Loan with respect thereto, a rate per annum equal to the related Administrative Cost Rate minus the Trustee Fee Rate; (b) with respect to each Outside Serviced Trust
Mortgage Loan and any successor REO Trust Mortgage Loan with respect thereto,
0.01% per annum; (c) with respect to each Sears Tower Non-Trust Mortgage Loan and any successor REO Mortgage Loan with respect thereto, 0.01% per annum; and
(d) with respect to each Serviced Note B Non-Trust Mortgage Loan and any successor REO Mortgage Loan with respect thereto, 0.005% per annum.

          "Material Breach" shall have the meaning assigned thereto in Section
2.03(a).

                                      -54-

          "Material Debtor" shall mean any of the following:

          (i)  the Trust;

          (ii) LBHI;

          (iii) each Unaffiliated Mortgage Loan Seller;

          (iv) each of the parties to this Agreement;

          (v) any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB;

          (vi) any Significant Obligor;

          (vii) any Enhancement/Support Provider; and

          (viii) any other material party contemplated by Item 1100(d)(1) of
     Regulation AB relating to the Subject Securitization Transaction.

          "Material Document Defect" shall have the meaning assigned thereto in
          Section 2.03(a).

          "Material Litigant" shall mean any of the following:

          (i)  the Trust;

          (ii) LBHI;

          (iii) each Unaffiliated Mortgage Loan Seller;

          (iv) each of the parties to this Agreement;

          (v)  any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB;

          (vi) any originator of Trust Mortgage Loans contemplated by Item
     1110(b) of Regulation AB; and

          (vii) any other party contemplated by Item 1100(d)(1) of Regulation AB relating to the Subject Securitization Transaction.

          "Maturity Date" shall mean, with respect to any Mortgage Loan as of any date of determination, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note, as such terms may be changed or modified from time to time in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special
Servicer (or the Master Servicer, if applicable) pursuant to Section 3.20.

          "Mediation Letter" shall have the meaning assigned thereto in Section
2.03(i).

                                      -55-

          "Modified Loan" shall mean any Serviced Mortgage Loan as to which any
Servicing Transfer Event has occurred and which has been modified by the Special
Servicer pursuant to Section 3.20 in a manner that:

          (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly
     Payments current with respect to such Mortgage Loan);

          (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal
     Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related
     Mortgagor and upon which the Special Servicer may conclusively rely); or

          (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

          "Monthly Payment" shall mean, with respect to any Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of an ARD Mortgage Loan after its
Anticipated Repayment Date, the monthly debt service payment required to be paid on a current basis) on such Mortgage Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note
(as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special
Servicer pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust
Mortgage Loan, by the applicable Outside Servicer pursuant to the related
Outside Servicing Agreement), including any Balloon Payment payable in respect of such Mortgage Loan on such Due Date; provided that the Monthly Payment due in respect of any Mortgage Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Additional Interest; and
provided, further, that if the related loan documents for any Loan Combination provide for a single monthly debt service payment for the entire such Loan
Combination, then the Monthly Payment for each Mortgage Loan comprising such
Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related Co-Lender
Agreement, in the absence of default, allocable to interest at the related
Mortgage Rate on and/or principal of the subject Mortgage Loan comprising such
Loan Combination.

          "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest.

          "Mortgage" shall mean, with respect to any Mortgage Loan, individually and collectively, the mortgage(s), deed(s) of trust, deed(s) to secure debt and/or similar instrument(s) that secures or secure, as the case may be, such
Mortgage Loan and creates or create, as the case may be, a lien on the related
Mortgaged Property.

                                      -56-

          "Mortgage File" shall mean:

          (a) with respect to any Serviced Trust Mortgage Loan and, in the case of each Serviced Loan Combination, also with respect to each Serviced
     Non-Trust Mortgage Loan that is part of such Loan Combination, the following documents collectively (which, in the case of each Serviced Loan
     Combination, except for the Mortgage Notes referred to in clause (a)(i) of this definition and any modifications thereof referred to in clause
     (a)(xiii) of this definition, relate to the entire such Loan Combination):

          (i)     (A) the original executed Mortgage Note for such Trust
                  Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank
                  National Association, as trustee for the registered holders of
                  LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
                  Pass-Through Certificates, Series 2007-C2" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related
                  Mortgage Loan Seller) (or, alternatively, if the original
                  executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of each Serviced Loan Combination, a copy of the
                  executed Mortgage Note for each Serviced Non-Trust Mortgage
                  Loan in such Loan Combination;

          (ii)    an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of
                  recording indicated thereon;

          (iii)   an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening
                  assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office)
                  with evidence of recording indicated thereon;

          (iv)    an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable
                  recording office), of (A) the Mortgage and (B) any related
                  Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of
                  LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
                  Pass-Through Certificates, Series 2007-C2" (or, in the case of a Serviced Loan Combination, in favor of "LaSalle Bank
                  National Association, in its capacity as trustee for the
                  registered holders of LB-UBS Commercial Mortgage Trust
                  2007-C2, Commercial Mortgage Pass-Through Certificates, Series
                  2007-C2, and in its capacity as lead lender on behalf of the
                  [IDENTIFY RELATED SERVICED NON-TRUST MORTGAGE LOAN
                  NOTEHOLDER(S)]") (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

                                      -57-

          (v)     an original or a copy of the assignment of all unrecorded
                  documents relating to such Trust Mortgage Loan, in favor of
                  "LaSalle Bank National Association, as trustee for the
                  registered holders of LB-UBS Commercial Mortgage Trust
                  2007-C2, Commercial Mortgage Pass-Through Certificates, Series
                  2007-C2" (or, in the case of a Serviced Loan Combination, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial
                  Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through
                  Certificates, Series 2007-C2, and in its capacity as lead
                  lender on behalf of the [IDENTIFY RELATED SERVICED NON-TRUST
                  MORTGAGE LOAN NOTEHOLDER(S)]");

          (vi)    the original or a copy of the policy or certificate of
                  lender's title insurance issued in connection with such Trust
                  Mortgage Loan (or, if such policy has not been issued, a
                  "marked-up" pro forma title policy marked as binding and
                  countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title
                  insurance policy);

          (vii)   an original or a copy of the Ground Lease relating to such
                  Trust Mortgage Loan, if any;

          (viii)  an original or a copy of the loan agreement for such Trust
                  Mortgage Loan, if any;

          (ix)    an original of the related guaranty of payment under such
                  Trust Mortgage Loan, if any;

          (x)     an original or a copy of the environmental indemnity from the related Mortgagor, if any;

          (xi)    an original or a copy of the lock-box agreement or cash
                  management agreement relating to such Trust Mortgage Loan, if any;

          (xii)   a copy of the original letter of credit in connection with such Trust Mortgage Loan, if any;

          (xiii)  originals or copies of final written modification agreements in those instances where the terms or provisions of the
                  Mortgage Note for such Trust Mortgage Loan (and/or, if
                  applicable, the Mortgage Note for a related Serviced Non-Trust
                  Mortgage Loan) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a
                  recordable document;

          (xiv)   only if such Trust Mortgage Loan is secured by a nursing
                  facility or hospitality property as identified on Schedule VI hereto, filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Trust Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage
                  Loan Seller had possession of such UCC

                                      -58-

                  Financing Statements prior to the Closing Date) and an
                  original assignment thereof, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS
                  Commercial Mortgage Trust 2007-C2, Commercial Mortgage
                  Pass-Through Certificates, Series 2007-C2" (or, in the case of a Serviced Loan Combination, in favor of "LaSalle Bank
                  National Association, in its capacity as trustee for the
                  registered holders of LB-UBS Commercial Mortgage Trust
                  2007-C2, Commercial Mortgage Pass-Through Certificates, Series
                  2007-C2, and in its capacity as lead lender on behalf of the
                  [IDENTIFY RELATED SERVICED NON-TRUST MORTGAGE LOAN
                  NOTEHOLDER(S)]");

          (xv)    an original or a copy of the related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening
                  assignments thereof;

          (xvi)   an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause
                  (a)(iv) or clause (a)(v) of this definition), in favor of
                  "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust
                  2007-C2, Commercial Mortgage Pass-Through Certificates, Series
                  2007-C2" (or, in the case of a Serviced Loan Combination, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial
                  Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through
                  Certificates, Series 2007-C2, and in its capacity as lead
                  lender on behalf of the [IDENTIFY RELATED SERVICED NON-TRUST
                  MORTGAGE LOAN NOTEHOLDER(S)]");

          (xvii)  if such Trust Mortgage Loan is a Serviced Combination Trust
                  Mortgage Loan, a copy of the related Co-Lender Agreement;

          (xviii) in the case of any Trust Mortgage Loan as to which there exists a related mezzanine loan, the related intercreditor agreement;

          (xix)   an original or a copy of any related Environmental Insurance
                  Policy; and

          (xx)    with respect to hospitality properties, a signed copy of the franchise agreement (if any) and franchisor comfort letter (if any); and

          (b) with respect to each Outside Serviced Trust Mortgage Loan, the following documents collectively:

          (i)     the original executed Mortgage Note for such Trust Mortgage
                  Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National
                  Association, as trustee for the registered holders of LB-UBS
                  Commercial Mortgage Trust 2007-C2, Commercial Mortgage
                  Pass-Through Certificates, Series 2007-C2" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related
                  Mortgage Loan Seller) (or, alternatively, if the original
                  executed

                                      -59-

                  Mortgage Note has been lost, a lost note affidavit and
                  indemnity with a copy of such Mortgage Note);

          (ii)    a copy of the executed related Co-Lender Agreement; and

          (iii)   a copy of the executed related Outside Servicing Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (a)(vii) through (a)(xx) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

          "Mortgage Loan" shall mean any Trust Mortgage Loan or Non-Trust
Mortgage Loan. As used herein, the term "Mortgage Loan" includes the related
Mortgage Note, Mortgage and other security documents contained in the related
Mortgage File or otherwise held on behalf of the Trust and/or any affected
Non-Trust Mortgage Loan Noteholder(s), as applicable, including, in the case of an Outside Serviced Loan Combination, any such documents held by or on behalf of a related Non-Trust Mortgage Loan Noteholder.

          "Mortgage Loan Origination Documents" shall mean, with respect to any
Serviced Trust Mortgage Loan, any of the following documents (other than any document that constitutes part of the Mortgage File for such Serviced Trust
Mortgage Loan), if applicable with respect to such Serviced Trust Mortgage Loan:
copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to the related mortgagor delivered in connection with the closing of such Serviced Trust Mortgage Loan, escrow agreements, reserve agreements, organizational documentation for the related mortgagor, organizational documentation for any related guarantor or indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related Mortgaged Property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement, zoning letters or zoning reports and the documents, if any, specifically set forth on Schedule VIII hereto, but, in each case, only if the subject document (a) was in fact obtained in connection with the origination of such Serviced Trust Mortgage Loan, (b) is reasonably necessary for the ongoing administration and/or servicing of such Serviced Trust
Mortgage Loan by the Master Servicer or Special Servicer in connection with its duties under this Agreement, and (c) is in the possession or under the control of the Depositor (if such Serviced Trust Mortgage Loan is a Lehman Trust
Mortgage Loan) or the related Unaffiliated Mortgage Loan Seller (if such
Serviced Trust Mortgage Loan is a Non-Lehman Trust Mortgage Loan), as
applicable; provided that neither the Depositor nor any Unaffiliated Mortgage
Loan Seller shall be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

          "Mortgage Loan Purchase Agreement" shall mean the LBHI/Depositor
Mortgage Loan Purchase Agreement, the LUBS/Depositor Mortgage Loan Purchase
Agreement (if any) or a UMLS/Depositor Mortgage Loan Purchase Agreement, as
applicable.

                                      -60-

          "Mortgage Loan Seller" shall mean a Lehman Mortgage Loan Seller, the
UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich
Mortgage Loan Seller, as applicable.

          "Mortgage Note" shall mean the original executed note (or, if applicable, notes collectively) evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider(s), addendum(s) or amendment(s)
thereto, or any renewal, substitution or replacement of such note(s).

          "Mortgage Pool" shall mean all of the Trust Mortgage Loans and any REO
Trust Mortgage Loans, collectively.

          "Mortgage Pool Data Update Report" shall mean, with respect to any
Distribution Date, a report (which may be included as part of the Distribution
Date Statement), prepared by the Trustee, containing information regarding the
Trust Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the
Trust Mortgage Loans set forth on Annexes A-1 through A-6 to the Prospectus
Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the
Special Servicer, as the case may be, and by the Master Servicer or the Special
Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annexes and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance,
Mortgage Rate, paid-through date, maturity date, gross interest portion of the
Monthly Payment, principal portion of the Monthly Payment, and any Prepayment
Consideration received.

          "Mortgage Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage
Note, any related loan agreement and applicable law (and taking into account any step-up or step-down in that rate for the Trust Mortgage Loans secured by the
Mortgaged Properties identified on the Trust Mortgage Loan Schedule as 200
Galleria, Bethany Maryland Portfolio II and Northstar, respectively), as such rate may be modified in accordance with Section 3.20 (or, in the case of an
Outside Serviced Mortgage Loan, by the applicable Outside Servicer in accordance with the related Outside Servicing Agreement) or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. In the case of any ARD Mortgage Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage Note if the particular loan is not paid in full by its Anticipated Repayment Date.

          "Mortgaged Property" shall mean the real property subject to the lien of a Mortgage.

          "Mortgagor" shall mean, individually and collectively, as the context may require, (i) the primary obligor or obligors under a Mortgage Note, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, and
(ii) the owner of the related Mortgaged Property, if such owner has executed the related Mortgage with respect to the subject Mortgage Loan in addition to a guaranty of the obligations of the named obligor on the related Mortgage Note, and such guaranty is secured by such Mortgage; provided that the foregoing definition of "Mortgagor" shall not include any guarantors except to the extent described in clause (ii) above.

                                      -61-

          "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool in connection with Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received by the Trust on the Trust Mortgage Loans
(including Specially Serviced Trust Mortgage Loans) during the related
Collection Period, exceeds (b) the aggregate amount deposited by the Master
Servicer in the Collection Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

          "Net Default Charges" shall have, with respect to any Trust Mortgage
Loan or REO Trust Mortgage Loan, the meaning assigned thereto in Section
3.26(a).

          "Net Investment Earnings" shall mean, with respect to any Investment
Account for any related Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment
Period on funds held in such Investment Account (exclusive, in the case of a
Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any
portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit
Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

          "Net Investment Loss" shall mean, with respect to any Investment
Account for any related Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such
Investment Period on such funds (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law).

          "Net Liquidation Proceeds" shall mean the excess, if any, of all
Liquidation Proceeds received with respect to any Specially Serviced Mortgage
Loan or Administered REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

          "Net Prepayment Consideration" shall mean the Prepayment Consideration
Received by the Trust (or, if applicable, on behalf of a Serviced Non-Trust
Mortgage Loan Noteholder) with respect to any Mortgage Loan or REO Mortgage
Loan, net of any Workout Fee or Liquidation Fee payable in connection with the receipt thereof.

          "New Lease" shall mean any lease of an Administered REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s).

          "NMWHFIT" shall mean a "Non-Mortgage Widely Held Fixed Investment
Trust" as that term is defined in Treasury Regulations section 1.671-5(b)(12) or successor provisions.

                                      -62-

          "Non-Lehman Trust Mortgage Loan" shall mean any Trust Mortgage Loan
(or portion thereof) that is not a Lehman Trust Mortgage Loan. The Non-Lehman
Trust Mortgage Loans consist of the UBS Trust Mortgage Loans, the Countrywide
Trust Mortgage Loan and the Greenwich Trust Mortgage Loan.

          "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance" shall mean:

          (1)  any P&I Advance previously made or proposed to be made in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan by the
               Master Servicer, the Trustee or a Fiscal Agent, which P&I Advance such party has determined in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance
               Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any
               other recovery on or in respect of such Trust Mortgage Loan or
               REO Trust Mortgage Loan, as the case may be; and

          (2)  any P&I Advance previously made or proposed to be made in respect of any Serviced Trust Mortgage Loan or any successor REO Trust
               Mortgage Loan with respect thereto that the Special Servicer has determined, in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds,
               Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Serviced Trust Mortgage Loan or
               REO Trust Mortgage Loan, as the case may be.

          "Nonrecoverable Servicing Advance" shall mean:

          (1)  any Servicing Advance previously made or proposed to be made in respect of any Serviced Mortgage Loan or Administered REO
               Property by the Master Servicer, the Special Servicer, the
               Trustee or a Fiscal Agent, which Servicing Advance such party has determined, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds,
               Condemnation Proceeds, Liquidation Proceeds, or any other
               recovery on or in respect of such Mortgage Loan (or, if such
               Mortgage Loan is part of a Serviced Loan Combination, on or in respect of such Loan Combination) or such Administered REO
               Property, as the case may be; and

          (2)  any Servicing Advance previously made or proposed to be made in respect of any Serviced Mortgage Loan or Administered REO
               Property by the Master Servicer, the Trustee or a Fiscal Agent,
               that the Special Servicer has determined, in accordance with the
               Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or
               Liquidation Proceeds, or any other recovery on or in respect of such Serviced Mortgage Loan (or, if such Mortgage Loan is part of a Serviced Loan Combination, on or in

                                      -63-

               respect of such Loan Combination) or such Administered REO
               Property, as the case may be.

          "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing
Date, the Class X-CL, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P, Class Q, Class S, Class T, Class R-I, Class R-II and Class
R-III Certificates, the Class R-LR Certificates (if issued in accordance with
Section 2.06) and the Class V Certificates (if issued in accordance with Section
2.05) are Non-Registered Certificates.

          "Non-Trust Mortgage Loan" shall mean any mortgage loan that is part of a Loan Combination but is not included in the Trust Fund. The Non-Trust Mortgage
Loans consist of the State Street Building Non-Trust Mortgage Loans, the
Extendicare Portfolio Non-Trust Mortgage Loans, the Sears Tower Non-Trust
Mortgage Loans and the Serviced Note B Non-Trust Mortgage Loans.

          "Non-Trust Mortgage Loan Noteholder" shall mean the holder of the
Mortgage Note for a Non-Trust Mortgage Loan.

          "Non-Trust Mortgage Loan Securities" shall mean any securities evidencing an interest in, or secured by, a Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Non-Trust Mortgage Loan Securitization Agreement" shall mean any agreement governing the securitization of a Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Non-Trust Mortgage Loan Securitization Trust" shall mean any commercial mortgage securitization trust that is similar to the Trust and holds a Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Non-United States Securities Person" shall mean a Person that is not a United States Securities Person.

          "Non-United States Tax Person" shall mean a Person that is not a
United States Tax Person.

          "Offering Memorandum" shall mean the Offering Memorandum dated April
24, 2007, relating to the Class X-CL, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates.

          "Officer's Certificate" shall mean a certificate signed by a Servicing
Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee or a Fiscal Agent, as the case may be, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any
Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                                      -64-

          "One Alliance Center Mortgaged Property" shall mean the Mortgaged
Property identified on the Trust Mortgage Loan Schedule as One Alliance Center.

          "One Alliance Center Note A-1 Trust Mortgage Loan" shall mean the portion of the One Alliance Center Trust Mortgage Loan that is evidenced by the promissory note designated note A-1.

          "One Alliance Center Note A-2 Trust Mortgage Loan" shall mean the portion of the One Alliance Center Trust Mortgage Loan that is evidenced by the promissory note designated note A-2.

          "One Alliance Center Trust Mortgage Loan" shall mean the Trust
Mortgage Loan that is identified on the Trust Mortgage Loan Schedule by loan number 4, is collectively evidenced by two (2) separate promissory notes designated as note A-1 and note A-2, and is secured by one or more mortgages, deeds of trust, deeds to secure debt or similar instruments encumbering on the
One Alliance Center Mortgaged Property.

          "One Alliance Center Trust Mortgage Loan Portion" shall mean the One
Alliance Center Note A-1 Trust Mortgage Loan or the One Alliance Center Note A-2
Trust Mortgage Loan, as applicable.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust (if created hereunder taking into account Section 2.05(b)) as a grantor trust, (d) whether any act or event would cause an Adverse REMIC Event or Adverse Grantor Trust
Event, as may be applicable, or (e) the resignation of the Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of
Independent counsel acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

          "Original Class Notional Amount" shall mean, with respect to any Class of Interest-Only Certificates, the initial Class Notional Amount thereof as of the Closing Date, which shall equal $2,132,641,116, in the case of the Class
X-CL Certificates, $1,967,313,600, in the case of the Class X-CP Certificates, and $1,421,760,744, in the case of the Class X-W Certificates.

          "Original Class Principal Balance" shall mean, with respect to any
Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary
Statement.

          "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

          "Outside Administered REO Property" shall mean any REO Property relating to an Outside Serviced Trust Mortgage Loan.

          "Outside Master Servicer" shall mean, with respect to any Outside
Serviced Trust Mortgage Loan or related REO Property, the related master servicer under the related Outside Servicing Agreement.

                                      -65-

          "Outside Serviced Loan Combination" shall mean a Loan Combination that includes an Outside Serviced Trust Mortgage Loan and as to which most material servicing functions are being performed under an Outside Servicing Agreement.
The Outside Serviced Loan Combinations consist of the Extendicare Portfolio Loan
Combination and the State Street Building Loan Combination.

          "Outside Serviced Mortgage Loan" shall mean any Outside Serviced Trust
Mortgage Loan or Outside Serviced Non-Trust Mortgage Loan, as applicable.

          "Outside Serviced Non-Trust Mortgage Loan" shall mean any Non-Trust
Mortgage Loan that is part of an Outside Serviced Loan Combination.

          "Outside Serviced Trust Mortgage Loan" shall mean any Trust Mortgage
Loan that is subject to an Outside Servicing Agreement. The Outside Serviced
Trust Mortgage Loans consist of the Extendicare Portfolio Trust Mortgage Loan and the State Street Building Trust Mortgage Loan.

          "Outside Servicer" shall mean, in the case of each Outside Serviced
Trust Mortgage Loan or related REO Property, the related Outside Master Servicer or Outside Special Servicer, as applicable.

          "Outside Servicer Default" shall mean an "event of default" on the part of an Outside Servicer under an Outside Servicing Agreement.

          "Outside Servicing Agreement" shall mean a servicing agreement (other than a Sub-Servicing Agreement or an agreement whereby any Person acts as agent, sub-contractor or vendor on behalf of the Master Servicer, the Special Servicer or the Trustee) that governs most material servicing functions with respect to any Trust Mortgage Loan or related REO Property. The Outside Servicing
Agreements consist of the Extendicare Portfolio Servicing Agreement and the
State Street Building Servicing Agreement.

          "Outside Servicing Fee" shall mean, with respect to any Outside
Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the monthly fee, comparable to the Master Servicing Fee hereunder and calculated at the related Outside Servicing Fee Rate, that is payable to the related Outside Master Servicer (or, if applicable, to the related Outside Master Servicer and a primary servicer in the aggregate).

          "Outside Servicing Fee Rate" shall mean, with respect to any Outside
Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the rate per annum at which the Outside Servicing Fee is being calculated (which is 0.01% per annum for each Outside Serviced Trust Mortgage
Loan).

          "Outside Special Servicer" shall mean, with respect to any Outside
Serviced Trust Mortgage Loan or related REO Property, the related special servicer under the related Outside Servicing Agreement.

          "Outside Trustee" shall mean, with respect to any Outside Serviced
Non-Trust Mortgage Loan that is included in a Non-Trust Mortgage Loan
Securitization Trust, the trustee under the applicable Non-Trust Mortgage Loan
Securitization Agreement.

                                      -66-

          "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance" shall mean, as to any Trust Mortgage Loan or REO Trust
Mortgage Loan, any advance made by the Master Servicer, the Trustee or any
Fiscal Agent pursuant to Section 4.03.

          "Pari Passu Mortgage Loan" shall mean each of: (a) the State Street
Building Trust Mortgage Loan and the State Street Building Non-Trust Mortgage
Loans; (b) the Extendicare Portfolio Trust Mortgage Loan and the Extendicare
Portfolio Non-Trust Mortgage Loans and (c) the Sears Tower Trust Mortgage Loan
and the Sears Tower Pari Passu Non-Trust Mortgage Loan.

          "Pari Passu Non-Trust Mortgage Loan" shall mean any Non-Trust Mortgage
Loan (or portion thereof) that is a Pari Passu Mortgage Loan.

          "Pari Passu Trust Mortgage Loan" shall mean any Trust Mortgage Loan
(or portion thereof) that is a Pari Passu Mortgage Loan.

          "Pass-Through Rate" shall mean:

          (a) with respect to the Class A-1 Certificates, for any Interest
     Accrual Period, 5.22600% per annum;

          (b) with respect to the Class A-2 Certificates, for any Interest
     Accrual Period, 5.30300% per annum;

          (c) with respect to the Class A-AB Certificates, for any Interest
     Accrual Period, 5.35100% per annum;

          (d) with respect to the Class A-3 Certificates, for any Interest
     Accrual Period, 5.43000% per annum;

          (e) with respect to the Class A-1A Certificates, for any Interest
     Accrual Period, 5.38700% per annum;

          (f) with respect to the Class A-M Certificates, for any Interest
     Accrual Period, 5.49300% per annum;

          (g) with respect to the Class A-J Certificates, for any Interest
     Accrual Period, an annual rate equal to the lesser of (i) the REMIC II
     Remittance Rate for each Corresponding REMIC II Regular Interest for such
     Interest Accrual Period and (ii) 5.56200% per annum;

          (h) with respect to the Class B Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the REMIC II Remittance
     Rate for each Corresponding REMIC II Regular Interest for such Interest
     Accrual Period and (ii) 5.58200% per annum;

                                      -67-

          (i) with respect to the Class C Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the REMIC II Remittance
     Rate for each Corresponding REMIC II Regular Interest for such Interest
     Accrual Period and (ii) 5.61100% per annum;

          (j) with respect to the Class D Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the REMIC II Remittance
     Rate for each Corresponding REMIC II Regular Interest for such Interest
     Accrual Period and (ii) 5.65000% per annum;

          (k) with respect to the Class E Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the REMIC II Remittance
     Rate for each Corresponding REMIC II Regular Interest for such Interest
     Accrual Period and (ii) 5.72900% per annum;

          (l) with respect to the Class F Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the REMIC II Remittance
     Rate for each Corresponding REMIC II Regular Interest for such Interest
     Accrual Period and (ii) 5.77800% per annum;

          (m) with respect to the Class G Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the REMIC II Remittance
     Rate for each Corresponding REMIC II Regular Interest for such Interest
     Accrual Period and (ii) 5.87900% per annum;

          (n) with respect to each Class of the Class H, Class J and Class K
     Certificates, for any Interest Accrual Period, an annual rate equal to the
     REMIC II Remittance Rate for each Corresponding REMIC II Regular Interest for such Interest Accrual Period;

          (o) with respect to each Class of the Class L, Class M, Class N, Class
     P, Class Q, Class S and Class T Certificates, for any Interest Accrual
     Period, an annual rate equal to the lesser of (i) the REMIC II Remittance
     Rate for each Corresponding REMIC II Regular Interest for such Interest
     Accrual Period and (ii) 5.11400% per annum;

          (p) with respect to any Class X-CL REMIC III Component, for any
     Interest Accrual Period, an annual rate equal to either: (i) if such Class
     X-CL REMIC III Component has a Corresponding Class X-CP REMIC III
     Component, and if such Interest Accrual Period relates to, or otherwise ends prior to, the Class X-CP Termination Date for such Corresponding Class
     X- CP REMIC III Component, the excess, if any, of (A) the REMIC II
     Remittance Rate with respect to such Class X-CL REMIC III Component's
     Corresponding REMIC II Regular Interest for such Interest Accrual Period, over (B) the greater of (1) the Adjusted REMIC II Remittance Rate with respect to such Class X-CL REMIC III Component's Corresponding REMIC II
     Regular Interest for such Interest Accrual Period and (2) the Reference
     Rate for such Interest Accrual Period; or (ii) in all other cases, the excess, if any, of (X) the REMIC II Remittance Rate with respect to such
     Class X-CL REMIC III Component's Corresponding REMIC II Regular Interest
     for such Interest Accrual Period, over (Y) the Adjusted REMIC II Remittance
     Rate with respect to such Class X-CL REMIC III Component's Corresponding
     REMIC II Regular Interest for such Interest Accrual Period;

          (q) with respect to the Class X-CL Certificates, for any Interest
     Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective
     Pass-Through Rates applicable to the Class X-CL REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective
     Component

                                      -68-

     Notional Amounts of the Class X-CL REMIC III Components outstanding immediately prior to the related Distribution Date;

          (r) with respect to any Class X-CP REMIC III Component, for any
     Interest Accrual Period, an annual rate equal to either: (i) if such
     Interest Accrual Period relates to, or otherwise ends prior to, the Class
     X-CP Termination Date for such Class X-CP REMIC III Component, the excess, if any, of (A) the lesser of (1) the REMIC II Remittance Rate with respect to such Class X-CP REMIC III Component's Corresponding REMIC II Regular
     Interest for such Interest Accrual Period and (2) the Reference Rate for such Interest Accrual Period, over (B) the Adjusted REMIC II Remittance
     Rate with respect to such Class X-CP REMIC III Component's Corresponding
     REMIC II Regular Interest for such Interest Accrual Period; or (ii) if such
     Interest Accrual Period relates to a Distribution Date subsequent to the
     Class X-CP Termination Date for such Class X-CP REMIC III Component, 0% per annum;

          (s) with respect to the Class X-CP Certificates, for any Interest
     Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective
     Pass-Through Rates applicable to the Class X-CP REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective
     Component Notional Amounts of the Class X-CP REMIC III Components
     outstanding immediately prior to the related Distribution Date; provided that, for reporting purposes, the Pass-Through Rate of the Class X-CP
     Certificates for each Interest Accrual Period shall be calculated in accordance with the Prospectus Supplement;

          (t) with respect to any REMIC III Component of the Class X-W
     Certificates, for any Interest Accrual Period, an annual rate equal to the excess, if any, of (X) the REMIC II Remittance Rate with respect to such
     Class X-W REMIC III Component's Corresponding REMIC II Regular Interest for
     such Interest Accrual Period, over (Y) the Adjusted REMIC II Remittance
     Rate with respect to such Class X-W REMIC III Component's Corresponding
     REMIC II Regular Interest for such Interest Accrual Period; and

          (u) with respect to the Class X-W Certificates, for any Interest
     Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective
     Pass-Through Rates applicable to the Class X-W REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective
     Component Notional Amounts of the Class X-W REMIC III Components
     outstanding immediately prior to the related Distribution Date.

          "Payee" shall have the meaning assigned thereto in Section 2.01(c).

          "PCAOB" shall mean the Public Company Accounting Oversight Board.

          "Percentage Interest" shall mean: (a) with respect to any Regular
Interest Certificate, the portion of the relevant Class evidenced by such
Certificate, expressed as a percentage, the numerator of which is the
Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or
Original Class Notional Amount, as the case may be, of the relevant Class; and
(b) with respect to any other Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                                      -69-

          "Performing Serviced Mortgage Loan" shall mean any Corrected Mortgage
Loan and any Serviced Mortgage Loan as to which a Servicing Transfer Event has never occurred.

          "Performing Serviced Trust Mortgage Loan" shall mean any Trust
Mortgage Loan that is a Performing Serviced Mortgage Loan.

          "Permitted Encumbrances" shall have the meaning assigned thereto in paragraph (viii) of Schedule II.

          "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee
(in its individual capacity) if otherwise qualifying hereunder):

          (i)   direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original
                maturities of not more than 365 days), provided that such
                obligations are backed by the full faith and credit of the
                United States. Such obligations must be limited to those
                instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii)  repurchase obligations with respect to any security described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such
                obligations are rated in the highest rating category of each
                Rating Agency (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with
                respect to any Class of Certificates or any class of Specially
                Designated Non-Trust Mortgage Loan Securities that is rated by such Rating Agency, as evidenced in writing by such Rating
                Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are rated in the highest rating category of each Rating Agency (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Specially
                Designated Non-Trust Mortgage Loan Securities that is rated by such Rating Agency, as evidenced in writing by such Rating
                Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate

                                      -70-

                index plus a single fixed spread (if any), and move
                proportionately with that index;

          (iv)  commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the
                United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each Rating Agency (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of
                Certificates or any class of Specially Designated Non-Trust
                Mortgage Loan Securities that is rated by such Rating Agency, as evidenced in writing by such Rating Agency). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such
                interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move
                proportionately with that index;

          (v)   units of money market funds rated in the highest applicable rating category of each Rating Agency (or, in the case of any
                Rating Agency, such lower rating as will not result in an
                Adverse Rating Event with respect to any Class of Certificates or any class of Specially Designated Non-Trust Mortgage Loan
                Securities that is rated by such Rating Agency, as evidenced in writing by such Rating Agency) and which seeks to maintain a constant net asset value; and

          (vi)  any other obligation or security that (A) is acceptable to each
                Rating Agency, evidence of which acceptability shall (1) in the case of any Rating Agency, be evidenced in a writing by such
                Rating Agency to the effect that such obligation or security will not result in an Adverse Rating Event with respect to any
                Class of Certificates or any class of Specially Designated
                Non-Trust Mortgage Loan Securities that is rated by such Rating
                Agency, or (2) otherwise be evidenced in a writing by each
                Rating Agency to the Master Servicer, the Special Servicer and
                the Trustee, (B) is rated in the highest applicable rating category by each Rating Agency and (C) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that, with respect to any investment of funds allocable to a Specially Designated Securitized
Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, if any of the related Specially Designated

                                      -71-

Non-Trust Mortgage Loan Securities are rated by Moody's, then the term "Rating
Agency" as used in this definition shall be deemed to include Moody's.

          "Permitted Purchase" shall mean:

          (i)   the repurchase of a Lehman Trust Mortgage Loan or any related
                REO Property by the Depositor, pursuant to Section 2.03;

          (ii)  the repurchase of a Non-Lehman Trust Mortgage Loan or any related REO Property by or on behalf of the related Unaffiliated
                Mortgage Loan Seller, pursuant to the related Mortgage Loan
                Purchase Agreement;

          (iii) the purchase of a Specially Serviced Trust Mortgage Loan by a
                Purchase Option Holder or its assignee, pursuant to Section
                3.18;

          (iv)  the purchase of a Trust Mortgage Loan or REO Property by a
                Controlling Class Certificateholder, the Special Servicer, the
                Master Servicer, the Depositor or Lehman Brothers, or the
                acquisition thereof in exchange for Certificates, in any event pursuant to Section 9.01;

          (v)   the purchase of a Mortgage Loan by the holder of a related mezzanine loan in connection with a default under such Mortgage
                Loan, as set forth in the related intercreditor agreement; or

          (vi)  in the case of a Combination Trust Mortgage Loan, the purchase of such Mortgage Loan by a related Non-Trust Mortgage Loan
                Noteholder or its designee, pursuant to the related Co-Lender
                Agreement.

          "Permitted Transferee" shall mean any Transferee of a Residual
Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the
Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause any
REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified
Partnership, or (e) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" shall have the meaning assigned thereto in Section 5.02(c).

          "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Interest
Certificates.

                                      -72-

          "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, on behalf of [NAME OF
TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial
Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series
2007-C2, Pool Custodial Account".

          "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled substantially as follows: "[NAME OF SPECIAL SERVICER], as Special
Servicer, on behalf of [NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2007-C2, Commercial
Mortgage Pass-Through Certificates, Series 2007-C2, Pool REO Account".

          "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, the assumption that no Mortgage
Loan is prepaid prior to stated maturity, except that it is assumed that each
ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

          "Prepayment Consideration" shall mean any Prepayment Premium, Yield
Maintenance Charge and/or Excess Defeasance Deposit Proceeds.

          "Prepayment Consideration Entitlement" shall mean:

          (i)  with respect to (A) any Distribution Date on which any Net
               Prepayment Consideration Received by the Trust on any Group 1
               Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) is distributable and (B) any Class of YM
               Principal Balance Certificates that is entitled to distributions of principal with respect to Loan Group No. 1 on such
               Distribution Date, for purposes of determining the portion of such Net Prepayment Consideration distributable with respect to such Class of YM Principal Balance Certificates, an amount equal to the product of (x) the amount of such Net Prepayment
               Consideration, multiplied by (y) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of YM Principal
               Balance Certificates for the related Interest Accrual Period over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Trust
               Mortgage Loan (or REO Trust Mortgage Loan) over the relevant
               Discount Rate, and further multiplied by (z) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of YM Principal Balance Certificates on such Distribution Date pursuant to Section 4.01 with respect to
               Loan Group No. 1, and the denominator of which is equal to the portion, if any, of the Adjusted Principal Distribution Amount
               for such Distribution Date that is attributable to Loan Group No.
               1; and

          (ii) with respect to (A) any Distribution Date on which any Net
               Prepayment Consideration Received by the Trust on any Group 2
               Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) is distributable and

                                      -73-

               (B) any Class of YM Principal Balance Certificates that is entitled to distributions of principal with respect to Loan Group
               No. 2 on such Distribution Date, for purposes of determining the portion of such Net Prepayment Consideration distributable with respect to such Class of YM Principal Balance Certificates, an amount equal to the product of (x) the amount of such Net
               Prepayment Consideration, multiplied by (y) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such
               Class of YM Principal Balance Certificates for the related
               Interest Accrual Period over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the
               Mortgage Rate for such Trust Mortgage Loan (or REO Trust Mortgage
               Loan) over the relevant Discount Rate, and further multiplied by
               (z) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of YM Principal Balance
               Certificates on such Distribution Date pursuant to Section 4.01 with respect to Loan Group No. 2, and the denominator of which is equal to the portion, if any, of the Adjusted Principal
               Distribution Amount for such Distribution Date that is
               attributable to Loan Group No. 2.

          For purposes of the foregoing, to the extent that distributions of principal on any Class of YM Principal Balance Certificates on any Distribution
Date could be made from principal amounts allocable to either Loan Group, the
Trustee shall assume that those distributions of principal on that Class of YM
Principal Balance Certificates on that Distribution Date are made from principal amounts allocable to each Loan Group, on a pro rata basis in accordance with the respective principal amounts allocable to each Loan Group that were available for distributions of principal on that Class. In connection therewith, (i)
distributions of principal made with respect to the Class A-1A Certificates, pursuant to subclause (i) of clause second of Section 4.01(a), on any
Distribution Date prior to both the Senior Class A Principal Distribution
Cross-Over Date and the Final Distribution Date, shall be deemed made solely from principal amounts allocable to Loan Group No. 2, and (ii) all other distributions of principal made with respect to any Class of Principal Balance
Certificates, pursuant to Section 4.01(a) or 4.01(b), on any Distribution Date,
shall be deemed made from principal amounts allocable to both Loan Groups (net of any principal amounts allocable to Loan Group No. 2 that may have been applied on such Distribution Date as contemplated by clause (i) of this sentence).

          "Prepayment Interest Excess" shall mean: (a) with respect to any
Serviced Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or
Condemnation Proceeds, any other early recovery of principal received) after its
Due Date in any applicable Collection Period, any payment of interest (net of related Master Servicing Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Consideration that may have been collected and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, further exclusive of any Additional Interest); and (b) with respect to any Outside Serviced Trust
Mortgage Loan that was subject to a Principal Prepayment in full or in part made
(or, if resulting from the application of Insurance Proceeds or Condemnation
Proceeds, any other early recovery of principal received) after its Due Date in any applicable Underlying Collection Period, any payment of interest (net of related Master Servicing Fees and Outside Servicing Fees) actually collected from the related Mortgagor or otherwise and

                                      -74-

intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related
Prepayment Consideration that may have been collected).

          "Prepayment Interest Shortfall" shall mean: (a) with respect to any
Serviced Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or
Condemnation Proceeds, any other early recovery of principal received) prior to its Due Date in any applicable Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any Prepayment Consideration that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (reduced, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, by the related Additional Interest Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related
Mortgagor to, but not including, such Due Date (exclusive of any related Master
Servicing Fees that would have been payable out of such uncollected interest);
and (b) with respect to any Outside Serviced Trust Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to its Due Date in any applicable
Underlying Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any
Prepayment Consideration that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate on the amount of such
Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date (exclusive of any related Master Servicing Fees and Outside Servicing Fees that would have been payable out of such uncollected interest).

          "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge or any Excess Defeasance Deposit Proceeds) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan.

          "Primary Servicing Office" shall mean the offices of the Master
Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing
Date, the Primary Servicing Office of the Master Servicer is located at 8739
Research Drive, URP4-NC 1075, Charlotte, North Carolina 28262-1075, and the
Primary Servicing Office of the Special Servicer is located at 1601 Washington
Avenue, Suite 700, Miami Beach, Florida 33139.

          "Prime Rate" shall mean the "prime rate" published in the "Money
Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee shall select an equivalent publication that publishes such
"prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the
Trustee shall notify any Fiscal Agent, the Master Servicer, the Special Servicer
and each Serviced Non-Trust Mortgage Loan Noteholder in writing of its selection.

          "Principal Balance Certificate" shall mean any Regular Interest
Certificate (other than an Interest-Only Certificate).

                                      -75-

          "Principal Distribution Amount" shall mean, with respect to any
Distribution Date, an amount equal to the aggregate (without duplication) of the following:

          (a) the aggregate of all payments of principal (other than Principal
     Prepayments) Received by the Trust with respect to the Trust Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a
     Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

          (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were Received by the
     Trust prior to the related Collection Period;

          (c) the aggregate of all Principal Prepayments Received by the Trust on the Trust Mortgage Loans during the related Collection Period;

          (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received by the Trust with respect to any Trust
     Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Trust
     Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

          (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds,
     Insurance Proceeds and REO Revenues Received by the Trust with respect to any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Trust Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date; and

          (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Trust Mortgage Loans and any REO
     Trust Mortgage Loans for such Distribution Date;

provided that none of the amounts set forth in clauses (a) through (f) of this definition shall represent amounts received, due or advanced on or in respect of any Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Principal Prepayment" shall mean any voluntary payment of principal made by or on behalf of the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date, that is Received by the Trust and that is not accompanied by an amount of interest (without regard to any Prepayment
Consideration that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                                      -76-

          "Prohibited Transaction Exemption" shall mean Prohibited Transaction
Exemption 91-14 granted to a predecessor of Lehman Brothers by the United States
Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

          "Proposed Plan" shall have the meaning assigned thereto in Section
3.17(a)(iii).

          "Prospectus" shall mean the prospectus dated April 16, 2007, as supplemented by the Prospectus Supplement, relating to the Registered
Certificates.

          "Prospectus Supplement" shall mean the prospectus supplement dated
April 24, 2007, relating to the Registered Certificates.

          "PTCE" shall mean prohibited transaction class exemption.

          "PTE" shall mean prohibited transaction exemption.

          "Purchase Option Holders" shall have the meaning assigned thereto in
Section 3.18(b).

          "Purchase Price" shall mean, with respect to any Trust Mortgage Loan
(or REO Property or, in the case of any REO Property that relates to a Loan
Combination, the Trust's interest therein), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Trust Mortgage Loan (or, in the case of an REO Property, the related REO Trust Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Trust Mortgage Loan
(or, in the case of an REO Property, the related REO Trust Mortgage Loan) to, but not including, the Due Date in the applicable Collection Period of purchase
(exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, if applicable, Additional Interest or Outside
Servicing Fees), (c) all related unreimbursed Servicing Advances with respect to such Trust Mortgage Loan (or REO Property), if any, together with the amount of any Servicing Advance (and accrued interest thereon in accordance with Section
3.11(g)) with respect to such Trust Mortgage Loan (or REO Property) that has been previously reimbursed as a Nonrecoverable Advance out of general collections of principal on the Mortgage Pool (but only to the extent such amounts have not been reimbursed to the Trust), (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable, Section 3.11(g) and/or Section 4.03(d), and (e) in the case of a repurchase by the Depositor pursuant to Section 2.03 or by an Unaffiliated
Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement,
(i) to the extent not otherwise included in the amount described in clause (d)
of this definition, any unpaid Special Servicing Fees and other Additional Trust
Fund Expenses with respect to such Trust Mortgage Loan (or REO Property), including any Liquidation Fee that may be payable because the subject repurchase occurred subsequent to the expiration of the Seller/Depositor Resolution Period for the Material Document Defect or Material Breach, as applicable, that gave rise to the repurchase, and (ii) to the extent not otherwise included in the amount described in clause (c) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Trust
Mortgage Loan (or such REO Property or an interest therein); provided that, in the case of a Trust Mortgage Loan that is part of a Loan Combination, the
Purchase Price calculated above may be reduced (subject to the provisions of the related Co-Lender Agreement) by any related unpaid Master Servicing Fees, unreimbursed Advances and/or, to the extent included therein pursuant to clause
(d) above, unpaid interest on Advances which, following the subject purchase, will continue to be payable or reimbursable under the related Co-Lender
Agreement and/or any successor servicing agreement to the Master Servicer and/or the Special Servicer

                                      -77-

in respect of such Trust Mortgage Loan (which amounts shall no longer be payable hereunder); and provided, further, that, in the case of an REO Property that relates to a Serviced Loan Combination, for purposes of Section 3.18, Section
6.11 and Section 6.12, the Purchase Price for such REO Property shall instead equal the aggregate of the amounts described in clauses (a), (b), (c) and (d)
above with respect to all of the REO Mortgage Loans comprising such Loan
Combination.

          "Qualified Bidder" shall have the meaning assigned thereto in Section
7.01(c).

          "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

          "Qualified Mortgage" shall have the meaning assigned thereto in
Section 2.03(a).

          "Rated Final Distribution Date" shall mean, with respect to each Class of Principal Balance Certificates (other than the Class T Certificates), the
Distribution Date in February 2040.

          "Rating Agency" shall mean each of S&P and Fitch.

          "Realized Loss" shall mean:

          (1) with respect to each Trust Mortgage Loan and Serviced Non-Trust
     Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Mortgage Loan as to which a Final Recovery
     Determination has been made as to the related REO Property, or with respect to any Trust Mortgage Loan that was the subject of a Cash-Based Permitted
     Purchase for less than the applicable Purchase Price, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the applicable Collection Period in which the Final Recovery Determination or purchase, as the case may be, was made, plus (ii) without taking into account the amount described in subclause
     (1)(b) of this definition, all accrued but unpaid interest on such Mortgage
     Loan or such REO Mortgage Loan, as the case may be, to but not including the Due Date in the applicable Collection Period in which the Final
     Recovery Determination or purchase, as the case may be, was made
     (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Mortgage Loan or any successor REO Mortgage Loan with respect thereto after its Anticipated
     Repayment Date, Additional Interest), over (b) all payments and proceeds, if any, received in respect of such Mortgage Loan or, to the extent allocable to such REO Mortgage Loan, the related REO Property, as the case may be, during the applicable Collection Period in which such Final
     Recovery Determination or purchase, as the case may be, was made, insofar as such payments and proceeds are allocable to interest (other than Default
     Interest and Additional Interest) on or principal of such Mortgage Loan or
     REO Mortgage Loan; provided that, in the case of any Outside Serviced Trust
     Mortgage Loan or any related REO Trust Mortgage Loan that was the subject of a Final Recovery Determination or a Cash-Based Permitted Purchase under the related Outside Servicing Agreement and/or the related Co-Lender
     Agreement, references to "Collection Period" in this clause (1) shall mean the related Underlying Collection Period;

                                      -78-

          (2) with respect to each Trust Mortgage Loan and Serviced Non-Trust
     Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable Outside
     Servicer pursuant to the related Outside Servicing Agreement), the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date,
     Additional Interest) so canceled;

          (3) with respect to each Trust Mortgage Loan and Serviced Non-Trust
     Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of an
     Outside Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the related Outside Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Monthly
     Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment); and

          (4) with respect to any Trust Mortgage Loan or REO Trust Mortgage
     Loan, to the extent not otherwise taken into account as part of a Realized
     Loss determined pursuant to any of clauses (1), (2) and (3) of this definition, the amount of any related Advance that is reimbursed as a
     Nonrecoverable Advance out of general collections on the Mortgage Pool (net of any Recovered Amount in connection with the item for which such
     Nonrecoverable Advance was made).

          "Received by the Trust" shall mean: (a) in the case of an Outside
Serviced Trust Mortgage Loan or any related REO Property, received by the
Trustee (or the Master Servicer on behalf of the Trustee), as holder of the
Mortgage Note for such Outside Serviced Trust Mortgage Loan, on behalf of the
Trust; and (b) in the case of any other Trust Mortgage Loan or REO Property, received by the Master Servicer or any of its Sub-Servicers, the Special
Servicer or any of its Sub-Servicers or the Trustee, as the case may be, in any event on behalf of the Trust.

          "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such
Distribution Date occurs; provided that, if the initial Distribution Date occurs in the same calendar month as the Closing Date, then the Record Date for the initial Distribution Date shall be the Closing Date.

          "Recording Agent" shall have the meaning assigned thereto in Section
2.01(c).

          "Recovered Amount" shall have the meaning assigned thereto in Section
1.03(c).

          "Reference Rate" shall mean, with respect to any Interest Accrual
Period, the applicable rate per annum set forth on the Reference Rate Schedule.

          "Reference Rate Schedule" shall mean the list of Reference Rates set forth on the schedule attached hereto as Schedule X.

                                      -79-

          "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the
Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class X-CP, Class X-W,
Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F
Certificates are Registered Certificates.

          "Regular Interest Certificate" shall mean any REMIC III Certificate other than a Class R-III Certificate.

          "Regulation AB" shall mean Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "Regulation S" shall mean Regulation S under the Securities Act.

          "Regulation S Global Certificate" shall mean, with respect to any
Class of Book-Entry Non-Registered Certificates offered and sold outside of the
United States in reliance on Regulation S, one or collectively more global
Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S CUSIP number.

          "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with Section 3.11(g) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "Relevant Servicing Criteria" means, with respect to any of the various parties listed on Exhibit T, the Servicing Criteria applicable to the subject party, as set forth on Exhibit T attached hereto (as such Exhibit T may be updated or limited (including, without limitation, by not requiring delivery of certain of the items set forth therein) based on interpretive guidance relating to Item 1122 of Regulation AB provided by the Commission or its staff, which update or limitation is reasonably agreed to by the parties hereto). For clarification purposes, multiple parties can have responsibility for the same
Relevant Servicing Criteria. With respect to a Sub-Servicing Function
Participant engaged by the Trustee, the Master Servicer or the Special Servicer,
the term "Relevant Servicing Criteria" shall refer to the respective portions of the Relevant Servicing Criteria applicable to the Master Servicer, the Special
Servicer or the Trustee that the Sub-Servicing Function Participant has been engaged to perform or has performed.

          "Remaining Adjusted Principal Distribution Amount" shall mean, with respect to any Class of Class B Through T Certificates for any Distribution
Date, an amount equal to the Adjusted Principal Distribution Amount for such
Distribution Date, reduced by all distributions of principal to be made on such
Distribution Date: (i) pursuant to Section 4.01(a) with respect to the Senior
Class A Certificates, the Class A-M Certificates and the Class A-J Certificates;
and (ii) pursuant to Section 4.01(b) with respect to any and all other Classes of the Class B Through T Certificates that evidence a right to payment in accordance with such Section 4.01(b) that is prior to the right to payment evidenced by the subject Class of Class B Through T Certificates. The priority of payments on the various Classes of the Class B Through T Certificates under
Section 4.01(b) shall be consistent with the alphabetic order of the respective
Class designations of such Classes of Certificates, with the Class B
Certificates

                                      -80-

entitling the Holders thereof to the highest payment priority under Section
4.01(b) as among the respective Classes of the Class B Through T Certificates and the Class T Certificates entitling the Holders thereof to the lowest payment priority under Section 4.01(b) as among the respective Classes of the Class B
Through T Certificates.

          "Remaining Available Distribution Amount" shall mean, with respect to any Class of Class B Through T Certificates for any Distribution Date, an amount equal to the Available Distribution Amount for such Distribution Date, reduced by all distributions to be made on such Distribution Date: (i) pursuant to
Section 4.01(a) with respect to the Senior Certificates, the Class A-M
Certificates and the Class A-J Certificates; and (ii) pursuant to Section
4.01(b) with respect to any and all other Classes of the Class B Through T
Certificates that evidence a right to payment in accordance with such Section
4.01(b) that is prior to the right to payment evidenced by the subject Class of
Class B Through T Certificates. The priority of payments on the various Classes of the Class B Through T Certificates under Section 4.01(b) shall be consistent with the alphabetic order of the respective Class designations of such Classes of Certificates, with the Class B Certificates entitling the Holders thereof to the highest payment priority under Section 4.01(b) as among the respective
Classes of the Class B Through T Certificates and the Class T Certificates
entitling the Holders thereof to the lowest payment priority under Section
4.01(b) as among the respective Classes of the Class B Through T Certificates.

          "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

          "REMIC I" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) any Loan
REMIC Regular Interests; (ii) the Trust Mortgage Loans (exclusive of any Early
Defeasance Trust Mortgage Loans) as from time to time are subject to this
Agreement and all payments under and proceeds of such Trust Mortgage Loans
Received by the Trust after the Closing Date (other than any such payments and/or proceeds that represent (A) scheduled payments of interest and principal due in respect of the Trust Mortgage Loans on or before the Cut-off Date, or (B)
Additional Interest Received by the Trust in respect of the ARD Trust Mortgage
Loans, if any, after their respective Anticipated Repayment Dates), together with all documents included in the related Mortgage Files; (iii) any REO
Properties (other than an REO Property acquired in respect of any Early
Defeasance Trust Mortgage Loan) as from time to time are subject to this
Agreement (or, in the case of any REO Property that relates to a Loan
Combination, the Trust's interest therein) and all income and proceeds therefrom; (iv) such funds or assets (including any Initial Deposits) as from time to time are deposited in the Pool Custodial Account, the Collection
Account, the Interest Reserve Account and, if established, the Pool REO Account, exclusive of any such funds or assets that (A) are included in a Loan REMIC or
(B) represent Additional Interest Received by the Trust in respect of the ARD
Trust Mortgage Loans, if any, after their respective Anticipated Repayment
Dates; (v) to the extent not included in a Loan REMIC, the rights of the
Depositor under the UMLS/Depositor Mortgage Loan Purchase Agreement(s); and (vi)
to the extent not included in a Loan REMIC, the rights of the holder of the
Mortgage Note for each Trust Mortgage Loan that is part of a Loan Combination under the related Co-Lender Agreement and, in the case of each Outside Serviced
Trust Mortgage Loan, under the related Outside Servicing Agreement; provided that REMIC I shall not include the Non-Trust Mortgage Loans or any successor REO
Mortgage Loans with respect thereto or any payments or other collections of principal, interest, Prepayment Consideration or other amounts collected on such
Non-Trust Mortgage

                                      -81-

Loans or any successor REO Mortgage Loans with respect thereto; and provided, further, that REMIC I shall not include the Loss of Value Reserve Fund or any amounts on deposit therein.

          "REMIC I Regular Interest" shall mean any of the separate
non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary
Statement hereto.

          "REMIC I Remittance Rate" shall mean: (a) with respect to any REMIC I
Regular Interest issued in respect of a Loan REMIC Regular Interest, a rate per annum that is, for any Interest Accrual Period, equal to the Loan REMIC
Remittance Rate with respect to such Loan REMIC Regular Interest for such
Interest Accrual Period; (b) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Trust Mortgage Loan (other than any
Early Defeasance Trust Mortgage Loan) that accrues interest on a 30/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) the
Mortgage Rate in effect for such corresponding Trust Mortgage Loan as of the
Closing Date (without regard to any modifications, extensions, waivers or amendments of such corresponding Trust Mortgage Loan subsequent to the Closing
Date), minus (ii) the sum of (A) the Master Servicing Fee Rate for such corresponding Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto, plus (B) the Trustee Fee Rate, plus (C) if such corresponding
Trust Mortgage Loan is an Outside Serviced Trust Mortgage Loan, the related
Outside Servicing Fee Rate; and (c) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Trust Mortgage Loan (other than any Early Defeasance Trust Mortgage Loan) that accrues interest on an Actual/360
Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of
12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such
REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular
Interest immediately prior to the Distribution Date that corresponds to such
Interest Accrual Period, minus (ii) the sum of (A) the Master Servicing Fee Rate for the corresponding Trust Mortgage Loan (or any successor REO Trust Mortgage
Loan with respect thereto), plus (B) the Trustee Fee Rate.

          "REMIC II" shall mean the segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the
Holders of the Class R-II Certificates, pursuant to Section 2.09, with respect to which a separate REMIC election is to be made.

          "REMIC II Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at its REMIC II Remittance Rate in effect from time to time and, further, shall be entitled to distributions of principal over time, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary
Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

          "REMIC II Remittance Rate" shall mean, with respect to any REMIC II
Regular Interest for any Interest Accrual Period, an annual rate equal to the
Weighted Average REMIC I Remittance Rate for such Interest Accrual Period.

                                      -82-

          "REMIC III" shall mean the segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates, pursuant to Section 2.11, with respect to which a separate REMIC election is to be made.

          "REMIC III Certificate" shall mean any Class A-1, Class A-2, Class
A-AB, Class A-3, Class A-1A, Class X-CL, Class X-CP, Class X-W, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class P, Class Q, Class S or Class T
Certificate or any Class R-III Certificate.

          "REMIC III Component" shall mean:

          (a) with respect to the Class X-CL Certificates, any of the Class X-CL
     REMIC III Components;

          (b) with respect to the Class X-CP Certificates, any of the Class X-CP
     REMIC III Components; and

          (c) with respect to the Class X-W Certificates, any of the Class X-W
     REMIC III Components.

          "REMIC Pool" shall mean any of REMIC I, REMIC II, REMIC III and, subject to Section 2.06(b), the Loan REMICs.

          "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter
M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property" shall mean, with respect to any REO
Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account" shall mean the Pool REO Account or a Loan Combination
REO Account, as applicable.

          "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09 (or, in the case of any REO Property relating to an
Outside Serviced Trust Mortgage Loan, pursuant to the related Outside Servicing
Agreement).

          "REO Disposition" shall mean the sale or other disposition of any
Administered REO Property pursuant to Section 3.18 (or, in the case of any REO
Property relating to an Outside Serviced Trust Mortgage Loan, pursuant to the related Outside Servicing Agreement).

          "REO Extension" shall have the meaning assigned thereto in Section
3.16(a).

          "REO Mortgage Loan" shall mean the mortgage loan (or, if a Serviced
Loan Combination is involved, one of the two or more mortgage loans comprising such Loan Combination) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage

                                      -83-

Loan shall be deemed to relate to and succeed the Mortgage Loan (or, in the case of any REO Property that relates to a Serviced Loan Combination, one of the two or more Mortgage Loans or, in the case of any REO Property that relates to an
Outside Serviced Loan Combination, the Trust Mortgage Loan) relating to the subject REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly
Payment and otherwise to have the same terms and conditions as its predecessor
Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO
Property as part of the Trust Fund or, if applicable in the case of any REO
Property that relates to a Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and, if applicable hereunder, an initial Stated Principal Balance equal to the unpaid principal balance and
Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a
Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage
Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage
Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. Amounts Received by the
Trust (or, if applicable, received on behalf of the related Serviced Non-Trust
Mortgage Loan Noteholder) with respect to each REO Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining any related Administered REO Property or for the reimbursement of the Master Servicer, the Special Servicer, the Trustee or
any Fiscal Agent for any other related Servicing Advances) shall be treated:
first, as a recovery of accrued and unpaid interest on such REO Mortgage Loan at the related Mortgage Rate (net, in the case of any successor REO Mortgage Loan in respect of an Outside Serviced Trust Mortgage Loan, of any related Outside
Servicing Fees payable therefrom) to but not including the Due Date in the related Collection Period of receipt (exclusive, however, in the case of an REO
Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated
Repayment Date, of any such accrued and unpaid interest that constitutes
Additional Interest); second, as a recovery of principal of such REO Mortgage
Loan to the extent of its entire unpaid principal balance; third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts (or, in the case of an REO Mortgage Loan in respect of an Outside
Serviced Trust Mortgage Loan, any Prepayment Consideration) due and owing in respect of such REO Mortgage Loan (exclusive, however, in the case of an REO
Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated
Repayment Date, of any such accrued and unpaid interest that constitutes
Additional Interest); and fourth, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such REO Mortgage Loan;
provided that, in the case of an REO Mortgage Loan in respect of an Outside
Serviced Trust Mortgage Loan, if an allocation in accordance with this sentence would conflict with remittance reports from the applicable Outside Servicer, the
Master Servicer shall, in the absence of actual knowledge of an error, rely on the allocation in such remittance reports; and provided, further, that, if one or more Advances previously made in respect of an REO Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more Nonrecoverable Advances, then collections in respect of such REO
Trust Mortgage Loan available for application pursuant to clauses first through fourth of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such REO Trust
Mortgage Loan, to the extent of any outstanding P&I Advances and unpaid Master
Servicing Fees in respect of such REO Trust Mortgage Loan, (ii) as a recovery of the item(s) for which such previously reimbursed Nonrecoverable Advance(s) were made (together with any interest on

                                      -84-

such previously reimbursed Nonrecoverable Advance(s) that was also paid out of general collections of principal on the Mortgage Pool), and (iii) in accordance with clauses first through fourth of this sentence (taking into account the applications pursuant to clauses (i) and (ii) of this proviso); and provided, further, that if the Mortgage Loans comprising any Serviced Loan Combination become REO Mortgage Loans, amounts (other than Loss of Value Payments deemed to constitute Liquidation Proceeds with respect to the REO Trust Mortgage Loan in such Serviced Loan Combination and other than Liquidation Proceeds resulting from the purchase of the Trust's interest in any related REO Property pursuant to or as contemplated by Section 2.03) received with respect to such REO
Mortgage Loans shall be applied to amounts due and owing in respect of such REO
Mortgage Loans as provided in the related Co-Lender Agreement; and provided, further, that Loss of Value Payments shall not be applied in accordance with the foregoing provisions of this definition unless and until such amounts are transferred to the Pool Custodial Account, and deemed to constitute Liquidation
Proceeds in respect of a particular REO Trust Mortgage Loan, in accordance with
Section 3.05(e). Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any
Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or
any Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.11(g) and 4.03(d), respectively, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the
Trustee or such Fiscal Agent, as the case may be, in respect of an REO Mortgage
Loan. The foregoing allocations are not intended to limit the rights of the parties hereunder to reimbursements or indemnities to which they are otherwise entitled hereunder.

          "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of a Mortgaged Property related to a Serviced Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Mortgage Loan
Noteholder(s), as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan (or a Loan
Combination); provided that the Mortgaged Property securing an Outside Serviced
Loan Combination (if acquired under the related Outside Servicing Agreement)
shall constitute an REO Property if such Mortgaged Property is so acquired for the benefit of the related Non-Trust Mortgage Loan Noteholder(s) and the Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the subject Outside Serviced Loan Combination.

          "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

          "REO Trust Mortgage Loan" shall mean the successor REO Mortgage Loan with respect to any Trust Mortgage Loan as to which the related Mortgaged
Property has become an REO Property.

          "Request for Release" shall mean a request signed by a Servicing
Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

                                      -85-

          "Required Appraisal" shall mean, with respect to each Required
Appraisal Loan, an appraisal of the related Mortgaged Property from an
Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with
12 CFR Section 225.62 and conducted in accordance with the standards of the
Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated
Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior 12 months, a "desktop" value estimate performed by the Special Servicer.

          "Required Appraisal Loan" shall mean any Serviced Mortgage Loan:

          (i) that becomes a Modified Loan;

          (ii) that is 60 days or more delinquent in respect of any Monthly
     Payment, except for a Balloon Payment;

          (iii) that is delinquent in respect of its Balloon Payment, if any,
     (A) for one (1) Business Day beyond the date on which such Balloon Payment was due (unless clause (B) below applies) or (B) if the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special
     Servicer prior to the date when such Balloon Payment was due, for 30 days beyond the date on which such Balloon Payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

          (iv) with respect to which the related Mortgaged Property has become an REO Property;

          (v) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related
     Mortgaged Property;

          (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof; or

          (vii) that remains outstanding five (5) years following any extension of its maturity date pursuant to Section 3.20;

provided that all of the Mortgage Loans comprising a Serviced Loan Combination shall, upon the occurrence of any of the events described in clauses (i) through
(vii) of this definition in respect of any such Mortgage Loan, be deemed to be a single "Required Appraisal Loan". Any Required Appraisal Loan shall cease to be such at such time as it has become a Corrected Mortgage Loan (assuming such
Required Appraisal Loan was a Specially Serviced Mortgage Loan), it has remained current for at least three consecutive Monthly Payments, and no other event described in clauses (i) through (vii) above has occurred with respect thereto during the preceding three-month period. The term "Required Appraisal Loan"
shall include any successor REO Mortgage Loan(s) in respect of a Serviced Trust
Mortgage Loan or Serviced Loan Combination. In no event shall any Outside
Serviced Trust Mortgage Loan or any

                                      -86-

successor REO Trust Mortgage Loan with respect thereto or any Outside Serviced
Loan Combination constitute a Required Appraisal Loan hereunder.

          "Required Appraisal Value" shall mean, with respect to any Mortgaged
Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised
Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal (as such Appraised Value may be reduced by the Special Servicer, acting in accordance with the Servicing Standard, based upon the Special Servicer's review of the subject Required Appraisal and such other information that the Special
Servicer, acting in accordance with the Servicing Standard, deems relevant
(provided that the Special Servicer shall not be obligated to make any such reduction)), over (ii) the amount of any obligations secured by liens on such
Mortgaged Property (or REO Property) that are prior to the lien of the related
Required Appraisal Loan; plus (b) the amount of Escrow Payments and Reserve
Funds held by the Master Servicer in respect of such Required Appraisal Loan that (i) are not being held for purposes of paying any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the 12-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such Required Appraisal Loan and that may be drawn upon for purposes of paying down the principal balance of such
Required Appraisal Loan.

          "Required Insurer Rating" shall mean:

          (i) for purposes of Sections 3.07(a) and 3.07(b), a "claims paying ability", "financial strength" or comparable rating, as applicable, of at least "A" from S&P and "A" from Fitch (or, if not then rated by Fitch, an equivalent rating thereto from at least one nationally recognized statistical rating agency in addition to S&P or a rating of "A:IX" or better from A.M. Best's Key Rating Guide) and, if applicable, "A3" from
     Moody's (if then rated by Moody's) or, in the case of any such rating agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Specially
     Designated Non-Trust Mortgage Loan Securities rated by such rating agency
     (as evidenced in writing by such rating agency); and

          (ii) for purposes of Section 3.07(c), a "claims paying ability",
     "financial strength" or comparable rating, as applicable, of at least "A"
     from S&P and "A" from Fitch (or, if not then rated by Fitch, an equivalent rating thereto from at least one nationally recognized statistical rating agency in addition to S&P or a rating of "A:IX" or better from A.M. Best's
     Key Rating Guide) and, if applicable, "A2" from Moody's (if then rated by
     Moody's) or, in the case of any such rating agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of
     Certificates or any class of Specially Designated Non-Trust Mortgage Loan
     Securities rated by such rating agency (as evidenced in writing by such rating agency).

provided that, in the case of clause (i) of this definition, the references to
Moody's and any rating thereby shall not apply unless the subject insurance relates to a Serviced Loan Combination that includes a Specially Designated
Securitized Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto and one or more classes of the related Specially Designated
Non-Trust Mortgage Loan Securities are rated by Moody's and, in the case of clause (ii) of this definition, the references to

                                      -87-

Moody's and any rating thereof shall not apply unless one or more classes of any
Specially Designated Non-Trust Mortgage Loan Securities are rated by Moody's.

          "Reserve Account" shall have the meaning assigned thereto in Section
3.03(d).

          "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Mortgage Loan.

          "Residual Interest Certificate" shall mean any of the Class R-I
Certificates, the Class R-II Certificates, the Class R-III Certificates or, if
issued in accordance with Section 2.06, the Class R-LR Certificates.

          "Resolution Extension Period" shall have the meaning assigned thereto in Section 2.03(a).

          "Responsible Officer" shall mean: (a) when used with respect to the
Trustee, any Vice President, any Assistant Vice President, any Trust Officer,
any Assistant Secretary or any other officer of the Trustee's Global Securities and Trust Services customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to any Fiscal
Agent, any officer thereof.

          "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the
Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

          "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, and each of which certificates has a Rule 144A CUSIP number.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable
Person designated by the Depositor, notice of which designation shall be given to the Trustee, any Fiscal Agent, the Master Servicer and the Special Servicer,
and specific ratings of Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Sarbanes-Oxley Act" shall have the meaning assigned thereto in
Section 8.15(d).

          "Sarbanes-Oxley Certification" shall have the meaning assigned thereto in Section 8.15(d).

          "SASCO II" shall mean Structured Asset Securities Corporation II or any successor in interest.

                                      -88-

          "Scheduled Payment" shall mean, with respect to any Trust Mortgage
Loan or Serviced Non-Trust Mortgage Loan, for any Due Date following the Cut-off
Date as of which it is outstanding, the Monthly Payment on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the
Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 (or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the related Outside Servicing
Agreement), and assuming that the full amount of each prior Scheduled Payment has been made in a timely manner.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Sears Tower Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Sears Tower Collection Period" shall mean, with respect to any Sears
Tower Master Servicer Remittance Date, Distribution Date or Trust Master
Servicer Remittance Date, the period commencing on the day immediately following the Sears Tower Determination Date in the calendar month preceding the month in which such Sears Tower Master Servicer Remittance Date, Distribution Date or
Trust Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Sears Tower Master Servicer Remittance Date, the initial Distribution Date or the initial Trust Master Servicer Remittance Date, as the case may be, commencing immediately following the Cut-off Date) and ending on and including the Sears Tower Determination Date in the calendar month in which such Sears Tower Master Servicer Remittance Date, Distribution Date or
Trust Master Servicer Remittance Date, as the case may be, occurs.

          "Sears Tower Controlling Party" shall mean the Serviced Loan
Combination Controlling Party with respect to the Sears Tower Loan Combination.

          "Sears Tower Determination Date" shall have the meaning specified in the definition of "Determination Date" in the Sears Tower Co-Lender Agreement.

          "Sears Tower Directing Lender" shall mean the Serviced Loan
Combination Directing Lender with respect to the Sears Tower Loan Combination.

          "Sears Tower Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "Sears Tower Master Servicer Remittance Date" shall mean the Business
Day immediately succeeding the Sears Tower Determination Date.

          "Sears Tower Mortgage Loan" shall mean the Sears Tower Trust Mortgage
Loan or any Sears Tower Non-Trust Mortgage Loan, as applicable.

          "Sears Tower Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

                                      -89-

          "Sears Tower Non-Trust Mortgage Loan Noteholder" shall mean the holder
(or, if applicable, the collective holders) of the Mortgage Note for a Sears
Tower Non-Trust Mortgage Loan.

          "Sears Tower Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "Sears Tower Noteholders" shall mean the holder of the Mortgage Note for the Sears Tower Trust Mortgage Loan, together with the Sears Tower Non-Trust
Mortgage Loan Noteholders.

          "Sears Tower Pari Passu Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Sears Tower Subordinate Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Sears Tower Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Seller/Depositor Notification" shall mean, with respect to any Trust
Mortgage Loan, a written notification executed (in each case promptly upon becoming aware of such event) by a Responsible Officer of the Trustee, or a
Servicing Officer of the Master Servicer or the Special Servicer, as applicable, and delivered to the Master Servicer, the Special Servicer and the Trustee
(except to the extent any of the foregoing three parties is the party delivering the subject Seller/Depositor Notification) and, as applicable, to the related
Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage
Loan) or the Depositor (in the case of a Lehman Trust Mortgage Loan), in each case identifying and describing the circumstances relating to any of the events set forth below, which notification shall be substantially in the form of
Exhibit N attached hereto:

          (i) the occurrence of a Material Document Defect or Material Breach with respect to the subject Trust Mortgage Loan;

          (ii) the direction to cure the Material Document Defect or Material
     Breach with respect to the subject Trust Mortgage Loan in all material respects, or repurchase the subject Trust Mortgage Loan, within the time period and subject to the conditions provided for in Section 2.03(a) (in the case of a Lehman Trust Mortgage Loan) or Section 5(a) of the related
     Mortgage Loan Purchase Agreement (in the case of a Non-Lehman Trust
     Mortgage Loan), as applicable;

          (iii) following or simultaneously with the occurrence of a Material
     Document Defect, the existence or occurrence of a Servicing Transfer Event with respect to the subject Trust Mortgage Loan;

          (iv) following or simultaneously with the occurrence of a Material
     Document Defect, the existence or occurrence of an assumption or a proposed assumption with respect to the subject Trust Mortgage Loan;

          (v) only (A) under the circumstances contemplated by the third paragraph of Section 2.03(a) (in the case of a Lehman Trust Mortgage Loan)
     or the last paragraph of Section

                                      -90-

     5(a) of the related Mortgage Loan Purchase Agreement (in the case of a
     Non-Lehman Trust Mortgage Loan), as applicable, and (B) following the expiration of the applicable Resolution Extension Period and (C) following either the occurrence of a Servicing Transfer Event or an assumption with respect to the subject Trust Mortgage Loan, as applicable, the direction to cure the subject Material Document Defect in all material respects within
     15 days of receipt of such Seller/Depositor Notification;

          (vi) following the expiration of the 15-day period set forth in clause
     (v) above, notification of the election by the Master Servicer or the
     Special Servicer, as applicable, to perform the cure obligations with respect to the subject Material Document Defect; and/or

          (vii) the expiration of the applicable Resolution Extension Period with respect to such Trust Mortgage Loan and the direction to promptly repurchase such Trust Mortgage Loan.

In addition to the foregoing parties, a copy of each such Seller/Depositor
Notification shall be delivered to the Controlling Class Representative by the
Trustee (to the extent the Trustee knows the identity of the Controlling Class
Representative) and, in the case of an event described in clauses (v) and/or
(vii) of this definition, to internal counsel to the Depositor or counsel to the related Unaffiliated Mortgage Loan Seller, as applicable (to the extent known to the Trustee).

          "Seller/Depositor Resolution Period" shall mean the 90-day period following the related Mortgage Loan Seller's receipt of a Seller/Depositor
Notification with respect to the Material Document Defect or Material Breach that gave rise to the particular repurchase obligation; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90-day period, (ii) the Depositor (in the case of a
Lehman Trust Mortgage Loan) or the related Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage Loan), as the case may be, has commenced and is diligently proceeding with the cure of such Material Document Defect or
Material Breach within such initial 90-day period, and (iii) the Depositor (in the case of a Lehman Trust Mortgage Loan) or the related Unaffiliated Mortgage
Loan Seller (in the case of a Non-Lehman Trust Mortgage Loan), as the case may be, delivers an Officer's Certificate to the Special Servicer setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period and what actions such party is pursuing in connection with the cure thereof, then the Seller/Depositor Resolution Period shall mean the 180-day period following the related Mortgage Loan Seller's receipt of a Seller/Depositor Notification with respect to the Material Document
Defect or Material Breach that gave rise to the particular repurchase obligation; and provided, further, that, if any such Material Document Defect is still not cured after the 180-day period following the related Mortgage Loan
Seller's receipt of a Seller/Depositor Notification with respect to the Material
Document Defect or Material Breach that gave rise to the particular repurchase obligation solely due to the failure of the Depositor (in the case of a Lehman
Trust Mortgage Loan) or the related Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage Loan), as the case may be, to have received a recorded document, then the Seller/Depositor Resolution Period shall continue for an additional period of time so long as the Depositor or the related
Unaffiliated Mortgage Loan Seller, as applicable, certifies to the Special
Servicer every six months thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that such party is diligently pursuing the cure of such defect.

                                      -91-

          "Senior Certificate" shall mean any Class A-1, Class A-2, Class A-AB,
Class A-3, Class A-1A, Class X-CL, Class X-CP or Class X-W Certificate.

          "Senior Class A Certificates" shall mean the Class A-1, Class A-2,
Class A-AB, Class A-3 and Class A-1A Certificates.

          "Senior Class A Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of the commencement of business on which (i) any two or more Classes of the Senior Class A Certificates remain outstanding and (ii)
the aggregate of the Class Principal Balances of the Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates has been reduced to zero as a result of the allocation of Realized Losses and Additional
Trust Fund Expenses pursuant to Section 4.04(a).

          "Senior Non-Trust Mortgage Loan" shall mean any Non-Trust Mortgage
Loan(s) that are generally senior in right of payment to the corresponding Trust
Mortgage Loan in the subject Loan Combination. There are no Senior Non-Trust
Mortgage Loans.

          "Senior/Subordinate Co-Lender Agreement" shall mean the Sears Tower
Co-Lender Agreement or an A/B Co-Lender Agreement.

          "Serviced A/B Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "Serviced Combination Trust Mortgage Loan" shall mean any Combination
Trust Mortgage Loan as to which most material servicing functions are governed by this Agreement. The Serviced Combination Trust Mortgage Loans are the Sears
Tower Trust Mortgage Loan and the Serviced Note A Trust Mortgage Loans.

          "Serviced Loan Combination" shall mean any Loan Combination as to which most material servicing functions are governed by this Agreement. The
Sears Tower Loan Combination and the Serviced A/B Loan Combinations will be, and the Outside Serviced Loan Combinations will not be, Serviced Loan Combinations.

          "Serviced Loan Combination Change of Control Event" shall mean the
Loan Combination Change of Control Event for any Serviced Loan Combination.

          "Serviced Loan Combination Controlling Party" shall mean the Loan
Combination Controlling Party for any Serviced Loan Combination.

          "Serviced Loan Combination Directing Lender" shall mean the Loan
Combination Directing Lender for any Serviced Loan Combination.

          "Serviced Mortgage Loan" shall mean each Mortgage Loan (including a
Specially Serviced Mortgage Loan), other than any Outside Serviced Mortgage
Loan.

          "Serviced Non-Trust Mortgage Loan" shall mean each Non-Trust Mortgage
Loan that is a Serviced Mortgage Loan.

                                      -92-

          "Serviced Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for a Serviced Non-Trust Mortgage Loan.

          "Serviced Note A Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Serviced Note B Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Serviced Pari Passu Loan Combination" shall mean a Serviced Loan
Combination that includes a Serviced Pari Passu Non-Trust Mortgage Loan. The
Sears Tower Loan Combination is the only Serviced Pari Passu Loan Combination.

          "Serviced Pari Passu Non-Trust Mortgage Loan" shall mean each Pari
Passu Non-Trust Mortgage Loan that is a Serviced Non-Trust Mortgage Loan. The
Sears Tower Pari Passu Non-Trust Mortgage Loans are the only Serviced Pari Passu
Non-Trust Mortgage Loans.

          "Serviced Pari Passu Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for a Serviced Pari Passu Non-Trust Mortgage
Loan.

          "Serviced Senior/Subordinate Loan Combination" shall mean each of the
Sears Tower Loan Combination and the Serviced A/B Loan Combinations.

          "Serviced Senior Trust Mortgage Loan" shall mean each of the Sears
Tower Trust Mortgage Loan and the Serviced Note A Trust Mortgage Loans.

          "Serviced Subordinate Non-Trust Mortgage Loan" shall mean each of the
Sears Tower Subordinate Non-Trust Mortgage Loans and the Serviced Note B
Non-Trust Mortgage Loans.

          "Serviced Subordinate Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for a Serviced Subordinate Non-Trust Mortgage
Loan.

          "Serviced Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Serviced Mortgage Loan. Notwithstanding anything herein to the contrary, no
Outside Serviced Trust Mortgage Loan shall in any event constitute a Serviced
Trust Mortgage Loan hereunder.

          "Servicer" shall mean any servicer (within the meaning of Item 1101(j)
of Regulation AB) with respect to the Subject Securitization Transaction.

          "Servicer Backup Certification" shall mean the Master Servicer Backup
Certification or the Special Servicer Backup Certification, as applicable.

          "Servicer Fee Amount" shall mean: (a) with respect to each
Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Mortgage Loan primary serviced by such Sub-Servicer (and any successor REO Mortgage Loan with respect thereto),
(i) the principal balance of such Mortgage Loan as of the end of the immediately preceding applicable Collection Period and (ii) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan; and (b)
with respect to the Master Servicer, as of any date of

                                      -93-

determination, the aggregate of the products obtained by multiplying, for each
Serviced Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), (i) the principal balance of such Mortgage Loan as of the end of the immediately preceding applicable Collection Period and (ii) the excess, if any, of the Master Servicing Fee Rate for such Mortgage Loan, over the sub-servicing fee rate (if any) applicable to such Mortgage Loan, as specified in any
Sub-Servicing Agreement related to such Mortgage Loan.

          "Servicer Notice" shall have the meaning assigned thereto in Section
3.14.

          "Servicer Reports" shall mean each of the files, reports and templates comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level
File, the CMSA Collateral Summary File and each of the templates identified under clause (c)(iii) through clause (c)(vi) of the definition of "CMSA Investor
Reporting Package") and the Supplemental Reports.

          "Servicing Account" shall have the meaning assigned thereto in Section
3.03(a).

          "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the
Special Servicer, any Fiscal Agent or the Trustee in connection with the servicing and administration of a Serviced Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any
Administered REO Property, including, but not limited to, the cost of (a)
compliance with the obligations of the Master Servicer, the Special Servicer, any Fiscal Agent or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged
Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or
Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, and (g) obtaining any related ratings confirmation;
provided that, notwithstanding anything to the contrary, "Servicing Advances"
shall not include allocable overhead of the Master Servicer, the Special
Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement, any Outside Servicing Agreement, any Co-Lender Agreement or any intercreditor agreement relating to mezzanine debt.

          "Servicing Criteria" shall mean the "servicing criteria" set forth in
Item 1122(d) of Regulation AB, as such may be amended from time to time.

          "Servicing Fees" shall mean: (a) with respect to each Serviced
Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the
Master Servicing Fee and the Special Servicing Fee; and (b) with respect to each
Outside Serviced Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicing Fee.

          "Servicing File" shall mean, collectively, any and all documents
(other than documents required to be part of the related Mortgage File, except as specifically provided below in this definition), in the possession of the
Master Servicer or the Special Servicer and relating to the origination and servicing of any Serviced Mortgage Loan, including any original letter of credit
(together with any

                                      -94-

transfer or assignment documents related thereto), any franchise agreement and any franchise comfort letter (together with any transfer or assignment documents relating thereto), appraisals, surveys, engineering reports, environmental reports, opinion letters of counsel to a related Mortgagor, escrow agreements, property management agreements and, in the case of a Serviced Non-Trust Mortgage
Loan, a copy of the related Mortgage Note.

          "Servicing Function Participant" shall mean any of: (i) the Master
Servicer; (ii) the Special Servicer; (iii) the Trustee; and (iv) any other party hereto, in addition to the Master Servicer, the Special Servicer and the
Trustee, that is a "party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Trust
Fund.

          "Servicing Officer" shall mean any officer or employee of the Master
Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing-Released Bid" shall have the meaning assigned thereto in
Section 7.01(c).

          "Servicing Representative" shall mean, with respect to the Master
Servicer, the Special Servicer or the Trustee, any other Person (including any
Sub-Servicer, subcontractor, vendor or agent) retained or engaged thereby to perform any duties in connection with this Agreement or all or any portion of the Trust Fund, the performance of which duties would cause such other Person to be, or result in such other Person being, a Servicer or a Sub-Servicing Function
Participant.

          "Servicing-Retained Bid" shall have the meaning assigned thereto in
Section 7.01(c).

          "Servicing Standard" shall mean, with respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Mortgage Loans and any Administered REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the
Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the
Master Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced
Mortgage Loans and any applicable co-lender, intercreditor and/or similar agreements; (ii) with a view to: (A) the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Mortgage
Loans or, in the case of any such Serviced Mortgage Loan that is (1) a Specially
Serviced Mortgage Loan or (2) a Serviced Mortgage Loan as to which the related
Mortgaged Property has become an REO Property, the maximization of recovery on the subject Serviced Mortgage Loan to the Certificateholders (as a collective

                                      -95-

whole) (or, if a Serviced Loan Combination is involved, the maximization of recovery on such Loan Combination to the Certificateholders and the related
Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole)) of principal and interest, including Balloon Payments, on a present value basis
(the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, if a Serviced Loan Combination is involved, to the Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole)) to be performed at the related Mortgage
Rate (or, in the case of a Serviced Loan Combination, at the weighted average of the respective Mortgage Rates for the Mortgage Loans that comprise such Loan
Combination); and (iii) without regard to (A) any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Mortgage
Loan), that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any
Affiliate thereof, or any other party to this Agreement, (B) the ownership of any Certificate or any direct or indirect interest in a Non-Trust Mortgage Loan by the Master Servicer or the Special Servicer, as the case may be, or any
Affiliate thereof, (C) the obligation of the Master Servicer or the Special
Servicer, as the case may be, to make Advances, (D) the right of the Master
Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction, and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

          "Servicing Transfer Event" shall mean, with respect to any Serviced
Mortgage Loan, the occurrence of any of the events described in clauses (a)
through (g) of the definition of "Specially Serviced Mortgage Loan".

          "Significant Obligor" shall mean: (a) any obligor (as defined in Item
1101(i) of Regulation AB) or group of affiliated obligors on any Trust Mortgage
Loan or group of Trust Mortgage Loans that represent, as of the Closing Date,
10% or more of the Mortgage Pool (by Cut-off Date Balance); or (b) any single
Mortgaged Property or group of Mortgaged Properties securing any Trust Mortgage
Loan or group of cross-collateralized and/or cross-defaulted Trust Mortgage
Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool
(by Cut-off Date Balance). The only Significant Obligors are the Tishman Speyer
DC Portfolio II Trust Mortgage Loan, the One Alliance Center Trust Mortgage
Loan, the Tishman Speyer DC Portfolio II Mortgaged Property and the One Alliance
Center Mortgaged Property.

          "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

          "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or
Properties securing one or more Mortgage Loans, or owning and pledging
Defeasance Collateral in connection with the defeasance of a Defeasance Mortgage
Loan, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance
Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person,
(vi) it will hold itself out as a legal entity, separate and apart from any other Person, and (vii) in the case of such an entity whose sole

                                      -96-

purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

          "Special Servicer" shall mean, subject to Section 6.09(d) and Section
7.01(e) (insofar as such sections contemplate multiple parties acting as Special
Servicer), LNR, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

          "Special Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(i).

          "Special Servicer Indemnification Agreement" shall mean the Special
Servicer Indemnification Agreement dated as of April 24, 2007, between the initial Special Servicer, the Depositor, Lehman Brothers, UBS Global Asset
Management (US) Inc. and the other Underwriter(s).

          "Special Servicer Reportable Event" shall mean any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Special Servicer or any Servicing
     Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust (ITEM 1.01 ON FORM 8-K);

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Special
     Servicer or any Servicing Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust
     (ITEM 1.02 ON FORM 8-K);

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     the Special Servicer, (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Specially
     Serviced Mortgage Loan (ITEM 1.03(a) ON FORM 8-K);

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Special Servicer, (B) any Servicing
     Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB

                                      -97-

     or (C) any Significant Obligor with respect to a Specially Serviced
     Mortgage Loan (ITEM 1.03(b) ON FORM 8-K);

          (v) any resignation, removal, replacement or substitution of (A) the
     Special Servicer or (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
     Regulation AB (ITEM 6.02 ON FORM 8-K);

          (vi) any appointment of (A) a new Special Servicer or (B) any new
     Servicing Representative of the Special Servicer that constitutes a
     Servicer contemplated by Item 1108(a)(2) of Regulation AB (ITEM 6.02 ON
     FORM 8-K);

          (vii) any nonpublic disclosure, by the Special Servicer or any
     Servicing Representative of the Special Servicer, with respect to the
     Subject Securitization Transaction (other than disclosure required or expressly permitted by this Agreement) that is required to be disclosed by
     Regulation FD (17 C.F.R. Sections 243.100 through 243.103) (ITEM 7.01 ON
     FORM 8-K);

          (viii) any other information of importance to Certificateholders
     (determined by the Special Servicer in accordance with the Servicing
     Standard) that (A) is not otherwise required to be included in the
     Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder, (B) the Special
     Servicer has determined, in accordance with the Servicing Standard, is reasonably likely to have an adverse effect on payments to the Holders of any Class of Registered Certificates or a material adverse effect on payments to the Holders of any Class of Non-Registered Certificates, and
     (C) is directly related to a Specially Serviced Mortgage Loan (ITEM 8.01 ON
     FORM 8-K);

          (ix) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the Special Servicer is controlling the subject litigation or if the subject Material Litigant is
     (A) the Special Servicer, (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Specially
     Serviced Mortgage Loan (ITEM 2 ON FORM 10-D AND GENERAL INSTRUCTION J TO
     FORM 10-K);

          (x) the receipt by the Special Servicer or by any Servicing
     Representative of the Special Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding any
     Significant Obligor with respect to a Specially Serviced Mortgage Loan that is required to be provided under Item 1112(b) of Regulation AB (ITEM 6 ON
     FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K);

          (xi) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in a report delivered by the Special
     Servicer to the Trustee and the Depositor in accordance with Section
     8.15(b), whether the Special Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) an
     Unaffiliated Mortgage Loan Seller, (C) the Trustee, (D) the Master
     Servicer, (E) any Outside Servicer or Outside Trustee that constitutes a
     Servicer contemplated by Item

                                      -98-

     1108(a)(3) of Regulation AB, (F) any Servicing Representative of the
     Special Servicer that constitutes a Servicer contemplated by Item
     1108(a)(3) of Regulation AB or (G) any Significant Obligor (GENERAL
     INSTRUCTION J TO FORM 10-K);

          (xii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between an
     Unaffiliated Mortgage Loan Seller or the Trust, on the one hand, and the
     Special Servicer or any Servicing Representative of the Special Servicer,
     on the other hand (GENERAL INSTRUCTION J TO FORM 10-K); and

          (xiii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Mortgage Loans contemplated by Item
     1119(c) of Regulation AB between an Unaffiliated Mortgage Loan Seller or the Trust, on the one hand, and the Special Servicer or any Servicing
     Representative of the Special Servicer, on the other hand (GENERAL
     INSTRUCTION J TO FORM 10-K).

          "Special Servicing Fee" shall mean, with respect to each Specially
Serviced Mortgage Loan and each REO Mortgage Loan that relates to an
Administered REO Property, the fee designated as such in, and payable to the
Special Servicer pursuant to, Section 3.11(c).

          "Special Servicing Fee Rate" shall mean, with respect to each
Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an
Administered REO Property, 0.25% per annum.

          "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Trust Mortgage Loan, the following documents collectively:

          (i) the original executed Mortgage Note for such Trust Mortgage Loan
     (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

          (ii) an original or copy of the Mortgage (with or without recording information);

          (iii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Trust Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy, or an irrevocable, binding commitment to issue such title insurance policy);

          (iv) an original or copy of any Ground Lease and Ground Lease estoppels, if any, relating to such Trust Mortgage Loan; and

          (v) with respect to Trust Mortgage Loans secured by hospitality properties only, the related franchise agreement (if any) and franchisor comfort letter (if any).

provided that whenever the term "Specially Designated Mortgage Loan Documents"
is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the
Trustee or a Custodian on its behalf for documents described in clauses (iv) and
(v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence; and provided, further, that

                                      -99-

the only Specially Designated Mortgage Loan Document with respect to each of the
Outside Serviced Trust Mortgage Loans shall be the document described in clause
(i) of this definition.

          "Specially Designated Non-Trust Mortgage Loan Securities" shall mean any Non-Trust Mortgage Loan Securities backed, either solely or together with one or more other mortgage assets, by a Specially Designated Securitized
Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Specially Designated Securitized Non-Trust Mortgage Loan" shall mean any Serviced Non-Trust Mortgage Loan that: (a) either is a Pari Passu Non-Trust
Mortgage Loan or has an unpaid principal balance as of the Closing Date of
$20,000,000 or more; and (b) is included in a rated commercial mortgage securitization.

          "Specially Designated Servicing Action" means:

          (a) with respect to each Serviced Loan Combination or any related REO
     Property, any of the particular actions specified in the first paragraph of
     Section 3.02(a) of the related Co-Lender Agreement, as to which the related
     Serviced Loan Combination Controlling Party has consent rights; and

          (b) with respect to each other Serviced Mortgage Loan and Administered
     REO Property, any of the following actions--

          (i)    any foreclosure upon or comparable conversion (which may
                 include acquisitions of an Administered REO Property) of the ownership of properties securing such of the Specially Serviced
                 Mortgage Loans as come into and continue in default,

          (ii)   any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the
                 waiver of Default Charges) or any material non-monetary term
                 (including any material term relating to insurance) of a
                 Specially Serviced Mortgage Loan,

          (iii)  any modification, extension, amendment or waiver of a material monetary term (excluding the waiver of Default Charges) or any material non-monetary term (including any material term
                 relating to insurance) of a Performing Serviced Mortgage Loan,

          (iv)   any proposed sale of an Administered REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price,

          (v)    any acceptance of a discounted payoff with respect to a
                 Specially Serviced Mortgage Loan,

          (vi)   any determination to bring a Mortgaged Property securing a
                 Specially Serviced Mortgage Loan or an Administered REO
                 Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged
                 Property securing a Specially Serviced Mortgage Loan or an
                 Administered REO Property,

                                     -100-

          (vii)  any release of collateral for any Serviced Mortgage Loan identified on Schedule XIII hereto or any Specially Serviced
                 Mortgage Loan, other than any release of collateral that (A) is required by the terms of such Mortgage Loan (with no material discretion by the mortgagee), (B) occurs upon satisfaction of such Mortgage Loan, or (C) occurs in connection with a
                 defeasance,

          (viii) any release of a parcel of land with respect to a Performing
                 Serviced Mortgage Loan (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such Mortgage Loan), provided that in any event this clause (viii) shall not apply to any release of collateral that (A) is required by the terms of such Mortgage
                 Loan (with no material discretion by the mortgagee), (B) occurs upon satisfaction of such Mortgage Loan, (C) occurs in
                 connection with a defeasance, or (D) may be approved by the
                 Master Servicer pursuant to Section 3.20(c),

          (ix)   any acceptance of substitute or additional collateral for a
                 Serviced Mortgage Loan, other than any acceptance of substitute or additional collateral that (A) is required by the terms of such Mortgage Loan (with no material discretion by the
                 mortgagee), (B) occurs in connection with a defeasance, or (C)
                 may be approved by the Master Servicer pursuant to Section
                 3.20(c),

          (x)    any acceptance of a change in the property management company or, if applicable, the hotel franchise for any Mortgaged
                 Property, other than as required by the terms of the related
                 Serviced Mortgage Loan (with no material discretion by the mortgagee), provided that, in the case of a change in the
                 property management company, this clause (x) has effect only if the unpaid principal balance of the related Serviced Mortgage
                 Loan is greater than $5,000,000,

          (xi)   any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to any Serviced Mortgage Loan,

          (xii)  any determination by the Special Servicer not to maintain or cause a borrower to maintain for a Mortgaged Property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related Mortgage Loan, and

          (xiii) any acceptance of an assumption agreement releasing a borrower from liability under any Serviced Mortgage Loan;

provided that, as used in clauses (c)(vii) through (c)(x) above, the term
"material discretion" shall mean that the relevant decision is in the discretion of the mortgagee, and such decision is not based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related Mortgage Loan documents.

                                     -101-

          "Specially Serviced Mortgage Loan" shall mean, subject to the last paragraph of this definition, any Serviced Mortgage Loan as to which any of the following events has occurred:

          (a) the related Mortgagor (or any related guarantor) has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or which failure the Master Servicer or (with the consent of the Controlling Class Representative) the Special Servicer
     determines, in each case in accordance with the Servicing Standard, will continue, unremedied (without regard to any grace period) by the related
     Mortgagor, any related guarantor or otherwise (including, in the case of a
     Serviced Combination Trust Mortgage Loan, by a related Serviced Non-Trust
     Mortgage Loan Noteholder exercising any cure rights under the related
     Co-Lender Agreement) (i) except in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or (ii) solely in the case of a delinquent Balloon Payment, (A) for one (1) Business Day beyond the date on which the subject Balloon Payment was due (unless clause (B) below applies)
     or (B) in the case of a Balloon Mortgage Loan as to which the related
     Mortgagor shall have delivered a refinancing commitment acceptable to the
     Special Servicer prior to the date on which the subject Balloon Payment was due, for 30 days beyond the date on which the subject Balloon Payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);
     or

          (b) there shall have occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that the
     Master Servicer or the Special Servicer has determined, in each case in accordance with the Servicing Standard, (i) materially impairs the value of the related Mortgaged Property as security for such Serviced Mortgage Loan or otherwise materially adversely affects the interests of
     Certificateholders (or, in the case of a Serviced Non-Trust Mortgage Loan, the interests of the related Serviced Non-Trust Mortgage Loan Noteholder)
     (it being acknowledged and agreed that any default requiring a Servicing
     Advance shall be deemed to materially and adversely affect the interests of
     Certificateholders or, in the case of a Serviced Non-Trust Mortgage Loan, the interests of the related Serviced Non-Trust Mortgage Loan Noteholder), and (ii) continues unremedied by the related Mortgagor, any related guarantor or otherwise (including, in the case of a Serviced Combination
     Trust Mortgage Loan, by a related Serviced Non-Trust Mortgage Loan
     Noteholder exercising any cure rights under the related Co-Lender
     Agreement) for either (A) one Business Day (but only if, pursuant to the related loan documents, the subject default gives rise to immediate acceleration without application of a cure period under such Serviced
     Mortgage Loan) or (B) otherwise, the greater of (1) the applicable grace period under the terms of such Serviced Mortgage Loan and (2) 30 days; or

          (c) the Master Servicer or, with the consent of the Controlling Class
     Representative, the Special Servicer shall have determined, in accordance with the Servicing Standard, that (i) a default in the making of a Monthly
     Payment on such Serviced Mortgage Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) by the related Mortgagor, any related guarantor or otherwise
     (including, in the case of a Serviced Combination Trust Mortgage Loan, by a related Serviced Non-Trust Mortgage Loan Noteholder exercising any cure rights under the related Co-Lender Agreement) for at least the applicable period contemplated by clause (a) of this definition or (ii) a default
     (other than as described in clause (a) of this definition and other than an
     Acceptable Insurance Default) is likely

                                     -102-

     to occur under such Mortgage Loan that will materially impair the value of the related Mortgaged Property as security for such Serviced Mortgage Loan or otherwise materially adversely affect the interests of
     Certificateholders (or, in the case of a Serviced Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder) and such default is likely to remain unremedied for at least the applicable period contemplated by clause (b) of this definition; or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property;

provided, however, that a Serviced Mortgage Loan will cease to be a Specially
Serviced Mortgage Loan when a Liquidation Event has occurred with respect to such Serviced Mortgage Loan, when the related Mortgaged Property has become an
REO Property or, so long as at such time no circumstance identified in clauses
(a) through (g) above exists that would cause such Serviced Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan, when:

          (w) with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

          (x) with respect to the circumstances described in clause (b) of this definition, the default is cured in the good faith, reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clauses (c), (d),
     (e) and (f) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or

                                     -103-

     insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (z) with respect to the circumstances described in clause (g) of this definition, such proceedings are terminated.

          The Special Servicer may conclusively rely on the Master Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Mortgage Loan's becoming a Specially Serviced Mortgage Loan.

          Except as provided below in this sentence, if any Mortgage Loan that is part of a Serviced Loan Combination becomes a Specially Serviced Mortgage
Loan, then the other Mortgage Loan or each of the other Mortgage Loans, as the case may be, in such Loan Combination shall also become a Specially Serviced
Mortgage Loan; provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Serviced Non-Trust Mortgage
Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related Serviced Combination Trust Mortgage Loan through the exercise of any cure rights granted under the related Co-Lender Agreement with respect to such Serviced Combination Trust Mortgage Loan, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust
Mortgage Loan (because any such cure rights do not include the cure of defaults under the related Serviced Non-Trust Mortgage Loan) will not, in and of itself, result in any Mortgage Loan that is part of the subject Serviced Loan
Combination becoming a Specially Serviced Mortgage Loan (provided that a separate Servicing Transfer Event may occur with respect to the subject Serviced
Loan Combination causing the Mortgage Loans comprising such Loan Combination to become Specially Serviced Mortgage Loans).

          None of the Outside Serviced Mortgage Loans shall constitute a
Specially Serviced Mortgage Loan hereunder.

          "Specially Serviced Trust Mortgage Loan" shall mean any Trust Mortgage
Loan that is a Specially Serviced Mortgage Loan.

          "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 10.01(c).

          "State Street Building Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "State Street Building Collection Period" shall mean, with respect to any Distribution Date or Trust Master Servicer Remittance Date, the period commencing on the day immediately following the State Street Building
Determination Date in the calendar month preceding the month in which such
Distribution Date or Trust Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial
Trust Master Servicer Remittance Date, commencing immediately following the
Cut-off Date) and ending on and including the State Street Building
Determination Date in the calendar month in which such Distribution Date or
Trust Master Servicer Remittance Date, as the case may be, occurs.

          "State Street Building Controlling Party" shall mean the Loan
Combination Controlling Party with respect to the State Street Building Loan
Combination.

                                     -104-

          "State Street Building Determination Date" shall mean the "State
Street Building Master Servicer Remittance Date", as defined in the State Street
Building Servicing Agreement.

          "State Street Building Directing Lender" shall mean the Loan
Combination Directing Lender with respect to the State Street Building Loan
Combination.

          "State Street Building Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

          "State Street Building Master Servicer" shall mean the master servicer under the State Street Building Servicing Agreement.

          "State Street Building Mortgage Loan" shall mean the State Street
Building Trust Mortgage Loan or any State Street Building Non-Trust Mortgage
Loan, as applicable.

          "State Street Building Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

          "State Street Building Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, if applicable, the collective holders) of the Mortgage Note for a State Street Building Non-Trust Mortgage Loan.

          "State Street Building Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "State Street Building Note A-1 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "State Street Building Note A-1 Non-Trust Mortgage Loan Noteholder"
shall mean the holder of the Mortgage Note for the State Street Building Note
A-1 Non-Trust Mortgage Loan.

          "State Street Building Note A-2 Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "State Street Building Note A-2 Non-Trust Mortgage Loan Noteholder"
shall mean the holder of the Mortgage Note for the State Street Building Note
A-2 Non-Trust Mortgage Loan.

          "State Street Building Noteholders" shall mean the holder of the
Mortgage Note for the State Street Building Trust Mortgage Loan, together with the State Street Building Non-Trust Mortgage Loan Noteholders.

          "State Street Building Servicer" shall mean the State Street Building
Master Servicer or the State Street Building Special Servicer, as applicable.

          "State Street Building Servicing Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "State Street Building Special Servicer" shall mean the special servicer under the State Street Building Servicing Agreement.

                                     -105-

          "State Street Building Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "State Street Building Trustee" shall mean the trustee, if any, under the State Street Building Servicing Agreement.

          "State Street Building Underlying Collection Period" shall mean, with respect to any Distribution Date or Trust Master Servicer Remittance Date, the
"Loan Combination Collection Period" (within the meaning of the initial State
Street Building Servicing Agreement) that ends in the calendar month in which such Distribution Date or Trust Master Servicer Remittance Date, as the case may be, occurs.

          "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing
Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special
Servicer (or the Master Servicer, if applicable) pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust Mortgage Loan, by the applicable
Outside Servicer pursuant to the related Outside Servicing Agreement) and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment
Date.

          "Stated Principal Balance" shall mean, as of any date of
determination: (a) with respect to any Trust Mortgage Loan and any successor REO
Trust Mortgage Loan with respect thereto, the Cut-off Date Balance of such Trust
Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto), without giving effect to any adjustments pursuant to Section 1.03 in connection with the calculation of the Adjusted Principal Distribution Amount, and (ii) the principal portion of any Realized Loss incurred in respect of such Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto) during the applicable related Collection Period (or, in the case of a forgiveness of principal, a
Permitted Purchase under the related Outside Servicing Agreement and/or the related Co-Lender Agreement for less than the related Purchase Price or a Final
Recovery Determination with respect to an Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, during the related Underlying Collection Period) (provided that, if some or all of the principal portion of such Realized Loss constitutes an Advance that previously reduced the Stated Principal Balance of such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto by operation of clause
(i) above, then the amount of that Advance included in the principal portion of such Realized Loss shall not further reduce the Stated Principal Balance of such
Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto under this clause (ii)); and (b) with respect to any Serviced Non-Trust
Mortgage Loan and any successor REO Mortgage Loan with respect thereto, the
Cut-off Date Balance of such Non-Trust Mortgage Loan, as permanently reduced on each related Master Servicer Remittance Date (to not less than zero) by (i) any principal amounts in respect of such Non-Trust Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) distributed to the related
Non-Trust Mortgage Loan Noteholder on such Master Servicer Remittance Date, and
(ii) the principal portion of any Realized Loss incurred in respect of such
Non-Trust Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) in

                                     -106-

connection with a Liquidation Event or the forgiveness of principal during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or any related REO Property, then the
"Stated Principal Balance" of such Mortgage Loan or of any successor REO
Mortgage Loan with respect thereto, as the case may be, shall be zero commencing as of the first Distribution Date (or, in the case of a Serviced Non-Trust
Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the first related Master Servicer Remittance Date) following the end of the applicable
Collection Period in which such Liquidation Event occurred; provided that, in the case of an Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto, if the subject Liquidation Event is a Final
Recovery Determination made by the applicable Outside Servicer with respect to, or a Permitted Purchase under the related Outside Servicing Agreement and/or the related Co-Lender Agreement of, such Trust Mortgage Loan or REO Trust Mortgage
Loan, as the case may be, then references to "Collection Period" in this sentence shall be deemed to mean the related Underlying Collection Period.

          "Subject Securitization Transaction" shall mean the commercial mortgage securitization transaction contemplated by this Agreement.

          "Subordinate Certificate" shall mean any Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P, Class Q, Class S or Class T Certificate or any
Residual Interest Certificate.

          "Subordinate Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for a Subordinate Non-Trust Mortgage Loan.

          "Subordinate Non-Trust Mortgage Loans" shall mean the Serviced
Subordinate Non-Trust Mortgage Loans.

          "Subsequent Exchange Act Reports" shall have the meaning assigned thereto in Section 8.15(a).

          "Sub-Servicer" shall mean any Person engaged by the Master Servicer or the Special Servicer to perform servicing functions with respect to one or more
Mortgage Loans or REO Properties.

          "Sub-Servicing Agreement" shall mean the written contract between the
Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Mortgage
Loans as provided in Section 3.22.

          "Sub-Servicing Function Participant" shall mean any Sub-Servicer, sub-contractor, vendor, agent or other Person acting on behalf of a party hereto, which Sub-Servicer, sub-contractor, vendor, agent or other Person is a
"party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Trust Fund.

          "Successful Bidder" shall have the meaning assigned thereto in Section
7.01(c).

          "Supplemental Report" shall mean have the meaning assigned thereto in
Section 3.12(d).

          "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 8.13 (or, in the absence of any such appointment, the
Trustee).

                                     -107-

          "Tax Matters Person" shall mean, with respect to any REMIC Pool, the
Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest
Certificateholder in respect of the related Class of Residual Interest
Certificates.

          "Tax Returns" shall mean the federal income tax return on Internal
Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust (if created hereunder taking into account Section
2.05(b)) due to its classification as a grantor trust under the Grantor Trust
Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

          "Tishman Speyer DC Portfolio II Mortgaged Property" shall mean, collectively, the portfolio of real properties identified on the Trust Mortgage
Loan Schedule as the Tishman Speyer DC Portfolio II.

          "Tishman Speyer DC Portfolio II Trust Mortgage Loan" shall mean the
Trust Mortgage Loan that is identified on the Trust Mortgage Loan Schedule by loan number 1 and is secured by one or more mortgages, deeds of trust or similar instruments encumbering the Tishman Speyer DC Portfolio II Mortgaged Property.

          "Total Principal Reinstatement Amount" shall mean, with respect to any
Distribution Date, an amount (to be calculated by the Trustee immediately following, and after taking into account, all distributions to be made with respect to the Certificates on such Distribution Date) equal to the lesser of:
(1) the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following the subject
Distribution Date, exceeds (b) the aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, after taking into account the distributions made with respect to the Certificates on the subject Distribution
Date, but prior to any adjustments to the Class Principal Balances of the respective Classes of Principal Balance Certificates pursuant to Section 4.04 or
Section 4.05; and (2) the amount, if any, by which (a) the aggregate Loss
Reimbursement Amount in respect of all the Classes of Principal Balance
Certificates for the subject Distribution Date, exceeds (b) the total portion of such aggregate Loss Reimbursement Amount reimbursed in respect of all of the
Classes of Principal Balance Certificates on the subject Distribution Date, if any, pursuant to Section 4.01(a) and/or Section 4.01(b).

          "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

          "Transferee" shall mean any Person who is acquiring, by Transfer, any
Ownership Interest in a Certificate.

                                     -108-

          "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

          "Trust" shall mean the LB-UBS Commercial Mortgage Trust 2007-C2, which is the common law trust created hereunder.

          "Trust Collection Period" shall mean, with respect to any Distribution
Date or Trust Master Servicer Remittance Date, the period commencing on the day immediately following the Trust Determination Date in the calendar month preceding the month in which such Distribution Date or Trust Master Servicer
Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Trust Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Trust Determination Date in the calendar month in which such Distribution
Date or Trust Master Servicer Remittance Date, as the case may be, occurs.

          "Trust Determination Date" shall mean the 11th calendar day of each month (or, if such 11th day is not a Business Day, the Business Day immediately following), commencing in May 2007.

          "Trust Fund" shall mean, collectively, all of the assets of the REMIC
Pools, the Grantor Trust (if created hereunder taking into account Section
2.05(b)) and the Loss of Value Reserve Fund.

          "Trust Master Servicer Remittance Date" shall mean the date each month, commencing in May 2007, on which, among other things, the Master Servicer is required to (i) make P&I Advances and (ii) transfer the Master Servicer
Remittance Amount and any Excess Liquidation Proceeds to the Trustee, which date shall be the Business Day immediately preceding the Distribution Date in such month.

          "Trust Mortgage Loan" shall mean each of the mortgage loans listed on the Trust Mortgage Loan Schedule and from time to time held in the Trust Fund.
As used herein, the term "Trust Mortgage Loan" includes the related Mortgage
Note, Mortgage and other security documents contained in the related Mortgage
File or otherwise held on behalf of the Trust. Notwithstanding the foregoing, if any of the mortgage loans listed on the Trust Mortgage Loan Schedule are, in accordance with their terms or pursuant to any modification, waiver or amendment agreed to in accordance with Section 3.20, severed or split into two or more mortgage loans that are to remain part of the Trust Fund, then such two or more mortgage loans shall constitute separate "Trust Mortgage Loans" for all purposes hereof, except that such mortgage loans will collectively constitute the "Trust
Mortgage Loan" that relates to the applicable REMIC I Regular Interest and/or any applicable Loan REMIC Regular Interest.

          "Trust Mortgage Loan Schedule" shall mean the list of Trust Mortgage
Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I (and also delivered to the Trustee and the Master
Servicer in a computer readable format). Such list shall set forth the following information with respect to each Trust Mortgage Loan:

          (i) the Mortgage Loan number;

          (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

                                     -109-

          (iii) the Cut-off Date Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

          (v) the original Mortgage Rate;

          (vi) the (A) remaining term to stated maturity and (B) Stated Maturity
     Date;

          (vii) in the case of a Balloon Trust Mortgage Loan, the remaining amortization term;

          (viii) the Interest Accrual Basis;

          (ix) the (A) Administrative Cost Rate and (B) if such Trust Mortgage
     Loan is an Outside Serviced Mortgage Loan, the related Outside Servicing
     Fee Rate;

          (x) whether such Trust Mortgage Loan is secured by a Ground Lease;

          (xi) the related Mortgage Loan Seller;

          (xii) whether such Trust Mortgage Loan is a Defeasance Mortgage Loan;

          (xiii) whether such Trust Mortgage Loan is an ARD Mortgage Loan and, if so, the Anticipated Repayment Date and Additional Interest Rate;

          (xiv) whether such Trust Mortgage Loan is a Cross-Collateralized
     Mortgage Loan and the Cross-Collateralized Group to which it belongs; and

          (xv) the applicable Loan Group to which such Mortgage Loan belongs.

          "Trust Related Litigation" shall have the meaning assigned thereto in
Section 3.29(a).

          "Trustee" shall mean LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

          "Trustee Account" shall have the meaning assigned thereto in Section
3.06(a).

          "Trustee Appointee" shall mean any Fiscal Agent, Authenticating Agent,
Certificate Registrar, Tax Administrator, Custodian, co-trustee or separate trustee appointed or designated by the Trustee hereunder.

          "Trustee Backup Certification" shall have the meaning assigned thereto in Section 8.15(g).

          "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the annual Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date.

          "Trustee Fee Rate" shall mean 0.0005% per annum.

                                     -110-

          "Trustee Indemnification Agreement" shall mean the Trustee
Indemnification Agreement dated as of April 24, 2007, between the initial
Trustee, the Depositor, Lehman Brothers, UBS Global Asset Management (US) Inc.
and any other Underwriter(s).

          "Trustee Liability" shall have the meaning assigned thereto in Section
8.05(b).

          "Trustee Reportable Event" shall mean any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Trustee, any Servicing Representative or other agent of the Trustee or any Trustee Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust (ITEM
     1.01 ON FORM 8-K);

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the
     Trustee, any Servicing Representative or other agent of the Trustee or any
     Trustee Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust (ITEM 1.02 ON FORM 8-K);

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     the Trustee, (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
     (C) any Trustee Appointee, (D) any Enhancement/Support Provider that is not an Affiliate of the Depositor or (E) the Trust (ITEM 1.03(a) ON FORM 8-K);

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Trustee, (B) any Servicing Representative of the
     Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
     Provider that is not an Affiliate of the Depositor or (E) the Trust (ITEM
     1.03(b) ON FORM 8-K);

          (v) any event that has occurred hereunder that would materially alter the payment priority or distribution of cash flows regarding the
     Certificates (ITEM 2.04 ON FORM 8-K);

          (vi) any material modification to the rights of the Holders of any
     Class of Certificates, including by reason of a modification to this
     Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument (ITEM 3.03(a) ON FORM 8-K);

                                     -111-

          (vii) any material limitation or qualification of the rights evidenced by any Class of Certificates by reason of the modification of any other
     Class of Certificates (ITEM 3.03(b) ON FORM 8-K);

          (viii) any amendment to this Agreement pursuant to Section 11.01 (ITEM
     5.03 ON FORM 8-K);

          (ix) any resignation, removal, replacement or substitution of (A) the
     Trustee, the Master Servicer or the Special Servicer, (B) any Outside
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
     Regulation AB or (C) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB
     (ITEM 6.02 ON FORM 8-K);

          (x) any appointment of (A) a new Trustee, new Master Servicer or new
     Special Servicer, (B) any Outside Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB or (C) any new Servicing
     Representative of the Trustee that constitutes a Servicer contemplated by
     Item 1108(a)(2) of Regulation AB (ITEM 6.02 ON FORM 8-K);

          (xi) any termination of a material enhancement or support specified in
     Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more Classes of the
     Certificates, which termination has occurred other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement (ITEM 6.03(a) ON FORM
     8-K);

          (xii) any addition of a material enhancement or support specified in
     Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more Classes of the Certificates (ITEM 6.03(b) ON
     FORM 8-K);

          (xiii) any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of
     Regulation AB or Item 1115 of Regulation AB with respect to one or more
     Classes of the Certificates (ITEM 6.03(c) ON FORM 8-K);

          (xiv) any material failure on the part of the Trustee to make on the applicable Distribution Date any required monthly distributions to the
     Holders of any Class of Certificates (ITEM 6.04 ON FORM 8-K);

          (xv) any nonpublic disclosure, by the Trustee, any Servicing
     Representative of the Trustee or any Trustee Appointee, with respect to the
     Subject Securitization Transaction (other than disclosure required or expressly permitted pursuant to this Agreement) that is required to be disclosed by Regulation FD (17 C.F.R. Sections 243.100 through 243.103)
     (ITEM 7.01 ON FORM 8-K);

          (xvi) any other information of importance to Certificateholders that is not otherwise required to be included in the Distribution Date Statement or any other report to be delivered or otherwise made available to
     Certificateholders hereunder and that is directly related to the obligations of the Trustee hereunder (ITEM 8.01 ON FORM 8-K);

                                     -112-

          (xvii) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material
     Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
     Trustee is controlling the subject litigation or if the subject Material
     Litigant is (A) the Trustee, (B) any Servicing Representative of the
     Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
     Provider that is not an Affiliate of the Depositor or (E) the Trust (ITEM 2
     ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K);

          (xviii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of
     Certificates (ITEM 4 ON FORM 10-D);

          (xix) the submission of any matter to a vote by Certificateholders
     (ITEM 5 ON FORM 10-D);

          (xx) the receipt by the Trustee or by any Servicing Representative or other agent of the Trustee of any updated information regarding an
     Enhancement/Support Provider with respect to any Class of Certificates that is required pursuant to Item 1114(b)(2) or Item 1115(b) of Regulation AB
     (ITEM 7 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K);

          (xxi) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Trustee has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) an
     Unaffiliated Mortgage Loan Seller, (C) the Master Servicer, (D) the Special
     Servicer, (E) any Outside Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, (F) any Servicing Representative of
     the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, (G) any Trustee Appointee or (H) any Significant Obligor
     (GENERAL INSTRUCTION J TO FORM 10-K);

          (xxii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between an
     Unaffiliated Mortgage Loan Seller or the Trust, on the one hand, and the
     Trustee, any Trustee Appointee (but only if such Trustee Appointee is a material party to the Subject Securitization Transaction contemplated by
     Item 1100(d)(1) of Regulation AB) or any Servicing Representative (but only if such Servicing Representative is a Servicer contemplated by Item
     1108(a)(3) of Regulation AB or a material party related to the Subject
     Securitization Transaction contemplated by Item 1100(d)(1) of Regulation
     AB) of the Trustee, on the other hand (GENERAL INSTRUCTION J TO FORM 10-K);
     and

          (xxiii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Mortgage Loans contemplated by Item
     1119(c) of Regulation AB between an Unaffiliated Mortgage Loan Seller or the Trust, on the one hand, and any Trustee Appointee (but only if such
     Trustee Appointee is a material party to the Subject Securitization
     Transaction contemplated by Item 1100(d)(1) of Regulation AB) or any
     Servicing Representative (but only if such Servicing Representative is a
     Servicer contemplated by Item 1108(a)(3) of Regulation AB or a material

                                     -113-

     party related to the Subject Securitization Transaction contemplated by
     Item 1100(d)(1) of Regulation AB) of the Trustee, on the other hand
     (GENERAL INSTRUCTION J TO FORM 10-K).

          "UBS/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of April 24, 2007, between the
UBS Mortgage Loan Seller and the Depositor.

          "UBS Mortgage Loan Seller" shall mean UBS Real Estate Investments Inc.
or its successor in interest.

          "UBS Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the UBS Mortgage Loan Seller to the Depositor, pursuant to the
UBS/Depositor Mortgage Loan Purchase Agreement.

          "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement" shall mean a financing statement executed
(if required by the UCC) and filed pursuant to the UCC.

          "UMLS/Depositor Mortgage Loan Purchase Agreement" shall mean a
Mortgage Loan Purchase Agreement between the Depositor and an Unaffiliated
Mortgage Loan Seller.

          "Unaffiliated Mortgage Loan Seller" shall mean any Person (other than
LBHI, LUBS or any other Affiliate of the Depositor) that sells one or more Trust
Mortgage Loans or portions thereof directly to the Depositor for inclusion in the Subject Securitization. The Unaffiliated Mortgage Loan Sellers are the UBS
Mortgage Loan Seller, the Countrywide Mortgage Loan Seller and the Greenwich
Mortgage Loan Seller.

          "Uncertificated Accrued Interest" shall mean the interest accrued from time to time with respect to any Loan REMIC Regular Interest, REMIC I Regular
Interest or REMIC II Regular Interest, the amount of which interest shall equal:
(a) in the case of any Loan REMIC Regular Interest for any Interest Accrual
Period, one-twelfth of the product of (i) the annual Loan REMIC Remittance Rate applicable to such Loan REMIC Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such Loan REMIC
Regular Interest outstanding immediately prior to the related Distribution Date;
(b) in the case of any REMIC I Regular Interest for any Interest Accrual Period,
one-twelfth of the product of (i) the annual REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by
(ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; (c) in the case of any REMIC II Regular Interest for any Interest Accrual Period, one-twelfth of the product of (i) the annual REMIC II Remittance Rate applicable to such REMIC
II Regular Interest for such Interest Accrual Period, multiplied by (ii) the
Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. Each Loan REMIC Regular
Interest (if any), REMIC I Regular Interest and REMIC II Regular Interest shall accrue interest on a 30/360 Basis.

          "Uncertificated Distributable Interest" shall mean: (a) with respect to any Loan REMIC Regular Interest for any Distribution Date, an amount of interest equal to the amount of Uncertificated

                                     -114-

Accrued Interest in respect of the subject Loan REMIC Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by any portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date attributable to the corresponding Early Defeasance Trust Mortgage Loan; (b) with respect to any REMIC I Regular Interest for any Distribution Date, an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of the subject REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued
Interest in respect of the subject REMIC I Regular Interest for the related
Interest Accrual Period, and the denominator of which is the aggregate amount of
Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for the related Interest Accrual Period; and (c) with respect to any REMIC II
Regular Interest for any Distribution Date, subject to Section 4.05(d), an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of the subject REMIC II Regular Interest for the related Interest
Accrual Period, reduced (to not less than zero) by the product of (i) any Net
Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated
Accrued Interest in respect of the subject REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated Accrued Interest in respect of all the REMIC II Regular
Interests for the related Interest Accrual Period.

          "Uncertificated Principal Balance" shall mean the principal balance of any Loan REMIC Regular Interest, REMIC I Regular Interest or REMIC II Regular
Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each Loan REMIC Regular Interest (if any) and each REMIC I Regular Interest shall equal the Cut-off Date Balance of the corresponding Trust Mortgage Loan. As of the Closing Date, the
Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial
"Uncertificated Principal Balance." On each Distribution Date, the
Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(l), and shall be further reduced
(subject to Section 4.05) on such Distribution Date by all Realized Losses and
Additional Trust Fund Expenses deemed to have been allocated thereto on such
Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the
Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section
4.01(m), and shall be further reduced on such Distribution Date by all Realized
Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(c). On each Distribution
Date, the Uncertificated Principal Balance of each Loan REMIC Regular Interest
(if any) shall be reduced by all distributions of principal deemed to have been made in respect of such Loan REMIC Regular Interest on such Distribution Date pursuant to Section 4.01(n), and shall be further reduced on such Distribution
Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(d).
Notwithstanding the foregoing, on any given Distribution Date, the
Uncertificated Principal Balance of any REMIC II Regular Interest shall be subject to increase (and, when appropriate, shall be increased), as and to the extent provided in Section 4.05(c).

          "Underlying Collection Period" shall mean, with respect to any Outside
Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the applicable "Collection Period" under the related Outside
Servicing Agreement or any other applicable period under

                                     -115-

the related Outside Servicing Agreement that is comparable to a Collection
Period hereunder. The Underlying Collection Periods consist of the Extendicare
Portfolio Underlying Collection Period and the State Street Building Underlying
Collection Period.

          "Underwriters" shall mean Lehman Brothers, UBS Global Asset Management
(US) Inc., Countrywide Securities Corporation and their respective successors in interest.

          "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

          "United States Tax Person" shall mean a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a) (30) of the Code.

          "Voting Rights" shall mean the portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the
Holders of the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and
1% of the Voting Rights shall be allocated among the Holders of the various
Classes of the Interest-Only Certificates in proportion to the respective Class
Notional Amounts of their Certificates. Voting Rights allocated to a Class of
Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective
Certificates. No Voting Rights shall be allocated to the Certificates that are not Regular Interest Certificates.

          "Wachovia" means Wachovia Bank, National Association or its successor in interest.

          "Weighted Average REMIC I Remittance Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective
REMIC I Remittance Rates in effect for the REMIC I Regular Interests for such
Interest Accrual Period, weighted on the basis of the respective Uncertificated
Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

          "WHFIT" shall mean a "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

          "WHFIT Regulations" shall mean Treasury Regulations section 1.671-5, as amended.

          "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected
Mortgage Loan pursuant to, Section 3.11(c).

                                     -116-

          "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage
Loan as to which a Workout Fee is payable, 1.0%.

          "Yield Maintenance Charge" shall mean the amount paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, which amount is not otherwise due thereon in respect of principal or interest and has been calculated (based on scheduled payments of interest and/or principal on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance
Charges". In addition, any Excess Defeasance Deposit Proceeds will not be considered "Yield Maintenance Charges". In the event that a Yield Maintenance
Charge shall become due for any particular Serviced Mortgage Loan, the Master
Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, that, in the event the particular
Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield
Maintenance Charge shall be calculated (which depending on the applicable
Mortgage Note is based on the remaining average life of the subject Serviced
Mortgage Loan or the actual term remaining through the related Stated Maturity
Date or Anticipated Repayment Date, as applicable), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall
Street Journal on the date that is 14 days prior to the date that the Yield
Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 X [{(1+ "BEY"/2) ^1/6}-1]) X
100, where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY =
(12 X [{(1+ .055/2) ^ 0.16667}- 1]) X 100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power.
The MEY in the above calculation is 5.44%.

          "Yield Maintenance Treasury Rate" shall mean, for purposes of calculating a Discount Rate, the yield calculated by the Master Servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the Anticipated
Repayment Date) of the relevant prepaid Trust Mortgage Loan or REO Trust
Mortgage Loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the Master
Servicer shall select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

          "YM Principal Balance Certificates" shall mean, collectively, the
Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class
K Certificates.

                                     -117-

          SECTION 1.02. General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

               (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to
     Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby"
     and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.

          SECTION 1.03. Certain Adjustments to the Principal Distributions on
the Certificates.

          (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account for any unreimbursed
Advance that has been or is determined to be a Nonrecoverable Advance (together with interest accrued and payable thereon pursuant to Section 3.11(g) or Section
4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges or Loss of Value Payments), then (for purposes of calculating distributions on the Certificates) each such reimbursement and payment of interest shall be deemed to have been made:

          first, out of any amounts then on deposit in the Pool Custodial
Account that represent payments or other collections of principal Received by the Trust with respect to the Trust Mortgage Loans and/or REO Trust Mortgage
Loans in the Loan Group that includes the Trust Mortgage Loan or REO Trust
Mortgage Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse such Nonrecoverable
Advance (and/or to pay interest thereon), would be included in the Available
Distribution Amount for the related Distribution Date;

          second, out of any amounts then on deposit in the Pool Custodial
Account that represent payments or other collections of principal Received by the Trust with respect to the Trust Mortgage Loans or REO Trust Mortgage Loans
in the Loan Group that does not include the Trust Mortgage Loan or REO Trust
Mortgage Loan in respect of which such Nonrecoverable Advance was made, and which

                                     -118-

amounts, but for their application to reimburse such Nonrecoverable Advance
(and/or to pay interest thereon), would be included in the Available
Distribution Amount for the related Distribution Date;

          third, out of any amounts then on deposit in the Pool Custodial
Account that represent any other payments and/or collections Received by the
Trust with respect to the Trust Mortgage Loans or REO Trust Mortgage Loans in
the Loan Group that includes the Trust Mortgage Loan or REO Trust Mortgage Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon), would be included in the Available Distribution Amount for the related Distribution Date;

          fourth, out of any amounts then on deposit in the Pool Custodial
Account that represent any other payments and/or collections Received by the
Trust with respect to the Trust Mortgage Loans or REO Trust Mortgage Loans in
the Loan Group that does not include the Trust Mortgage Loan or REO Trust
Mortgage Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse such Nonrecoverable
Advance (and/or to pay interest thereon), would be included in the Available
Distribution Amount for the related Distribution Date; and

          fifth, out of any other amounts then on deposit in the Pool Custodial
Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

          (b) If and to the extent that any payment or other collection of principal of any Trust Mortgage Loan or REO Trust Mortgage Loan is deemed to be applied in accordance with Section 1.03(a) to reimburse a Nonrecoverable Advance or to pay interest thereon, and further if and to the extent that such payment or other collection of principal constitutes part of the Principal Distribution
Amount for any Distribution Date, then: (i) the Adjusted Principal Distribution
Amount for such Distribution Date shall exclude such payment or other collection of principal; and (ii) in accordance with clause (c) of the definition of
"Adjusted Principal Distribution Amount", in order to calculate the Adjusted
Principal Distribution Amount for such Distribution Date, the amount of such payment or other collection of principal shall be subtracted from the Principal
Distribution Amount for such Distribution Date. In addition, for purposes of determining the respective portions of the Adjusted Principal Distribution
Amount for any Distribution Date that are attributable to the two Loan Groups, the Trustee shall take into account whether any payment or other collection of principal excluded from such Adjusted Principal Distribution Amount in accordance with the preceding sentence relates to a Trust Mortgage Loan or REO
Trust Mortgage Loan, as the case may be, in Loan Group No. 1 or Loan Group No.
2.

          (c) If and to the extent that (1) any Advance is determined to be a
Nonrecoverable Advance, (2) such Advance is reimbursed or interest thereon is paid out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above and (3) the particular item for which such Advance was originally made or such interest on such Advance, as the case may be, is subsequently Received by the Trust (in whole or in part) out of payments or other collections in respect of the related Trust Mortgage Loan or REO Trust
Mortgage Loan (such item or such interest on such Advance, as the case may be, if and to the extent so collected, a "Recovered Amount"), then: (i) without duplication of any amounts already included therein, the Adjusted Principal
Distribution Amount for the Distribution Date that corresponds to the related
Collection Period in which such item or such interest on such Advance, as the case may be, was Received by the Trust shall include such Recovered Amount; (ii)
in accordance with clause (b) of the definition of "Adjusted Principal
Distribution Amount", in order

                                     -119-

to calculate the Adjusted Principal Distribution Amount for the Distribution
Date that corresponds to the related Collection Period in which such item was
Received by the Trust, such Recovered Amount (to the extent not already included therein) shall be added to the Principal Distribution Amount for such
Distribution Date; and (iii) such Advance or such interest thereon, as the case may be, to the extent of such Recovered Amount, will no longer be considered to have been reimbursed or paid, as the case may be, out of general principal collections on the Mortgage Pool. In addition, if and to the extent that any
Advance is determined to be a Nonrecoverable Advance, interest on such Advance is paid out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above and such interest on such Advance is subsequently reimbursed to the Trust out of Default Charges or Loss of Value
Payments collected on the Trust Mortgage Loan or REO Trust Mortgage Loan as to
which such Advance was made, then: (i) the Adjusted Principal Distribution
Amount for the Distribution Date that corresponds to the related Collection
Period in which such Default Charges were Received by the Trust or such Loss of
Value Payments were so applied shall include the portion of such Default Charges or Loss of Value Payments that was applied to reimburse the Trust for such interest on such Advance; (ii) in accordance with clause (b) of the definition of "Adjusted Principal Distribution Amount", in order to calculate the Adjusted
Principal Distribution Amount for the Distribution Date that corresponds to the related Collection Period in which such Default Charges were Received by the
Trust or such Loss of Value Payments were so applied, an amount equal to the portion of such Default Charges or Loss of Value Payments that was applied to reimburse the Trust for such interest on such Advance shall be added to the
Principal Distribution Amount for such Distribution Date; and (iii) such interest on such Advance, to the extent that the Trust was reimbursed for such interest out of such Default Charges or such Loss of Value Payments, will no longer be considered to have been paid out of general principal collections on the Mortgage Pool. In addition, for purposes of determining the respective portions of the Adjusted Principal Distribution Amount for any Distribution Date
that are attributable to the two Loan Groups, the Trustee shall take into account whether any Recovered Amount, Default Charges or Loss of Value Payments
included in such Adjusted Principal Distribution Amount in accordance with the foregoing sentences of this Section 1.03(c) relates to a Trust Mortgage Loan or
REO Trust Mortgage Loan, as the case may be, in Loan Group No. 1 or Loan Group
No. 2; provided that, if the Nonrecoverable Advance or interest thereon to which such Recovered Amount, Default Charges or Loss of Value Payments, as the case may be, corresponds was deemed reimbursed or paid, as the case may be, out of payments and other collections of principal attributable to both Loan Groups, then such Recovered Amount, Default Charges or Loss of Value Payments, as the
case may be, shall be deemed allocated to the two Loan Groups, in each case up to the amount of payments and other collections of principal attributable thereto that were deemed applied to reimburse or pay, as the case may be, such
Nonrecoverable Advance or interest thereon, in the reverse order contemplated by
Section 1.03(a).

          (d) Nothing contained in this Section 1.03 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable
Advances (together with interest accrued and payable thereon pursuant to Section
3.11(g) or Section 4.03(d)) to be reimbursed from collections of principal
Received by the Trust with respect to the Mortgage Pool. Instead the order of priority set forth in Section 1.03(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

                                     -120-

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01. Creation of Trust; Conveyance of Trust Mortgage Loans.

          (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and the laws of the State of New York and that such trust be designated as "LB-UBS Commercial Mortgage Trust 2007-C2".
LaSalle is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

          The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Trust
Mortgage Loans, (ii) the UBS/Depositor Mortgage Loan Purchase Agreement, (iii)
the Countrywide/Depositor Mortgage Loan Purchase Agreement, (iv) the
Greenwich/Depositor Mortgage Loan Purchase Agreement, (v) the respective
Co-Lender Agreements; and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the
Cut-off Date and, in the case of each Trust Mortgage Loan that is part of a Loan
Combination, is subject to the provisions of the related Co-Lender Agreement.
With respect to each Trust Mortgage Loan that is part of a Loan Combination, the
Trustee, on behalf of the Trust, assumes the obligations of the holder of such
Trust Mortgage Loan and the related Mortgage Note under, and agrees to be bound by, the related Co-Lender Agreement.

          The parties hereto acknowledge and agree that, notwithstanding Section
11.07, the transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

          The Trust Fund shall constitute the sole assets of the Trust. Except as expressly provided herein, the Trust may not issue or invest in additional securities, borrow money or make loans to other Persons. The fiscal year end of the Trust shall be December 31.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall (in the case of each Lehman Trust Mortgage
Loan) deliver to and deposit with (or cause to be delivered to and deposited with), and the related Unaffiliated Mortgage Loan Seller has agreed pursuant to the related Mortgage Loan Purchase Agreement (in the case of each Non-Lehman
Trust Mortgage Loan) to deliver to and deposit with (or cause to be delivered to and deposited with), on or before the Closing Date: (i) the Trustee or a
Custodian appointed thereby, the Mortgage File for such Trust Mortgage Loan with copies of each Mortgage File to be delivered by the Trustee to, upon request, the Master Servicer (and at the expense of the Trustee and not at the expense of the Trust Fund), within 10 Business Days of such request; and (ii) the Master
Servicer (or, at the direction of the Master Servicer, to the appropriate
Sub-Servicer), all unapplied Escrow Payments and Reserve Funds in the possession or under the control of the Depositor or the related Unaffiliated Mortgage Loan
Seller, as the case may be, that relate to such Trust Mortgage Loan (except in the case of an Outside Serviced Trust

                                     -121-

Mortgage Loan). None of the Trustee, any Custodian, the Master Servicer or the
Special Servicer shall be liable for any failure by a Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreements and this Section 2.01(b). In addition, the Depositor shall, in the case of a Lehman Trust Mortgage Loan that is an Outside Serviced Trust Mortgage Loan, deliver to and deposit with, and the related Unaffiliated Mortgage Loan Seller shall be required, pursuant to the related Mortgage Loan Purchase Agreement, in the case of each Non-Lehman Trust
Mortgage Loan that is an Outside Serviced Trust Mortgage Loan, to deliver to and deposit with, the Master Servicer, within 45 days of the Closing Date, a copy of the mortgage file that was delivered to the related Outside Trustee under the related Non Trust Mortgage Loan Securitization Agreement.

          After the Depositor's transfer of the Trust Mortgage Loans to the
Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Trust Mortgage Loans.

          (c) The Depositor hereby covenants that it shall retain with respect to each Lehman Trust Mortgage Loan (other than an Outside Serviced Trust
Mortgage Loan), and the related Unaffiliated Mortgage Loan Seller has covenanted in the related Mortgage Loan Purchase Agreement that it shall retain with respect to each Non-Lehman Trust Mortgage Loan (other than an Outside Serviced
Trust Mortgage Loan), an Independent Person (each such Person, a "Recording
Agent") through which the Depositor or the related UBS Mortgage Loan Seller, as applicable, shall: (i) promptly (and in any event within 45 days following the later of the Closing Date and the date on which all necessary recording information is available to the subject Recording Agent) submit for recording in the appropriate public office for real property records each related assignment of Mortgage and assignment of Assignment of Leases in favor of, and delivered under clause (a)(iv) of the definition of "Mortgage File" to, the Trustee; and
(ii) cause each such assignment of Mortgage and assignment of Assignment of
Leases to be delivered to the Trustee following its return by the appropriate public office for real property records, with copies of any such returned assignments to be delivered by the Trustee to the Master Servicer, at the expense of the Depositor (in the case of Lehman Trust Mortgage Loans) or the related Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust
Mortgage Loan), as applicable, at least every 90 days after the Closing Date (or at such additional times upon the request of the Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related
Serviced Trust Mortgage Loan by the Master Servicer); provided that, in those instances where the public recording office retains the original assignment of
Mortgage or assignment of Assignment of Leases, the Trustee shall obtain a certified copy of the recorded original.

          Notwithstanding the foregoing, the Depositor may, in the case of a
Lehman Trust Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), and the related Unaffiliated Mortgage Loan Seller may, in the case of a
Non-Lehman Trust Mortgage Loan (other than an Outside Serviced Trust Mortgage
Loan), request the Trustee to submit for recording any of the assignments of
Mortgage and/or assignments of Assignment of Leases referred to in the prior paragraph, and in such event, the requesting party shall cause any such unrecorded or unfiled document to be delivered to the Trustee. The Trustee shall promptly undertake to submit for recording or filing any such document upon its receipt thereof.

          Each assignment of Mortgage and assignment of Assignment of Leases referred to in the prior two paragraphs that is submitted for recording shall reflect that it should be returned by the public

                                     -122-

recording office to the Trustee or its agent following recording; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. At least every 90 days after the Closing Date (or at additional times upon the request of the
Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related Trust Mortgage Loan by the Master Servicer) and at the
expense of the Depositor (in the case of a Lehman Trust Mortgage Loan, other than an Outside Serviced Trust Mortgage Loan) or the related Unaffiliated
Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage Loan, other than an Outside Serviced Trust Mortgage Loan), the Trustee shall forward to the
Master Servicer a copy of any of the aforementioned assignments of Mortgage and/or assignments of Assignment of Leases that have been received by the
Trustee.

          The Depositor shall bear the out-of-pocket costs and expenses of the recording referred to in the first two paragraphs of this Section 2.01(c) with respect to the Lehman Trust Mortgage Loans (other than the Outside Serviced
Trust Mortgage Loans), and the related UMLS/Depositor Mortgage Loan Purchase
Agreement provides that the related Unaffiliated Mortgage Loan Seller shall bear the out-of-pocket costs and expenses of the recording referred to in the first two paragraphs of this Section 2.01(c) with respect to the Non-Lehman Trust
Mortgage Loans (other than the Outside Serviced Trust Mortgage Loans).

          If any of the assignments of Mortgage and/or assignments of Assignment of Leases referred to in the first two paragraphs of this Section 2.01(c)
relating to a Non-Lehman Trust Mortgage Loan (other than an Outside Serviced
Trust Mortgage Loan) are lost or returned unrecorded because of a defect therein, then the Trustee shall direct the related Unaffiliated Mortgage Loan
Seller (pursuant to the related Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. If any of the assignments of Mortgage and/or assignments of
Assignment of Leases referred to in the first two paragraphs of this Section
2.01(c) relating to a Lehman Trust Mortgage Loan (other than an Outside Serviced
Trust Mortgage Loan) are lost or returned unrecorded because of a defect therein, then the Depositor shall promptly prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, and shall deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt, whether from the related Unaffiliated Mortgage Loan Seller or the
Depositor, cause the same to be duly recorded.

          In addition to the foregoing, the Trustee shall retain an Independent
Person (such Person, the "Filing Agent"), at the expense of Redwood Trust Inc.
(the "Payee"), pursuant to a letter agreement dated the Closing Date (the
"Filing Letter Agreement") between the Payee, the Depositor, the UBS Mortgage
Loan Seller and the Trustee, and the Trustee shall, with respect to each Trust
Mortgage Loan, through the Filing Agent: (i) promptly (and in any event within
45 days following the later of the Closing Date and the date on which all necessary filing information is available to such Filing Agent) file in the appropriate public office for UCC Financing Statements, each related assignment of UCC Financing Statement prepared by or on behalf of the Depositor (with respect to each Lehman Trust Mortgage Loan, other than an Outside Serviced Trust
Mortgage Loan), or by or on behalf of the related Unaffiliated Mortgage Loan
Seller (with respect to each Non-Lehman Trust Mortgage Loan, other than an
Outside Serviced Trust Mortgage Loan), in favor of, and delivered pursuant to clause (a)(xiv) of the definition of "Mortgage File" to, the Trustee; and (ii)
cause each such assignment of UCC Financing Statement to be delivered to the
Trustee following its return by the appropriate public filing office for UCC
Financing Statements, with copies of any such returned assignments to be delivered by the Trustee

                                     -123-

to the Master Servicer, at the expense of the Depositor (in the case of a Lehman
Trust Mortgage Loan), or at the expense of the related Unaffiliated Mortgage
Loan Seller (in the case of a Non-Lehman Trust Mortgage Loan), as applicable, at least every 90 days after the Closing Date (or at such additional times upon the request of the Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related Trust Mortgage Loan by the Master
Servicer). Each assignment of UCC Financing Statement referred to in the prior sentence that is filed by or on behalf of the Trustee shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing. The Depositor (with respect to the Lehman Trust Mortgage Loans) hereby agrees, and each Unaffiliated Mortgage Loan Seller (with respect to its
Non-Lehman Trust Mortgage Loans) has agreed pursuant to the related
UMLS/Depositor Mortgage Loan Purchase Agreement, to reasonably cooperate with the Trustee (and the Filing Agent) with respect to the filing of the assignments of UCC Financing Statements as described in this paragraph and to forward to the
Trustee filing confirmation, if any, received by such party in connection with assignments of UCC Financing Statements filed in accordance with this paragraph.

          Notwithstanding the foregoing, to the extent the Trustee provides the
Payee, pursuant to the Filing Letter Agreement, with an invoice for the expenses
(i) reasonably to be incurred in connection with the filings referred to in the preceding paragraph and (ii) required to be paid by the Payee pursuant to the
Filing Letter Agreement, and such expenses are not paid by the Payee in advance of such filings, the Trustee, at the expense of the Depositor (with respect to each Lehman Trust Mortgage Loan, other than an Outside Serviced Trust Mortgage
Loan), and at the expense of the related Unaffiliated Mortgage Loan Seller (with respect to each Non-Lehman Trust Mortgage Loan, other than an Outside Serviced
Trust Mortgage Loan), shall only be required to cause the Filing Agent to file the assignments of UCC Financing Statements with respect to Trust Mortgage Loans secured by hotel or hospitality properties.

          (d) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall, in the case of each Lehman Trust Mortgage
Loan (other than an Outside Serviced Trust Mortgage Loan), deliver to and deposit with (or cause to be delivered to and deposited with), and the related
Unaffiliated Mortgage Loan Seller has agreed (pursuant to the related Mortgage
Loan Purchase Agreement), in the case of each Non-Lehman Trust Mortgage Loan
(other than an Outside Serviced Trust Mortgage Loan), to deliver and deposit with (or cause to be delivered to and deposited with), the Master Servicer (or, at the direction of the Master Servicer, to and with the applicable
Sub-Servicer), within 45 days of the Closing Date, the Mortgage Loan Origination
Documents that relate to such Serviced Trust Mortgage Loan; provided that neither the Depositor nor any Unaffiliated Mortgage Loan Seller shall be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

          The Master Servicer shall review the documents with respect to each
Serviced Trust Mortgage Loan delivered by the Depositor or any Unaffiliated
Mortgage Loan Seller pursuant to or as contemplated by the immediately preceding paragraph and provide to the Depositor or such Unaffiliated, Mortgage Loan
Seller, as applicable, with a copy to the Controlling Class Representative and the Special Servicer, a certificate in the form of Exhibit V attached hereto
(the "Master Servicer Certification") within 90 days of the Closing Date acknowledging its (or, if the Master Servicer has directed that such documents be delivered only to the applicable Sub-Servicer, the applicable Sub-Servicer's)
receipt as of the date of the Master Servicer Certification of such documents actually received; provided that such

                                     -124-

review shall be limited to identifying the document received, the Serviced Trust
Mortgage Loan to which it purports to relate, that it appears regular on its face and that it appears to have been executed (where appropriate).
Notwithstanding anything to the contrary set forth herein, to the extent the
Depositor or an Unaffiliated Mortgage Loan Seller, as applicable, has not been notified in writing of its failure to deliver any document with respect to a
Serviced Trust Mortgage Loan required to be delivered pursuant to or as contemplated by the immediately preceding paragraph prior to the date occurring
18 months following the date of the Master Servicer Certification, the Depositor or such Unaffiliated Mortgage Loan Seller as applicable, shall have no obligation to provide such document.

          In addition, pursuant to the related Mortgage Loan Purchase Agreement, each Mortgage Loan Seller will be required to deliver, on the Closing Date, to the Master Servicer for deposit in the Pool Custodial Account, the Initial
Deposit relating to each Initial Deposit Mortgage Loan, if any, being sold by such Mortgage Loan Seller.

          The Master Servicer shall hold all funds, documents and records received by it in accordance with this Section 2.01(d) (as well as any funds received by it pursuant to Section 2.01(b)) on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to any Serviced Non-Trust Mortgage Loan, on behalf of and for the benefit of the related Serviced Non-Trust Mortgage Loan Noteholder).

          (e) In connection with the obligations of the Master Servicer hereunder, with regard to each Serviced Trust Mortgage Loan that is secured by the interests of the related Mortgagor in a hospitality property and each
Serviced Trust Mortgage Loan that has a related letter of credit, the Depositor
(with respect to each such Serviced Trust Mortgage Loan that is a Lehman Trust
Mortgage Loan) shall, and the related Unaffiliated Mortgage Loan Seller (with respect to each such Serviced Trust Mortgage Loan that is a Non-Lehman Trust
Mortgage Loan) will be obligated under the related Mortgage Loan Purchase
Agreement to, deliver to and deposit with the Master Servicer, on or before the
Closing Date, any related franchise agreement and franchise comfort letter and the original of such letter of credit.

          (f) It is not intended that this Agreement create a partnership or a joint-stock association.

          (g) Notwithstanding anything to the contrary in this Section 2.01, other than as expressly provided in this Section 2.01, the Depositor shall not have any obligations pursuant to or as contemplated by this Section 2.01 with respect to the 2445 M Street Note A-1 Trust Mortgage Loan and/or the One
Alliance Center Note A-2 Trust Mortgage Loan, the Countrywide Mortgage Loan
Seller shall not have any obligations pursuant to or as contemplated by this
Section 2.01 with respect to the One Alliance Center Note A-1 Trust Mortgage
Loan, and the Greenwich Mortgage Loan Seller shall not have any obligations pursuant to or as contemplated by this Section 2.01 with respect to the 2445 M
Street Note A-2 Trust Mortgage Loan. Each 2445 M Street Trust Mortgage Loan
Portion will be treated as a separate Trust Mortgage Loan for purposes of determining the respective obligations of the Depositor and the Greenwich
Mortgage Loan Seller pursuant to or as contemplated by this Section 2.01. In that regard, the 2445 M Street Note A-2 Trust Mortgage Loan is a Lehman Trust
Mortgage Loan, and the 2445 M Street Note A-1 Trust Mortgage Loan is the only
Greenwich Trust Mortgage Loan. Each One Alliance Center Trust Mortgage Loan
Portion will be treated as a separate Trust Mortgage Loan for purposes of determining the respective obligations of the Depositor and the Countrywide
Mortgage

                                     -125-

Loan Seller pursuant to or as contemplated by this Section 2.01. In that regard, the One Alliance Center Note A-1 Trust Mortgage Loan is a Lehman Trust Mortgage
Loan, and the One Alliance Center Note A-2 Trust Mortgage Loan is the only
Countrywide Trust Mortgage Loan.

          SECTION 2.02. Acceptance of Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i)
the Trust Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the
Trust Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.
To the extent that the Mortgage File for any Serviced Combination Trust Mortgage
Loan relates to a Serviced Non-Trust Mortgage Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related Serviced
Non-Trust Mortgage Loan Noteholder. In connection with the foregoing, the
Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan
Seller and each Underwriter that, as to each Trust Mortgage Loan, (i) the
Specially Designated Mortgage Loan Documents are in its possession or the possession of a Custodian on its behalf, and (ii) the original Mortgage Note
(or, if accompanied by a lost note affidavit, the copy of such Mortgage Note)
received by it or any Custodian with respect to such Trust Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed
(where appropriate) and (C) purports to relate to such Trust Mortgage Loan.

          (b) The Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan
(such review to be conducted with respect to each document so delivered, prior to the date that a certification or deemed certification, as applicable, is required to be delivered in accordance with the following sentence), and the
Trustee shall, or shall cause a Custodian on its behalf to, subject to Sections
2.01, 2.02(c) and 2.02(d), certify (at the times and in the manner set forth below) to each of the other parties hereto, each Mortgage Loan Seller and each
Underwriter and, in the case of a Serviced Non-Trust Mortgage Loan, to the related Serviced Non-Trust Mortgage Loan Noteholder(s), that, as to each
Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification or delivered with a deemed certification, as applicable): (A) all documents specified in clauses (a)(i)
through (a)(viii) and (a)(xiv) (without regard to the second parenthetical in such clause (a)(xiv)) of the definition of "Mortgage File" or, in the case of an
Outside Serviced Trust Mortgage Loan, in clauses (b)(i) through (b)(iii) of the definition of "Mortgage File", are in its possession or the possession of a
Custodian on its behalf; (B) the recordation/filing contemplated by Section
2.01(c) (except in the case of an Outside Serviced Trust Mortgage Loan) has been completed (based solely on receipt by the Trustee or by a Custodian on its behalf of the particular recorded/filed documents); (C) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (1) appear regular on their face
(handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (2) appear to have been executed
(where appropriate) and (3) purport to relate to such Mortgage Loan; and (D)
based on the examinations referred to in Section

                                     -126-

2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Trust Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Trust
Mortgage Loan Schedule" accurately reflects the information set forth in the
Mortgage File. The certification referred to in the first sentence of this
Section 2.02(b) shall be delivered by the Trustee or a Custodian on its behalf in writing: (i) whether or not any exceptions are noted, substantially in the form of Exhibit C hereto (with an exception report annexed thereto), on or about the 60th day following the Closing Date; and (ii) if any exceptions are noted, substantially in the form of Exhibit C hereto (with an exception report annexed thereto), upon the earliest to occur of (X) the second anniversary of the
Closing Date, (Y) the day on which all material exceptions have been removed and
(Z) the day on which the Depositor or the related Unaffiliated Mortgage Loan
Seller, as applicable, has repurchased the last affected Trust Mortgage Loan);
and (iii) if any exceptions are noted following the initial certification in clause (i) of this sentence, in the form of an updated exception report, on or about the 90th day following the Closing Date and monthly thereafter until the final certification in clause (ii) of this sentence is delivered (and upon and by delivery of each such updated exception report the Trustee shall be deemed to have made the certifications set forth in clauses (A) through (D) of the first sentence of this Section 2.02(b) as to each Mortgage Loan then subject to this
Agreement, except as specifically identified in such updated exception report).
If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the
Trustee shall (or shall cause a Custodian on its behalf to) deliver a comparable certification, upon request, to any party hereto, any Serviced Non-Trust
Mortgage Loan Noteholder and/or any Underwriter.

          (c) None of the Trustee, the Master Servicer, the Special Servicer or
any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special
Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          (d) It is understood that the scope of the Trustee's review of the
Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i) through (a)(viii) and (a)(xiv) (or, in the case of an Outside
Serviced Trust Mortgage Loan, in clauses (b)(i) through (b)(iii)) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections
2.02(a) and (b) above.

          (e) The Trustee, directly or through a Custodian retained by it, shall: (i) provide for the safekeeping and preservation of the Mortgage Files with respect to the Trust Mortgage Loans; (ii) segregate such Mortgage Files from its own assets and the assets retained by it for others; (iii) maintain such Mortgage Files in secure and fire resistant facilities in compliance with customary industry standards; (iv) maintain disaster recovery protocols to ensure the preservation of such Mortgage Files in the event of force majeure;
and (v) track and monitor the receipt and movement internally and externally of such Mortgage Files and any release and reinstatement thereof.

                                     -127-

          SECTION 2.03. Repurchase of Trust Mortgage Loans for Document Defects
and Breaches of Representations and Warranties.

          (a) If any party hereto (other than the Depositor) discovers or receives written notice, with respect to any Trust Mortgage Loan, that (i) any document (A) constituting a part of the related Mortgage File pursuant to clauses (a)(i) through (a)(xx) (or, in the case of an Outside Serviced Trust
Mortgage Loan, clause (b)(i)) of the definition of "Mortgage File", (B)
specifically set forth on Schedule IX hereto with respect to a Lehman Trust
Mortgage Loan only or (C) specifically set forth on Exhibit D to the related
Mortgage Loan Purchase Agreement with respect to any Non-Lehman Trust Mortgage
Loan only, has not been executed (if applicable) or is missing (each, a
"Document Defect") or (ii) there exists a breach of any representation or warranty of the related Unaffiliated Mortgage Loan Seller made pursuant to
Section 3(b) of the related Mortgage Loan Purchase Agreement with respect to any
Non-Lehman Trust Mortgage Loan (a "Breach") or a breach of any representation or warranty of the Depositor made pursuant to Section 2.04(b) hereof with respect to any Lehman Trust Mortgage Loan (also, a "Breach"), then such party shall give prompt written notice thereof to each Rating Agency, the related Mortgage Loan
Seller, the other parties hereto and the Controlling Class Representative. If the Depositor (in the case of a Lehman Trust Mortgage Loan) or the related
Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage
Loan) receives written notice or obtains actual knowledge of a Document Defect or a Breach with respect to any Trust Mortgage Loan, and such Document Defect or
Breach, as of the date specified in the fourth paragraph of this Section
2.03(a), materially and adversely affects the value of the subject Trust
Mortgage Loan, then such Document Defect shall constitute a "Material Document
Defect" or such Breach shall constitute a "Material Breach", as the case may be.
In the event the Depositor obtains actual knowledge of a Material Document
Defect or Material Breach, then the Depositor shall deliver written notification to the Trustee with respect thereto.

          Promptly upon becoming aware of any Material Document Defect or
Material Breach with respect to a Non-Lehman Trust Mortgage Loan, the Trustee shall deliver a Seller/Depositor Notification to the related Unaffiliated
Mortgage Loan Seller, the Master Servicer and the Special Servicer and shall require the related Unaffiliated Mortgage Loan Seller, within the time period and subject to the conditions provided for in the applicable Mortgage Loan
Purchase Agreement, except as otherwise contemplated by Sections 2.03(d) and
2.03(e), to cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Trust Mortgage Loan or any related REO Property (or, in the case of an REO Property related to a
Loan Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account.
Promptly upon becoming aware of any such Material Document Defect or Material
Breach with respect to a Lehman Trust Mortgage Loan, the Trustee shall deliver a
Seller/Depositor Notification to the Depositor, the Master Servicer and the
Special Servicer, and the Depositor shall, subject to Sections 2.03(d), 2.03(e)
and 2.03(f), (A) not later than (1) 90 days after the Depositor and the Trustee have agreed upon the existence of such Material Document Defect or Material
Breach or (2) 60 days after an arbitration panel makes a binding determination, in accordance with the provisions of Section 2.03(i), that a Material Document
Defect or Material Breach exists or (B) in the case of a Material Document
Defect or Material Breach that affects whether a Lehman Trust Mortgage Loan is or will continue to be a "qualified mortgage" within the meaning of the REMIC
Provisions (a "Qualified Mortgage"), not later than 90 days following the discovery by any party of such Material Document Defect or Material Breach (and such 90-day or 60-day period, as applicable, in the case of clause (A)(1),
(A)(2) or (B) (with respect to a Lehman Trust Mortgage Loan), and any "Initial

                                     -128-

Resolution Period", as defined in the related Mortgage Loan Purchase Agreement
(with respect to a Non-Lehman Trust Mortgage Loan), as applicable, are each referred to herein as an "Initial Resolution Period"), (i) cure such Material
Document Defect or Material Breach, as the case may be, in all material respects
(which cure shall include payment of any out-of-pocket expenses that are reasonably incurred and directly attributable to pursuing such a claim based on such Material Document Defect or Material Breach associated therewith) or (ii)
if any such Material Document Defect or Material Breach, as the case may be, cannot be cured within the Initial Resolution Period, repurchase the affected
Lehman Trust Mortgage Loan or any related REO Property (or, in the case of an
REO Property related to a Loan Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the
Pool Custodial Account; provided, however, that if (w) such Material Document
Defect or Material Breach is capable of being cured but not within the Initial
Resolution Period, (x) such Material Document Defect or Material Breach, as the case may be, does not affect whether any Lehman Trust Mortgage Loan is a
Qualified Mortgage, (y) the Depositor has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, within the Initial Resolution Period, and (z) the Depositor shall have delivered to the Trustee an Officer's Certificate confirming that such Material
Breach or Material Document Defect, as the case may be, is not capable of being cured within the applicable Initial Resolution Period, setting forth what actions the Depositor is pursuing in connection with the cure thereof and stating that the Depositor anticipates that such Material Breach or Material
Document Defect, as the case may be, will be cured within an additional period not to exceed either 90 days beyond the end of the applicable Initial Resolution
Period (in the event the Depositor and the Trustee have agreed upon the existence of such Material Document Defect or Material Breach as described in clause (A)(1) of the second sentence of this paragraph) or 45 days beyond the end of the applicable Initial Resolution Period (in the event an arbitration panel has made a binding determination, as described in clause (A)(2) of the second sentence of this paragraph, that a Material Document Defect or Material
Breach exists), then the Depositor shall have such additional 90-day period or
45-day period, as the case may be (such additional 90-day period or 45-day period, as the case may be (with respect to a Lehman Trust Mortgage Loan), and any "Resolution Extension Period", as defined in the related Mortgage Loan
Purchase Agreement (with respect to a Non-Lehman Trust Mortgage Loan), as applicable, are each referred to herein as a "Resolution Extension Period"), to complete such cure or, failing such, to repurchase the affected Trust Mortgage
Loan (or the related Mortgaged Property); and provided, further, that, if any such Material Document Defect is still not cured after the applicable Initial
Resolution Period and any such applicable Resolution Extension Period solely due to the failure of the Depositor to have received a recorded document, then the
Depositor shall be entitled to continue to defer its cure and repurchase obligations in respect of such Material Document Defect so long as the Depositor certifies to the Trustee every six months thereafter that the Material Document
Defect is still in effect solely because of its failure to have received the recorded document and that the Depositor is diligently pursuing the cure of such defect (specifying the actions being taken). The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Depositor
(in the case of a Lehman Trust Mortgage Loan) or the related Unaffiliated
Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage Loan) pursuant to Section 2.02(b) or otherwise nor possession of such certification or schedule by the Depositor (in the case of a Lehman Trust Mortgage Loan), or the related
Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage
Loan) shall, in and of itself, constitute delivery of notice of any Material
Document Defect or Material Breach or knowledge or awareness by the Depositor or the related Unaffiliated Mortgage Loan Seller, as the case may be, of any
Material Document Defect or Material Breach.

                                     -129-

          If, during the period of deferral by the Depositor of its cure and repurchase obligations as contemplated by the last proviso of the penultimate sentence of the preceding paragraph, or during any comparable deferral by an
Unaffiliated Mortgage Loan Seller of its cure and repurchase obligations as provided in Section 5 of the related Mortgage Loan Purchase Agreement, the Trust
Mortgage Loan that is the subject of the Material Document Defect either becomes a Specially Serviced Trust Mortgage Loan or becomes the subject of a proposed or actual assumption of the obligations of the related Mortgagor under such Trust
Mortgage Loan, then (i) any party to this Agreement that becomes aware of such event shall deliver a Seller/Depositor Notification to such effect (unless a
Seller/Depositor Notification with respect to such event has already been delivered by another party) to the Master Servicer, the Special Servicer, the
Trustee and either the Depositor (in the case of a Lehman Trust Mortgage Loan)
or the related Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman
Trust Mortgage Loan), and (ii) the Trustee, upon becoming aware of such event, shall deliver a Seller/Depositor Notification to the Master Servicer, the
Special Servicer and either the Depositor (in the case of a Lehman Trust
Mortgage Loan) or the related Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage Loan), providing notice of such event and directing the Depositor or the related Unaffiliated Mortgage Loan Seller, as applicable, to cure the subject Material Document Defect within 15 days of receipt of such
Seller/Depositor Notification. If, upon the expiration of such 15-day period, the Depositor or the related Unaffiliated Mortgage Loan Seller, as applicable, has failed to cure the subject Material Document Defect, then the Master
Servicer or the Special Servicer, as applicable, shall be entitled (but not obligated) to perform the obligations of the Depositor or the related
Unaffiliated Mortgage Loan Seller, as applicable, with respect to curing the subject Material Document Defect; and, upon electing to perform such obligations, the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a Seller/Depositor Notification to such effect. In connection with the preceding sentence, the Depositor will, and each related Unaffiliated
Mortgage Loan Seller will be obligated under the related Mortgage Loan Purchase
Agreement to, pay all reasonable actual out-of-pocket costs and expenses in connection with the applicable servicer's effecting such cure.

          Provided that if any Seller/Depositor Notification with respect to a
Material Document Defect or Material Breach is received by the Depositor (in the case of a Lehman Trust Mortgage Loan) or the related Unaffiliated Mortgage Loan
Seller (in the case of a Non-Lehman Trust Mortgage Loan), in accordance with the provisions of this Section 2.03, within 24 months of the Closing Date, the material and adverse effect of the subject Document Defect or Breach shall be determined as of the date of the Mortgage Loan Purchase Agreements. After the expiration of 24 months following the Closing Date, the material and adverse effect of any Document Defect or Breach that was not the subject of another
Seller/Depositor Notification received by the Depositor (in the case of a Lehman
Trust Mortgage Loan) or the related Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage Loan), in accordance with the provisions of this Section 2.03, within 24 months of the Closing Date, shall be determined as of the date of such Seller/Depositor Notification.

          If, in connection with any Material Breach, the Depositor is obligated to repurchase any Lehman Trust Mortgage Loan pursuant to this Section 2.03, or an Unaffiliated Mortgage Loan Seller is obligated to repurchase any Non-Lehman
Trust Mortgage Loan pursuant to the related Mortgage Loan Purchase Agreement, then such obligation shall extend to any REO Trust Mortgage Loan with respect thereto; provided that (i) the subject Material Breach existed as to the subject predecessor Trust Mortgage Loan prior to the date the related Mortgaged Property became an REO Property or within 90 days thereafter, and (ii) the party having the repurchase obligation had received, no later than 90 days following the date on which the related Mortgaged Property became an REO Property, a

                                     -130-

Seller/Depositor Notification from the Trustee regarding the occurrence of the subject Material Breach and directing such party to repurchase the subject Trust
Mortgage Loan.

          (b) In connection with the events in Section 2.03(a), the Trustee shall prepare and deliver, in each case promptly upon becoming aware of such event, to the Master Servicer, the Special Servicer and either the Depositor
(with respect to a Lehman Trust Mortgage Loan) or the related Unaffiliated
Mortgage Loan Seller (with respect to a Non-Lehman Trust Mortgage Loan), as applicable, a Seller/Depositor Notification identifying and describing the circumstances identified in the definition of "Seller/Depositor Notification"
(unless, in the case of an event described in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification", a
Seller/Depositor Notification with respect to such event has already been delivered by the Master Servicer or the Special Servicer). Further, in
connection with the events in Section 2.03(a), the Master Servicer or the
Special Servicer, as applicable, shall prepare and deliver, in each case promptly upon becoming aware of such event, to the other such servicer, the
Trustee and either the Depositor (with respect to a Lehman Trust Mortgage Loan)
or the related Unaffiliated Mortgage Loan Seller (with respect to a Non-Lehman
Trust Mortgage Loan), as applicable, a Seller/Depositor Notification identifying and describing the circumstances identified in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification" (unless such notification has already been delivered). A copy of each such Seller/Depositor
Notification shall also be delivered to the Controlling Class Representative and, in the case of an event described in clauses (v) and/or (vii) of the definition of "Seller/Depositor Notification", to either internal counsel to the
Depositor (with respect to a Lehman Trust Mortgage Loan) or counsel to the related Unaffiliated Mortgage Loan Seller (with respect to a Non-Lehman Trust
Mortgage Loan), as applicable, to the extent the Trustee, Master Servicer or
Special Servicer, as applicable, knows the identity of such person.

          (c) If one or more (but not all) of the Trust Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Depositor or the related Unaffiliated Mortgage Loan Seller as contemplated by this Section
2.03, then, prior to the subject repurchase, the Depositor or the related
Unaffiliated Mortgage Loan Seller, as the case may be, or its designee shall use its reasonable efforts, subject to the terms of the related Trust Mortgage
Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Trust Mortgage Loan(s) in such
Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Trust Mortgage Loan(s) therein, on the other hand, such that those two groups of Trust Mortgage Loans are each secured only by the Mortgaged Properties identified in the Trust Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until
(i) the Controlling Class Representative, if one is then acting, has consented
(which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the Depositor or the related
Unaffiliated Mortgage Loan Seller, as the case may be, within ten (10) Business
Days of the Controlling Class Representative's receipt of a written request for such consent) and (ii) the Trustee has received from the Depositor or the related Unaffiliated Mortgage Loan Seller, as the case may be, (A) an Opinion of
Counsel to the effect that such termination would not cause an Adverse REMIC
Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event to occur with respect to the Grantor Trust and (B) written confirmation from each Rating Agency that such termination would not cause an Adverse Rating Event to occur with respect to any Class of Certificates; and provided, further, that the Depositor, in the case of Lehman Trust Mortgage Loans, or the related
Unaffiliated Mortgage Loan Seller, in the case of Non-Lehman Trust Mortgage
Loans, may, at its

                                     -131-

option, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Trust
Mortgage Loan(s) to be repurchased. If the cross-collateralization of any
Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether the subject Breach or Document Defect, as the case may be, materially and adversely affects the value of such Cross-Collateralized Group and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Trust Mortgage
Loan.

          (d) Notwithstanding the foregoing, if there exists a Breach of that portion of the representation or warranty on the part of the Depositor set forth in, or made pursuant to, paragraph (xlviii) of Schedule II hereto, or on the part of the related Unaffiliated Mortgage Loan Seller set forth in, or made pursuant to, paragraph (xlviii) of Exhibit B to the related Mortgage Loan
Purchase Agreement, in each case specifically relating to whether or not the
Mortgage Loan documents or any particular Mortgage Loan document for any
Mortgage Loan requires the related Mortgagor to bear the reasonable costs and expenses associated with the subject matter of such representation or warranty, as set forth in such representation or warranty, then the Master Servicer shall
(and the Special Servicer may) direct the Depositor (in the case of a Lehman
Trust Mortgage Loan) or the related Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage Loan) in writing to wire transfer to the
Pool Custodial Account, within 90 days of such party's receipt of such direction, the amount of any such reasonable costs and expenses incurred by the
Trust that (i) are due from the Mortgagor, (ii) otherwise would have been required to be paid by the Mortgagor if such representation or warranty with respect to such costs and expenses had in fact been true, as set forth in the related representation or warranty, (iii) have not been paid by the Mortgagor,
(iv) are the basis of such Breach and (v) constitute "Covered Costs". Upon payment of such costs, the Depositor (in the case of a Lehman Trust Mortgage
Loan) or the related Unaffiliated Mortgage Loan Seller (in the case of a
Non-Lehman Trust Mortgage Loan) shall be deemed to have cured such Breach in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material
Breach, and none of the Depositor (in the case of a Lehman Trust Mortgage Loan)
or the related Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman
Trust Mortgage Loan) shall be obligated to otherwise cure such Breach or repurchase the affected Trust Mortgage Loan under any circumstances. Amounts deposited in the Pool Custodial Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than
Section 3.11(c)).

          (e) Subject to the penultimate sentence of this paragraph and subject to Section 2.03(d), if the Depositor determines that a Material Breach (other than a Material Breach of a representation or warranty on the part of the
Depositor set forth in, or made pursuant to, paragraph (xvii) of Schedule II hereto) or a Material Document Defect with respect to a Lehman Trust Mortgage
Loan is not capable of being cured in accordance with Section 2.03(a), or the related Unaffiliated Mortgage Loan Seller determines that a Material Breach
(other than a Material Breach of a representation or warranty on the part of the related Unaffiliated Mortgage Loan Seller set forth in, or made pursuant to, paragraph (xvii) of Exhibit B to the related Mortgage Loan Purchase Agreement)
or Material Document Defect with respect to a Non-Lehman Trust Mortgage Loan is not capable of being cured in accordance with Section 5(a) of the related
Mortgage Loan Purchase Agreement, then (in lieu of repurchasing such Trust
Mortgage Loan) the Depositor or the related Unaffiliated Mortgage Loan Seller, as the case may be, may, at its sole option, pay a cash amount equal to the loss of value (each such payment, a "Loss of

                                     -132-

Value Payment") with respect to such Trust Mortgage Loan, which loss of value is directly attributed to such Material Breach or Material Document Defect, as the case may be. The amount of each such Loss of Value Payment shall be determined either (i) by mutual agreement of the Special Servicer on behalf of the Trust with respect to the subject Material Breach or Material Document Defect, as the case may be, and any of the Depositor or the related Unaffiliated Mortgage Loan
Seller, as the case may be, or (ii) by an arbitration panel pursuant to a binding arbitration proceeding in accordance with Section 2.03(i); provided that, in the event there is an arbitration proceeding for determining the existence of a Material Breach or a Material Document Defect with respect to any
Trust Mortgage Loan, such arbitration proceeding must also include a determination of the amount of the loss of value to such Trust Mortgage Loan directly attributed to such Material Breach or such Material Document Defect, as the case may be. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Breach or Material Document Defect, and neither the Depositor (in the case of a Lehman Trust Mortgage Loan) nor the related Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust
Mortgage Loan) shall be obligated to otherwise cure such Material Breach or
Material Document Defect or repurchase the affected Mortgage Loan based on such
Material Breach or Material Document Defect under any circumstances.
Notwithstanding the foregoing provisions of this Section 2.03(e), if 95% or more of the loss of value to a Mortgage Loan was caused by a Material Breach or
Material Document Defect, which Material Breach or Material Document Defect is not capable of being cured, then this Section 2.03(e) shall not apply, and the
Depositor (in the case of a Lehman Trust Mortgage Loan) or the related
Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage
Loan) shall be obligated to repurchase the affected Mortgage Loan at the applicable Purchase Price in accordance with Section 2.03(a); and, furthermore, neither the Depositor nor the related Unaffiliated Mortgage Loan Seller shall have the option of delivering Loss of Value Payments in connection with any
Material Breach relating to a Trust Mortgage Loan's failure to be a Qualified
Mortgage. In the event there is a Loss of Value Payment made by the Depositor or an Unaffiliated Mortgage Loan Seller, as the case may be, in accordance with this Section 2.03(e), the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with
Section 3.05(e).

          In the event the amount of any Loss of Value Payment is determined by an arbitration panel pursuant to a binding arbitration proceeding in accordance with Section 2.03(i), then such Loss of Value Payment shall also include the payment of any costs and expenses (including costs incurred in establishing the amount of any related loss of value to the subject Trust Mortgage Loan, including reasonable legal fees) that are reasonably incurred in good faith by the Master Servicer, the Special Servicer and/or the Trustee (on behalf of the
Trust) in enforcing the rights of the Trust against the Depositor or the related
Unaffiliated Mortgage Loan Seller, as applicable, with respect to the subject
Material Breach or Material Document Defect, as the case may be; provided that, if the Depositor (with respect to a Lehman Trust Mortgage Loan) or the related
Unaffiliated Mortgage Loan Seller (with respect to a Non-Lehman Trust Mortgage
Loan) tenders a loss of value payment in a specified amount in connection with a
Material Breach or Material Document Defect, as the case may be, prior to the institution of arbitration proceedings and that offer is rejected, and if an amount equal to or less than the loss of value payment originally tendered by the Depositor or the related Unaffiliated Mortgage Loan Seller, as the case may be, is ultimately determined by an arbitration panel pursuant to a binding arbitration proceeding, in accordance with Section 2.03(i), to be the actual amount of the Loss of Value Payment attributed to such Material Breach or
Material Document Defect, as the case may be, then that Loss of Value Payment shall not include the payment of any costs or expenses incurred in enforcing the rights of the Trust against the Depositor or the related Unaffiliated Mortgage
Loan Seller, as applicable,

                                     -133-

with respect to the subject Material Breach or Material Document Defect, as the case may be; and provided, further, that, if the Special Servicer requests a loss of value payment from the Depositor or the related Unaffiliated Mortgage
Loan Seller, as the case may be, of a specified amount in connection with a
Material Breach or Material Document Defect, as the case may be, and the
Depositor or the related Unaffiliated Mortgage Loan Seller, as the case may be, refuses to pay that amount, and if an amount equal to or greater than the loss of value payment originally requested by the Special Servicer is ultimately determined by an arbitration panel pursuant to a binding arbitration proceeding, in accordance with Section 2.03(i), to be the actual Loss of Value Payment attributable to such Material Document Defect or Material Breach, then that Loss of Value Payment shall also include the payment of any costs or expenses reasonably incurred in good faith in enforcing the rights of the Trust against the Depositor or the related Unaffiliated Mortgage Loan Seller, as applicable, with respect to the subject Material Breach or Material Document Defect, as the case may be; and provided, further, that, if the Depositor (with respect to a
Lehman Trust Mortgage Loan) or the related Unaffiliated Mortgage Loan Seller
(with respect to a Non-Lehman Trust Mortgage Loan) tenders a loss of value payment in connection with a Material Breach or Material Document Defect, as the case may be, in a specified amount, and the Special Servicer rejects such tender and requests a greater loss of value payment amount, and an amount in between the respective amounts tendered and requested is ultimately determined by an arbitration panel pursuant to a binding arbitration proceeding, in accordance with Section 2.03(i), to be the actual Loss of Value Payment attributable to such Material Breach or Material Document Defect, as the case may be, then that
Loss of Value Payment shall also include the payment of an amount equal to the product of (i) all costs and expenses reasonably incurred in connection with that arbitration proceeding, multiplied by (ii) a fraction, the numerator of which is the excess of the amount determined by that arbitration proceeding over the amount tendered by the Depositor or the related Unaffiliated Mortgage Loan
Seller, as the case may be, and the denominator of which is the excess of the amount requested by the Special Servicer over the amount tendered by the
Depositor or the related Unaffiliated Mortgage Loan Seller, as the case may be.
Notwithstanding the foregoing, in the event any Loss of Value Payment is determined by the parties hereto by mutual agreement (and not by an arbitration proceeding), that Loss of Value Payment shall not include any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee unless such costs and expenses were specifically included in such mutual agreement.

          (f) Notwithstanding the foregoing, if there exists a Material Breach of the representation or warranty on the part of (A) the Depositor set forth in, or made pursuant to, paragraph (xvii) of Schedule II hereto with respect to any
Lehman Trust Mortgage Loan, or (B) the related Unaffiliated Mortgage Loan Seller set forth in, or made pursuant to, paragraph (xvii) of Exhibit B to the related
Mortgage Loan Purchase Agreement with respect to any Non-Lehman Trust Mortgage
Loan, and, in each case, the subject Mortgage Loan becomes a Qualified Mortgage prior to the expiration of the Initial Resolution Period applicable to a
Material Document Defect or Material Breach that affects whether a Mortgage Loan is a Qualified Mortgage, and without otherwise causing an Adverse REMIC Event or an Adverse Grantor Trust Event, then such breach will be cured and the Depositor or the related Unaffiliated Mortgage Loan Seller, as the case may be, will not be obligated to repurchase or otherwise remedy such Breach.

          (g) In connection with any purchase or repurchase of a Trust Mortgage
Loan pursuant to or otherwise as contemplated by this Section 2.03, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the purchasing/repurchasing entity, upon delivery to each of them of a receipt executed by the purchasing/repurchasing entity, all portions of the Mortgage
File and

                                     -134-

other documents pertaining to such Trust Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the purchasing/repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee;
provided that such tender by the Trustee or by a Custodian on its behalf shall be conditioned upon its receipt from the Master Servicer of a Request for
Release accompanied by a certification of a Servicing Officer to the effect that all amounts received or to be received in connection with such purchase or repurchase, as the case may be, which are required to be deposited in the Pool
Custodial Account pursuant to Section 3.04(a) have been deposited. The Master
Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the
Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(g), and such other instruments as may be necessary or appropriate to transfer title to an REO Property or any interest therein in connection with the repurchase of an REO Trust Mortgage Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master
Servicer.

          (h) The related Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to any
Non-Lehman Trust Mortgage Loan. This Section 2.03 provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to any
Lehman Trust Mortgage Loan. Any purchase of a Trust Mortgage Loan pursuant to or as contemplated by this Section 2.03 shall be on a whole loan, servicing release basis.

          (i) The parties hereto agree that any controversy or claim arising under Section 5(a), Section 5(b) and/or Section 5(g) of any UMLS/Depositor
Mortgage Loan Purchase Agreement shall be resolved in accordance with the
Mediation/Arbitration procedures set forth in Section 5(i) of such
UMLS/Depositor Mortgage Loan Purchase Agreement. In addition, subject to the prior sentence, and without intending to create any overlap between the prior sentence and this sentence, the parties hereto further agree that any controversy or claim (a "Dispute") involving a Lehman Trust Mortgage Loan and/or the Depositor and arising under Section 2.03(a) and/or Section 2.03(e) of this
Agreement shall be resolved in accordance with the following
Mediation/Arbitration procedures set forth in this Section 2.03(i).

          If the Depositor receives a Seller/Depositor Notification pursuant to
Section 2.03(a) of this Agreement regarding the alleged existence of a Material
Document Defect or Material Breach with respect to any Lehman Trust Mortgage
Loan and requesting the Depositor to cure or repurchase the affected Lehman
Trust Mortgage Loan in connection therewith (a "Notice"), and the Depositor does not agree upon the existence of such Material Document Defect or Material Breach within 90 days of receiving such Notice, then, unless otherwise agreed to by the parties involved in the Dispute, that Dispute shall be submitted to non-binding mediation in accordance with the provisions of this paragraph; provided, that if the Depositor is proceeding to cure the subject Material Document Defect or
Material Breach, then that Dispute shall not be submitted to mediation until the expiration of the related Resolution Extension Period and the failure of the
Depositor to complete such cure (unless otherwise agreed to by the parties involved in the Dispute). Following the 90-day period referred to in the

                                     -135-

preceding sentence and subject to the preceding proviso, any party to this
Agreement that is involved in the Dispute may send a written letter (a
"Mediation Letter") to another party to this Agreement that they wish the mediation process to begin between the sender and the recipient of such
Mediation Letter. Following receipt of a Mediation Letter, a mediator(s) shall be selected by agreement of the parties to the mediation. If such parties cannot agree on a mediator, then the mediation shall be conducted by three mediators, one of which shall be selected by the Depositor and one of which shall be selected by the Trustee or its designee. Each of the parties to the mediation shall submit the name of the Person it has selected to serve as a mediator to the opposing party within 10 days of the date of the Mediation Letter. If either party fails to submit the name of its selected mediator within 10 days of the date of the Mediation Letter, the other party shall have the right to select the second mediator in addition to its own mediator (provided that such party has submitted the name of its selected mediator within 10 days of the date of the
Mediation Letter). The two mediators selected by the party(ies) shall appoint a third mediator within 20 days of the date of the Mediation Letter or such longer time period as agreed to by the parties to the mediation. Any mediator(s) so designated must be acceptable to both (i) the Depositor and (ii) the Trustee, the Master Servicer or the Special Servicer, whichever such party is the party to the mediation on behalf of the Trust (or such party's designee). Any mediators appointed or selected pursuant to the provisions of this paragraph must be experienced professionals in the CMBS industry.

          Any mediation related to a particular Dispute and commenced in accordance with the preceding paragraph must be completed within 90 days of the date of the Mediation Letter (or a longer period, if the parties to the mediation agreed to extend the mediation). Any mediation referred to in this
Section 2.03(i) shall be conducted in the manner specified by the mediator(s)
and agreed upon by both (i) the Depositor and (ii) the Trustee, the Master
Servicer or the Special Servicer, whichever such party is the party to the mediation on behalf of the Trust (or such party's designee), and any such mediation shall be conducted in New York City to the exclusion of all other locations (unless otherwise agreed to by the parties to the mediation). During the mediation process, the parties to the mediation shall discuss their differences voluntarily and in good faith and attempt, with the assistance of the mediator(s) as a facilitator of the negotiations, to reach an amicable resolution of the Dispute. The mediation will be treated as a settlement discussion and therefore will be confidential. No mediator selected in accordance with this Section 2.03(i) may testify for either party in any later proceeding relating to the Dispute. No recording or transcript shall be made of the mediation proceedings. The fees and expenses of all mediator(s) shall be shared equally by the parties to the mediation; provided, however, that the party to the mediation that is acting on behalf of the Trust in accordance with the provisions of this Section 2.03(i) or Section 5(i) of any UMLS/Depositor
Mortgage Loan Purchase Agreement shall, if and to the extent permitted under
Section 6.03 or Section 8.05(b), as applicable, be entitled to reimbursement or indemnification by the Trust Fund for such fees and expenses.

          Notwithstanding anything to the contrary herein, no party shall be required to agree to a Dispute resolution pursuant to mediation and no decision or resolution of a mediator or mediators shall be binding on any party unless such decision or resolution is expressly agreed to by such party. In the event the parties involved in the Dispute have not agreed to a Dispute resolution pursuant to mediation at the termination of the mediation, then that Dispute will be settled by arbitration in accordance with the succeeding paragraphs of this Section 2.03(i).

          If a Dispute has not been resolved within 90 days of the date of the
Mediation Letter (or such shorter or longer period as is expressly agreed to by the parties to the mediation), the mediation shall terminate and the Dispute will be settled by arbitration. Following the date of termination of

                                     -136-

mediation, which shall be the date occurring 90 days after the date of the
Mediation Letter unless otherwise expressly agreed to by the parties to the mediation, arbitration may be commenced by any party to this Agreement involved in the Dispute by sending a written notice to another party to this Agreement involved in the Dispute that they wish the arbitration process to begin with respect to the Dispute between the sender and the recipient of such written notice. The date any such party receives written notice in accordance with this
Section 2.03(i) from another party that such party wishes to commence arbitration shall be referred to as the "Arbitration Commencement Date". Any arbitration hereunder shall be conducted in accordance with the provisions of this Agreement and the American Arbitration Association Rules for Large Complex
Commercial Disputes ("AAA Rules"), but shall not be conducted by the American
Arbitration Association ("AAA"). Discovery will be permitted in connection with the arbitration in accordance with the AAA Rules. In the event of a conflict, the provisions of this Agreement will control. Such arbitration shall be conducted before a panel of three arbitrators, regardless of the size of the
Dispute. The arbitration panel shall consist of one person selected by the
Depositor and one person selected by the Trustee, the Master Servicer or the
Special Servicer, whichever such party is the party to the arbitration on behalf of the Trust (or such party's designee). Each such party shall submit the name of the person it has selected to serve as an arbitrator to the other party within 30 days of the Arbitration Commencement Date (or such longer period as is expressly agreed to by the parties to the arbitration). If either such party fails to submit the name of its selected arbitrator within 30 days of the
Arbitration Commencement Date, then the other such party shall have the right to select the second arbitrator in addition to its own arbitrator (provided that such party has submitted the name of its selected arbitrator within 30 days of the Arbitration Commencement Date). The two arbitrators designated in accordance with the two preceding sentences shall appoint a third arbitrator within 45 days of the Arbitration Commencement Date (or such longer period as is expressly agreed to by the parties to the arbitration). All arbitrators appointed or selected pursuant to the provisions of this paragraph must be experienced professionals in the CMBS industry. The third arbitrator shall be an Independent person who has not previously been employed by either party and does not have a direct or indirect interest in either party or the subject matter of the arbitration. The two (2) arbitrators appointed by the parties to the arbitration are not required to be neutral and it shall not be grounds for removal of either of such arbitrators or for vacating an arbitration award that either of such arbitrators has past or present relationships with the party that appointed such arbitrator. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by the terms and provisions of this
Agreement and the AAA Rules and to keep confidential the terms of any arbitration proceeding related to this Agreement and the terms of any discussion, negotiation, decision, agreement or resolution in connection therewith.

          Any issue concerning the extent to which any Dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be resolved by the arbitrators.
In no event, notwithstanding that any provision of this Agreement is held to be invalid or unenforceable, shall the arbitrators have the power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction. In no event shall the arbitrators have the power to make an award or impose a remedy that is not contemplated by, or conflicts with the terms and provisions of, this Agreement (other than any term or provision of this Agreement that is held to be invalid or unenforceable).
Without limiting the foregoing, the arbitrators shall have no authority to award treble, consequential or punitive damages of any type under any circumstances, whether or not such damages may be available under the AAA Rules or any other act or law. Subject to the provisions of this Agreement, the result of the arbitration will be binding on the

                                     -137-

parties involved in the Dispute, and judgment on the arbitrators' award may be entered, subject to the provisions of Section 11.04 of this Agreement, in any court of competent jurisdiction.

          All mediations and arbitrations shall be conducted in New York City to the exclusion of all other locations (unless otherwise expressly agreed to by the parties to the subject mediation or arbitration, as applicable). The party to an arbitration that is acting on behalf of the Trust in accordance with the provisions of this Section 2.03(i) or Section 5(i) of any UMLS/Depositor
Mortgage Loan Purchase Agreement shall, if and to the extent permitted under
Section 6.03 or Section 8.05(b), as applicable, be entitled to reimbursement or indemnification by the Trust Fund for the fees and expenses incurred in connection therewith.

          The parties to this Agreement hereby agree to waive any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to the rights and remedies contained in this Section 2.03(i);
provided, that if (i) any party to an arbitration governed by this Section
2.03(i) fails to abide by the rules or deadlines for that arbitration (as such deadlines may be extended by express agreement of the parties to that arbitration), or (ii) the applicable appointed arbitrators determine that the subject Dispute cannot be resolved through arbitration either because the AAA
Rules are inapplicable to the Dispute and/or the Federal Arbitration Act is
inapplicable to the Dispute or for any other reason, then the other party (in the case of clause (i)) or any party (in the case of clause (ii)) to this
Agreement involved in such arbitration may in its sole option, file a complaint to resolve the Dispute through a legal proceeding and in accordance with the provision contained in Section 11.04 hereof.

          If any of the provisions of this Section 2.03(i) are determined by a court of law to be invalid or unenforceable, the remaining provisions shall remain in effect and be binding on the parties involved in the Dispute to the fullest extent permitted by law.

          (j) In the event that the Master Servicer receives notice from the
Mortgagor under any Early Defeasance Trust Mortgage Loan that (i) such Mortgagor intends to defease such Early Defeasance Trust Mortgage Loan in whole on or before the second anniversary of the Closing Date and the cash amount tendered by such Mortgagor to purchase Defeasance Collateral or other permitted collateral in order to defease such Early Defeasance Trust Mortgage Loan (in accordance with the related loan documents) is less than the Purchase Price that would be applicable in the event of a repurchase of such Trust Mortgage Loan in connection with a Material Breach or a Material Document Defect, or (ii) such
Mortgagor intends to partially defease such Early Defeasance Trust Mortgage Loan on or prior to the second anniversary of the Closing Date, or (iii) such
Mortgagor intends to defease such Early Defeasance Trust Mortgage Loan in whole on or before the second anniversary of the Closing Date and such Mortgagor is to tender Defeasance Collateral or such other collateral as is permitted in connection with a defeasance under the related loan documents that does not constitute a cash amount equal to or greater than the Purchase Price set forth in clause (i) above, then the Master Servicer shall promptly notify the Trustee and either the Depositor (with respect to a Lehman Trust Mortgage Loan) or the related Unaffiliated Mortgage Loan Seller (with respect to a Non-Lehman Trust
Mortgage Loan) of such Mortgagor's intention, and the Trustee shall direct the
Depositor (with respect to a Lehman Trust Mortgage Loan) or the related
Unaffiliated Mortgage Loan Seller (with respect to a Non-Lehman Trust Mortgage
Loan), as applicable, to repurchase (and the Depositor, with respect to a Lehman
Trust Mortgage Loan, hereby agrees, and the related Unaffiliated Mortgage Loan
Seller, with respect to a Non-Lehman Trust Mortgage Loan, pursuant to the related Mortgage Loan Purchase Agreement, has agreed to repurchase) such Trust
Mortgage Loan at a price equal to (A) the Purchase Price that would be

                                     -138-

applicable in the event of a repurchase of such Trust Mortgage Loan in connection with a Material Breach or a Material Document Defect and (B) the
amount, if any, by which the proceeds from any cash defeasance deposit exceeds the amount described in clause (A) of this sentence, upon deposit by the related
Mortgagor of Defeasance Collateral, or cash sufficient to purchase the
Defeasance Collateral, as contemplated by the related loan documents (if applicable), but in any event no later than the related defeasance date.

          (k) In connection with any repurchase of any Early Defeasance Trust
Mortgage Loan, pursuant to or as contemplated by this Section 2.03, the Tax
Administrator shall in accordance with Section 9.02 effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions.
The Depositor (in the case of a Lehman Trust Mortgage Loan) hereby agrees to pay, and the related Unaffiliated Mortgage Loan Seller pursuant to the related
Mortgage Loan Purchase Agreement (in the case of a Non-Lehman Trust Mortgage
Loan) is obligated to pay, all reasonable costs and expenses, including the costs of any Opinions of Counsel, in connection with any such "qualified liquidation" of a Loan REMIC in accordance with the REMIC Provisions.

          (l) Notwithstanding anything to the contrary in this Section 2.03, the
Depositor shall not have any obligations pursuant to or as contemplated by this
Section 2.03 with respect to the 2445 M Street Note A-1 Trust Mortgage Loan and/or the One Alliance Center Note A-2 Trust Mortgage Loan, the Countrywide
Mortgage Loan Seller shall not have any obligations pursuant to or as contemplated by this Section 2.03 with respect to the One Alliance Center Note
A-1 Trust Mortgage Loan and the Greenwich Mortgage Loan Seller shall not have any obligations pursuant to or as contemplated by this Section 2.03 with respect to the 2445 M Street Note A-2 Trust Mortgage Loan. Each 2445 M Street Trust
Mortgage Loan Portion will be treated as a separate Trust Mortgage Loan for purposes of determining the respective obligations of the Depositor and the
Greenwich Mortgage Loan Seller pursuant to or as contemplated by this Section
2.03. In that regard, the 2445 M Street Note A-2 Trust Mortgage Loan is a Lehman
Trust Mortgage Loan, and the 2445 M Street Note A-1 Trust Mortgage Loan is the
only Greenwich Trust Mortgage Loan. Each One Alliance Center Trust Mortgage Loan
Portion will be treated as a separate Trust Mortgage Loan for purposes of determining the respective obligations of the Depositor and the Countrywide
Mortgage Loan Seller pursuant to or as contemplated by this Section 2.03. In that regard, the One Alliance Center Note A-1 Trust Mortgage Loan is a Lehman
Trust Mortgage Loan, and the One Alliance Center Note A-2 Trust Mortgage Loan is
the only Countrywide Trust Mortgage Loan.

          SECTION 2.04. Representations, Warranties and Covenants of the
Depositor.

          (a) The Depositor hereby represents, warrants and covenants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer and the Special Servicer, as of the Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the
     Depositor, and the performance and compliance with the terms of this
     Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of,

                                     -139-

     any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) The Depositor is not transferring the Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

               (viii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Trust
     Mortgage Loans to the Trustee pursuant to Section 2.01(a).

               (ix) After giving effect to its transfer of the Trust Mortgage
     Loans to the Trustee pursuant to Section 2.01(a), the value of the
     Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

               (x) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

               (xi) No proceedings looking toward merger, liquidation,
     dissolution or bankruptcy of the Depositor are pending or contemplated.

                                     -140-

               (xii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
     Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
     Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (xiii) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of the
     Trust Mortgage Loans by the Depositor to the Trustee.

               (xiv) Immediately prior to the transfer of the Non-Lehman Trust
     Mortgage Loans to the Trust pursuant to this Agreement (and assuming that the related Unaffiliated Mortgage Loan Seller transferred to the Depositor good and marketable title to each Non-Lehman Trust Mortgage Loan, free and clear of all liens, claims, encumbrances and other interests), (A) the
     Depositor had good and marketable title to, and was the sole owner and holder of, each Non-Lehman Trust Mortgage Loan, and (B) the Depositor has
     full right and authority to sell, assign and transfer each Non-Lehman Trust
     Mortgage Loan, exclusive of the servicing rights pertaining thereto.

          (b) The Depositor hereby makes to the Trustee, for the Trustee's own benefit and the benefit of the Certificateholders, with respect to each Lehman
Trust Mortgage Loan only, the representations and warranties shown on Schedule
II hereto, as of the Closing Date or such other date specified in the particular representation and warranty, subject to the exceptions set forth on Schedule III hereto (the headings set forth in Schedule II hereto with respect to each representation and warranty being for convenience of reference only and in no way limiting, expanding or otherwise affecting the scope or subject matter thereof).

          Except as expressly provided in Section 2.04(a), the Depositor does not make any representations or warranties regarding the Non-Lehman Trust
Mortgage Loans.

          (c) The representations, warranties and covenants of the Depositor set forth in or made pursuant to Section 2.04(a) and Section 2.04(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

          SECTION 2.05. Acceptance of Grantor Trust Assets by Trustee; Issuance
of the Class V Certificates.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest Received by the
Trust on or with respect to the ARD Trust Mortgage Loans, if any, and any successor REO Trust Mortgage Loans with respect thereto constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the Grantor Trust Assets, if any, and declares that it holds and will

                                     -141-

hold any such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the Grantor Trust Assets, subject to Section 2.05(b), the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing, in the aggregate, the entire beneficial ownership of the Grantor Trust. Subject to Section 2.05(b): (i) the Class V
Certificates shall evidence the entire beneficial ownership of the Grantor
Trust; and (ii) the rights of Holders of the Class V Certificates to receive distributions from the proceeds of the Grantor Trust Assets, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (b) Notwithstanding Section 2.05(a) or anything else to the contrary set forth in this Agreement, if the Mortgage Pool does not, on the Closing Date, include any ARD Trust Mortgage Loans, then: (i) there shall be no Grantor Trust;
(ii) no Class V Certificates shall be issued; (iii) insofar as, but only insofar as, the provisions of this Agreement specifically relate to the Grantor Trust,
Grantor Trust Assets, Class V Certificates, the Class V Sub-Account, ARD
Mortgage Loans, ARD Trust Mortgage Loan and/or Additional Interest, such provisions (other than this Section 2.05(b), the definitions of such terms set forth in Section 1.01 and Schedule VII annexed hereto) shall, without otherwise affecting the enforceability or validity of this Agreement with respect to any other matters, be of no force and effect; and (iv) the parties hereto shall have no rights or obligations with respect to the Grantor Trust, Grantor Trust
Assets, Class V Certificates, the Class V Sub-Account, ARD Mortgage Loans, ARD
Trust Mortgage Loans and/or Additional Interest.

          SECTION 2.06. Acceptance of Loan REMICs by Trustee; Execution,
Authentication and Delivery of Class R-LR Certificates; Creation of Loan REMIC
Regular Interests.

          (a) The Trustee hereby acknowledges the assignment to it of any assets to be included in the Loan REMICs. Concurrently with such assignment and in exchange therefor, subject to Section 2.06(b), (i) the Loan REMIC Regular
Interests have been issued, and (ii) pursuant to the written request of the
Depositor executed by an authorized officer thereof, the Trustee, as Certificate
Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class
R-LR Certificates in authorized denominations. Subject to Section 2.06(b): the interests evidenced by the Class R-LR Certificates, together with the related
Loan REMIC Regular Interests, constitute the entire beneficial ownership of the respective Loan REMICs; and (ii) the rights of the Class R-LR Certificateholders and REMIC I (as holder of the Loan REMIC Regular Interests) to receive distributions from the proceeds of the Early Defeasance Trust Mortgage Loans (or any successor REO Mortgage Loans with respect thereto) in respect of the Class
R-LR Certificates and the Loan REMIC Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-LR Certificates and the Loan REMIC Regular Interests, shall be as set forth in this Agreement.

          (b) Notwithstanding Section 2.06(a) or anything else to the contrary set forth in this Agreement, if the Mortgage Pool does not, on the Closing Date, include any Early Defeasance Trust Mortgage Loans, then: (i) there shall be no
Loan REMICs; (ii) no Class R-LR Certificates and no Loan REMIC Interests shall be issued; (iii) insofar as, but only insofar as, the provisions of this
Agreement specifically relate to Loan REMICs, Loan REMIC Interests, Class R-LR
Certificates, Excess Defeasance Deposit Proceeds and/or Early Defeasance Trust
Mortgage Loans, such provisions (other

                                     -142-

than this Section 2.06(b), the definitions of such terms set forth in Section
1.01 and the Trust Mortgage Loan Schedule) shall, without otherwise affecting the enforceability or validity of this Agreement with respect to any other matters, be of no force and effect; and (iv) the parties hereto and the respective Mortgage Loan Sellers shall have no rights or obligations with respect to the Loan REMICs, Loan REMIC Interests, Class R-LR Certificates,
Excess Defeasance Deposit Proceeds and/or Early Defeasance Trust Mortgage Loans.

          SECTION 2.07. Conveyance of Loan REMIC Regular Interests.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Loan REMIC
Regular Interests, if any, to the Trustee for the benefit of the Holders of the
Class R-I Certificates and REMIC II as the holder of the REMIC I Regular
Interests. The Trustee acknowledges the assignment to it of the Loan REMIC
Regular Interests, if any, and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the
Class R-I Certificates and REMIC II as the holder of the REMIC I Regular
Interests.

          SECTION 2.08. Execution, Authentication and Delivery of Class R-I
Certificates; Creation of REMIC I Regular Interests.

          The Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor,
(a) the REMIC I Regular Interests have been issued, and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the
Trustee, as Certificate Registrar, has executed, and the Trustee, as
Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I
Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC
I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests,
respectively, and all ownership interests evidenced or constituted by the Class
R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

          SECTION 2.09. Conveyance of REMIC I Regular Interests; Acceptance of
REMIC II by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the Holders of the Class R-II
Certificates and REMIC III as the holder of the REMIC II Regular Interests. The
Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and
REMIC III as the holder of the REMIC II Regular Interests.

          SECTION 2.10. Execution, Authentication and Delivery of Class R-II
Certificates; Creation of REMIC II Regular Interests.

          Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests and in exchange therefor, (a) the REMIC II Regular Interests have been issued and (b) pursuant to the written

                                     -143-

request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating
Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The rights of the Class
R-II Certificateholders and REMIC III (as holder of the REMIC II Regular
Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II
Certificates and the REMIC II Regular Interests, shall be as set forth in this
Agreement.

          SECTION 2.11. Conveyance of REMIC II Regular Interests; Acceptance of
REMIC III by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II
Regular Interests to the Trustee for the benefit of the Holders of the REMIC III
Certificates. The Trustee acknowledges the assignment to it of the REMIC II
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III
Certificates.

          SECTION 2.12. Execution, Authentication and Delivery of REMIC III
Certificates.

          Concurrently with the assignment to the Trustee of the REMIC II
Regular Interests and in exchange therefor, pursuant to the written request of the Depositor executed by an officer thereof, the Trustee, as Certificate
Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC III
Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the Holders of the respective Classes of
REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

          SECTION 2.13. Acceptance of Loss of Value Reserve Fund by Trustee.

          It is the intention of the parties hereto that any Loss of Value
Payments Received by the Trust pursuant to Section 2.03(e), together with the
Loss of Value Reserve Fund, shall collectively constitute an "outside reserve fund" within the meaning of Treasury regulation section 1.860G-2(h). The
Trustee, by execution and delivery hereof, acknowledges the assignment to it of the assets consisting of the Loss of Value Reserve Fund, including the amounts held therein, and declares that it holds and will hold such assets, in accordance with Section 3.04(e), in trust and for the benefit of the
Certificateholders, as their interests may appear. Notwithstanding anything herein to the contrary, based on applicable law as of the date hereof, for all income and franchise tax purposes, the Holder or Holders of the Class R-III
Certificates shall be treated and reported as the sole beneficial owner(s) of the Loss of Value Reserve Fund.

                                     -144-

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01. Administration of the Mortgage Loans.

          (a) All of the Serviced Mortgage Loans and Administered REO Properties
are to be serviced and administered by the Master Servicer and/or the Special
Servicer hereunder. Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Mortgage Loans and Administered REO
Properties that it is obligated to service and administer pursuant to this
Agreement on behalf of the Trustee, for the benefit of the Certificateholders
(or, in the case of a Serviced Loan Combination, for the benefit of the
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), as determined in the good faith and reasonable judgment of the
Master Servicer or the Special Servicer, as the case may be, in accordance with:
(i) any and all applicable laws; (ii) the express terms of this Agreement; (iii)
the express terms of the respective Serviced Mortgage Loans and any and all related intercreditor, co-lender or similar agreements (including with respect to performing the duties of the holders of the respective Serviced Mortgage
Loans thereunder (to the extent not inconsistent with this Agreement and to the extent consistent with the Servicing Standard)); and (iv) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Serviced
Mortgage Loan as and when necessary and appropriate consistent with the
Servicing Standard. Without limiting the foregoing and subject to Section 3.21,
(i) the Master Servicer shall service and administer all of the Performing
Serviced Mortgage Loans and shall render such services with respect to the
Specially Serviced Mortgage Loans as are specifically provided for herein, and
(ii) the Special Servicer shall service and administer each Specially Serviced
Mortgage Loan and Administered REO Property and shall render such services with respect to Performing Serviced Mortgage Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

          (b) Subject to Sections 3.01(a), 3.20, 6.11 and 6.12, the Master
Servicer and the Special Servicer shall each have full power and authority, acting alone (or, to the extent contemplated by Section 3.22 of this Agreement, through subservicers), to do or cause to be done any and all things in connection with the servicing and administration contemplated by Section 3.01(a)
that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own
name, with respect to each of the Serviced Mortgage Loans it is obligated to service hereunder, is authorized and empowered by the Trustee and, to the extent provided in the related Co-Lender Agreement, each related Serviced Non-Trust
Mortgage Loan Noteholder (if any) to execute and deliver, on behalf of the
Certificateholders, the Trustee and such Serviced Non-Trust Mortgage Loan
Noteholder or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Sections 3.01(a), 3.20, 6.11 and
6.12, any and all modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii)
any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and
(iv) any

                                     -145-

and all instruments that such party may be required to execute on behalf of the
Trustee in connection with the defeasance of a Serviced Mortgage Loan as contemplated in this Agreement. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the
Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder;
provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c) The parties hereto acknowledge that each Loan Combination is subject to the terms and conditions of the related Co-Lender Agreement; and, with respect to each Loan Combination, the parties hereto further recognize the respective rights and obligations of the Trust, as holder of the related
Combination Trust Mortgage Loan, and of the related Non-Trust Mortgage Loan
Noteholder(s) under the related Co-Lender Agreement.

          (d) With respect to any Serviced Loan Combination, in the event that neither the related Trust Mortgage Loan nor the related REO Property (or any interest therein) is an asset of the Trust Fund and, except as contemplated in the second paragraph of this Section 3.01(d), in accordance with the related
Co-Lender Agreement, the servicing and administration of such Serviced Loan
Combination and any related REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (i) with the consent or at the request of the holders of each Mortgage Loan comprising such Serviced
Loan Combination or (ii) if expressly provided for in the related Co-Lender
Agreement) the Master Servicer and, if such Serviced Loan Combination is then being specially serviced hereunder or the related Mortgaged Property has become an REO Property, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the Master Servicer and/or the
Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Serviced Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

          Further, with respect to any Serviced Loan Combination, if at any time neither the related Trust Mortgage Loan nor any related REO Property (or any interest therein) is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Serviced Loan Combination or any related REO
Property, as applicable, has not been entered into as contemplated by the related Co-Lender Agreement and the prior paragraph (for whatever reason, including the failure to obtain any rating agency confirmation required in connection therewith pursuant to the related Co-Lender Agreement), and notwithstanding that neither the related Trust Mortgage Loan nor any related REO
Property (or any interest therein) is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage Notes comprising such Serviced Loan Combination, the Master Servicer and, if applicable, the
Special Servicer shall continue to service and administer such Serviced Loan
Combination and/or any related REO Property, for the benefit of the respective holders of such Serviced

                                     -146-

Loan Combination, under this Agreement as if such Serviced Loan Combination or any related REO Property were the sole assets subject hereto, with certain references in this Agreement applicable to the Trust, the Trustee, the
Certificates, the Certificateholders (or any subgroup thereof) or any representative of any such Certificateholders, all being construed to refer to such similar terms as are applicable to the then current holder of the Mortgage
Note for the related Serviced Combination Trust Mortgage Loan.

          (e) The Master Servicer shall use efforts consistent with the
Servicing Standard to have prepared, executed (with the cooperation of the
Depositor (in the case of a Lehman Trust Mortgage Loan) and the related
Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust Mortgage
Loan) in obtaining requisite signatures, if applicable) and delivered by the applicable party (and included in the Servicing File), not later than the later of (i) 30 days following the Master Servicer's receipt of the subject franchisor comfort letter, guaranty of payment or letter of credit and (ii) the expiration of the period that may be required for such transfer or assignment pursuant to the terms of the applicable franchisor comfort letter, guaranty of payment or letter of credit, if any, (A) with respect to any Serviced Mortgage Loan secured by a hospitality property (as identified on Schedule VI hereto) (and with respect to which a franchise agreement constitutes part of the related Mortgage
File on the Closing Date), any original transfer or assignment documents necessary to transfer or assign to the Trustee any rights under the related franchisor comfort letter; and (B) with respect to any Serviced Mortgage Loan that has a related guaranty or letter of credit that constitutes part of the related Mortgage File on the Closing Date, any original transfer or assignment documents necessary to transfer or assign to the Trustee any rights under the related guaranty of payment or letter of credit. In the event, with respect to a
Serviced Trust Mortgage Loan with a related letter of credit, it is determined by the Master Servicer that a draw under such letter of credit has become necessary under the terms thereof prior to the assignment under clause (B) of the preceding sentence having been effected, the Master Servicer shall direct
(in writing) the Depositor (in the case of a Lehman Trust Mortgage Loan) or the related Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust
Mortgage Loan) to make such draw or to cause such draw to be made on behalf of the Trustee, and, the Depositor will, and each Unaffiliated Mortgage Loan Seller will be obligated under the related Mortgage Loan Purchase Agreement to, use its best efforts to cause such draw to be made; provided that neither the Depositor nor any Unaffiliated Mortgage Loan Seller shall have any liability in connection with the determination to make, or the making of, such draw (other than to remit the proceeds of such draw to the Master Servicer).

          (f) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee, to the Serviced Non-Trust Mortgage Loan Noteholders and
to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as set forth in this Agreement, agent.

          (g) The parties hereto acknowledge that each Outside Serviced Trust
Mortgage Loan (and, if such Outside Serviced Trust Mortgage Loan is part of a
Loan Combination, the related Outside Serviced Non-Trust Mortgage Loan(s)) will primarily be serviced and administered in accordance with the related Outside
Servicing Agreement, and the servicing and administrative duties of the parties hereto with respect to each Outside Serviced Trust Mortgage Loan, any successor
REO Trust Mortgage Loan with respect thereto and any related Outside
Administered REO Property shall be limited to those expressly set forth herein.

                                     -147-

          SECTION 3.02. Collection of Mortgage Loan Payments.

          (a) Each of the Master Servicer and the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Serviced Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the
Servicing Standard; provided, however, that neither the Master Servicer nor the
Special Servicer shall, with respect to any Serviced Mortgage Loan that constitutes an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such
ARD Mortgage Loan is, in the good faith and reasonable judgment of the Special
Servicer, necessary, appropriate and consistent with the Servicing Standard or
(ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with
Section 3.20 and, in the good faith and reasonable judgment of the Special
Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. The
Special Servicer shall ensure that, with respect to Specially Serviced Mortgage
Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special Servicer receives a payment that should have been made directly to the Master Servicer, the Special Servicer shall promptly forward such payment to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Mortgage Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the
Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage
Loan, or the Master Servicer, with regard to a Performing Serviced Mortgage
Loan, may waive or defer any Default Charges in connection with collecting any late payment on a Serviced Mortgage Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this
Section 3.02 if any Advance has been made as to such delinquent payment (to the extent such Default charges are necessary to offset Advance Interest on such
Advance).

          (b) All amounts Received by the Trust with respect to any
Cross-Collateralized Group in the form of payments from Mortgagors, Insurance
Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Trust Mortgage Loans constituting such
Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. Except as otherwise contemplated by the following paragraphs in this Section 3.02(b), all amounts
Received by the Trust in respect of or allocable to any particular Trust
Mortgage Loan (whether or not such Trust Mortgage Loan constitutes part of a
Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation
Proceeds, Condemnation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under such Trust Mortgage Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, the related Mortgage and/or any related loan agreement and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, as follows: first, as a recovery of any related unpaid servicing expenses and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on such Trust Mortgage Loan at the related Mortgage Rate
(net, in the case of an Outside

                                     -148-

Serviced Trust Mortgage Loan, of related Outside Servicing Fees) to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date), exclusive, however, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest; third, as a recovery of principal of such Trust Mortgage Loan then due and owing, including by reason of acceleration of such Trust Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Trust
Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred with respect to such Trust Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums (including premiums on any Environmental
Insurance Policy), ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred with respect to such Trust Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow;
sixth, as a recovery of any Prepayment Consideration then due and owing under such Trust Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Trust Mortgage Loan; eighth, as a recovery of any assumption fees, modification fees and extension fees then due and owing under such Trust Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan (other than remaining unpaid principal and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, other than Additional Interest); tenth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid
Additional Interest on such ARD Trust Mortgage Loan to but not including the date of receipt; provided that, if one or more Advances previously made in respect of a Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more Nonrecoverable Advances, then collections in respect of such Trust Mortgage Loan available for application pursuant to clauses second through eleventh of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such Trust Mortgage Loan, to the extent of any outstanding
P&I Advances and unpaid Master Servicing Fees in respect of such Trust Mortgage
Loan, (ii) as a recovery of the item(s) for which such previously reimbursed
Nonrecoverable Advance(s) were made (together with, but only if a Liquidation
Event has occurred with respect to such Trust Mortgage Loan, any interest on such previously reimbursed Nonrecoverable Advance(s) that was also paid out of general collections of principal on the Mortgage Pool), and (iii) in accordance with clauses second through eleventh of this sentence (taking into account the applications pursuant to clauses (i) and (ii) of this proviso).

          Subject to the last paragraph of this Section 3.02(b), all amounts received with respect to any Serviced Loan Combination shall be applied to amounts due and owing under the Mortgage Loans comprising such Loan Combination
(including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.

          Subject to the last paragraph of this Section 3.02(b), all amounts
Received by the Trust with respect to an Outside Serviced Trust Mortgage Loan shall be allocated among interest, principal and/or prepayment consideration due thereon in accordance with the terms of any distribution date statement or servicer report received from the related Outside Servicers with respect to such
Outside Serviced Trust Mortgage Loan and, in the absence of any such statement or report, in accordance with the related Co-Lender Agreement and, in the absence of any allocation in the related Co-Lender

                                     -149-

Agreement, in accordance with the first paragraph of this Section 3.02(b). Any nonrecoverable payment made by an Outside Servicer to cover interest shortfalls incurred with respect to an Outside Serviced Trust Mortgage Loan by reason of a
Principal Prepayment or other early collection of principal being applied to such Outside Serviced Trust Mortgage Loan prior to the related Due Date during the relevant Underlying Collection Period, will be treated for purposes of this
Agreement as if it was a payment of interest by the related Mortgagor.

          Notwithstanding the foregoing, Loss of Value Payments shall not be applied in accordance with the foregoing provisions of this Section 3.02(b)
unless and until such amounts are transferred to the Pool Custodial Account, and deemed to constitute Liquidation Proceeds in respect of a particular Trust
Mortgage Loan, in accordance with Section 3.05(e); and Liquidation Proceeds resulting from any purchase or repurchase out of the Trust Fund of, or any application of Loss of Value Payments to, any Trust Mortgage Loan that is part of a Loan Combination shall be applied in accordance with the provisions of the first paragraph of this Section 3.02(b).

          (c) Promptly following the Closing Date, in the case of each Outside
Serviced Trust Mortgage Loan, the Trustee shall send written notice, substantially in the form of Exhibit S hereto, to the related Outside Master
Servicer and Outside Trustee, stating that, as of the Closing Date, the Trustee is the holder of such Outside Serviced Trust Mortgage Loan and directing the related Outside Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the subject Outside Serviced Trust Mortgage Loan under the related Co-Lender Agreement and the related Outside Servicing
Agreement. The Master Servicer shall, within one (1) Business Day of receipt thereof, deposit into the Pool Custodial Account all amounts received by it from any Outside Servicer or any other party under the related Outside Servicing
Agreement and/or the related Co-Lender Agreement with respect to any Outside
Serviced Trust Mortgage Loan, the related Mortgaged Property or any related REO
Property. In connection with the foregoing, the Master Servicer shall provide each Outside Master Servicer wiring instructions for remittances to the Master
Servicer. In the event that, during any calendar month, the Master Servicer fails to so receive any amounts, including (if applicable) advances, due to the holder of an Outside Serviced Trust Mortgage Loan under the related Co-Lender
Agreement and/or the related Outside Servicing Agreement by the end of the related Collection Period ending in such calendar month, then the Master
Servicer shall promptly (i) notify the related Outside Master Servicer and any
Outside Trustee under the related Outside Servicing Agreement that such amounts due with respect to the subject Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto have not been received
(specifying the amount of such deficiency), (ii) make inquiry of the related
Outside Master Servicer and any Outside Trustee under the related Outside
Servicing Agreement (and, to the extent learned, inform the Trustee) as to the reason that such amounts have not been timely received, (iii) as and to the extent appropriate, request that the related Outside Master Servicer promptly remedy such failure to make a payment or an advance, as the case may be, and
(iv) make a P&I Advance with respect to such amounts as and if required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with Section 4.03, in the event the Master Servicer fails to make such P&I
Advance with respect to any Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, then the Trustee or, if it fails to do so, any Fiscal Agent, shall make such P&I Advance.

                                     -150-

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), in which all related Escrow Payments shall be deposited and retained; provided that, in the case of a Serviced Loan Combination, if the related Servicing Account includes funds with respect to any other Serviced Mortgage Loan, then the Master
Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to such Serviced Loan Combination. Subject to the terms of the related loan documents, each Servicing Account shall be an Eligible Account.
Withdrawals of amounts so collected from a Servicing Account may be made (in each case, to the extent of amounts on deposit therein in respect of the related
Serviced Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable)
and comparable items in respect of the respective Mortgaged Properties; (ii)
insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the
Special Servicer, the Trustee or any Fiscal Agent, as applicable, for such
Servicing Advance; (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) following an event of default under the related Serviced
Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing Standard; (v) to pay interest, if required and as described below, to Mortgagors on balances in such Servicing
Account; (vi) to pay the Master Servicer interest and investment income on balances in such Servicing Account as described in Section 3.06, if and to the extent not required by law or the terms of the related loan documents to be paid to the Mortgagor; or (vii) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable loan documents, funds in the Servicing
Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related
Serviced Mortgage Loan. If the Master Servicer shall deposit in a Servicing
Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

          (b) The Master Servicer shall, as to each and every Serviced Mortgage
Loan, (i) maintain accurate records with respect to the related Mortgaged
Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Serviced
Mortgage Loan requires the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master
Servicer shall apply Escrow Payments as allowed under the terms of the related
Serviced Mortgage Loan (or, if such Serviced Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master
Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related
Mortgage that the Mortgagor make payments

                                     -151-

in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section
3.11(h), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

          (c) The Master Servicer shall, as to each and every Serviced Mortgage
Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii)
ground rents (if applicable), and (iii) premiums on Insurance Policies
(including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor (or any related guarantor or party entitled to exercise cure rights) has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related payments by or on behalf of the Mortgagors, and further as provided in Section 3.05(a) and/or Section 3.05A. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged
Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

          (d) The Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve
Accounts"), into which all related Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Serviced Loan Combination, if the related Reserve Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Reserve
Account that relates solely to such Serviced Loan Combination. Withdrawals of amounts so deposited may be made (i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing
Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, (ii) to pay the Master Servicer interest and investment income earned on amounts in the
Reserve Accounts as described below, and (iii) following an event of default under the related Serviced Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing
Standard. To the extent permitted in the applicable loan documents, funds in the
Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Subject to the related loan documents, all Reserve
Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the
Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special
Servicer.

                                     -152-

          SECTION 3.04. Pool Custodial Account, Defeasance Deposit Account,
Collection Account, Interest Reserve Account, Excess Liquidation Proceeds
Account and Loss of Value Reserve Fund.

          (a) The Master Servicer shall establish and maintain one or more separate, segregated accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (xi) below (which shall not include any amounts allocable to the Non-Trust Mortgage Loans) shall be deposited and held on behalf of the Trustee in trust for the sole benefit of the
Certificateholders. The Pool Custodial Account shall be an Eligible Account. The
Master Servicer shall deposit or cause to be deposited in the Pool Custodial
Account, within one (1) Business Day of receipt (in the case of payments by
Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received (including amounts Received by the Trust with respect to the Outside Serviced Trust
Mortgage Loans and/or any successor REO Trust Mortgage Loans with respect thereto) or made by the Master Servicer or on its behalf subsequent to the
Cut-off Date (other than in respect of principal and interest on the Trust
Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or any of the following payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Serviced Trust
     Mortgage Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights hereunder or under any related co-lender, intercreditor or similar agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance
     Collateral or from any other source;

               (ii) all payments on account of interest on the Serviced Trust
     Mortgage Loans, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights hereunder or under any related co-lender, intercreditor or similar agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (iii) all Prepayment Consideration and late payment charges
     Received by the Trust in respect of any Trust Mortgage Loan;

               (iv) all Insurance Proceeds, Condemnation Proceeds and
     Liquidation Proceeds Received by the Trust in respect of any Trust Mortgage
     Loan or, except to the extent such proceeds are to first be deposited in an
     REO Account, any REO Property;

               (v) any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Mortgage Loan
     Noteholder in accordance with the related Co-Lender Agreement;

               (vi) all remittances, including (if applicable) advances, to the
     Trust under the related Outside Servicing Agreement and/or the related
     Co-Lender Agreement with respect to

                                     -153-

     each Outside Serviced Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto;

               (vii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in the Pool Custodial Account;

               (viii) any amounts required to be deposited by the Master
     Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on the Mortgage Pool resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (ix) any amounts required to be transferred from the Loss of
     Value Reserve Fund pursuant to Section 3.05(e), any Loan Combination
     Custodial Account pursuant to Section 3.05A or the Pool REO Account pursuant to Section 3.16(c);

               (x) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor with respect to a Serviced Trust Mortgage Loan specifically to cover items for which a Servicing Advance has been made;
     and

               (xi) the Initial Deposits, if any;

provided that any amounts described in clauses (i) through (iv), (viii) and (x)
above that relate to a Serviced Combination Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto (other than Liquidation Proceeds derived from the Permitted Purchase of such Trust Mortgage Loan or the Trust's interest in any related REO Property) shall be deposited in the applicable Loan
Combination Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account as provided in Section 3.05A, together with any other amounts required to be transferred from such Loan Combination
Custodial Account to the Pool Custodial Account from time to time pursuant to
Section 3.05A.

          The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from
Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (other than
Prepayment Consideration) not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the
Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special
Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof), and other transaction fees received by the Master
Servicer to which the Special Servicer is entitled pursuant to such section upon receipt of a written statement (on which the Master Servicer is entitled to rely) of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special
Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

                                     -154-

          Upon receipt of any of the amounts described in clauses (i) through
(v) and (x) of the second preceding paragraph with respect to any Serviced Trust
Mortgage Loan, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph (or, if applicable, in the case of a Serviced Combination
Trust Mortgage Loan, into the applicable Loan Combination Custodial Account in accordance with Section 3.04A(a) and the proviso to the second preceding paragraph), unless the Special Servicer determines, consistent with the
Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special
Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an Administered REO Property (other than an Administered REO Property that relates to a Serviced Loan Combination) shall be deposited by the Special
Servicer into the Pool REO Account and thereafter remitted to the Master
Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.16(c).

          If and when any Mortgagor under any Defeasance Mortgage Loan that is also a Serviced Mortgage Loan elects to defease all or any part of its Serviced
Mortgage Loan and, pursuant to the provisions of the related loan documents, delivers cash to the Master Servicer to purchase the required Defeasance
Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit Account"), in which the Master Servicer shall deposit such cash within one (1) Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase
Defeasance Collateral. The Master Servicer shall hold such cash and maintain the
Defeasance Deposit Account on behalf of the Trustee and, in the case of a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s), to secure payment on the related Defeasance Mortgage Loan. The
Defeasance Deposit Account shall be an Eligible Account and may be a sub-account of the Pool Custodial Account. To the extent permitted by law or the applicable
Defeasance Mortgage Loan, prior to the purchase of Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the related Mortgagor(s) interest, if any, earned on the investment of funds in the Defeasance Deposit Account, if required by law or the terms of the related Defeasance Mortgage Loan(s). Notwithstanding that the
Defeasance Deposit Account may be a sub-account of the Pool Custodial Account for reasons of administrative convenience, the Defeasance Deposit Account and the Pool Custodial Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts.
The provisions of the prior two (2) sentences shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          Notwithstanding the foregoing, in the event that the Master Servicer receives cash to purchase Defeasance Collateral for any Early Defeasance Trust
Mortgage Loan that the Depositor or the related Unaffiliated Mortgage Loan
Seller, as applicable, is required to repurchase pursuant to or as otherwise contemplated by Section 2.03(j), the Master Servicer shall retain such cash in the Defeasance

                                     -155-

Deposit Account on behalf of the Trust Fund until the Depositor or the related
Unaffiliated Mortgage Loan Seller, as applicable, tenders the full Purchase
Price in connection with such repurchase and shall, on the date of such repurchase, transfer such cash to the Depositor or the related Unaffiliated
Mortgage Loan Seller, as applicable.

          (b) The Trustee shall establish and maintain one or more separate, segregated trust accounts (collectively, the "Collection Account") to be held in trust for the sole benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. Subject to
Section 2.05(b), the Trustee shall establish and maintain, on a book-entry basis, the "Class V Sub-Account", which sub-account shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. The Master
Servicer shall deliver to the Trustee each month on or before the Trust Master
Servicer Remittance Date therein, for deposit in the Collection Account, an aggregate amount of immediately available funds equal to the Master Servicer
Remittance Amount for such Trust Master Servicer Remittance Date, together with, in the case of the Final Distribution Date, any additional amounts contemplated by Section 9.01 and any Loss of Value Payments contemplated by Section 3.05(e).
Immediately upon deposit of the Master Servicer Remittance Amount for any Trust
Master Servicer Remittance Date into the Collection Account, subject to Section
2.05(b), any portion thereof that represents Additional Interest shall be deemed to have been deposited into the Class V Sub-Account.

          In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the
Collection Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

               (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls.

          The Trustee shall, upon receipt, deposit in the Collection Account any and all amounts received by it that are required by the terms of this Agreement to be deposited therein. In addition, as and when required pursuant to Section
3.06, the Trustee shall (in all cases prior to distributions on the Certificates being made on the related Distribution Date) deposit in the Collection Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account.

          In the event that the Master Servicer fails, on any Trust Master
Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime
Rate, on such amount(s) not timely remitted, from and including that Trust
Master Servicer Remittance Date, to but not including the related Distribution
Date.

          On the Trust Master Servicer Remittance Date in March of each year
(commencing in March 2008), the Trustee shall transfer from the Interest Reserve
Account to the Collection Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage
Loans and any Interest Reserve REO Mortgage Loans.

                                     -156-

          As and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Collection
Account.

          (c) The Trustee shall establish and maintain one or more separate, segregated accounts (collectively, the "Interest Reserve Account"), to be held in trust for the sole benefit of the Certificateholders, for purposes of holding the Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans. Each account that constitutes the
Interest Reserve Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, commencing in February 2008, prior to any distributions being made in respect of the
Certificates on the subject Distribution Date, the Trustee shall withdraw from the Collection Account and deposit in the Interest Reserve Account with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan,
an amount equal to the Interest Reserve Amount, if any, in respect of such
Mortgage Loan or REO Mortgage Loan, as the case may be, for such Distribution
Date; provided that no such transfer of funds shall occur if the subject
Distribution Date is the Final Distribution Date. In addition, as and when required pursuant to Section 3.06, the Trustee shall (in any event prior to any distributions on the Certificates and any transfers to the Collection Account on or before the related Distribution Date) deposit in the Interest Reserve Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account. Subject to the next paragraph, the
Interest Reserve Account may be a sub-account of the Collection Account.

          Notwithstanding that the Interest Reserve Account may be a sub-account of the Collection Account for reasons of administrative convenience, the
Interest Reserve Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust
Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the
Trustee and appointment of a successor trustee.

          (d) If any Excess Liquidation Proceeds are received on the Mortgage
Pool, the Trustee shall establish and maintain one or more separate, segregated accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the sole benefit of the Certificateholders, for purposes of holding such Excess Liquidation Proceeds. Each account that constitutes the Excess
Liquidation Proceeds Account shall be an Eligible Account. On each Trust Master
Servicer Remittance Date, the Master Servicer shall withdraw from the Pool
Custodial Account and remit to the Trustee for deposit in the Excess Liquidation
Proceeds Account all Excess Liquidation Proceeds received with respect to the
Mortgage Pool during the related Collection Period ending in the calendar month in which such Trust Master Servicer Remittance Date occurs. In addition, as and when required pursuant to Section 3.06, the Trustee shall (in any event prior to any transfers to the Collection Account on or before the related Distribution
Date) deposit in the Excess Liquidation Proceeds Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the
Excess Liquidation Proceeds Account. Subject to the next paragraph, the Excess
Liquidation Proceeds Account may be a sub-account of the Collection Account.

                                     -157-

          Notwithstanding that the Excess Liquidation Proceeds Account may be a sub-account of the Collection Account for reasons of administrative convenience, the Excess Liquidation Proceeds Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the
Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (e) If any Loss of Value Payments are received in connection with a
Material Document Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(e), the Trustee shall establish and maintain one or more non-interest bearing separate, segregated accounts (collectively, the
"Loss of Value Reserve Fund") to be held in trust for the sole benefit of the
Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible
Account. The Trustee shall, upon receipt, deposit in the Loss of Value Reserve
Fund all Loss of Value Payments received by it.

          (f) Funds (other than the Initial Deposits) in the Pool Custodial
Account, the Collection Account, the Interest Reserve Account and the Excess
Liquidation Proceeds Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Loss of Value
Reserve Fund shall remain uninvested. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the
Pool Custodial Account as of the Closing Date and of the new location of the
Pool Custodial Account prior to any change thereof. As of the Closing Date, the
Collection Account, the Interest Reserve Account and the Excess Liquidation
Proceeds Account shall be located at the Trustee's Corporate Trust Office. The
Trustee shall give notice to the Master Servicer, the Special Servicer and the
Rating Agencies of any change in the location of the Collection Account, the
Interest Reserve Account or the Excess Liquidation Proceeds Account prior to any change thereof.

          SECTION 3.04A. Loan Combination Custodial Accounts for Serviced Loan
Combinations.

          (a) With respect to each Serviced Loan Combination, the Master
Servicer shall establish and maintain one or more separate, segregated accounts
(collectively, with respect to such Serviced Loan Combination, the related "Loan
Combination Custodial Account") in which the amounts described in clauses (i)
through (ix) below, insofar as they are related to one or more Mortgage Loans included in such Serviced Loan Combination, shall be deposited and held in trust for the sole benefit of the holders of such Mortgage Loans, as their interests may appear; provided that, subject to the last paragraph of this Section
3.04A(a), each Loan Combination Custodial Account may be a sub-account of the
Pool Custodial Account. Each Loan Combination Custodial Account shall be an
Eligible Account or, subject to the last paragraph of this Section 3.04A(a), a sub-account of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in each Loan Combination Custodial Account, within one (1)
Business Day of receipt (in the case of payments or other collections on the related Serviced Loan Combination) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the related Serviced Loan Combination subsequent to the Cut-off Date (other than in respect of principal and interest on such
Serviced Loan Combination due and payable on or before the Cut-off Date, which payments shall be

                                     -158-

held pursuant to the terms of the related Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

               (i) all payments on account of principal of the related Serviced
     Loan Combination, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising any cure rights hereunder or under the related Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (ii) all payments on account of interest on the related Serviced
     Loan Combination, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising any cure rights hereunder or under the related Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (iii) all Prepayment Consideration and/or late payment charges received in respect of the related Serviced Loan Combination;

               (iv) all Insurance Proceeds, Condemnation Proceeds and
     Liquidation Proceeds received in respect of the related Serviced Loan
     Combination or, except to the extent such proceeds are to first be deposited in a Loan Combination REO Account, any related Administered REO
     Property;

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in such Loan Combination Custodial
     Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the related Serviced Loan Combination resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (vii) any amounts required to be transferred from the Loan
     Combination REO Account established with respect to the related Serviced
     Loan Combination pursuant to Section 3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the related Serviced
     Loan Combination specifically to cover items for which a Servicing Advance has been made; and

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from any related
     Non-Trust Mortgage Loan Noteholder in accordance with the related Co-Lender
     Agreement;

provided that, with respect to a Serviced Loan Combination, any Liquidation
Proceeds derived from a Permitted Purchase of the Trust Mortgage Loan included in such Serviced Loan Combination or the

                                     -159-

Trust's interest in any related REO Property, shall in each case be deposited into the Pool Custodial Account.

          The foregoing requirements for deposit in each Loan Combination
Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of the related Serviced Loan
Combination in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees to which the Master Servicer or Special Servicer is entitled as additional servicing compensation and that are not expressly referred to in the prior paragraph, need not be deposited by the Master Servicer in the subject Loan
Combination Custodial Account. If the Master Servicer shall deposit into any
Loan Combination Custodial Account any amount not required to be deposited therein, then it may at any time withdraw such amount from such Custodial
Account, any provision herein to the contrary notwithstanding. The Master
Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to each Serviced
Loan Combination, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the
Special Servicer (upon which the Master Servicer may, absent manifest error, rely) describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). Each Loan Combination Custodial
Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to any
Serviced Loan Combination, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master
Servicer for deposit into the related Loan Combination Custodial Account in accordance with the second preceding paragraph (or, if applicable, into the Pool
Custodial Account in accordance with Section 3.04(a) and the proviso to the second preceding paragraph), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the
Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an Administered REO Property that relates to a Serviced Loan Combination shall initially be deposited by the
Special Servicer into the Loan Combination REO Account established with respect to such Serviced Loan Combination and thereafter remitted to the Master Servicer for deposit into the related Loan Combination Custodial Account, all in accordance with Section 3.16(c).

          Notwithstanding that a Loan Combination Custodial Account may be a sub-account of the Pool Custodial Account for reasons of administrative convenience, such Loan Combination Custodial Account and the Pool Custodial
Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master
Servicer shall indemnify and hold

                                     -160-

harmless the Trust Fund and the respective related Non-Trust Mortgage Loan
Noteholders against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          (b) If and when the related Mortgagor elects to defease any Serviced
Loan Combination or any portion thereof, the provisions of the next to last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

          (c) In connection with each Serviced Loan Combination, the Master
Servicer shall give notice to the Trustee, the related Non-Trust Mortgage Loan
Noteholder(s) and the Special Servicer of the location of the related Loan
Combination Custodial Account when first established and of the new location of the related Loan Combination Custodial Account prior to any change thereof.

          SECTION 3.05. Permitted Withdrawals From the Pool Custodial Account,
the Collection Account, the Interest Reserve Account and the Excess Liquidation
Proceeds Account.

          (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Collection Account the amounts required to be so deposited pursuant to the first paragraph of
     Section 3.04(b), and any amounts that may be applied to make P&I Advances with respect to the Mortgage Pool pursuant to Section 4.03(a);

               (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the
     Mortgage Pool (exclusive of any Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), such Fiscal
     Agent's, the Trustee's and the Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the
     Pool Custodial Account that represent Late Collections of interest and principal (net of related Master Servicing Fees and any related Workout
     Fees and/or Liquidation Fees) received in respect of the particular Trust
     Mortgage Loan or REO Trust Mortgage Loan as to which such P&I Advance was made;

               (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of any Serviced Combination
     Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicer's right to payment pursuant to this clause
     (iii) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account that are allocable as a recovery of interest on or in respect of the Trust Mortgage Loan or REO
     Trust Mortgage Loan as to which such Master Servicing Fees were earned;

               (iv) to pay (A) to the Special Servicer, out of general
     collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially
     Serviced Trust Mortgage Loan and each REO Trust Mortgage

                                     -161-

     Loan that relates to an Administered REO Property and (B) to itself, out of general collections on the Mortgage Pool on deposit in the Pool Custodial
     Account, any Master Servicing Fee earned in respect of any Trust Mortgage
     Loan or REO Trust Mortgage Loan that remains unpaid in accordance with clause (iii) above or Section 3.05A, as applicable, following a Final
     Recovery Determination made with respect to such Trust Mortgage Loan or the related REO Property and the deposit into the Pool Custodial Account of all amounts received in connection with such Final Recovery Determination;

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Trust Mortgage Loan, each Corrected
     Trust Mortgage Loan and/or each REO Trust Mortgage Loan that relates to an
     Administered REO Property (other than, if applicable, any Serviced
     Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), as applicable, in the amounts and from the sources specified in Section 3.11(c);

               (vi) to reimburse any Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Serviced Trust Mortgage Loan or
     Administered REO Property (other than any Serviced Combination Trust
     Mortgage Loan or any related Administered REO Property), such Fiscal
     Agent's, the Trustee's, the Master Servicer's and the Special Servicer's
     respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to amounts on deposit in the
     Pool Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds
     and, if applicable, REO Revenues (in each case, if applicable, net of any
     Liquidation Fee or Workout Fee payable therefrom) received in respect of the particular Serviced Trust Mortgage Loan or Administered REO Property as
     to which such Servicing Advance was made;

               (vii) to reimburse any Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, out of general collections on the Mortgage
     Pool on deposit in the Pool Custodial Account, for any unreimbursed
     Advances that have been or are determined to be Nonrecoverable Advances
     (provided that such amounts may be withdrawn over time in accordance with
     Sections 3.11(g) or 4.03(d), as applicable);

               (viii) to pay any Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as applicable, on any Advance made thereby under this Agreement, such Fiscal Agent's, the Trustee's, the
     Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Trust Mortgage
     Loan or REO Trust Mortgage Loan, as applicable, as to which the subject
     Advance was made, as and to the extent contemplated by Section 3.26;

               (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Fiscal Agent, the Trustee,
     itself and the Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as

                                     -162-

     applicable, on any Advance made thereby with respect to the Mortgage Pool
     (or, in the case of a Servicing Advance, made thereby with respect to a
     Serviced Loan Combination), but only to the extent that such Advance has been reimbursed or is then being reimbursed and the related Default Charges then on deposit in the Pool Custodial Account are not sufficient to make such payment as contemplated by the immediately preceding clause (viii);
     provided that, if such Advance relates to any Serviced Combination Trust
     Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto
     (or, in the case of Servicing Advance, relates to any Serviced Loan
     Combination), such payment pursuant to this clause (ix) is to be made only to the extent that the funds on deposit in the related Loan Combination
     Custodial Account are not sufficient to make such payment as contemplated by Section 3.05A and such payment cannot be made out of the Pool Custodial
     Account pursuant to clause (xviii) of this Section 3.05(a);

               (x) to pay, out of amounts on deposit in the Pool Custodial
     Account that represent Default Charges collected on or in respect of the
     Trust Mortgage Loan or REO Trust Mortgage Loan to which the subject expense relates (to the extent such Default Charges are not otherwise applied as contemplated by clause (viii) above), any unpaid expense (other than interest accrued on Advances, which is payable pursuant to clause (viii)
     above, and other than Special Servicing Fees, Liquidation Fees and Workout
     Fees) that is incurred with respect to such Trust Mortgage Loan or REO
     Trust Mortgage Loan and that, if paid from collections on the Mortgage Pool other than Default Charges collected with respect to such Trust Mortgage
     Loan or REO Trust Mortgage Loan, would constitute an Additional Trust Fund
     Expense, as and to the extent contemplated by Section 3.26;

               (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a
     Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.11(h), 3.18 or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any related Administered REO Property pursuant to Section
     3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer);
     provided that, in the case of a Mortgaged Property that relates to a
     Serviced Loan Combination, such payment pursuant to this clause (xi) is to be made only to the extent that (X) it would not ultimately be payable out of collections on or in respect of such Loan Combination or (Y) it is in the best interests of the Certificateholders;

               (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), any amounts on deposit in the Pool
     Custodial Account that represent (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in
     Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Pool Custodial Account for any related Investment Period,
     (B) Prepayment Interest Excesses collected on the Mortgage Pool and (C) Net
     Default Charges (after application pursuant to Section 3.26) actually
     Received by the Trust that accrued in respect of an Outside Serviced Trust
     Mortgage Loan or Performing Serviced Trust Mortgage Loan; and to pay the
     Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), any amounts on deposit in the Pool
     Custodial Account that represent Net Default Charges (after application to cover such other payments and reimbursements as are provided for

                                     -163-

     under Section 3.26) actually collected that accrued in respect of a
     Specially Serviced Trust Mortgage Loan and/or an REO Trust Mortgage Loan
     that relates to an Administered REO Property;

               (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any amounts payable to any such
     Person pursuant to Section 6.03; provided that such payment does not relate solely to a Serviced Non-Trust Mortgage Loan or any successor REO Mortgage
     Loan with respect thereto;

               (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of
     Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of
     Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special
     Servicer that protects or is in furtherance of the rights and interests of
     Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 11.02(a); provided that, in the cases of clauses
     (xiv)(A) and (xiv)(C), such payment shall be made from the Pool Custodial
     Account only to the extent that it is not otherwise paid from the related
     Loan Combination Custodial Account by the Trust Master Servicer Remittance
     Date following the applicable Collection Period in which the expense is incurred;

               (xv) to pay itself, the Special Servicer, the Depositor, any
     Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool
     Custodial Account;

               (xvi) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable
     Servicing Advances (other than servicing expenses that relate solely to a
     Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto);

               (xvii) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, to a Non-Trust Mortgage Loan
     Noteholder or an Outside Servicer, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust Mortgage Loan or REO Trust
     Mortgage Loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement;

               (xviii) to reimburse or pay any Fiscal Agent, the Trustee, the
     Master Servicer and/or the Special Servicer, as applicable, for unreimbursed Advances, unpaid Liquidation Fees, unpaid Special Servicing
     Fees, unpaid Workout Fees, unpaid Master Servicing Fees and/or any unpaid interest on any Advances, but only if and to the extent that such items relate solely to a Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, each such party's respective rights to reimbursement pursuant to this clause (xviii) to be limited to amounts on deposit in the Pool Custodial Account that represent

                                     -164-

     Liquidation Proceeds derived from a Permitted Purchase of such Serviced
     Combination Trust Mortgage Loan or the Trust's interest in any related
     Administered REO Property; provided that, such items may only be reimbursed to any party pursuant to this clause (xviii) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05A; and provided, further, that, in the case of a sale of a Serviced Combination Trust Mortgage Loan with respect to which the Purchase Price therefor has been reduced by amounts set forth in the next to last proviso of the definition of "Purchase Price", the amount of any unpaid Master Servicing Fees, unreimbursed Advances and/or unpaid interest on Advances reimbursable to any party pursuant to this clause
     (xviii) shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and unpaid interest on Advances in respect of the subject Serviced Combination Trust Mortgage Loan or REO Trust Mortgage Loan
     that have served to so reduce such Purchase Price therefor and which, following the purchase or sale from which the subject Liquidation Proceeds have been derived, will continue to be payable or reimbursable under the related Co-Lender Agreement and/or any successor servicing agreement with respect to the related Serviced Loan Combination to the Master Servicer and/or the Special Servicer (and which amounts shall no longer be payable hereunder);

               (xix) in the event the Master Servicer determines, in accordance with the Servicing Standard, with respect to an Outside Serviced Trust
     Mortgage Loan, that it has received insufficient information from the
     Outside Master Servicer to make a recoverability determination with respect to required P&I Advances on that Outside Serviced Trust Mortgage Loan, to pay, out of general collections on the Mortgage Pool on deposit in the Pool
     Custodial Account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

               (xx) on each Trust Master Servicer Remittance Date, to transfer
     Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with
     Section 3.04(d);

               (xxi) to withdraw any amounts deposited by the Master Servicer in the Pool Custodial Account in error; and

               (xxii) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through (xx)
above.

          The Master Servicer shall pay to the Special Servicer (or to third-party contractors at the direction of the Special Servicer), the Trustee or any Fiscal Agent from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third-party contractor), the
Trustee or such Fiscal Agent therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible
Officer of the Trustee or such Fiscal Agent describing the item and amount to which the Special Servicer (or such third-party contractor), the Trustee or such
Fiscal Agent, as applicable, is entitled (unless such payment to the Special
Servicer, the Trustee (for example, the Trustee Fee) or such Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely

                                     -165-

conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein.

          In connection with any payments required to be made to a Non-Trust
Mortgage Loan Noteholder or an Outside Servicer in accordance with Section
3.05(a)(xvii), the Master Servicer may request a written statement from an authorized officer of such Non-Trust Mortgage Loan Noteholder or Outside
Servicer, as the case may be, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Co-Lender Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the Master Servicer may not condition payments required to be made to a Non-Trust Mortgage Loan
Noteholder or an Outside Servicer in accordance with Section 3.05(a)(xvii) upon receipt of such a written statement (other than as permitted under the related
Co-Lender Agreement); and provided, further, that to the extent such a written statement from an officer of the subject Non-Trust Mortgage Loan Noteholder or
Outside Servicer, as the case may be, is received by the Master Servicer, the
Master Servicer may, absent manifest error, rely upon such statement as the nature and amount of the item for which reimbursement is sought.

          The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Trust Mortgage Loan and Administered REO Property, on a
loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account. With respect to each Trust Mortgage Loan for which it makes an Advance, each of the Trustee and any Fiscal Agent shall keep and maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or payments of interest thereon.

          (b) The Trustee may, from time to time, make withdrawals from the
Collection Account for any of the following purposes (in no particular order of priority):

               (i) to make distributions to Certificateholders on each
     Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

               (ii) to pay (A) the Trustee, any Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the
     Collection Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to Section 8.07(c) without cause;

               (iii) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause
     (iv) of the definition of "Disqualified Organization", (B) as contemplated by Sections 10.01(i) and 10.02(i), or (C) as contemplated by Section
     11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (iv) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, any and all federal, state and local taxes imposed on any REMIC Pool or on

                                     -166-

     the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, to the extent none of the Depositor, the Trustee, the
     Tax Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j) or Section 10.02(j);

               (v) to pay the Tax Administrator, out of general collections on the Mortgage Pool on deposit in the Collection Account, any amounts reimbursable to it pursuant to Section 10.01(f) or Section 10.02(b);

               (vi) to pay the Master Servicer any amounts deposited by the
     Master Servicer in the Collection Account in error;

               (vii) to transfer Interest Reserve Amounts in respect of the
     Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans
     to the Interest Reserve Account as and when required by Section 3.04(c);

               (viii) to pay itself any Net Investment Earnings with respect to the Collection Account for any related Investment Period; and

               (ix) to clear and terminate the Collection Account at the
     termination of this Agreement pursuant to Section 9.01.

          On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii)
through (viii) above from the Collection Account prior to making distributions to Certificateholders on such Distribution Date.

          (c) On each Trust Master Servicer Remittance Date in March (commencing in March 2008), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Collection Account all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve
Mortgage Loans and any Interest Reserve REO Mortgage Loans during January and/or
February of the same year in accordance with Section 3.04(c). On each
Distribution Date, the Trustee may withdraw from the Interest Reserve Account and pay itself any Net Investment Earnings with respect to the Interest Reserve
Account for the then most recently ended related Investment Period.

          (d) On each Trust Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the
Collection Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the
Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the
Collection Account); provided that on the Trust Master Servicer Remittance Date immediately prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Collection
Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. On each Distribution Date, the Trustee may withdraw from the Excess Liquidation Proceeds Account and pay itself any Net Investment Earnings with respect to the Excess Liquidation
Proceeds Account for the then most recently ended related Investment Period.

                                     -167-

          (e) If any Loss of Value Payments are deposited into the Loss of Value
Reserve Fund with respect to any Trust Mortgage Loan or any related REO
Property, then the Trustee shall, promptly upon receipt of a written instruction from the Special Servicer directing the Trustee to effect a transfer of Loss of
Value Payments and the amount thereof, transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the
Pool Custodial Account for the following purposes:

               (i) to reimburse the Master Servicer, the Special Servicer, the
     Trustee or any Fiscal Agent, in accordance with Section 3.05(a), for any
     Nonrecoverable Advance made by such party with respect to such Trust
     Mortgage Loan or any related REO Property (together with interest thereon);

               (ii) to pay, in accordance with Section 3.05(a), or to reimburse the Trust for the prior payment of, any expense relating to such Trust
     Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust
     Fund Expense;

               (iii) to offset any Realized Loss (as calculated without regard to the application of such Loss of Value Payments) incurred with respect to such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto; and

               (iv) following the occurrence of a Liquidation Event with respect to such Trust Mortgage Loan or any related REO Property, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Trust Mortgage Loan or REO Trust Mortgage Loan.

          Any Loss of Value Payments transferred to the Pool Custodial Account pursuant to clauses (i)-(iii) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds Received by the
Trust in respect of the related Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Pool Custodial
Account pursuant to clause (iv) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds
Received by the Trust in respect of the Trust Mortgage Loan or REO Trust
Mortgage Loan for which such Loss of Value Payments are being transferred to the
Pool Custodial Account to cover an item contemplated by clauses (i)-(iii) of the prior paragraph.

          On the Trust Master Servicer Remittance Date related to the Final
Distribution Date, the Trustee shall withdraw from the Loss of Value Reserve
Fund, and deposit in the Collection Account for distribution on the Final
Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Loss of Value Reserve Fund and (ii) the excess, if any, of the aggregate amount needed to distribute to the Holders of the Regular
Interest Certificates in accordance with Section 9.01(a), all Distributable
Certificate Interest then payable thereto, together with the aggregate
Certificate Principal Balance of, and all Loss Reimbursement Amounts for such
Final Distribution Date in respect of, the respective Classes of the Regular
Interest Certificates, over the Available Distribution Amount for the Final
Distribution Date (calculated without regard to such transfer from the Loss of
Value Reserve Fund to the Collection Account). Such Loss of Value Payments so
deposited in the Collection Account shall constitute part of the Available
Distribution Amount for the Final Distribution Date. Any amount remaining in the
Loss of Value Reserve Fund on the Final Distribution Date, after application in

                                     -168-

accordance with the second preceding sentence, shall be distributable to the
Holders of the Class R-III Certificates on the Final Distribution Date.

          SECTION 3.05A. Permitted Withdrawals From the Loan Combination
Custodial Accounts.

          (a) The Master Servicer may, from time to time, make withdrawals from the Loan Combination Custodial Account related to each Serviced Loan Combination for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals, except to the extent expressly provided in the related Co-Lender Agreement):

               (i) to make remittances each month, on or before the related Loan
     Combination Master Servicer Remittance Date occurring in such month (and at such other times as may be required under the related Co-Lender Agreement), to the respective holders of the Mortgage Loans or any successor REO
     Mortgage Loans contained in the subject Serviced Loan Combination, including the Trust (as holder of the Trust Mortgage Loan contained in the subject Serviced Loan Combination or any successor REO Trust Mortgage Loan with respect thereto, as applicable), all in accordance with the related
     Co-Lender Agreement, such remittances to the Trust to be made into the Pool
     Custodial Account;

               (ii) to reimburse, (A) first, any Fiscal Agent, second, the
     Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the Trust Mortgage
     Loan included in the subject Serviced Loan Combination or any successor REO
     Trust Mortgage Loan with respect thereto, and (B) in the case of a Serviced
     Pari Passu Loan Combination, if the related Serviced Pari Passu Non-Trust
     Mortgage Loan has been included in a commercial mortgage securitization, the applicable party under the related Non-Trust Mortgage Loan
     Securitization Agreement for any delinquency advance (comparable to a P&I
     Advance) made by such party (with its own funds) with respect to the related Serviced Pari Passu Non-Trust Mortgage Loan or any successor REO
     Mortgage Loan with respect thereto, any such reimbursement pursuant to this clause (ii) with respect to any such P&I Advance or comparable delinquency advance to be made out of amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable to the
     Trust or the related Non-Trust Mortgage Loan Noteholder, as applicable, as late collections of interest on and/or principal of the Mortgage Loan included in the subject Serviced Loan Combination or any successor REO
     Mortgage Loan with respect thereto, as the case may be, without regard to such P&I Advance or comparable delinquency advance, as the case may be, such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from the amounts otherwise so distributable;

               (iii) to reimburse, first, any Fiscal Agent, second, the Trustee, third, itself and, last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the subject
     Serviced Loan Combination or any related REO Property, any such party's respective rights to reimbursement pursuant to this clause (iii) with respect to any Servicing Advance being limited to amounts on deposit in the related Loan Combination Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such
     Servicing Advance was made, and to amounts on deposit in the related Loan
     Combination Custodial Account that represent Liquidation Proceeds,

                                     -169-

     Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues
     (in each case, if applicable, net of any Liquidation Fee or Workout Fee payable therefrom) received in respect of the subject Serviced Loan
     Combination or any related REO Property (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of such Servicing Advance and the reimbursement thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of such Servicing Advance from the amounts otherwise distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject
     Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Serviced Subordinate Non-Trust
     Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s) with respect thereto;

               (iv) in the case of a Serviced Pari Passu Loan Combination, to pay any Fiscal Agent, the Trustee and itself and, if any related Serviced
     Pari Passu Non-Trust Mortgage Loan has been included in a commercial mortgage securitization, the applicable party under the related Non-Trust
     Mortgage Loan Securitization Agreement, for any unpaid interest accrued and payable hereunder or under such Non-Trust Mortgage Loan Securitization
     Agreement, as applicable, on any P&I Advance made thereby under this
     Agreement on the related Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto or on any delinquency advance comparable to a P&I Advance made thereby under the applicable Non-Trust Mortgage Loan
     Securitization Agreement with respect to any related Serviced Pari Passu
     Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, any such payment (as and to the extent provided in the related
     Co-Lender Agreement) to be made pursuant to this clause (iv) out of: first, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto as
     Default Charges on their respective Mortgage Loans or any successor REO
     Mortgage Loans with respect thereto, all in accordance with Section 3.26, with such payment to be deducted from the amounts otherwise so distributable; second, to the maximum extent permitted by the related
     Co-Lender Agreement, any amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the related Non-Trust Loan Noteholder(s) with respect to any related Serviced Subordinate Non-Trust Mortgage Loan(s) or any successor REO Mortgage Loan(s) with respect thereto as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Serviced Subordinate Non-Trust Mortgage Loan(s) or any successor
     REO Mortgage Loan(s) with respect thereto, with such payment to be deducted
     (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and third, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holder of the subject Serviced Mortgage Loan or any successor REO Mortgage
     Loan with respect thereto as to which the subject P&I Advance or other comparable delinquency advance was made (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such interest on such P&I Advance or other comparable delinquency advance and the payment thereof to such subject Serviced Mortgage Loan or any successor REO Mortgage Loan with respect

                                     -170-

     thereto, and a corresponding deduction of the remaining portion of such interest on such P&I Advance or other comparable delinquency advance from such remaining amounts otherwise so distributable under the related
     Co-Lender Agreement to the holder of such subject Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto, all in accordance with the related Co-Lender Agreement); provided that, in the case of subclauses second and third of this clause (iv), such payment shall be made only to the extent the related P&I Advance or other comparable delinquency advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first of this clause (iv);

               (v) in the case of any Serviced A/B Loan Combination, to pay any
     Fiscal Agent, the Trustee and itself for any unpaid interest accrued and payable hereunder on any P&I Advance made thereby under this Agreement on the Trust Mortgage Loan included in the subject Serviced Loan Combination or any successor REO Trust Mortgage Loan with respect thereto, any such payment (as and to the extent provided in the related Co-Lender Agreement)
     to be made pursuant to this clause (v) out of: first, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto as
     Default Charges on their respective Mortgage Loans or any successor REO
     Mortgage Loans with respect thereto, all in accordance with Section 3.26, with such payment to be deducted from the amounts otherwise so distributable; and second, to the maximum extent permitted by the related
     Co-Lender Agreement, any amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the related Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Serviced Note B Non-Trust Mortgage Loan(s)
     included in the subject Serviced Loan Combination or any successor REO
     Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and third, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such interest on such
     P&I Advance and the payment thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such interest on such P&I Advance from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of the Serviced Note B Non-Trust
     Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s) with respect thereto); provided that, in the case of subclauses second and third of this clause (v), such payment shall be made only to the extent the related P&I Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first of this clause (v);

                                     -171-

               (vi) to pay any Fiscal Agent, the Trustee, itself and the Special
     Servicer for any unpaid interest accrued and payable hereunder on any
     Servicing Advance made thereby under this Agreement with respect to the subject Serviced Loan Combination or any related Administered REO Property, any such payment (as and to the extent provided in the related Co-Lender
     Agreement) to be made pursuant to this clause (vi) out of: first, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto as
     Default Charges on their respective Mortgage Loans or any successor REO
     Mortgage Loans with respect thereto, all in accordance with Section 3.26, with such payment to be deducted from such amounts otherwise so distributable; second, to the maximum extent permitted by the related
     Co-Lender Agreement, any amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the related Non-Trust Mortgage Loan Noteholder(s), as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Serviced Subordinate Non-Trust Mortgage
     Loan(s) included in the subject Serviced Loan Combination or any successor
     REO Mortgage Loan(s) with respect thereto, with such payment to be deducted
     (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and third, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such interest on such
     Servicing Advance and the payment thereof to one or more of the Mortgage
     Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such interest on such Servicing Advance from such remaining amounts otherwise so distributable under the related Co-Lender
     Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto, all in accordance with the related
     Co-Lender Agreement, and taking into account the subordination of any
     Serviced Subordinate Non-Trust Mortgage Loan(s) included in the subject
     Serviced Loan Combination or any successor REO Mortgage Loan(s) with respect thereto); provided that, in the case of subclause second and third of this clause (vi), such payment shall be made only to the extent the related Servicing Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first above of this clause
     (vi);

               (vii) to pay to itself any earned and unpaid Master Servicing
     Fees with respect to each Mortgage Loan and successor REO Mortgage Loan contained in the subject Serviced Loan Combination, the right of the Master
     Servicer to payment pursuant to this clause (vii) with respect to any such
     Mortgage Loan or successor REO Mortgage Loan being limited to amounts on deposit in the related Loan Combination Custodial Account that were received on or in respect of such Mortgage Loan or such successor REO
     Mortgage Loan, as the case may be, and are allocable as a recovery of interest thereon;

               (viii) to reimburse, first, any Fiscal Agent, second, the
     Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with

                                     -172-

     respect to the Trust Mortgage Loan included in the subject Serviced Loan
     Combination or any successor REO Trust Mortgage Loan with respect thereto that such party has determined are Nonrecoverable Advances, any such reimbursement (as and to the extent provided in the related Co-Lender
     Agreement) to be made pursuant to this clause (viii) out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Mortgage Loan Noteholder(s), as collections of interest on and/or principal of, or any other relevant amounts with respect to, any
     Serviced Subordinate Non-Trust Mortgage Loan(s) included in the subject
     Serviced Loan Combination or any successor REO Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and second, any remaining amounts on deposit in the related
     Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such P&I Advances and the reimbursement thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such P&I Advances from such remaining amounts otherwise so distributable under the related
     Co-Lender Agreement to one or more of the respective holders of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Serviced Subordinate Non-Trust Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s)
     with respect thereto);

               (ix) to reimburse, first, any Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed Servicing Advance made by such party (with its own funds) with respect to the subject Serviced Loan Combination or any related
     Administered REO Property that such party has determined is a
     Nonrecoverable Advance, any such reimbursement (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (ix) out of: first, to the maximum extent permitted by the related
     Co-Lender Agreement, amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the related Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Serviced Subordinate Non-Trust Mortgage
     Loan(s) included in the subject Serviced Loan Combination or any successor
     REO Mortgage Loan(s) with respect thereto, with such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender
     Agreement) from the amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination Custodial
     Account that would otherwise be distributable under the related Co-Lender
     Agreement to the holders of the Mortgage Loans comprising the subject
     Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender
     Agreement, a corresponding allocation of the remaining portion of such
     Servicing Advance and the reimbursement thereof to one or more of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of

                                     -173-

     such Servicing Advance from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced
     Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Serviced Subordinate Non-Trust Mortgage
     Loan(s) included in the subject Serviced Loan Combination or any successor
     REO Mortgage Loan(s) with respect thereto);

               (x) to pay to the Special Servicer any earned and unpaid Special
     Servicing Fees in respect of the subject Serviced Loan Combination, any such payment (as and to the extent provided in the related Co-Lender
     Agreement) to be made pursuant to this clause (x) out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any
     Serviced Subordinate Non-Trust Mortgage Loan(s) included in the subject
     Serviced Loan Combination or any successor REO Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related
     Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such Special Servicing Fees and the payment thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such Special Servicing
     Fees from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Serviced Subordinate Non-Trust Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s)
     with respect thereto);

               (xi) to pay the Special Servicer (or, if applicable, a
     predecessor Special Servicer) earned and unpaid Workout Fees and
     Liquidation Fees in respect of the subject Serviced Loan Combination, in the amounts and, subject to the following priority, from the sources specified in Section 3.11(c) out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related
     Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Serviced
     Subordinate Non-Trust Mortgage Loan(s) included in the subject Serviced
     Loan Combination or any successor REO Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related
     Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the

                                     -174-

     holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such Workout Fees and/or Liquidation Fees and the payment thereof to one or more of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such Workout Fees and/or Liquidation
     Fees from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Serviced Subordinate Non-Trust Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s)
     with respect thereto);

               (xii) to pay for (A) costs and expenses incurred with respect to the Mortgaged Property securing the subject Serviced Loan Combination pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B)
     the costs and expenses of obtaining appraisals of such Mortgaged Property pursuant to Section 3.11(h), 3.18 or Section 4.03(c), as applicable, (C)
     any servicing expenses incurred with respect to the subject Serviced Loan
     Combination or any related REO Property, that would, if advanced, constitute Nonrecoverable Servicing Advances, in accordance with Section
     3.11(i), and (D) the fees of any Independent Contractor retained with respect to any Administered REO Property related to the subject Serviced
     Loan Combination pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such Administered
     REO Property to the Special Servicer), any such payment (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (xii) out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Mortgage Loan
     Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Serviced Subordinate Non-Trust
     Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender
     Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination Custodial
     Account that would otherwise be distributable under the related Co-Lender
     Agreement to the holders of the Mortgage Loans comprising the subject
     Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender
     Agreement, a corresponding allocation of the remaining portion of such items specified in subclauses (A)-(D) of this clause (xii) and the payment thereof to one or more of the Mortgage Loans comprising the subject
     Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such items specified in subclauses (A)-(D) of this clause (xii) from such remaining amounts otherwise so distributable under the related Co-Lender
     Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto, all in accordance with the related
     Co-Lender Agreement, and taking into account the subordination of any
     Serviced Subordinate Non-Trust Mortgage Loan(s) included in the

                                     -175-

     subject Serviced Loan Combination or any successor REO Mortgage Loan(s)
     with respect thereto);

               (xiii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the related Loan Combination Custodial
     Account as provided in Section 3.06(b), but only to the extent of the Net
     Investment Earnings with respect to the related Loan Combination Custodial
     Account for any related Investment Period;

               (xiv) to pay itself, the Special Servicer, the Depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the subject Loan
     Combination, any such payment (as and to the extent provided in the related
     Co-Lender Agreement) to be made pursuant to this clause (xiv) out of:
     first, to the maximum extent permitted under the related Co-Lender
     Agreement, any amounts on deposit in the related Loan Combination Custodial
     Account that would otherwise be distributable under the related Co-Lender
     Agreement to the related Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Serviced Subordinate Non-Trust Mortgage
     Loan(s) included in the subject Serviced Loan Combination or any successor
     REO Mortgage Loan(s) with respect thereto, with such payment to be deducted
     (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such amounts payable pursuant to Section 6.03 and the payment thereof to one or more of the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such amounts payable pursuant to
     Section 6.03 from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Serviced Subordinate Non-Trust Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Mortgage Loan(s)
     with respect thereto);

               (xv) to pay (out of amounts otherwise payable thereto under the related Co-Lender Agreement on any related Loan Combination Master Servicer
     Remittance Date) the respective shares of the holders of the Mortgage Loans or any REO Mortgage Loans contained in the subject Serviced Loan
     Combination of the cost of recording of the related Co-Lender Agreement in accordance with such Co-Lender Agreement;

               (xvi) to pay for the cost of recording this Agreement and the cost of any corresponding Opinion of Counsel, insofar as such recordation is for the benefit of the holders of the Mortgage Loans or any successor
     REO Mortgage Loans contained in the subject Serviced Loan Combination, any such payment (as and to the extent provided in the related Co-Lender

                                     -176-

     Agreement) to be made pursuant to this clause (xvi) out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any
     Serviced Subordinate Non-Trust Mortgage Loan(s) included in the subject
     Serviced Loan Combination or any successor REO Mortgage Loan(s) with respect thereto, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related
     Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto (with, if and to the extent applicable under the related Co-Lender Agreement, a corresponding allocation of the remaining portion of such costs and the payment thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction of the remaining portion of such costs from such remaining amounts otherwise so distributable under the related Co-Lender Agreement to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of any Serviced Subordinate
     Non-Trust Mortgage Loan(s) included in the subject Serviced Loan
     Combination or any successor REO Mortgage Loan(s) with respect thereto);

               (xvii) to the extent (A) consistent with the Co-Lender Agreement for the subject Serviced Loan Combination and (B) not otherwise included among the payments contemplated by clause (i) above of this Section 3.05A, to transfer to the Pool Custodial Account the aggregate of all Additional
     Trust Fund Expenses and/or any other amounts relating to the subject
     Serviced Loan Combination, that have been previously paid out of the Pool
     Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from such Loan Combination Custodial
     Account under this Section 3.05A;

               (xviii) if the related Co-Lender Agreement permits any related
     Non-Trust Mortgage Loan Noteholder to cure defaults under the Trust
     Mortgage Loan included in the subject Serviced Loan Combination, to reimburse any amounts paid by the applicable Non-Trust Mortgage Loan
     Noteholder in connection with exercising such cure rights, such Non-Trust
     Mortgage Loan Noteholder's right to reimbursement under this clause (xviii)
     to be limited to amounts on deposit in the related Loan Combination
     Custodial Account that represent collections on the subject Serviced Loan
     Combination that are specifically allocable to such reimbursement in accordance with the related Co-Lender Agreement; and

               (xix) to clear and terminate such Loan Combination Custodial
     Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from each Loan Combination Custodial
Account pursuant to clauses (ii) through (xviii) of the preceding paragraph.

                                     -177-

          (b) The Master Servicer shall pay to each of the Special Servicer (or to third-party contractors at the direction of the Special Servicer), the
Trustee or any Fiscal Agent, as applicable, from each Loan Combination Custodial
Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of (i) a Servicing Officer of the Special
Servicer or (ii) a Responsible Officer of the Trustee or such Fiscal Agent, as the case may be, in each case describing the item and amount to which the
Special Servicer (or such third-party contractor), the Trustee or such Fiscal
Agent, as the case may be, is entitled (unless such payment to the Special
Servicer, the Trustee or such Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case written statements shall not be required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Loan Combination Custodial Account, on a loan-by-loan basis.

          In the case of each Serviced Loan Combination, the Master Servicer shall remit or cause to be remitted to each Serviced Non-Trust Mortgage Loan
Noteholder, within one (1) Business Day of the Master Servicer's receipt thereof, late collections (not including Principal Prepayments) received on the related Serviced Non-Trust Mortgage Loan subsequent to the related Determination
Date therefor in any particular month (exclusive of any portion of such amount payable or reimbursable to any third party in accordance in accordance with this
Agreement and the related Co-Lender Agreement), to the extent such amount is not otherwise included or scheduled to be included in a normal monthly remittance during such month to such Serviced Non-Trust Mortgage Loan Noteholder and in respect of which an advance is required to be made or has been made by a service provider of the related securitization trust.

          To the extent (i) consistent with the Co-Lender Agreement for the related Serviced Loan Combination and (ii) not otherwise included as part of the normal monthly remittance, the Master Servicer shall transfer from each Loan
Combination Custodial Account to the Pool Custodial Account, promptly upon amounts for such purposes becoming available in such Loan Combination Custodial
Account, the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to such Serviced Loan Combination, that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section
3.05(a), would have been otherwise payable from such Loan Combination Custodial
Account under this Section 3.05A.

          In accordance with the Co-Lender Agreement for each Serviced Loan
Combination, the Master Servicer shall, as and when required thereunder (or, if no date is specified therein, on each applicable Loan Combination Master
Servicer Remittance Date), withdraw from the related Loan Combination Custodial
Account and (i) transfer to the Pool Custodial Account all amounts required to be remitted to the Trust with respect to the Trust Mortgage Loan included in such Serviced Loan Combination and/or any successor REO Trust Mortgage Loan with respect thereto, pursuant to the related Co-Lender Agreement, and (ii) remit to the related Serviced Non-Trust Mortgage Loan Noteholder(s) all amounts required to be remitted thereto with respect to the Serviced Non-Trust Mortgage Loan(s)
included in such Serviced Loan Combination and/or any successor REO Mortgage
Loan with respect thereto, pursuant to the related Co-Lender Agreement. Monthly remittances to the holder(s) of the Non-Trust Mortgage Loan(s) included in any
Serviced Loan Combination and/or any successor REO Mortgage Loan(s) with respect thereto shall, in each case, be made as and when required

                                     -178-

under the related Co-Lender Agreement (or, if no date is specified therein, on the applicable Loan Combination Master Servicer Remittance Date) in accordance with the reasonable instructions of such respective holder(s), including as to the method of payment (which shall be by wire transfer of immediately available funds).

          In connection with each Serviced Loan Combination that includes any
Specially Designated Securitized Non-Trust Mortgage Loan, if the Master Servicer
fails, on or before any applicable Loan Combination Master Servicer Remittance
Date for such Loan Combination, to remit to the holder of such Non-Trust
Mortgage Loan any amount(s) required to be so remitted to such holder hereunder on or before such date, the Master Servicer shall pay to such holder, for the account of such holder, interest, calculated at the federal funds rate (or such other rate as may be provided for under the related Co-Lender Agreement), on such amount(s) not timely remitted, from and including such Loan Combination
Master Servicer Remittance Date to but not including the date on which the required remittance is made.

          SECTION 3.06. Investment of Funds in the Collection Account, the
Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account, the
Custodial Accounts, the REO Accounts, the Interest Reserve Account and the
Excess Liquidation Proceeds Account.

          (a) (i) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance
Deposit Account or a Custodial Account (any of the foregoing accounts listed in this clause (i), a "Master Servicer Account"), (ii) the Special Servicer may
direct in writing any depository institution maintaining an REO Account, and
(iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Collection Account, the Interest Reserve
Account or the Excess Liquidation Proceeds Account (any of the foregoing accounts listed in this clause (iii), a "Trustee Account"; and any of the Master
Servicer Accounts, the REO Accounts and Trustee Accounts, an "Investment
Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein (other than, in the case of the Pool Custodial
Account and the Collection Account, the Initial Deposits) in one or more
Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (x) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or (y) if and to the extent that the depository institution maintaining such Investment Account is the obligor on such investment, no later than the time and date as of which such funds are required to be withdrawn from such account pursuant to this Agreement
(but in any event prior to distributions on the Certificates or any transfers to another Investment Account being made on or before the related Distribution
Date); provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related loan documents and applicable law.

          All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a
Permitted Investment in any Investment Account solely related to a Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s). The
Master Servicer (with respect to Permitted Investments of amounts in the Master
Servicer Accounts) and the Special Servicer (with respect to Permitted
Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to a Serviced Loan

                                     -179-

Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), or the
Trustee in its capacity as such (in the case of any Trustee Account), shall (i)
be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is a
"certificated security", "uncertificated security" or "deposit account". The
Trustee hereby designates the Master Servicer (with respect to Permitted
Investments of amounts in the Master Servicer Accounts) and the Special Servicer
(with respect to Permitted Investments of amounts in the REO Accounts), as applicable, as the Person that shall be the "entitlement holder" and maintain
"control" as set forth under clauses (i) and (ii) above. For purposes of this
Section 3.06(a), (i) the terms "entitlement holder", "security entitlement",
"control" (except with respect to deposit accounts), "certificated security" and
"uncertificated security" shall have the meanings given such terms in Revised
Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any
Permitted Investment in any Investment Account by the Master Servicer or the
Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any Investment Account solely related to a Serviced Loan Combination, the related Serviced Non-Trust
Mortgage Loan Noteholder(s), for purposes of Revised Article 8 (1994 Revision)
of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Investment Account are at any time invested in a
Permitted Investment payable on demand, the Master Servicer (in the case of any
Master Server Account), the Special Servicer (in the case of the REO Accounts)
or the Trustee (in the case of any Trustee Account) shall:

          (x)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such
               Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y)  demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the
               Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds
               thereafter on deposit in the Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in any of the Master Servicer Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each related Investment Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit
Account, to the extent not otherwise payable to Mortgagors under applicable law or the related loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(d), 3.04(a), 3.04A(b), 3.05(a) or 3.05A, as applicable.
Whether or not the Special Servicer directs the investment of funds in any of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such
Investment Account for each related Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in any of the Trustee Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment
Earnings, if any, for such Investment Account for each related Investment
Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b), 3.05(c) or
3.05(d), as the case may be. If any loss shall be incurred in

                                     -180-

respect of any Permitted Investment on deposit in any Investment Account, the
Master Servicer (in the case of (i) the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor in accordance with the related loan documents or applicable law) and (ii) the Custodial Accounts), the Special Servicer (in the case of the REO Accounts) and the Trustee (in the case of any Trustee Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the related Investment
Period, during which such loss was incurred, the amount of the Net Investment
Loss, if any, for such Investment Account for such Investment Period.
Notwithstanding any of the foregoing provisions of this Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

          (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment, the Trustee may, and subject to Section 8.02, upon the request of the Certificateholders entitled to a majority of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount,
the amounts so invested shall be deemed to remain on deposit in such Investment
Account.

          (e) Notwithstanding the foregoing, the Initial Deposits shall remain uninvested.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
and Fidelity Coverage; Environmental Insurance.

          (a) The Master Servicer shall use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each Mortgaged Property that secures a Serviced Mortgage Loan and is not an REO Property, all insurance coverage as is required under the related Mortgage Loan (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance
Default); provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the
Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the Master
Servicer or Special Servicer, as the case may be, shall use reasonable efforts to require the related Mortgagor to obtain the required insurance coverage from
Qualified Insurers that have, in each such case, the applicable Required Insurer
Rating; and provided, further, that the Master Servicer shall cause to be maintained, with Qualified Insurers that have, in each such case, the applicable
Required Insurer Rating, for any such Mortgaged Property any such insurance that the related Mortgagor is required but fails to maintain, but only to the extent that (i) the Trustee (as mortgagee of record on behalf of the Certificateholders or, in the case of a Mortgaged

                                      -181-

Property that secures a Serviced Loan Combination, the Certificateholders and
the related Non-Trust Mortgage Loan Noteholder(s)) has an insurable interest, and (ii) either (A) such insurance is available at a commercially reasonable rate, or (B) solely in the case of all-risk insurance or other insurance that covers losses from acts of terrorism, the failure by the Mortgagor to maintain such insurance has not been determined by the Special Servicer, based on due inquiry in accordance with the Servicing Standard, to constitute an Acceptable
Insurance Default. In determining whether any insurance coverage is available or is available at reasonable rates, the Master Servicer or Special Servicer, as applicable, shall, to the extent consistent with the Servicing Standard, be entitled to rely on insurance consultants in making such determination and any such determinations by the Master Servicer or Special Servicer, as the case may be must be made not less frequently (but need not be made more frequently) than annually (or such other lesser period as may be required by the Servicing
Standard) but in any event shall be made at the approximate date on which the
Master Servicer or Special Servicer, as the case may be, receives notice of the renewal, replacement or cancellation of coverage. Subject to Sections 6.11(b)
and 6.12(b), the related Serviced Loan Combination Controlling Party (in the case of a Mortgaged Property that secures a Serviced Loan Combination) or the
Controlling Class Representative (in the case of any other Mortgaged Property securing a Serviced Mortgage Loan) may request that earthquake insurance be secured for such Mortgaged Property by the related Mortgagor, to the extent that
(i) such insurance may be obtained at a commercially reasonable price and (ii)
the related loan documents and applicable law give the mortgagee the right to request such insurance coverage and such loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee. Subject to Section
3.17(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each Administered REO Property no less insurance coverage than was previously required of the Mortgagor under the related
Mortgage; provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time commonly insured against for properties similar to the subject Administered REO Property located in or around the region in which such Administered REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, the
Special Servicer has determined, based on due inquiry in accordance with the
Servicing Standard, that either such insurance is available at a commercially reasonable rate or the subject hazards are at the time commonly insured against for properties similar to the subject Administered REO Property located in or around the region in which such Administered REO Property is located); and
provided, further, that all such insurance shall be obtained from Qualified
Insurers that have, in each such case, the applicable Required Insurer Rating.
All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Serviced Mortgage Loans, including Specially Serviced Mortgage
Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of Administered REO Properties), on behalf of the Trustee. If the Special Servicer is in the process of making a determination, in the case of all-risk insurance or other insurance that covers losses from acts of terrorism, as to whether the failure by the Mortgagor under any Serviced Mortgage Loan to maintain such insurance constitutes an Acceptable
Insurance Default, then, during the period of such evaluation by the Special
Servicer (or, to the extent applicable, during the period that the Special
Servicer is obtaining the consent under Section 6.11 of the Controlling Class
Representative or, with respect to a Serviced Loan Combination, obtaining the consent under Section 6.12 of the Serviced Loan Combination Controlling Party)
the Master Servicer shall not be liable for any loss related to its failure to require the related Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure to maintain terrorism insurance (provided, that the Master Servicer used reasonable efforts, in accordance with the Servicing Standard, to cause such Mortgagor to maintain such insurance

                                      -182-

and has given prompt written notice to the Special Servicer of its determination that it will not be successful in its efforts to cause the
Mortgagor to obtain such insurance, along with its determination, and any information in its possession, regarding the availability and cost of such insurance). The Special Servicer shall promptly notify the Master Servicer of each such determination by the Special Servicer under this paragraph.

          Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with Section 3.04(a)
or 3.04A(a), as applicable, in the case of amounts received in respect of a
Serviced Mortgage Loan, or in the applicable REO Account in accordance with
Section 3.16(b), in the case of amounts received in respect of an Administered
REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of a Serviced Loan Combination Controlling Party or the
Controlling Class Representative, as applicable) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced
Mortgage Loan(s) or REO Mortgage Loan(s), notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer or the Special
Servicer, as applicable, as a Servicing Advance.

          (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Serviced
Mortgage Loans and/or Administered REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified
Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) the applicable Required Insurer Rating, and (ii) provides protection equivalent to the individual policies otherwise required, then the
Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or the subject Administered
REO Properties. Such blanket policy or master force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the
Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or subject
Administered REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable Custodial Account from its own funds the amount not otherwise payable under the blanket policy or master force placed policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Serviced Mortgage Loan
(or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The
Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), claims under any such blanket policy or master force placed policy in a timely fashion in accordance with the terms of such policy.

                                      -183-

          (c) Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or
Administered REO Properties are part of the Trust Fund) keep in force with
Qualified Insurers that, in each such case, has (or whose obligations are in each such case guaranteed or backed, in writing, by an entity that has) the applicable Required Insurer Rating, a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to any Class of
Certificates (as evidenced in writing from each Rating Agency). Each of the
Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

          Subject to the third paragraph of this Section 3.07(c), each of the
Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or
Administered REO Properties are part of the Trust Fund) also keep in force with
Qualified Insurers that, in each such case, has (or whose obligations are in each such case guaranteed or backed, in writing, by an entity that has) the applicable Required Insurer Rating, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to any Class of
Certificates (as evidenced in writing from each Rating Agency). Each of the
Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

          Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer (or its direct corporate parent if such parent is responsible for the obligations of the Master Servicer or Special Servicer, as applicable), as the case may be, are rated at least "A"
from S&P and "A" from Fitch (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any
Class of Certificates rated by such Rating Agency, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to all or a portion of the risks described in this Section 3.07(c).

          (d) In the event that either of the Master Servicer or the Special
Servicer has actual knowledge of any event (an "Insured Environmental Event")
giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan (other than, if applicable, an Outside
Serviced Trust Mortgage Loan) for which the Mortgagor has not filed a claim or in respect of an Administered REO Property, the Master Servicer shall notify the
Special Servicer if such Mortgage Loan is a Specially Serviced Mortgage Loan, and the Special Servicer shall notify the Master Servicer in all cases. Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the
case of a Performing Serviced Mortgage Loan, and the Special Servicer, in the
case of a Specially Serviced Mortgage Loan or an Administered REO Property, in
accordance with the terms of such Environmental Insurance Policy and the
Servicing Standard, shall timely make a claim thereunder

                                      -184-

with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental
Insurance Policy in respect of an Environmentally Insured Mortgage Loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan), the Master
Servicer (in the case of any such Mortgage Loan that is a Performing Serviced
Mortgage Loan) and the Special Servicer (in the case of any such Mortgage Loan that is a Specially Serviced Mortgage Loan or in the case of an Administered REO
Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall, in the event the Master Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy, monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders.

          The Master Servicer (in the case of Performing Serviced Mortgage
Loans) and the Special Servicer (in the case of Specially Serviced Mortgage
Loans and Administered REO Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance
Policies with respect to the Environmentally Insured Mortgage Loans (other than, if applicable, any Outside Serviced Trust Mortgage Loan) and take all such actions as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

          In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan), then the party receiving such notice shall, within five (5) Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a Performing Serviced
Mortgage Loan, or the Special Servicer, with respect to a Specially Serviced
Mortgage Loan or an Administered REO Property, shall address such termination in accordance with Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Mortgagor under any Environmental Insurance
Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a
Servicing Advance.

          The Master Servicer (with respect to Performing Serviced Mortgage
Loans) and the Special Servicer (with respect to Specially Serviced Mortgage
Loans) shall monitor the actions, and enforce the obligations, of the related
Mortgagor under each Environmentally Insured Mortgage Loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an
Environmental Insurance Policy with respect to the related Mortgaged Property or
(ii) environmental testing or remediation at the related Mortgaged Property.

          SECTION 3.08. Enforcement of Alienation Clauses.

          (a) If, with respect to any Performing Serviced Mortgage Loan, the
Master Servicer receives a request from a Mortgagor regarding the transfer of the related Mortgaged Property to, and assumption of such Performing Serviced
Mortgage Loan by, another Person and/or transfers of certain interests in such
Mortgagor (including, without limitation, sales or transfers of the related
Mortgaged

                                      -185-

Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the related Mortgagor or its owners) or, in the case of a Performing Serviced Mortgage Loan that by its terms permits transfer or assumption without the consent of the lender so long as certain conditions are satisfied, a request by the related Mortgagor for a determination that such conditions have been satisfied, then the Master Servicer shall promptly notify the Special Servicer of such request, shall evaluate (consistent with the
Servicing Standard) the experience and financial condition of the proposed transferee and the status of any conditions to transfer or assumption (as described above) and prepare a report in connection therewith and shall deliver to the Special Servicer such report and any documents or other materials that the Master Servicer shall have received regarding the proposed transfer and, if applicable, the proposed assumption. The Special Servicer shall have the right hereunder, within 15 days (or, in the case of a consent to a determination as to whether the conditions precedent to the subject transfer or assumption have been satisfied, within 10 days, or within such longer period as may be necessary to obtain any required consent pursuant to Section 6.11 or 6.12, as and if applicable) of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, in accordance with the Servicing Standard, to withhold or grant consent to any such request for such transfer and/or assumption and/or to make a determination as to whether the conditions to transfer or assumption (as described above) have been satisfied, as applicable, each in accordance with the terms of the subject Performing
Serviced Mortgage Loan and this Agreement; provided that any grant of consent on the part of the Special Servicer shall be subject to Section 3.08(d), Section
6.11 and/or Section 6.12, in each case if and as applicable. If the Special
Servicer does not respond within such 15-day period, 10-day period or such longer period as set forth above, as the case may be, such party's consent shall be deemed granted; provided, that if the Special Servicer's consent is not withheld, granted or deemed granted within the aforementioned 15-day period or
10-day period, as applicable, because the Special Servicer is in the process of obtaining a consent required pursuant to Section 6.11 and/or Section 6.12, as applicable, then the Special Servicer shall provide notice to the Master
Servicer of such process and the estimated time period for completion thereof.
If the Special Servicer, in accordance with the Servicing Standard, (i)
withholds or denies its consent to any such request for such transfer and/or assumption with respect to any Performing Serviced Mortgage Loan and/or (ii)
determines, with respect to any Performing Serviced Mortgage Loan that by its terms permits transfer and/or assumption without lender consent so long as certain conditions are satisfied, that such conditions have not been satisfied, then, in each such case, the Special Servicer shall notify the Master Servicer in writing of such determination, and the Master Servicer shall notify the related Mortgagor that the requested transfer and/or assumption will not be permitted and shall restrict the requested transfer and/or assumption of the subject Performing Serviced Mortgage Loan in accordance with the Servicing
Standard. If the Special Servicer consents or is deemed to consent to such proposed transfer and/or assumption and/or determines that the conditions to transfer or assumption have been satisfied, the Master Servicer shall process such request of the related Mortgagor; and, in the case of a transfer of the related Mortgaged Property to, and assumption of such Performing Serviced
Mortgage Loan by, another Person, the Master Servicer (subject to Section
3.08(d)) shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under such Performing Serviced Mortgage
Loan and substitute as obligor thereunder the Person to whom the related
Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor
Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Master Servicer shall notify the Trustee, the Special Servicer, each Rating Agency, the Controlling Class

                                      -186-

Representative and, in the case of a Serviced Loan Combination that consists of
Performing Serviced Mortgage Loans, the related Serviced Non-Trust Mortgage Loan
Noteholder(s), of any assumption or substitution agreement executed pursuant to this Section 3.08(a) and shall forward thereto a copy of such agreement together with a Review Package. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Serviced Trust Mortgage Loans making up the related
Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Serviced Mortgage Loan shall be made or transfer of interest in a Mortgagor approved, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

          (b) If, with respect to a Specially Serviced Mortgage Loan, the Master
Servicer receives a request from a Mortgagor for consent to a transfer of the related Mortgaged Property and assumption of such Specially Serviced Mortgage
Loan and/or consent to a transfer of interests in the related Mortgagor
(including, without limitation, sales or transfers of the related Mortgaged
Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the related Mortgagor or its owners) or in the case of a Specially Serviced Mortgage Loan that by its terms permits transfer or assumption without the consent of the lender so long as certain conditions are satisfied, a request by the related Mortgagor for a determination that such conditions have been satisfied, the Master Servicer shall promptly notify the
Special Servicer of such request and deliver to the Special Servicer any documents that the Master Servicer shall have received regarding the proposed transfer and assumption. Subject to Section 3.08(d), Section 6.11 and/or Section
6.12, in each case if and as applicable, the Special Servicer shall determine whether to grant such consent, whether the conditions to transfer or assumption
(as described above) have been satisfied and/or whether to enforce any restrictions on such transfer and/or assumption contained in the related loan documents, as applicable, each in accordance with the Servicing Standard.

          Upon consent by the Special Servicer to any proposed transfer of a
Mortgaged Property and assumption by the proposed transferee of the related
Serviced Mortgage Loan pursuant to this Section 3.08(b), the Special Servicer shall process the request of the related Mortgagor for such transfer and assumption and shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Serviced Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged
Property has been or is proposed to be conveyed; provided, however, that the
Special Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust
Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the
Trustee, the Master Servicer, each Rating Agency, the Controlling Class
Representative and, with respect to a Serviced Loan Combination, the related
Serviced Non-Trust Mortgage Loan Noteholder(s), of any assumption or substitution agreement executed pursuant to this Section 3.08(b) and shall forward thereto a copy of such agreement. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Serviced Trust Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Serviced Mortgage
Loan shall be made unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related
Mortgagor.

                                      -187-

          As used in this Section 3.08, the terms "sale" and "transfer" shall include the matters contemplated by the parentheticals in the first sentence of
Section 3.08(a).

          (c) If, with respect to a Performing Serviced Mortgage Loan, the
Master Servicer receives a request from the related Mortgagor regarding a further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor (including, without limitation, any mezzanine financing of the related Mortgagor or any direct or indirect owners of the related Mortgagor or the Mortgaged Property or any sale, issuance or transfer of preferred equity in the Mortgagor or its owners or, in the case of a Performing Serviced Mortgage
Loan that by its terms permits further encumbrance without the consent of the lender provided certain conditions are satisfied, a request by the related
Mortgagor for a determination that such conditions have been satisfied), then the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the
Servicing Standard, to approve such further encumbrance or that the conditions precedent to such further encumbrance have been satisfied, as applicable, then the Master Servicer shall provide to the Special Servicer a written copy of such recommendation (which shall include the reason therefor) and the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days (or, in the case of a consent to a determination as to whether the conditions precedent to a further encumbrance have been satisfied, within 10 days), or within such longer period as may be necessary to obtain any required consent pursuant to Section 6.11 or 6.12, as and if applicable, of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or, subject to Section 3.08(d) and, further, subject to the Special Servicer obtaining any consent to the extent required pursuant to Section 6.11 and/or Section 6.12, in each case if and as applicable, grant consent to any such request for such further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor or to object or consent to the determination by the Master
Servicer as to whether the conditions to further encumbrance (as described above) have been satisfied, as applicable, each in accordance with the terms of such Performing Serviced Mortgage Loan and this Agreement and subject to the
Servicing Standard. If the Special Servicer does not respond within such 15-day period, 10-day period or such longer period as set forth above, as the case may be, such party's consent shall be deemed granted; provided, that if the Special
Servicer's consent is not withheld, granted or deemed granted within the aforementioned 15-day period or 10-day period, as applicable, because the
Special Servicer is in the process of obtaining a consent required pursuant to
Section 6.11 and/or Section 6.12, as applicable, then the Special Servicer shall provide notice to the Master Servicer of such process and the estimated time period for completion thereof. If the Special Servicer consents or is deemed to have consented to such further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor, as applicable, the Master Servicer shall process such request of the related Mortgagor. If the Special Servicer does not consent to, and is not deemed to have consented to, such further encumbrance, then the Master Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, with respect to a Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged
Property and/or of an interest in the related Mortgagor, as applicable. If the
Special Servicer, in accordance with the Servicing Standard, within the requisite time period, (i) objects to the determination by the Master Servicer with respect to a Performing Serviced Mortgage Loan (which by its terms permits further encumbrance without lender consent provided certain conditions are satisfied) that

                                      -188-

the subject conditions have been satisfied, or (ii) determines with respect to any other Serviced Mortgage Loan (which by its terms permits further encumbrance without lender consent provided certain conditions are satisfied) that the subject conditions have not been satisfied, then, in each such case, the Special
Servicer shall notify the Master Servicer in writing of such objection or determination, as applicable, and the Master Servicer shall notify the related
Mortgagor that the requested further encumbrance will not be permitted and shall restrict the requested further encumbrance of the subject Serviced Mortgage Loan in accordance with the Servicing Standard. To the extent permitted by the applicable loan documents and applicable law, the Master Servicer may charge the related Mortgagor (and retain to the extent permitted under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c).

          With respect to any Specially Serviced Mortgage Loan, the Special
Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the
Certificateholders and, in the case of a Mortgaged Property that secures a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property and/or of interests in the related Mortgagor, as applicable, and shall, with respect to Specially Serviced Mortgage Loans that by their terms permit further encumbrance without mortgagee consent so long as certain conditions are satisfied, make all determinations as to whether such conditions have been satisfied, and shall process all documentation in connection therewith, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions or such conditions, as the case may be, would be in accordance with the Servicing
Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee, the Master Servicer, each Rating
Agency and, in the case of a Serviced Loan Combination, the related Serviced
Non-Trust Mortgage Loan Noteholder(s); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11 and/or Section
6.12, in each case if and as applicable. To the extent permitted by the applicable loan documents and applicable law, the Special Servicer may charge the related Mortgagor (and retain to the extent permitted under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c).

          As used in this Section 3.08, the term "encumbrance" shall include the matters contemplated by the parentheticals in the first sentence of this Section
3.08(c).

          (d) Notwithstanding anything to the contrary contained in this Section
3.08, but subject to the related loan documents and applicable law: (i) if (A)
the then unpaid principal balance of the subject Serviced Trust Mortgage Loan, together with any other Serviced Trust Mortgage Loans that are cross-collateralized therewith, is at least equal to the lesser of (1)
$35,000,000 and (2) 5% of the then aggregate principal balance of the Mortgage
Pool or (B) the subject Serviced Trust Mortgage Loan is then one of the ten (10)
largest Trust Mortgage Loans in the Mortgage Pool, then neither the Master
Servicer nor the Special Servicer, as applicable, shall waive any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor, and (ii) if (W) the then unpaid principal balance of the subject Serviced Trust Mortgage Loan, together with any other Serviced Trust Mortgage Loans that are cross-collateralized therewith, is at least equal to the lesser of (1) $20,000,000 and (2) 2% of the then aggregate principal balance of the Mortgage Pool or (X) the subject
Serviced Trust Mortgage Loan is then one of the ten (10) largest Trust Mortgage
Loans in the Mortgage Pool or (Y) the aggregate loan-to-value ratio of the subject Serviced Trust Mortgage Loan (together with any additional loans that would further encumber the related Mortgaged Property and/or interests in the related Mortgagor) would be equal to or greater than 85% or (Z) the aggregate debt service coverage ratio of the related Mortgaged Property (taking into account any

                                      -189-

additional loans that would further encumber the related Mortgaged
Property and/or interests in the related Mortgagor) would be less than 1.20x, then neither the Special Servicer nor the Master Servicer shall waive any restrictions contained in the related Mortgage on further encumbrances of the related Mortgaged Property or of interests in the related Mortgagor, unless, in the case of either (i) or (ii) above, the Master Servicer or the Special
Servicer, as the case may be, shall have received prior written confirmation from S&P (and, if a Serviced Loan Combination is involved and includes a
Specially Designated Securitized Non-Trust Mortgage Loan, and if any related
Specially Designated Non-Trust Securities are rated by Moody's, from Moody's)
that such action would not result in an Adverse Rating Event with respect to any
Class of Certificates or any class of Specially Designated Non-Trust Mortgage
Loan Securities rated by such rating agency. Also notwithstanding anything to the contrary contained in this Section 3.08, but subject to the related loan documents and applicable law, if the subject Serviced Trust Mortgage Loan is then one of the ten largest Trust Mortgage Loans in the Mortgage Pool, then neither the Master Servicer nor the Special Servicer, as applicable, shall waive any restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property or on transfers of interests in the related Mortgagor, unless the Master Servicer or the Special Servicer, as the case may be, shall have obtained prior written confirmation from Fitch that such action would not result in an Adverse Rating Event with respect to any
Class of Certificates rated by such Rating Agency. Neither the Master Servicer nor the Special Servicer has the authority to perform any of the actions set forth above in this paragraph with respect to an Outside Serviced Trust Mortgage
Loan. In connection with any request for rating confirmation from a rating agency pursuant to this paragraph of Section 3.08(d), the Master Servicer or the
Special Servicer, as the case may be, shall deliver a Review Package to such rating agency. Further, subject to the terms of the related loan documents and applicable law, no waiver of a restriction contained in the related Mortgage on transfers of the related Mortgaged Property or interests in the related
Mortgagor or on further encumbrances thereof may be waived by the Master
Servicer or the Special Servicer, as applicable, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor. To the extent not collected from the related
Mortgagor (or from the Depositor or the related Unaffiliated Mortgage Loan
Seller pursuant to or as contemplated by Section 2.03), any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Servicing Advance.

          Notwithstanding the foregoing, with respect to any Outside Serviced
Trust Mortgage Loan, in the event that any action set forth in clause (i) or
(ii) of the first sentence of the preceding paragraph regarding such Trust
Mortgage Loan would require written confirmation from a Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of
Certificates rated by such Rating Agency in accordance with clause (i) or (ii)
of the first sentence of the preceding paragraph if such Trust Mortgage Loan were a Serviced Trust Mortgage Loan, then the Controlling Class Representative
(and, additionally, the Master Servicer and the Special Servicer, if applicable)
shall not consent to a waiver of any restrictions contained in the related
Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor or to a waiver of any restrictions contained in the related Mortgage on further encumbrances of the related Mortgaged
Property or of interests in the related Mortgagor, in each case to the extent it is permitted to do so under the related Outside Servicing Agreement and/or the related Co-Lender Agreement, unless it has obtained written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency. Upon being asked to consent to any action set forth in the preceding sentence (i) if the party initially in receipt of such request for consent is the Controlling
Class Representative, the Controlling Class Representative shall request from the Master Servicer, and the Master Servicer shall thereupon provide, a determination to the Controlling Class Representative as to, and (ii) if the
party initially in receipt of such request for consent is the Master Servicer, the Master Servicer shall forward such request to the Controlling Class
Representative together with a determination as to, and (iii) if the party initially in receipt of such request for consent is the Special Servicer, the
Special Servicer shall forward such request to the Master Servicer and the
Controlling Class Representative, and the Master Servicer shall thereupon provide a determination

                                      -190-

to the Controlling Class Representative as to, in the case of (i), (ii) and
(iii) above, whether such action would require written confirmation from each
Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency in accordance with clause (i) or clause (ii) of the first sentence of the preceding paragraph if such Trust Mortgage Loan were a Serviced Trust Mortgage Loan (and the
Controlling Class Representative shall be entitled to conclusively rely on such determination by the Master Servicer). Further, subject to the terms of the related loan documents and applicable law, the Controlling Class Representative shall not affirmatively consent to a waiver of any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor or to a waiver of any restrictions contained in the related Mortgage on further encumbrances of the related
Mortgaged Property or of interests in the related Mortgagor, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor (unless requiring payment of such costs by the Mortgagor is contrary to the explicit terms of the related loan documents). To the extent not payable by and collected from the related
Mortgagor, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer by withdrawing the amount of such charges from the
Pool Custodial Account.

          If and to the extent that any expenses paid by the Master Servicer in connection with the actions contemplated by this Section 3.08(d) would result in the failure of any one or more Holder(s) of Regular Interest Certificates to receive any amount of principal or interest at the related Pass-Through Rate to which such Holder(s) are entitled (in each case by the time any such amounts are due and payable to such Holder(s)), then such amounts shall be deemed to have been distributed to such Holder(s) from REMIC III, as of the time paid by the
Master Servicer, and then paid by such Holder(s) and not by any of the REMIC
Pools.

          (e) Notwithstanding anything herein to the contrary, the Master
Servicer shall approve and close, without the consent of the Special Servicer, all initial syndications of tenant-in-common interests, provided such syndications are specifically permitted by and in accordance with the related loan documents for any Serviced Mortgage Loan that is not a Specially Serviced
Mortgage Loan. Upon completion of any such initial transfer, the Master Servicer shall promptly provide notice by electronic mail thereof to the Special Servicer and the Controlling Class Representative, which notice shall also (i) advise the
Special Servicer and the Controlling Class Representative as to the total number of transfers with respect to such Serviced Mortgage Loan that the Master
Servicer has approved and closed as of such date and the expiration date (if any) by which such transfer(s) must occur pursuant to the related loan documents, and (ii) advise the Special Servicer and the Controlling Class
Representative of when, with respect to any such Serviced Mortgage Loan, such tenant-in-common syndication is complete. Any request for a modification to or extension of the final initial syndication date respecting any such tenant-in-common transfers or increase in the permitted number of tenant-in-common interests under the initial syndication shall be processed and approved solely by the Special Servicer, which shall promptly notify the
Controlling Class Representative of any such modification or extension.

                                      -191-

          SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
Appraisals; Appraisal Reduction Calculation.

          (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c),
3.09(d), 6.11 and 6.12, exercise reasonable efforts, consistent with the
Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the
Special Servicer shall, with respect to any Serviced Mortgage Loan that constitutes an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such
ARD Mortgage Loan is, in the good faith and reasonable judgment of the Special
Servicer, necessary, appropriate and consistent with the Servicing Standard or
(ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with
Section 3.20 and, in the good faith and reasonable judgment of the Special
Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. Subject to Section 3.11(h), the Special Servicer shall request that the Master Servicer advance all costs and expenses incurred by it in any such proceedings, and the
Master Servicer shall be entitled to reimbursement therefor as provided in
Section 3.05(a) or Section 3.05A, as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special
Servicer, on behalf of the Certificateholders and, in the case of a Mortgaged
Property that secures a Serviced Loan Combination, on behalf of the affected
Serviced Non-Trust Mortgage Loan Noteholder(s), to make a bid on any Mortgaged
Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in
Section 3.18 and the results of any appraisal obtained as provided below in this
Section 3.09, all such bids to be made in a manner consistent with the Servicing
Standard.

          If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any
Mortgaged Property securing a Specially Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the
Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the
Special Servicer regarding such appraisal.

          If any Serviced Mortgage Loan or Serviced Loan Combination becomes a
Required Appraisal Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a Required Appraisal within 60 days (or, in the case of a
Serviced Loan Combination, such shorter time period (if any) as may be required under the related Co-Lender Agreement) of such occurrence (unless a Required
Appraisal was obtained or conducted, as applicable, with respect to such
Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that

                                      -192-

no material change has subsequently occurred with respect to the related
Mortgaged Property that would draw into question the applicability of such
Required Appraisal) and (ii) obtain or conduct, as applicable, an update of the most recent Required Appraisal approximately 12 months following the most recent
Required Appraisal or subsequent update thereof for so long as such Serviced
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or such
Serviced Loan Combination, as the case may be, remains a Required Appraisal
Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee, the Master Servicer and, in the
case of a Mortgaged Property that secures a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), in each such case, promptly following the Special Servicer's receipt of the subject appraisal, and, upon request, to the Controlling Class Representative. Based on each such Required
Appraisal and updated Required Appraisal, the Special Servicer shall (monthly, on each related Determination Date, until the subject Required Appraisal Loan ceases to be such) calculate and notify the Trustee, the Master Servicer, the
Controlling Class Representative, and, in the case of any Mortgaged Property that secures a Serviced Loan Combination, the related Serviced Non-Trust
Mortgage Loan Noteholder(s), of any resulting Appraisal Reduction Amount in respect of the subject Required Appraisal Loan. Such calculations by the Special
Servicer shall be subject to review and confirmation by the Master Servicer, provided that the Master Servicer may rely on any information provided by the
Special Servicer. The Master Servicer shall, at the direction of the Special
Servicer, advance the cost of each such Required Appraisal and updated Required
Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the related Custodial
Account pursuant to Section 3.05(a) or Section 3.05A, as applicable. At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal
Loan, the related Serviced Loan Combination Controlling Party (in the case of a
Serviced Loan Combination or related REO Property) or the Controlling Class
Representative (in all other cases involving a Serviced Mortgage Loan or an
Administered REO Property), as applicable, may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an
appraisal that is reasonably satisfactory to the Special Servicer and satisfies the requirements of a "Required Appraisal", and upon the written request of the related Serviced Loan Combination Controlling Party or the Controlling Class
Representative, as applicable, the Special Servicer shall recalculate the
Appraisal Reduction Amount in respect of the subject Required Appraisal Loan based on such appraisal delivered by such party and shall notify the Trustee, the Master Servicer, the Controlling Class Representative and, in the case of a
Serviced Loan Combination, the related Serviced Loan Combination Controlling
Party, of such recalculated Appraisal Reduction Amount.

          (b) Notwithstanding any other provision of this Agreement, no
Mortgaged Property shall be acquired by the Special Servicer on behalf of the
Certificateholders (and, in the case of a Mortgaged Property that secures a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer
(exercised in accordance with the Servicing Standard), (i) cause such Mortgaged
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by a REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury regulations section
1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the
Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and,

                                      -193-

in the case of a Mortgaged Property that secures a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) from potential liability.

          In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the
     Servicing Standard), incident to real property (within the meaning of
     Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
     Counsel (the cost of which shall be covered by, and be reimbursable as, a
     Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any
     REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the
Trustee (and, in the case of a Mortgaged Property that secures a Serviced Loan
Combination, on behalf of the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any
Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, on behalf of the related Serviced Non-Trust
Mortgage Loan Noteholder(s)), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with Section 6.11 and/or Section 6.12, in each case if and as applicable, and the Special Servicer has previously determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, to the related Serviced Non-Trust Mortgage Loan Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master
Servicer and, in the case of a Mortgaged Property that secures a Serviced Loan
Combination, on behalf of the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance
     Policy) maximize the recovery on the related Serviced Mortgage Loan to the
     Certificateholders (or, if a Serviced Loan Combination is involved, to the
     Certificateholders and the related Serviced Non-Trust Mortgage Loan
     Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, if a Serviced Loan Combination is involved, to the Certificateholders and the related Serviced Non-Trust Mortgage Loan
     Noteholder(s)), as a collective whole, to be performed at the related
     Mortgage Rate(s)) to acquire title to or

                                      -194-

     possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the
     Mortgaged Property relating to the use, management or disposal of Hazardous
     Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Mortgage Loan to the Certificateholders (or, if a Serviced
     Loan Combination is involved, to the Certificateholders and the related
     Serviced Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, if a Serviced Loan
     Combination is involved, to the Certificateholders and the related Serviced
     Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, to be performed at the related Mortgage Rate(s)) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

          The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such
Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing
Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05(a) or
Section 3.05A, as applicable (or, in the case of a Mortgaged Property that secures a Serviced Loan Combination, to the extent the funds in the applicable
Loan Combination Custodial Account are insufficient, shall be advanced by the
Master Servicer, subject to Section 3.11(h).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged
Property securing a defaulted Serviced Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a
Serviced Loan Combination is involved, the related Serviced Non-Trust Mortgage
Loan Noteholder(s)), subject to Section 6.11 and/or Section 6.12, in each case if and as applicable, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall report to the Master Servicer, the
Underwriters, the Trustee and, if a Serviced Loan Combination is involved, the related Serviced Non-Trust Mortgage Loan Noteholder(s), monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Specially Serviced Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set

                                      -195-

forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged
Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced
Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the affected Serviced Mortgage Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

          (g) The Master Servicer shall, with the reasonable cooperation of the
Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Serviced Mortgage Loan required by Section 6050H of the Code and the reports of foreclosures and abandonments of any Mortgaged Property (other than any Mortgaged Property that secures an Outside Serviced Trust Mortgage Loan) and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged
Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by
Sections 6050H, 6050J and 6050P of the Code.

          (h) As soon as the Special Servicer makes a Final Recovery
Determination with respect to any Specially Serviced Mortgage Loan or
Administered REO Property, it shall promptly notify the Trustee, the Master
Servicer and, if a Serviced Loan Combination is involved, the related Serviced
Non-Trust Mortgage Loan Noteholder(s). The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery
Determination (if any) and the basis thereof. Each such Final Recovery
Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if a Serviced Loan Combination is
involved, the related Serviced Non-Trust Mortgage Loan Noteholder(s), no later than the seventh Business Day following such Final Recovery Determination.

          SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
Files.

          (a) Upon the payment in full of any Serviced Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the
Master Servicer or the Special Servicer shall promptly notify the Trustee and any related Custodian (and, in the case of a Serviced Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder) by a certification
(which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Custodial Account pursuant to Section 3.04(a) or
Section 3.04A(a), as applicable, have been or will be so deposited) of a
Servicing Officer (a copy of which certification shall be delivered to the
Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Serviced Non-Trust Mortgage Loan, the original of the
Mortgage Note for such Serviced Non-Trust Mortgage Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related
Custodian to release, the related Mortgage File (and, in the case of a Serviced
Non-Trust Mortgage Loan, the Trustee shall cause the related Serviced Non-Trust
Mortgage Loan Noteholder to release the

                                      -196-

Mortgage Note for such Serviced Non-Trust Mortgage Loan) to the Master Servicer
or Special Servicer and shall deliver to the Master Servicer or Special
Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any Custodial
Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Mortgage Loan, the Master Servicer or the Special
Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Serviced Non-Trust Mortgage Loan), the
Trustee, upon request of the Master Servicer and receipt from the Master
Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of
Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of a
Serviced Non-Trust Mortgage Loan, the Trustee shall cause the related Serviced
Non-Trust Mortgage Loan Noteholder to release the original of the Mortgage Note for such Non-Trust Mortgage Loan) to the Master Servicer or the Special
Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) to the Trustee or related Custodian (and, if applicable, such original
Mortgage Note for such Serviced Non-Trust Mortgage Loan to the related Serviced
Non-Trust Mortgage Loan Noteholder), or the delivery to the Trustee (and, if applicable, to the related Serviced Non-Trust Mortgage Loan Noteholder) of a certificate of a Servicing Officer of the Special Servicer stating that such
Serviced Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to Section 3.04(a) or Section
3.04A(a), as applicable, have been or will be so deposited, or that the related
Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the
Special Servicer, as applicable. If the Master Servicer or the Special Servicer requires the original Mortgage Note or any other document that constitutes part of a Mortgage File for any Trust Mortgage Loan, then (unless such document is to be delivered to outside legal counsel) such documents shall be maintained in a manner consistent with the Servicing Standard.

          (c) Within seven (7) Business Days (or within such shorter period (but no less than three (3) Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s) of an exigency) of the Special Servicer's request therefor, the
Trustee shall execute and deliver to the Special Servicer (or the Special
Servicer may execute and deliver in the name of the Trustee (on behalf of the
Certificateholders and, in the case of a Mortgaged Property that secures a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) based on a limited power of attorney issued in favor of the
Special Servicer pursuant to Section 3.01(b)), in the form supplied to the
Trustee, with respect to any Serviced Mortgage Loan, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of the related Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the related Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the
Special Servicer or, if applicable, any Serviced Non-Trust Mortgage Loan
Noteholder. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, if applicable, any affected Serviced
Non-Trust Mortgage Loan Noteholder) a certificate of a Servicing Officer requesting that such pleadings or documents be executed

                                      -197-

by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Serviced Loan Combination, also on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (d) If from time to time, pursuant to the terms of the related
Co-Lender Agreement and the related Outside Servicing Agreement, and as appropriate for enforcing the terms of any Outside Serviced Trust Mortgage Loan, any related Outside Servicer or the appropriate Non-Trust Mortgage Loan
Noteholder requests delivery to it of the original Mortgage Note for such
Outside Serviced Trust Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original Mortgage Note for any
Outside Serviced Trust Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation (such as a custodial receipt) as is appropriate to evidence the holding by the related Outside Servicer or the appropriate Non-Trust Mortgage Loan Noteholder as custodian on behalf of and for the benefit of the Trustee.

          SECTION 3.11. Servicing Compensation; Payment of Expenses; Certain
Matters Regarding Servicing Advances.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Trust
Mortgage Loan, each REO Trust Mortgage Loan, each Serviced Non-Trust Mortgage
Loan and any successor REO Mortgage Loan with respect to a Serviced Non-Trust
Mortgage Loan. As to each such Mortgage Loan and REO Mortgage Loan, the Master
Servicing Fee shall: (i) accrue from time to time at the related Master
Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO
Mortgage Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a
Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Mortgage Loan or REO Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal
Prepayment or Liquidation Event in a month consisting of 30 days). The Master
Servicing Fee with respect to any such Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Mortgage Loan and REO Revenues allocable as interest on each such REO Mortgage Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any such Mortgage
Loan or REO Mortgage Loan out of that portion of related Insurance Proceeds,
Condemnation Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a) or Section 3.05A, as applicable, and in the case of a Trust Mortgage Loan or an REO Trust Mortgage
Loan, out of such other amounts as may be permitted by Section 3.05(a). In no event shall any Master Servicing Fee earned with respect to any Serviced
Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto be payable out of any amounts allocable to any

                                      -198-

more senior Mortgage Loan or REO Mortgage Loan that is part of the related
Serviced Loan Combination. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

          (b) Additional master servicing compensation, in the form of the items set forth in clauses (i) through (iii) below in this paragraph, shall be retained by the Master Servicer or promptly paid to the Master Servicer by the
Special Servicer and such additional master servicing compensation is not required to be deposited in any Custodial Account: (i) Net Default Charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment
Premiums and Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Serviced Mortgage Loan (or, in the case of Net Default Charges, any Serviced Trust Mortgage Loan) and accrued during the time that such Serviced Mortgage Loan (or, in the case of Net Default Charges, such Serviced Trust Mortgage Loan) was a Performing Serviced Mortgage Loan (or,
in the case of Net Default Charges, a Performing Serviced Trust Mortgage Loan),
and any Net Default Charges Received by the Trust with respect to an Outside
Serviced Trust Mortgage Loan; (ii) (x) with respect to Section 3.20(c), 100%
(or, if the Special Servicer is processing the subject action, 0%), and (y) with respect to Section 3.08(c), 100% (or, if the consent of the Special Servicer is required with respect to the subject action, 50%) of each modification fee, extension fee or other similar fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver, amendment or encumbrance of the related Mortgaged Property agreed to by the Master Servicer pursuant to Section
3.20(c) or Section 3.08(c); (iii) 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Serviced Mortgage Loan as contemplated under Section 3.20; and (iv) with respect to any Performing Serviced Mortgage
Loan, 50% of any and all assumption fees, 100% of any and all assumption application fees (or, in the event that (x) the Master Servicer enters into an assumption or substitution agreement pursuant to Section 3.08(a) and the related loan documents do not provide for an assumption fee in connection therewith, or
(y) the proposed transfer or assumption under Section 3.08(a) is approved and/or processed but does not occur or (z) the proposed transfer or assumption under
Section 3.08(a) is not approved or is denied and does not occur and, additionally, in the case of (x), (y) and (z), assumption application fees are paid by the Mortgagor in connection therewith, then 50% of such assumption application fees) and other applicable fees actually paid by a Mortgagor in accordance with the related loan documents with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the
Trust (or, in the case of a Serviced Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section
3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a
Mortgagor pursuant to Section 3.08(a). The Master Servicer shall also be entitled to additional master servicing compensation in the form of (i)
Prepayment Interest Excesses Received by the Trust with respect to the Trust
Mortgage Loans; (ii) interest or other income earned on deposits in the
Custodial Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each related Investment Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance
Deposit Account maintained thereby (but only to the extent of the Net Investment
Earnings, if any, with respect to each such account for each related Investment
Period).

          The parties hereto acknowledge that, with regard to each Outside
Serviced Trust Mortgage Loan, as and to the extent provided in the related
Outside Servicing Agreement and/or the

                                      -199-

related Co-Lender Agreement, as applicable, amounts in the nature of the foregoing may be payable to one of the related Outside Servicers, and there can be no assurance that any related Prepayment Interest Excesses and/or Default
Charges shall be Received by the Trust with respect to an Outside Serviced Trust
Mortgage Loan.

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an
Administered REO Property. With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO Property, the
Special Servicing Fee shall: (i) accrue from time to time at the Special
Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO
Mortgage Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a
Principal Prepayment in full or other Liquidation Event shall occur with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event, in a month consisting of 30 days and, in the case of any other partial period that does not run from one Due
Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of
30 days). The Special Servicing Fee with respect to any Specially Serviced
Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a
Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage
Loan. Earned but unpaid Special Servicing Fees in respect of Specially Serviced
Trust Mortgage Loans and, to the extent they relate to Administered REO
Properties, REO Trust Mortgage Loans shall be payable monthly out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, to the extent permitted by Section 3.05(a). In addition, earned but unpaid Special
Servicing Fees in respect of a Serviced Loan Combination consisting of Specially
Serviced Mortgage Loans or REO Mortgage Loans shall be payable out of collections on such Loan Combination on deposit in the applicable Loan
Combination Custodial Account, to the extent permitted pursuant to Section 3.05A and the related Co-Lender Agreement, and, with respect to any Serviced
Combination Trust Mortgage Loan that constitutes a Specially Serviced Mortgage
Loan or REO Mortgage Loan, out of collections on deposit in the Pool Custodial
Account, to the extent permitted pursuant to Section 3.05.

          As further compensation for its services hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan. As to each Corrected Mortgage Loan, subject to the second following paragraph, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than any Default Interest, Additional Interest and
Excess Defeasance Deposit Proceeds), Prepayment Premiums and/or Yield
Maintenance Charges received on the subject Serviced Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with a Permitted Purchase, or out of any Loss of Value Payments,
Insurance Proceeds or Condemnation Proceeds. The Workout Fee with respect to any
Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged
Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the particular Serviced Mortgage Loan again becomes a
Corrected Mortgage Loan. If the Special Servicer is terminated or removed (other than for cause) or resigns in accordance with the first sentence of the first paragraph of Section 6.04, it shall retain the right to receive any and all
Workout Fees (and the successor

                                      -200-

Special Servicer (including the Trustee if it is the successor Special Servicer as provided in the first paragraph of Section 7.02) shall not be entitled to any portion of such Workout Fees) that are payable in respect of:

               (i) each Mortgage Loan that became a Corrected Mortgage Loan during the period that the terminated, removed or resigning Special
     Servicer acted as Special Servicer and was still such at the time of such termination, removal or resignation; and

               (ii) each Mortgage Loan that would have been a "Corrected
     Mortgage Loan" at the time of such termination, removal or resignation but for the payment (in accordance with clause (w) of the definition of
     "Specially Serviced Mortgage Loan") by the related Mortgagor of the three consecutive full and timely Monthly Payments under the terms of such
     Serviced Mortgage Loan (as such terms may have been changed or modified in connection with a bankruptcy or similar proceeding involving the related
     Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20), but only if such three consecutive full and timely Monthly Payments are in fact made within three months of such termination, removal or resignation;

in each case until the Workout Fee for any such Serviced Mortgage Loan ceases to be payable in accordance with the preceding sentence.

          As further compensation for its activities hereunder, the Special
Servicer shall also be entitled to receive the Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which it receives a full, partial or discounted payoff and, subject to the provisos to the next sentence, each
Specially Serviced Mortgage Loan and Administered REO Property as to which it receives Net Liquidation Proceeds. As to each such Specially Serviced Mortgage
Loan or Administered REO Property, subject to the following paragraph, the
Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or such
Net Liquidation Proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest and/or Additional Interest); provided that no
Liquidation Fee shall be payable (i) with respect to any Specially Serviced
Mortgage Loan that becomes a Corrected Mortgage Loan or (ii) from, or based upon the receipt of, Liquidation Proceeds collected in connection with the acquisition of any Specially Serviced Mortgage Loan or REO Property by all the
Certificateholders (acting together) in exchange for all the Certificates pursuant to Section 9.01 or the purchase of any Specially Serviced Trust
Mortgage Loan by a Purchase Option Holder pursuant to Section 3.18 (provided, however, that a Liquidation Fee will be paid in connection with the purchase of a Specially Serviced Trust Mortgage Loan at its FV Price as determined in
Section 3.18, if such purchase is by an assignee of either a Holder of a
Certificate of the Controlling Class or the Special Servicer, such assignee is not an Affiliate of a Holder of a Certificate of the Controlling Class or the
Special Servicer, such assignment is for no material consideration, and such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the FV Price of the related
Mortgage Loan), by the Special Servicer, a Controlling Class Certificateholder,
the Master Servicer, the Depositor or Lehman Brothers pursuant to Section 9.01, by a Non-Trust Mortgage Loan Noteholder or its designee pursuant to the related
Co-Lender Agreement (unless such purchase occurs after the expiration of 60 days from the date such Non-Trust Mortgage Loan Noteholder's right to purchase such
Specially Serviced Trust Mortgage Loan arose under such Co-Lender Agreement and such Liquidation Fee is

                                      -201-

actually paid), by the Depositor pursuant to Section 2.03 or by or on behalf of an Unaffiliated Mortgage Loan Seller pursuant to the applicable Mortgage Loan
Purchase Agreement in connection with a Material Document Defect or a Material
Breach (in either such case, prior to the expiration of the Seller/Depositor
Resolution Period), by the Depositor pursuant to Section 2.03 or by or on behalf of an Unaffiliated Mortgage Loan Seller pursuant to the applicable Mortgage Loan
Purchase Agreement in connection with the defeasance of an Early Defeasance
Trust Mortgage Loan prior to the second anniversary of the Closing Date, or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Mortgage Loan default as set forth in the related intercreditor agreement (unless a Liquidation Fee is specifically required to be paid in connection with such purchase and is actually paid pursuant to the subject intercreditor agreement; provided that, if the subject intercreditor agreement provides that a Liquidation Fee is payable if and to the extent such fee is payable under this Agreement (or words of similar import), then such
Liquidation Fee shall be payable hereunder if such purchase occurs after the expiration of 60 days from the date the right to purchase arises under such mezzanine intercreditor agreement and if such fee is actually paid; and
provided, further, that, if the Master Servicer or Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a Mortgagor under a Trust Mortgage Loan of mezzanine financing in accordance with the related loan documents and enters into an intercreditor agreement, such servicer (to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing
Standard) shall require the related mezzanine lender to pay a Liquidation Fee in connection with any purchase right that arises upon a Mortgage Loan default in the event such purchase occurs after the expiration of 60 days from the date the right to purchase arises under such mezzanine intercreditor agreement) or (iii)
from, or based upon the receipt or application of, Loss of Value Payments; and
provided, further, that, in connection with any purchase by the Depositor pursuant to Section 2.03 or by or on behalf of an Unaffiliated Mortgage Loan
Seller pursuant to the applicable Mortgage Loan Purchase Agreement in connection with a Material Document Defect or a Material Breach (in either case, subsequent to the expiration of the Seller/Depositor Resolution Period), the Liquidation
Fee shall equal 1% of the Stated Principal Balance of the repurchased Trust
Mortgage Loan (or, if an REO Property is being repurchased, 1% of the Stated
Principal Balance of the related REO Trust Mortgage Loan).

          Notwithstanding the foregoing, any Workout Fee and/or Liquidation Fee payable in accordance with the two preceding paragraphs with respect to Mortgage
Loans or REO Mortgage Loans that comprise a Serviced Loan Combination shall be paid from collections received on such Loan Combination on deposit in the applicable Loan Combination Custodial Account, to the extent permitted pursuant to Section 3.05A and the related Co-Lender Agreement; provided that in no event shall any Special Servicing Fee, Workout Fee or Liquidation Fee earned with respect to any Serviced Subordinate Non-Trust Mortgage Loan or any successor REO
Mortgage Loan with respect thereto be payable out of any amounts allocable to any more senior Mortgage Loan or REO Mortgage Loan that is part of the related
Serviced Loan Combination.

          Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds with respect to such Mortgage Loan.

          Notwithstanding anything to the contrary herein, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation
Fees with respect to any Mortgage Loan or

                                      -202-

REO Mortgage Loan or comparable deemed mortgage loan comprising an Outside
Serviced Loan Combination.

          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

          (d) Additional special servicing compensation in the form of the items set forth below in clauses (i) through (v) below shall be retained by the
Special Servicer or promptly paid to the Special Servicer by the Master
Servicer, as the case may be, and shall not be required to be deposited in any
Custodial Account pursuant to Section 3.04(a) or Section 3.04A(a): (i) Net
Default Charges actually collected with respect to any Serviced Trust Mortgage
Loan or any successor REO Trust Mortgage Loan with respect thereto that accrued while the subject loan was a Specially Serviced Trust Mortgage Loan or an REO
Trust Mortgage Loan; (ii) with respect to any Specially Serviced Mortgage Loan,
100% of any and all assumption fees, assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a
Serviced Loan Combination, on behalf of the Trust and the related Serviced
Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(b) or paid by a
Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to
Section 3.08(b); (iii) with respect to any Performing Serviced Mortgage Loan,
50% of any and all assumption fees actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Serviced Loan Combination, on behalf of the Trust and the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a); (iv) with respect to any Performing Serviced
Mortgage Loan, in the event that (x) the Master Servicer enters into an assumption or substitution agreement pursuant to Section 3.08(a) and the related loan documents do not provide for an assumption fee in connection therewith, (y)
the proposed transfer or assumption is approved and/or processed but does not occur or (z) the proposed transfer or assumption under Section 3.08(a) is not approved or is denied and does not occur and, additionally, in the case of (x),
(y) and (z), assumption application fees are paid by the Mortgagor in connection therewith, then 50% of such assumption application fees; (v) with respect to any
Performing Serviced Mortgage Loan (x) with respect to Section 3.20(c), 100% (if the Special Servicer is processing the subject action), and (y) with respect to
Section 3.08(c), 50% (if the consent of the Special Servicer is required with respect to the subject action), of each modification fee, extension fee or other similar fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver, amendment or encumbrance of the related Mortgaged
Property agreed to by the Master Servicer pursuant to Section 3.20(c) or Section
3.08(c); and (vi) any and all other modification fees, consent fees, extension fees and similar fees actually collected on the Serviced Mortgage Loans that are not otherwise payable to the Master Servicer as additional master servicing compensation pursuant to Section 3.11(b). The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment
Earnings, if any, with respect to such account for each related Investment
Period) and a $1,500 fee for calculating the FV Price of any Outside Serviced
Trust Mortgage Loan.

          (e) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including

                                      -203-

payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy or the standby fee or similar premium for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial Accounts or, in the case of the Special
Servicer, any of the REO Accounts, and neither the Master Servicer nor the
Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

          (f) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or
Special Servicer, as the case may be, give written notice of such failure to, as applicable, the Master Servicer or the Special Servicer. If such Servicing
Advance is not made by the Master Servicer or the Special Servicer, as applicable, within three (3) Business Days after such notice is given to the
Master Servicer or the Special Servicer, as the case may be, then (subject to
Section 3.11(h)) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Agreement, then (subject to Section 3.11(h)) the Fiscal Agent, if any, shall make such
Servicing Advance within one (1) Business Day of such failure by the Trustee and, if so made, the Trustee shall be deemed not to be in default under this
Agreement.

          (g) The Master Servicer, the Special Servicer, the Trustee and any
Fiscal Agent shall each be entitled to receive interest at the Reimbursement
Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such
Servicing Advance is outstanding, such interest to be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such
Servicing Advance relates (provided that such Default Charges will only be applied to pay interest accrued on such Servicing Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Trust Mortgage Loans and REO Trust Mortgage Loans on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to a Serviced Loan Combination or any related Mortgaged Property, then such interest shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account in accordance with Section 3.05A and the related Co-Lender Agreement. The Master Servicer shall reimburse itself, the
Special Servicer, the Trustee or any Fiscal Agent, as appropriate, in accordance with Section 3.03, Section 3.05(a) or Section 3.05A, as applicable, for any
Servicing Advance as soon as practicable after funds available for such purpose are deposited in the applicable Custodial Account. Notwithstanding the foregoing, upon a determination that a previously made Servicing Advance is a
Nonrecoverable Servicing Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, any of the Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such
Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months or such longer period of time as is approved in writing by the Controlling Class
Representative) and the unreimbursed portion of such Servicing Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such
Nonrecoverable Servicing

                                      -204-

Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the
Servicing Standard by the Master Servicer, or a breach of any fiduciary duty owed to the Certificateholders by the Trustee or a Fiscal Agent, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

          (h) Notwithstanding anything herein to the contrary, none of the
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by the Master
Servicer or the Special Servicer that it has made (or, in the case of the
Special Servicer, that the Master Servicer, the Trustee or a Fiscal Agent has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's
Certificate delivered promptly to the Trustee and the Depositor (and, in the case of a Servicing Advance with respect to a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged
Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section
3.18 and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute within the 12 months preceding such determination of nonrecoverability), and further accompanied by related
Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in the Master
Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special
Servicer may have obtained and that support such determination. If the Master
Servicer intends to obtain an appraisal in connection with the foregoing, the
Master Servicer shall so notify the Special Servicer and consult with the
Special Servicer regarding such appraisal. In determining whether any Servicing
Advance constitutes a Nonrecoverable Servicing Advance, the Master Servicer and
the Special Servicer shall each be entitled to consider (among other things) the obligations of the related Mortgagor under the terms of the related Mortgage
Loan (as such terms may have been modified), to consider (among other things)
the related Mortgaged Property in its "as is" or then current condition and with its then current occupancies, all as modified by such party's reasonable assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to the related Mortgaged
Property, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, the Master Servicer or the Special Servicer may update or change its recoverability determination at any time with respect to any Servicing Advance, and the Master Servicer may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for purposes of determining whether a Servicing Advance is a Nonrecoverable Servicing Advance. The Trustee and any Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer (and the Trustee, any Fiscal Agent and the Master Servicer shall rely on any determination by the Special Servicer) that a Servicing Advance, if made, would be a Nonrecoverable Servicing Advance; provided, however, that if the Master
Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special
Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable
Advance, the Trustee or any Fiscal Agent, as applicable, shall make such
Servicing Advance within the time periods required by Section 3.11(f) unless the
Trustee or such Fiscal Agent, in good faith, makes a determination that such
Servicing Advance would be a Nonrecoverable Advance.

                                      -205-

          (i) Notwithstanding anything set forth herein to the contrary, the
Master Servicer shall (at the direction of the Special Servicer if a Specially
Serviced Mortgage Loan or an Administered REO Property is involved) pay directly out of the Pool Custodial Account and/or (if a Serviced Loan Combination is
involved) the related Loan Combination Custodial Account, in accordance with
Section 3.05(a) or Section 3.05A, as applicable, any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a
Nonrecoverable Servicing Advance; provided that the Master Servicer (or the
Special Servicer, if a Specially Serviced Mortgage Loan or an Administered REO
Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from a Loan Combination
Custodial Account, is in the best interests of the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder (as a collective whole), or, in the case of withdrawals from the Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the
Depositor, the Controlling Class Representative and any affected Serviced
Non-Trust Mortgage Loan Noteholder(s), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's
Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's
Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

          SECTION 3.12. Property Inspections; Collection of Financial
Statements; Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of the Mortgaged Property securing a Serviced Mortgage Loan as soon as practicable after such Serviced Mortgage Loan becomes a Specially
Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the
Administered REO Properties at least once per calendar year, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance. Beginning in 2008, the Master
Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a Performing Serviced Mortgage
Loan: (i) at least once every two calendar years in the case of Mortgaged
Properties securing Performing Serviced Mortgage Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of)
$2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided that, the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged
Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer in the preceding six (6) months. The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee, the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (if the subject Mortgaged Property secures a Serviced Loan
Combination) and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the
Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged
Property that the Master Servicer or the Special Servicer, as

                                     -206-

applicable, in its reasonable, good faith judgment, considers material, or (iii)
any waste committed on the Mortgaged Property. The Master Servicer and Special
Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters, the Controlling Class Representative and the Serviced
Non-Trust Noteholders, upon request, subject to payment of a reasonable fee.

          The Special Servicer, in the case of each Specially Serviced Mortgage
Loan and each REO Mortgage Loan that relates to an Administered REO Property, and the Master Servicer, in the case of each Performing Serviced Mortgage Loan, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The
Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master
Servicer. The Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it (including pursuant to the preceding sentence) to the Trustee, the Special Servicer, any related Serviced
Non-Trust Mortgage Loan Noteholder(s) (if the subject Mortgaged Property secures a Serviced Loan Combination) or any Controlling Class Certificateholder, in each case upon request.

          Within 30 days after receipt by the Master Servicer or Special
Servicer, as applicable, of any annual operating statements with respect to any
Mortgaged Property (other than a Mortgaged Property that secures an Outside
Serviced Loan Combination) or Administered REO Property, the Master Servicer
(with respect to a Mortgaged Property that secures a Performing Serviced
Mortgage Loan) and the Special Servicer (with respect to a Mortgaged Property that secures a Specially Serviced Mortgage Loan or with respect to an
Administered REO Property) shall prepare or update and forward to the Trustee a
CMSA NOI Adjustment Worksheet for such Mortgaged Property or Administered REO
Property (with, upon request, the annual operating statements attached thereto as an exhibit).

          The Master Servicer, with respect to a Mortgaged Property that secures a Performing Serviced Mortgage Loan, and the Special Servicer, with respect to a
Mortgaged Property that secures a Specially Serviced Mortgage Loan or with respect to an Administered REO Property, shall prepare and maintain one CMSA
Operating Statement Analysis Report for each such Mortgaged Property and
Administered REO Property. The CMSA Operating Statement Analysis Report for each such Mortgaged Property and REO Property is to be updated by the Master Servicer or Special Servicer, as applicable, within 30 days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may
be. The Master Servicer or Special Servicer, as applicable, shall use the
"Normalized" column from the CMSA NOI Adjustment Worksheet for any Mortgaged
Property or REO Property, as the case may be, to update and normalize the corresponding annual year-end information in the CMSA Operating Statement
Analysis Report and shall use any annual operating statements and related data fields received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property.
Copies of CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment
Worksheets (as well as any comparable items received with respect to an Outside
Serviced Trust Mortgage Loan or any related REO Property) are to be forwarded by the Master Servicer or the Special Servicer, as applicable, to each other, the
Trustee and any Controlling Class Certificateholder, in each case upon request.

          (b) Not later than 12:00 p.m. (New York City time) on the Business Day after each Trust Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the
Specially Serviced Trust Mortgage Loans and any

                                     -207-

Administered REO Properties and, to the extent that the subject information relates to when they were Specially Serviced Trust Mortgage Loans, with respect to any Corrected Trust Mortgage Loans, providing the required information as of the related Determination Date: (A) a CMSA Special Servicer Loan File, (B) a
CMSA Servicer Appraisal Reduction Template, and (C) a CMSA Servicer Realized
Loss Template.

          (c) Not later than 2:00 p.m. (New York City time) on the second
Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee and, upon request, to the Depositor, the Underwriters and the
Special Servicer, by electronic transmission (or in such other form to which the
Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Trust Mortgage Loans and any REO Trust Mortgage
Loans as of the related Determination Date (or, in the case of an Outside
Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as of the end of the related Underlying Collection Period). In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 3.12(c), insofar as such information is solely within the control of the Special Servicer, the Master Servicer (if other than the
Special Servicer or an Affiliate thereof) shall have no obligation to provide such information until it has received such information from the Special
Servicer, shall not be in default hereunder due to a delay in providing the CMSA
Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The Master Servicer may conclusively rely on any information provided by the respective Mortgage Loan Sellers or any Mortgagor with respect to the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA
Property File and CMSA Financial File.

          Not later than 4:00 p.m. (New York City time) on the first Business
Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Rating Agencies, the Special Servicer and,
upon request, any Controlling Class Certificateholder: (i) the most recent CMSA
Special Servicer Loan File, CMSA Appraisal Reduction Template and CMSA Servicer
Realized Loss Template received from the Special Servicer pursuant to Section
3.12(b); (ii) a CMSA Property File, CMSA Financial File, CMSA Loan Setup File
(if modified), CMSA Loan Level Reserve/LOC Report, CMSA Delinquent Loan Status
Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report,
CMSA REO Status Report, CMSA Comparative Financial Status Report, Loan Payoff
Notification Report, CMSA Servicer Watch List and CMSA Total Loan Report (in
each case, if applicable, combining the reports prepared by the Special Servicer and the Master Servicer) with information that is current as of the related
Determination Date with respect to each subject Trust Mortgage Loan and/or REO
Property; and (iii) a CMSA Advance Recovery Report providing the required information for the Trust Mortgage Loans and any REO Trust Mortgage Loans as of
the related Determination Date (or, in the case of an Outside Serviced Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as of the end of the related Underlying Collection Period).

          The Master Servicer shall incorporate in the foregoing reports referred to above in this Section 3.12(c) any information and reports received
(by the date in the month of such Distribution Date that such information and reports are scheduled to be received in accordance with the related Outside
Servicing Agreement) from the applicable Outside Servicer with respect to each
Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto. The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date

                                     -208-

regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

          (d) If the Master Servicer or the Special Servicer determines, in its reasonable judgment, that information regarding the Trust Mortgage Loans and REO
Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then the Master Servicer or, solely as to Specially
Serviced Mortgage Loans and Administered REO Properties, the Special Servicer,
shall so notify the Trustee, set forth such information in an additional report, in a format reasonably acceptable to the Trustee and the Master Servicer and, if applicable, the Special Servicer (the "Supplemental Report"), and deliver such report to the Trustee upon preparation thereof or simultaneously with the delivery of the Master Servicer's reports described in Section 3.12(c).

          (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master
Servicer shall deliver to the Trustee, the Special Servicer and, upon request, any Controlling Class Certificateholder, the reports set forth in Section
3.12(c) in an electronic format reasonably acceptable to the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section
3.12(b) and, with respect to an Outside Serviced Trust Mortgage Loan or an
Outside Administered REO Property, by a related Outside Servicer pursuant to the related Outside Servicing Agreement. The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(c) to the extent that the underlying information is solely within the control of the Master Servicer or the Special Servicer, and the
Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to
Section 3.12(c), if and to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) or by an
Outside Servicer pursuant to an Outside Servicing Agreement, or if and to the extent such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or by an Outside Servicer pursuant to an Outside
Servicing Agreement, then, so long as the Master Servicer and the party required to provide the subject reports are not the same Person or Affiliates, the Master
Servicer shall have no obligation to provide such information or reports to the
Trustee until it has received such information or reports from the Special
Servicer or the relevant Outside Servicer, as applicable, and the Master
Servicer is entitled to conclusively rely on such information provided by the
Special Servicer or relevant Outside Servicer, as applicable. The Master
Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(c) caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) of this Agreement, or by an Outside Servicer's failure to provide any report required to be provided to the holder of the related Outside Serviced Trust Mortgage Loan pursuant to the related Outside Servicing Agreement or the related Co-Lender Agreement, as applicable.

          (f) The preparation and maintenance by the Master Servicer and the
Special Servicer of all the reports specified in this Section 3.12, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.

                                     -209-

          SECTION 3.12A. Preparation and Delivery of Certain Statements and
Reports to the Serviced Non-Trust Mortgage Loan Noteholders.

          (a) The Master Servicer shall promptly deliver to each Serviced
Non-Trust Mortgage Loan Noteholder: (i) copies of operating statements and rent rolls; (ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement
Analysis Reports, in each case prepared, received or obtained by it pursuant to
Section 3.12 with respect to the Mortgaged Property securing the related
Serviced Loan Combination.

          (b) If the Mortgage Loans forming a Serviced Loan Combination constitute Specially Serviced Mortgage Loans, or if a Mortgaged Property
securing a Serviced Loan Combination has become an REO Property, then each calendar month, not later than 10:00 a.m. (New York City time) on the second
Business Day prior to the applicable Loan Combination Master Servicer Remittance
Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to such Serviced Loan Combination and/or the related Mortgaged Property:
(i) a CMSA Appraisal Reduction Template, (ii) a CMSA Servicer Realized Loss
Template and (iii) a CMSA Special Servicer Loan File.

          (c) Prior to 4:00 p.m. (or, in the case of a Serviced Non-Trust
Mortgage Loan that is part of a Non-Trust Mortgage Loan Securitization Trust,
2:00 p.m.) (New York City time) on each applicable Master Servicer Remittance
Date, the Master Servicer shall, with respect to each Serviced Loan Combination, prepare all Loan Combination Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special Servicer pursuant to
Section 3.12A(b). The Master Servicer shall also include on one of such reports updated information as of the applicable Loan Combination Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

          (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer
may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12A(b). In the case of information or reports to be furnished by the Master Servicer to a Serviced Non-Trust Mortgage
Loan Noteholder pursuant to Section 3.12A(f), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12A(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12A(b), so long as the Master
Servicer and the Special Servicer are not the same Person or Affiliates, the
Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12A(f) caused by the Special
Servicer's failure to timely provide any report required under Section 3.12A(b)
of this Agreement.

          (e) The preparation and maintenance by the Master Servicer and the
Special Servicer of all the reports specified in this Section 3.12A, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

          (f) Not later than 4:00 p.m. (or, in the case of a Serviced Non-Trust
Mortgage Loan that is part of a Non-Trust Mortgage Loan Securitization Trust,
2:00 p.m.) (New York City time) on

                                     -210-

each related Master Servicer Remittance Date, the Master Servicer shall forward to the related Non-Trust Mortgage Loan Noteholder(s) all related Loan
Combination Servicing Reports prepared with respect to each Serviced Loan
Combination, pursuant to this Section 3.12A, during the calendar month in which such Master Servicer Remittance Date occurs.

          (g) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.12A(f) to the extent it receives the necessary underlying information from the Special
Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information.
Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special
Servicer to disseminate information for such reason shall not be a breach hereunder.

          Absent manifest error of which it has actual knowledge, neither the
Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a Mortgage
Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the
Special Servicer, as applicable, pursuant to this Agreement. Neither the Master
Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage
Loan Seller, a third party or each other.

          (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this
Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (i) physically delivering a paper copy of such statement, report or information (ii) delivering such statement, report or information in a commonly used electronic format or (iii) making such statement, report or information available on such servicer's internet website and delivering notice to the intended recipient of such availability and the location of such website, unless this Agreement expressly specifies a particular method of delivery.

          SECTION 3.13. Annual Statement as to Compliance.

          Each of the Trustee, the Master Servicer and the Special Servicer
shall deliver (or, in the case of the Trustee, make available), and shall cause
(or, in the case of the Master Servicer with respect to a Sub-Servicer identified on Exhibit K hereto, shall use reasonable efforts to cause) each
Additional Item 1123 Servicer retained or engaged by it to deliver, to the
Trustee, the Depositor and each Serviced Non-Trust Mortgage Loan Noteholder, at no expense to the Trust, on or before April 30 of each year, beginning in 2008
(or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), a statement of compliance (the "Annual Statement of
Compliance") from the Trustee, the Master Servicer, the Special Servicer or such
Additional Item 1123 Servicer, as the case may be, signed by an authorized officer thereof, to the effect that (i) a review of the activities of the
Trustee, the Master Servicer, the Special Servicer or such Additional Item 1123
Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing Date to
December 31, 2007, inclusive) and, in particular, of its performance under this
Agreement (or, in the case of an Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement), has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Trustee, the Master Servicer, the Special

                                     -211-

Servicer or such Additional Item 1123 Servicer, as the case may be, has fulfilled all of its obligations under this Agreement (or, in the case of an
Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) in all material respects throughout such preceding calendar year or portion thereof (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof). Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor or any other party hereto is required to file an Annual Report on Form 10-K with the Commission in respect of the Trust covering any particular calendar year, or (if applicable) any other depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust is required to file an Annual Report on Form 10-K with the Commission in connection with the securitization of any Serviced
Non-Trust Mortgage Loan covering any particular calendar year and so notifies the Trustee, the Master Servicer and the Special Servicer, then the Annual
Statement of Compliance to be delivered during the following year by each of the
Trustee, the Master Servicer and the Special Servicer, and by each Additional
Item 1123 Servicer with which the Master Servicer or Special Servicer has entered into a servicing relationship with respect to any one or more Mortgage
Loans, shall be delivered (in Microsoft Word, Microsoft Excel or in such other mutually agreeable format) on or before March 15 of such following year to the
Trustee, the Depositor, each Serviced Non-Trust Mortgage Loan Noteholder and any such depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust, as applicable; and the Master
Servicer and the Special Servicer are hereby notified that the Depositor is required to file an Annual Report on Form 10-K with the Commission in respect of the Trust covering calendar year 2007.

          In the event that the Master Servicer, the Special Servicer or the
Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and shall cause (or, in the case of the Master Servicer with respect to a Sub-Servicer identified on Exhibit K hereto, shall use reasonable efforts to cause) any Additional Item 1123 Servicer retained or engaged by such party to provide, an annual statement of compliance pursuant to this Section 3.13 with respect to the period of time that the Master Servicer, the Special Servicer or the Trustee was subject to this Agreement. In addition, in the event that any Additional Item 1123 Servicer retained or engaged by the
Master Servicer, the Special Servicer or the Trustee is terminated or resigns pursuant to the terms of any applicable servicing agreement, such party shall cause (or, in the case of the Master Servicer with respect to a Sub-Servicer identified on Exhibit K hereto, shall use reasonable efforts to cause) the subject Additional Item 1123 Servicer retained or engaged by such party to provide an annual statement of compliance pursuant to this Section 3.13 with respect to the period of time that the Additional Item 1123 Servicer was subject to such other servicing agreement.

          In the event the Trustee or the Depositor does not receive the Annual
Statement of Compliance with respect to any party hereto or, if the Trustee has been notified of the existence thereof, any Additional Item 1123 Servicer contemplated to deliver such report pursuant to the preceding paragraph, by
March 15th of any year during which an Annual Report on Form 10-K is required to be filed with the Commission with respect to the Trust, then the Trustee shall, and the Depositor may, forward a Servicer Notice to such Person (or, in the case of an Additional Item 1123 Servicer known to the Trustee or the Depositor, as the case may be, to the party hereto that retained or engaged such Additional
Item 1123 Servicer), with a copy of such Servicer Notice to the Depositor (if the Trustee is sending the Servicer Notice) or the Trustee (if the Depositor is
sending the Servicer Notice), as applicable, within two (2) Business Days of such failure. Any party hereto that retains or engages, during an Exchange Act
Reporting Year, a Servicing Representative (other than a Sub-Servicer

                                     -212-

identified on Exhibit K hereto) that is, with respect to such Exchange Act
Reporting Year, an Additional Item 1123 Servicer shall so notify the Trustee
(unless such party is the Trustee) and the Depositor in writing promptly following such party's becoming aware that such Servicing Representative is or has become an Additional Item 1123 Servicer; and, further, if such Servicing
Representative does not deliver an Annual Statement of Compliance with respect to itself by March 15th of any year during which a Form 10-K is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall so notify the Trustee
(unless such party is the Trustee) and the Depositor in writing no later than the second Business Day following such March 15th.

          If any party hereunder is also acting as an Outside Servicer with respect to an Outside Serviced Trust Mortgage Loan or Outside Administered REO
Property during any portion of an Exchange Act Reporting Year in respect of the
Trust, then such party shall, in its capacity as such Outside Servicer, comply with the provisions of this Section 3.13 applicable to the Master Servicer (if the subject party is also acting as an Outside Master Servicer) or the Special
Servicer (if the subject party is also acting as an Outside Special Servicer), as applicable, but reflecting that such Outside Serviced Trust Mortgage Loan or such Outside Administered REO Property is being serviced and administered under the related Outside Servicing Agreement.

          SECTION 3.14. Reports on Assessment of Compliance with Servicing
Criteria; Registered Public Accounting Firm Attestation Reports.

          Each Servicing Function Participant shall itself deliver (or, in the case of the Trustee, make available), and each party hereto shall cause (or, in the case of the Master Servicer with respect to a Sub-Servicer identified on
Exhibit K hereto, shall use reasonable efforts to cause) any Sub-Servicing
Function Participant retained or engaged by it to deliver, on or before April 30 of each year, beginning in 2008 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), to the Trustee, to the
Depositor, to each Serviced Non-Trust Mortgage Loan Noteholder and, in the case of a Servicing Function Participant (other than the Master Servicer and the
Trustee) or a Sub-Servicing Function Participant, to the Master Servicer, at no
expense to the Trust, the following reports: (i) as required under Rules 13a-18 or 15d-18 of the Exchange Act and Item 1122 of Regulation AB, a report on an assessment of compliance by it with the Servicing Criteria (an "Annual
Assessment Report"), signed by an authorized officer of such Servicing Function
Participant or such Sub-Servicing Function Participant, as the case may be, which report shall contain (A) a statement by such Servicing Function
Participant or such Sub-Servicing Function Participant, as the case may be, of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such Servicing Function Participant or such Sub-Servicing Function Participant, as the case may be, used the Servicing
Criteria to assess compliance with the Relevant Servicing Criteria, (C) such
Servicing Function Participant's or such Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing
Criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the Relevant Servicing Criteria identified by such Servicing Function
Participant or such Sub-Servicing Function Participant, as the case may be, and
(D) a statement that a registered public accounting firm has issued an attestation report on such Servicing Function Participant's or such
Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing Criteria as of and for such period ending
December 31st of the preceding calendar year (it being further agreed that, if any such Servicing Function Participant's or such Sub-Servicing Function
Participant's, as the case may

                                     -213-

be, Annual Assessment Report or Annual Attestation Report (as defined below)
identifies any material instance of noncompliance with the Relevant Servicing
Criteria, such Servicing Function Participant or the party hereto that retained such Sub-Servicing Function Participant, as the case may be, shall contemporaneously deliver to the indicated recipients above a separate statement identifying such material instance of noncompliance, and if any such Servicing
Function Participant's or such Sub-Servicing Function Participant's Annual
Assessment Report or Annual Attestation Report has not been timely delivered to the Depositor and the Trustee for inclusion as an exhibit to the subject Annual
Report on Form 10-K to be filed with the Commission for the calendar year covered by such reports, such Servicing Function Participant or the party hereto that retained such Sub-Servicing Function Participant, as the case may be, shall
(no later than one (1) Business Day following the date on which such report was to be delivered) provide to the intended recipients above notice of such failure, together with an associated explanation as to why such report has not been delivered (in the case of the Master Servicer with respect to a
Sub-Servicer identified on Exhibit K hereto, to the extent such explanation can be obtained from such Sub-Servicer with reasonable efforts)); and (ii) as an exhibit to each report delivered by a Servicing Function Participant or a
Sub-Servicing Function Participant pursuant to the immediately preceding clause
(i), as required under Rules 13a-18 or 15d-18 of the Exchange Act and Item 1122
of Regulation AB, an attestation report from a registered public accounting firm
(made in accordance with the standards for attestation engagements issued or adopted by the PCAOB) (an "Annual Attestation Report") that attests to, and reports on, the assessment of compliance with Servicing Criteria made by the asserting party in such report delivered pursuant to the immediately preceding clause (i), together with (if required to be filed with the Commission under applicable law) the written consent of such registered public accounting firm authorizing the filing of such Annual Attestation Report with the Commission as part of any registration statement applicable to the registration of the
Registered Certificates and/or any Non-Trust Mortgage Loan Securities. Each
Annual Attestation Report must be available for general use and may not contain restricted use language. Promptly after receipt of each such report delivered pursuant to the second preceding sentence, the Depositor shall review such report and, if applicable, shall be entitled to consult with the appropriate party hereto as to the nature of any material instance of noncompliance with the
Relevant Servicing Criteria by such party or any Sub-Servicing Function
Participant that such party has retained or engaged. Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file an Annual Report on
Form 10-K with the Commission in respect of the Trust covering any particular calendar year, or (if applicable) any other depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust is required to file an Annual Report on Form 10-K with the Commission in connection with the securitization of any Serviced Non-Trust Mortgage Loan covering any particular calendar year and so notifies the Master Servicer and the Special Servicer, then the Annual Assessment Report and the Annual
Attestation Report to be delivered during the following year by or on behalf of each Servicing Function Participant, and by or on behalf of each Sub-Servicing
Function Participant retained or engaged by a party hereto, shall be delivered to the Depositor, the Trustee, each Serviced Non-Trust Mortgage Loan Noteholder and any such depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust, as applicable, on or before March 15 of such following year and shall not contain any restrictions on the filing thereof with the Commission; and the Master Servicer, the Special
Servicer, the Trustee and any Fiscal Agent are hereby notified that the
Depositor is required to file an Annual Report on Form 10-K (including the foregoing Annual Assessment Reports and Annual Attestation Reports) with the
Commission in respect of the Trust covering calendar year 2007.

                                     -214-

          In the event that the Master Servicer, the Special Servicer or the
Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and shall cause (or, in the case of the Master Servicer with respect to a Sub-Servicer identified on Exhibit K hereto, shall use reasonable efforts to cause) any Sub-Servicing Function Participant retained or engaged by it to provide, an Annual Assessment Report pursuant to this Section
3.14, coupled with an Annual Attestation Report (and any required accountants'
consent), pursuant to this section with respect to the period of time that the
Master Servicer, the Special Servicer or the Trustee, as the case may be, was subject to this Agreement. In addition, in the event that any Sub-Servicing
Function Participant retained or engaged by any party hereto is terminated or resigns pursuant to the terms of an applicable servicing or other agreement, such party hereto shall cause (or, in the case of the Master Servicer with respect to a Sub-Servicer identified on Exhibit K hereto, shall use reasonable efforts to cause) such Sub-Servicing Function Participant retained or engaged by it to provide an Annual Assessment Report pursuant to this Section 3.14, coupled with an Annual Attestation Report (and any required accountants' consent), pursuant to this Section with respect to the period of time that such
Sub-Servicing Function Participant was subject to such other servicing or other agreement.

          In the event the Trustee or the Depositor does not receive the Annual
Assessment Report and/or the Annual Attestation Report with respect to any
Servicing Function Participant, or with respect to any Sub-Servicing Function
Participant retained or engaged by a party hereto that is known to the Trustee or the Depositor, as the case may be, by March 15th of any year during which an
Annual Report on Form 10-K is required to be filed with the Commission with respect to the Trust, then the Trustee shall, and the Depositor may, forward a
Servicer Notice to such Servicing Function Participant or the party hereto that retained or engaged such Sub-Servicing Function Participant, as the case may be, with a copy of such Servicer Notice to the Depositor (if the Trustee is sending the Servicer Notice) or the Trustee (if the Depositor is sending the Servicer
Notice), as applicable, within two (2) Business Days of such failure. For the purposes of this Section 3.14, as well as Section 3.13 and Section 7.01(v)(B) of this Agreement, a "Servicer Notice" shall constitute either any writing forwarded to such party or, in the case of the Master Servicer and the Special
Servicer, notwithstanding the provisions of Section 11.05, e-mail notice or fax notice which, in the case of an email transmission, shall be forwarded to all of the following e-mail addresses for the applicable party: in the case of the
Master Servicer, lars.carlsten@wachovia.com, marilyn.addison@wachovia.com and
recmcres.compliance@wachovia.com, and in the case of the Special Servicer,
rwolpert@lnrproperty.com, jbenedit@lnrproperty.com and tnealon@lnrproperty.com, or such other e-mail addresses as are provided in writing by the Master Servicer or the Special Servicer, as applicable, to the Trustee and the Depositor;
provided that any party to this Agreement (or someone acting on their behalf)
shall only be required to forward any such notice to be delivered to the Master
Servicer to no more than three e-mail addresses in the aggregate in order to fulfill its notification requirement as set forth in the preceding sentence and/or under the provisions of Section 7.01(v)(B).

          Any party hereto that retains or engages, during an Exchange Act
Reporting Year, a Servicing Representative (other than a Sub-Servicer identified on Exhibit K hereto) that is, with respect to such Exchange Act Reporting Year, a Sub-Servicing Function Participant shall so notify the Trustee (unless such party is the Trustee) and the Depositor in writing promptly following such party's becoming aware that such Servicing Representative is or has become a
Sub-Servicing Function Participant; and, further, if such Servicing
Representative does not deliver or cause the delivery of an Annual Assessment
Report, an Annual Attestation Report (together with, if required to be filed with the Commission under applicable law, the consent of the applicable registered public accounting firm to file

                                      -215-

such corresponding Annual Attestation Report with the Commission) with respect to itself by March 15th of any year during which a Form 10-K is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall promptly so notify the
Trustee (unless such party is the Trustee) and the Depositor in writing no later than the second Business Day following such March 15th.

          The Master Servicer, the Special Servicer, the Trustee and any Fiscal
Agent, in each case, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust pursuant to the
Exchange Act, provided that the Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred by it in affording the
Depositor such cooperation.

          If any party hereunder is also acting as an Outside Servicer or
Outside Trustee with respect to an Outside Serviced Trust Mortgage Loan or
Outside Administered REO Property during any portion of an Exchange Act
Reporting Year in respect of the Trust, then such party shall, in its capacity as such Outside Servicer or Outside Trustee, as the case may be, comply with the provisions of this Section 3.14 applicable to the Master Servicer (if the subject party is also acting as an Outside Master Servicer) or the Special
Servicer (if the subject party is also acting as an Outside Special Servicer) or the Trustee (if the subject party is also acting as an Outside Trustee), as applicable, but reflecting that such Outside Serviced Trust Mortgage Loan or such Outside Administered REO Property is being serviced and administered under the related Outside Servicing Agreement.

          SECTION 3.15. Access to Certain Information.

          (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any
Certificateholder, any Serviced Non-Trust Mortgage Loan Noteholder and any
Certificate Owner (identified as such to the reasonable satisfaction of the
Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special
Servicer, as the case may be) or any Serviced Non-Trust Mortgage Loan
Noteholder, access to any records regarding the Serviced Mortgage Loans and the servicing thereof within its control (which access shall be limited, in the case of any Serviced Non-Trust Mortgage Loan Noteholder or any regulatory authority seeking such access in respect of a Serviced Non-Trust Mortgage Loan Noteholder, to records relating to the related Serviced Non-Trust Mortgage Loan), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the Serviced Non-Trust Mortgage
Loan Noteholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master
Servicer or the Special Servicer, as the case may be, designated by it.

          In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, a
Serviced Non-Trust Mortgage Loan Noteholder or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or a Serviced
Non-Trust Mortgage Loan Noteholder, the Master Servicer and the Special Servicer
each may

                                     -216-

require payment from such Certificateholder, a Certificate Owner or a Serviced
Non-Trust Mortgage Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing
Certificateholders and Certificate Owners access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

          Upon the reasonable request of any Certificateholder, or any
Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner)
copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of
Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

          (b) No less often than on a monthly basis, upon reasonable prior notice and during normal business hours, each of the Master Servicer and the
Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions (if and to the extent the Master Servicer or the
Special Servicer, as the case may be, is responsible (or, in the case of the
Special Servicer, would be responsible upon the occurrence of a Servicing
Transfer Event) for the servicing thereof) from the following parties: (i) the
Controlling Class Representative regarding the performance and servicing of the
Mortgage Loans and/or the REO Properties; and (ii) the related Serviced Loan
Combination Controlling Party regarding the performance and servicing of each
Serviced Loan Combination and/or any related REO Property. Except as provided in the following sentence, in connection with providing the Controlling Class
Representative with the information described in the preceding sentence, the
Master Servicer and the Special Servicer shall require (prior to providing such information for the first time to such Controlling Class Representative) a
Controlling Class Representative Confirmation (as defined in Section 6.09(b)), generally to the effect that such Person will keep any information received by it from time to time pursuant to this Agreement confidential (other than with respect to communications with the Controlling Class). In the case of the initial Controlling Class Representative, upon its or an Affiliate's acquisition of the Class T Certificates, such entity shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law, and such initial Controlling Class Representative shall be deemed to have made such agreement without delivery of the Controlling Class Representative Confirmation.

          SECTION 3.16. Title to REO Property; REO Accounts.

          (a) If title to any Mortgaged Property (other than a Mortgaged
Property that secures an Outside Serviced Loan Combination) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, on behalf of the related Serviced Non-Trust
Mortgage Loan

                                     -217-

Noteholder(s). If, pursuant to Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more Administered REO Properties pursuant to this
Agreement, then (subject to the interests of any affected Serviced Non-Trust
Mortgage Loan Noteholder), the deed or certificate of sale with respect to any such Administered REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable Administered REO Property, in accordance with the terms of this
Agreement as if such property was held directly in the name of the Trust or
Trustee under this Agreement.

          The Special Servicer, on behalf of the Trust Fund and, in the case of any Administered REO Property that relates to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), shall sell any
Administered REO Property by the end of the third calendar year following the calendar year in which the applicable REMIC Pool acquires ownership of such REO
Property for purposes of Section 860G(a)(8) of the Code, unless the Special
Servicer either (i) applies, more than 60 days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of
Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer,
to the effect that the holding by the applicable REMIC Pool of such Administered
REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section
860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special
Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject Administered REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be.
Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered by, and reimbursable as, a Servicing
Advance.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than a Mortgaged Property that secures a Loan Combination), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the Trustee in trust for the sole benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any REO Property that relates to a Loan Combination). If such REO
Acquisition occurs with respect to the Mortgaged Property that secures any
Serviced Loan Combination, then the Special Servicer shall establish one or more accounts solely with respect to such property (the related "Loan Combination REO
Account"), to be held for the sole benefit of the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s). The Pool REO Account and
each Loan Combination REO Account shall each be an Eligible Account. The Special
Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and
Liquidation Proceeds received in respect of any Administered REO Property. Funds in an REO Account (other than any such funds representing Additional Interest)

                                     -218-

may be invested in Permitted Investments in accordance with Section 3.06. The
Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with
Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any related
Investment Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to the related Serviced Non-Trust Mortgage Loan Noteholder(s) of the location of any Loan Combination REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On the Business
Day following each Trust Determination Date, the Special Servicer shall withdraw from any Pool REO Account and deposit into the Pool Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the
Master Servicer for deposit into the Pool Custodial Account) the aggregate of all amounts received in respect of each Administered REO Property (other than any Administered REO Property relating to a Serviced Loan Combination) during the Trust Collection Period ending on such Trust Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence and, further, net of any reserves to be maintained in the Pool REO Account in accordance with the last sentence of this Section 3.16(c). On the Business Day following each related Loan Combination Determination Date, the Special Servicer
shall withdraw from the Loan Combination REO Account related to any Serviced
Loan Combination and deposit into the Loan Combination Custodial Account that relates to such Serviced Loan Combination (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into such Loan Combination Custodial Account) the aggregate of all amounts received in respect of any Administered REO Property that relates to such Serviced Loan
Combination during the related Loan Combination Collection Period ending on such related Loan Combination Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence and, further, net of any reserves to be maintained in the related Loan Combination REO Account in accordance with the last sentence of this Section 3.16(c). Notwithstanding the foregoing, the Special Servicer may retain in the related REO Account such portion of proceeds and collections in respect of any Administered REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property
(including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following 12-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

          (e) Notwithstanding anything to the contrary, this Section 3.16 shall not apply to any Outside Administered REO Property.

                                     -219-

          SECTION 3.17. Management of REO Property.

          (a) Prior to the acquisition by it of title to a Mortgaged Property
(other than a Mortgaged Property that secures an Outside Serviced Loan
Combination), the Special Servicer shall review the operation of such Mortgaged
Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

               (i) None of the income from Directly Operating such Mortgaged
     Property would be subject to tax as "net income from foreclosure property"
     within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO
     Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special
     Servicer, it is commercially reasonable) acquire such Mortgaged Property as
     REO Property and so lease or operate such REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as
     REO Property without the Trust Fund incurring or possibly incurring an REO
     Tax on income from such property, the Special Servicer shall deliver to the
     Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special
     Servicer, the Tax Administrator shall advise the Special Servicer of the
     Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the
     Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO
     Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position.

          The Special Servicer's decision as to how each Administered REO
Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special
Servicer as to which means would be in the best interest of the
Certificateholders (and, in the case of any Administered REO Property related to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), as a collective whole, by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received with respect to such property without materially impairing the Special
Servicer's ability to promptly sell such property for a fair price. In connection with performing their respective duties under this Section 3.17(a), both the Special Servicer and the Tax Administrator may

                                     -220-

consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

          (b) If title to any Administered REO Property is acquired, the Special
Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and, in the case of any Administered REO
Property related to a Serviced Loan Combination, the related Serviced Non-Trust
Mortgage Loan Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii)
except as contemplated by Section 3.17(a), either result in the receipt by any
REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an
Adverse Grantor Trust Event. Subject to the foregoing, however, the Special
Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any Administered REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

               (i) all insurance premiums due and payable in respect of such REO
     Property;

               (ii) all real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

          To the extent that amounts on deposit in the related REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master
Servicer shall, at the direction of the Special Servicer, make Servicing
Advances in such amounts as are necessary for such purposes unless the Master
Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master
Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) Without limiting the generality of the foregoing, the Special
Servicer shall not, with respect to any Administered REO Property:

               (i) enter into, renew or extend any New Lease with respect to such Administered REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New
     Lease other than amounts that will constitute Rents from Real Property;

                                     -221-

               (iii) authorize or permit any construction on such Administered
     REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related
     Serviced Mortgage Loan became imminent, all within the meaning of Section
     856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an
     Independent Contractor, to Directly Operate such Administered REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance) to the effect that such action would not cause such Administered REO
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by a REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          (d) The Special Servicer may contract with any Independent Contractor for the operation and management of any Administered REO Property; provided that:

               (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund and, in the case of any Administered REO
     Property that relates to a Serviced Loan Combination, the related Serviced
     Non-Trust Mortgage Loan Noteholder(s)) shall be reasonable and customary in consideration of the nature and locality of such Administered REO Property;

               (iii) except as permitted under Section 3.17(a), any such
     contract shall require, or shall be administered to require, that the
     Independent Contractor, in a timely manner, (A) pay out of related REO
     Revenues all costs and expenses incurred in connection with the operation and management of such Administered REO Property, including those listed in
     Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such Administered REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent
     Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such Administered REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such
     Administered REO Property.

                                     -222-

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this
Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing
Agreement for purposes of Section 3.22.

          (e) Notwithstanding anything to the contrary, this Section 3.17 shall not apply to any Outside Administered REO Property.

          SECTION 3.18. Sale of Trust Mortgage Loans and Administered REO
Properties.

          (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or
Administered REO Property only in connection with a Permitted Purchase of such
Trust Mortgage Loan or Administered REO Property, as the case may be, and/or in connection with a sale of such Administered REO Property in accordance with this
Section 3.18.

          (b) Within five (5) Business Days after the Special Servicer has knowledge that any Trust Mortgage Loan has become a Specially Serviced Trust
Mortgage Loan, the Special Servicer shall give notice of such event to the related Serviced Non-Trust Mortgage Loan Noteholder(s) (if such Trust Mortgage
Loan is part of a Serviced Loan Combination), each Holder of a Certificate of the Controlling Class and the Trustee. The Special Servicer, any single
Certificateholder or any group of Certificateholders entitled to a majority of the Voting Rights allocated to the Controlling Class and any assignees of the foregoing parties (collectively, the "Purchase Option Holders") shall each have the option to purchase such Specially Serviced Trust Mortgage Loan at a cash price that is at least equal to the Purchase Price; provided that the Special
Servicer has determined in its reasonable and good faith judgment that a material default exists with respect to such Specially Serviced Trust Mortgage
Loan. The Special Servicer shall accept the first offer by a Purchase Option
Holder that is at least equal to the Purchase Price for the subject Trust
Mortgage Loan.

          (c) If none of the Purchase Option Holders exercises its option to purchase any Specially Serviced Trust Mortgage Loan as described in subsection
(b) above, then each Purchase Option Holder will also have the option to purchase that Specially Serviced Trust Mortgage Loan at a price equal to the fair value (the "FV Price") of such Specially Serviced Trust Mortgage Loan;
provided that a material default exists with respect to such Specially Serviced
Trust Mortgage Loan. Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially Serviced Trust Mortgage Loan as to which a material default exists at a price that is below the Purchase Price, the Special
Servicer shall promptly obtain an MAI appraisal (the cost of which shall be covered by a Servicing Advance) of the related Mortgaged Property by an
Independent Appraiser (unless such an appraisal was obtained within one year of such date and the Special Servicer has no knowledge of any circumstances that would materially affect the validity of such appraisal). Promptly after obtaining such appraisal, the Special Servicer shall determine the FV Price for the subject Specially Serviced Trust Mortgage Loan in accordance with the
Servicing Standard and the provisions of subsection (i) below. Promptly after determining such FV Price, the Special Servicer shall report such FV Price to the Trustee and each Purchase Option Holder.

                                     -223-

          (d) If the Special Servicer determines that it is willing, or another
Purchase Option Holder notifies the Special Servicer that it is willing, to purchase any Specially Serviced Trust Mortgage Loan as to which a material default exists (the party submitting such bid, the "Initial Bidder") at a price equal to or above the FV Price (a "FV Bid"), then the Special Servicer shall notify all other Purchase Option Holders that it has made or received, as the case may be, such FV Bid (without disclosing the amount of such FV Bid). All other Purchase Option Holders may submit competing bids within the ten (10)
Business Day period following such notice. At the conclusion of the above-described ten (10) Business Day period, the Special Servicer shall accept the highest bid received from any Purchase Option Holder that is at least equal to the FV Price for the subject Specially Serviced Trust Mortgage Loan.

          (e) If the Special Servicer accepts the bid of any Purchase Option
Holder, such Purchase Option Holder shall be required to purchase the subject
Specially Serviced Trust Mortgage Loan within ten (10) Business Days of receipt of notice of such acceptance; provided, that neither the Special Servicer nor any Holder of a Certificate of the Controlling Class shall be liable for the failure of any assignee whose bid has been accepted by the Special Servicer to complete any such purchase.

          (f) If the Special Servicer has not accepted a FV Bid prior to the expiration of 120 days from its determination of the FV Price and thereafter receives a FV Bid or a request from a Purchase Option Holder for an updated FV
Price, the Special Servicer shall within 45 days recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the lack of an
FV Bid) and repeat the notice and bidding procedure provided in subsection (d)
above until the purchase option terminates under subsection (j) below.

          (g) If the party exercising the purchase option at the FV Price for any Specially Serviced Trust Mortgage Loan is the Special Servicer or an
Affiliate thereof, the Trustee shall verify that the FV Price of such Trust
Mortgage Loan is at least equal to the fair value of such Trust Mortgage Loan.
In conducting such verification, the Trustee will be permitted to conclusively rely on an appraisal obtained by the Trustee from an Independent Appraiser at the time it is required to verify such FV Price and/or the opinion of an
Independent expert in real estate matters (including the Master Servicer) with at least five years' experience in valuing or investing in loans, similar to the subject Specially Serviced Trust Mortgage Loan, that has been selected by the
Trustee with reasonable care at the expense of the Trust Fund.

          (h) Any Purchase Option Holder may, once such purchase option is exercisable pursuant to this Section 3.18, assign its purchase option with respect to any Specially Serviced Trust Mortgage Loan to a third party other than the related Mortgagor or, if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any Affiliate of the related Mortgagor; and, upon such assignment such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the purchase option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special
Servicer. Any Purchase Option Holder that acquires, pursuant to this Section
3.18, a Trust Mortgage Loan that is part of a Loan Combination must satisfy the requirements for an acceptable transferee under the related Co-Lender Agreement.

                                     -224-

          (i) In determining the FV Price for any Specially Serviced Trust
Mortgage Loan under this Section 3.18, the Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal
(the cost of which shall constitute a Servicing Advance) that it or the Master
Servicer may have obtained in accordance with this Agreement within the prior twelve months; the opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially Serviced Trust Mortgage Loan;
the period and amount of any delinquency on the subject Specially Serviced Trust
Mortgage Loan; the physical condition of the related Mortgaged Property; the state of the local economy; and the expected recoveries from the subject
Specially Serviced Trust Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Mortgage Loan to a
Purchase Option Holder.

          (j) The purchase option for any Specially Serviced Trust Mortgage Loan pursuant to this Section 3.18 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of such Specially Serviced Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) the Special Servicer has accepted a FV Bid (although the purchase option shall resume if the Person that submitted that FV Bid does not complete the purchase of the subject Specially
Serviced Trust Mortgage within the time period provided for under Section
3.18(e)), (ii) such Specially Serviced Trust Mortgage Loan has become a
Corrected Mortgage Loan or is otherwise no longer in material default, (iii) the related Mortgaged Property has become an REO Property, (iv) a Final Recovery
Determination has been made with respect to such Specially Serviced Mortgage
Loan or (v) the subject Specially Serviced Trust Mortgage Loan has been removed from the Trust Fund.

          (k) Notwithstanding anything herein to the contrary, if and for so long as an Outside Serviced Trust Mortgage Loan constitutes a "Specially
Serviced Mortgage Loan" (or the equivalent) under the related Outside Servicing
Agreement as to which there exists a material default, then such Outside
Serviced Trust Mortgage Loan shall be deemed a "Specially Serviced Trust
Mortgage Loan" for purposes of, and be subject to the purchase options contemplated by, Sections 3.18(b) through 3.18(j); provided that the FV Price described above may be calculated based upon, among other things, appraisals and other reasonably appropriate information obtained from the related Outside
Servicers under the related Outside Servicing Agreement. If the Special Servicer has received insufficient information from the applicable Outside Servicer with respect to any such Outside Serviced Trust Mortgage Loan in order to establish a
FV Price, it will base such determination only on a current Appraisal and on information otherwise available or reasonably obtainable by it, at the expense of the Trust. In addition, if the Special Servicer is determining a FV Price with respect to any Outside Serviced Trust Mortgage Loan and has not received from the applicable Outside Servicer an appraisal with respect to the Mortgaged
Property securing such Outside Serviced Trust Mortgage Loan that is dated within the 12 month period prior to the determination of the FV Price, then the Special
Servicer shall obtain, at the expense of the Trust, a new Appraisal of the subject Mortgaged Property. If the Special Servicer determines that a FV Price cannot be established for any such Outside Serviced Trust Mortgage Loan based on a current Appraisal and other information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a
FV Price. In connection with the foregoing, the Special Servicer will be entitled to a separate fee of $1,500 per loan payable from the Pool Custodial
Account for making a FV Price determination with respect to any such Outside
Serviced Trust Mortgage Loan, in addition to being entitled to withdraw from the
Pool Custodial Account any out-of-pocket expenses associated with making such FV
Price determination.

                                     -225-

          (l) Until such time as a FV Bid is accepted with respect to any
Specially Serviced Trust Mortgage Loan, the Special Servicer shall continue to pursue all of the other resolution options available to it with respect to such
Specially Serviced Trust Mortgage Loan in accordance with the Servicing
Standard.

          (m) Any Specially Serviced Trust Mortgage Loan that is purchased pursuant to the purchase option provided for in this Section 3.18 will remain subject to any cure and/or purchase rights of any holder of a related mezzanine loan in connection with a Mortgage Loan default as set forth in the related intercreditor agreement. In addition, any Trust Mortgage Loan that is part of a
Loan Combination and is purchased pursuant to the purchase option provided for in this Section 3.18 will remain subject to any cure and/or purchase rights of the related Serviced Non-Trust Mortgage Loan Noteholder(s) provided for under the related Co-Lender Agreement. If any Serviced Loan Combination is comprised of Specially Serviced Mortgage Loans and the Special Servicer has determined a
FV Price with respect to the related Combination Trust Mortgage Loan in accordance with this Section 3.18, the Special Servicer shall provide to the related Non-Trust Mortgage Loan Noteholder(s) all material information in its possession that has formed the basis of such FV Price, including the most current Appraisal in its possession.

          (n) The Special Servicer shall use its best efforts to solicit offers for each Administered REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a).
Subject to Section 6.11 and/or Section 6.12, if and as applicable, the Special
Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash offer received from any
Person that constitutes a fair price for such Administered REO Property. If the
Special Servicer reasonably believes that it will be unable to realize a fair price for any Administered REO Property within the time constraints imposed by
Section 3.16(a), then (subject to Section 6.11 and/or Section 6.12, in each case if and as applicable) the Special Servicer shall dispose of such Administered
REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

          (o) The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any Administered REO Property pursuant to this Section 3.18.

          (p) No Interested Person shall be obligated to submit an offer to purchase any Administered REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its
Affiliates may bid for or purchase any Administered REO Property pursuant hereto.

          (q) Whether any cash offer constitutes a fair price for any
Administered REO Property for purposes of this Section 3.18, shall be determined by the Special Servicer or, if such cash offer is from the Special Servicer or an Affiliate of the Special Servicer, by the Trustee. In determining whether any offer received from the Special Servicer or an Affiliate of the Special Servicer
represents a fair price for any Administered REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject Administered REO Property since any such appraisal, on a new

                                     -226-

appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to an Administered REO Property and selected by the
Trustee if either the Special Servicer or any Affiliate thereof is so bidding.
Where any Interested Person is among those bidding with respect to an
Administered REO Property, the Special Servicer shall require that all offers be submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount. In determining whether any offer from a Person other than itself or one of its Affiliates constitutes a fair price for any Administered REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the
Master Servicer may have obtained in accordance with this Agreement within the prior 12 months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject Administered REO Property, the state of the local economy and the obligation to dispose of the subject Administered REO Property within the time period specified in Section 3.16(a). The Purchase Price for any
Administered REO Property shall in all cases be deemed a fair price.
Notwithstanding the other provisions of this Section 3.18, no cash offer from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Administered REO Property unless such offer is the highest cash offer received and at least two independent offers (not including the offer of the
Special Servicer or any Affiliate thereof) have been received. In the event the offer of the Special Servicer or any Affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers shall be solicited. If an additional offer or offers, as the case may be, are received and the original offer of the Special Servicer or any Affiliate thereof is the highest of all cash offers received, then the offer of the Special
Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(q), that such offer constitutes a fair price for any Administered REO Property. Any offer by the
Special Servicer shall be unconditional; and, if accepted, the subject
Administered REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

          (r) Subject to Sections 3.18(a) through 3.18(q) above, and further subject to Section 6.11 and/or Section 6.12, in each case if and as applicable, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties seeking to purchase an Administered REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Trust Mortgage Loan or Administered REO Property pursuant to this Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders for any Administered REO Property, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to, or evaluating bids for, such Administered REO
Property without obligation to deposit such amounts into any Custodial Account.
Any sale of a Specially Serviced Trust Mortgage Loan or an Administered REO
Property pursuant to this Section 3.18 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (s) Any sale of a Specially Serviced Trust Mortgage Loan or an
Administered REO Property pursuant to this Section 3.18 shall be for cash only and shall be on a servicing released basis.

                                     -227-

          SECTION 3.19. Additional Obligations of the Master Servicer and
Special Servicer; Obligations to Notify Ground Lessors and Hospitality
Franchisors; the Special Servicer's Right to Request the Master Servicer to Make
Servicing Advance.

          (a) The Master Servicer shall deliver to the Trustee for deposit in the Collection Account on each Trust Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of: (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments Received by the Trust, during the most recently ended applicable Collection Period, with respect to Performing Serviced
Trust Mortgage Loans and, if it constitutes a "Performing Serviced Mortgage
Loan" (or the equivalent) under the related Outside Servicing Agreement, any
Outside Serviced Trust Mortgage Loan; and (ii) the sum of (1) the aggregate of all Master Servicing Fees received by the Master Servicer during such Collection
Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.01% per annum with respect to each and every Trust Mortgage Loan and REO Trust Mortgage Loan) and (2) the aggregate amount of Prepayment Interest Excesses received in respect of the entire
Mortgage Pool during such Collection Period; provided, however, that if any
Prepayment Interest Shortfall occurs with respect to any Serviced Trust Mortgage
Loan as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments, the
Master Servicer shall be obligated to pay an amount equal to the entire
Prepayment Interest Shortfall with respect to the subject Serviced Trust
Mortgage Loan without any limitation of the kind set forth in clauses (1) and
(2) above.

          (b) The Master Servicer shall, as to each Serviced Trust Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days) following the Closing Date, notify the related ground lessor of the transfer of such Serviced Trust Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

          (c) The Master Servicer shall, as to each Serviced Trust Mortgage Loan which is secured by the interest of the related Mortgagor in a hospitality property (as identified on Schedule VI hereto), not later than the later of (i)
30 days following the Master Servicer's receipt of the subject franchise agreement and (ii) the expiration of the period that may be required for such notice pursuant to the terms of the applicable franchise documents, if any, notify the related hospitality franchisor of the transfer of such Serviced Trust
Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such hospitality franchisor that any notices of default under the related franchise agreement should thereafter be forwarded to the Master Servicer.

          (d) Notwithstanding anything to the contrary contained in this
Agreement, if the Special Servicer is required under this Agreement to make any
Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

                                     -228-

The Master Servicer shall have the obligation to make any such Servicing Advance that it is so requested by the Special Servicer to make, within five (5)
Business Days (or, in an emergency situation or on an urgent basis, two (2)
Business Days) of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master
Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) or 3.05A and/or 3.11(g), as applicable, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other
Servicing Advances made thereby.

          Notwithstanding the foregoing provisions of this Section 3.19(d), the
Master Servicer shall not be required to make at the direction of the Special
Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is
in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the
Special Servicer in writing of such determination, which shall be made pursuant to Section 3.11(h). Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special
Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing
Advance, and the Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on such determination. Upon making a determination, in accordance with the applicable requirements under Section
3.11(h), that any Servicing Advance previously made or proposed to be made with respect to a Specially Serviced Mortgage Loan or an Administered REO Property is
a Nonrecoverable Servicing Advance, the Special Servicer shall report its determination to the Master Servicer and the Trustee. The Master Servicer, the
Trustee and any Fiscal Agent shall be entitled to conclusively rely on such a determination by the Special Servicer.

          (e) The Master Servicer (if a Performing Serviced Trust Mortgage Loan
is involved) and the Special Servicer (if a Specially Serviced Trust Mortgage
Loan or an REO Trust Mortgage Loan is involved) shall each be responsible for:
(i) providing on a timely basis to any lender of any related mezzanine debt such notices (including with respect to Mortgage Loan defaults), reports and other information as may be required from the Trust, as holder of any Trust Mortgage
Loan, under any related co-lender, intercreditor or similar agreement; and (ii)
otherwise taking such actions as are required under or contemplated by the related co-lender, intercreditor or similar agreement to permit any lender of related mezzanine debt to exercise any purchase option or cure rights that it may have with respect to any Trust Mortgage Loan under such related co-lender, intercreditor or similar agreement.

          (f) Upon termination of the Trust Fund, any funds or other assets remaining in the Loss of Value Reserve Fund, to the extent not otherwise required to be part of the Available Distribution Amount for the Final
Distribution Date in accordance with Section 3.05(e), shall be distributed to the Holder or Holders of the Class R-III Certificates. The Trustee shall account for the Loss of Value Reserve Fund as an outside reserve fund within the meaning of Treasury regulations section 1.860G-2(h) and not an asset of any REMIC Pool or the Grantor Trust (if created hereunder taking into account Section 2.05(b)).
Furthermore, for all federal tax purposes, the Trustee shall treat: (i) any amounts paid out of the Loss of Value Reserve Fund to the Certificateholders as
distributions by the REMIC Pools for all federal tax purposes; and (ii) any amounts transferred by a REMIC Pool to the Loss of Value Reserve Fund as amounts distributed by such REMIC Pool to the beneficial owner of the Loss of Value
Reserve

                                     -229-

Fund. The Holder or Holders of the Class R-III Certificates will be the sole beneficial owner(s) of the Loss of Value Reserve Fund for all income and franchise tax purposes.

          (g) [RESERVED]

          (h) In connection with a mediation and/or arbitration proceeding conducted in accordance with Section 2.03(i) hereof or Section 5(i) of any
UMLS/Depositor Mortgage Loan Purchase Agreement, as the case may be, in the event that the Master Servicer is the party acting on behalf of the Trust in such mediation and/or arbitration proceeding and such mediation and/or arbitration proceeding relates to a Specially Serviced Trust Mortgage Loan, the
Master Servicer shall consult with the Special Servicer prior to consenting to or entering into any final resolution, settlement or agreement with respect thereto.

          (i) Without the prior written consent of the applicable Mortgage Loan
Seller, the Master Servicing Group (as defined below) shall not disclose to any
Person employed by the Master Servicer or an affiliate thereof that is part of a business unit that originates or refinances mortgage loans any information that the Master Servicing Group has received or obtained or generated or is otherwise in its possession as a result of its acting as Master Servicer hereunder. In addition, without the prior written consent of the applicable Mortgage Loan
Seller, the Master Servicing Group shall not take any direct action, nor will it direct a third party to take any action, to refinance or solicit the refinancing of any Mortgage Loan. For purposes of this Section 3.19(i), the "Master
Servicing Group" shall mean the business unit of the Master Servicer (which, with respect to Wachovia Bank, National Association, is called Commercial Real
Estate Services) that is in the business of master servicing and/or primary servicing commercial mortgage loans that are in securitizations. Notwithstanding the foregoing, the following shall not constitute violations of this Section
3.19(i): (i) dissemination of information or reports as contemplated by this
Agreement, (ii) promotions undertaken by the Master Servicer or any Affiliate of the Master Servicer which are directed to commercial mortgage loan borrowers, originators and mortgage brokers generally, which promotions, in each case, are based upon information that has been acquired from a source other than the
Master Servicing Group, including, without limitation, commercially acquired mailing lists or information generally available in the public domain, (iii)
actions taken in connection with serving the refinancing needs of a Mortgagor who, without such solicitation by the Master Servicer as described in the second preceding sentence, contacts the Master Servicer in connection with the refinance of such Mortgage Loan, or (iv) actions taken or communications made by the Master Servicing Group in connection with the sale or refinance of a
Specially Serviced Mortgage Loan.

          (j) If any Serviced Mortgage Loan provides that the applicable grace period during which any Monthly Payment is due (without giving rise to a default) does not commence until after notice is given to the related Mortgagor, then the Master Servicer shall monitor the receipt of all Monthly Payments with respect to such Mortgage Loan. If any such Monthly Payment on any such Mortgage
Loan is not received by the related Due Date, then the Master Servicer shall use reasonable efforts to provide, in accordance with the Servicing Standard, as soon as reasonably practicable, written notice of such failure to the related
Mortgagor sufficient to cause the commencement of the applicable grace period.

                                     -230-

          SECTION 3.20. Modifications, Waivers, Amendments and Consents;
Defeasance.

          (a) Subject to Sections 3.20(b) through 3.20(f) and 3.20(m) below, and further subject to Section 3.08, Section 6.11 and/or Section 6.12, in each case if and as applicable, and any related intercreditor, co-lender or similar agreement (including, in the case of a Mortgage Loan that is part of a Serviced
Loan Combination, the related Co-Lender Agreement), the Special Servicer and/or the Master Servicer may, on behalf of the Trustee and, in the case of a Serviced
Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan
Noteholder, agree to any modification, extension, waiver or amendment of any term of any Serviced Mortgage Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any
Certificateholder, any Serviced Non-Trust Mortgage Loan Noteholder, the Master
Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer). Neither the Master Servicer nor the
Special Servicer (in its capacity as such) may agree with the related Mortgagor to any modification, extension, waiver or amendment of an Outside Serviced
Mortgage Loan.

          (b) All modifications, extensions, waivers or amendments of any
Serviced Mortgage Loan, including the lease reviews and lease consents related thereto, shall be in writing (except for waivers of Default Charges) and shall be considered and effected in a manner consistent with the Servicing Standard.
All modifications, extensions, waivers or amendments of a Co-Lender Agreement or any other intercreditor agreement relating to a Serviced Mortgage Loan shall be in writing and shall be considered and effected in a manner consistent with the
Servicing Standard.

          (c) In the case of any Performing Serviced Mortgage Loan, the Master
Servicer shall (without the consent of the Trustee, any Certificateholder, any
Serviced Non-Trust Mortgage Loan Noteholder or, except as expressly set forth herein, the Special Servicer, the Controlling Class Representative or a Loan
Combination Controlling Party), be responsible for the following:

               (i) consenting to subordination of the lien of the subject
     Performing Serviced Mortgage Loan to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose, and consenting to subordination of the related Mortgage Loan to such easement or right-of way provided the Master Servicer shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by the related Mortgage, or the related Mortgagor's ability to repay the subject
     Performing Serviced Mortgage Loan, or materially or adversely affect the value of the related Mortgaged Property, or cause the subject Performing
     Serviced Mortgage Loan to cease to be a "qualified mortgage" for REMIC purposes;

               (ii) granting waivers of minor covenant defaults (other than financial covenants) including late financial statements;

               (iii) granting releases of non-material parcels of the related
     Mortgaged Property, releases of the related Mortgaged Property in connection with a defeasance or a pending or threatened condemnation and releases of the related Mortgaged Property expressly required under the related loan documents;

                                     -231-

               (iv) approving routine leasing activity (including any
     subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (A) 20,000 square feet and (B) 20% of the related Mortgaged Property;

               (v) approving a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties, (B) the subject Mortgage Loan does not have an outstanding principal balance in excess of $5,000,000 and
     (C) the subject Mortgaged Property does not secure a Loan Combination;

               (vi) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

               (vii) approving annual budgets for the related Mortgaged
     Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

               (viii) subject to other restrictions herein regarding Principal
     Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

               (ix) approving modifications, consents or waivers (other than those set forth in Sections 3.20(d) and (e)) in connection with a defeasance permitted by the terms of the subject Performing Serviced
     Mortgage Loan if the Master Servicer receives an Opinion of Counsel (which
     Opinion of Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in a "prohibited transaction" under the REMIC Provisions; provided that the Master Servicer shall not approve any modification that would reduce the amount of the
     Defeasance Collateral required to be delivered in connection with any such defeasance;

               (x) subject to the satisfaction of any conditions precedent set forth herein or in the related loan documents, and provided there is no lender discretion with respect to such disbursement, approving disbursements of any earnout or holdback amounts in accordance with the related loan documents;

               (xi) waiving provisions of the loan documents for the subject
     Performing Serviced Mortgage Loan requiring the receipt of a rating confirmation, provided that receipt of such rating confirmation is not otherwise expressly required herein, the subject Performing Serviced
     Mortgage Loan is not one of the then 10 largest Trust Mortgage Loans (by balance) and the related provision of the subject Performing Serviced
     Mortgage Loan does not relate to a "due-on sale" or "due-on encumbrance"
     clause or to defeasance (other than in connection with a defeasance which does not require receipt of a ratings confirmation from either Rating
     Agency pursuant to Section 3.20(k)), release or substitution of collateral, insurance, ratings of depositories or issuers of letters of credit, investment of funds in Servicing Accounts or Reserve

                                     -232-

     Accounts, or conversion of a Mortgaged Property (or any portion thereof) to condominium ownership; and

               (xii) granting other similar non-material waivers, consents, modifications or amendments.

provided that, (1) any such modification, waiver or amendment would not in any way affect a payment term (including (except as provided in Section 3.20(o)
below) a waiver of the payment of assumption fees) of the subject Performing
Serviced Mortgage Loan (other than in the case of a waiver of the payment of
Default Charges), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard and (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of this Agreement. With respect to any action proposed to be taken by the Master
Servicer under this Section 3.20(c) where any thresholds in clauses (i) through
(xii) of the preceding sentence are exceeded, or which cannot be taken by the
Master Servicer by reason of the proviso to the previous sentence, the Master
Servicer can take such action only with the consent of the Special Servicer (if and to the extent otherwise permitted under this Agreement).

          The Master Servicer may not agree to waive, modify or amend any term of any Specially Serviced Mortgage Loan; and, except as permitted by Section
3.02(a), Section 3.03(d), Section 3.07, Section 3.08(a), Section 3.08(c), this
Section 3.20(c), Section 3.20(m) and Section 3.20(o), or otherwise as expressly provided in this Agreement, the Master Servicer may not agree to waive, modify or amend any term of any Performing Serviced Mortgage Loan (including allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments) or respond to any Mortgagor requests for mortgagee consent (and shall forward such requests to the Special Servicer for processing, along with any information in the possession of the Master Servicer that the
Special Servicer may reasonably request related thereto). Furthermore, the
Master Servicer may not in any event agree to any modification, extension, waiver or amendment of any term of any Serviced Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor
Trust Event with respect to the Grantor Trust (if created hereunder taking into account Section 2.05(b)).

          (d) Except as provided in Section 3.02(a), Section 3.07, Section 3.08,
Section 3.20(e), Section 3.20(m) and Section 3.20(o), the Special Servicer, on
behalf of the Trustee or, in the case of a Serviced Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder, shall not agree or consent to (or consent to the Master Servicer's agreeing or consenting to) any modification, extension, waiver or amendment of any term of any Serviced
Mortgage Loan that would:

               (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Default Charges and, subject to Section
     3.20(o), other amounts payable as additional servicing compensation)
     payable thereunder;

               (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge, or effectuate the waiver of any prepayment restriction thereunder or permit a Principal Prepayment during any period in which the related loan documents prohibit Principal
     Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or in connection with condemnation or defeasance or pursuant to Section
     3.09(d), result in a release of

                                     -233-

     the lien of the Mortgage on any material portion of the related Mortgaged
     Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent
     Appraiser delivered to the Special Servicer at the expense of the related
     Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

               (iv) in the reasonable, good faith judgment of the Special
     Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

          Furthermore, the Special Servicer may not agree to any modification, extension, waiver or amendment of any term of any Serviced Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC Pool or an Adverse
Grantor Trust Event with respect to the Grantor Trust (if created hereunder taking into account Section 2.05(b)).

          (e) Notwithstanding Section 3.20(d), but subject to Section 3.20(o),
Section 6.11 and/or Section 6.12, in each case if and as applicable, and the second and third paragraphs of this Section 3.20(e), the Special Servicer may--

               (i) reduce the amounts owing under any Specially Serviced
     Mortgage Loan by forgiving principal, accrued interest (including
     Additional Interest) or any Prepayment Premium or Yield Maintenance Charge,

               (ii) reduce the amount of the Monthly Payment on any Specially
     Serviced Mortgage Loan, including by way of a reduction in the related
     Mortgage Rate,

               (iii) forbear in the enforcement of any right granted under any
     Mortgage Note, Mortgage or other loan document relating to a Specially
     Serviced Mortgage Loan,

               (iv) accept a Principal Prepayment on any Specially Serviced
     Mortgage Loan during any Lockout Period, or

               (v) extend the maturity of any Specially Serviced Mortgage Loan;

provided that (A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the
Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Mortgage Loan to
Certificateholders (as a collective whole) or, if a Serviced Loan Combination is involved, would increase the recovery on such Loan Combination to
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the
Certificateholders (or, in the case of a Serviced Loan Combination, to
Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), to be performed at the related Mortgage Rate(s)), and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor
Trust (if created hereunder taking into account Section 2.05(b)); and provided, further, that any modification, extension, waiver or amendment of the payment terms of a Serviced Loan

                                     -234-

Combination shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related
Co-Lender Agreement, such that neither the Trust, as holder of the Trust
Mortgage Loan that constitutes part of that Serviced Loan Combination, on the one hand, nor any of the related Serviced Non-Trust Mortgage Loan Noteholders, on the other hand, shall gain a priority over any other such holder with respect to any payment, which priority is not, as of the date of the related Co-Lender
Agreement, reflected in such loan documents and such Co-Lender Agreement; and
provided, further, that, with respect to any Serviced Loan Combination, to the extent consistent with the Servicing Standard (taking into account the extent to which any Serviced Subordinate Non-Trust Mortgage Loan that is part of such
Serviced Loan Combination is junior to the Trust Mortgage Loan and any Pari
Passu Non-Trust Mortgage Loan that is part of the same Serviced Loan
Combination), (1) no waiver, reduction or deferral of any particular amounts due on the Trust Mortgage Loan or any Pari Passu Non-Trust Mortgage Loan that is part of such Serviced Loan Combination shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of each
Serviced Subordinate Non-Trust Mortgage Loan, if any, that is part of such
Serviced Loan Combination, and (2) no reduction of the Mortgage Rate on the
Trust Mortgage Loan or any Pari Passu Non-Trust Mortgage Loan that is part of such Serviced Loan Combination shall be effected prior to the reduction of the
Mortgage Rate on each Serviced Subordinate Non-Trust Mortgage Loan, if any, that is part of such Serviced Loan Combination, to the fullest extent possible.

          Notwithstanding the foregoing, in no event shall the Special Servicer:
(i) extend the maturity date of a Serviced Mortgage Loan beyond the date that is two (2) years prior to the Rated Final Distribution Date; (ii) extend the maturity date of any Serviced Mortgage Loan for more than five (5) years beyond its Stated Maturity Date; (iii) if the subject Serviced Mortgage Loan is secured solely or primarily by a Mortgage on the leasehold interest under a Ground Lease
(but not the related fee interest), extend the maturity date of such Serviced
Mortgage Loan beyond the date which is twenty (20) years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, ten (10) years) prior to the expiration of the term of such Ground Lease; or (iv) permit the release or substitution of a
Mortgaged Property or any material portion thereof (other than as expressly provided in this Agreement or the related Mortgage Loan documents) unless it has received written confirmation from each Rating Agency that such action will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the
Master Servicer (and, in the case of a Serviced Loan Combination, the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (f) Notwithstanding anything to the contrary in this Agreement, none of the Trustee, the Master Servicer or the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures a Serviced Trust Mortgage Loan that has an unpaid principal balance that is at least equal to the lesser of $35,000,000 and 5% of the then aggregate principal balance of the

                                     -235-

Mortgage Pool or is one of the ten (10) largest (measured by unpaid principal balance) Trust Mortgage Loans in the Mortgage Pool, unless: (1) the mortgagee is not given discretion under the terms of the related Mortgage Loan to withhold its consent; or (2) it has received prior written confirmation from each Rating
Agency (and, if applicable in connection with a Serviced Loan Combination that includes a Specially Designated Securitized Non-Trust Mortgage Loan, Moody's)
that such action will not result in an Adverse Rating Event with respect to any
Class of Certificates or class of Specially Designated Non-Trust Mortgage Loan
Securities rated by such rating agency.

          Any party hereto seeking rating agency confirmation with respect to the matters described above shall deliver a Review Package to such rating agency.

          (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the
Mortgagor costs otherwise collectible under the terms of the related Mortgage
Note.

          (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Mortgage Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master
Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special
Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

          (i) The Special Servicer and Master Servicer shall each notify the other, any related Sub-Servicers, the Trustee and, if a Serviced Non-Trust
Mortgage Loan is affected, the related Serviced Non-Trust Mortgage Loan
Noteholder, in writing, of any modification, extension, waiver or amendment of any term of any Serviced Mortgage Loan (including fees charged the Mortgagor)
agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer and, if a
Serviced Non-Trust Mortgage Loan is affected, the related Serviced Non-Trust
Mortgage Loan Noteholder), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt) thereof.

          (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Serviced Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special
Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

                                     -236-

          (k) If, with respect to any Serviced Mortgage Loan (1) under which the lender can require defeasance in lieu of prepayment, or (2) that permits defeasance, the Master Servicer shall receive a notice from the related
Mortgagor that it intends to prepay or defease, as applicable, such Serviced
Mortgage Loan in accordance with the terms thereof, then the Master Servicer shall, subject to the next paragraph and the related loan documents, (i) only in the case of a Serviced Mortgage Loan under clause (1) above, promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance
Collateral in lieu of such prepayment pursuant to the terms of the related
Mortgage Note, and (ii) upon the written confirmation from each Rating Agency
(and, if applicable, if a Serviced Loan Combination that includes a Specially
Designated Securitized Non-Trust Mortgage Loan is involved, and any related
Specially Designated Non-Trust Mortgage Loan Securities are rated by Moody's, from Moody's) that the acceptance of a pledge of the Defeasance Collateral (or, in the case of a Serviced Mortgage Loan under clause (1) above, that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment) will not result in an Adverse Rating Event with respect to any Class of Certificates or class of Specially Designated Non-Trust Mortgage Loan
Securities rated by such rating agency, take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Serviced
Loan Combination, the affected Serviced Non-Trust Mortgage Loan Noteholder(s));
provided that the written confirmation contemplated by clause (iii) above shall not be required (A) with respect to S&P in the case of a Serviced Trust Mortgage
Loan (1) with an unpaid principal balance less than or equal to $35,000,000, (2)
that constitutes less than 5% of the aggregate unpaid principal balance of the
Mortgage Pool and (3) that does not then constitute one of the ten largest
(measured by unpaid principal balance) Trust Mortgage Loans in the Mortgage
Pool, so long as, in lieu of obtaining such written confirmation from S&P, the
Master Servicer delivers to S&P a certification in the form attached hereto as
Exhibit M (a "Defeasance Certificate"), or (B) with respect to Fitch in the case of any Serviced Trust Mortgage Loan (1) with an unpaid principal balance less than or equal to $25,000,000, (2) that constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool and (3) that does not then constitute one of the ten (10) largest (measured by unpaid principal balance)
Trust Mortgage Loans in the Mortgage Pool; and provided, further, that, the written confirmation contemplated by clause (iii) above shall not be required from S&P and/or Fitch (provided the Master Servicer delivers a Defeasance
Certificate to S&P), as applicable, in the event the subject Serviced Trust
Mortgage Loan complies with the then current applicable guidelines set forth by such Rating Agency, or the unpaid principal balance of the subject Serviced
Trust Mortgage Loan, the percentage the subject Serviced Trust Mortgage Loan constitutes of the Mortgage Pool or the relative size of the subject Serviced
Trust Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the then current applicable threshold for review as set forth by such
Rating Agency.

          Notwithstanding the foregoing, but subject to the related loan documents, the Master Servicer shall not permit a pledge of Defeasance
Collateral under any Serviced Mortgage Loan that is also a Defeasance Mortgage
Loan if (i) such defeasance would occur within two (2) years of the Startup Day,
(ii) the defeasance collateral shall not be Government Securities, (iii) an opinion of counsel confirming that the Trustee has a first priority security interest in the Defeasance Collateral is not delivered, (iv) the defeased note is not held by a special purpose entity with no material assets other than
Defeasance Collateral, (v) a certification from a firm of independent public accountants confirming the adequacy of the Defeasance Collateral is not delivered, (vi) all costs to be incurred in connection with such defeasance
(including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor, or (vii) unless such

                                     -237-

confirmation is not required pursuant to the first paragraph of this Section
3.20(k), either Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral (in lieu of a full prepayment, if applicable) will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency.

          All expenses related to the defeasance of a Serviced Mortgage Loan shall be charged to the related Mortgagor or other responsible party.

          With respect to any Defeasance Serviced Trust Mortgage Loan, to the
extent the related Mortgage Loan documents expressly grant the lender or its designee the right to appoint a successor borrower (or words of similar import)
thereunder in connection with a defeasance, the Trustee hereby designates LBHI
(if such Defeasance Serviced Trust Mortgage Loan is a Lehman Trust Mortgage
Loan) or the related Unaffiliated Mortgage Loan Seller (if such Defeasance
Serviced Trust Mortgage Loan is a Non-Lehman Trust Mortgage Loan) as its
designee with respect to the exercise of, and hereby grants to LBHI (if such
Defeasance Serviced Trust Mortgage Loan is a Lehman Trust Mortgage Loan) or the
related Unaffiliated Mortgage Loan Seller (if such Defeasance Serviced Trust
Mortgage Loan is a Non-Lehman Trust Mortgage Loan) the right, in its capacity as designee of the Trustee as holder of the subject Serviced Trust Mortgage Loan, to exercise, the right and/or obligation of the lender under the related
Mortgage Loan documents to appoint a "successor borrower" (as defined under the related Mortgage Loan documents) or words of similar import, to hold and pledge the related Defeasance Collateral in the event a related Mortgagor exercises its right pursuant to the related Mortgage Loan documents to defease the subject
Serviced Trust Mortgage Loan and obtain the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage (provided that such rights and/or obligations as successor borrower shall be exercised in accordance with customary terms and costs). In connection with the foregoing, if the Master Servicer or the Trustee, as holder of the subject Defeasance Serviced
Trust Mortgage Loan, receives written notice from the related Mortgagor that it intends to defease the subject Defeasance Serviced Trust Mortgage Loan in accordance with the related Mortgage Loan documents, then the Trustee or the
Master Servicer, as the case may be, shall send a copy of such written notice to
LBHI (if such Defeasance Serviced Trust Mortgage Loan is a Lehman Trust Mortgage
Loan) or the related Unaffiliated Mortgage Loan Seller (if such Defeasance
Serviced Trust Mortgage Loan is a Non-Lehman Trust Mortgage Loan) or (if LBHI or
the related Unaffiliated Mortgage Loan Seller, as the case may be, has notified the Master Servicer or the Trustee, as the case may be, in writing that it has appointed a designee and has provided such party with such designee's contact information for any notice required in connection therewith) the designee of
LBHI or the related Unaffiliated Mortgage Loan Seller, as the case may be, promptly after receipt of such written notice. If, however, the Master Servicer, in accordance with the Servicing Standard, determines that neither LBHI nor its designee (if such Defeasance Serviced Trust Mortgage Loan is a Lehman Trust
Mortgage Loan) or neither the related Unaffiliated Mortgage Loan Seller nor its designee (if such Defeasance Serviced Trust Mortgage Loan is a Non-Lehman Trust
Mortgage Loan), as the case may be, is performing the duties related to the appointment of a successor borrower in a timely manner and/or in accordance with the provisions of the related Mortgage Loan documents (after LBHI or the related
Unaffiliated Mortgage Loan Seller, as the case may be, and the applicable designee having been provided with written notice in accordance with this paragraph and a reasonable period of time (which shall not be less than five (5)
Business Days) to perform such duties), then the Master Servicer (or a designee of the Master Servicer) shall itself perform those obligations under the related
Mortgage Loan documents in accordance with the Servicing Standard, applicable law and the related Mortgage Loan documents, and thereupon the appointment of
LBHI or its designee (if such Defeasance Serviced Trust Mortgage Loan is a
Lehman Trust Mortgage Loan), or the related Unaffiliated Mortgage Loan Seller or its designee (if such Defeasance Serviced Trust Mortgage Loan is a Non-Lehman
Trust Mortgage Loan), as the case may be, in connection therewith shall be null and void. In the event, with respect to a Defeasance Serviced Trust Mortgage
Loan, that LBHI or its designee (if such Defeasance Serviced Trust Mortgage Loan is a Lehman

                                     -238-

Trust Mortgage Loan), the related Unaffiliated Mortgage Loan Seller or its designee (if such Defeasance Serviced Trust Mortgage Loan is a Non-Lehman Trust
Mortgage Loan), or the Master Servicer or a designee of the Master Servicer, actually appoints a successor borrower in accordance with the related Mortgage
Loan documents and the foregoing provisions of this paragraph and the relevant portion or all, as applicable, of the subject Mortgaged Property is released from the lien of the related Mortgage, then, to the extent provided under the related Mortgage Loan documents, such successor borrower shall succeed to all of the rights and obligations of the original Mortgagor under such Defeasance
Serviced Trust Mortgage Loan. If LBHI or the related Unaffiliated Mortgage Loan
Seller, as the case may be, by written notice to the Trustee and the Master
Servicer, designates a third party to exercise its rights under this paragraph and provides contact information therefor, then the Trustee and the Master
Servicer shall be entitled to conclusively rely on such notice and, in such event, all notices required to be delivered to LBHI or the related Unaffiliated
Mortgage Loan Seller, as the case may be, pursuant to this paragraph shall be delivered to the designee of LBHI or the related Unaffiliated Mortgage Loan
Seller, as the case may be.

          (l) If the Master Servicer receives notice from the Mortgagor under any Early Defeasance Trust Mortgage Loan that such Mortgagor intends to defease such Early Defeasance Trust Mortgage Loan, in whole or in part, on or before the second anniversary of the Closing Date, then promptly after receipt of such notice the Master Servicer shall calculate or cause to be calculated the cash amount required to be tendered by such Mortgagor to purchase the Defeasance
Collateral or other permitted collateral required to defease such Early
Defeasance Trust Mortgage Loan. If (i) the defeasance is to be in full and the cash amount required to be tendered by the Mortgagor to purchase the Defeasance
Collateral or other permitted collateral required to defease the subject Early
Defeasance Trust Mortgage Loan (in accordance with the related loan documents)
is less than an amount equal to the Purchase Price (calculated as if the subject
Serviced Trust Mortgage Loan was to be repurchased in connection with a Material
Breach or Material Document Defect as of the date such defeasance is scheduled to occur), or (ii) the defeasance is to be in part, or (iii) the defeasance is to be in full and the related Mortgagor is to tender Defeasance Collateral or such other collateral as is permitted in connection with a defeasance under the related loan documents that does not constitute a cash amount equal to or greater than the Purchase Price set forth in clause (i) above, then the Master
Servicer shall promptly notify the Depositor (if such Early Defeasance Trust
Mortgage Loan is a Lehman Trust Mortgage Loan) or the related Unaffiliated
Mortgage Loan Seller (if such Early Defeasance Trust Mortgage Loan is a
Non-Lehman Trust Mortgage Loan), and upon delivery by the related Mortgagor of the Defeasance Collateral, or cash sufficient to purchase the Defeasance
Collateral, contemplated by the related loan documents, the Depositor (if such
Early Defeasance Trust Mortgage Loan is a Lehman Trust Mortgage Loan) or the
related Unaffiliated Mortgage Loan Seller (if such Early Defeasance Trust
Mortgage Loan is a Non-Lehman Trust Mortgage Loan) shall be required, pursuant to or as contemplated by Section 2.03(j) (if applicable), to repurchase such
Early Defeasance Trust Mortgage Loan on or before the proposed date on which such Early Defeasance Trust Mortgage Loan will be defeased. The Master Servicer shall use reasonable efforts to require the Depositor or the related
Unaffiliated Mortgage Loan Seller, as applicable, to make any such required repurchase described above. If the defeasance is to be in full and the cash amount required to be tendered by the Mortgagor to purchase the Defeasance
Collateral or other permitted collateral required to purchase the Defeasance

                                     -239-

Collateral or other permitted collateral required to defease the subject Early
Defeasance Trust Mortgage Loan is equal to or exceeds an amount equal to the
Purchase Price set forth in clause (i) of the preceding sentence (as calculated as of the date such purchase is to be made), then the Master Servicer shall, notwithstanding the related loan documents, (i) treat the cash amount tendered by such Mortgagor to defease the subject Early Defeasance Trust Mortgage Loan as a prepayment in full of such Early Defeasance Trust Mortgage Loan (provided that no Prepayment Interest Shortfalls shall be payable by the Master Servicer in connection therewith) by the related Mortgagor on the related Due Date coinciding with or next succeeding the defeasance date (and any Excess
Defeasance Deposit Proceeds shall be allocated by the Trustee among and paid to the Certificateholders in accordance with Section 4.01, with any Excess
Defeasance Deposit Proceeds to constitute, and be treated in the same manner as a payment of any other type of, Prepayment Consideration), (ii) deposit in the
Pool Custodial Account the cash amount tendered by such Mortgagor to purchase the Defeasance Collateral or other permitted collateral required to defease the subject Early Defeasance Trust Mortgage Loan, (iii) mark the Mortgage Note
"cancelled" and return it to such Mortgagor, and (iv) take such other and further action, including the release of the Mortgage with respect to the related Mortgaged Property, consistent with the prepayment in full of such
Mortgage Loan. The Master Servicer shall promptly notify the Depositor and/or the related Unaffiliated Mortgage Loan Seller, as applicable, of the foregoing.

          (m) With respect to any ARD Mortgage Loan after its Anticipated
Repayment Date, the Master Servicer shall be permitted, subject to obtaining the
Special Servicer's consent, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any portion of the accrued Additional Interest on such ARD Mortgage Loan if (i) such ARD Mortgage
Loan is a Performing Serviced Mortgage Loan, (ii) prior to the related maturity date, the related Mortgagor has requested the right to prepay such ARD Mortgage
Loan in full together with all payments required under such ARD Mortgage Loan in connection with such prepayment (except for all or a portion of such accrued
Additional Interest), and (iii) the Master Servicer has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders (as a collective whole) on a present value basis
(the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) than a refusal to waive the right to such Additional Interest. Neither the Master
Servicer nor the Special Servicer shall have any liability to the Trust, the
Certificateholders or any other Person so long as such determination is exercised in accordance with the Servicing Standard.

          (n) Notwithstanding anything to the contrary in this Agreement, none of the Special Servicer, the Master Servicer or the Trustee shall: (i) enter into to any amendment or modification of any Co-Lender Agreement, the effect of which would materially and adversely affect the interests of, or materially increase or change the obligations of, any other such Person under such
Co-Lender Agreement, without first consulting with and obtaining the consent of such other Person; or (ii) enter into any amendment or modification of any
Co-Lender Agreement unless such amendment or modification was consistent with the Servicing Standard and satisfied the requirements for such amendments and modifications set forth in the Co-Lender Agreement.

          (o) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer shall waive, modify or reduce any amount constituting an assumption fee (or portion thereof) payable by a Mortgagor if and to the extent such assumption fee (or applicable portion thereof) would be payable to the other such party as additional servicing compensation, as the

                                     -240-

case may be, without the consent of such other party. To the extent that the
Master Servicer and the Special Servicer, in accordance with the preceding sentence, waive (or consent to a waiver of, as applicable) any amount constituting an assumption fee (or applicable portion thereof) in respect of any
Mortgage Loan, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer from such assumption fee
(or applicable portion thereof) shall be reduced proportionately based upon the respective amounts that would have been payable thereto as additional servicing compensation from such assumption fee (or applicable portion thereof) if such waiver had not been granted.

          SECTION 3.21. Transfer of Servicing Between Master Servicer and
Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Mortgage Loan that had otherwise been a Performing
Serviced Mortgage Loan, and if the Master Servicer is not also the Special
Servicer, the Master Servicer shall promptly give notice thereof (or, if applicable, the Special Servicer shall promptly give notice thereof to the
Master Servicer), and the Master Servicer shall deliver a copy of the related
Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof)
and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan, either in the Master
Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special
Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event (or of notice of the occurrence of such Servicing Transfer Event, if applicable); provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special
Servicer may conclusively rely on the Master Servicer's determination (and the
Master Servicer may conclusively rely on the Special Servicer's determination, as applicable) that a Servicing Transfer Event has occurred giving rise to a
Serviced Mortgage Loan's becoming a Specially Serviced Mortgage Loan. The
Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the Master Servicer's failure to deliver information, documents or records with respect to any Specially
Serviced Mortgage Loan in accordance with the requirements hereof.

          Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan, and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall immediately give notice thereof, and shall within five (5) Business Days of such occurrence return the related Servicing
File, together with any and all new information, documents and records relating to the subject Mortgage Loan that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other
Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the
Special Servicing Fee with respect to such Mortgage Loan shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage
Loan shall resume.

                                     -241-

          Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized
Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such
Serviced Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master
Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no
Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized
Group.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related
Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Mortgage
Loan information, including correspondence with the related Mortgagor.

          (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the
Special Servicer shall deliver to the Master Servicer, the Trustee and each
Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to
Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) (with respect to the Mortgage Pool) through (xvii) and (xxii) of
Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the Master Servicer or the
Trustee) and, insofar as it relates to the Special Servicer, the information described in clauses (xxvi) and (xxxii) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
received, and the amount of any Realized Loss incurred, with respect to each
Specially Serviced Mortgage Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
received, and the amount of any Realized Loss incurred, with respect to each
Administered REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and Administered REO Property
during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced Mortgage Loan and (5) such additional information relating to the Specially Serviced Mortgage Loans and Administered
REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and Administered REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special
Servicer to perform its duties under this Agreement.

          SECTION 3.22. Sub-Servicing Agreements.

          (a) Subject to Section 3.22(b) and Section 3.22(f), the Master
Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third

                                     -242-

parties of any or all of their respective obligations hereunder, provided that in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of Sections
7.01(a)(x) through (xiii), provides for events of default with respect to the
Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the Sub-Servicer's obligations under the Sub-Servicing
Agreement); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the
Special Servicer, as the case may be, under such sub-servicing agreement or may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing
Agreements in effect as of the Closing Date (or, if being negotiated as of the
Closing Date, in effect within 90 days thereafter) may only be terminated by the
Trustee or its designee as contemplated by Section 3.22(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement); (iii)
provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), shall each be a third-party beneficiary under such sub-servicing agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master
Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust, any successor Master Servicer or the Special Servicer, as the case may be, any
Serviced Non-Trust Mortgage Loan Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv)
permits any purchaser of a Serviced Trust Mortgage Loan pursuant to this
Agreement to terminate such sub-servicing agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master
Servicer or the Special Servicer contemplated by Section 3.08, Section 3.09 and
Section 3.20 (other than Section 3.20(c)(iv)) hereof without the consent of the
Master Servicer or Special Servicer, as the case may be; (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; (vii) provides that, if the Sub-Servicer constitutes an Additional Item 1123 Servicer, then it will deliver to the applicable parties an Annual Statement of Compliance in respect of the
Sub-Servicer as and when contemplated by Section 3.13; (viii) provides that, if the Sub-Servicer constitutes a Sub-Servicing Function Participant, then it will deliver, or cause to be delivered, to the applicable parties, an Annual
Assessment Report in respect of the Sub-Servicer and a corresponding Annual
Attestation Report (together with, if required to be filed with the Commission under applicable law, the consent of the applicable registered public accounting firm to file such corresponding Annual Attestation Report with the Commission)
as and when contemplated by Section 3.14; (ix) provides that the Sub-Servicer will deliver to the Master Servicer a backup certification substantially similar to the Master Servicer Backup Certification with respect to the Sub-Servicer, with such delivery to occur at or before the same times, and under the same circumstances, as the Master Servicer Backup Certification to be delivered by or with respect to the Master Servicer (except that each such document delivered by the Sub-Servicer shall only cover the Mortgage Loans being subserviced thereby);
and (x) includes a representation by the Sub-Servicer that such Sub-Servicer is not an "affiliate" (as such term is defined in Section III of PTE 2000-58) of the Trustee or of any "affiliate" (as such term is defined in Section III of PTE
2000-58) of the Trustee (provided that this clause (x) shall not apply to a
Sub-Servicer listed on Exhibit K hereto). In addition, each Sub-Servicing
Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing Date) shall

                                     -243-

provide that such agreement shall, with respect to any Serviced Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a
Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special
Servicer's rights to service such Serviced Mortgage Loan for so long as such
Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each
Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan. The
Master Servicer and the Special Servicer each shall deliver to the Trustee copies of all Sub-Servicing Agreements (and, to the related Serviced Non-Trust
Mortgage Loan Noteholder, a copy of any Sub-Servicing Agreement in respect of a
Serviced Non-Trust Mortgage Loan), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special
Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the
Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or
Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding,
Advances shall accrue interest in accordance with Sections 3.11(g) or 4.03(d), as applicable, such interest to be allocable between the Master Servicer or the
Special Servicer, as the case may be, and such Sub-Servicer as they may agree.
For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor, the Controlling Class
Certificateholders and, if a Serviced Loan Combination is involved, the related
Non-Trust Mortgage Loan Noteholder(s) in writing promptly of the appointment by it of any Sub-Servicer (other than any Sub-Servicer identified on Exhibit K that is servicing any of the Serviced Mortgage Loans on the Closing Date). The Master
Servicer and the Special Servicer shall each notify the Trustee and the
Depositor in writing, promptly upon becoming aware thereof, whether any
Sub-Servicer retained by it constitutes an Additional Item 1123 Servicer or a
Sub-Servicing Function Participant. The initial Special Servicer hereby represents and warrants that, as of the Closing Date, it has not retained and does not expect to retain any particular Person or group of affiliated Persons to act as a Sub-Servicer with respect to 10% or more of the Mortgage Pool (by balance). The initial Master Servicer hereby represents and warrants that the only Persons with which it has entered into or is negotiating a Sub-Servicing
Agreement as of the Closing Date are listed on Exhibit K and, in each such case, the Sub-Servicing Agreement shall not cover any Mortgage Loan (other than the
Mortgage Loans identified on Exhibit K hereto with respect to such Sub-Servicer)
that the subject Sub-Servicer did not primary service prior to the Closing Date.

          (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except for any Sub-Servicer that is servicing any of the Serviced Mortgage Loans on the
Closing Date (which Sub-Servicers are identified on Exhibit K hereto), shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie
Mae or a HUD-Approved Servicer.

                                     -244-

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of a Serviced Loan
Combination, also for the benefit of the related Serviced Non-Trust Mortgage
Loan Noteholder(s), shall (at no expense to the Trustee, any Certificateholder, any Serviced Non-Trust Mortgage Loan Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master
Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Serviced Mortgage
Loans.

          (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing
Agreement in effect as of the Closing Date (or, if being negotiated as of the
Closing Date, in effect within 90 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master
Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master
Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer), provided that neither the Trustee nor any successor
Master Servicer shall enter into a new Sub-Servicing Agreement with a
Sub-Servicer that was a party to a Sub-Servicing Agreement as of the Closing
Date, if such new Sub-Servicing Agreement amends, alters or fails to restate any rights of any Underwriter or Mortgage Loan Seller under the existing
Sub-Servicing Agreement with respect to the termination of the Sub-Servicer and the appointment of a successor thereto or any rights of any Underwriter or
Mortgage Loan Seller as a third-party beneficiary under such Sub-Servicing
Agreement, unless the successor Master Servicer has obtained the prior written consent to the terms of such new Sub-Servicing Agreement from such Underwriter or Mortgage Loan Seller, as the case may be; or (iii) to terminate the
Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such
Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such
Sub-Servicing Agreement.

          (e) Notwithstanding any Sub-Servicing Agreement or the use of any
Servicing Representative, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the
Serviced Non-Trust Mortgage Loan Noteholder(s) for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Mortgage Loans and/or Administered REO Properties for which it is responsible. The Master
Servicer and the Special Servicer shall each be responsible (without right of reimbursement) for all compensation of each Sub-Servicer or other Servicing
Representative retained by it.

          (f) Notwithstanding the above, the Special Servicer may not enter into any Sub-Servicing Agreement without the approval of the Controlling Class
Representative. In addition, notwithstanding anything herein to the contrary, until the Trustee files a Form 15 with respect to the

                                     -245-

Trust in accordance with Section 8.15, the Special Servicer shall not retain or engage any Sub-Servicer or other Servicing Representative without the reasonable approval of the Depositor; provided that the Depositor shall be deemed reasonable in denying its consent to the appointment of any such Sub-Servicer or other Servicing Representative if the proposed Person would be reasonably likely to be considered an Additional Item 1123 Servicer and/or a Sub-Servicing
Function Participant for purposes of Section 3.13 and/or Section 3.14, as applicable, or if the proposed Person is known to have failed to deliver any report comparable to the Annual Statement of Compliance, the Annual Assessment
Report or the Annual Attestation Report in any other securitization transaction.
Furthermore, notwithstanding anything herein to the contrary, until the Trustee files a Form 15 with respect to the Trust in accordance with Section 8.15, the
Master Servicer shall not retain or engage any Sub-Servicer or any other
Servicing Representative without the approval of the Depositor, but (in the case of the initial Master Servicer) only if and to the extent that such approval is required under the Master Servicer Indemnification Agreement. The agreements set forth in this Section 3.22(f) are in addition to any other agreements (including any applicable indemnity arrangements) that the parties hereto may have with respect to the subject matter of this Section 3.22(f).

          SECTION 3.23. Representations and Warranties of the Master Servicer.

          (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of
the Closing Date, that:

               (i) The Master Servicer is a national banking association, duly organized under the laws of the United States of America, and the Master
     Servicer is in compliance with the laws of each state in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Master Servicer, will not: (A) violate the Master
     Servicer's organizational documents; or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Master Servicer, would reasonably be expected to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the
     Master Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and

                                     -246-

     (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master
     Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master
     Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the
     Master Servicer to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the
     Master Servicer under this Agreement.

               (viii) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (ix) The Master Servicer has reviewed all Sub-Servicing
     Agreements in effect as of the Closing Date and will review all
     Sub-Servicing Agreements entered into by it after the Closing Date.

          (b) The representations and warranties of the Master Servicer set forth in Section 3.23(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                     -247-

          SECTION 3.24. Representations and Warranties of the Special Servicer.

          (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of
the Closing Date, that:

               (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the State of Florida, and the Special
     Servicer is in compliance with the laws of each state in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer, will not: (A) violate the Special
     Servicer's organizational documents; or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Special Servicer, would reasonably be expected to affect materially and adversely either the ability of the Special
     Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the
     Special Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this
     Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the
     Special Servicer to perform its obligations under this Agreement.

                                     -248-

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the
     Special Servicer under this Agreement.

               (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

          (b) The representations and warranties of the Special Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 3.25. Certain Matters Regarding the Purchase of the Trust
Mortgage Loan in a Loan Combination.

          If, in connection with a Permitted Purchase, a Trust Mortgage Loan that is part of a Loan Combination is purchased or repurchased from the Trust
Fund, the purchaser(s) thereof shall be bound by the terms of the related
Co-Lender Agreement and shall assume the rights and obligations of the holder of such Mortgage Loan under such Co-Lender Agreement. Subject to the terms of the related Co-Lender Agreement, all portions of the related Mortgage File and other documents pertaining to the subject Trust Mortgage Loan shall be endorsed or assigned, to the extent necessary or appropriate, to the purchaser(s) of such
Trust Mortgage Loan in their capacity as holder of such Trust Mortgage Loan (as a result of such purchase or repurchase) under the related Co-Lender Agreement in the manner contemplated thereunder, which such purchaser(s) shall be deemed to acknowledge. Thereafter, in the case of a Serviced Combination Trust Mortgage
Loan, such Mortgage File shall be held by the lender responsible for maintaining custody thereof under the related Co-Lender Agreement, or a custodian appointed thereby, for the benefit of each of the "Lenders" as defined under, and as their interests appear under, the related Co-Lender Agreement; provided that the
Mortgage Note for such Serviced Combination Trust Mortgage Loan may be held by the purchaser(s) of such Mortgage Loan. If the related Servicing File is not already in the possession of such party, it shall be delivered to the successor master servicer or special servicer, as the case may be, with respect to the subject Loan Combination under, or otherwise in accordance with, any applicable separate servicing agreement for such Loan Combination or as otherwise contemplated by the related Co-Lender Agreement.

                                     -249-

          SECTION 3.26. Application of Default Charges.

          (a) Any and all Default Charges that are actually Received by the
Trust and deposited in the Pool Custodial Account with respect to any Trust
Mortgage Loan or REO Trust Mortgage Loan during any applicable Collection
Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

          first, to pay to any Fiscal Agent, the Trustee, the Master Servicer
and the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to such Trust
Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which interest on such outstanding Advance accrued on or prior to the date on which the subject
Default Charges were received;

          second, to pay any other outstanding expenses (exclusive of Special
Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to such
Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, that, if paid from collections on the Mortgage Pool other than such Default Charges, would constitute an Additional Trust Fund Expense;

          third, to reimburse the Trust for any interest on Advances paid to any
Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the
Closing Date with respect to such Trust Mortgage Loan or REO Trust Mortgage
Loan, as the case may be, which interest payment was made from collections on the Mortgage Pool (other than Default Charges on such Trust Mortgage Loan or REO
Trust Mortgage Loan) and was not previously reimbursed under this clause third;

          fourth, to reimburse the Trust for any other Additional Trust Fund
Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout
Fees) paid since the Closing Date with respect to such Trust Mortgage Loan or
REO Trust Mortgage Loan, as the case may be, which payment was made from collections on the Mortgage Pool (other than Default Charges on such Trust
Mortgage Loan or REO Trust Mortgage Loan) and was not previously reimbursed under this clause fourth; and

          fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, if they were accrued in respect of an
Outside Serviced Trust Mortgage Loan or a Performing Serviced Trust Mortgage
Loan, or as additional special servicing compensation to the Special Servicer, if they were accrued in respect of a Specially Serviced Trust Mortgage Loan or an REO Trust Mortgage Loan, in each case pursuant to Section 3.11;

provided that any and all Default Charges that are actually collected with respect to a Serviced Combination Trust Mortgage Loan shall first be applied pursuant to the applicable section of this Agreement related to permitted withdrawals from the related Loan Combination Custodial Account (Section 3.05A)
and the applicable provisions of the related Co-Lender Agreement; and provided, further, that the total interest on Advances payable pursuant to clause first above and other expenses payable pursuant to clause second above in connection with a Serviced Combination Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto shall take into account the application of funds on deposit in the related Loan Combination Custodial Account with respect to the related Serviced Non-Trust Mortgage Loan(s) or any successor REO Mortgage
Loan(s) with respect thereto to pay such interest on Advances or such other expenses, as the case may be; and provided, further, that, with respect to a
Serviced Loan Combination, Default Charges that are actually Received

                                     -250-

by the Trust with respect to any Serviced Combination Trust Mortgage Loan or REO
Trust Mortgage Loan with respect thereto during any applicable Collection Period shall be applied to cover the items set forth in clauses first through fourth above only to the extent that such item or portion of such item (i) is allocable to such Serviced Combination Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto in accordance with the related Co-Lender
Agreement and (ii) is not otherwise first payable, pursuant to Section 3.26(c)
or Section 3.26(d) (and consistent with the related Co-Lender Agreement), out of amounts otherwise distributable to a related Serviced Non-Trust Mortgage Loan
Noteholder as Default Charges with respect to a related Serviced Non-Trust
Mortgage Loan or any successor REO Mortgage Loan with respect thereto or, pursuant to Section 3.05A (and consistent with the related Co-Lender Agreement)
out of any other amounts otherwise distributable to a related Serviced Non-Trust
Mortgage Loan Noteholder with respect to a related Serviced Non-Trust Mortgage
Loan or any successor REO Mortgage Loan with respect thereto.

          (b) Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Trust Master Servicer Remittance Date next following the applicable Collection Period during which they were received, for deposit in the Collection Account, subject to application pursuant to Section
3.05(a) for any items payable out of general collections on the Mortgage Pool.
Default Charges applied to pay outstanding interest on Advances in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, to any particular party, pursuant to clause first of subsection (a), shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, pursuant to clause second of subsection (a), shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a) shall be deemed to offset either interest paid on Advances or other Additional Trust
Fund Expenses, depending on which clause is applicable, in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, in the chronological order in which such interest accrued or such expenses were incurred, as applicable (whereupon such interest paid on Advances or such other
Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable).

          (c) Any and all amounts otherwise distributable to the related
Serviced Non-Trust Mortgage Loan Noteholder as Default Charges with respect to any Serviced Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage
Loan with respect thereto that is part of a Serviced Senior/Subordinate Loan
Combination (if any), in accordance with the related Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and as and to the extent permitted under the related Co-Lender Agreement, prior to being so distributed to the related Serviced Non-Trust Mortgage Loan Noteholder:

          first, to pay to any Fiscal Agent, the Trustee, the Master Servicer
and the Special Servicer, in that order, any and all interest on any Servicing
Advances made thereby with respect to the applicable Serviced Loan Combination or any related REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received
(such

                                     -251-

amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first);

          second, to pay to any Fiscal Agent, to the Trustee and to the Master
Servicer, in that order, any and all interest on any P&I Advances made thereby with respect to the related Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, which interest accrued on or prior to the date on which such amounts otherwise so distributable as
Default Charges were received (such amounts to be applied with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

          third, to pay any other expenses reimbursable to any party to this
Agreement from Default Charges pursuant to the related Co-Lender Agreement, out of amounts otherwise distributable to the related Serviced Non-Trust Mortgage
Loan Noteholder as Default Charges with respect to the subject Serviced
Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          (d) Any and all amounts otherwise distributable to the related
Serviced Non-Trust Mortgage Loan Noteholder as Default Charges with respect to any Serviced Subordinate Non-Trust Mortgage Loan (or any successor REO Mortgage
Loan with respect thereto) that is part of a Serviced Pari Passu Loan
Combination (if any), in accordance with the related Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and to the extent permitted under the related Co-Lender Agreement, prior to application in accordance with Section 3.26(a):

          first, to pay to any Fiscal Agent, the Trustee, the Master Servicer
and the Special Servicer, in that order, any and all interest on any Servicing
Advances made thereby with respect to the related Serviced Pari Passu Loan
Combination or any related REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first);

          second, to pay to any Fiscal Agent, to the Trustee and to the Master
Servicer, in that order, any and all interest on any P&I Advances made thereby with respect to the related Serviced Combination Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), and, if the related
Serviced Pari Passu Non-Trust Mortgage Loan has been securitized, to pay any party to any related Non-Trust Mortgage Loan Securitization Agreement any and
all interest on delinquency advances similar to P&I Advances with respect to the related Serviced Pari Passu Non-Trust Mortgage Loan (or any successor REO
Mortgage Loan with respect thereto), which interest accrued, in each case, on or prior to the date on which such amounts otherwise so distributable as Default
Charges were received (such amounts to be applied with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

          third, to pay that portion of any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the related Co-Lender
Agreement, out of amounts otherwise distributable as Default Charges with respect to the related Serviced Subordinate Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto).

                                     -252-

          Any and all amounts otherwise distributable to the related Serviced
Non-Trust Mortgage Loan Noteholder as Default Charges with respect to any
Serviced Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), in accordance with the related Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and to the extent permitted under the related Co-Lender Agreement, prior to being so distributed to the related Serviced Pari Passu Non-Trust Mortgage Loan Noteholder:

          first, to pay to any Fiscal Agent, the Trustee, the Master Servicer
and the Special Servicer, in that order, subject to the next paragraph (if applicable), that portion of any and all interest on any Servicing Advances made thereby with respect to the related Serviced Pari Passu Loan Combination and/or any related REO Property, which interest accrued on or prior to the date on which such amounts so distributable as Default Charges were received, and which interest is allocable to the subject Serviced Pari Passu Non-Trust Mortgage Loan
(or any successor REO Mortgage Loan with respect thereto) in accordance with the related Co-Lender Agreement; and

          second, to pay that portion of any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the related Co-Lender
Agreement (which portion of such other expenses is allocable to the subject
Serviced Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) in accordance with the related Co-Lender Agreement), out of amounts otherwise distributable to the related Serviced Pari Passu Non-Trust
Mortgage Loan Noteholder as Default Charges with respect to the subject Serviced
Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto);

provided that any application of amounts otherwise payable as Default Charges in accordance with this paragraph shall be made after the application of amounts otherwise payable as Default Charges with respect to any related Serviced
Subordinate Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) as provided above in this Section 3.26(d).

          In the case of a Serviced Pari Passu Loan Combination, any and all amounts otherwise distributable with respect to the related Serviced Combination
Trust Mortgage Loan and the related Serviced Pari Passu Non-Trust Mortgage
Loan(s) (or any successor REO Mortgage Loan(s) with respect to such Mortgage
Loan(s)) as Default Charges on any related Loan Combination Master Servicer
Remittance Date, in accordance with the related Co-Lender Agreement, shall be allocated between them, on a pro rata and pari passu basis. If the total amount otherwise distributable on any subject Loan Combination Master Servicer
Remittance Date, in accordance with the related Co-Lender Agreement, as Default
Charges with respect to the related Serviced Combination Trust Mortgage Loan and the related Serviced Pari Passu Non-Trust Mortgage Loan (or any successor REO
Mortgage Loans with respect to such Mortgage Loans) exceeds the aggregate amount of (i) interest on related Servicing Advances payable pursuant to Section
3.26(a) and the prior two paragraphs of this Section 3.26(d) and (ii) other amounts reimbursable from Default Charges pursuant to the related Co-Lender
Agreement in accordance with Section 3.26(a) and the prior two paragraphs of this Section 3.26(d), then the respective portions of such total amount allocable to the related Serviced Combination Trust Mortgage Loan and the related Serviced Pari Passu Non-Trust Mortgage Loan(s) (or any successor REO
Mortgage Loan(s) with respect to such Mortgage Loan(s)) that are to be applied for such purpose shall be in the same proportions that the respective unpaid principal balances of the related Serviced Combination Trust

                                     -253-

Mortgage Loan and the related Serviced Pari Passu Non-Trust Mortgage Loan(s) (or any successor REO Mortgage Loan(s) with respect to such Mortgage Loan(s)) bear to one another.

          SECTION 3.27. Certain Matters Relating to the 2445 M Street Trust
Mortgage Loan and the One Alliance Center Trust Mortgage Loan.

          (a) If only one of the 2445 M Street Trust Mortgage Loan Portions is
purchased or otherwise removed from the Trust Fund, and the other 2445 M Street
Trust Mortgage Loan Portion remains in the Trust Fund, then notwithstanding anything herein to the contrary: (i) the 2445 M Street Loan Combination shall be a Serviced Senior/Subordinate Loan Combination and a Serviced Pari Passu Loan
Combination for all purposes hereunder but shall otherwise cease to be a
Serviced A/B Loan Combination; (ii) the 2445 M Street Trust Mortgage Loan
Portion that has been removed from the Trust Fund shall constitute a Serviced
Pari Passu Non-Trust Mortgage Loan, a Pari Passu Non-Trust Mortgage Loan and a
Pari Passu Mortgage Loan; (iii) the 2445 M Street Trust Mortgage Loan Portion
that remains in the Trust Fund shall constitute a Serviced Senior Trust Mortgage
Loan, a Pari Passu Trust Mortgage Loan and a Pari Passu Mortgage Loan but shall otherwise cease to be a Serviced Note A Trust Mortgage Loan; (iv) the 2445 M
Street Note B-1 Non-Trust Mortgage Loan and the 2445 M Street Note B-2 Non-Trust
Mortgage Loan shall be a Serviced Subordinate Non-Trust Mortgage Loan but shall otherwise cease to be a Serviced Note B Non-Trust Mortgage Loan; and (v) the
2445 M Street Loan Combination shall be serviced hereunder taking the foregoing into account.

          (b) If only one of the One Alliance Center Trust Mortgage Loan
Portions is purchased or otherwise removed from the Trust Fund, and the other
One Alliance Center Trust Mortgage Loan Portion remains in the Trust Fund, then the Trustee is hereby authorized to execute on behalf of the Trust a Co-Lender
Agreement with respect to the One Alliance Center Trust Mortgage Loan Portions
that is substantially similar to the Co-Lender Agreement for the Extendicare
Portfolio Loan Combination (except that this Agreement will be the "Applicable
Servicing Agreement" thereunder and the allocations thereunder will reflect the relative sizes of the two One Alliance Center Trust Mortgage Loan Portions) and,
notwithstanding anything herein to the contrary: (i) the One Alliance Center
Loan Combination shall be a Loan Combination and a Serviced Pari Passu Loan
Combination for all purposes hereunder; (ii) the One Alliance Center Trust
Mortgage Loan Portion that has been removed from the Trust Fund shall constitute a Serviced Pari Passu Non-Trust Mortgage Loan, a Pari Passu Non-Trust Mortgage
Loan and a Pari Passu Mortgage Loan; (iii) the One Alliance Center Trust
Mortgage Loan Portion that remains in the Trust Fund shall constitute a Pari
Passu Trust Mortgage Loan and a Pari Passu Mortgage Loan; and (iv) the One
Alliance Center Loan Combination shall be serviced hereunder taking the foregoing into account.

          SECTION 3.28. Certain Matters Regarding Serviced Loan Combinations.

          (a) The parties hereto recognize and acknowledge, in the case of each
Serviced Loan Combination, the rights of each related Serviced Non-Trust
Mortgage Loan Noteholder under the related Co-Lender Agreement. In connection with the foregoing, the Master Servicer (if the subject Serviced Combination
Trust Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special
Servicer (if the subject Serviced Combination Trust Mortgage Loan is a Specially
Serviced Mortgage Loan), as applicable, shall take all actions required on the part of the holder of the subject Serviced Combination Trust Mortgage Loan or contemplated to be performed by a servicer, in any case, under the related
Co-Lender Agreement, including the delivery of all necessary notices on a timely basis and/or the

                                     -254-

calculation of the applicable purchase price, as well as all other actions necessary and appropriate, to effect the transfer of the subject Serviced
Combination Trust Mortgage Loan (in connection with the purchase thereof under the related Co-Lender Agreement) to any related Non-Trust Mortgage Loan
Noteholder with a purchase option or its designee and/or to permit any related
Non-Trust Mortgage Loan Noteholder, to the extent permitted under the related
Co-Lender Agreement, to effectuate a cure of any defaults under the subject
Serviced Combination Trust Mortgage Loan. Furthermore, with respect to any
Serviced Combination Trust Mortgage Loan as to which the related Co-Lender
Agreement provides for cure rights on the part of any related Non-Trust Mortgage
Loan Noteholder, the Master Servicer (if the subject Serviced Combination Trust
Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer
(if the subject Serviced Combination Trust Mortgage Loan is a Specially Serviced
Mortgage Loan), as applicable, shall notify such Non-Trust Mortgage Loan
Noteholder (i) of any event of default with respect to the subject Serviced
Combination Trust Mortgage Loan that is susceptible of cure under the related
Co-Lender Agreement, promptly (and, in any event, within two Business Days)
after the applicable servicer has actual knowledge thereof (although such notice is not required to state whether such event of default is susceptible of cure thereunder), and (ii) of any material event of default (although such notice is not required to state whether such event of default is material).

          (b) The Master Servicer (if the related Serviced Combination Trust
Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer
(if the related Serviced Combination Trust Mortgage Loan is a Specially Serviced
Mortgage Loan), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, each Serviced Loan Combination or any related REO
Property required to be performed by the holder of the related Serviced
Combination Trust Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the related Co-Lender Agreement and/or any related mezzanine loan intercreditor agreement.

          (c) For purposes of determining whether a Serviced Loan Combination
Change of Control Event has occurred, as well as the identity of the Serviced
Loan Combination Directing Lender, with respect to a Serviced Senior/Subordinate
Loan Combination, any Appraisal Reduction Amount that exists with respect thereto shall be allocated: first, to the related Serviced Subordinate Non-Trust
Mortgage Loan(s) (or any successor REO Mortgage Loan(s) with respect thereto), up to an aggregate amount equal to the then unpaid principal balance of such
Serviced Subordinate Non-Trust Mortgage Loan(s) (or any successor REO Mortgage
Loan(s) with respect thereto), together with all accrued and unpaid interest thereon (other than Default Interest); and then, (i) in the case of a Serviced
A/B Loan Combination, to the related Serviced Combination Trust Mortgage Loan
(or any successor REO Trust Mortgage Loan with respect thereto), and (ii) in the case of a Serviced Pari Passu Loan Combination, to the related Pari Passu Trust
Mortgage Loan and the related Pari Passu Non-Trust Mortgage Loan(s) (or any successor REO Mortgage Loans with respect to the foregoing Mortgage Loans), on a pro rata basis by principal balance.

          (d) Notwithstanding anything herein to the contrary, if this Agreement provides for obtaining a rating confirmation with respect to any Specially
Designated Non-Trust Mortgage Loan Securities in connection with any action hereunder, no party hereto shall obtain such rating confirmation unless it is reasonably assured that the cost of such rating confirmation (or the applicable share thereof in accordance with the related Co-Lender Agreement) will be borne
(without right of reimbursement from the Trust) by the related Non-Trust
Mortgage Loan Securitization Trust or by another third party other than the
Trust.

                                     -255-

          (e) In the event there is any conflict between the terms or provisions of this Agreement and the terms or provisions of any Co-Lender Agreement, the terms or provisions of the Co-Lender Agreement shall control.

          (f) To the extent not already expressly included herein, all provisions required to be included in this Agreement pursuant to any Co-Lender
Agreement are incorporated herein by reference, and the parties hereto shall comply with such provisions as if set forth in this Agreement in full.

          SECTION 3.29. Defense of Litigation.

          (a) The Special Servicer shall, with respect to Specially Serviced
Mortgage Loans and, at the direction of the Controlling Class Representative, any other Mortgage Loan: (i) direct, manage, prosecute and/or defend any action brought by a Mortgagor against the Trust and/or the Special Servicer; and (ii)
represent the interests of the Trust in any litigation relating to the rights and obligations of the Mortgagor or the Trust, or the enforcement of the obligations of a Mortgagor, under the subject Mortgage Loan documents
("Trust-Related Litigation").

          (b) To the extent the Master Servicer is named in Trust-Related
Litigation, and the Trust or Special Servicer is not named, in order to effectuate the role of the Special Servicer as contemplated by Section 3.29(a)
above, the Master Servicer shall: (i) notify the Special Servicer of such
Trust-Related Litigation within ten (10) days of the Master Servicer receiving notice of such Trust-Related Litigation; (ii) provide monthly status reports to the Special Servicer, regarding such Trust-Related Litigation; (iii) seek to have the Trust replace the Master Servicer as the appropriate party to the lawsuit; and (iv) so long as the Master Servicer remains a party to the lawsuit, consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such
Trust-Related Litigation, including but not limited to the selection of counsel, provided that, if there are claims against the Master Servicer and the Master
Servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the Master Servicer.

          (c) Notwithstanding the right of the Special Servicer to represent the interests of the Trust in Trust-Related Litigation, but subject to the rights of the Special Servicer to direct the Master Servicer's actions in Section 3.29(d)
below, the Master Servicer shall retain the right to make determinations relating to claims against the Master Servicer, including but not limited to the right to engage separate counsel in the Master Servicer's reasonable discretion, the cost of which shall be subject to indemnification pursuant to Section 6.03.
Further, nothing in this section shall require the Master Servicer to take or fail to take any action which, in the Master Servicer's good faith and reasonable judgment, may (i) result in an Adverse REMIC Event or Adverse Grantor
Trust Event or (ii) subject the Master Servicer to liability or materially expand the scope of the Master Servicer's obligations under this Agreement.

          (d) Notwithstanding the Master Servicer's right to make determinations relating to claims against the Master Servicer, the Special Servicer shall have the right at any time to (i) direct (subject to the consent of the Controlling
Class Representative) the Master Servicer to settle any claims brought against the Trust, including claims asserted against the Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related
Litigation) and (ii) otherwise reasonably direct the actions of the Master
Servicer relating to claims against the Master Servicer (whether or not the
Trust or the Special Servicer is named in any such claims or Trust-Related

                                     -256-

Litigation), provided in either case that (A) such settlement or other direction does not require any admission, or is not likely to result in a finding, of liability or wrongdoing on the part of the Master Servicer, (B) the cost of such settlement or any resulting judgment is and shall be paid by the Trust, (C) the
Master Servicer is and shall be indemnified pursuant to Section 6.03 for all costs and expenses of the Master Servicer incurred in defending and settling the
Trust-Related Litigation and for any judgment, (D) any such action taken by the
Master Servicer at the direction of the Special Servicer shall be deemed (as to the Master Servicer) to be in compliance with the Servicing Standard and (E) the
Special Servicer provides the Master Servicer with assurance reasonably satisfactory to the Master Servicer as to the items on clauses (A), (B) and (C).
Notwithstanding the foregoing in this paragraph (d), no consent of the
Controlling Class Representative shall be required if adherence by the Master
Servicer or the Special Servicer to such consent would not be in accordance with the Servicing Standard.

          (e) If both the Master Servicer and either the Special Servicer or the
Trust are named in litigation, then the Master Servicer and the Special Servicer shall cooperate with each other to afford the Master Servicer and the Special
Servicer the rights afforded to such party in this Section 3.29.

          (f) Notwithstanding the foregoing, the Controlling Class
Representative may direct (such direction to be in writing; and which written direction may apply to more than one Trust-Related Litigation, or Trust-Related
Litigation in general, on Performing Serviced Mortgage Loans) that the Master
Servicer control, and the Master Servicer agrees that upon receipt of such written direction it shall control, the Trust-Related Litigation on behalf of the Trust with respect to the Performing Serviced Mortgage Loans specified in such notice and, in such event, this Section 3.29 shall not apply. Furthermore, this Section 3.29 shall not apply in the event the Special Servicer authorizes the Master Servicer and the Master Servicer agrees (such authority and agreement to be in writing), to make certain decisions or control certain Trust-Related
Litigation on behalf of the Trust with respect to Specially Serviced Mortgage
Loans; provided, that any authorization by the Special Servicer for the Master
Servicer to control any Trust-Related Litigation shall be subject to the consent of the Controlling Class Representative. If the Master Servicer controls certain
Trust-Related Litigation on behalf of the Trust with respect to Performing
Serviced Mortgage Loans in accordance with this paragraph (f), the Special
Servicer shall retain the right to make determinations relating to claims against the Special Servicer, including but not limited to the right to engage separate counsel in the Special Servicer's reasonable discretion, the cost of which shall be subject to indemnification pursuant to Section 6.03. Nothing in this Section 3.29 shall be intended to limit the rights of the Controlling Class
Representative under any other section of this Agreement.

          (g) Notwithstanding the foregoing, (i) if any action, suit, litigation or proceeding names the Trustee in its individual capacity, or if any judgment is rendered against the Trustee in its individual capacity, then the Trustee, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the Master
Servicer or Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding; (ii) in the case of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a
Mortgagor under the related Mortgage Loan documents or otherwise relating to a
Mortgage Loan or Mortgaged Property, neither the Master Servicer nor the Special
Servicer shall, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms,

                                     -257-

permits, registrations or other documents or take any other similar action with intent to cause, and that actually causes, the Trustee to be registered to do business in any state; and (iii) if any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interest, whether as Trustee or individually, provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

          SECTION 3.30. Deliveries in Connection with Securitization of a
Serviced Non-Trust Mortgage Loan.

          (a) Each of the Master Servicer and the Special Servicer shall, upon reasonable written request, permit a related Serviced Non-Trust Mortgage Loan
Noteholder to use such party's description contained in the Prospectus
Supplement (updated as appropriate by the Master Servicer or the Special
Servicer, as applicable) for inclusion in the disclosure materials relating to any securitization of a Serviced Non-Trust Mortgage Loan.

          (b) The Master Servicer and the Special Servicer shall, upon reasonable written request, each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the requesting party) to the depositor and any underwriters with respect to the securitization of any
Serviced Non-Trust Mortgage Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in Section 3.30(a) with respect to such party, substantially identical to those, if any, delivered by the Master Servicer or the Special Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus Supplement and/or any other disclosure materials relating to the Subject Securitization Transaction. Neither the Master
Servicer nor the Special Servicer shall be obligated to deliver any such item with respect to the securitization of a Serviced Non-Trust Mortgage Loan if it did not deliver a corresponding item with respect to the Subject Securitization
Transaction.

          (c) Notwithstanding any other provision of this Agreement to the contrary, including any time deadlines for delivery set forth in Section 3.13 and/or Section 3.14, to the extent that this Agreement obligates any party hereto to deliver any specific certifications, documents, reports, statements or other information to the depositor and/or trustee of any other securitization involving a Serviced Non-Trust Mortgage Loan and the issuance of publicly offered securities, and such obligation would not otherwise arise hereunder if such securitization was not subject to Regulation AB and/or the related securitization trust was not otherwise subject to Exchange Act reporting, then such party shall not be in default hereunder for failure to deliver any particular such item or other information unless and until it has received written notice, or otherwise has actual knowledge, at least 15 days in advance of the required delivery of the particular item or other information in question, that such delivery is required or that such Serviced Non-Trust
Mortgage Loan has been or will be included in a securitization subject to
Regulation AB and/or as to which the related securitization trust is or will be subject to Exchange Act reporting. The Depositor, if it is the depositor for the securitization of the subject Serviced Non-Trust Mortgage Loan, agrees to use reasonable efforts to provide 30 days prior written notice to the Master
Servicer, Special Servicer and Trustee of the requirement to deliver any item required under Section 3.13 and/or Section 3.14 to be delivered to the related securitization trust. Any reasonable cost and expense of the Master Servicer,
Special Servicer and the Trustee in cooperating with such depositor or trustee of such securitization trust (above and beyond their expressed duties hereunder)
shall be the

                                     -258-

responsibility of such depositor or other securitization trust. The parties hereto shall have the right to require that such depositor or trustee provide them with the contact information for the depositor, the trustee or other applicable recipient party, as applicable, to the securitization agreement memorializing such securitization trust.

                                     -259-

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Distributions.

          (a) On each Distribution Date, through and including the Final
Distribution Date, the Trustee shall, based on, among other things, information provided by the Master Servicer and, if applicable, the Special Servicer, withdraw from the Collection Account and apply the Available Distribution Amount for such Distribution Date, such application to be made for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

          first, concurrently, (i) from that portion, if any, of the Available
Distribution Amount for such Distribution Date attributable to Loan Group No. 1, to make distributions of interest to the Holders of the Class A-1, Class A-2,
Class A-AB and Class A-3 Certificates, in an amount equal to, and pro rata as among such Classes of Certificateholders in accordance with, all Distributable
Certificate Interest in respect of each such Class of Certificates for such
Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, if any, (ii) from that portion, if any, of the Available
Distribution Amount for such Distribution Date that is attributable to Loan
Group No. 2, to make distributions of interest to the Holders of the Class A-1A
Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, and (iii)
from the entire Available Distribution Amount for such Distribution Date, distributions of interest to the Holders of the Class X-CL, Class X-CP and Class
X-W Certificates, in an amount equal to, and pro rata as among such Classes of
Certificateholders in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;
provided, however, that if the Available Distribution Amount for the subject
Distribution Date or the applicable portion thereof attributable to either Loan
Group is insufficient to pay in full the total amount of Distributable
Certificate Interest, as provided above, payable in respect of any Class of
Senior Certificates on such Distribution Date, then the entire Available
Distribution Amount shall be applied to make distributions of interest to the
Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes of Certificateholders in accordance with, all Distributable Certificate Interest in respect of each such Class of
Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          second, to make distributions of principal to the Holders of the respective Classes of the Senior Class A Certificates, in the following amounts and order of priority:

                    (i) to the Holders of the Class A-1A Certificates, up to an
          amount (not to exceed the Class Principal Balance of the Class A-1A
          Certificates outstanding immediately prior to such Distribution Date)
          equal to that portion of the entire Adjusted Principal Distribution
          Amount for such Distribution Date attributable to Loan Group No. 2;

                                     -260-

                    (ii) to the Holders of the Class A-AB Certificates, up to an
          amount equal to the lesser of (A) the excess, if any, of the Class
          Principal Balance of the Class A-AB Certificates outstanding immediately prior to such Distribution Date, over the Class A-AB
          Planned Principal Balance for such Distribution Date, and (B) the entire Adjusted Principal Distribution Amount for such Distribution
          Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1A Certificates pursuant to subclause
          (i) of this clause second);

                    (iii) to the Holders of the Class A-1 Certificates, up to an
          amount (not to exceed the Class Principal Balance of the Class A-1
          Certificates outstanding immediately prior to such Distribution Date)
          equal to the entire Adjusted Principal Distribution Amount for such
          Distribution Date (net of any portion thereof distributed on such
          Distribution Date to the Holders of any other Class of Senior Class A
          Certificates pursuant to a prior subclause of this clause second);

                    (iv) to the Holders of the Class A-2 Certificates, up to an
          amount (not to exceed the Class Principal Balance of the Class A-2
          Certificates outstanding immediately prior to such Distribution Date)
          equal to the entire Adjusted Principal Distribution Amount for such
          Distribution Date (net of any portion thereof distributed on such
          Distribution Date to the Holders of any other Class of Senior Class A
          Certificates pursuant to a prior subclause of this clause second);

                    (v) to the Holders of the Class A-AB Certificates, up to an
          amount (not to exceed the Class Principal Balance of the Class A-AB
          Certificates outstanding immediately prior to such Distribution Date, net of any distributions of principal made with respect to the Class
          A-AB Certificates on such Distribution Date pursuant to subclause (ii)
          of this clause second) equal to the entire Adjusted Principal
          Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the
          Class A-AB Certificates and/or to the Holders of any other Class of
          Senior Class A Certificates pursuant to a prior subclause of this clause second);

                    (vi) to the Holders of the Class A-3 Certificates, up to an
          amount (not to exceed the Class Principal Balance of the Class A-3
          Certificates outstanding immediately prior to such Distribution Date)
          equal to the entire Adjusted Principal Distribution Amount for such
          Distribution Date (net of any portion thereof distributed on such
          Distribution Date to the Holders of any other Class of Senior Class A
          Certificates pursuant to a prior subclause of this clause second); and

                    (vii) to the Holders of the Class A-1A Certificates, up to
          an amount (not to exceed the Class Principal Balance of the Class A-1A
          Certificates outstanding immediately prior to such Distribution Date, net of any distributions of principal made with respect to the Class
          A-1A Certificates on such Distribution Date pursuant to subclause (i)
          of this clause second) equal to the entire Adjusted Principal
          Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the
          Class A-1A Certificates and/or to the Holders of

                                     -261-

          any other Class of Senior Class A Certificates pursuant to a prior subclause of this clause second);

     provided, however, that, notwithstanding the immediately preceding clauses
     (i) through (vii) of this clause second, on each Distribution Date coinciding with or following the Senior Class A Principal Distribution
     Cross-Over Date, and in any event on the Final Distribution Date, the
     Trustee shall, pursuant to this clause second, subject to remaining available funds, make distributions of principal to the Holders of the respective Classes of the Senior Class A Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes of Certificates outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class of Certificates has been reduced to zero (such distributions of principal to be made without regard to the Adjusted Principal Distribution Amount for such Distribution
     Date);

          third, to reimburse the Holders of the respective Classes of the
Senior Class A Certificates, up to an amount equal to, and on a pro rata basis as among such Classes of Certificateholders in accordance with, the Loss
Reimbursement Amount with respect to each such Class of Certificates for such
Distribution Date;

          fourth, to make distributions of interest to the Holders of the Class
A-M Certificates, up to an amount equal to all Distributable Certificate
Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          fifth, after the Class Principal Balances of the respective Classes of the Senior Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-M Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the respective
Classes of the Senior Class A Certificates pursuant to clause second of this
Section 4.01(a)); provided, however, that, on the Final Distribution Date, the
Trustee shall, pursuant to this clause fifth, subject to remaining available funds, make distributions of principal to the Holders of the Class A-M
Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero;

          sixth, to reimburse the Holders of the Class A-M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of
Certificates for such Distribution Date;

          seventh, to make distributions of interest to the Holders of the Class
A-J Certificates, up to an amount equal to all Distributable Certificate
Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          eighth, after the Class Principal Balance of the Class A-M
Certificates has been reduced to zero, to make distributions of principal to the
Holders of the Class A-J Certificates, up to an amount (not to exceed the Class
Principal Balance of the Class A-J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution
Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the respective Classes of the Senior
Class A Certificates pursuant to clause second of this Section 4.01(a) and/or to the Holders of the Class A-M Certificates pursuant to clause fifth of this
Section 4.01(a)); provided,

                                     -262-

however, that, on the Final Distribution Date, the Trustee shall, pursuant to this clause eighth, subject to remaining available funds, make distributions of principal to the Holders of the Class A-J Certificates, until the Class
Principal Balance of such Class of Certificates is reduced to zero;

          ninth, to reimburse the Holders of the Class A-J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of
Certificates for such Distribution Date; and

          tenth, to make distributions to the Holders of the remaining Classes of the Regular Interest Certificates as provided in Section 4.01(b).

          All distributions of interest, if any, made with respect to a Class of
Interest-Only Certificates on any Distribution Date, pursuant to this Section
4.01(a), shall be made, and shall be deemed to have been made, in respect of the various REMIC III Components of the subject Class of Interest Only Certificates, pro rata in accordance with the respective amounts of Distributable Component
Interest in respect of such REMIC III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

          (b) On each Distribution Date, through and including the Final
Distribution Date, after making the distributions with respect to the Senior
Certificates, the Class A-M Certificates and the Class A-J Certificates provided for in Section 4.01(a), the Trustee shall, based on, among other things, information provided by the Master Servicer and, if applicable, the Special
Servicer, apply the remaining portion, if any, of the Available Distribution
Amount for such Distribution Date to make the distributions described in the next paragraph to the Holders of the various Classes of the Class B Through T
Certificates, such distributions to be made sequentially among such Classes of
Certificateholders in the alphabetic order of the Class designations of their respective Certificates (beginning with the Class B Certificates and ending with the Class T Certificates), in each case to the extent of the Remaining Available
Distribution Amount with respect to the subject Class of Certificates for such
Distribution Date.

          On each Distribution Date, through and including the Final
Distribution Date, the Holders of each Class of the Class B Through T
Certificates will be entitled to receive, subject to the Remaining Available
Distribution Amount with respect to the subject Class of Certificates for such
Distribution Date, the following distributions in the following order of priority, in each case to the extent of the remaining available funds:

          first, distributions of interest, up to an amount equal to all
Distributable Certificate Interest with respect to the subject Class of
Certificates for such Distribution Date and, to the extent not previously received, for all prior Distribution Dates, if any;

          second, distributions of principal, up to an amount (not to exceed the
Class Principal Balance of the subject Class of Certificates outstanding immediately prior to such Distribution Date) equal to the Remaining Adjusted
Principal Distribution Amount with respect to the subject Class of Certificates for such Distribution Date (or, if such Distribution Date is the Final
Distribution Date, then up to an amount equal to the entire Class Principal
Balance of the subject Class of Certificates immediately prior to, and without regard to the Remaining Adjusted Principal Distribution Amount with respect to the subject Class of Certificates for, such Distribution Date); and

                                     -263-

          third, reimbursements of any and all reductions made in the Class
Principal Balance of the subject Class of Certificates pursuant to Section
4.04(a), up to an amount equal to the Loss Reimbursement Amount with respect to the subject Class of Certificates for such Distribution Date;

provided that no distributions of principal will be made with respect to any
Class of the Class B Through T Certificates until the reduction to zero of the
Class Principal Balance of each Class of the Class A Certificates, as well as the Class Principal Balance of each other Class of the Class B Through T
Certificates, if any, that has an earlier alphabetic Class designation (that is,
"Class B" comes before "Class C", "Class C" comes before "Class D", and so forth) than does the subject Class of Certificates.

          Any portion of the Available Distribution Amount that remains after the distributions with respect to the Regular Interest Certificates in accordance with Section 4.01(a) and this Section 4.01(b) shall be applied to make distributions to the Holders of the Residual Interest Certificates in
accordance with Section 4.01(c).

          (c) On each Distribution Date, through and including the Final
Distribution Date, after making the distributions with respect to the Regular
Interest Certificates provided for in Sections 4.01(a) and 4.01(b), the Trustee shall apply the remaining portion, if any, of the Available Distribution Amount for such Distribution Date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions to the Holders of the Class R-III
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made with respect to the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(l), over (B) the aggregate distributions made with respect to the Regular Interest
     Certificates on such Distribution Date pursuant to Section 4.01(a) and/or
     Section 4.01(b);

               (ii) to make distributions to the Holders of the Class R-II
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made with respect to the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(m), over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration)
     deemed made with respect to the REMIC II Regular Interests on such
     Distribution Date pursuant to Section 4.01(l);

               (iii) subject to Section 2.06(b), to make distributions to the
     Holders of the Class R-LR Certificates, up to an amount equal to the excess, if any, of (A) that portion of the Available Distribution Amount for such Distribution Date that is allocable to the Early Defeasance Trust
     Mortgage Loans and/or any related REO Properties, over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration)
     deemed made with respect to the Loan REMIC Regular Interests on such
     Distribution Date pursuant to Section 4.01(n); and

               (iv) to distribute to the Holders of the Class R-I Certificates the remaining portion, if any, of the Available Distribution Amount.

          (d) On each Distribution Date, through and including the Final
Distribution Date, the Trustee shall withdraw from the Collection Account any amount Received by the Trust with respect to

                                     -264-

any Trust Mortgage Loan or REO Trust Mortgage Loan during the related Collection
Period that represents Net Prepayment Consideration and shall distribute such
Net Prepayment Consideration: first, to the Holders of the respective Classes of
YM Principal Balance Certificates that are entitled to distributions of principal on such Distribution Date, pursuant to Section 4.01(a) or Section
4.01(b), as applicable, with respect to the Loan Group that includes the prepaid
Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, up to an amount equal to, and pro rata based on, the respective Prepayment Consideration
Entitlements for such Classes of Certificates for such Distribution Date in connection with such Net Prepayment Consideration; and second, as follows--(i)
if the subject Distribution Date occurs during or prior to April 2010, on a pari passu basis to (A) the Holders of the Class X-CL Certificates, in an amount equal to 55.2% of any remaining portion of such Net Prepayment Consideration,
(B) the Holders of the Class X-CP Certificates, in an amount equal to 4.8% of any remaining portion of such Net Prepayment Consideration, and (C) the Holders of the Class X-W Certificates, in an amount equal to 40.0% of any remaining portion of such Net Prepayment Consideration; or (ii) if the subject
Distribution Date occurs after April 2010, on a pari passu basis to (A) the
Holders of the Class X-CL Certificates, in an amount equal to 60.0% of any remaining portion of such Net Prepayment Consideration, and (B) the Holders of the Class X-W Certificates, in an amount equal to 40.0% of any remaining portion of such Net Prepayment Consideration. For purposes of the foregoing, to the extent that amounts available to make distributions of principal on any Class of
YM Principal Balance Certificates on any Distribution Date consist of a combination of principal amounts allocable to both Loan Groups, the Trustee shall assume that those distributions of principal on that Class of YM Principal
Balance Certificates on such Distribution Date are made from principal amounts allocable to each Loan Group, on a pro rata basis in accordance with the respective principal amounts allocable to each Loan Group that were available for distributions of principal on that Class. In connection therewith, (i)
distributions of principal made with respect to the Class A-1A Certificates, pursuant to subclause (i) of clause second of Section 4.01(a), on any
Distribution Date prior to both the Senior Class A Principal Distribution
Cross-Over Date and the Final Distribution Date, shall be deemed made solely from principal amounts allocable to Loan Group No. 2, and (ii) all other distributions of principal made with respect to any Class of Principal Balance
Certificates, pursuant to Section 4.01(a) or 4.01(b), on any Distribution Date,
shall be deemed made from principal amounts allocable to both Loan Groups
(exclusive of any principal amounts allocable to Loan Group No. 2 that may have been applied on such Distribution Date as contemplated by clause (i) of this sentence).

          Any Net Prepayment Consideration or portion thereof distributed with respect to a Class of Interest-Only Certificates on any Distribution Date shall be deemed to have been distributed with respect to the respective REMIC III
Components of the subject Class of Interest-Only Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional
Amounts of such REMIC III Components were reduced on such Distribution Date by deemed distributions of principal pursuant to Section 4.01(l).

          (e) On each Distribution Date, through and including the Final
Distribution Date, subject to Section 2.05(b), the Trustee shall withdraw from the Collection Account, and distribute to the Holders of the Class V
Certificates, any amounts that represent Additional Interest Received by the
Trust during the related Collection Period with respect to the ARD Trust
Mortgage Loans (and any successor REO Trust Mortgage Loans with respect thereto).

          (f) On the Final Distribution Date, the Trustee shall withdraw from the Loss of Value Reserve Fund and distribute to the Holders of the Class R-III
Certificates, any Loss of Value Payments

                                     -265-

remaining on deposit in the Loss of Value Reserve Fund as of the Final
Distribution Date (after taking into account any transfer of Loss of Value
Payments from the Loss of Value Reserve Fund to the Collection Account on the
immediately preceding Trust Master Servicer Remittance Date in accordance with
Section 3.05(e)).

          (g) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Except as otherwise provided below, all such distributions with respect to each
Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five (5) Business Days prior to the related Record Date or, in the case of the initial Distribution Date, no later than the close of business on the later of (i) the fifth Business Day prior to the related Record Date and (ii) the Closing Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution
Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each
Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any related Loss Reimbursement
Amount) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section
9.01, any distribution that is to be made with respect to a Certificate in reimbursement of any related Loss Reimbursement Amount, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the
Trustee was subsequently notified in writing. If such check is returned to the
Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-III Certificateholders.

          (h) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the
Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each Letter of Representations among the Depositor, the
Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

                                     -266-

          (i) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

          (j) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of
Principal Balance Certificates, without regard to any possible future reimbursement of any related Loss Reimbursement Amount) will be made on the next
Distribution Date, the Trustee shall, as soon as reasonably practicable and, in any event, no later than the second Business Day prior to such Distribution
Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(j) shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one (1) year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering
Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(j) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject thereto.

          (k) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholder.

                                     -267-

          (l) All distributions made in respect of each Class of Principal
Balance Certificates on each Distribution Date (including the Final Distribution
Date) pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed on such Distribution Date from REMIC II to
REMIC III with respect to the Corresponding REMIC II Regular Interests for such
Class of Certificates; and all distributions made with respect to each Class of
Interest-Only Certificates on each Distribution Date pursuant to Section 4.01(a)
or Section 4.01(d) and allocable to any particular REMIC III Component of such
Class of Certificates, shall be deemed to have first been distributed on such
Distribution Date from REMIC II to REMIC III in respect of the Corresponding
REMIC II Regular Interest for such REMIC III Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment
Consideration or any portion thereof) or in reimbursement of any Loss
Reimbursement Amount with respect to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence (and, if applicable, the following paragraph of this Section 4.01(l)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration or any portion thereof) or in reimbursement of any Loss Reimbursement Amount with respect to such REMIC II Regular Interest.

          In the case of each Class of Principal Balance Certificates, 40% of all deemed distributions made on the Corresponding REMIC II Regular Interests shall be allocated to the Corresponding REMIC II Regular Interest with a designation that ends with "--Prime" and the remaining 60% of those deemed distributions shall be allocated to the other Corresponding REMIC II Regular
Interest(s). If a Class of Principal Balance Certificates has two or more
Corresponding REMIC II Regular Interests (in addition to a Corresponding REMIC
II Regular Interest with a designation that ends with "--Prime"), then:

               (i) deemed distributions of accrued interest made on such two or more additional Corresponding REMIC II Regular Interests on any
     Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of
     Uncertificated Distributable Interest in respect of such Corresponding
     REMIC II Regular Interests for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) deemed distributions of principal made on such two or more additional Corresponding REMIC II Regular Interests on any Distribution
     Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding REMIC II Regular
     Interests, in each case up to an amount equal to the Uncertificated
     Principal Balance of the subject Corresponding REMIC II Regular Interest outstanding immediately prior to such Distribution Date (such that no deemed distributions of principal will be made on any such Corresponding
     REMIC II Regular Interest until the Uncertificated Principal Balance of each other such Corresponding REMIC II Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full);

               (iii) deemed distributions of additional interest (in the form of
     Net Prepayment Consideration or any portion thereof) made on such two or more additional Corresponding REMIC II Regular Interests on any
     Distribution Date shall be allocated between

                                     -268-

     or among them, as applicable, on a pro rata basis in accordance with the respective amounts of principal deemed distributed in respect of such
     Corresponding REMIC II Regular Interests on such Distribution Date; and

               (iv) deemed distributions made on such two or more additional
     Corresponding REMIC II Regular Interests on any Distribution Date in
     reimbursement of the Loss Reimbursement Amounts with respect thereto shall be allocated to them in the same order that deemed distributions of principal made on such Corresponding REMIC II Regular Interests are allocated to them pursuant to subclause (ii) of this paragraph, in each case up to the amount of the Loss Reimbursement Amount with respect to the subject REMIC II Regular Interest for such Distribution Date.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a), Section
4.01(b), Section 4.01(c) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC
II Regular Interests on such Distribution Date pursuant to this Section 4.01(l).
Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(l), actual distributions of funds from the
Collection Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as
applicable.

          (m) On each Distribution Date, through and including the Final
Distribution Date, the Available Distribution Amount for such Distribution Date shall be deemed to have been distributed from REMIC I to REMIC II for the following purposes and in the following order of priority, in each case to the extent of the remainder of such funds:

          (i) as deemed distributions of interest with respect to all the REMIC
I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest with respect to each such REMIC I
Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

          (ii) as deemed distributions of principal with respect to all the
REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, as to each such REMIC I Regular Interest, the portion of the Principal
Distribution Amount for such Distribution Date attributable to the related Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto; and

          (iii) as deemed distributions of reimbursement with respect to all the
REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, any Loss Reimbursement Amount with respect to each such REMIC I Regular
Interest for such Distribution Date (with compounded interest at the related
REMIC I Remittance Rate in effect from time to time on the aggregate amount of unreimbursed reductions made from time to time in the Uncertificated Principal
Balance of the subject REMIC I Regular Interest pursuant to Section 4.04(c)).

          Any Net Prepayment Consideration distributed to any Class of Regular
Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed on such Distribution Date from REMIC I to REMIC II in respect of the REMIC I Regular Interest(s) corresponding to the prepaid Trust
Mortgage Loan or REO Trust Mortgage Loan, as the case may be, in respect of which such Net Prepayment Consideration was received.

                                     -269-

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates and the Class R-II Certificates
pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section
4.01(d), as applicable, as well as the deemed distributions made on each
Distribution Date in respect of the REMIC II Regular Interests pursuant to
Section 4.01(l), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution
Date pursuant to this Section 4.01(m). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(m), actual distributions of funds from the Collection Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section
4.01(d) or Section 4.01(e), as applicable.

          (n) On each Distribution Date, through and including the Final
Distribution Date, any portion of the Available Distribution Amount for such date allocable to an Early Defeasance Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto) shall be deemed to have first been distributed from the related Loan REMIC to REMIC I in respect of the corresponding Loan REMIC Regular Interest, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

               (i) as deemed distributions of interest in respect of the related
     Loan REMIC Regular Interest, up to an amount equal to all Uncertificated
     Distributable Interest in respect of such Loan REMIC Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) as deemed distributions of principal in respect of the related Loan REMIC Regular Interest, up to an amount equal to the portion of the Principal Distribution Amount for such Distribution Date attributable to such Early Defeasance Trust Mortgage Loan (or any successor
     REO Trust Mortgage Loan with respect thereto); and

               (iii) as deemed distributions of reimbursement with respect to the related Loan REMIC Regular Interest, up to an amount equal to any Loss
     Reimbursement Amount with respect to the related Loan REMIC Regular
     Interest for such Distribution Date (with compounded interest at the related Loan REMIC Remittance Rate in effect from time to time on the aggregate amount of unreimbursed reductions made from time to time in the
     Uncertificated Principal Balance of the related Loan REMIC Regular Interest pursuant to Section 4.04(d)).

          Any Net Prepayment Consideration distributed to any Class of Regular
Interest Certificates on any Distribution Date that is allocable to an Early
Defeasance Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) shall, in each case, be deemed to have been distributed on such
Distribution Date from the related Loan REMIC to REMIC I in respect of the Loan
REMIC Regular Interest corresponding to the prepaid Early Defeasance Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) as to which such Net Prepayment Consideration was received.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates, the Class R-II Certificates and the
Class R-I Certificates pursuant to Section 4.01(a), Section 4.01(b), Section
4.01(c) or Section 4.01(d), as applicable, shall be deemed to have been so made in part from the amounts deemed distributed with respect to the Loan REMIC
Regular Interests, if any, on such Distribution Date pursuant to this Section
4.01(n). Notwithstanding the deemed distributions on the Loan REMIC Regular
Interests, if any, described in this Section 4.01(n), actual

                                     -270-

distributions of funds from the Collection Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section
4.01(d) or Section 4.01(e), as applicable.

          Notwithstanding the foregoing, the applicability of this Section
4.01(n) shall be subject to Section 2.06(b).

          SECTION 4.02. Statements to Certificateholders and Others.

          (a) The Trustee shall prepare and, on each Distribution Date, shall provide or make available electronically to the Depositor, the Underwriters, the
Master Servicer, the Special Servicer, the Controlling Class Representative,
each Rating Agency, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry
Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a
"Distribution Date Statement"), together with the CMSA Bond Level File, the CMSA
Collateral Summary File, the CMSA Historical Bond/Collateral Realized Loss
Reconciliation Template, the CMSA Historical Liquidation Loss Template, the CMSA
Interest Shortfall Reconciliation Template, the CMSA Reconciliation of Funds
Template and the Mortgage Pool Data Update Report, based on information provided to it by the Master Servicer and/or the Special Servicer, which Distribution
Date Statement shall set forth, without limitation:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to
     Distributable Certificate Interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to
     Prepayment Consideration;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of any related Loss Reimbursement Amount for such
     Distribution Date;

               (v) the total payments and other collections Received by the
     Trust during the related Collection Period, the fees and expenses paid therefrom (with an identification of the general purpose of such fees and expenses and the party receiving such fees and expenses), the Available
     Distribution Amount for such Distribution Date and the respective portions of the Available Distribution Amount for such Distribution Date attributable to each of Loan Group No. 1 and Loan Group No. 2;

               (vi) the aggregate amount of P&I Advances made in respect of the
     Mortgage Pool for such Distribution Date pursuant to Section 4.03(a);

               (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of any interest accrued and payable to the Master Servicer, the Trustee or any
     Fiscal Agent in respect of any such unreimbursed P&I Advances in

                                     -271-

     accordance with Section 4.03(d) as of the close of business on such related
     Determination Date and (B) the aggregate amount of unreimbursed Servicing
     Advances (and/or comparable advances made in respect of an Outside Serviced
     Trust Mortgage Loan or related REO Property pursuant to the related Outside
     Servicing Agreement) that had been outstanding with respect to the Mortgage
     Pool as of the close of business on the related Determination Date (or, in the case of an Outside Serviced Trust Mortgage Loan or any related REO
     Property, as of the end of the related Underlying Collection Period) and the aggregate amount of interest accrued and payable to the Master
     Servicer, the Special Servicer, the Trustee or any Fiscal Agent (or, if
     applicable, to a party under an Outside Servicing Agreement) in respect of such unreimbursed Servicing Advances in accordance with Section 3.11(g)
     (or, if applicable, any such comparable advance(s) in accordance with the related Outside Servicing Agreement) as of the close of business on such related Determination Date (or, in the case of an Outside Serviced Trust
     Mortgage Loan or any related REO Property, as of the end of the related
     Underlying Collection Period);

               (viii) the aggregate unpaid principal balance of the Mortgage
     Pool (separately identifying the respective portions thereof attributable to each of Loan Group No. 1 and Loan Group No. 2) outstanding as of the close of business on the related Determination Date (or, in the case of an
     Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage
     Loan with respect thereto, as of the end of the related Underlying
     Collection Period) and the aggregate Stated Principal Balance of the
     Mortgage Pool (separately identifying the respective portions thereof attributable to each of Loan Group No. 1 and Loan Group No. 2) outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust Mortgage Loans (but not the REO Trust Mortgage Loans) in the
     Mortgage Pool, as well as in each Loan Group, as of the close of business on the related Determination Date (or, in the case of an Outside Serviced
     Trust Mortgage Loan, as of the end of the related Underlying Collection
     Period);

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date (or, in the case of an
     Outside Serviced Trust Mortgage Loan, as of the end of the related
     Underlying Collection Period) and aggregate Stated Principal Balance
     (immediately after such Distribution Date) of Trust Mortgage Loans in the
     Mortgage Pool, as well as in each Loan Group, that were (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 or more days,
     (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the knowledge of the Master Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related
     Mortgagor;

               (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal
     Balance thereof immediately following such Distribution Date and (C)
     whether the delinquency is in respect of its Balloon Payment;

               (xii) with respect to any Trust Mortgage Loan as to which a
     Liquidation Event occurred during the related Collection Period (or, in the case of a Final Recovery Determination with respect to an Outside Serviced
     Trust Mortgage Loan, during the related

                                     -272-

     Underlying Collection Period), (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery
     Determination, a brief description of the basis for such Final Recovery
     Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the
     Certificates), and (D) the aggregate amount of any Realized Loss and
     Additional Trust Fund Expenses in connection with such Liquidation Event;

               (xiii) with respect to any Trust Mortgage Loan that was the subject of any material modification, extension or waiver during the related Collection Period, (A) the loan number thereof, (B) the unpaid principal balance thereof and (C) a brief description of such modification, extension or waiver, as the case may be;

               (xiv) with respect to any Trust Mortgage Loan as to which an uncured and unresolved Material Breach or Material Document Defect is alleged to exist, (A) the loan number thereof, (B) the unpaid principal balance thereof, (C) a brief description of such Material Breach or
     Material Document Defect, as the case may be, and (D) the status of such
     Material Breach or Material Document Defect, as the case may be, including any actions known to the Trustee that are being taken by or on behalf of the Depositor (in the case of a Lehman Trust Mortgage Loan) or the related
     Unaffiliated Mortgage Loan Seller (in the case of a Non-Lehman Trust
     Mortgage Loan) with respect thereto;

               (xv) with respect to any REO Property that was included (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date (or, in the case of an Outside
     Administered REO Property, as of the end of the related Underlying
     Collection Period), the loan number of the related Trust Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, Received by the Trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xvi) with respect to any Trust Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related
     Collection Period (or, in the case of an REO Acquisition of an Outside
     Administered REO Property, during the related Underlying Collection
     Period), the loan number of such Trust Mortgage Loan and the Stated
     Principal Balance of such Trust Mortgage Loan as of the related Acquisition
     Date;

               (xvii) with respect to any REO Property as to which a Final
     Recovery Determination was made during the related Collection Period (or, in the case of an Outside Administered REO Property, during the related
     Underlying Collection Period), (A) the loan number of the related Trust
     Mortgage Loan, (B) a brief description of the basis for the Final Recovery
     Determination, (C) the aggregate of all Liquidation Proceeds and other amounts Received by the Trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the aggregate amount of any Realized Loss and Additional Trust Fund Expenses in respect of the related REO Trust Mortgage Loan in connection with such Final Recovery
     Determination and

                                     -273-

     (E), if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xviii) the Distributable Certificate Interest and Accrued
     Certificate Interest in respect of each Class of Regular Interest
     Certificates for such Distribution Date or the related Interest Accrual
     Period, as applicable;

               (xix) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the
     Adjusted Principal Distribution Amount was not distributed on such
     Distribution Date, the portion of the shortfall affecting each Class of
     Principal Balance Certificates;

               (xx) the Pass-Through Rate for each Class of Regular Interest
     Certificates for the related Interest Accrual Period;

               (xxi) the Principal Distribution Amount for such Distribution
     Date, the Principal Distribution Amount for such Distribution Date, the
     Adjusted Principal Distribution Amount for such Distribution Date and the respective portions of the Adjusted Principal Distribution Amount for such
     Distribution Date attributable to each of Loan Group No. 1 and Loan Group
     No. 2, in each case separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal Received by the Trust during the related Collection
     Period, the loan number for the related Trust Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xxii) the aggregate of (A) all Realized Losses incurred during the related Collection Period (or, in the case of an Outside Serviced Trust
     Mortgage Loan or an Outside Administered REO Property, during the related
     Underlying Collection Period) and, as of the related Determination Date, from the Closing Date and (B) all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period (or, in the case of an Outside Serviced Trust Mortgage Loan or an Outside
     Administered REO Property, during the related Underlying Collection Period)
     and, as of the related Determination Date, from the Closing Date;

               (xxiii) the aggregate of all Realized Losses and Additional Trust
     Fund Expenses that remain unallocated immediately following such
     Distribution Date;

               (xxiv) the Class Principal Balance of each Class of Principal
     Balance Certificates and the Class Notional Amount of each Class of
     Interest-Only Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein pursuant to Section 4.04 on such Distribution Date;

               (xxv) the Certificate Factor for each Class of Regular Interest
     Certificates immediately following such Distribution Date;

               (xxvi) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Trustee, any
     Fiscal Agent or any other party hereto during the related Collection Period in accordance with Section 3.11(g) and/or Section

                                     -274-

     4.03(d) (and the aggregate amount of interest on servicing advances in respect of an Outside Serviced Trust Mortgage Loan or any Outside
     Administered REO Property paid to any Outside Servicer or other applicable party during the related Underlying Collection Period in accordance with the related Outside Servicing Agreement);

               (xxvii) (A) the loan number for each Required Appraisal Loan (and each Outside Serviced Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto with a similar status under the related
     Outside Servicing Agreement) and any related Appraisal Reduction Amount
     (including an itemized calculation thereof) as of the related Determination
     Date and (B) the aggregate Appraisal Reduction Amount for all Required
     Appraisal Loans (and each Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto with a similar status under the related Outside Servicing Agreement) as of the related
     Determination Date (or, in the case of an Outside Serviced Trust Mortgage
     Loan or any successor REO Trust Mortgage Loan with respect thereto, if applicable, as of the end of the related Underlying Collection Period);

               (xxviii) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date
     (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date
     Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period
     (in the case of subclause (B)) of Trust Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

               (xxix) the original and then current credit support levels for each Class of Regular Interest Certificates;

               (xxx) the original and then current ratings, if any, for each
     Class of Regular Interest Certificates;

               (xxxi) the aggregate amount of Prepayment Consideration Received by the Trust with respect to the Mortgage Pool, Loan Group No. 1 and Loan
     Group No. 2, respectively, during each of (A) the related Collection Period and (B) the period from and including the Closing Date to and including the related Determination Date;

               (xxxii) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, to the Special
     Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection
     Period, (B) the aggregate amount of servicing compensation in respect of each Outside Serviced Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto (separately identifying the amount of each category of compensation) paid to the related Outside Servicers during the related Underlying Collection Period and (C) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns;

                                     -275-

               (xxxiii) the amounts, if any, actually distributed with respect to each Class of Residual Interest Certificates on such Distribution Date;
     and

               (xxxiv) a brief description of any uncured Event of Default known to the Trustee (to the extent not previously reported) and, as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the
     Trustee's reasonable judgment, be included on the Distribution Date
     Statement without undue difficulty.

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (vi) through (xvii), (xxi),
(xxii), (xxiii), (xxvi), (xxvii), (xxviii), (xxxi), (xxxii), (xxxiii) and
(xxxiv) above, insofar as the underlying information is solely within the control of the Depositor, the Special Servicer or the Master Servicer, the
Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Depositor, the Special Servicer or the Master Servicer, as the
case may be.

          Each Distribution Date Statement shall identify the Distribution Date to which it relates and the Record Date, the Interest Accrual Period, the Trust
Determination Date and the Trust Collection Period that correspond to such
Distribution Date.

          The Trustee shall forward electronically a copy of each Distribution
Date Statement to the Depository.

          (b) The Trustee shall make available each month, to
Certificateholders, Certificate Owners, the Underwriters, the Rating Agencies,
the Controlling Class Representative, any party hereto, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee or any designee of the Depositor, via the Trustee's internet website, on a restricted basis, with the use of a password provided by the Trustee to such Person upon request and, in the case of a Certificateholder, a Certificate Owner or a prospective transferee of a Certificate or any interest therein, upon receipt by the Trustee from such Person of a certification substantially in the form of
Exhibit L-1 or Exhibit L-2, as applicable, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Pool as the Trustee
may have in its possession. Notwithstanding the foregoing, any reports required to be included in the Certificateholder Reports with respect to an Outside
Serviced Trust Mortgage Loan or any Outside Administered REO Property shall be forwarded or otherwise made available by the Trustee in accordance with this paragraph only to the extent that such information is actually received by the
Trustee. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

          The Trustee's internet website shall initially be located at
"www.etrustee.net" or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the parties hereto, the Controlling Class Representative
(if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

                                     -276-

          The Master Servicer may, but is not required to, make available each month, to Certificateholders, Certificate Owners (that have been confirmed as such by the Trustee), the Controlling Class Representative, the Underwriters,
the Rating Agencies or any party hereto, the Certificateholder Reports, on its internet website. The Master Servicer will make no representations or warranties as to the accuracy or completeness of any report not prepared by it and will assume no responsibility for any information for which it is not the original source.

          The Master Servicer's internet website shall initially be located at
"www.wachovia.com" or at such other address as shall be specified by the Master
Servicer from time to time on such website or in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require registration, issuance and use of a password and username, execution of an access agreement and acceptance of a disclaimer. The Master Servicer shall not be liable for the dissemination of information to any Person in accordance with this Agreement. Access to the Master Servicer's internet website shall be with the use of a password provided by the Master Servicer, which, in the case of an existing or prospective Certificateholder or Certificate Owner, shall only be provided upon receipt by the Master Servicer from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable. Notwithstanding the foregoing, upon the Depositor's notifying the
Master Servicer that the Non-Registered Certificates have been sold by the
Underwriters to unaffiliated third parties, the Master Servicer may make the
Servicer Reports available on its internet website without a password, provided that, for so long as reports are required to be filed with the Commission in respect of the Trust pursuant to Section 15(d) of the Exchange Act, the subject reports shall have been previously filed with the Commission (which shall be confirmed by the Master Servicer by request made to the Trustee).

          (c) If the Master Servicer or the Special Servicer, as the case may be, delivers a Supplemental Report to the Trustee, in accordance with Section
3.12(d), then the Trustee shall include the Supplemental Report in or as an attachment to the Distribution Date Statement for the following Distribution
Date and, to the extent required by Section 8.15(a), shall file such
Supplemental Report, together with such Distribution Date Statement, on the related Distribution Report on Form 10-D and/or the related Annual Report on
Form 10-K, as applicable, in accordance with Section 8.15(a).

          During any period that reports are required to be filed with the
Commission with respect to the Trust pursuant to Section 15(d) of the Exchange
Act, each recipient of a Certificateholder Report, a CMSA NOI Adjustment
Worksheet or a CMSA Operating Statement Analysis Report shall be deemed to have agreed to keep confidential the information therein until such statement or report is filed with the Commission, and each Certificateholder Report, CMSA NOI
Adjustment Worksheet and CMSA Operating Statement Analysis Report shall bear a legend to the effect that: "Until this statement/report is filed with the
Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part."

          (d) Absent manifest error of which it has actual knowledge, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a
Mortgagor, a Mortgage Loan Seller or third party that is included in any

                                     -277-

reports, statements, materials or information prepared or provided by the Master
Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this
Agreement. None of the Trustee, the Master Servicer or the Special Servicer
shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other. The Master Servicer may conclusively rely on any information provided by the respective Mortgage Loan Sellers or any Mortgagor with respect to the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Property File
and CMSA Financial File.

          (e) Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest
(including any Prepayment Consideration and Additional Interest) and principal to such Certificateholder during such calendar year (or the applicable portion of such calendar year during which such Person was a Certificateholder) set forth in the Distribution Date Statements and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          (f) Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the
Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) Trepp, LLC (at 477 Madison Avenue, 18th
Floor, New York, New York 10022, or such other address as the Depositor or
Trepp, LLC may designate), (ii) Intex Solutions, Inc. (at 110 A Street, Needham,
Massachusetts 02494, or such other address as the Depositor or Intex Solutions,
Inc. may hereafter designate), (iii) Charter Research Corporation (at Two Oliver
Street, 10th Floor, Boston, Massachusetts 02109-4904, or such other address as the Depositor or Charter Research Corporation may hereafter designate), and (iv)
any other similar third party information provider designated by the Depositor, a copy of the reports made available to the Holders of the Certificates on such
Distribution Date as described above.

          (g) Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholder or any other Person, together with payment of a reasonable fee specified by the
Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02 electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02 that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book-Entry
Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such

                                     -278-

Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

          (h) The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02 to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master
Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          (i) The information to be furnished by the Trustee to the
Certificateholders pursuant to this Section 4.02 shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to
Certificateholders or to any Person any other information with respect to the
Trust Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be
provided to it by the Depositor, the Master Servicer or the Special Servicer or
gathered by it in any investigation or other manner from time to time (such information, other than as described in this Section 4.02, is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three
(3) Business Days' advance notice before doing so, (B) any such Additional
Information shall only be furnished with the consent or at the request of the
Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the
Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional
Information which, for their fulfillment, require the consent of the Depositor.
Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

          SECTION 4.03. P&I Advances With Respect to the Mortgage Pool.

          (a) On or before 2:00 p.m., New York City time, on each Trust Master
Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c)
below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool, first, by transferring to the Trustee for deposit in the Collection Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in the Collection Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I
Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding applicable Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City

                                     -279-

time, on any Trust Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this
Section 4.03(a) (and shall not have delivered to the Trustee the requisite
Officer's Certificate and any required supporting documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 715-0036 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7768 or (704) 593-7782 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Trust
Master Servicer Remittance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York
City time, on the related Distribution Date, then the Trustee (or any Fiscal
Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Trust Master
Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but a Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

          No party hereto shall be required to make a P&I Advance with respect to any Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          (b) The aggregate amount of P&I Advances to be made by the Master
Servicer, the Trustee or any Fiscal Agent, as the case may be, pursuant to this
Section 4.03 in respect of any Distribution Date shall, subject to Section
4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon
Payments) and any Assumed Monthly Payments, in each case net of related Master
Servicing Fees and Workout Fees (and, in the case of each Outside Serviced Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, further net of any related similar fees payable to third parties with respect to the subject Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto pursuant to the related Outside Servicing
Agreement) due or deemed due, as the case may be, in respect of the Trust
Mortgage Loans (including Balloon Trust Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Trust Mortgage Loans in the Mortgage
Pool on their respective Due Dates during the calendar month in which the subject Distribution Date occurs, in each case to the extent such amount was not
Received by the Trust (including as net income from any related REO Property) as of the end of the related Collection Period; provided that--

               (i) if it is determined by the applicable Outside Servicer and reported to the applicable parties hereunder that an Appraisal Reduction
     Amount exists with respect to any Outside Serviced Loan Combination, and a portion of such Appraisal Reduction Amount is allocable to the Trust
     Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as applicable, that is part of such Outside Serviced Loan
     Combination, then the interest portion of each P&I Advance, if any, required to be made pursuant to this Section 4.03 with respect to such
     Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, during the period that such Appraisal
     Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 with respect to such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, without regard to this proviso, multiplied by (B) a fraction, the numerator of which is equal to the Stated
     Principal Balance of such Trust Mortgage Loan or any

                                     -280-

     successor REO Trust Mortgage Loan with respect thereto, as the case may be, reduced (to not less than zero) by the portion of any Appraisal Reduction
     Amount in respect of the subject Outside Serviced Loan Combination that is allocable to such Trust Mortgage Loan or any successor REO Trust Mortgage
     Loan with respect thereto, as the case may be, and the denominator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be;

               (ii) if it is determined that an Appraisal Reduction Amount exists with respect to any Serviced Loan Combination and, further, that a portion of such Appraisal Reduction Amount is allocable to the Trust
     Mortgage Loan or REO Trust Mortgage Loan, as applicable, that is part of such Serviced Loan Combination, then the interest portion of each P&I
     Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 with respect to such Trust
     Mortgage Loan or REO Trust Mortgage Loan, as the case may be, without regard to this proviso, multiplied by (B) a fraction, the numerator of which is equal to the then Stated Principal Balance of such Trust Mortgage
     Loan or REO Trust Mortgage Loan, as the case may be, reduced (to not less than zero) by the portion of such Appraisal Reduction Amount with respect to the subject Serviced Loan Combination that is allocable to such Trust
     Mortgage Loan or REO Trust Mortgage Loan, as the case may be, and the denominator of which is equal to the then Stated Principal Balance of such
     Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be; and

               (iii) if it is determined that an Appraisal Reduction Amount exists with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan
     that is not part of a Loan Combination, then the interest portion of each
     P&I Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 in respect of such Trust
     Mortgage Loan or REO Trust Mortgage Loan, as the case may be, without regard to this proviso, multiplied by (B) a fraction, the numerator of which is equal to the then Stated Principal Balance of such Trust Mortgage
     Loan or REO Trust Mortgage Loan, as the case may be, reduced (to not less than zero) by such Appraisal Reduction Amount, and the denominator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be; and

provided, further, that the existence of an Appraisal Reduction Amount with respect to, or that is allocable to, any Trust Mortgage Loan or REO Trust
Mortgage Loan shall not affect the principal portion of any required P&I Advance with respect thereto.

          For purposes of determining the amount of P&I Advances to be made with respect to any Distribution Date, if an Appraisal Reduction Amount exists with respect to any Serviced Loan Combination, then such Appraisal Reduction Amount shall be allocated between the Mortgage Loans or REO Mortgage Loans, as applicable, in the subject Loan Combination as follows:

                                      -281-

          (i) with respect to a Serviced Pari Passu Loan Combination (if any), any Appraisal Reduction Amount shall be allocated, first, to any related
Serviced Subordinate Non-Trust Mortgage Loan(s) (or any successor REO Mortgage
Loan(s) with respect thereto) (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest)
on, such Serviced Subordinate Non-Trust Mortgage Loan(s) (or any successor REO
Mortgage Loan(s) with respect thereto), and then, on a pro rata basis by principal balance, between the related Serviced Combination Trust Mortgage Loan and the related Serviced Pari Passu Non-Trust Mortgage Loan (or between any successor REO Mortgage Loans with respect thereto); and

          (ii) with respect to a Serviced A/B Loan Combination (if any), any
Appraisal Reduction Amount shall, in each case, be allocated, first, to the related Serviced Note B Non-Trust Mortgage Loan(s) (or any successor REO
Mortgage Loan(s) with respect thereto) (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default
Interest) on, such Serviced Note B Non-Trust Mortgage Loan(s) (or any successor
REO Mortgage Loan(s) with respect thereto)), and then, to the related Serviced
Combination Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto).

          If the Master Servicer, the Trustee or any Fiscal Agent makes a P&I
Advance with respect to an Outside Serviced Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto, then it shall promptly so notify the related Outside Master Servicer of each such P&I Advance so made thereby and shall seek reimbursement for such P&I Advance (together with interest thereon)
out of amounts otherwise payable with respect to the Outside Serviced Loan
Combination that includes such Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, to the maximum extent permitted by, and out of amounts specified for such purpose under, the related
Co-Lender Agreement and/or the related Outside Servicing Agreement.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The Trustee and any Fiscal
Agent shall be entitled to rely, conclusively, on any determination by the
Master Servicer that a P&I Advance, if made pursuant to this Section 4.03, would be a Nonrecoverable P&I Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance pursuant to this Section 4.03 for reasons other than a determination by the Master Servicer that such P&I Advance would be a
Nonrecoverable P&I Advance or for the reasons contemplated by the following paragraphs of this Section 4.03(c), the Trustee or any Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the
Trustee or such Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03(a) that such P&I
Advance would be a Nonrecoverable P&I Advance. Upon determining that any P&I
Advance previously made or proposed to be made pursuant to this Section 4.03 with respect to any Serviced Trust Mortgage Loan or, if related to an
Administered REO Property, any REO Trust Mortgage Loan is or would, if made, constitute a Nonrecoverable P&I Advance, the Special Servicer shall report its determination to the Master Servicer, the Trustee and any Fiscal Agent (it being understood that the Special Servicer shall have no obligation to make any such determination). The Master Servicer, the Trustee and any Fiscal Agent shall rely on any determination by the Special Servicer that a P&I Advance made or proposed to be made pursuant to this Section 4.03 with respect to any Serviced Trust
Mortgage Loan or, if related to an Administered REO Property, any REO Trust
Mortgage Loan would be a Nonrecoverable P&I Advance. Any determination by the
Master Servicer or the Special Servicer that the Master Servicer has made a
Nonrecoverable P&I Advance pursuant to this

                                      -282-

Section 4.03, or that any proposed P&I Advance, if made pursuant to this Section
4.03, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an
Officer's Certificate delivered to the Trustee, any Fiscal Agent and the
Depositor (and, if such determination is made by the Special Servicer or the
Master Servicer, to the other such servicer) on or before the related Trust
Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall have been conducted by an Independent
Appraiser within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.18 or, alternatively, in the case of an Outside Serviced
Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, shall either have been conducted by an Independent Appraiser as provided above or received from a related Outside Servicer), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master
Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust
Fund, that support such determination by the Master Servicer or the Special
Servicer, as applicable. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. In determining whether any P&I Advance constitutes a Nonrecoverable
P&I Advance, the Master Servicer and the Special Servicer shall each be entitled to consider (among other things) the obligations of the related Mortgagor under the terms of the related Mortgage Loan (as such terms may have been modified), to consider (among other things) the related Mortgaged Property in its "as is"
or then current condition and with respect to its then current occupancies, all as modified by such party's reasonable assumptions (consistent with the
Servicing Standard) regarding the possibility and effects of future adverse change with respect to the related Mortgaged Property, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, the Master Servicer or the
Special Servicer may update or change its recoverability determination at any time with respect to any P&I Advance, and the Master Servicer may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for purposes of determining whether a P&I Advance is a Nonrecoverable P&I Advance.

          In addition, if (i) the Master Servicer reasonably believes, in accordance with the Servicing Standard, that a P&I Advance with respect to any
Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto constitutes or may, if made, constitute a Nonrecoverable
P&I Advance, and (ii) either (A) the Master Servicer has made a request for an appraisal with respect to the related Mortgaged Property from the applicable
Outside Servicer and has not obtained, (x) within 15 Business Days of such request, a response from the applicable Outside Servicer indicating that an appraisal with respect to the related Mortgaged Property would be performed within 60 days of the date of such response or has been performed within the prior 12-month period (or such shorter period as the Master Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of such request, and (y) within 60 days of the date of such response, a copy of an appraisal report with respect to the related Mortgaged Property, relating to an appraisal that has been performed within the 12-month period (or such shorter period as the Master Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of such request by the Master Servicer, that complies with the requirements for such an appraisal under the terms of the related Outside Servicing Agreement or this Agreement, or
(B) the Master Servicer has made a request for an appraisal with respect to the related Mortgaged Property from the

                                      -283-

applicable Outside Servicer and has been advised by the applicable Outside
Servicer that such an appraisal with respect to the related Mortgaged Property will not be performed within the time periods specified in clause (ii)(A) above, then the Master Servicer may have an appraisal performed with respect to the related Mortgaged Property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in
Section 3.18, and the cost of which appraisal may be withdrawn from general collections on deposit in the Pool Custodial Account. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the
Master Servicer shall so notify the Special Servicer and consult with the
Special Servicer regarding such appraisal. Notwithstanding the foregoing, the
Master Servicer may conclusively rely on a nonrecoverability determination of an
Outside Servicer with respect to the related Outside Serviced Trust Mortgage
Loan.

          If any of the Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master
Servicer receives written notice that the primary party responsible for making delinquency advances similar to P&I Advances hereunder with respect to such other commercial mortgage securitization has determined, in accordance with the requirements of the related Non-Trust Mortgage Loan Securitization Agreement, that any such delinquency advance made or to be made with respect to such securitized Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage
Loan or comparable deemed mortgage loan with respect thereto) would not ultimately be recoverable out of collections on such Pari Passu Non-Trust
Mortgage Loan (or such REO Mortgage Loan or comparable deemed mortgage loan), then the Master Servicer shall deliver written notice to such effect to the
Trustee, any Fiscal Agent and the Depositor.

          In addition, if the Master Servicer has actual knowledge that any of the Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master Servicer determines that any P&I Advance made or to be made with respect to the related
Combination Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) is or, if made, would be a Nonrecoverable P&I Advance, then the
Master Servicer shall, consistent with the related Co-Lender Agreement (if applicable), notify, in writing, its counterpart under each such other commercial mortgage securitization within one (1) Business Day of such determination, which written notice shall be accompanied by the supporting evidence for such determination. It will, consistent with the related Co-Lender
Agreement (if applicable), also notify, in writing, its counterpart under each such other commercial mortgage securitization (within one (1) Business Day of such determination) if it subsequently determines that P&I Advances made or to be made with respect to the related Combination Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) are no longer
Nonrecoverable P&I Advances. Following a determination of nonrecoverability by the Master Servicer in accordance with this paragraph or by another party responsible for making delinquency advances similar to P&I Advances with respect to a securitized Pari Passu Non-Trust Mortgage Loan (or any successor REO
Mortgage Loan or comparable deemed mortgage loan with respect thereto) in accordance with the preceding paragraph, prior to the Master Servicer resuming
P&I Advances with respect to the related Combination Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicer shall consult with its counterparts under the securitizations of any such Pari
Passu Non-Trust Mortgage Loans regarding whether circumstances with respect to the subject mortgage loans have changed such that a proposed future P&I Advance would not be a Nonrecoverable P&I Advance.

                                      -284-

          (d) The Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this Section 4.03 (with its own funds) for so long as such P&I
Advance is outstanding; provided that if the grace period for the delinquent
Monthly Payment as to which a P&I Advance was made under this Section 4.03 has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, Received by the Trust in connection with the late payment of such delinquent Monthly Payment; and
provided, further, that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master
Servicer or a Sub-Servicer on its behalf as of the related Trust Master Servicer
Remittance Date. Interest so accrued on any P&I Advance made under this Section
4.03 shall be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust
Mortgage Loan as to which the P&I Advance relates (provided that such Default
Charges will only be applied to pay interest accrued on such P&I Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance is being reimbursed or has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account; provided that, in the case of P&I
Advances with respect to an Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the Master Servicer shall, no less often than monthly, notify the related Outside Master Servicer of the interest accruing on such P&I Advances in accordance with this Section
4.03(d) and, to the maximum extent permitted by the related Co-Lender Agreement, prior to paying such interest on such P&I Advances out of general collections in respect of the Mortgage Pool on deposit in the Pool Custodial Account, shall seek payment for such interest on such P&I Advances from the related Outside
Master Servicer out of amounts otherwise payable with respect to the Outside
Serviced Loan Combination that includes such Outside Serviced Trust Mortgage
Loan or any successor REO Trust Mortgage Loan with respect thereto, to the maximum extent permitted by, and out of amounts specified for such purpose under, the related Co-Lender Agreement; and provided, further, that, if such P&I
Advance was made with respect to a Serviced Combination Trust Mortgage Loan or any REO Trust Mortgage Loan with respect thereto, then such interest on such P&I
Advance shall first be payable out of amounts on deposit in the related Serviced
Loan Combination Custodial Account in accordance with, and to the extent provided in, Section 3.05A. The Master Servicer shall, in accordance with
Section 3.05(a) and/or Section 3.05A, reimburse itself, the Trustee or any
Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby under this Section 4.03 as soon as practicable after funds available for such purpose are deposited in the applicable Custodial Account. Notwithstanding the foregoing, upon a determination that a previously made P&I Advance is a
Nonrecoverable P&I Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, any of the Master Servicer, the
Trustee or any Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months or such longer period of time as is approved in writing by the Controlling Class Representative) and the unreimbursed portion of such P&I Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the
Trustee or any Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such
Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing

                                      -285-

Standard by the Master Servicer or a breach of any fiduciary duty owed to the
Certificateholders by the Trustee or any Fiscal Agent, or a breach of any other contractual obligation owed to the Certificateholders by any party to this
Agreement.

          SECTION 4.04. Allocations of Realized Losses and Additional Trust Fund
Expenses

          (a) On each Distribution Date, following the distributions to
Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class
Principal Balances of all the Classes of Principal Balance Certificates, exceeds
(ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Class Principal Balances of the various Classes of the Class B Through T Certificates shall be reduced sequentially, in reverse alphabetic order of the respective Class designations of such Classes of
Certificates (beginning with the Class T Certificates and ending with the Class
B Certificates), in each case until such excess is eliminated or the applicable
Class Principal Balance has been reduced to zero (whichever occurs first). If, after the reduction to zero of the respective Class Principal Balances of all the Classes of Class B Through T Certificates, the amount described in clause
(i) of the second preceding sentence (taking into account such reductions) still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the various Classes of the Class
A Certificates shall be reduced sequentially as follows, in each case to zero if necessary, until such remaining excess is eliminated: first, the Class Principal
Balance of the Class A-J Certificates shall be reduced; second, if and to the extent necessary, the Class Principal Balance of the Class A-M Certificates
shall be reduced; and last, if and to the extent necessary, the respective Class
Principal Balances of the various Classes of the Senior Class A Certificates shall be reduced, on a pro rata basis in accordance with the respective outstanding Class Principal Balances thereof.

          Any and all such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates pursuant to this
Section 4.04(a) shall be deemed to constitute allocations of Realized Losses and
Additional Trust Fund Expenses.

          (b) If the Class Principal Balance of any Class of Principal Balance
Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the aggregate Uncertificated Principal Balance of such Class' Corresponding
REMIC II Regular Interests shall be deemed to have first been reduced on such
Distribution Date by the exact same amount, with 40% of such reduction to be made to the Uncertificated Principal Balance of such Class' Corresponding REMIC
II Regular Interest with the designation that ends "--Prime" and 60% of such reduction to be made to the Uncertificated Principal Balance(s) of such Class'
other Corresponding REMIC II Regular Interest(s). If a Class of Principal
Balance Certificates has two or more Corresponding REMIC II Regular Interests
(in addition to a Corresponding REMIC II Regular Interest with a designation ending "--Prime"), then the respective Uncertificated Principal Balances of such two or more additional Corresponding REMIC II Regular Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such Corresponding REMIC II Regular
Interests pursuant to Section 4.01(l), such that no reduction shall be made in the Uncertificated Principal Balance of any such additional Corresponding REMIC
II Regular Interest pursuant to this Section 4.04(b) until the Uncertificated
Principal Balance of each other such additional Corresponding REMIC II Regular
Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero.

                                      -286-

Any and all such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(m), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced, if and to the extent necessary, to equal the Stated Principal Balance of the related Trust
Mortgage Loan or REO Trust Mortgage Loan, as applicable, that will be outstanding immediately following such Distribution Date. Any and all such reductions in the Uncertificated Principal Balances of the respective REMIC I
Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (d) On each Distribution Date, following any deemed distributions to be made in respect of the Loan REMIC Regular Interests pursuant to Section
4.01(n), subject to Section 2.06(b), the Uncertificated Principal Balance of
each Loan REMIC Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Early Defeasance Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto, as the case may be, that will be outstanding immediately following such Distribution Date. Any such reductions in the
Uncertificated Principal Balances of the respective Loan REMIC Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional
Trust Fund Expenses.

          SECTION 4.05. Various Reinstatement Amounts.

          (a) On each Distribution Date, following the distributions to
Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, exceeds (ii) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance
Certificates. If such an excess does exist, then the Trustee shall allocate the
Total Principal Reinstatement Amount, if any, for the subject Distribution Date as follows until it is allocated in full: first, to all of the Classes of the
Senior Class A Certificates, up to, and on a pro rata basis in accordance with, the respective Loss Reimbursement Amounts, if any, for such Classes of Senior
Class A Certificates with respect to such Distribution Date (minus any amounts reimbursed in respect of such respective Loss Reimbursement Amounts on the subject Distribution Date pursuant to Section 4.01(a)); second, to the Class A-M
Certificates, up to any Loss Reimbursement Amount for the Class A-M Certificates
with respect to such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to
Section 4.01(a)); third, to the Class A-J Certificates, up to any Loss
Reimbursement Amount for the Class A-J Certificates with respect to such
Distribution Date (minus any amount reimbursed in respect of such Loss
Reimbursement Amount on the subject Distribution Date pursuant to Section
4.01(a)); and then to the respective Classes of the Class B Through T
Certificates, sequentially as among such Classes in alphabetic order based on the respective Class designations thereof (beginning with the Class B
Certificates and ending with the Class T Certificates), in each case up to any
Loss Reimbursement Amount for the applicable Class of Class B Through T
Certificates with respect to such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to Section 4.01(b)). Any portion of the Total Principal Reinstatement
Amount for any Distribution Date that is allocated to a particular Class of
Principal Balance Certificates

                                      -287-

shall be: (i) referred to herein as the "Class Principal Reinstatement Amount"
in respect of such Class of Principal Balance Certificates for such Distribution
Date; and (ii) added to the Class Principal Balance of such Class of Principal
Balance Certificates on such Distribution Date. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge that the reinstatement of all or any portion of the Class Principal Balance of any Class of Principal
Balance Certificates on any Distribution Date shall be a result of the collection of Recovered Amounts, Default Charges and/or Loss of Value Payments
Received by the Trust during the related Collection Period and the addition of such Recovered Amounts, Default Charges and/or Loss of Value Payments to the
Principal Distribution Amount for purposes of calculating the Adjusted Principal
Distribution Amount for such Distribution Date.

          (b) In connection with the reinstatement of all or any portion of the
Class Principal Balance of any one or more Classes of Principal Balance
Certificates on any Distribution Date, pursuant to Section 4.05(a), the Trustee shall calculate the amount of lost Distributable Certificate Interest that would have accrued on the respective Classes of Regular Interest Certificates through and including the end of the Interest Accrual Period for such Distribution Date if no reduction to the Class Principal Balance of any Class of Principal Balance
Certificates, pursuant to Section 4.04(a), and no corresponding reduction to the
Uncertificated Principal Balance of any REMIC II Regular Interest(s), pursuant to Section 4.04(b), had resulted on a prior Distribution Date from the reimbursement out of general collections of principal on the Mortgage Pool of the particular Advances (with interest thereon) that relate to the Recovered
Amounts associated with such reinstatement of outstanding principal on the subject Distribution Date. Once determined, such lost Distributable Certificate
Interest in respect of any particular Class of Regular Interest Certificates shall be reinstated and become due and payable on future Distribution Dates as part of the unpaid Distributable Certificate Interest for such Class of Regular
Interest Certificates from prior Distribution Dates. All such reinstated
Distributable Certificate Interest in respect of any particular Class of Regular
Interest Certificates shall be treated the same as any other unpaid
Distributable Certificate Interest in respect of such Class of Regular Interest
Certificates.

          (c) If the Class Principal Balance of any Class of Principal Balance
Certificates is increased on any Distribution Date pursuant to Section 4.05(a), then the aggregate Uncertificated Principal Balance of such Class' Corresponding
REMIC II Regular Interest(s) shall be deemed to have first been increased on such Distribution Date by the exact same amount, with 40% of such increase to be added to the Uncertificated Principal Balance of such Class' Corresponding REMIC
II Regular Interest with the designation that ends "--Prime" and 60% of such increase to be added to the Uncertificated Principal Balance(s) of such Class'
other Corresponding REMIC II Regular Interest(s). In circumstances where there are multiple Corresponding REMIC II Regular Interests with respect to a Class of
Principal Balance Certificates (in addition to a Corresponding REMIC II Regular
Interest with a designation that ends "--Prime"), the increases in the respective Uncertificated Principal Balances of such multiple additional
Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be made in the reverse order that reductions are made to such
Uncertificated Principal Balances pursuant to Section 4.04(b), in each case up to the amount of the Loss Reimbursement Amount with respect to the subject REMIC
II Regular Interest for such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to Section 4.01(l)).

          (d) If any lost Distributable Certificate Interest is reinstated with respect to any Class of Regular Interest Certificates on any Distribution Date
pursuant to Section 4.05(b), then a corresponding amount of Uncertificated
Distributable Interest shall be reinstated with respect to such

                                      -288-

Class' Corresponding REMIC II Regular Interest(s) (or, in the case of a Class of
Interest-Only Certificates, insofar as such lost Distributable Certificate
Interest corresponds to a particular REMIC III Component of such Class, a corresponding amount of Uncertificated Distributable Interest shall be reinstated with respect to such REMIC III Component's Corresponding REMIC II
Regular Interest). In circumstances where there are multiple Corresponding REMIC
II Regular Interests with respect to a Class of Principal Balance Certificates, the reinstatement of such lost Uncertificated Distributable Interest with respect to such Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be effected taking into account the respective portions of such lost Uncertificated Distributable Interest attributable to such
Corresponding REMIC II Regular Interests. Once reinstated, such lost
Uncertificated Distributable Interest in respect of any particular REMIC II
Regular Interest shall become due and payable on future Distribution Dates as part of the unpaid Uncertificated Distributable Interest for such REMIC II
Regular Interest from prior Distribution Dates. All such reinstated
Uncertificated Distributable Interest in respect of any particular REMIC II
Regular Interest shall be treated the same as any other unpaid Uncertificated
Distributable Interest in respect of such REMIC II Regular Interest.

          SECTION 4.06. Calculations.

          The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and Article IX, the allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04 and the reinstatements of principal balance and interest to be made pursuant to Section 4.05. The Trustee shall calculate the
Available Distribution Amount and the respective portions of the Available
Distribution Amount attributable to each Loan Group for each Distribution Date and shall allocate such respective amounts among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special
Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                      -289-

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01. The Certificates.

          (a) Subject to Sections 2.05(b) and 2.06(b), the Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3,
A-4, A-5, A-6 and A-7; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Regular Interest Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular
Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of $10,000 in the case of the Class
A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-M, Class A-J, Class
B, Class C, Class D, Class E and Class F Certificates, $250,000 in the case of the Interest-Only Certificates, and $250,000 in the case of the remaining
Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. Subject to Sections 2.05(b) and 2.06(b), the Class R-I, Class
R-II, Class R-III, Class R-LR and Class V Certificates will be issuable in denominations representing Percentage Interests in the applicable Class of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of
Certificates and of transfers and exchanges of Certificates as herein provided.
The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial
Certificate Register shall be located, as of the Closing Date, at 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global

                                      -290-

Securities and Trust Services--LB-UBS Commercial Mortgage Trust 2007-C2. The
Certificate Registrar may appoint, by a written instrument delivered to the
Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not
the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate
Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the
Certificate Registrar as to the information set forth in the Certificate
Register.

          If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

          (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Lehman Brothers or any of their respective
Affiliates or, in the case of a Global Certificate for any Class of Book-Entry
Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as
Exhibit F-2A or, except in the case of a Residual Interest Certificate, as
Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor
or a Qualified Institutional Buyer (or, in the case of Residual Interest
Certificate, to the effect that the prospective Transferee is a Qualified
Institutional Buyer) and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the
Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Tax Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in
their respective capacities as such), together with the written certification(s)
as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Residual Interest Certificates may only be held by Qualified Institutional Buyers, and each other Definitive
Non-Registered Certificate may only be held by Qualified Institutional Buyers and Institutional Accredited Investors.

                                      -291-

          No beneficial interest in the Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If a Transfer of any interest in the
Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered
Certificates or a Transfer of any interest therein by the Depositor, Lehman
Brothers or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct. Further, as long as the Class T Certificates are Book-Entry
Certificates, any Certificate Owner desiring to effect a transfer of a Class T
Certificate or any interest therein may not sell or otherwise transfer that
Certificate or any interest therein unless it has provided the Depositor with prior written notice of such transfer (together with a copy of the certificate required pursuant to clause (i) above, executed by the proposed transferee).

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee, as transfer agent for the
Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certifications and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from

                                      -292-

such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit F-2D hereto to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the certification described in the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2D hereto are, with respect to the subject
Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph of this Section 5.02(b) and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such
Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section 5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the
Regulation S Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Rule 144A
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

                                      -293-

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, any
Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator,
the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Non-Registered Certificates or any Transfer of a Non-Registered Certificate or
any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Global Certificate for any Class of
Book-Entry Non-Registered Certificates, any Transfer thereof to a successor
Depository or to the applicable Certificate Owner(s) in accordance with Section
5.03, the Certificate Registrar shall refuse to register the Transfer of a
Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a
Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, except in the case of a Residual Interest Certificate or, if issued hereunder taking into account Section 2.05(b), a Class V Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the
excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b)
of the Code, by reason of Sections I and III of Prohibited Transaction Class
Exemption 95-60; or (iii) alternatively, but only in the case of a
Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Residual Interest Certificate or, if issued hereunder taking into account Section 2.05(b), a Class V Certificate) that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
any Sub-Servicer, any Person responsible for servicing an Outside Serviced Trust
Mortgage Loan or administering an Outside Administered REO Property, any
Exemption-Favored Party or any Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans

                                      -294-

a written representation that such Transferee, if a Plan, satisfied the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X)
and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code
or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as
Exhibit G-1 (in the case of Definitive Non-Registered Certificates) and Exhibit
G-2 (in the case of ownership interests in Book-Entry Non-Registered
Certificates) are acceptable for purposes of the preceding sentence. If any
Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (in the case of a Definitive Certificate) or the
Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any
     Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

               (A)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Interest Certificate shall be a Permitted
                    Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its
                    status as a Permitted Transferee.

               (B)  In connection with any proposed Transfer of any Ownership
                    Interest in a Residual Interest Certificate, the Certificate
                    Registrar shall require delivery to it, and shall not
                    register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement
                    substantially in the form attached hereto as Exhibit H-1 (a
                    "Transfer Affidavit and Agreement"), from the proposed
                    Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual
                    Interest Certificate that is the subject of the proposed
                    Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it
                    retains its Ownership Interest in a Residual Interest
                    Certificate it will

                                      -295-

                    endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

               (C)  Notwithstanding the delivery of a Transfer Affidavit and
                    Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the
                    Certificate Registrar has actual knowledge that the proposed
                    Transferee is not a Permitted Transferee, no Transfer of an
                    Ownership Interest in a Residual Interest Certificate to
                    such proposed Transferee shall be effected.

               (D)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Interest Certificate shall agree (1) to require a
                    Transfer Affidavit and Agreement from any prospective
                    Transferee to whom such Person attempts to Transfer its
                    Ownership Interest in such Residual Interest Certificate and
                    (2) not to Transfer its Ownership Interest in such Residual
                    Interest Certificate unless it provides to the Certificate
                    Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (E)  Each Person holding or acquiring an Ownership Interest in a
                    Residual Interest Certificate, by purchasing such Ownership
                    Interest, agrees to give the Tax Administrator and the
                    Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an
                    Ownership Interest in a Residual Interest Certificate, if it
                    is, or is holding an Ownership Interest in a Residual
                    Interest Certificate on behalf of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a
     Residual Interest Certificate in violation of the provisions of this
     Section 5.02(d), then the last preceding Holder of such Residual Interest
     Certificate that was in compliance with the provisions of this Section
     5.02(d) shall be restored, to the extent permitted by law, to all rights as
     Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or
     the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (B)  If any purported Transferee shall become a Holder of a Residual
               Interest Certificate in violation of the restrictions in this
               Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest
               Certificate as described in clause (ii)(A) above shall be
               invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such
               Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the
               Trustee

                                      -296-

               shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such
               Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

               (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a
     Residual Interest Certificate to any Person who is a Disqualified
     Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section
     1381 of the Code that holds an Ownership Interest in a Residual Interest
     Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The
     Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(h)(i).

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

               (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event with
                    respect to any Class of Certificates; and

               (B)  an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the
                    expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC
                    Pool to cease to qualify as a REMIC or be subject to an
                    entity-level tax caused by the Transfer of any Residual
                    Interest Certificate to a Person which is not a Permitted
                    Transferee or (2) cause a Person other than the prospective
                    Transferee to be subject to a REMIC-related tax caused by
                    the Transfer of a Residual Interest Certificate to a Person
                    that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner
that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate
Owner) to confirm that, it has (i) sole

                                      -297-

investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

          SECTION 5.03. Book-Entry Certificates.

          (a) Each Class of Regular Interest Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) and Section 5.03(c), a
Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such
Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective
Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(b) and
Section 5.03(c), shall not be entitled to definitive, fully registered
Certificates ("Definitive Certificates") in respect of such Ownership Interests.
The Class X-CL, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class P, Class Q, Class S and Class T Certificates initially sold to Qualified
Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the
Depository and registered in the name of Cede & Co. as nominee of the
Depository. The Class X-CL, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class P, Class Q, Class S and Class T Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global

                                      -298-

Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective
Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable
Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates and (in the event applicable law and/or the
Depository's procedures require that the Depository Participants holding
Ownership Interests in such Class of Book-Entry Certificates submit a withdrawal request to the Depository in order to so terminate the book-entry system) the
Depositor additionally notifies those Depository Participants and those
Depository Participants submit a withdrawal request with respect to such termination, then the Certificate Registrar shall notify all affected
Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

          Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

                                      -299-

          (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate or any Subordinate
Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC Pool or the Grantor
Trust (if created hereunder taking into account Section 2.05(b)), as applicable, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                      -300-

                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01. Liability of Depositor, Master Servicer and Special
Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          SECTION 6.02. Continued Qualification and Compliance of Master
Servicer; Merger, Consolidation or Conversion of Depositor, Master Servicer or
Special Servicer.

          Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the
Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Each of the Depositor, the Master Servicer and the Special Servicer
may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any
Person resulting from any merger or consolidation to which the Depositor, the
Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the
Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as confirmed (at the expense of such successor or surviving
Person) in writing by each of the Rating Agencies (and, if any Specially
Designated Non-Trust Mortgage Loan Securities are rated thereby, Moody's), such succession will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Specially Designated Non-Trust Mortgage Loan
Securities rated by such rating agency, and (ii) such successor or surviving
Person makes the applicable representations and warranties set forth in Section
3.23 (in the case of a successor or surviving Person to the Master Servicer) or
Section 3.24 (in the case of a successor or surviving Person to the Special
Servicer), as applicable. The successor or surviving Person shall be responsible for the cost of obtaining the rating confirmations contemplated by clause (i) of the proviso to the preceding sentence.

                                      -301-

          SECTION 6.03. Limitation on Liability of Depositor, Master Servicer
and Special Servicer.

          None of the Depositor, the Master Servicer or the Special Servicer
shall be under any liability to the Trust Fund, the Trustee, the
Certificateholders or the Serviced Non-Trust Mortgage Loan Noteholders for any
action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Serviced Non-Trust
Mortgage Loan Noteholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any
director, manager, member, officer, employee or agent of the Depositor, the
Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial
Account against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with (a) any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this
Agreement) or (b) any mediation and/or arbitration, pursuant to Section 2.03(i)
hereof or Section 5(i) of a UMLS/Depositor Mortgage Loan Purchase Agreement,
relating to this Agreement or the Certificates, other than, in any such case, any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof; (ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action, claim, mediation or arbitration against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or (iv) incurred in connection with any legal action, claim, mediation or arbitration against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; provided that, if a Serviced
Loan Combination is involved, such indemnity shall be payable out of the related
Loan Combination Custodial Account pursuant to Section 3.05A and, if and to the extent not solely attributable to one or more Serviced Non-Trust Mortgage Loans
(or any successor REO Mortgage Loan(s) with respect thereto) included in such
Serviced Loan Combination, shall also be payable out of the Pool Custodial
Account if amounts on deposit in the related Loan Combination Custodial
Account(s) are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to one or more Serviced Non-Trust Mortgage Loans (or any successor REO Mortgage Loan(s)
with respect thereto), the fact that any related legal action was instituted by or against a related Serviced Non-Trust Mortgage Loan Noteholder shall not create a presumption that such indemnity is solely attributable thereto. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action, mediation or arbitration, unless such action, mediation or arbitration, as the case may be, is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action, mediation or arbitration, as the case may be, or (ii) such action, mediation or arbitration, as the case may be, will not, in its reasonable and good faith judgment, involve it in any

                                      -302-

ultimate expense or liability for which it would not be reimbursed hereunder.
Notwithstanding the foregoing, subject to Section 2.03(i) of this Agreement and
Section 5(i) of each UMLS/Depositor Mortgage Loan Purchase Agreement, the
Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any legal action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if a Serviced Loan
Combination is affected, the rights of the Certificateholders and the related
Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the
Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Pool Custodial Account as provided in Section
3.05(a); provided, however, that if and to the extent a Serviced Loan
Combination and/or a Serviced Non-Trust Mortgage Loan Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan
Combination Custodial Account pursuant to Section 3.05A and, if and to the extent attributable to one or more Trust Mortgage Loans and/or REO Trust
Mortgage Loans, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor. In no event shall the Master Servicer or the Special
Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or for any action taken or omitted to be taken by the Depositor, the Trustee, any
Certificateholder or any Serviced Non-Trust Mortgage Loan Noteholder (unless they are the same Person or Affiliates).

          SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

          (a) The Master Servicer and, subject to Section 6.09, the Special
Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the
Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each Rating Agency confirms in writing (at the expense of the resigning party) that the resignation and the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master
Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04(a).

                                      -303-

          (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.07 and 7.01(d), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special
Servicer are transferred to a successor thereto, the Master Servicing Fee, the
Special Servicing Fee, any Workout Fee (except as expressly contemplated by
Section 3.11(c)) and/or any Liquidation Fee, as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05. Rights of Depositor, Trustee and Serviced Non-Trust
Mortgage Loan Noteholders in Respect of the Master Servicer and the Special
Servicer.

          The Master Servicer and the Special Servicer shall each afford the
Depositor, each Underwriter, the Trustee and each Serviced Non-Trust Mortgage
Loan Noteholder, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and each
Serviced Non-Trust Mortgage Loan Noteholder with its most recent publicly available financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent, on a consolidated basis) and such other non-proprietary information as the Master
Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special
Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the
Depositor may not exercise any right pursuant to Section 7.01 to terminate the
Master Servicer or the Special Servicer as a party to this Agreement. The
Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not
obligated to supervise the performance of the Master Servicer or the Special
Servicer under this Agreement or otherwise.

          SECTION 6.06. Depositor, Master Servicer and Special Servicer to
Cooperate with Trustee.

          The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

          SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
with Master Servicer.

          The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Master Servicer in order to enable it to perform its duties hereunder.

                                      -304-

          SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
Special Servicer.

          The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Special Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.09. Designation of Special Servicer and Controlling Class
Representative; Replacement of Special Servicer by the Controlling Class and
Others.

          (a) Subject to Section 6.09(d), the Majority Controlling Class
Certificateholder(s) may at any time and from time to time designate a Person to serve as Special Servicer hereunder and to replace any existing Special Servicer without cause or any Special Servicer that has resigned or otherwise ceased to serve (including in connection with a termination pursuant to Section 7.01) as
Special Servicer; provided that the Majority Controlling Class
Certificateholder(s) may not designate any Person to act as successor Special
Servicer with respect to any Serviced Loan Combination (without the consent of the related Serviced Non-Trust Noteholder(s), such consent not to be unreasonably withheld) if such Person was previously terminated as Special
Servicer with respect to such Serviced Loan Combination due to an Event of
Default under any of clauses (i) through (v) of Section 7.01(a). Such Holder or
Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Depositor, the Master Servicer, each Serviced
Non-Trust Mortgage Loan Noteholder and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and
Acknowledgment in the form attached hereto as Exhibit I-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, and subject to the prior rights of any particular party to appoint a special servicer with respect to any Serviced Senior/Subordinate Loan
Combination or related REO Property in accordance with Section 6.09(d), the
Trustee shall designate a successor Special Servicer, subject to removal by the
Majority Controlling Class Certificateholder(s) or as and to the extent otherwise provided in Section 6.09(d) and appointment of a successor thereto pursuant to the terms of this Section 6.09. Subject to Section 6.09(d) and the proviso to the first sentence of this Section 6.09(a), any designated Person
(whether designated by Holders of the Controlling Class or by the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from each Rating Agency
(and, if applicable, Moody's) (obtained at the expense of the outgoing Special
Servicer, in connection with a resignation or a termination for cause, including pursuant to Section 7.01, and otherwise at the expense of the Controlling Class
Certificateholders contemplated by the next paragraph) that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Certificates or any outstanding class of Specially Designated Non-Trust
Mortgage Loan Securities rated by such rating agency; (2) an Acknowledgment of
Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person; and (3) an Opinion of Counsel (at the expense of the
Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the
designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Subject to Section 6.09(d) and the proviso to the first sentence of this Section 6.09(a), any existing Special
Servicer shall be deemed to have resigned simultaneously with

                                      -305-

such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the outgoing Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if the outgoing Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter payable with respect to the Corrected Mortgage Loans or otherwise (but only if and to the extent permitted by Section 3.11(c)) and (iii) the outgoing Special
Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the outgoing Special Servicer's responsibilities and rights hereunder, including the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the outgoing Special
Servicer to a Custodial Account, a Servicing Account, a Reserve Account or an
REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and
Administered REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders of
any termination of the Special Servicer and appointment of a new Special
Servicer in accordance with this Section 6.09(a).

          Any out-of-pocket costs and expenses incurred in connection with the removal (without cause) of a Special Servicer pursuant to this Section 6.09(a)
and its replacement by a Person designated by the Majority Controlling Class
Certificateholder(s), that are not paid by the replacement Special Servicer shall be paid by such Holder or Holders. The rights of the Majority Controlling
Class Certificateholders to replace the Special Servicer under this Section
6.09(a) shall be subject to Section 6.09(d), as well as to the provisions of the respective Co-Lender Agreement for each Serviced Loan Combination if and to the extent that such Co-Lender Agreement entitles one or more of the related
Non-Trust Mortgage Loan Noteholders to be consulted in connection with such replacement; and it shall be an additional condition to any such replacement that the Majority Controlling Class Certificateholder(s) shall have fulfilled, or caused the fulfillment of, any conditions precedent to such replacement that are set forth in such Co-Lender Agreements.

          (b) The Majority Controlling Class Certificateholder(s) may also select a representative, which shall not be required to be a Certificateholder
(the "Controlling Class Representative"), from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein, and shall promptly notify the Trustee, the Master Servicer and the Special Servicer of that selection. Notwithstanding the foregoing, until a
Controlling Class Representative is so selected in accordance with the preceding sentence, or after receipt of a notice from the Majority Controlling Class
Certificateholder(s) that a Controlling Class Representative is no longer designated, the Certificateholder (or, if the Certificates of the Controlling
Class are Book-Entry Certificates, the Certificate Owner), if any, that beneficially owns more than 50% of the Class Principal Balance of the
Controlling Class of Certificates will be deemed to be the Controlling Class
Representative. The Controlling Class Representative shall be required to keep all non-public information received by it in such capacity pursuant to this
Agreement confidential and, upon its designation as such, the Controlling Class
Representative (except with respect to the initial Controlling Class
Representative as provided in the following sentence) shall deliver to the
Trustee, the Master Servicer and the Special Servicer a written confirmation to such effect, in the form of Exhibit O attached hereto (the "Controlling Class
Representative Confirmation"). The Controlling Class Representative Confirmation
shall also include confirmation of its acceptance of its appointment as
Controlling Class

                                     -306-

Representative, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers)). No appointment of any Person as a Controlling
Class Representative shall be effective until such Person provides the Trustee and the Master Servicer with a Controlling Class Representative Confirmation;
provided that, upon its acquisition of all the Class T Certificates, Redwood
Trust Inc. shall be the initial Controlling Class Representative without the need for delivery of a Controlling Class Representative Confirmation, and by its
acceptance of such designation, shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law.

          (c) Notwithstanding the foregoing, if the Controlling Class of
Certificates consists or consist, as applicable, of Book-Entry Certificates, then the rights of the Holders of the Certificates of the Controlling Class set
forth in Section 6.09(a) or Section 6.09(b) above may be exercised directly by the relevant Certificate Owner(s), provided that the identity of such
Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction. If the Certificates of the Controlling Class consist of Book-Entry
Certificates, then any costs or expenses incurred in connection with determining the identity of the Controlling Class Representative shall be paid by the Trust or, if paid by the Trustee, reimbursed to the Trustee out of the Trust Fund (in any event, out of amounts otherwise payable with respect to the Controlling
Class of Certificates).

          (d) Except in the case of the Fed Ex Portfolio Loan Combination, for so long as no Serviced Loan Combination Change of Control Event has occurred and is continuing with respect to any particular Serviced A/B Loan Combination, the related Serviced Loan Combination Directing Lender shall be entitled, solely with respect to such Loan Combination, to exercise any and all rights to terminate, appoint and/or replace the Special Servicer that are granted to the
Majority Controlling Class Certificateholder(s) pursuant to the first paragraph of Section 6.09(a), in all cases subject to the same terms, conditions and limitations as are applicable to any such termination, appointment and/or replacement by the Majority Controlling Class Certificateholder(s).
Notwithstanding anything herein to the contrary, the related Serviced Loan
Combination Directing Lender shall not have any right under such circumstances to terminate, replace or appoint any party as Special Servicer in respect of any
Mortgage Loan or REO Property other than the subject Serviced A/B Loan
Combination and any related REO Property, and such right shall exist with respect to the subject Serviced A/B Loan Combination only if and for so long as no Serviced Loan Combination Change of Control Event has occurred and is continuing with respect to the subject Serviced A/B Loan Combination. Further notwithstanding anything herein to the contrary, the related Non-Trust Mortgage
Loan Noteholder shall not under any circumstances have any right to terminate the Special Servicer in respect of the Fed Ex Portfolio Loan Combination.

          The Serviced Loan Combination Directing Lender for the Sears Tower
Loan Combination shall be entitled, solely with respect to the Sears Tower Loan
Combination or any related REO Property, to exercise any and all rights to terminate, appoint and/or replace the Special Servicer that are granted to the
Majority Controlling Class Certificateholder(s) pursuant to the first paragraph of Section 6.09(a), in all cases subject to the same terms, conditions and limitations as are applicable to any such termination, appointment and/or replacement by the Majority Controlling Class Certificateholder(s).
Notwithstanding anything herein to the contrary, the Serviced Loan Combination
Directing Lender for the Sears Tower Loan Combination shall not have any right to terminate, replace or

                                     -307-

appoint any party as Special Servicer in respect of any Mortgage Loan or REO
Property other than the Sears Tower Loan Combination and any related REO
Property

          Notwithstanding the foregoing, the Majority Controlling Class
Certificateholder(s) shall continue to have all rights to terminate, appoint and/or replace a Special Servicer in accordance with Section 6.09; provided that: (i) for so long as no Serviced Loan Combination Change of Control Event has occurred and is continuing with respect to any particular Serviced A/B Loan
Combination (exclusive of the Fed Ex Portfolio Loan Combination), the Majority
Controlling Class Certificateholder(s) may not terminate or replace, without cause, any Special Servicer appointed by the related Serviced Loan Combination
Directing Lender with respect to such Loan Combination or any related REO
Property pursuant to this Section 6.09(d); and (ii) the Majority Controlling
Class Certificateholder(s) may not at any time terminate or replace, without cause, any Special Servicer appointed by the related Serviced Loan Combination
Directing Lender with respect to the Sears Tower Loan Combination or any related
REO Property pursuant to this Section 6.09(d).

          If a replacement special servicer is appointed with respect to a
Serviced Loan Combination or any related REO Property at the request of a related Serviced Non-Trust Mortgage Loan Noteholder in accordance with Section
7.01(d) or with respect to a Serviced Loan Combination or any related REO
Property at the request of any appropriate party in accordance with this Section
6.09(d), and if the Person acting as Loan Combination Special Servicer with respect to a Serviced Loan Combination or any related REO Property is different from the Person acting as Special Servicer with respect to the Mortgage Pool
(exclusive of the Serviced Loan Combinations), then the provisions of Section
7.01(e) shall apply to such Loan Combination Special Servicer in respect of such circumstances.

          (e) Any Loan Combination Special Servicer removed pursuant to Section
6.09(d) shall be deemed to have resigned simultaneously with its replacement becoming the new Loan Combination Special Servicer hereunder with respect to the subject Loan Combination or any related REO Property; provided, however, that
(i) the outgoing Loan Combination Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing
Advances or otherwise, in respect of the subject Loan Combination or any related
REO Property, (ii) if the outgoing Loan Combination Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout
Fees thereafter payable with respect to any Corrected Mortgage Loan(s)
constituting the subject Loan Combination, but only if and to the extent permitted by Section 3.11(c), and (iii) the outgoing Loan Combination Special
Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing Loan Combination Special
Servicer shall cooperate with the Trustee and its replacement in effecting the termination of the responsibilities and rights hereunder of the outgoing Loan
Combination Special Servicer, including the transfer within two (2) Business
Days to the replacement Loan Combination Special Servicer for administration by it of all cash amounts relating to the subject Loan Combination or any related
REO Property that shall at the time be or should have been credited by the outgoing Loan Combination Special Servicer to a Custodial Account, a Servicing
Account, a Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to the subject
Loan Combination and/or any related REO Property. The Trustee shall notify the other parties hereto and the Certificateholders of any termination of a Loan
Combination Special Servicer and/or appointment of a new Loan Combination
Special Servicer in accordance with Section 6.09(d).

                                     -308-

          Any out-of-pocket costs and expenses incurred in connection with the removal (without cause) of a Loan Combination Special Servicer, and the appointment of its replacement, pursuant to Section 6.09(d), that are not paid by the replacement Loan Combination Special Servicer, shall be paid by the
Person(s) effecting the removal in accordance with Section 6.09(d). The rights of any Serviced Loan Combination Controlling Party with respect to a Serviced
Loan Combination to replace the related Loan Combination Special Servicer under
Section 6.09(d) shall be subject to the provisions of the related Co-Lender
Agreement; and it shall be an additional condition to any such replacement that such Serviced Loan Combination Controlling Party shall have fulfilled, or caused the fulfillment of, any conditions precedent to such replacement that are set forth in the related Co-Lender Agreement.

          SECTION 6.10. Master Servicer or Special Servicer as Owner of a
Certificate.

          The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate,
Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof.
If, at any time during which the Master Servicer or the Special Servicer or an
Affiliate of the Master Servicer or the Special Servicer is the Holder of (or,
in the case of a Book-Entry Certificate, Certificate Owner with respect to) any
Certificate, the Master Servicer or the Special Servicer proposes to take action
(including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the
Special Servicer's reasonable, good faith judgment, violate the Servicing
Standard, but that, if taken, might nonetheless, in the Master Servicer's or the
Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each
Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c)
describes in reasonable detail the action that the Master Servicer or the
Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the
Voting Rights of all Certificateholders (calculated without regard to the
Certificates beneficially owned by the Master Servicer or its Affiliates or the
Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the related Serviced Non-Trust Mortgage Loan
Noteholder(s), if a Serviced Loan Combination is involved) to the proposal described in the written notice, and if the Master Servicer or the Special
Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The
Trustee shall be entitled to reimbursement from the Master Servicer or the
Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

                                     -309-

          SECTION 6.11. Certain Powers of the Controlling Class Representative.

          (a) Each of the Master Servicer and the Special Servicer shall notify
(in writing) the Controlling Class Representative of its intention to take any
Specially Designated Servicing Action with respect to any Serviced Mortgage Loan and shall provide the Controlling Class Representative with all reasonably requested information with respect thereto. Subject to Section 6.11(b) and any restrictions imposed by any related Co-Lender Agreement, the Controlling Class
Representative will be entitled to advise the Special Servicer (in the event the
Special Servicer is authorized under this Agreement to take the subject action)
or the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all Specially Designated Servicing Actions relating to the Serviced Mortgage
Loans and any Administered REO Properties; and, further subject to Section
6.11(b) and the penultimate paragraph of this Section 6.11(a), neither the
Master Servicer nor the Special Servicer will be permitted to take (or, in the case of the Special Servicer, if and to the extent applicable, consent to the
Master Servicer's taking) any Specially Designated Servicing Action with respect to any Serviced Mortgage Loan or Administered REO Property if the Controlling
Class Representative has objected in writing within ten (10) Business Days (or, in the case of the Specially Designated Servicing Actions set forth in clause
(b)(iii), clause (b)(viii), clause (b)(x) and, in the case of Performing
Serviced Mortgage Loans, clause (b)(ix), of the definition of "Specially
Designated Servicing Action," within five (5) Business Days) of having been notified in writing thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or the Master Servicer, as applicable, within such ten (10)
Business Day (or five (5) Business Day, as applicable) period, then the
Controlling Class Representative will be deemed to have approved the taking of the subject action); provided that, if the Special Servicer or the Master
Servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the Master Servicer or the Special
Servicer, as the case may be, may take (or, in the case of the Special Servicer, if and to the extent applicable, consent to the Master Servicer's taking) any such action without waiting for the Controlling Class Representative's response;
and provided, further, that the foregoing rights of the Controlling Class
Representative shall not relate to any Serviced Mortgage Loan that is part of, or any Administered REO Property that relates to, a Serviced Loan Combination, regarding which the rights and powers of the specified Persons set forth under
Section 6.12 are instead applicable. Any right to take any action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Controlling Class Representative under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Controlling Class Representative by written notice given to the Trustee,
Special Servicer or Master Servicer, as applicable. Upon delivery of any such notice of waiver given by the Controlling Class Representative, any time period
(exclusive or otherwise) afforded the Controlling Class Representative to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired with the same force and effect as if the specific time period set forth in this Agreement applicable thereto had itself expired.

          In addition, subject to Section 6.11(b) and any restrictions imposed by any related Co-Lender Agreement, the Controlling Class Representative may
direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Mortgage
Loan or an Administered REO Property as the Controlling Class Representative may
deem advisable or as to which provision is otherwise made herein; provided that the foregoing rights of

                                     -310-

the Controlling Class Representative shall not relate to any Specially Serviced
Mortgage Loan that is part of, or any Administered REO Property that relates to, a Serviced Loan Combination. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b).

          The Master Servicer (with respect to Performing Serviced Mortgage
Loans) or the Special Servicer (with respect to Specially Serviced Mortgage
Loans), as applicable, shall notify the Controlling Class Representative of any release or substitution of collateral for a Serviced Mortgage Loan that is not part of a Loan Combination even if such release or substitution is required by the terms of such Serviced Mortgage Loan.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative with respect to any Serviced Mortgage Loan or Administered REO Property, as
contemplated by Section 6.11(a) or any other provision of this Agreement, may
(and the Special Servicer and the Master Servicer shall each ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, would) require or cause the
Master Servicer or the Special Servicer, as applicable, to violate any provision of this Agreement (exclusive of Section 6.11(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents (including any applicable co-lender and/or intercreditor agreements)
or applicable law (including the REMIC Provisions). Furthermore, the Special
Servicer shall not be obligated to seek approval from the Controlling Class
Representative, pursuant to Section 6.11(a), for any actions to be taken by the
Special Servicer with respect to the workout or liquidation of any particular
Specially Serviced Trust Mortgage Loan if:

               (i) the Special Servicer has, as provided in Section 6.11(a), notified the Controlling Class Representative in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such Specially Serviced Trust Mortgage Loan; and

               (ii) for 60 days following the first such notice, the Controlling
     Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

          Also notwithstanding anything herein to the contrary, the provisions of Section 6.11(a), and the rights and powers of the Controlling Class
Representative provided for in Section 6.11(a), shall not apply to any Serviced
Loan Combination or any related Administered REO Property; provided that this paragraph is not intended to limit any rights or powers that the Controlling
Class Representative may have under Section 6.12.

          (c) The Controlling Class Representative is hereby authorized to exercise the rights and powers of the Trustee, as holder of the Mortgage Note for each Outside Serviced Trust Mortgage Loan, that would be applicable to it as a Loan Combination Directing Lender, or that relate to cure or purchase options, under the related Co-Lender Agreement (and any corresponding provisions of the related Outside Servicing Agreement), including for purposes of exercising, (i)
either individually or

                                     -311-

together with related Non-Trust Mortgage Loan Noteholder(s), as the case may be, consent rights, consultation rights, rights to direct servicing and rights to replace the related Outside Special Servicer and (ii) any related purchase option and cure rights; provided that any purchase option or cure rights may be exercised by the Controlling Class Representative only in its individual capacity with its own funds. Promptly following the initial such appointment of a Controlling Class Representative and any subsequent such appointment of a successor Controlling Class Representative, with respect to each Outside
Serviced Trust Mortgage Loan, the Trustee shall inform the related Outside
Master Servicer, the related Outside Special Servicer and the related Non-Trust
Mortgage Loan Noteholder(s) (and from time to time shall ensure that such parties remain similarly informed) that the Controlling Class Representative is entitled, to the fullest extent permitted under the related Co-Lender Agreement, to exercise such rights and powers of the Trustee, in its capacity as holder of the Mortgage Note for the subject Outside Serviced Trust Mortgage Loan, that would be applicable to it as a Loan Combination Directing Lender, or that relate to cure or purchase options, under the related Co-Lender Agreement (and any corresponding provisions of the related Outside Servicing Agreement), and, further, the Trustee shall take such other actions as may be required under the related Co-Lender Agreement in order to permit the Controlling Class
Representative to exercise such rights and powers. The Controlling Class
Representative shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the
Trustee, in its capacity as holder of the Mortgage Note for the subject Outside
Serviced Trust Mortgage Loan. In addition, subject to Section 7.01(f) and each other section hereof that specifically addresses a particular matter with respect to any Outside Serviced Trust Mortgage Loan, if the Trustee is requested to take any action in its capacity as holder of the Mortgage Note for such
Outside Serviced Trust Mortgage Loan, pursuant to the related Co-Lender
Agreement and/or the related Outside Servicing Agreement, then the Trustee will notify (in writing), and act in accordance with the instructions of, the
Controlling Class Representative; provided that, if such instructions are not provided within the prescribed time period, then the Trustee, subject to
Sections 8.01 and 8.02, shall take such action or inaction as it deems to be in the best interests of the Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the
Trustee, with respect to any Outside Serviced Trust Mortgage Loan or Outside
Administered REO Property, (i) shall not be required to take any action that relates to directing or approving any servicing related action under the related
Outside Servicing Agreement or the related Outside Co-Lender Agreement, to the extent that the Controlling Class Representative has been notified thereof and has failed to provide instructions with respect to such action within the prescribed time period, and (ii) shall not take any action that is not permitted under applicable law or the terms of the related Co-Lender Agreement or the related Outside Servicing Agreement or any action that is, in the good faith, reasonable discretion of the Trustee, materially adverse to the interests of the
Certificateholders (as a collective whole).

          (d) The Controlling Class Representative will have no liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement (whether pursuant to this Section 6.11 or otherwise), or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to any
Controlling Class Certificateholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the
Controlling Class Representative may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may,
and is permitted hereunder to, act solely in the interests of the

                                     -312-

Holders of the Controlling Class of Certificates; (iii) the Controlling Class
Representative does not have any duties or liability to the Holders of any Class of Certificates other than the Controlling Class of Certificates; (iv) the
Controlling Class Representative may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class of
Certificates over the interests of the Holders of one or more other Classes of
Certificates; (v) the Controlling Class Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the
Holders of the Controlling Class of Certificates; and (vi) the Controlling Class
Representative shall have no liability whatsoever for having acted solely in the interests of the Holders of the Controlling Class of Certificates, and no
Certificateholder may take any action whatsoever against the Controlling Class
Representative, any Holder of the Controlling Class of Certificates or any
director, officer, employee, agent or principal thereof for having so acted.

          SECTION 6.12. Certain Matters Regarding the Serviced Loan
Combinations.

          (a) Each of the Master Servicer and the Special Servicer, as
applicable, shall notify (in writing and, if applicable, in accordance with the related Co-Lender Agreement) the Controlling Class Representative, the related
Non-Trust Mortgage Loan Noteholder(s) and, if different, the related Serviced
Loan Combination Controlling Party of its intention to take any Specially
Designated Servicing Action with respect to any Serviced Loan Combination or related REO Property and shall provide each such party with all reasonably requested information with respect thereto. Subject to Section 6.12(b), and further subject to Section 3.01(b), Section 3.01(c) and Section 3.02(b) of the
related Co-Lender Agreement, the applicable Serviced Loan Combination
Controlling Party will be entitled to advise the Special Servicer (in the event the Special Servicer is authorized under this Agreement to take the subject action) or the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all Specially Designated Servicing Actions with respect to a Serviced
Loan Combination or any related REO Property; and, further subject to Section
6.12(b) of this Agreement and Section 3.02(b) of the related Co-Lender
Agreement, neither the Master Servicer nor the Special Servicer shall be permitted to take (or, in the case of the Special Servicer, if and when appropriate hereunder, to consent to the Master Servicer's taking) any of the related Specially Designated Servicing Actions with respect to a Serviced Loan
Combination or any related REO Property if the applicable Serviced Loan
Combination Controlling Party has objected in writing within the applicable time period specified in Section 3.02(a) of the related Co-Lender Agreement following the applicable Serviced Loan Combination Controlling Party having been notified in writing thereof in compliance with the related Co-Lender Agreement and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection to the subject action on the part of the applicable Serviced Loan Combination Controlling Party has not been received by the Master Servicer or the Special Servicer, as applicable, within such time period, then the applicable Serviced Loan Combination
Controlling Party will be deemed to have approved of the subject action);
provided that, if the Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole), then the Special Servicer or the Master
Servicer, as the case may be, may take (or, in the case of the Special Servicer, if and when appropriate hereunder, may consent to the Master Servicer's taking)
any such action without waiting for the applicable Serviced Loan Combination
Controlling Party's response; and provided, further, that, under circumstances where the Controlling Class Representative is not, and is not part of, the applicable Serviced Loan Combination Controlling Party, nothing herein shall

                                     -313-

be intended to limit the right of the Controlling Class Representative to consult with the Master Servicer or the Special Servicer, as applicable, regarding any Serviced Loan Combination or related REO Property, and during the time period referred to above (or such shorter period as is contemplated by the immediately preceding proviso), the Master Servicer or the Special Servicer, as applicable, shall consult with the Controlling Class Representative regarding its views as to the proposed action (but may, in its sole discretion, reject any advice, objection or direction from the Controlling Class Representative) and, upon reasonable request, the Master Servicer or the Special Servicer, as applicable, shall provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

          In addition, subject to Section 6.12(b), and further subject to
Section 3.01(b), Section 3.01(c) and Section 3.02(b) of the related Co-Lender
Agreement, if and to the extent provided for under the subject Co-Lender
Agreement, the applicable Serviced Loan Combination Controlling Party may direct the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, to take, or to refrain from taking, such actions with respect to each Serviced Loan Combination or any related REO Property as the applicable Serviced Loan Combination Controlling Party may deem consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement. Upon reasonable request, the Special
Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, shall, with respect to each Serviced Loan Combination or any related
REO Property, provide the applicable Serviced Loan Combination Controlling Party with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee who shall make it available for review pursuant to Section 8.14(b). Promptly following the Special Servicer or the Master Servicer receiving any direction with respect to a Serviced Loan Combination or any related REO Property from the applicable Serviced Loan Combination Controlling Party as contemplated by this paragraph, and in any event prior to acting on such direction, such servicer shall notify the Trustee, the Controlling Class Representative (if it is not,
and is not part of, the applicable Serviced Loan Combination Controlling Party)
and each related Serviced Non-Trust Mortgage Loan Noteholder (if neither it nor its designee is, or is part of, the applicable Serviced Loan Combination
Controlling Party).

          Each of the Master Servicer (with respect to Performing Serviced
Mortgage Loans) and the Special Servicer (with respect to Specially Serviced
Mortgage Loans), as applicable, shall notify the related Serviced Non-Trust
Mortgage Loan Noteholder, the Controlling Class Representative and any other
Person that may be the applicable Serviced Loan Combination Controlling Party of any release or substitution of collateral for a Serviced Loan Combination even if such release or substitution is required by the terms of such Serviced Loan
Combination.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection with respect to any Serviced Loan Combination or related
REO Property from or by the applicable Serviced Loan Combination Controlling
Party, as contemplated by Section 6.12(a), may (and the Special Servicer and the
Master Servicer shall each ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, will)
require, cause or permit such servicer to violate any provision of the related
Co-Lender Agreement or this Agreement (exclusive of Section 6.12(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event or an Adverse Grantor Trust Event, subject it to

                                     -314-

liability or materially expand the scope of its obligations under this
Agreement. Furthermore, neither the Special Servicer nor the Master Servicer shall be obligated to seek approval from the applicable Serviced Loan
Combination Controlling Party for any actions to be taken by such servicer with respect to the workout or liquidation of any Serviced Loan Combination if: (i)
such servicer has, as provided in Section 6.12(a), notified the applicable
Serviced Loan Combination Controlling Party, in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of such Serviced Loan Combination; and (ii) for 60 days following the first such notice, the applicable Serviced Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the Servicing
Standard.

          Also notwithstanding the foregoing, in the case of any Serviced Pari
Passu Loan Combination, if the holder(s) of the promissory notes evidencing the related Pari Passu Non-Trust Mortgage Loan(s) (or their respective representatives) and the Trust, as holder of the Mortgage Note for the related
Pari Passu Trust Mortgage Loan, are together acting as the related Serviced Loan
Combination Controlling Party, and if those noteholders or their respective representatives have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the Special
Servicer or Master Servicer, as applicable, will implement the servicing action that it deems to be in accordance with the Servicing Standard, and the decision of the Special Servicer or the Master Servicer, as applicable, will be binding on all such parties.

          (c) The Serviced Loan Combination Controlling Party for a Serviced
Loan Combination will not have any liability to the Trust or the
Certificateholders, in the case of a related Serviced Non-Trust Mortgage Loan
Noteholder or its designee acting in such capacity, or to the related Serviced
Non-Trust Mortgage Loan Noteholder(s), in the case of the Controlling Class
Representative acting in such capacity, for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or the related Co-Lender Agreement, or for errors in judgment; provided, however, that such Serviced Loan Combination Controlling Party will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

          (d) Upon the occurrence and continuance of a Serviced Loan Combination
Change of Control Event (if applicable) with respect to a Serviced Loan
Combination or related REO Property, and/or if and for so long as the Trust, as holder of the Serviced Combination Trust Mortgage Loan in such Serviced Loan
Combination (or any successor REO Trust Mortgage Loan with respect thereto), is or may be part of, as applicable, the applicable Serviced Loan Combination
Directing Lender, then the Controlling Class Representative (i) is hereby designated as the representative of the Trust for purposes of or in connection with exercising the rights and powers of the applicable Serviced Loan
Combination Directing Lender or Serviced Loan Combination Controlling Party, as
applicable, under [Section 3.02] of the related Co-Lender Agreement and (ii)
shall be or may be part of, as applicable, the applicable Serviced Loan
Combination Controlling Party hereunder. The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with the related Co-Lender Agreement, including providing notices to the related
Serviced Non-Trust Mortgage Loan Noteholder(s). The Master Servicer, or, if it
becomes aware of such event with respect to a Loan Combination that consists of one or more Specially Serviced Mortgage Loans, the Special Servicer, shall provide the parties to this Agreement with notice of the occurrence of a
Serviced Loan Combination

                                     -315-

Change of Control Event (if applicable) with respect to any Serviced Loan
Combination or related REO Property, promptly upon becoming aware thereof.

          (e) Each related Serviced Non-Trust Mortgage Loan Noteholder shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to a Serviced
Loan Combination or any related REO Property by any other party hereto. Subject to the related Co-Lender Agreement, any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies in accordance with this Section 6.12(e).

          (f) Notwithstanding anything herein to the contrary, any appointment of a successor Special Servicer hereunder, insofar as it affects any Serviced
Loan Combination or any related REO Property, will be subject to any consultation rights of the related Serviced Non-Trust Mortgage Loan
Noteholder(s) expressly provided for under the related Co-Lender Agreement.

                                     -316-

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default and Outside Servicer Defaults.

          (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into a
     Custodial Account, any amount required to be so deposited by it under this
     Agreement, which failure continues unremedied for one (1) Business Day following the date on which a deposit was first required to be made; or

               (ii) any failure by the Special Servicer to deposit into an REO
     Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one
     (1) Business Day following the date on which a deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Collection Account, any amount
     (including any P&I Advances and any amounts to cover Prepayment Interest
     Shortfalls) required to be so deposited or remitted by it under this
     Agreement, which failure continues unremedied until 11:00 a.m. (New York
     City time) on the applicable Distribution Date, or any failure by the
     Master Servicer to make, on a timely basis, any required payment to any
     Serviced Non-Trust Mortgage Loan Noteholder, which failure continues unremedied until 11:00 a.m. (New York City time) on the Business Day next following the date on which such payment was first required to be made; or

               (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three (3) Business
     Days following the date on which notice of such failure shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto; or

               (v) any failure on the part of the Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special
     Servicer, as the case may be, contained in this Agreement, which failure either (A) in the case of any such failure other than a failure referred to in clause (v)(B) below, continues unremedied for a period of 30 days (or 15 days in the case of payment of insurance premiums) after the date on which written notice of the subject failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the
     Special Servicer, as the case may be (with a copy to each other party hereto), by a Serviced Non-Trust Mortgage Loan Noteholder (if affected thereby) or by the Holders of Certificates entitled to at least 25% of the
     Voting Rights, provided, however, that with respect to any such failure
     (other than a failure referred to in clause (v)(B) below) which is not curable within such 30-day (or, if applicable, 15-day) period, the Master
     Servicer or the Special Servicer, as the case may be, shall have an

                                     -317-

     additional cure period of 30 days to effect such cure so long as the Master
     Servicer or the Special Servicer, as the case may be, has commenced to cure the subject failure within the initial 30-day (or, if applicable, 15-day)
     period and has provided the Trustee and any affected Serviced Non-Trust
     Mortgage Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the Trustee, the
     Depositor and each affected Serviced Non-Trust Mortgage Loan Noteholder, or cause delivery thereto of, the Annual Statement of Compliance, the Annual
     Assessment Report and the Annual Attestation Report (together with, if required to be filed with the Commission under applicable law, the related accountants' consent to filing thereof with the Commission) with respect to the Master Servicer (or any Additional Item 1123 Servicer or Sub-Servicing
     Function Participant, as applicable, retained or engaged thereby that is not identified on Exhibit K hereto) or the Special Servicer (or any
     Additional Item 1123 Servicer or Sub-Servicing Function Participant, as
     applicable, retained or engaged thereby), as applicable, pursuant to
     Section 3.13 or Section 3.14, as applicable, which is required to be part of or incorporated in a Subsequent Exchange Act Report required to be filed with respect to the Trust pursuant to the Exchange Act and this Agreement, continues unremedied beyond 5:00 p.m. (New York City time) on the second
     Business Day after the date on which Servicer Notice of the subject failure has been given to the Master Servicer or the Special Servicer, as the case may be, by or on behalf of any other party hereto in accordance with
     Section 3.13 or Section 3.14, as applicable, or (C) in the case of a failure to notify the Trustee and the Depositor that an Additional Item
     1123 Servicer or a Sub-Servicing Function Participant has been retained or engaged, which Additional Item 1123 Servicer or Sub-Servicing Function
     Participant was performing duties with respect to all or any part of the
     Trust Fund during an Exchange Act Reporting Year, continues unremedied for
     30 days; or

               (vi) any breach on the part of the Master Servicer or the Special
     Servicer of any of its representations or warranties contained in this
     Agreement that materially and adversely affects the interests of any Class of Certificateholders or any Serviced Non-Trust Mortgage Loan Noteholder
     and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special
     Servicer, as the case may be, by any other party hereto or to the Master
     Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by a Serviced Non-Trust Mortgage Loan Noteholder (if
     affected thereby) or by the Holders of Certificates entitled to at least
     25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial
     30-day period and has provided the Trustee and any affected Serviced
     Non-Trust Mortgage Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or

                                     -318-

     order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

               (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (x) the Master Servicer or the Special Servicer is removed from
     S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
     a U.S. Commercial Mortgage Special Servicer, as the case may be, and is not reinstated within 60 days, and the ratings of one or more Classes of
     Certificates or one or more classes of Specially Designated Non-Trust
     Mortgage Loan Securities by S&P are qualified, downgraded or withdrawn in connection with the removal; or

               (xi) a Servicing Officer of the Master Servicer or the Special
     Servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Fitch to the Certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative"
     credit watch that remains in effect for at least 60 days, which action
     Fitch has determined, and provided notification in writing or electronically, including by public announcement, is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity;

               (xii) the Master Servicer fails to be rated at least "CMS3" by
     Fitch as a master servicer or the Special Servicer fails to be rated at least "CSS3" by Fitch as a special servicer, and in either case that rating is not restored within 60 days after the subject downgrade or withdrawal;
     or

               (xiii) at any time that any Specially Designated Non-Trust
     Mortgage Loan Securities are rated by Fitch or Moody's, one or more ratings assigned by Fitch or Moody's to one or more classes of Specially Designated
     Non-Trust Mortgage Loan Securities have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Fitch or Moody's, as the case may be, has determined, and provided notification in writing or electronically, including by public announcement, is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity.

          When a single entity acts as the Master Servicer and the Special
Servicer, an Event of Default in one capacity shall constitute an Event of
Default in the other capacity.

          (b) If any Event of Default shall occur with respect to the Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be

                                     -319-

continuing, then, and in each and every such case, so long as such Event of
Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting
Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies)
terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this
Agreement and in and to the Trust Fund and the Serviced Non-Trust Mortgage
Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of any Serviced Non-Trust Mortgage Loan or any interest therein; provided that the Master Servicer may not be terminated solely for an Event of Default that affects only a Serviced Non-Trust Mortgage Loan Noteholder or any class of
Specially Designated Non-Trust Mortgage Loan Securities (except that a
Sub-Servicer may be appointed in accordance with Section 7.01(d)); and provided, further, that, except as provided in Section 7.01(d), the Special Servicer may not be terminated solely for an Event of Default that affects only a Serviced
Non-Trust Mortgage Loan Noteholder or any class of Specially Designated
Non-Trust Mortgage Loan Securities. From and after the receipt by the Defaulting
Party of such written notice of termination, subject to Section 7.01(c), all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate), the
Trust Fund, the Serviced Non-Trust Mortgage Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the
Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Trust Mortgage Loans, the Serviced Non-Trust Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly
(and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the
Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if the Master Servicer is the Defaulting Party, the prompt transfer to the Trustee or a successor Master
Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial Account, the
Collection Account, the Defeasance Deposit Account, a Servicing Account or a
Reserve Account or that are thereafter received by or on behalf of it with respect to any Trust Mortgage Loan, any Serviced Non-Trust Mortgage Loan or, to
the extent it relates to the foregoing, any REO Property or (ii) if the Special
Servicer is the Defaulting Party, the transfer within two (2) Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special
Servicer to an REO Account, a Custodial Account, a Servicing Account or a
Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Trust Mortgage
Loan, any Serviced Non-Trust Mortgage Loan or, to the extent it relates to the foregoing, any REO Property; provided, however, that the Master Servicer and the
Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the date of such termination, whether in respect of
Advances or otherwise, and it shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination. Any costs or expenses in connection with any actions to be taken by any party hereto pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the
Defaulting Party within 90 days

                                     -320-

after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the
Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this Section 7.01 and also for purposes of Section
7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the
Certificates, the Trust Fund or this Agreement.

          (c) In the case of an Adverse Rating Event or prospective Adverse
Rating Event that has resulted in or may give rise to an Event of Default under
Section 7.01(a)(x), (xi), (xii) or (xiii) in respect of the Master Servicer or the Special Servicer and of which the Trustee has notice, the Trustee shall, promptly following its receipt of notice thereof, provide written notice thereof to the Master Servicer or the Special Servicer, as applicable. Notwithstanding
Section 7.01(b), if the Master Servicer receives a notice of termination under
Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(x),
(xi), (xii) or (xiii), and if the terminated Master Servicer provides the
Trustee with the appropriate "request for proposal" materials within five (5)
Business Days following such termination, then the Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(c) or the expiration of 45 days from the Master Servicer's receipt of the notice of termination, whichever occurs first. Upon receipt of such "request for proposal" materials from the terminated Master Servicer, the Trustee shall promptly thereafter (using such
"request for proposal" materials) solicit good faith bids for the rights to master service the Serviced Mortgage Loans and, to the extent applicable, the
Outside Serviced Trust Mortgage Loans under this Agreement from at least three
(3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 (any such Person so qualified, a
"Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders;
provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and
provided, further, that the Trustee shall not be responsible if less than three
(3) or no Qualified Bidders submit bids for the right to master service the
Serviced Mortgage Loans and, to the extent applicable, the Outside Serviced
Trust Mortgage Loans under this Agreement. The bid proposal shall require any
Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids on the basis of both:
(i) such successor Master Servicer (x) retaining all existing Sub-Servicers to continue the primary servicing of the Serviced Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and (y) entering into a
Sub-Servicing Agreement with the terminated Master Servicer under which the terminated Master Servicer would sub-service each of the Serviced Mortgage Loans not then subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the related Master Servicing Fee Rate minus, in the case of each
Trust Mortgage Loan serviced, 0.01% per annum (each, a "Servicing-Retained
Bid"); and (ii) terminating each existing Sub-Servicing Agreement and
Sub-Servicer that it is permitted to terminate in accordance with Section 3.22
(each, a "Servicing-Released Bid"). The Trustee shall select the Qualified
Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor
Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a

                                     -321-

Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

          Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the
Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated
Sub-Servicer its respective Bid Allocation.

          The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the Serviced Mortgage Loans and, to the extent applicable, the Outside Serviced Trust Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

          If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, then the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

          (d) Notwithstanding Section 7.01(b) and Section 7.04: (1) if any Event
of Default on the part of the Master Servicer occurs that affects a Serviced
Non-Trust Mortgage Loan Noteholder or any class of Specially Designated
Non-Trust Mortgage Loan Securities, and if the Master Servicer is not otherwise terminated in accordance with Section 7.01(b), then the Master Servicer may not be terminated by or at the direction of the related Serviced Non-Trust Mortgage
Loan Noteholder; and (2) if any Event of Default on the part of the Master
Servicer occurs that affects solely a Serviced Non-Trust Mortgage Loan
Noteholder or any class of Specially Designated Non-Trust Mortgage Loan
Securities, then the Master Servicer may not be terminated by the Trustee;
provided, however, in the case of (1) or (2), at the request of an affected
Serviced Non-Trust Mortgage Loan Noteholder in respect of a Serviced Loan
Combination, subject to the terms of the related Co-Lender Agreement, the
Trustee shall require the Master Servicer to appoint, within 30 days of the
Trustee's request, a Sub-Servicer (or, if the related Serviced Loan Combination is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Serviced Loan Combination. In connection with the appointment of a
Sub-Servicer in accordance with this Section 7.01(d), the Master Servicer shall obtain, at its own expense, written confirmation from each Rating Agency (and, if applicable, Moody's) that such appointment will not result in an Adverse
Rating Event with respect to any Class of Certificates or, if the subject
Serviced Loan Combination includes a Specially Designated Securitized Non-Trust
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any related class of Specially Designated Non-Trust Mortgage Loan Securities rated by such rating agency. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the
Master Servicer under this Agreement with respect to the subject Serviced Loan
Combination, except that the Master Servicer shall be entitled to retain that portion of the Master Servicing Fee for the Trust Mortgage Loan or REO Trust
Mortgage Loan included in the subject

                                     -322-

Serviced Loan Combination that accrues at a rate equal to 0.01% per annum. Such
Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the subject Serviced Loan
Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan Combination and the related
Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer appointed in accordance with this Section 7.01(d) shall at any time resign or be terminated, then (subject to the related Co-Lender Agreement) the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event with respect to any Class of Certificates or, if the subject Serviced Loan Combination includes a Specially Designated
Securitized Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any related class of Specially Designated Non-Trust Mortgage
Loan Securities rated by either Rating Agency or, if applicable, Moody's (as evidenced in a writing obtained by the Master Servicer, at its own expense, from each applicable rating agency). In the event that a successor Master Servicer is acting hereunder and such successor Master Servicer desires to terminate the
Sub-Servicer appointed under this Section 7.01(d), the terminated Master
Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

          Further notwithstanding Section 7.01(b) and Section 7.04, if any Event
of Default on the part of the Special Servicer occurs that affects a Serviced
Non-Trust Mortgage Loan Noteholder in respect of a Serviced Loan Combination, and the Special Servicer is not otherwise terminated in accordance with Section
7.01(b), then such Serviced Non-Trust Mortgage Loan Noteholder may require the
Trustee to terminate the duties and obligations of the Special Servicer with respect to the related Serviced Loan Combination only, but as to no other
Serviced Mortgage Loan; and, in such event, subject to any applicable consultation rights of any particular related Serviced Non-Trust Mortgage Loan
Noteholder under the related Co-Lender Agreement, the appropriate party shall appoint in accordance with Section 6.09 (or, in the event of the failure of such party to so appoint, the Trustee shall appoint in accordance with Section 7.02), within 30 days of such Serviced Non-Trust Mortgage Loan Noteholder's request, a replacement special servicer with respect to the subject Serviced Loan
Combination. In connection with the appointment of a replacement special servicer with respect to the subject Serviced Loan Combination at the request of a related Serviced Non-Trust Mortgage Loan Noteholder in accordance with this
Section 7.01(d), the Trustee shall obtain written confirmation from each Rating
Agency (and, if applicable, Moody's) that such appointment will not result in an
Adverse Rating Event with respect to any Class of Certificates or, if the subject Serviced Loan Combination includes a Specially Designated Securitized
Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any related class of Specially Designated Non-Trust Mortgage Loan
Securities rated by such rating agency (such rating confirmation to be an expense of the terminated Special Servicer or, if not paid thereby, an expense of the requesting Serviced Non-Trust Mortgage Loan Noteholder). Any replacement special servicer appointed at the request of a Serviced Non-Trust Mortgage Loan
Noteholder in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Special Servicer under this Agreement with respect to the subject Serviced Loan Combination. Any replacement special servicer appointed at the request of a Serviced Non-Trust
Mortgage Loan Noteholder in accordance with this Section 7.01(d) hereby agrees to

                                     -323-

become, upon request, the special servicer under a separate servicing agreement
(as contemplated by the related Co-Lender Agreement) in the event that the subject Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any replacement special servicer appointed at the request of a Serviced Non-Trust
Mortgage Loan Noteholder in accordance with this Section 7.01(d) shall at any time resign or be terminated, then (subject to any applicable consultation rights of any particular related Serviced Non-Trust Mortgage Loan Noteholder under the related Co-Lender Agreement) the appropriate party in accordance with
Section 6.09 (or the Trustee in accordance with Section 7.02, if such party fails to do so) shall be required to promptly appoint a substitute replacement special servicer, which appointment shall not result in an Adverse Rating Event
(as evidenced in writing by each Rating Agency and, if applicable, Moody's) with respect to any Class of Certificates or, if the subject Serviced Loan
Combination includes a Specially Designated Securitized Non-Trust Mortgage Loan,
with respect to any related class of Specially Designated Non-Trust Mortgage
Loan Securities.

          In no event shall any waiver of an Event of Default pursuant to
Section 7.04 affect the rights of any Serviced Non-Trust Mortgage Loan
Noteholder under this Section 7.01(d).

          (e) If a Loan Combination Special Servicer is appointed with respect to a Serviced Loan Combination or any related REO Property in accordance with
Section 7.01(d) or Section 6.09(d), such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer" shall mean the related Loan Combination
Special Servicer, insofar as such duties and obligations relate to a Serviced
Loan Combination or any related REO Property as to which a Loan Combination
Special Servicer has been appointed, and shall mean the General Special Servicer
(as defined below), in all other cases (provided that, in Section 3.13, Section
3.14 and Section 3.15, the term "Special Servicer" shall mean each of the Loan
Combination Special Servicer(s) and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the related Loan Combination Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to a Serviced Loan
Combination or any related REO Property as to which a Loan Combination Special
Servicer has been appointed, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Specially Serviced Trust Mortgage Loans pursuant to Section
3.18, the term "Special Servicer" shall mean the related Loan Combination
Special Servicer, if such Specially Serviced Trust Mortgage Loan is a Serviced
Combination Trust Mortgage Loan as to which a Loan Combination Special Servicer has been appointed, and shall mean the General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Trust Mortgage Loans and any REO Properties remaining in the Trust Fund pursuant to Section 9.01, the term "Special Servicer" shall mean the General Special Servicer only; (v) when used in the context of the Special
Servicer being replaced, pursuant to Section 6.09(a), by the Majority
Controlling Class Certificateholder(s), the term "Special Servicer" shall mean the General Special Servicer or any Loan Combination Special Servicer, as
applicable, taking into account the limitations of Section 6.09(d) (provided that no Loan Combination Special Servicer can be succeeded by a Person that

                                     -324-

itself had been replaced, pursuant to Section 7.01(d), as the Special Servicer with respect to the subject Serviced Loan Combination); (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer"
shall mean each of the Loan Combination Special Servicer(s) and the General
Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the related Loan Combination Special Servicer or the General Special Servicer, as
applicable. References in this Section 7.01(e) to "General Special Servicer"
means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of each Serviced Loan Combination and related REO Property as to which a Loan Combination Special Servicer has been appointed).

          (f) If, pursuant to the terms of any Outside Servicing Agreement under which any Outside Serviced Trust Mortgage Loan or Administered REO Property is
being serviced and/or administered, an Outside Servicer Default has occurred with respect to an Outside Servicer under such Outside Servicing Agreement and remains unremedied, then the Trustee may, if materially and adversely affected in its capacity as holder of such Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, to the fullest extent permitted by such Outside Servicing Agreement, either (i) waive such Outside
Servicer Default (but only if directed to do so in accordance with Section
7.04), or (ii) absent such waiver, direct the appropriate party under such
Outside Servicing Agreement to exercise such remedies thereunder regarding the termination and replacement of, or the appointment of a new subservicer to perform the duties of, the Outside Servicer as to which such Outsider Servicer
Default relates. In connection with the foregoing, the Trustee may (and, at the direction of the Controlling Class Representative or the Holders of Certificates
entitled to at least 25% of the Voting Rights, is required to) exercise the rights set forth in clause (ii) of the preceding sentence as the Holder of the subject Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto; and, furthermore, if and to the extent necessary, the
Trustee shall contact and act with the other applicable Non-Trust Mortgage Loan
Noteholders in exercising such rights.

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09, Section 7.01(c) or Section 7.01(d), be
the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former
Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the
Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master
Servicer's or the Special Servicer's, as the case may be, failure to

                                     -325-

provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, subject to the last sentence of the second paragraph of Section 3.11(c), the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder.

          Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the
Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint (subject, in the case of a resigning or terminated Special Servicer, to any applicable consultation rights of any particular related Serviced Non-Trust Mortgage Loan Noteholder(s) under the related Co-Lender Agreement), or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the
Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or
Special Servicer hereunder unless (i) as confirmed in writing by each Rating
Agency and, if applicable, by Moody's, such succession will not result in an
Adverse Rating Event with respect to any Class of Certificates or any class of
Specially Designated Non-Trust Mortgage Loan Securities rated by such rating agency, and (ii) such appointee makes the applicable representations and warranties set forth in Section 3.23 or Section 3.24, as applicable; and
provided, further, that in the case of a resigning or terminated Special
Servicer, such appointment shall be subject to the rights of the Majority
Controlling Class Certificateholder(s) to designate a successor pursuant to
Section 6.09. No appointment of a successor to the Master Servicer or the
Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Serviced Mortgage Loans and the
Administered REO Properties as it and such successor shall agree, subject to the terms of this Agreement and/or the related Co-Lender Agreement limiting the use of funds received in respect of a Serviced Loan Combination to matters related to such Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03. Notification to Certificateholders and Others.

          (a) Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01, any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Trustee shall give prompt written notice thereof to the Depositor, to the Certificateholders at their respective

                                     -326-

addresses appearing in the Certificate Register and to each Serviced Non-Trust
Mortgage Loan Noteholder. Not later than ten (10) days (or, in the case of notice to the Depositor, as soon as reasonably practicable) after a Responsible
Officer of the Trustee has received notice of the occurrence of any resignation, termination or replacement of, or appointment of a successor to, any Outside
Servicer pursuant to the related Outside Servicing Agreement, the Trustee shall give written notice of such event to the Depositor and the Certificateholders.

          (b) Not later than 10 days (or, in the case of notice to the
Depositor, as soon as reasonably practicable) after a Responsible Officer of the
Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default or an
Outside Servicer Default, the Trustee shall promptly notify in writing the
Depositor, all the Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

          SECTION 7.04. Waiver of Events of Default and Outside Servicer
Defaults.

          The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder or any Outside Servicer Default under an Outside Servicing Agreement may waive such Event of Default or direct the Trustee, to the extent it is permitted to do so under the applicable Outside Servicing Agreement, to waive such Outside Servicer Default, as the case may be; provided, however, that (A)
an Event of Default under any of clauses (i), (ii), (iii), (x),(xi) and (xii) of
Section 7.01(a) or any comparable Outside Servicer Default may be waived only by all of the Certificateholders of the affected Classes, (B) waiver of an Event of
Default under clause (iii) of Section 7.01(a) further requires the written consent of the Trustee and (C) waiver of an Event of Default contemplated by clause (B) or clause (C) of Section 7.01(a)(v) further requires the written consent of the Depositor. Upon any such waiver of an Event of Default or an
Outside Servicer Default, such Event of Default or, to the extent it is in fact waived under the applicable Outside Servicing Agreement, such Event of Default or such Outside Servicer Default, as the case may be, shall cease to exist and shall be deemed to have been remedied for every purpose hereunder (except as otherwise provided in Section 7.01(d)). No such waiver shall extend to any subsequent or other Event of Default or Outside Servicer Default, as the case may be, or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default or Outside Servicer Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any
Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default or
Outside Servicer Default.

          During the continuance of any Event of Default or Outside Servicer
Default that shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of any Serviced Non-Trust Mortgage
Loan Noteholder, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Serviced
Non-Trust Mortgage Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy

                                     -327-

provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default or Outside
Servicer Default.

                                     -328-

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          SECTION 8.01. Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default or an
Outside Servicer Default and after the curing or waiver of all Events of Default and all Outside Servicer Defaults that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this
Agreement. If an Event of Default or an Outside Servicer Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master
Servicer or Special Servicer, it shall act in accordance with the Servicing
Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master
Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default or an Outside
     Servicer Default, and after the curing of all such Events of Default and all such Outside Servicer Defaults that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this

                                     -329-

     Agreement and the direction of the Controlling Class or Holders of
     Certificates entitled to at least 25% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or, as holder of an Outside Serviced
     Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), under an Outside Servicing Agreement, as the case may be; and

               (iv) The protections, immunities and indemnities afforded to the
     Trustee hereunder shall also be available to it in its capacity as
     Authenticating Agent, Certificate Registrar, Tax Administrator and
     Custodian.

          SECTION 8.02. Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or
     10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default or an Outside
     Servicer Default that has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred upon it, by this Agreement;

               (v) prior to the occurrence of an Event of Default or an Outside
     Servicer Default, and after the curing of all Events of Default and all
     Outside Servicer Defaults that may

                                     -330-

     have occurred, and except as may be provided in Section 10.01 or 10.02, the
     Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of
     Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this
     Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
     hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and provided, further, that, unless and until the Trustee has filed a Form 15 with respect to the Trust in accordance with Section 8.15, the Trustee may not engage any such agent or attorney-in-fact that would constitute an Additional Item 1123 Servicer or a Sub-Servicing Function Participant, unless it first obtains the written consent of the Depositor; and

               (vii) the Trustee shall not be responsible for any act or
     omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer) or the Depositor.

          SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee or any Fiscal Agent in Article II and
Section 8.16 and Section 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or such Fiscal Agent, and neither the
Trustee nor such Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in Section 8.16 and 8.18, neither the
Trustee nor any Fiscal Agent makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Custodial
Account or any other account by or on behalf of the Depositor, the Master
Servicer or the Special Servicer. Neither the Trustee nor any Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Depositor, the Master Servicer or the Special Servicer, and accepted by the
Trustee in good faith, pursuant to this Agreement.

          SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

          The Trustee, any Fiscal Agent or any agent of the Trustee or a Fiscal
Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as

                                     -331-

otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or such agent, as the case may be.

          SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by
Trustee.

          (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Collection Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trustee Fee for such
Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. Except as otherwise provided in Section 3.06, the Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust)
shall constitute the Trustee's sole compensation for such services to be rendered by it.

          (b) The Trustee (whether in its individual capacity or its capacity as
Trustee) and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund out of the
Pool Custodial Account and the Collection Account (and, to the extent that a
Serviced Loan Combination or any related REO Property is affected, by the Trust
Fund and/or the related Serviced Non-Trust Mortgage Loan Noteholder(s) out of
the related Loan Combination Custodial Account) against any loss, liability or reasonable "out-of-pocket" expense arising out of, or incurred in connection with, this Agreement or the Certificates (including (i) costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to Sections 7.01 and 7.02, (ii) costs and expenses of litigation and of investigation, including counsel fees, damages, judgments and amounts paid in settlement, and (iii) costs and expenses of mediation and/or arbitration pursuant to Section 2.03(i) hereof or Section 5(i) of a UMLS/Depositor Mortgage
Loan Purchase Agreement) (any such loss, liability or expense, a "Trustee
Liability"); provided that such loss, liability or expense constitutes an
"unanticipated expense" within the meaning of Treasury regulations section
1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes an Advance (the reimbursement of which has otherwise been provided for herein) or allocable overhead. The provisions of this Section
8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the
Trustee and appointment of a successor trustee.

          (c) If the Trustee Liability arises from the issuance or sale of the
Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

          (d) The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder and any other calculation or reporting hereunder (in each case not attributable to information provided to

                                     -332-

the Trustee by the Master Servicer or the Special Servicer); provided that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06. Eligibility Requirements for Trustee.

          (a) The Trustee hereunder shall at all times be a bank, a trust company, a banking association or a banking corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, banking association or banking corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, banking association or banking corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
The Trustee shall at all times maintain a long-term unsecured debt rating of at least (i) "AA-" from S&P (or "A+" from S&P, if the Trustee's short-term unsecured debt rating is at least "A-1" by S&P) and "AA-" from Fitch or, if a
Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, "A-" from S&P and "A-" from Fitch, or (ii) in the case of either Rating Agency, such other rating as shall not result in an Adverse
Rating Event with respect to any Class of Certificates, as confirmed in writing by such Rating Agency. The Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the Investment Company Act of 1940, as amended. The
Trustee's acting in such capacity shall not adversely affect the application of the Prohibited Transaction Exemption to the Investment Grade Certificates. If at
any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that the Trustee shall not be required to resign due to the existence of an affiliation described in the last sentence of this Section 8.06 until such time as it has actual knowledge or receives written notice of the existence of such affiliation; and
provided, further, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse
Rating Event with respect to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, banking corporation or banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master
Servicer, the Special Servicer and their respective Affiliates. Notwithstanding the foregoing, except to the extent permitted or required by Section 7.02, the
Trustee shall not be an "affiliate" (as such term is defined in Section III of
PTE 2000-58) of the Master Servicer, the Special Servicer, any Sub-Servicer, any
Outside Servicer, the Depositor, or any obligor with respect to Trust Mortgage
Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the Closing Date or any "affiliate" (as such term is defined in Section III of PTE 2000-58) of any such Person.

                                     -333-

          SECTION 8.07. Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer, all Certificateholders and all Serviced
Non-Trust Mortgage Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the
Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders by the
Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master
Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control) to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Bond Level File, CMSA
Collateral Summary File, CMSA Historical Bond/Collateral Realized Loss
Reconciliation Template, CMSA Historical Liquidation Loss Template, CMSA
Interest Shortfall Reconciliation Template, CMSA Reconciliation of Funds
Template and/or Mortgage Pool Data Update Report, or other report or statement required by Section 4.02 and such failure shall continue unremedied for a period of five (5) days after receipt of written notice by the Trustee of such failure, or if the Trustee shall fail (other than by reason of the failure of the Master
Servicer, the Special Servicer or the Depositor or any Sub-Servicer,
subcontractor, vendor or agent of the foregoing to timely perform its obligations hereunder or in connection herewith or as a result of other circumstances beyond the Trustee's reasonable control) to timely perform any of its obligations set forth in Section 3.13, Section 3.14 or Section 8.15(a) and such failure adversely affects the Depositor's ability to use or file a registration statement on Form S-3 for purposes of publicly offering commercial mortgage-backed securities, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the
Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders by the
successor trustee so appointed.

          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee (with or without cause) and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the
Trustee so removed and one complete set to the successor trustee so appointed. A copy of such

                                     -334-

instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Serviced Non-Trust Mortgage Loan
Noteholders by the successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and (as among the parties hereto) in and to the
Trust Mortgage Loans and the Serviced Non-Trust Mortgage Loans shall be terminated, other than (i) any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent) or (ii) any rights or immunities described in this Agreement as surviving any resignation or removal of the Trustee, including but not limited to the rights set forth in Sections 8.05(b) and (c).

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          SECTION 8.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements and moneys held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master
Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special
Servicer, the Certificateholders and the Serviced Non-Trust Mortgage Loan
Noteholders.

          (d) Any and all costs and expenses associated with transferring the duties of a Trustee that has resigned or been removed or terminated, as contemplated by Section 8.07, to a successor Trustee, including those associated with transfer of the Mortgage Files and other documents and statements held by the predecessor Trustee to the successor Trustee, as contemplated by Section
8.08(a), shall be paid by: (i) the predecessor Trustee, if such predecessor
Trustee has resigned in accordance with Section 8.07(a), has been removed in accordance

                                     -335-

with Section 8.07(b) or has been removed with cause in accordance with Section
8.07(c); (ii) the Certificateholders that effected the removal, if the predecessor Trustee has been removed without cause in accordance with Section
8.07(c); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee or the subject Certificateholders, as contemplated by the immediately preceding clauses (i) and (ii), within 90 days after they are incurred (provided that such predecessor Trustee or such subject
Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

          SECTION 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

          Any entity into which the Trustee or any Fiscal Agent may be merged or converted, or with which the Trustee or any Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the
Trustee or any Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or such Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 or Section 8.17, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this

                                     -336-

Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the
Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section
8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of any of them. Neither the Master
Servicer nor the Special Servicer shall have any duty to verify that any such
Custodian is qualified to act as such in accordance with the preceding sentence.
The Trustee may enter into an agreement to appoint a Custodian which is not the
Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the
Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii)
may provide that the related Custodian will be entitled to be indemnified out of the assets of the Trust Fund in connection with losses arising from the performance by such Custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted under Section 8.05(b) with respect to agents of the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements
(including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07. Any engagement of a third party to act as Custodian with respect to the Mortgage
File or

                                     -337-

any portion thereof with respect to a Serviced Loan Combination shall be subject to any relevant provisions of the related Co-Lender Agreement.

          SECTION 8.12. Appointment of Authenticating Agents.

          (a) The Trustee may appoint at the Trustee's expense an Authenticating
Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. In the absence of any other
Person appointed in accordance herewith acting as Authenticating Agent, the
Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating
Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent appointed in accordance with this Section
8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer,
the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section
8.12 by giving written notice of termination to such Authenticating Agent, the
Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent.

                                     -338-

          SECTION 8.13. Appointment of Tax Administrators.

          (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder;
provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the
Trustee shall remain responsible for all acts and omissions of the Tax
Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax
Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

          (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax
Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax
Administrator.

          (c) Any Tax Administrator appointed in accordance with this Section
8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer,
the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section
8.13 by giving written notice of termination to such Tax Administrator, the
Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax
Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and
shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

          SECTION 8.14. Access to Certain Information.

          (a) The Trustee shall afford to the Master Servicer, the Special
Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any
Certificateholder, Certificate Owner or Serviced Pari Passu Non-Trust Mortgage
Loan Noteholder, access to any documentation regarding the Trust Mortgage Loans
(or, in the case of a Serviced Pari Passu Non-Trust Mortgage Loan Noteholder,
the Serviced Pari Passu Non-Trust Mortgage Loan) within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

          (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Serviced
Non-Trust Mortgage Loan Noteholders and their respective designees, the
Controlling Class Representative and, subject to the succeeding paragraph, any

                                     -339-

Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, the Prospectus Supplement, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the
Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments hereto or thereto; (iii) all Certificateholder Reports made available to Certificateholders pursuant to Section 4.02(a) since the Closing
Date; (iv) all Annual Statements of Compliance delivered to the Trustee since the Closing Date; (v) all Annual Assessment Reports and Annual Attestation
Reports delivered to the Trustee since the Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged
Property as to which the environmental testing contemplated by Section 3.09(c)
revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii) each of the Mortgage Files, including any and all modifications, extensions, waivers and amendments of the terms of a Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to
Section 3.20; (viii) the most recent appraisal for each Mortgaged Property and
REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's
Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a
Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a) or Section 6.12(a); (xi) any exception report prepared by the Trustee pursuant to Section 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; (xiii) any Officer's Certificate delivered to the
Trustee by the Special Servicer in connection with a Final Recovery
Determination pursuant to Section 3.09(h); and (xiv) any and all reports, statements and other written or electronic information relating to an Outside
Serviced Trust Mortgage Loan, the related Mortgaged Property and/or the borrower under such Outside Serviced Trust Mortgage Loan, to the extent such items were received by the Master Servicer from a related Outside Servicer or other applicable party under the related Outside Servicing Agreement and delivered to the Trustee since the Closing Date. The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the
Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such Certificateholder or
Certificate Owner if the Master Servicer or Special Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master
Servicer or the Special Servicer and copies of any CMSA Operating Statement
Analysis Reports and CMSA NOI Adjustment Worksheets prepared by the Master
Servicer or the Special Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

          In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee shall require: (i) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person

                                      -340-

is a Certificateholder or a beneficial holder of Book-Entry Certificates and will keep such information confidential (except that such Certificateholder or
Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in
Certificates and will otherwise keep such information confidential.

          (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

          SECTION 8.15. Reports to the Securities and Exchange Commission and
Related Reports.

          (a) With respect to any Exchange Act Reporting Year, the Trustee shall:

               (i) as soon as reasonably practicable (but in any event within 15 days or such shorter period as may be provided under the Exchange Act and the rules and regulations promulgated thereunder) after each Distribution
     Date during such Exchange Act Reporting Year, in accordance with the
     Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Distribution
     Report on Form 10-D with or including, as the case may be, a copy of the applicable Distribution Date Statement (exclusive of the CMSA Bond Level
     File, the CMSA Historical Liquidation Loss Template and the CMSA Collateral
     Summary File) and, if and to the extent that it relates to any Trustee
     Reportable Event or was otherwise delivered by written notice to, or otherwise actually known by a Responsible Officer of, the Trustee, any other Form 10-D Required Information to be reported for the period covered by the subject Form 10-D;

               (ii) during such Exchange Act Reporting Year, at the direction of the Depositor, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Current Report on Form 8-K regarding and disclosing any Form 8-K Required Information (with respect to any Form 8-K
     Required Information other than any Trustee Reportable Event, to the extent a Responsible Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such information), within the time periods specified under Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters"
     issued by the Commission; provided that the Depositor shall cooperate with the Trustee to determine the applicable required time period; and provided, further, that, if the Depositor directs the Trustee to file a Current
     Report on Form 8-K in accordance with this clause (ii), the Depositor shall cooperate with the Trustee in preparing such Current Report on Form 8-K and the Trustee will report the subject information

                                     -341-

     in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
     Commission;

               (iii) within 90 days following the end of such Exchange Act
     Reporting Year, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission, with respect to the
     Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters"
     issued by the Commission, which shall include as exhibits each Annual
     Statement of Compliance, Annual Assessment Report and Annual Attestation
     Report delivered pursuant to or as contemplated by Section 3.13 and/or
     Section 3.14, with respect to the Master Servicer, the Special Servicer or other applicable Person for such Exchange Act Reporting Year, and which shall further include a Sarbanes-Oxley Certification and shall include any other Form 10-K Required Information to be reported for such Exchange Act
     Reporting Year (if and to the extent that the applicable Form 10-K Required
     Information relates to a Trustee Reportable Event or was otherwise delivered by written notice to--or otherwise actually known by a
     Responsible Officer of--the Trustee);

               (iv) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Party (as defined in Section
     8.15(d)) or the Depositor, prepare for filing, arrange for execution by the
     Depositor and promptly file with the Commission an amendment to any Current
     Report on Form 8-K, Distribution Report on Form 10-D or Annual Report on
     Form 10-K previously filed with the Commission with respect to the Trust during or relating to, as applicable, such Exchange Act Reporting Year;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system) a Current Report on Form
8-K reporting the establishment of the Trust and a Current Report on Form 8-K whereby this Agreement will be filed as an exhibit (the Current Reports on Form
8-K contemplated by this subclause (y) being herein referred to as the "Initial
Current Reports on Form 8-K"); and provided, further, that if all or any required portion of an Annual Report on Form 10-K or a Distribution Report on
Form 10-D cannot be timely filed by the Trustee (other than for a reason contemplated by Rule 12b-25(g) of the Exchange Act), then (i) the Trustee (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor, (ii) the Trustee shall (to the extent appropriate and to the extent directed by the Depositor) file a Form 12b-25 (17 C.F.R. 249.322) in connection therewith consistent with Rule 12b-25 of the Exchange Act, each party hereto shall reasonably cooperate with the Trustee and the Depositor to complete the subject Exchange Act Report and such Exchange Act Report (or the applicable portions thereof) shall be filed with the Commission as soon as reasonably practicable and, if the Depositor is relying upon Rule 12b-25 of the Exchange
Act, within the time frames contemplated thereby; and provided, further, that if all or any required portion of any Exchange Act Report cannot be timely filed by the Trustee for the sole reason that the Trustee is unable to file the report in electronic format, then (i) the Trustee (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor and, as determined by the Depositor, the Depositor and the Trustee shall comply with either Rule 201 or 202 of Regulation S-T or apply for an adjustment of filing date pursuant to Rule 13b of Regulation S-T. Each

                                     -342-

of the other parties to this Agreement shall deliver to the Trustee in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system, any and all items required to be delivered by such party pursuant to this Agreement and contemplated to be filed with the
Commission pursuant to this Section 8.15(a), other than the financial statements or other financial information of a Significant Obligor.

          All Current Reports on Form 8-K, Distribution Reports on Form 10-D and
Annual Reports on Form 10-K, as well as any amendments to those reports, that are to be filed with respect to the Trust pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, and this Section 8.15(a), are
(together with the exhibits thereto) herein referred to as the "Exchange Act
Reports". The Exchange Act Reports, exclusive of the Initial Current Reports on
Form 8-K, are herein referred to as the "Subsequent Exchange Act Reports." All
Subsequent Exchange Act Reports prepared by the Trustee pursuant to this Section
8.15(a) shall be executed by the Depositor promptly upon delivery thereto, subject to the Subsequent Exchange Act Report being in form and substance reasonably acceptable thereto. The senior officer in charge of securitization for the Depositor shall sign the Sarbanes-Oxley Certification included in each
Form 10-K Report with respect to the Trust.

          Notwithstanding any other provision of this Agreement, the Trustee shall have no liability to any Person with respect to any failure to properly prepare or timely file any of the Subsequent Exchange Act Reports to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part. The Trustee shall have no liability to any Person for a failure to file on a timely basis any Subsequent Exchange Act Report to the extent that the Trustee is not provided by any unaffiliated third party within the time frames set forth in this Agreement all required attachments and information (including notices with respect thereto) to be filed with such
Subsequent Exchange Act Report in properly executed form. The Trustee shall be entitled to conclusively rely upon, without any duty to review or analyze, the form and content of any information, disclosure, attachments or exhibits provided to it for inclusion in any Subsequent Exchange Act Report. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 8.15 related to the timely preparation, arrangement for execution and filing of Subsequent Exchange Act Reports is dependent upon other parties to this Agreement observing all applicable deadlines in the performance of their duties under Sections 3.13, 3.14 and 8.15. Other than to the extent the
Trustee is required to provide notice of any failure to deliver in accordance with this Agreement, the Trustee has no duty under this Section 8.15 or otherwise under this Agreement to enforce the performance by the other parties to this Agreement of their duties under this Section 8.15.

          The Trustee shall make available to all Certificateholders and
Certificate Owners on its internet website each Subsequent Exchange Act Report that is filed with the Commission with respect to the Trust. The Trustee shall post each such report on its internet website as soon as reasonably practicable after the filing thereof with the Commission. In addition, the Trustee shall, free of charge, upon request, deliver to any Certificateholder, Certificate
Owner or party identified as a prospective Certificateholder or Certificate
Owner copies of all Subsequent Exchange Act Reports that are filed with the
Commission with respect to the Trust. Any request contemplated by the prior sentence shall be made to LaSalle Bank, N.A., 135 South LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Kristen Packwood (telephone number:
(312) 904-4207), or to such other Person, address and/or phone number as the
Trustee may specify by notice to Certificateholders.

                                     -343-

          (b) At all times during each Exchange Act Reporting Year, each of the
Trustee, the Master Servicer and the Special Servicer shall (and shall use reasonable efforts to cause each Servicing Representative that is a Servicer acting on its behalf hereunder and, solely in the case of the Trustee, each
Trustee Appointee to) monitor for, and (in accordance with the timeframes set forth in this Section 8.15(b)) notify (including with such notice the Exchange
Act Reportable Event Notification attached hereto as Exhibit U) the Depositor and the Trustee in writing of, the occurrence or existence of any and all events, conditions, circumstances and/or matters that constitute or may constitute related Exchange Act Reportable Events with respect thereto; provided that, unless any such particular event, condition, circumstance and/or matter specifically relates to the party obligated to undertake such monitoring, any
Affiliate thereof, any Servicing Representative that is a Servicer retained or engaged thereby or, solely in the case of the Trustee, any Trustee Appointee, the obligation to so monitor for any such particular event, condition, circumstance and/or matter shall be limited to maintaining a reasonable awareness as regards the existence thereof in the normal course of performing its respective obligations and duties hereunder or otherwise in respect of the
Trust Fund. Each of the Trustee, Master Servicer and Special Servicer shall provide such notice of any Exchange Act Reportable Event to the Trustee and the
Depositor (i) no later than five (5) calendar days after the next succeeding
Distribution Date with respect to any Exchange Act Reportable Event to be disclosed on Form 10-D, (ii) no later than March 15 in any year in which the
Trustee will file a Form 10-K for the Trust with respect to any Exchange Act
Reportable Event to be disclosed on Form 10-K, and (iii) no later than Noon (New
York City time) on the 2nd Business Day after the occurrence of any Exchange Act
Reportable Event to be disclosed on Form 8-K; provided, that, unless (x) the applicable Exchange Act Reportable Event relates to such party or (y) such party has failed to monitor for any such particular event, condition, circumstance and/or matter in accordance with the preceding sentence, then the Trustee, the
Master Servicer and the Special Servicer shall be obligated to provide notice of any Exchange Act Reportable Event as set forth in clauses (i), (ii) and (iii)
above only to the extent a Servicing Officer or Responsible Officer, as applicable, thereof has actual knowledge or has received notice of such Exchange
Act Reportable Event. Upon becoming aware of any Form 8-K Required Information, the Trustee shall promptly notify the Depositor in writing that the filing of a
Current Report on Form 8-K may be required with respect to any of the events, conditions, circumstances and/or matters that constitute such Form 8-K Required
Information and, further, shall consult with the Depositor regarding whether to prepare and file a Current Report on Form 8-K under Section 8.15(a)(ii) above with respect to such events, conditions, circumstances and/or matters and, if prepared, the form and content of such filing (and the Trustee shall be entitled to rely on a written direction of the Depositor with regard to whether to make and the form and content of such filing). For purposes of this paragraph, provided that (x) the subject party has monitored for the particular event, condition, circumstance and/or matter in accordance with the third preceding sentence and (y) the applicable Exchange Act Reportable Event does not relate to such party, none of the Trustee, the Master Servicer or the Special Servicer
shall be considered to be aware of any related Exchange Act Reportable Event, and the Trustee shall not be considered to be aware of any Form 8-K Required
Information, Form 10-D Required Information or Form 10-K Required Information,
unless a Responsible Officer (in the case of the Trustee) or a Servicing Officer
(in the case of the Master Servicer or the Special Servicer) thereof has actual knowledge. To the extent that the Master Servicer or Special Servicer has actual knowledge thereof or is acting as the subject Outside Servicer, such servicer shall provide notice to the Trustee and the Depositor of any event that (if the
Master Servicer has the subject actual knowledge or is acting as the subject
Outside Servicer) would constitute a Master Servicer Reportable Event in respect of an Outside Master Servicer or any Outside Serviced Trust Mortgage Loan for
which such Outside Master Servicer is responsible or any event that (if the
Special Servicer has the subject actual knowledge or is acting as the subject
Outside Servicer) would constitute a Special

                                     -344-

Servicer Reportable Event in respect of an Outside Special Servicer or any
Outside Serviced Trust Mortgage Loan or Outside Administered REO Property for
which such Outside Special Servicer is responsible; and, notwithstanding anything to the contrary contained herein, except as may be required under
Section 8.15(p) or this sentence, this paragraph shall not otherwise relate to
Outside Servicers, Outside Trust Mortgage Loans and/or Outside Administered REO
Properties.

          Upon reasonable request of the Depositor or the Trustee, each other party hereto (including the Trustee, if the Depositor is the requesting party, and the Depositor, if the Trustee is the requesting party) shall (and shall use reasonable efforts to cause any Servicing Representative that is a Servicer acting on its behalf hereunder or, solely in the case of the Trustee, any
Trustee Appointee, to) promptly provide to the requesting party any information in its possession as is necessary or appropriate for the Depositor or the
Trustee, as applicable, to prepare fully and properly any Exchange Act Report with respect to the Trust in accordance with the Securities Act, the Exchange
Act and the rules and regulations promulgated thereunder.

          If, during any Exchange Act Reporting Year, a new Master Servicer,
Special Servicer or Trustee is appointed, then such new Master Servicer, Special
Servicer or Trustee, as the case may be, shall in connection with its acceptance of such appointment provide the Depositor and, in the case of a new Master
Servicer or Special Servicer, the Trustee with such information regarding itself, its business and operations and its experience and practices regarding the duties it is to perform under this Agreement, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K. If, during any Exchange Act
Reporting Year, the Master Servicer, Special Servicer or Trustee appoints a
Servicing Representative that constitutes a Servicer contemplated by Item
1108(a)(2) of Regulation AB, then the Master Servicer, Special Servicer or
Trustee, as the case may be, shall cause such Servicing Representative, in connection with its acceptance of such appointment, to provide the Depositor and the Trustee with such information regarding itself, its business and operations and its servicing experience and practices, as is required to be reported by the
Depositor pursuant to Item 6.02 of Form 8-K.

          Each of the Trustee, any Fiscal Agent, the Master Servicer and the
Special Servicer acknowledges and agrees that the information to be provided by it (or by any Servicing Representative acting on its behalf hereunder or, solely in the case of the Trustee, any Trustee Appointee) pursuant to or as contemplated by this Section 8.15(b) is intended to be used in connection with the preparation of Exchange Act Reports with respect to the Trust.

          Upon notice that any Serviced Non-Trust Mortgage Loan has been included in a Non-Trust Mortgage Loan Securitization Trust, then the Form 8-K
Required Information, Form 10-D Required Information and Form 10-K Required
Information required to be reported to the Depositor under this Section 8.15(b)
shall simultaneously be reported to the depositor and trustee in respect of such
Non-Trust Mortgage Loan Securitization Trust to the extent required for such depositor and/or trustee to satisfy any Exchange Act reporting requirements in respect of such Non-Trust Mortgage Loan Securitization Trust. Furthermore, if
any Non-Trust Mortgage Loan Securitization Trust containing a Serviced Non-Trust
Mortgage Loan is subject to Exchange Act reporting requirements for any fiscal year of such trust that does not constitute an Exchange Act Reporting Year in respect of the Trust, and if the Master Servicer, the Special Servicer and the
Trustee are so notified thereof, then each of the Master Servicer, the Special
Servicer and the Trustee shall report to the depositor and the trustee in respect of such Non-Trust Mortgage Loan Securitization all Form 8-K Required
Information, Form 10-D Required Information and Form 10-K Required Information
that it would have, and at the same time that it would

                                     -345-

have, so reported thereto in accordance with this Section 8.15(b) if it had been an Exchange Act Reporting Year for the Trust, and shall provide such certifications as are reasonably requested by the depositor and the trustee;
provided, that if and to the extent any reports and/or certifications required to be provided by the Master Servicer, the Special Servicer and/or the Trustee
pursuant to this sentence materially increase the obligations of such party from those set forth under this Agreement (without regard to this sentence), then such party shall be reimbursed by the depositor for the reasonable costs of delivering such report and/or providing such certification.

          (c) If as of the beginning of any fiscal year for the Trust (other than the initial fiscal year for the Trust), the Registered Certificates are held in the aggregate by less than 300 holders (which may consist of (x) in the case of Registered Certificates held in definitive form, direct Holders of such
Definitive Certificates, and/or (y) in the case of Registered Certificates held in book-entry form through the Depository, Depository Participants having accounts with the Depository), the Trustee shall, in accordance with the
Exchange Act and the rules and regulations promulgated thereunder, timely file a
Form 15 with respect to the Trust suspending all reporting requirements under the Exchange Act and shall post such Form 15 to its internet website.

          (d) As and to the extent required by the Sarbanes-Oxley Act of 2002
(the "Sarbanes-Oxley Act") and the rules adopted by the Commission with respect thereto, all Annual Reports on Form 10-K filed with the Commission shall include such certification as complies in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (such certification, the
"Sarbanes-Oxley Certification"; any party hereto whose officer is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any Sarbanes-Oxley Certification with respect to the Trust, a
"Certifying Party"; and any officer who is to sign, in accordance with the
Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any
Sarbanes-Oxley Certification, a "Certifying Officer").

          (e) The Depositor shall be the Certifying Party with respect to a
Sarbanes-Oxley Certification filed as part of each Annual Report on Form 10-K relating to the Trust. In connection with the filing of any Annual Report on
Form 10-K with respect to the Trust as contemplated by Section 8.15(a), the
Certifying Party shall, no later than March 25 of the applicable calendar year in which the filing is to occur, cause its Certifying Officer to execute and deliver to the Trustee, with respect to the Trust, for filing with such Annual
Report on Form 10-K, the Sarbanes-Oxley Certification that is to be included as part of such Annual Report on Form 10-K.

          (f) No later than (i) 12:00 noon, New York City time, on the Business
Day prior to any filing of a Current Report on Form 8-K (other than an Initial
Current Report on Form 8-K) that is to be made with respect to the Trust as contemplated by Section 8.15(a), (ii) March 20 of the applicable calendar year in which the filing of any Annual Report on Form 10-K is to be made with respect to the Trust as contemplated by Section 8.15(a), and (iii) two (2) Business Days
prior to any filing (or, in the case of a Form 10-D Distribution Report, any filing deadline) of a Form 10-D Distribution Report or any other Subsequent
Exchange Act Report that is to be made with respect to the Trust as contemplated by Section 8.15(a), the Trustee shall deliver a copy of such Exchange Act
Report, together with all exhibits thereto (to the extent received by the
Trustee), for review by the Depositor and the Special Servicer. Promptly upon receipt of any such report and the accompanying exhibits, each of the Depositor and the Special Servicer shall (and, if and to the extent applicable, shall cause any Servicing Representative acting on its behalf hereunder to) promptly review such report and the accompanying exhibits and notify

                                     -346-

the Trustee of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Trustee shall correct (with written evidence of such correction to be sent to the
Depositor and the Special Servicer) prior to the filing of such report and the accompanying exhibits.

          (g) No later than March 20 of any year in which an Annual Report on
Form 10-K is to be filed with respect to the Trust, the Trustee shall cause a
Responsible Officer of the Trustee to execute and deliver to each Certifying
Party and Certifying Officer a certification (a "Trustee Backup Certification"), which Trustee Backup Certification shall be in the form of Exhibit P attached hereto. The Trustee shall indemnify and hold harmless each Certifying Party and
Certifying Officer to whom it delivers any Trustee Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Trustee Backup Certification, as well as any other losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject
Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Trustee in connection with the performance by the Trustee of its duties hereunder.

          (h) No later than March 20 of any year in which an Annual Report on
Form 10-K is to be filed with respect to the Trust, unless the Master Servicer is to be the Certifying Party, the Master Servicer shall cause an authorized officer of the Master Servicer to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Master Servicer Backup
Certification"), which Master Servicer Backup Certification shall be in the form of Exhibit Q attached hereto and shall cover all of the Trust Mortgage Loans and
REO Properties (including any Outside Serviced Trust Mortgage Loans and any
Outside Administered REO Properties, to the extent required in accordance with
Exhibit Q). In addition, within the time periods set forth in the related
Co-Lender Agreement (or, if no such time periods are set forth therein, by March
20 of any calendar year in which any Annual Report on Form 10-K is to be filed with respect to the related securitization trust), the Master Servicer shall execute and deliver to the depositor, trustee and/or other certifying party and certifying officer executing a Sarbanes-Oxley Certification in connection with any public securitization of any Serviced Non-Trust Mortgage Loan that either is a Pari Passu Non-Trust Mortgage Loan or has, as of the Closing Date, an unpaid principal balance in excess of $20,000,000, a master servicer backup certification covering such Serviced Non-Trust Mortgage Loan (and that may be relied on by each such party to which it is delivered), which master servicer backup certification will be substantially similar to the Master Servicer Backup
Certification and will cover only the subject Non-Trust Mortgage Loan. The
Master Servicer shall indemnify and hold harmless each Certifying Party and
Certifying Officer to whom it delivers any Master Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Master Servicer Backup Certification, as well as any other losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or
Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification, in each case, resulting from the negligence, bad faith or willful misfeasance of the Master Servicer in connection with the performance by the Master Servicer of its duties hereunder.

          (i) No later than March 20 of any year in which any Annual Report on
Form 10-K is to be filed with respect to the Trust, the Special Servicer shall cause an authorized officer of the Special

                                     -347-

Servicer to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Special Servicer Backup Certification"), which Special
Servicer Backup Certification shall be in the form of Exhibit R attached hereto and shall cover all of the Specially Serviced Trust Mortgage Loans and
Administered REO Properties (together with any Outside Serviced Trust Mortgage
Loan that is then specially serviced under the related Outside Servicing
Agreement or any Outside Administered REO Property, if the Special Servicer is,
is an Affiliate of, or receives a comparable certification relating thereto from, the related Outside Special Servicer). In addition, within the time periods set forth in the related Co-Lender Agreement (or, if no such time periods are set forth therein, by March 20 of any calendar year in which any
Annual Report on Form 10-K is to be filed with respect to the related securitization trust), the Special Servicer shall execute and deliver to the depositor, trustee and/or other certifying party and certifying officer executing a Sarbanes-Oxley Certification in connection with any public securitization of any Serviced Non-Trust Mortgage Loan that is either a Pari
Passu Non-Trust Mortgage Loan or has, as of the Closing Date an unpaid principal balance in excess of $20,000,000, a special servicer backup certification covering such Serviced Non-Trust Mortgage Loan (and that may be relied on by each such party to which it is delivered), which special servicer backup certification will be substantially similar to the Special Servicer Backup
Certification and will cover only the subject Non-Trust Mortgage Loan. The
Special Servicer shall indemnify and hold harmless each Certifying Party and
Certifying Officer to whom it delivers any Special Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Special Servicer Backup Certification, as well as any other losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or
Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Special Servicer in connection with the performance by the Special Servicer of its duties hereunder.

          (j) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Party or Certifying Officer in connection with such Person's attempt to conduct any due diligence that such
Person reasonably believes to be appropriate in order to allow it to deliver any
Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

          (k) The Trustee hereby certifies that it intends to file any Annual
Report on Form 10-K with respect to the Trust for any particular fiscal year no later than the last Business Day that is not more than 90 days following the end of such fiscal year. The respective parties hereto shall deliver to the Trustee, not later than March 15th of any year in which an Annual Report on Form 10-K is to be filed with the Commission (unless another date is specified for such item in this Agreement), any items required to be delivered by such party that are to be an exhibit to such Annual Report on Form 10-K.

          (l) Prior to April 1 of the first year in which the Trustee has filed a Form 15 with the Commission in accordance with this section, if at any time a
Servicing Representative retained or engaged by the Master Servicer, the Special
Servicer or the Trustee with respect to all or any portion of the Trust Fund fails to deliver, if and to the extent applicable in accordance with Regulation
AB and this Agreement, any of the items set forth in the following clauses (i),
(ii) and/or (iii), then the Master Servicer, the Special Servicer or the
Trustee, as the case may be, shall deliver a written notice thereof to the
Depositor and shall promptly terminate all engagements with the subject
Servicing Representative relating to the Subject Securitization Transaction: (i)
any Annual Statement of Compliance contemplated by Item 1123 of Regulation AB, as and when provided under Section 3.13; or (ii) any Annual

                                     -348-

Assessment Report contemplated by Item 1122 of Regulation AB, as and when provided under Section 3.14; or (iii) any Annual Attestation Report contemplated by Item 1122 of Regulation AB (together with, if required to be filed with the
Commission under applicable law, the consent of the applicable registered public accounting firm to file such corresponding Annual Attestation Report with the
Commission), as and when provided under Section 3.14; provided that this provision shall not apply to the initial Master Servicer and the subject matter of this sentence, insofar as it relates to the initial Master Servicer, shall be covered by the Master Servicer Indemnification Agreement. In addition, prior to
April 1 of the first year in which the Trustee has filed a Form 15 with the
Commission in accordance with this section, if at any time the Depositor delivers a written notice to the Master Servicer, the Special Servicer or the
Trustee stating that any Servicing Representative retained or engaged thereby has defaulted on its obligation to deliver, (i) if and to the extent applicable in accordance with Regulation AB and this Agreement, any of the items set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under this Agreement, or (ii) if and to the extent applicable in accordance with Regulation AB and another pooling and servicing agreement to which the Depositor is a party, any of the items similar to those set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under such other pooling and servicing agreement, then the Master Servicer, the
Special Servicer or the Trustee, as the case may be, shall promptly terminate all engagements with the subject Servicing Representative relating to the
Subject Securitization Transaction; provided that this provision shall not apply to the initial Master Servicer and the subject matter of this sentence, insofar as it relates to the initial Master Servicer, shall be covered by the Master
Servicer Indemnification Agreement.

          (m) Each of the Master Servicer, the Special Servicer and the Trustee
shall indemnify the Depositor, LBHI and Lehman Brothers for, and hold the
Depositor, LBHI and Lehman Brothers harmless from and against, any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, arising out of or based upon the failure of the Master Servicer, the
Special Servicer or the Trustee, as the case may be, or any Servicing
Representative thereof (exclusive of a Sub-Servicer identified on Exhibit K hereto, insofar as such Sub-Servicer does not service any Mortgage Loans other than those identified by the Depositor on the Closing Date), to deliver or cause to be delivered to the Trustee, the Depositor and each affected Serviced
Non-Trust Mortgage Loan Noteholder (which shall relate to a Specially Designated
Securitized Non-Trust Mortgage Loan), with respect to any Exchange Act Reporting
Year, as and when required or contemplated by Section 3.13 and/or Section 3.14:
(i) any Annual Statement of Compliance; (ii) any Annual Assessment Report;
and/or (iii) any Annual Attestation Report (together with, if required to be filed with the Commission under applicable law, the accountants' consent authorizing the filing thereof with the Commission).

          (n) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.15, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.15 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any
Certificateholder or any Serviced Non-Trust Mortgage Loan Noteholder; provided that no such amendment shall diminish the filing requirements under this Section
8.15 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.

          (o) With respect to any notice required to be delivered by the Trustee to the Depositor pursuant to this Section 8.15 or Sections 3.13 or 3.14, the
Trustee may deliver such notice, notwithstanding any contrary provision in
Section 11.05, by telephone call made to Dave Nass at 212-526-8829 and Tricia
Hall at 212-

                                     -349-

526-5850, in which event the Trustee shall also deliver the same notice by either facsimile to Dave Nass at 646-758-5376 and Tricia Hall at 646-758-3550 or
via email to dnass@lehman.com and thall@lehman.com.

          (p) If any party hereunder is also acting as an Outside Servicer with respect to an Outside Serviced Trust Mortgage Loan or Outside Administered REO
Property during any portion of an Exchange Act Reporting Year in respect of the
Trust, then such party shall, in its capacity as such Outside Servicer, comply with the provisions of Sections 8.15(b), 8.15(h), 8.15(i), 8.15(j) and Section
8.15(m) applicable to the Master Servicer (if the subject party is also acting as an Outside Master Servicer) or the Special Servicer (if the subject party is also acting as an Outside Special Servicer), as applicable, but reflecting that such Outside Serviced Trust Mortgage Loan or such Outside Administered REO
Property is being serviced and administered under the related Outside Servicing
Agreement.

          (q) The Master Servicer, if it receives from the Mortgagor the subject financial statements, shall forward electronically, within one (1) Business Day of receipt thereof, to all of the respective email addresses for the parties set forth on the Schedule of Significant Obligor Financial Statement Recipients
attached as Schedule XII hereto, any updated financial statements with respect to any Significant Obligor covering any period during or preceding any Exchange
Act Reporting Year.

          (r) The Master Servicer, with respect to Performing Serviced Mortgage
Loans, shall forward electronically, within seven (7) Business Days of receipt of financial statements with respect to any Significant Obligor covering any period during or preceding any Exchange Act Reporting Year, an updated CMSA NOI
Adjustment Worksheet and CMSA Operating Statement Analysis Report with respect to the related Mortgaged Properties, covering each period covered by such financial statements that is required to be reported on the related Form 10-D or
Form 10-K, as the case may be, following the period for which financial information required under Regulation AB was previously reported and filed with
Commission for the subject Significant Obligor, and taking into account the information in such updated financial statements; provided, that such CMSA NOI
Adjustment Worksheet and CMSA Operating Statement Analysis Report shall together set forth, without limitation and in addition to any other information required to be provided thereunder, the updated "net operating income" figure as calculated in accordance with the Servicing Standard and CMSA standards;
provided, that notwithstanding anything to the contrary in Section 8.15(q) or
(r), the Master Servicer shall not be required to deliver any of the items set forth in Section 8.15(q) or (r) subsequent to the filing of the final Form 10-K with respect to the Trust. In connection with any financial information regarding a Significant Obligor required to be delivered to the Trustee in accordance with Section 8.15(r) and (q), the Depositor shall provide any information regarding such Significant Obligor that is, under Regulation S-K of the Securities Act, to be included by the Trustee in the related Form 10-D or
Form 10-K, as applicable. In no event shall the Trustee be required to attach to such Form 10-D or Form 10-K any related CMSA NOI Adjustment Worksheet or CMSA
Operating Statement Analysis Report.

          (s) Notwithstanding anything to the contrary contained herein, if any party is required to deliver any report, statement, certification or other document or information to a Serviced Non-Trust Mortgage Loan Noteholder,
pursuant to Section 3.13, 3.14 and/or 8.15, and if the related Non-Trust
Mortgage Loan has been securitized, then such party shall instead deliver such report, statement, certification or other document or information to the trustee and depositor for such securitization.

                                     -350-

          SECTION 8.16. Representations and Warranties of Trustee.

          (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of
the Closing Date, that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
     Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the
     Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this
     Agreement, or the consummation of the

                                     -351-

     transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the
     Trustee under this Agreement.

               (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

               (ix) The Trustee is, with respect to each Combination Trust
     Mortgage Loan, an entity permitted under the related Co-Lender Agreement to be a transferee and holder of such Trust Mortgage Loan.

          (b) The representations and warranties of the Trustee set forth in
Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 8.17. Appointment of a Fiscal Agent.

          (a) In order to satisfy the eligibility requirements of Section 8.06
(insofar as such requirements relate to ratings), the Trustee may appoint a
Fiscal Agent. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if such Fiscal
Agent's short-term unsecured debt rating is at least "A-1" by S&P) and "AA-"
from Fitch (or, in the case of either Rating Agency, such other rating as shall not result in an Adverse Rating Event with respect to any Class of Certificates rated by such Rating Agency, as confirmed in writing by such Rating Agency).

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, any
Fiscal Agent appointed by the Trustee shall make such Advance as and when required by the terms of this Agreement on behalf the Trustee as if such Fiscal
Agent were the Trustee hereunder. To the extent that a Fiscal Agent makes an
Advance pursuant to this Section 8.17(b) or otherwise pursuant to this
Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee, except that all fees and expenses of any
Fiscal Agent (other than any interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the
Special Servicer.

                                     -352-

          (d) The obligations of a Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it shall act as Trustee hereunder. A Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such
Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of a Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section
8.17(a) or (ii) the Trustee shall have received written confirmation from each
Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating Event with respect to any
Class of Certificates.

          (e) The Trustee shall promptly notify the other parties hereto, the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders in
writing of the appointment, resignation or removal of any Fiscal Agent.

          SECTION 8.18. Representations and Warranties of Fiscal Agent.

          (a) Any Fiscal Agent shall hereby represent and warrant to each of the other parties hereto and for the benefit of the Certificateholders and the
Serviced Non-Trust Mortgage Loan Noteholders, as of the date of its appointment, that:

               (i) Such Fiscal Agent is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

               (ii) The execution and delivery of this Agreement by such Fiscal
     Agent, and the performance and compliance with the terms of this Agreement by such Fiscal Agent, will not violate such Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

               (iii) Such Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of such Fiscal Agent, enforceable against such Fiscal
     Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                     -353-

               (v) Such Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Fiscal
     Agent to perform its obligations under this Agreement or the financial condition of such Fiscal Agent.

               (vi) No litigation is pending or, to the best of such Fiscal
     Agent's knowledge, threatened against such Fiscal Agent that, if determined adversely to such Fiscal Agent, would prohibit such Fiscal Agent from entering into this Agreement or, in such Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Fiscal Agent to perform its obligations under this
     Agreement or the financial condition of such Fiscal Agent.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Fiscal Agent of or compliance by such Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by such Fiscal Agent under this
     Agreement.

          (b) The representations and warranties of any Fiscal Agent set forth in Section 8.18(a) shall survive its appointment as such under this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

                                     -354-

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All Trust
Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, any Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the
Distribution Date following the earlier to occur of (A) the purchase by the
Special Servicer, any Controlling Class Certificateholder, the Master Servicer,
the Depositor or Lehman Brothers of all the Trust Mortgage Loans and each REO
Property remaining in the Trust Fund at a price equal to (1) the sum (x) of the aggregate Purchase Price of all the Trust Mortgage Loans and (y) the aggregate
Appraised Values of any REO Properties then included in the Trust Fund, minus
(2) if the purchaser is the Master Servicer or the Special Servicer, the
aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.11(g) and, in the case of the Master Servicer,
Section 4.03(d), and any unpaid servicing compensation remaining outstanding and payable thereto (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), (B) the exchange by all the Certificateholders of all the
Certificates for all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund; and (ii)
to the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and
the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United
States to the Court of St. James, living on the date hereof.

          Following the date on which the aggregate Certificate Principal
Balance of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class
A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G
Certificates is reduced to zero, all the remaining Certificateholders, acting together (each having agreed in writing to so act, a copy of which writing shall be delivered to the Trustee), shall have the right, with the consent of the
Master Servicer, to exchange all of the Certificates for all of the Trust
Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and the Non-Trust Mortgage Loan
Noteholders no later than 60 days prior to the anticipated date of exchange;
provided that no such exchange may occur if any of the remaining REO Properties relates to a Serviced Loan Combination. In the event that all the
Certificateholders elect (as evidenced by a writing signed by each
Certificateholder and delivered to the Trustee) to exchange all of the
Certificates for all of the Trust Mortgage Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust Fund, the
Certificateholders, not later than the fifth Business

                                     -355-

Day preceding the Distribution Date on which the final distribution on the
Certificates is to occur, shall (i) deposit in the applicable Custodial Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent pursuant to Section 3.05(a) or Section 3.05A, as applicable, or that may be withdrawn from the Collection Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in such
Custodial Account and (ii) pay to the Trustee an amount, in immediately available funds, equal to $5,000.00. In addition, on the Trust Master Servicer
Remittance Date immediately preceding the Final Distribution Date, the Master
Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such Trust Master Servicer Remittance Date from the Pool
Custodial Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to a designee of all the Certificateholders (each Certificateholder having agreed to such designation in a writing delivered to the Trustee), the Mortgage
Files for the remaining Trust Mortgage Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Certificateholders as shall be necessary to effectuate transfer of the Trust
Mortgage Loans and REO Properties remaining in the Trust Fund; provided that, if any Trust Mortgage Loan exchanged pursuant to this Section 9.01 is part of a
Loan Combination, then the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.25. Any transfer of Trust Mortgage Loans pursuant to this paragraph, except in the case of the Outside Serviced Trust Mortgage Loans, shall be on a servicing-released basis.

          Each of any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest
Percentage Interest in the Controlling Class), the Special Servicer, the Master
Servicer, the Depositor or Lehman Brothers, in that order of priority (with the
Controlling Class Certificateholder having the most senior priority), may at its option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the initial aggregate Certificate Principal
Balance of all of the Principal Balance Certificates, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such
Person with a higher priority shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof.
If the Trust Fund is to be terminated in connection with the Special Servicer's, a Controlling Class Certificateholder's, the Master Servicer's, the Depositor's
or Lehman Brothers' purchase of all of the Trust Mortgage Loans and each REO
Property remaining in the Trust Fund, then the Special Servicer, a Controlling
Class Certificateholder, the Master Servicer, the Depositor or Lehman Brothers,
as applicable, not later than the fifth Business Day preceding the Distribution
Date on which the final distribution on the Certificates is to occur, shall: (x)
deposit, or deliver to the Master Servicer for deposit, in the Pool Custodial
Account an amount in immediately available funds equal to the above-described purchase price (provided, however, that if any REO Property relating to a
Serviced Loan Combination is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Loan Combination Custodial
Account); and (y) deliver to the Trustee an Opinion of Counsel, at the expense of the party effecting the purchase,

                                     -356-

stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, on the Trust Master Servicer Remittance Date immediately preceding the Final Distribution Date, the Master Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such Trust Master Servicer Remittance Date from the Pool Custodial
Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Special
Servicer, the purchasing Controlling Class Certificateholder, the Master
Servicer, the Depositor or Lehman Brothers, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Special Servicer, the purchasing Controlling Class Certificateholder, the Master Servicer, the
Depositor or Lehman Brothers, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties to the Special Servicer,
the purchasing Controlling Class Certificateholder, the Master Servicer, the
Depositor or Lehman Brothers (or their respective designees), as applicable;
provided that, if any Trust Mortgage Loan purchased pursuant to this Section
9.01 is a Serviced Combination Trust Mortgage Loan, then the release, endorsement or assignment of the documents constituting the related Mortgage
File and Servicing File shall be in the manner contemplated by Section 3.25. Any transfer of Trust Mortgage Loans pursuant to this paragraph, except in the case of the Outside Serviced Trust Mortgage Loans, shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Non-Trust Mortgage Loan Noteholders mailed
(i) if such notice is given in connection with the Special Servicer's, a
Controlling Class Certificateholder's, the Master Servicer's, the Depositor's or
Lehman Brothers' purchase of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (ii) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (A) the
Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (B) the amount of any such final payment and (C)
that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to
Certificateholders.

          Upon presentation and surrender of the Certificates by the
Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such
Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Collection Account and/or the Loss of Value Reserve Fund that are, in accordance with Section 4.01, allocable to payments on the Class of
Certificates so presented and surrendered.

          Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering

                                     -357-

Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

          SECTION 9.02. Additional Termination Requirements.

          (a) If the Depositor, Lehman Brothers, any Controlling Class
Certificateholder, the Special Servicer or the Master Servicer purchases, or there is an exchange of all the Certificates for, all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund as provided in Section
9.01, then the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the
Person or group of Persons effecting such purchase or exchange obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of
Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section
9.02 will not result in an Adverse REMIC Event or an Adverse Grantor Trust
Event:

               (i) the Tax Administrator shall specify the first day in the
     90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulations section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section
     860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the Person or group of
     Persons effecting the purchase of, or exchange of all the Certificates for, all the Trust Mortgage Loans and REO Properties remaining in the Trust
     Fund;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or exchange, as applicable, all of the assets of REMIC I and each Loan
     REMIC, if any, to the appropriate Person(s) for cash or the Certificates, as applicable; and

               (iii) at the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Sections 4.01 and 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          In addition, the foregoing requirements of this Section 9.02 shall apply, mutatis mutandis, to the repurchase of any Early Defeasance Trust
Mortgage Loan and liquidation of any related Loan REMIC if the defeasance proceeds are less than the Purchase Price of such Early Defeasance Trust
Mortgage Loan, the Mortgagor notifies the Master Servicer of its intent to defease the Early Defeasance Trust Mortgage Loan or the Mortgagor is to tender other collateral that does not constitute a cash

                                     -358-

amount equal to or greater than the Purchase Price of the Early Defeasance Trust
Mortgage Loan, under the circumstances described in Sections 2.03(j) and
2.03(k).

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

          SECTION 9.03. Outside Administered REO Properties.

          References to "REO Property" and "REO Properties" in Sections 9.01 and
9.02 shall be deemed to include the Trust's rights with respect to any Outside
Administered REO Property included in the Trust Fund, and such rights shall be taken into account in calculating the purchase price payable under Section 9.01 for the purchase of assets out of the Trust Fund.

                                      -359-

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01. REMIC Administration.

          (a) The Tax Administrator shall elect to treat each REMIC Pool as a
REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax
Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The REMIC I Regular Interests, the REMIC II Regular Interests and
the Regular Interest Certificates (or, in the case of each Class of Interest
Interest-Only Certificates, each of the REMIC III Components of such Class) are hereby designated as "regular interests" (within the meaning of Section
860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The
Class R-I Certificates, the Class R-II Certificates and the Class R-III
Certificates are hereby designated as the single class of "residual interests"
(within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and
REMIC III, respectively. Subject to Section 2.06(b), the related Loan REMIC
Regular Interest is hereby designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-LR Certificates will evidence the single class of "residual interests" (within the meaning of Section
860G(a)(2) of the Code, in each Loan REMIC. None of the Master Servicer, the
Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in any REMIC Pool (within the meaning of
Treasury regulations section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of each
REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

          (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters
Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters
Person for each REMIC Pool in the performance of its duties as such.

          (e) For purposes of Treasury regulations section 1.860G-1(a)(4)(iii), the related Legal Final Distribution Date for each Loan REMIC Regular Interest
(if any), each REMIC I Regular Interest, each REMIC II Regular Interest and each
Class of Regular Interest Certificates (or, in the case of each Class of
Interest-Only Certificates, each REMIC III Component of such Class) is designated in the Preliminary Statement hereto.

          (f) Except as otherwise provided in Section 3.17(a) and subsections
(i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or

                                     -360-

reimbursable to the Tax Administrator from the Trust Fund (exclusive of any
Grantor Trust Assets), unless otherwise provided in Section 10.01(i) or
10.01(j)).

          (g) Within 30 days after the Closing Date, the Tax Administrator shall prepare and file with the IRS Form 8811, "Information Return for Real Estate
Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt
Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC
Pool. The expenses of preparing and filing such returns shall be borne by the
Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten (10) days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax
Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (h) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest
Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.
The parties also intend that the portion of the Trust Fund consisting of the
Loss of Value Reserve Fund shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, an "outside reserve fund"
within the meaning of Treasury regulations section 1.860G-2(h) and the provisions hereof shall be interpreted consistently with this intention.

          (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions
(and the Trustee, the Master Servicer and the Special Servicer shall assist the
Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer or the Trustee shall knowingly take
(or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event, unless the Tax
Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax
Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event.
None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax

                                     -361-

Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could result from such action or failure to act.
In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor
Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the
Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (j) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on
"net income from foreclosure property" as defined in Section 860G(c) of the
Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax
Administrator, if such tax arises out of or results from a breach by the Tax
Administrator of any of its obligations under this Section 10.01; (ii) the
Special Servicer, if such tax arises out of or results from a breach by the
Special Servicer of any of its obligations under Article III or this Section
10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; (v) the Depositor, if such tax was imposed due to the fact that any of the Lehman Trust Mortgage Loans did not, at the time of their transfer to REMIC I or any related Loan REMIC, as applicable, constitute a
"qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the
Trust Fund, excluding any Grantor Trust Assets, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)
shall be charged to and paid by the Trust Fund (exclusive of any Grantor Trust
Assets). Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Collection Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

          (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

          (l) Following the Startup Day, none of the Trustee, the Master
Servicer and the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii)
the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                                     -362-

          (m) None of the Trustee, the Master Servicer and the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B)
the bankruptcy of any REMIC Pool, (C) the termination of any REMIC Pool pursuant to Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Collection Account, the Interest
Reserve Account, the Excess Liquidation Proceeds Account, any Custodial Account
or any REO Account for gain; or (iii) the acquisition of any assets for any
REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Trust Mortgage
Loan and other than Permitted Investments acquired in accordance with Section
3.06 in connection with the investment of funds in a Custodial Account or an REO
Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or
(y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (n) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02. Grantor Trust Administration.

          (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state
Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

          (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the
Grantor Trust Assets in the Trust Fund, unless otherwise provided in Section
10.02(i) or 10.02(j)).

          (c) The Tax Administrator shall prepare, sign and file all of the Tax
Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor.

          (d) The Grantor Trust is a WHFIT that is a NMWHFIT. The Tax
Administrator will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Tax Administrator to do so is provided to the Tax Administrator on a timely basis. The Holders of
Class V Certificates shall provide the Tax Administrator with information

                                     -363-

identifying any such Holders of Class V Certificates that are "middlemen" as defined by the WHFIT Regulations.

          (e) The Tax Administrator, in its discretion, will report required
WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Tax
Administrator will be under no obligation to determine whether a Holder of a
Class V Certificate uses the cash or accrual method. The Tax Administrator will make available WHFIT information to the Holders of Class V Certificates annually. In addition, the Tax Administrator will not be responsible or liable for providing subsequently amended, revised or updated information to any certificate holder, unless requested by a Holder of a Class V Certificate.

          (f) The Tax Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Tax Administrator, (ii) incomplete, inaccurate or untimely information being provided to the Tax Administrator or (iii) the inability of the Tax Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year. Each Holder of a Class V
Certificate, by acceptance of its interest in such class of Certificates, will be deemed to have agreed to provide the Tax Administrator with information regarding any sale of such Certificates, including the price, amount of proceeds and date of sale. Absent receipt of such information, and unless informed otherwise by the Depositor, the Tax Administrator will assume there is no secondary market trading of WHFIT interests.

          (g) To the extent required by the WHFIT Regulations, the Tax
Administrator will use reasonable efforts to publish on an appropriate website the CUSIPs for the Class V Certificates. The Tax Administrator will make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received. Absent the receipt of a CUSIP, the Tax
Administrator will use a reasonable identifier number in lieu of a CUSIP. The
Tax Administrator will not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

          (h) The Tax Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority.

          (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor
Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer
shall assist the Tax Administrator to the extent reasonably requested by the Tax
Administrator and to the extent of information within the Trustee's, the Master
Servicer's or the Special Servicer's possession or control). None of the Tax
Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take
(or fail to cause to be taken) any action that, under the Grantor Trust
Provisions, if taken or not taken, as the case may be, could result in an
Adverse Grantor Trust Event, unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the
Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties

                                     -364-

hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of
Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor
Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee.

          (j) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

          (k) Notwithstanding the foregoing provisions of this Section 10.02, the applicability of this Section 10.02 is subject to Section 2.05(b).

                                      -365-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the
Certificateholders or any of the Non-Trust Mortgage Loan Noteholders, (i) to
cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add
any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions or the Grantor Trust Provisions if those provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules promulgated thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement, (vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special
Servicer and the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMIC Pools or the Grantor Trust (if created hereunder taking into account
Section 2.05(b)) at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or the Grantor Trust (if created hereunder taking into account
Section 2.05(b)), (vii) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii) hereof,
(viii) to amend any provision of Section 8.15 as contemplated by Section 8.15(n)
hereof, or (ix) to otherwise modify or delete existing provisions of this
Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (i), (ii), (iv), (v), (vi), (vii) and
(viii) above) shall not adversely affect in any material respect the interests of any Certificateholder or Serviced Non-Trust Mortgage Loan Noteholder, as
evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect, or an acknowledgment to such effect from the subject Certificateholder or Serviced Non-Trust Mortgage Loan Noteholder, as the
case may be, or, in the case of a Class of Certificates to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Certificates; and provided, further, that such amendment shall not significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140).

          (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected
Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that

                                      -366-

are required to be distributed on any Certificate, without the consent of the
Holder of such Certificate, or that are required to be distributed to any
Serviced Non-Trust Mortgage Loan Noteholder, without the consent of such
Serviced Non-Trust Mortgage Loan Noteholder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any Serviced Non-Trust Mortgage Loan Noteholder in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all Certificates of such Class or the consent of such
Serviced Non-Trust Mortgage Loan Noteholder, as the case may be, (iii)
significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140) without the consent of the Holders of Certificates entitled to not less than 51% of all the Voting Rights (without regard to
Certificates held by the Depositor, any Mortgage Loan Seller or any Affiliates
and/or agents of the Depositor or any Mortgage Loan Seller), (iv) modify the provisions of this Section 11.01, without the consent of the Holders of all
Certificates then outstanding and the consent of all of the Serviced Non-Trust
Mortgage Loan Noteholders, (v) modify the Servicing Standard without the consent of the Holders of all Regular Interest Certificates then outstanding, or (vi)
modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent, approve or object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such
Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this
Agreement.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the
Special Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions, cause any REMIC Pool to fail to qualify as a REMIC or cause the Grantor Trust (if created hereunder taking into account Section 2.05(b)) to fail to qualify as a grantor trust within the meaning of the Grantor Trust Provisions at any time that any Certificates are outstanding and (ii) such amendment complies in all material respects with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and each Serviced Non-Trust
Mortgage Loan Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) Each of the Master Servicer, the Special Servicer and the Trustee
may but shall not be obligated to enter into any amendment pursuant to this section that affects its rights, duties and immunities under this Agreement or otherwise.

                                     -367-

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the
Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any
Opinion of Counsel required in connection therewith pursuant to Section 11.01(a)
or (c) shall be payable out of the Pool Custodial Account, in the case of the
Master Servicer and the Special Servicer, pursuant to Section 3.05(a), or out of the Collection Account, in the case of the Trustee, pursuant to Section 3.05(b).

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits them, the Serviced Non-Trust Mortgage Loan Noteholders, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Serviced Non-Trust Mortgage Loan Noteholders, out of the Loan Combination Custodial Accounts pursuant to Section 3.05A), to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Serviced Non-Trust Mortgage Loan
Noteholders; provided, however, that neither the Master Servicer nor the Trustee shall have any obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the

                                     -368-

Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (except in the case of a default by the Trustee) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this
Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all
Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law; Consent to Jurisdiction.

          This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City, to the exclusion of all other courts, with respect to matters arising out of or relating to this Agreement, other than matters to be settled by mediation or arbitration in accordance with Section 2.03(i); (ii) agrees that all claims with respect to such action or proceeding shall be heard and determined in such New
York State or federal courts, to the exclusion of all other courts; (iii) waives the defense of an inconvenient forum in connection with such action or proceeding commenced in such New York State or federal courts; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that, if Section 2.03(i) is inapplicable, and if both a New York State and a federal court sitting in New York in which an action or proceeding has been duly and properly commenced by any party to this
Agreement regarding a matter arising out of or relating to this Agreement have refused to accept jurisdiction over or otherwise have not accepted such action or proceeding within, in the case of each such court, 60 days of the commencement or filing thereof, then the words "to the exclusion of all other courts" in clause (i) and clause (ii) of this sentence shall not apply with regard to such action or proceeding and the reference to "shall" in clause (ii)
of this paragraph shall be deemed to be "may".

          SECTION 11.05. Notices.

          Unless otherwise expressly provided herein, any communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor,
Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New
York 10019, Attention: David Nass--LB-UBS Commercial Mortgage Trust 2007-C2,
facsimile number: (646) 758-5376; (ii) in the case of the Master Servicer,
Wachovia Bank, National Association, 8739 Research Drive, URP4, Charlotte, North
Carolina 28262-1075, Attention: LB-UBS Mortgage Trust 2006-C7, facsimile number:
(704) 715-0036; (iii) in the case of the Special Servicer, LNR Partners, Inc.,
1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention:

                                     -369-

Randy Wolpert and Thomas F. Nealon III, Esq., LB-UBS Commercial Mortgage Trust
2006-C7, facsimile number: (305) 695-5601 and Attention: Javier Benedit, facsimile number: (305) 695-5199, with copies to Alan J. Kazan, Bilzin Sumberg
Baena Price Axelrod LLP, 200 S. Biscayne Blvd., Suite 2500, Miami, Florida
33131, facsimile number (305) 351-2229; (iv) in the case of the Trustee, LaSalle
Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securities and Trust Services--LB-UBS
Commercial Mortgage Trust 2007-C2, facsimile number: (312) 904-2084; (v) in the case of the Underwriters, (A) Lehman Brothers, Inc., 745 Seventh Avenue, New
York, New York 10019, Attention: David Nass--LB-UBS Commercial Mortgage Trust
2007-C2, facsimile number: (646) 758-4203, (B) UBS Global Asset Management (US)
Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: Robert
Pettinato, facsimile number: (212) 882-3391, with a copy to Tessa L. Peters, and
(C) Countrywide Securities Corporation, [________________], Attention:
[________________], facsimile number: [_______________]; (vi) in the case of the
Rating Agencies, (A) Fitch, Inc., One State Street Plaza, New York, New York
10004, Attention: Commercial Mortgage Surveillance, facsimile number: (212)
635-0466, and (B) Standard & Poor's Rating Services, a division of The
McGraw-Hill Companies, Inc., 55 Water Street, 10th Floor, New York, New York
10004, Attention: CMBS Surveillance Department, facsimile number: (212)
438-2662; and (vii) in the case of the initial Controlling Class Representative,
Redwood Trust Inc., One Belvedere Place, Mill Valley, California 94941,
Attention: Clay Barnes, facsimile number: (415) 634-2662; or, as to each such
Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the
Trustee also intend and agree that, in such event: (i) in order to secure performance of the Depositor's obligations hereunder and payment of the
Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the following property, whether now owned or existing or hereafter acquired or arising-- (A)
the Trust Mortgage Loans, (B) the UMLS/Depositor Mortgage Loan Purchase
Agreement(s), (C) the respective Co-Lender Agreements, (D) all other assets included or to be included the Trust Fund, including all principal, interest and other amounts received or receivable on or with respect to the Trust Mortgage
Loans and due after the Cut-off Date (other than any Principal Prepayments received on or prior to the Cut-off Date), all amounts (other than those allocable

                                     -370-

to the Serviced Non-Trust Mortgage Loans and/or any successor REO Mortgage Loans with respect thereto) held from time to time in the Custodial Accounts, the
Collection Account, the Interest Reserve Account, the Excess Liquidation
Proceeds Account and, if established, the REO Account(s), the Loss of Value
Reserve Fund and the Defeasance Deposit Account and any and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Trust Mortgage Loans, and (E) all proceeds and products of the foregoing;
and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, a UCC Financing Statement or
Form UCC-1, which shall include a Schedule I substantially in the form attached as Exhibit J hereto, in the State of Delaware promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file at each such office, with the consent of the Depositor hereby given, continuation statements with respect thereto, in each case within six (6) months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the UCC.

          SECTION 11.08. Streit Act.

          Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          SECTION 11.09. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each
Underwriter shall be a third-party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under
Sub-Servicing Agreements as contemplated by Section 3.22(d) and, in the case of
Lehman Brothers, to terminate the Trust Fund pursuant to Section 9.01. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the
Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third-party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third-party beneficiary pursuant to this Section 11.09. The Non-Trust

                                     -371-

Mortgage Loan Noteholders and any designees thereof acting on behalf of or exercising the rights of the Non-Trust Mortgage Loan Noteholders and any depositors of securitizations including Serviced Non-Trust Mortgage Loans shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. The Outside Master Servicer and Outside
Special Servicer in respect of each Outside Serviced Trust Mortgage Loan, and the depositor and trustee for any Non-Trust Mortgage Loan Securitization Trust,
shall each be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related Co-Lender
Agreement. Each Unaffiliated Mortgage Loan Seller shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for in the second paragraph of Section 2.01(d). LBHI shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for in Section 3.20(k). LBHI and Lehman Brothers shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for in Section 8.15. This Agreement may not be amended in any manner that would materially and adversely affect the rights of any such third-party beneficiary without its consent. No other Person, including any
Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.10. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.11. Notices to Rating Agencies.

          (a) The Trustee shall promptly provide notice (which notice can be set forth on the Distribution Date Statement despite the requirements of Section
11.05) to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default or Outside Servicer
     Default that has not been cured;

               (iii) the resignation or termination of a Fiscal Agent, the
     Master Servicer or the Special Servicer;

               (iv) the repurchase of Trust Mortgage Loans by the Depositor or an Unaffiliated Mortgage Loan Seller pursuant to or as contemplated by
     Section 2.03;

               (v) the final payment to any Class of Certificateholders; and

               (vi) any sale or disposition of any Trust Mortgage Loan or REO
     Property.

          (b) The Master Servicer shall promptly provide notice to each Rating
Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee;

               (ii) any change in the location of any Custodial Account;

                                     -372-

               (iii) any assumption of, or release of a Mortgagor under, a Trust
     Mortgage Loan that is, or a concentration of Trust Mortgage Loans (by the related sponsor) that is, one of the ten (10) largest Trust Mortgage Loans as of the date of the assumption (by Stated Principal Balance); and

               (iv) any incurrence of additional indebtedness encumbering the
     Mortgaged Property securing a Trust Mortgage Loan that is, or a concentration of Trust Mortgage Loans (by the related sponsor) that is, one of the ten (10) largest Trust Mortgage Loans as of the date that such debt is incurred (by Stated Principal Balance).

          (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

          (d) To the extent applicable, each of the Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

               (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.11(h) or 4.03(c).

          (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section
7.03(a) or Section 7.03(b).

          (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

          (g) The Master Servicer shall give each Rating Agency at least 15 days' notice prior to any reimbursement to the Master Servicer of Nonrecoverable
Advances from amounts in the Pool Custodial Account allocable to interest on the
Trust Mortgage Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master
Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable
Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable
Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to the
Master Servicer of Nonrecoverable Advances from amounts in the Pool Custodial
Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to a
Rating Agency contemplated by the immediately preceding sentence.

                                     -373-

          (h) Each of the Trustee, the Master Servicer and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

          SECTION 11.12. Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                     -374-

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                      STRUCTURED ASSET SECURITIES CORPORATION II
                                         Depositor

                                      By: /s/ David Nass
                                          --------------------------------------
                                          Name:  David Nass
                                          Title: Senior Vice-President

                                      WACHOVIA BANK, NATIONAL ASSOCIATION
                                         Master Servicer

                                      By: /s/ Scott R. Rossraeh
                                          --------------------------------------
                                          Name:  Scott R. Rossraeh
                                          Title: Vice President

                                      LNR PARTNERS, INC.
                                         Special Servicer

                                      By: /s/ Randolph J. Wolpert
                                          --------------------------------------
                                          Name:  Randolph J. Wolpert
                                          Title: Vice President

                                      LASALLE BANK NATIONAL ASSOCIATION
                                         Trustee

                                      By: /s/ Kathryn Hawkinson
                                          --------------------------------------
                                          Name:  Kathryn Hawkinson
                                          Title: Assistant Vice President

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

          On the ___ day of May 2007, before me, a notary public in and for said
State, personally appeared ____________________________________, known to me to be a ______________________________ of STRUCTURED ASSET SECURITIES CORPORATION
II, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                                       Notary Public

 [Notarial Seal]

STATE OF  __________________ )
                             ) ss.:
COUNTY OF __________________ )

          On the __ day of May 2007 before me, a notary public in and for said
State, personally appeared ____________________________________, known to me to be a ______________________________ of WACHOVIA BANK, NATIONAL ASSOCIATION, one
of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                                       Notary Public
 [Notarial Seal]

STATE OF  __________________ )
                             ) ss.:
COUNTY OF __________________ )

          On the ___ day of May 2007, before me, a notary public in and for said
State, personally appeared ____________________________________, known to me to be a ____________________________________ of LNR PARTNERS, INC., one of the
entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                                       Notary Public

 [Notarial Seal]

STATE OF  __________________ )
                             ) ss.:
COUNTY OF __________________ )

          On the ___ day of May 2007, before me, a notary public in and for said
State, personally appeared ____________________________________, known to me to be a ____________________________________ of LASALLE BANK NATIONAL ASSOCIATION,
one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             -----------------------------------
                                                       Notary Public

[Notarial Seal]

                                   SCHEDULE I

                          TRUST MORTGAGE LOAN SCHEDULE

MORTGAGE LOAN NUMBER                 PROPERTY NAME                                       ADDRESS
----------------------------------------------------------------------------------------------------------------------

          1           Tishman Speyer DC Portfolio II              Various
          2           Sears Tower                                 233 South Wacker Drive
          3           Bethany Maryland Portfolio II               Various
          4           One Alliance Center                         3500 Lenox Road
          5           Duke Cleveland East Suburban Portfolio      Various
          6           Watergate 600                               600 New Hampshire Avenue, NW
          7           Extendicare Portfolio                       Various
         8A           Lembi Trophy Portfolio 1                    Various
         8B           Lembi Trophy Portfolio 2                    Various
         8C           950 Franklin Street                         950 Franklin Street
         8D           1461-1465 Burlingame Avenue                 1461-1465 Burlingame Avenue
          9           Extendicare Portfolio II                    Various
         10           Homer Building                              601 13th Street, NW
         11           2445 M Street                               2445 M Street, NW
         12           2000 Pennsylvania Avenue                    2000 Pennsylvania Avenue, NW
         13           200 Galleria                                200 Galleria Parkway
         14           2100 Pennsylvania Avenue                    2100 Pennsylvania Avenue, NW
         15           Northstar                                   625 Marquette Avenue, 608 & 618 2nd Avenue South
         16           Raleigh Flex Portfolio                      Various
         17           Marriott Suites - Garden Grove              12015 Harbor Boulevard
         18           Elizabeth Place                             601 Edwin Moses Boulevard
         19           Delamar                                     500 Steamboat Road
         20           Citicorp Louisville KY                      12501 Lakefront Place
         21           Briarwood Apartments                        8801 Hawthorne Lane
         22           Citicorp McLeansville NC                    5450 Millstream Road
         23           Citicorp Meridian ID                        2200 S. Cobalt Point Way
         24           Fed Ex Portfolio Roll Up                    Various
         25           State Street Building                       One Lincoln Street
         26           Central Florida Business Park               5300 Recker Highway
         27           Campus Commons                              1920 NE Terre View
         28           Cornerstone Office Orlando                  150 North Orange Avenue
         29           Sooner Portfolio                            Various
         30           Shiloh Valley Overlook Apartments           2100 Shiloh Valley Drive
         31           Castle Creek Corporate Park                 Castle Creek Parkway
         32           RBI Retail Portfolio                        Various
         33           Hampton Inn Best Western Portfolio          2020 and 2024 Burlington Mount Holly Road
         34           Christina Mills Apartments                  100 Christina Mills Drive
         35           Sea Air                                     19837 Sea Air Avenue
         36           Villages of Cinnamon Creek                  8722 Cinnamon Creek Drive
         37           Tilton Center                               48 Lowes Drive
         38           Crossings on the Marsh                      18788 Marsh Lane
         39           High Point                                  2 Willow Dr.
         40           Hilton - Springfield                        700 East Adams Street
         41           Coconut Grove                               75-5815 Alii Drive
         42           Lawndale Marketplace                        SEC Hawthorne Boulevard & Marine Avenue
         43           Collier Town Square                         1597 Washington Pike
         44           BJ's Warehouse - Rochester                  300 Bellwood Drive
         45           Jackson Square                              SEC Jackson Street and Avenue 48
         46           Copeland and Stadium Office Buildings       1200 & 1250 E. Copeland Road
         47           Holiday Inn - Philadelphia Stadium          900 Packer Avenue
         48           Del Nido Apartments                         850 Russell Avenue
         49           BJ's Warehouse - Tampa                      7651 West Waters Avenue
         50           Nob Hill Apartments                         600 North Semoran Boulevard
         51           IRS Building                                11501 Roosevelt Boulevard
         52           Highlands at Galloway Apartments            4819 North Galloway Avenue
         53           Village Square                              Walnut Street and Maynard Road
         54           One Washington Place                        15 Roche Brothers Way
         55           Garden Estates Apartments                   5618 Tilton Avenue & 5590 42nd Street
         56           Chisholm Shopping Center                    1121 Garth Brooks Boulevard (State Road 92)
         57           Premiere Trade Plaza                        125 S. Orange Avenue, Floors 19 - 21
         58           Grand Hotel                                 State Highway 64
         59           Hampton Inn - Voorhees                      121 Laurel Oak Road
         60           East Town Mall                              2350 East Mason Street
         61           Citizens Ohio Portfolio 1                   Various
         62           Eagle Rock Apartments                       12423 East Mansfield Avenue
         63           Woodfield Corporate Center                  8000 and 8008 Corporate Center Drive
         64           A&P - NYC                                   200 East 32nd Street
         65           Hickory Glen                                1700 West Washington Street
         66           Fast Building                               1850 Spectrum Boulevard
         67           Rancho Las Polomas                          1000, 1010, 1060, 1080 & 1090 East Washington Street
         68           Freedom Self Storage & Car Wash             30630 Highway 74
         69           Carlton Court                               13323 Maham Road
         70           Best Western - Santa Cruz                   500 Ocean Street
         71           Hillcrest Apartments                        1902-1962 North Orleans Street
         72           Crescent Cove III                           2700-2830 Crescent Cove Drive
         73           San Marcos Apartments                       6301 West Bellfort Street
         74           Ashton Ridge Apartments                     2900 McCann Road
         75           Holiday Inn Express - Saginaw               2501 Tittabawassee Rd
         76           Canyonwood Apartments                       1830 Upas Street
         77           Lone Mountain Plaza                         10010-10040 W. Cheyenne Avenue
         78           Glen Oaks Apartments                        8300 Skillman Street
         79           The Lock Up                                 211 Denton Avenue
         80           Hunter Chase Apartments                     1500 Sylvan Drive
         81           Marketplace at Hobe Sound                   8767 SE Bridge Road
         82           St. Mary's Medical                          1040 Elm Avenue
         83           Pomona Tech Center                          3201 Temple Avenue
         84           Walgreens - Holland                         780 Washington Avenue
         85           Green Acres                                 3118 West 15th Avenue
         86           Sunnyview Apartments                        4502 Sunnyview Drive
         87           Bachman Oaks                                2501 Webb Chapel Extension
         88           Silver Maples Apartments                    3512 East Broadway Street
         89           Georgetown Apartments                       18 Nottingham Road
         90           Four Points by Sheraton - Saginaw           4960 Towne Center Road
         91           Holiday Inn Express - Quakertown            1918 John Fries Highway
         92           Wellington Place Apartments                 9940 Forest Lane
         93           Walgreens - Memphis                         3177 South Perkins Road
         94           Holiday Inn - Asheville                     1450 Tunnel Road
         95           Hampton Inn - Murfreesboro                  2230 Armory Drive
         96           CVS - Myrtle Beach                          3411 Socastee Boulevard
         97           North Huntington Hills Apartments           2500 North Eastman Road
         98           The Strand                                  3100 Boardwalk
         99           6400 Southwest Freeway                      6400 Southwest Freeway
         100          Chase Crossing Apartments                   10931 Stone Canyon Road
         101          Walgreens - New Ulm                         608 North Broadway Street
         102          Lithia Square                               901-927 Lithia Pinecrest Road
         103          Days Inn West Broad                         2100 Dickens Road
         104          Citizens 12 Portfolio                       Various
         105          Walgreens - Faribault                       612 4th Street Northwest
         106          Walgreens - Sanford                         3803 South Orlando Drive
         107          Lookout Ridge Apartments                    201 Lookout Ridge Boulevard
         108          Maronda Building                            955 North Keller Road
         109          Pollyanna Apartments                        247 West Dickson Avenue
         110          Holiday Inn Express -  Pearland             1702 North Main Street
         111          Watermarke at Lake Highlands                9763 Audelia Road
         112          690 Hempstead Turnpike                      690 Hempstead Turnpike
         113          Sandwich Manor Apartments                   216 E. Hall Street
         114          Georgia Flex Buildings                      Various
         115          Azalea Park Apartments                      2105 -D-2 Bogarde Street
         116          Sandridge Apartments                        901 South Bryan Avenue
         117          Spring Pine Apartments                      1554 Gessner Road
         118          Walgreens - Gary                            2500 Grant Street
         119          Holiday Inn - Atlanta                       1200 Winchester Parkway
         120          2627 Chestnut Ridge Dr.                     2627 Chestnut Ridge Drive
         121          Vineville Crossing                          4420 Forsyth Road
         122          Howard Johnson - Metro Airport              7600 Merriman Road
         123          Spring Hill Shopping Center                 3087 Anderson Snow Road
         124          1101 North Point Parkway                    1101 Northpoint Parkway
         125          Walgreens - Austin                          1420 West Oakland Avenue
         126          Energy Park                                 1360 Energy Park Drive
         127          545 West 25th Street                        545 West 25th Street
         128          PetSmart - Killeen                          2500 East Central Texas Expressway
         129          Walgreens - Melrose                         1445 West North Avenue
         130          Williamsburg Apartments                     542 Williamsburg Court
         131          Greenwich Place                             10320 75th Street
         132          Rite Aid - Ada                              610 South Main Street
         133          Magnolia Village                            651 North Denton Tap Road
         134          Switzers Locker Room - Edmond               640 NW 164th Street
         135          Brazos Park                                 2008 Terlingua Lane
         136          Citizens 5 Portfolio                        Various
         137          Apple Run Apartments                        2350 Appleridge Drive
         138          Jared - The Galleria of Jewelry - Lakeline  11047 Pecan Park Boulevard
         139          Switzers Locker Room - Moore                905 SE 19th Street
         140          The French Quarter Retail                   4961 Lower Roswell Road
         141          Durango Point Retail Center                 7225 S. Durango Drive
         142          Oak View Apartments                         650 Howard Street
         143          Harner Center                               1028 Richmond Avenue
         144          Cleveland Retail Center                     429 West Southline Street
         145          Regency Apartments                          4075 Laurel Street
         146          Best Western Mainland Inn & Suites          10620 Emmett F. Lowry Expressway
         147          Creekside Plaza                             4600-4674 85th Avenue North
         148          Citibank Branch                             135 East Park Avenue
         149          Rite Aid - Crestline                        145 West Main Street
         150          5009 Caroline                               5009 Caroline
         151          Greenbriar Shopping Center                  1524 South Clark Road
         152          Citizens 17 Portfolio                       Various
         153          Harvey's Supermarket                        1314 Plant Avenue
         154          Citizens 20 Portfolio                       Various
         155          Township Theater Shops                      1180-1190 County Road J
         156          Deer Park Self Storage                      4013 Center Street
         157          Fresenius Building                          91-101 Hartford Street
         158          Town Centre                                 10475 Perry Highway
         159          Eckerd - Clarksville                        1493 Madison Street
         160          CVS - Bridgeport                            2610 East Main Street
         161          Gallery Office Building                     1901 Northwest Military Highway
         162          Kinney Drug Store                           2100  Trumansburg Road
         163          Walnut Valley Park                          5243 Dalewood Drive, 5232 Walnut Valley Drive
         164          Wells Fargo Rialto                          190 Foothill Boulevard
         165          Brassworks Apartments                       231 Race Street
         166          Donald Zucker Garage                        457 W 150th Street
         167          Citizens 32                                 5 South Broome Street

MORTGAGE LOAN NUMBER          CITY          STATE   ZIP CODE  CUT-OFF DATE BALANCE  MONTHLY P&I PAYMENT  MORTGAGE RATE
----------------------------------------------------------------------------------------------------------------------

          1           Various              Various   Various     400,000,000.00         2,135,925.93         6.3200
          2           Chicago              IL         60606      340,000,000.00         1,801,029.98         6.2695
          3           Various              MD        Various     185,000,000.00           870,306.59         5.5679
          4           Atlanta              GA         30326      165,000,000.00           793,241.32         5.6900
          5           Various              OH        Various     135,000,000.00           807,311.33         5.9760
          6           Washington           DC         20037      132,000,000.00           640,727.08         5.7450
          7           Various              Various   Various     125,000,000.00           855,959.02         6.6525
         8A           San Francisco        CA        Various      73,620,000.00           400,581.42         6.4400
         8B           San Francisco        CA         94114       18,770,000.00           102,131.39         6.4400
         8C           San Francisco        CA         94109        9,080,000.00            49,406.13         6.4400
         8D           Burlingame           CA         94010        1,830,000.00             9,957.40         6.4400
          9           Various              Various   Various      90,000,000.00           624,095.52         6.7900
         10           Washington           DC         20005       88,000,000.00           385,328.47         5.1825
         11           Washington           DC         20037       86,700,000.00           408,754.38         5.5800
         12           Washington           DC         20037       84,354,091.00           421,926.67         5.9200
         13           Atlanta              GA         30339       70,000,000.00           352,140.51         5.9540
         14           Washington           DC         20037       68,700,000.00           343,627.22         5.9200
         15           Minneapolis          MN         55402       62,150,000.00           379,641.81         5.8950
         16           Various              NC        Various      53,700,000.00           273,136.60         6.0200
         17           Garden Grove         CA         92840       53,300,000.00           275,155.08         6.1100
         18           Dayton               OH         45408       41,700,000.00           232,183.09         6.5900
         19           Greenwich            CT         06830       37,500,000.00           214,334.70         5.5600
         20           Jeffersontown        KY         40299       33,512,500.00           157,261.29         5.5540
         21           Laurel               MD         20708       33,000,000.00           163,109.38         5.8500
         22           McLeansville         NC         27301       31,854,700.00           149,481.87         5.5540
         23           Meridian             ID         83642       31,442,800.00           147,548.98         5.5540
         24           Various              Various   Various      30,800,000.00           155,982.75         5.9940
         25           Boston               MA         02111       25,500,000.00           121,923.94         5.6590
         26           Winter Haven         FL         33880       25,000,000.00           147,325.68         5.8400
         27           Pullman              WA         99163       24,600,000.00           115,563.06         5.5600
         28           Orlando              FL         32801       24,000,000.00           142,199.23         5.8900
         29           Various              Various   Various      22,500,000.00           144,442.10         6.6500
         30           Kennesaw             GA         30144       22,400,000.00           130,720.32         5.7500
         31           Indianapolis         IN         46250       22,000,000.00           128,373.38         5.7200
         32           Various              TX        Various      20,880,000.00           104,791.50         5.9400
         33           Westampton Township  NJ         08060       20,400,000.00           122,308.31         6.0000
         34           Newark               DE         19711       20,000,000.00            99,868.06         5.9100
         35           Rehoboth Beach       DE         19971       20,000,000.00            98,431.71         5.8250
         36           San Antonio          TX         78240       20,000,000.00            94,122.69         5.5700
         37           Tilton               NH         03276       18,000,000.00            89,729.17         5.9000
         38           Dallas               TX         75287       17,600,000.00            82,827.96         5.5700
         39           Frederica            DE         19946       17,500,000.00            86,379.11         5.8420
         40           Springfield          IL         62701       17,300,000.00           107,195.09         6.3100
         41           Kailua-Kona          HI         96740       17,200,000.00           100,812.02         5.7900
         42           Lawndale             CA         90260       16,000,000.00            92,914.77         5.7050
         43           Collier Township     PA         15017       15,500,000.00            81,719.44         6.2400
         44           Rochester            NY         14606       15,467,000.00            74,488.64         5.7000
         45           Coachella            CA         92236       15,100,000.00            90,920.82         6.0400
         46           Arlington            TX         76011       15,080,000.00            88,578.41         5.8100
         47           Philadelphia         PA         19148       15,000,000.00            89,066.48         5.9100
         48           Santa Rosa           CA         95403       14,500,000.00            86,469.26         5.9500
         49           Tampa                FL         33615       14,400,000.00            71,053.33         5.8400
         50           Winter Park          FL         32792       13,700,000.00            67,252.09         5.8100
         51           Philadelphia         PA         19154       13,490,288.17            85,506.83         6.5200
         52           Mesquite             TX         75150       12,920,000.00            64,296.44         5.8900
         53           Cary                 NC         27511       11,500,000.00            69,318.42         6.0500
         54           Easton               MA         02356       11,300,000.00            56,329.98         5.9000
         55           Riverside            CA         92509       11,250,000.00            53,134.11         5.5900
         56           Yukon                OK         73099       11,000,000.00            67,728.89         6.2500
         57           Orlando              FL         32801       10,900,000.00            65,140.92         5.9700
         58           Grand Canyon         AZ         86023       10,868,590.75            67,042.32         6.2600
         59           Voorhees             NJ         08043       10,050,000.00            60,125.66         5.9800
         60           Green Bay            WI         54302       10,000,000.00            59,698.13         5.9600
         61           Various              OH        Various       9,556,063.00            49,986.06         6.1910
         62           Spokane Valley       WA         99216        9,500,000.00            46,875.46         5.8400
         63           Charlotte            NC         28226        9,032,308.68            53,619.54         5.9000
         64           New York             NY         10019        9,000,000.00            51,496.98         5.5700
         65           Springfield          IL         62702        9,000,000.00            45,168.75         5.9400
         66           Fort Lauderdale      FL         33309        8,500,000.00            41,510.30         5.7800
         67           Colton               CA         92324        8,400,000.00            50,092.54         5.9500
         68           Homeland             CA         92548        8,400,000.00            50,903.56         6.1000
         69           Dallas               TX         75240        8,150,000.00            42,762.03         6.2100
         70           Santa Cruz           CA         95060        8,000,000.00            47,758.50         5.9600
         71           McHenry              IL         60050        7,870,000.00            40,096.01         6.0300
         72           Evans                CO         80620        7,220,000.00            36,735.59         6.0220
         73           Houston              TX         77035        7,040,000.00            41,846.95         5.9200
         74           Longview             TX         75605        7,000,000.00            42,329.25         6.0800
         75           Saginaw Township     MI         48603        6,770,000.00            41,376.33         6.1800
         76           San Diego            CA         92103        6,670,000.00            33,475.06         5.9400
         77           Las Vegas            NV         89129        6,450,000.00            39,965.80         6.3100
         78           Dallas               TX         75231        6,450,000.00            37,763.46         5.7800
         79           Garden City Park     NY         11040        6,430,000.00            38,633.82         6.0200
         80           Hurst                TX         76053        6,330,000.00            37,343.26         5.8500
         81           Hobe Sound           FL         33455        6,000,000.00            35,358.16         5.8400
         82           Long Beach           CA         90813        6,000,000.00            32,444.44         6.4000
         83           Pomona               CA         91768        5,990,000.00            35,184.66         5.8100
         84           Holland              MI         49423        5,968,000.00            27,834.09         5.5200
         85           Amarillo             TX         79102        5,957,627.97            38,841.68         6.0500
         86           Oklahoma City        OK         73135        5,920,000.00            35,569.55         6.0200
         87           Dallas               TX         75220        5,800,000.00            33,479.68         5.6500
         88           Pearland             TX         77581        5,610,000.00            33,382.73         5.9300
         89           Little Rock          AR         72205        5,600,000.00            33,502.86         5.9800
         90           Saginaw Township     MI         48604        5,430,000.00            33,186.63         6.1800
         91           Quakertown           PA         18951        5,250,000.00            33,569.55         5.9200
         92           Dallas               TX         75243        5,238,764.96            31,713.06         6.0700
         93           Memphis              TN         38118        5,058,000.00            24,829.28         5.8100
         94           Asheville            NC         28805        4,978,411.95            32,368.06         6.0500
         95           Murfreesboro         TN         37129        4,850,223.84            33,391.99         6.6000
         96           Myrtle Beach         SC         29588        4,788,000.00            22,694.79         5.6100
         97           Longview             TX         75605        4,705,000.00            27,696.68         5.8300
         98           Wildwood             NJ         08260        4,700,000.00            29,306.52         6.3700
         99           Houston              TX         77081        4,635,086.55            26,841.46         5.6500
         100          Dallas               TX         75230        4,600,000.00            27,049.25         5.8200
         101          New Ulm              MN         56073        4,590,000.00            21,446.03         5.5300
         102          Brandon              FL         33511        4,486,518.72            27,008.71         6.0100
         103          Richmond             VA         23230        4,476,565.90            29,397.51         6.1700
         104          Various              MI        Various       4,403,905.00            23,441.62         6.3000
         105          Faribault            MN         55021        4,378,000.00            20,455.50         5.5300
         106          Sanford              FL         32773        4,300,000.00            21,489.80         5.9150
         107          Harker Heights       TX         76548        4,200,000.00            21,859.44         6.1600
         108          Altamonte Springs    FL         32714        4,196,454.41            24,992.42         5.9300
         109          San Antonio          TX         78214        4,160,000.00            24,701.10         5.9100
         110          Pearland             TX         77581        4,115,429.04            26,697.79         6.0400
         111          Dallas               TX         75238        4,100,000.00            23,848.41         5.7200
         112          Franklin Square      NY         11010        4,100,000.00            19,572.28         5.6500
         113          Sandwich             IL         60548        4,080,000.00            25,574.09         6.4200
         114          Various              GA        Various       4,076,446.96            23,965.51         5.8100
         115          Durham               NC         27705        4,000,000.00            23,470.12         5.8000
         116          North Platte         NE         69101        3,989,000.00            20,255.72         6.0100
         117          Houston              TX         77080        3,925,000.00            22,780.72         5.7000
         118          Gary                 IN         46404        3,884,000.00            18,147.36         5.5300
         119          Smyrna               GA         30080        3,848,745.08            25,726.33         6.3600
         120          Kingwood             TX         77339        3,750,000.00            22,652.19         6.0700
         121          Macon                GA         31210        3,676,753.94            21,498.86         5.7600
         122          Romulus              MI         48174        3,671,094.23            23,046.90         6.3600
         123          Spring Hill          FL         34609        3,600,000.00            21,260.86         5.8600
         124          West Palm Beach      FL         33405        3,600,000.00            20,780.49         5.6500
         125          Austin               MN         55912        3,531,000.00            16,498.03         5.5300
         126          St. Paul             MN         55108        3,500,000.00            20,380.60         5.7300
         127          New York             NY         10001        3,488,492.11            29,440.53         5.9500
         128          Killeen              TX         76543        3,480,000.00            16,965.40         5.7700
         129          Melrose Park         IL         60160        3,467,000.00            16,199.00         5.5300
         130          Wooster              OH         44691        3,400,000.00            19,755.17         5.7100
         131          Kenosha              WI         53142        3,230,000.00            18,767.41         5.7100
         132          Ada                  OH         45810        3,196,034.62            20,912.05         6.1500
         133          Coppell              TX         75019        3,192,500.00            20,878.62         6.7800
         134          Oklahoma City        OK         73013        3,040,000.00            18,187.26         5.9800
         135          Arlington            TX         76010        2,941,000.00            17,387.73         5.8700
         136          Various              IL        Various       2,926,980.00            15,580.07         6.3000
         137          Columbus             OH         43223        2,840,000.00            17,320.47         6.1600
         138          Austin               TX         78750        2,800,000.00            17,386.03         6.3300
         139          Moore                OK         73160        2,800,000.00            16,751.43         5.9800
         140          Marietta             GA         30068        2,773,588.75            16,323.64         5.8200
         141          Las Vegas            NV         89148        2,750,000.00            16,083.21         5.7700
         142          Spartanburg          SC         29303        2,747,732.68            16,523.02         6.0200
         143          Staunton             VA         24401        2,697,600.07            15,722.18         5.7300
         144          Cleveland            TX         77327        2,670,899.55            16,371.30         6.2000
         145          Beaumont             TX         77707        2,660,000.00            15,948.04         6.0000
         146          Texas City           TX         77591        2,656,631.44            17,203.52         6.0400
         147          Brooklyn Park        MN         55443        2,500,000.00            12,145.54         5.7500
         148          Long Beach           NY         11561        2,494,289.43            14,462.52         5.6700
         149          Crestline            OH         44827        2,489,370.39            16,337.54         6.1500
         150          Houston              TX         77004        2,446,891.29            15,830.34         6.0300
         151          Duncanville          TX         75137        2,419,496.80            14,090.08         5.7100
         152          Various              MI        Various       2,321,977.00            12,359.69         6.3000
         153          Waycross             GA         31501        2,300,000.00            13,701.06         5.9400
         154          Various              NY        Various       2,292,943.00            12,205.14         6.3000
         155          White Bear Township  MN         55127        2,200,000.00            13,063.08         5.9100
         156          Deer Park            TX         77536        2,200,000.00            14,458.38         6.2100
         157          Newark               NJ         07103        2,197,000.00            13,115.68         5.9600
         158          Wexford              PA         15090        2,125,000.00            12,713.14         5.9800
         159          Clarksville          TN         37040        2,095,607.18            12,875.48         6.2100
         160          Bridgeport           CT         06610        1,995,431.55            11,570.01         5.6700
         161          Castle Hills         TX         78213        1,930,000.00            11,324.33         5.8000
         162          Trumansburg          NY         14886        1,880,000.00            11,380.56         6.0900
         163          Cross Lanes          WV         25313        1,698,756.24            10,700.48         6.4600
         164          Rialto               CA         92376        1,498,697.09             8,820.41         5.8200
         165          Philadelphia         PA         19106        1,260,000.00             6,068.13         5.7000
         166          New York             NY         10031        1,046,683.12             6,618.31         5.7700
         167          Port Jervis          NY         12771          844,888.00             4,497.27         6.3000

MORTGAGE LOAN NUMBER  REMAINING TERM TO MATURITY  MATURITY DATE  REMAINING AMORTIZATION TERM  INTEREST ACCRUAL BASIS
--------------------------------------------------------------------------------------------------------------------

          1                                  117     20170111                 0                       Act/360
          2                                  118     20170211                 0                       Act/360
          3                                   84     20140411                 0                       Act/360
          4                                  121     20170511                 0                       Act/360
          5                                  120     20170411                360                      Act/360
          6                                  120     20370411                 0                       Act/360
          7                                   55     20111111                300                      Act/360
         8A                                   59     20120311                 0                       Act/360
         8B                                   59     20120311                 0                       Act/360
         8C                                   59     20120311                 0                       Act/360
         8D                                   59     20120311                 0                       Act/360
          9                                   59     20120311                300                      Act/360
         10                                   57     20120111                 0                       Act/360
         11                                  117     20170106                 0                       Act/360
         12                                  119     20170311                 0                       Act/360
         13                                  118     20170211                 0                       Act/360
         14                                  119     20170311                 0                       Act/360
         15                                  121     20170511                360                      Act/360
         16                                   60     20120411                 0                       Act/360
         17                                  120     20170411                 0                       Act/360
         18                                   60     20120411                 0                       Act/360
         19                                  118     20170211                360                      Act/360
         20                                  120     20170411                 0                       Act/360
         21                                  119     20170311                 0                       Act/360
         22                                  120     20170411                 0                       Act/360
         23                                  120     20170411                 0                       Act/360
         24                                  118     20170211                 0                       Act/360
         25                                  117     20170111                 0                       Act/360
         26                                  119     20170311                360                      Act/360
         27                                  120     20170411                 0                       Act/360
         28                                  120     20170411                360                      Act/360
         29                                  120     20170411                360                      Act/360
         30                                  117     20170111                360                      Act/360
         31                                  115     20161111                357                      Act/360
         32                                  120     20170411                 0                       Act/360
         33                                  120     20170411                360                      Act/360
         34                                  118     20170211                 0                       Act/360
         35                                  117     20170111                 0                       Act/360
         36                                  120     20170411                 0                       Act/360
         37                                  120     20170411                 0                       Act/360
         38                                  120     20170411                 0                       Act/360
         39                                  117     20170111                 0                       Act/360
         40                                  120     20170411                360                      Act/360
         41                                  120     20170411                360                      Act/360
         42                                  121     20170511                360                      Act/360
         43                                  118     20170211                 0                       Act/360
         44                                  120     20170411                 0                       Act/360
         45                                  120     20170411                360                      Act/360
         46                                  118     20170211                360                      Act/360
         47                                  120     20170411                360                      Act/360
         48                                  120     20170411                360                      Act/360
         49                                  118     20170211                 0                       Act/360
         50                                  119     20170311                 0                       Act/360
         51                                   59     20120311                359                      Act/360
         52                                  116     20161211                 0                       Act/360
         53                                  120     20170411                360                      Act/360
         54                                  120     20170411                 0                       Act/360
         55                                  118     20170211                 0                       Act/360
         56                                  114     20161011                360                      Act/360
         57                                  118     20170211                360                      Act/360
         58                                  119     20170311                359                      Act/360
         59                                  120     20170411                360                      Act/360
         60                                  119     20170311                360                      Act/360
         61                                  112     20160811                 0                       Act/360
         62                                   59     20120311                 0                       Act/360
         63                                  119     20170311                359                      Act/360
         64                                  118     20170211                360                      Act/360
         65                                   57     20120111                 0                       Act/360
         66                                  120     20170411                 0                       Act/360
         67                                  119     20170311                360                      Act/360
         68                                  119     20170311                360                      Act/360
         69                                   57     20120111                 0                       Act/360
         70                                  120     20170411                360                      Act/360
         71                                   58     20120211                 0                       Act/360
         72                                  119     20170311                 0                       Act/360
         73                                  116     20161211                360                      Act/360
         74                                   83     20140311                360                      Act/360
         75                                  116     20161211                360                      Act/360
         76                                  117     20170111                 0                       Act/360
         77                                  118     20170211                360                      Act/360
         78                                   82     20140211                360                      Act/360
         79                                  117     20170111                360                      Act/360
         80                                  117     20170111                360                      Act/360
         81                                  119     20170311                360                      Act/360
         82                                  118     20170211                 0                       Act/360
         83                                  119     20170311                360                      Act/360
         84                                  118     20170211                 0                       Act/360
         85                                  115     20161111                295                      Act/360
         86                                  119     20170311                360                      Act/360
         87                                  117     20170111                360                      Act/360
         88                                  118     20170211                360                      Act/360
         89                                  119     20170311                360                      Act/360
         90                                  116     20161211                360                      Act/360
         91                                  120     20170411                300                      Act/360
         92                                  118     20170211                358                      Act/360
         93                                  119     20170311                 0                       Act/360
         94                                  117     20170111                297                      Act/360
         95                                  112     20160811                292                      Act/360
         96                                  119     20170311                 0                       Act/360
         97                                  117     20170111                360                      Act/360
         98                                  120     20170411                360                      Act/360
         99                                  117     20170111                357                      Act/360
         100                                 117     20170111                360                      Act/360
         101                                 120     20170411                 0                       Act/360
         102                                 117     20170111                357                      Act/360
         103                                  58     20120211                298                      Act/360
         104                                  52     20110811                 0                       Act/360
         105                                 120     20170411                 0                       Act/360
         106                                 120     20170411                 0                       Act/360
         107                                 119     20170311                 0                       Act/360
         108                                 119     20170311                359                      Act/360
         109                                 117     20170111                360                      Act/360
         110                                 118     20170211                298                      Act/360
         111                                 116     20161211                360                      Act/360
         112                                 120     20170411                 0                       Act/360
         113                                 110     20160611                360                      Act/360
         114                                 119     20170311                359                      Act/360
         115                                 119     20170311                360                      Act/360
         116                                 119     20170311                 0                       Act/360
         117                                 116     20161211                360                      Act/360
         118                                 120     20170411                 0                       Act/360
         119                                 118     20170211                298                      Act/360
         120                                 118     20170211                360                      Act/360
         121                                 119     20170311                359                      Act/360
         122                                 111     20160711                351                      Act/360
         123                                 120     20170411                360                      Act/360
         124                                 117     20170111                360                      Act/360
         125                                 120     20170411                 0                       Act/360
         126                                 118     20170211                360                      Act/360
         127                                 119     20170311                179                      Act/360
         128                                 118     20170211                 0                       Act/360
         129                                 120     20170411                 0                       Act/360
         130                                 119     20170311                360                      Act/360
         131                                 118     20170211                360                      Act/360
         132                                 119     20170311                299                      Act/360
         133                                 178     20220211                354                      Act/360
         134                                 118     20170211                360                      Act/360
         135                                 118     20170211                360                      Act/360
         136                                  52     20110811                 0                       Act/360
         137                                 120     20170411                360                      Act/360
         138                                 120     20170411                360                      Act/360
         139                                 118     20170211                360                      Act/360
         140                                 119     20170311                359                      Act/360
         141                                 117     20170111                360                      Act/360
         142                                 119     20170311                359                      Act/360
         143                                 119     20170311                359                      Act/360
         144                                 119     20170311                359                      Act/360
         145                                 118     20170211                360                      Act/360
         146                                 119     20170311                299                      Act/360
         147                                 119     20170311                 0                       Act/360
         148                                 118     20170211                358                      Act/360
         149                                 117     20170111                297                      Act/360
         150                                 119     20170311                299                      Act/360
         151                                 118     20170211                358                      Act/360
         152                                  52     20110811                 0                       Act/360
         153                                 115     20161111                360                      Act/360
         154                                  52     20110811                 0                       Act/360
         155                                 108     20160411                360                      Act/360
         156                                  83     20140311                300                      Act/360
         157                                 118     20170211                360                      Act/360
         158                                 119     20170311                360                      Act/360
         159                                  82     20140211                358                      Act/360
         160                                 118     20170211                358                      Act/360
         161                                 117     20170111                360                      Act/360
         162                                 120     20170411                360                      Act/360
         163                                 119     20170311                359                      Act/360
         164                                 119     20170311                359                      Act/360
         165                                 119     20170311                 0                       Act/360
         166                                 118     20170211                298                      Act/360
         167                                  52     20110811                 0                       Act/360

MORTGAGE LOAN NUMBER  ADMINISTRATIVE COST RATE  PRIMARY SERVICING FEE      GROUND LEASE?     MORTGAGE LOAN SELLER
-----------------------------------------------------------------------------------------------------------------

          1                    0.0205                    0.02          Fee Simple                     LB
          2                    0.0205                    0.02          Fee Simple                     UBS
          3                    0.0205                    0.02          Fee Simple                     LB
          4                    0.0205                    0.02          Fee Simple                     LB
          5                    0.0205                    0.02          Fee Simple                     LB
          6                    0.0205                    0.02          Fee Simple                     LB
          7                    0.0205                    0.02          Fee Simple                     LB
         8A                    0.0205                    0.02          Fee Simple                     UBS
         8B                    0.0205                    0.02          Fee Simple                     UBS
         8C                    0.0205                    0.02          Fee Simple                     UBS
         8D                    0.0205                    0.02          Fee Simple                     UBS
          9                    0.0205                    0.02          Fee Simple                     LB
         10                    0.0205                    0.02          Leasehold                      LB
         11                    0.0205                    0.02          Fee Simple                     LB
         12                    0.0205                    0.02          Fee Simple                     LB
         13                    0.0205                    0.02          Fee Simple                     LB
         14                    0.0205                    0.02          Fee Simple                     LB
         15                    0.0205                    0.02          Fee Simple/Leasehold           LB
         16                    0.0205                    0.02          Fee Simple                     UBS
         17                    0.0205                    0.02          Fee Simple                     UBS
         18                    0.0205                    0.02          Fee Simple                     LB
         19                    0.0205                    0.02          Fee Simple/Leasehold           LB
         20                    0.0205                    0.02          Fee Simple                     LB
         21                    0.0205                    0.02          Fee Simple                     LB
         22                    0.0205                    0.02          Fee Simple                     LB
         23                    0.0205                    0.02          Fee Simple                     LB
         24                    0.0205                    0.02          Fee Simple                     LB
         25                    0.0205                    0.02          Fee Simple                     UBS
         26                    0.0205                    0.02          Fee Simple                     LB
         27                    0.0205                    0.02          Fee Simple                     LB
         28                    0.0105                    0.01          Fee Simple                     LB
         29                    0.0205                    0.02          Fee Simple                     UBS
         30                    0.0205                    0.02          Fee Simple                     LB
         31                    0.0205                    0.02          Fee Simple                     LB
         32                    0.0205                    0.02          Fee Simple                     UBS
         33                    0.0205                    0.02          Fee Simple                     UBS
         34                    0.0205                    0.02          Fee Simple                     UBS
         35                    0.0205                    0.02          Fee Simple                     LB
         36                    0.0205                    0.02          Fee Simple                     LB
         37                    0.0205                    0.02          Fee Simple                     UBS
         38                    0.0205                    0.02          Fee Simple                     LB
         39                    0.0205                    0.02          Fee Simple                     LB
         40                    0.0205                    0.02          Fee Simple                     UBS
         41                    0.0205                    0.02          Fee Simple/Leasehold           LB
         42                    0.0205                    0.02          Fee Simple                     LB
         43                    0.0205                    0.02          Fee Simple                     LB
         44                    0.0205                    0.02          Leasehold                      UBS
         45                    0.0205                    0.02          Fee Simple                     LB
         46                    0.0205                    0.02          Fee Simple                     LB
         47                    0.0205                    0.02          Fee Simple                     UBS
         48                    0.0205                    0.02          Fee Simple                     LB
         49                    0.0205                    0.02          Fee Simple                     UBS
         50                    0.0205                    0.02          Fee Simple                     UBS
         51                    0.0205                    0.02          Fee Simple                     UBS
         52                    0.0205                    0.02          Fee Simple                     LB
         53                    0.0205                    0.02          Fee Simple/Leasehold           LB
         54                    0.0205                    0.02          Fee Simple                     UBS
         55                    0.0405                    0.04          Fee Simple                     LB
         56                    0.0205                    0.02          Fee Simple                     LB
         57                    0.0805                    0.08          Fee Simple                     LB
         58                    0.0205                    0.02          Leasehold                      UBS
         59                    0.0205                    0.02          Fee Simple                     UBS
         60                    0.0205                    0.02          Fee Simple                     LB
         61                    0.0205                    0.02          Fee Simple                     UBS
         62                    0.0205                    0.02          Fee Simple                     LB
         63                    0.0205                    0.02          Fee Simple                     LB
         64                    0.0205                    0.02          Fee Simple                     LB
         65                    0.0805                    0.08          Fee Simple                     LB
         66                    0.0205                    0.02          Fee Simple                     UBS
         67                    0.0805                    0.08          Fee Simple                     LB
         68                    0.0205                    0.02          Fee Simple                     UBS
         69                    0.0205                    0.02          Fee Simple                     LB
         70                    0.0205                    0.02          Fee Simple                     UBS
         71                    0.0805                    0.08          Fee Simple                     LB
         72                    0.0205                    0.02          Fee Simple                     UBS
         73                    0.0205                    0.02          Fee Simple                     LB
         74                    0.0205                    0.02          Fee Simple                     LB
         75                    0.0205                    0.02          Fee Simple/Leasehold           LB
         76                    0.0205                    0.02          Fee Simple                     UBS
         77                    0.0205                    0.02          Fee Simple                     LB
         78                    0.0205                    0.02          Fee Simple                     UBS
         79                    0.0205                    0.02          Fee Simple/Leasehold           LB
         80                    0.0805                    0.08          Fee Simple                     LB
         81                    0.0205                    0.02          Fee Simple                     LB
         82                    0.0205                    0.02          Fee Simple                     UBS
         83                    0.0605                    0.06          Fee Simple                     LB
         84                    0.0205                    0.02          Fee Simple                     UBS
         85                    0.0205                    0.02          Fee Simple                     LB
         86                    0.0205                    0.02          Fee Simple                     LB
         87                    0.0705                    0.06          Fee Simple                     LB
         88                    0.0205                    0.02          Fee Simple                     UBS
         89                    0.0205                    0.02          Fee Simple                     LB
         90                    0.0205                    0.02          Fee Simple/Leasehold           LB
         91                    0.0205                    0.02          Fee Simple                     LB
         92                    0.0205                    0.02          Fee Simple                     UBS
         93                    0.0205                    0.02          Fee Simple                     UBS
         94                    0.0205                    0.02          Fee Simple                     UBS
         95                    0.0205                    0.02          Fee Simple                     UBS
         96                    0.0205                    0.02          Fee Simple                     UBS
         97                    0.0205                    0.02          Fee Simple                     LB
         98                    0.0205                    0.02          Fee Simple                     UBS
         99                    0.0705                    0.06          Fee Simple                     LB
         100                   0.0605                    0.06          Fee Simple                     LB
         101                   0.0205                    0.02          Fee Simple                     UBS
         102                   0.0805                    0.08          Fee Simple                     LB
         103                   0.0205                    0.02          Fee Simple                     LB
         104                   0.0205                    0.02          Fee Simple                     UBS
         105                   0.0205                    0.02          Fee Simple                     UBS
         106                   0.0205                    0.02          Fee Simple                     UBS
         107                   0.0805                    0.08          Fee Simple                     LB
         108                   0.0205                    0.02          Fee Simple                     UBS
         109                   0.0805                    0.08          Fee Simple                     LB
         110                   0.0205                    0.02          Fee Simple                     LB
         111                   0.0705                    0.06          Fee Simple                     LB
         112                   0.0205                    0.02          Fee Simple                     LB
         113                   0.0205                    0.02          Fee Simple                     LB
         114                   0.0205                    0.02          Fee Simple                     LB
         115                   0.0205                    0.02          Fee Simple                     LB
         116                   0.0205                    0.02          Fee Simple                     UBS
         117                   0.0205                    0.02          Fee Simple                     LB
         118                   0.0205                    0.02          Fee Simple                     UBS
         119                   0.0205                    0.02          Fee Simple                     UBS
         120                   0.0205                    0.02          Fee Simple                     LB
         121                   0.0205                    0.02          Fee Simple                     LB
         122                   0.0205                    0.02          Fee Simple                     LB
         123                   0.0205                    0.02          Fee Simple                     LB
         124                   0.0605                    0.06          Fee Simple                     LB
         125                   0.0205                    0.02          Fee Simple                     UBS
         126                   0.0605                    0.06          Fee Simple                     LB
         127                   0.0205                    0.02          Fee Simple                     UBS
         128                   0.0205                    0.02          Fee Simple                     UBS
         129                   0.0205                    0.02          Leasehold                      UBS
         130                   0.0205                    0.02          Fee Simple                     UBS
         131                   0.0205                    0.02          Fee Simple                     LB
         132                   0.0205                    0.02          Fee Simple                     UBS
         133                   0.0205                    0.02          Fee Simple                     LB
         134                   0.0205                    0.02          Fee Simple                     LB
         135                   0.0705                    0.06          Fee Simple                     LB
         136                   0.0205                    0.02          Fee Simple                     UBS
         137                   0.0205                    0.02          Fee Simple                     UBS
         138                   0.0205                    0.02          Fee Simple                     LB
         139                   0.0205                    0.02          Fee Simple                     LB
         140                   0.0205                    0.02          Fee Simple                     UBS
         141                   0.0205                    0.02          Fee Simple                     LB
         142                   0.0205                    0.02          Fee Simple                     LB
         143                   0.0205                    0.02          Fee Simple                     LB
         144                   0.0205                    0.02          Fee Simple                     UBS
         145                   0.0205                    0.02          Fee Simple                     LB
         146                   0.0205                    0.02          Fee Simple                     LB
         147                   0.0605                    0.06          Fee Simple                     LB
         148                   0.0205                    0.02          Fee Simple                     LB
         149                   0.0205                    0.02          Fee Simple                     UBS
         150                   0.0805                    0.08          Fee Simple                     LB
         151                   0.0205                    0.02          Fee Simple                     LB
         152                   0.0205                    0.02          Fee Simple                     UBS
         153                   0.0205                    0.02          Fee Simple                     LB
         154                   0.0205                    0.02          Fee Simple                     UBS
         155                   0.1105                    0.11          Fee Simple                     LB
         156                   0.0205                    0.02          Fee Simple                     LB
         157                   0.0205                    0.02          Fee Simple                     UBS
         158                   0.0205                    0.02          Fee Simple                     UBS
         159                   0.0205                    0.02          Fee Simple                     UBS
         160                   0.0205                    0.02          Fee Simple                     LB
         161                   0.0805                    0.08          Fee Simple                     LB
         162                   0.0205                    0.02          Fee Simple                     LB
         163                   0.0205                    0.02          Fee Simple                     UBS
         164                   0.0205                    0.02          Fee Simple                     LB
         165                   0.0205                    0.02          Fee Simple                     UBS
         166                   0.0205                    0.02          Fee Simple                     LB
         167                   0.0205                    0.02          Fee Simple                     UBS

MORTGAGE LOAN NUMBER           DEFEASANCE           ARD MORTGAGE LOAN  ANTICIPATED REPAYMENT DATE  ARD SPREAD
-------------------------------------------------------------------------------------------------------------

          1           Defeasance                           N/A                     0                    0
          2           Defeasance                           N/A                     0                    0
          3           Defeasance                           N/A                     0                    0
          4           Yield Maintenance/Defeasance         N/A                     0                    0
          5           Defeasance                           N/A                     0                    0
          6           Defeasance                           Yes                  20170411                5
          7           Yield Maintenance/Defeasance         N/A                     0                    0
         8A           Defeasance                           N/A                     0                    0
         8B           Defeasance                           N/A                     0                    0
         8C           Defeasance                           N/A                     0                    0
         8D           Defeasance                           N/A                     0                    0
          9           Yield Maintenance/Defeasance         N/A                     0                    0
         10           Defeasance                           N/A                     0                    0
         11           Defeasance                           N/A                     0                    0
         12           Defeasance                           N/A                     0                    0
         13           Defeasance                           N/A                     0                    0
         14           Defeasance                           N/A                     0                    0
         15           Defeasance                           N/A                     0                    0
         16           Yield Maintenance                    N/A                     0                    0
         17           Defeasance                           N/A                     0                    0
         18           Defeasance                           N/A                     0                    0
         19           Defeasance                           N/A                     0                    0
         20           Defeasance                           N/A                     0                    0
         21           Yield Maintenance                    N/A                     0                    0
         22           Defeasance                           N/A                     0                    0
         23           Defeasance                           N/A                     0                    0
         24           Defeasance                           N/A                     0                    0
         25           Defeasance                           N/A                     0                    0
         26           Defeasance                           N/A                     0                    0
         27           Defeasance                           N/A                     0                    0
         28           Defeasance                           N/A                     0                    0
         29           Defeasance                           N/A                     0                    0
         30           Defeasance                           N/A                     0                    0
         31           Defeasance                           N/A                     0                    0
         32           Defeasance                           N/A                     0                    0
         33           Defeasance                           N/A                     0                    0
         34           Defeasance                           N/A                     0                    0
         35           Yield Maintenance/Defeasance         N/A                     0                    0
         36           Defeasance                           N/A                     0                    0
         37           Yield Maintenance/Defeasance         N/A                     0                    0
         38           Defeasance                           N/A                     0                    0
         39           Yield Maintenance/Defeasance         N/A                     0                    0
         40           Defeasance                           N/A                     0                    0
         41           Defeasance                           N/A                     0                    0
         42           Defeasance                           N/A                     0                    0
         43           Defeasance                           N/A                     0                    0
         44           Yield Maintenance/Defeasance         N/A                     0                    0
         45           Defeasance                           N/A                     0                    0
         46           Defeasance                           N/A                     0                    0
         47           Defeasance                           N/A                     0                    0
         48           Defeasance                           N/A                     0                    0
         49           Defeasance                           N/A                     0                    0
         50           Defeasance                           N/A                     0                    0
         51           Defeasance                           N/A                     0                    0
         52           Defeasance                           N/A                     0                    0
         53           Yield Maintenance                    N/A                     0                    0
         54           Yield Maintenance                    N/A                     0                    0
         55           Defeasance                           N/A                     0                    0
         56           Defeasance                           N/A                     0                    0
         57           Defeasance                           N/A                     0                    0
         58           Defeasance                           N/A                     0                    0
         59           Defeasance                           N/A                     0                    0
         60           Defeasance                           N/A                     0                    0
         61           Yield Maintenance/Defeasance         N/A                     0                    0
         62           Yield Maintenance                    N/A                     0                    0
         63           Defeasance                           N/A                     0                    0
         64           Defeasance                           N/A                     0                    0
         65           Defeasance                           N/A                     0                    0
         66           Defeasance                           N/A                     0                    0
         67           Defeasance                           N/A                     0                    0
         68           Defeasance                           N/A                     0                    0
         69           Defeasance                           N/A                     0                    0
         70           Defeasance                           N/A                     0                    0
         71           Defeasance                           N/A                     0                    0
         72           Yield Maintenance                    N/A                     0                    0
         73           Yield Maintenance                    N/A                     0                    0
         74           Defeasance                           N/A                     0                    0
         75           Defeasance                           N/A                     0                    0
         76           Yield Maintenance                    N/A                     0                    0
         77           Defeasance                           N/A                     0                    0
         78           Defeasance                           N/A                     0                    0
         79           Yield Maintenance                    N/A                     0                    0
         80           Defeasance                           N/A                     0                    0
         81           Defeasance                           N/A                     0                    0
         82           Defeasance                           N/A                     0                    0
         83           Defeasance                           N/A                     0                    0
         84           Yield Maintenance/Defeasance         N/A                     0                    0
         85           Defeasance                           N/A                     0                    0
         86           Defeasance                           N/A                     0                    0
         87           Defeasance                           N/A                     0                    0
         88           Defeasance                           N/A                     0                    0
         89           Defeasance                           N/A                     0                    0
         90           Defeasance                           N/A                     0                    0
         91           Defeasance                           N/A                     0                    0
         92           Defeasance                           N/A                     0                    0
         93           Yield Maintenance/Defeasance         N/A                     0                    0
         94           Defeasance                           N/A                     0                    0
         95           Defeasance                           N/A                     0                    0
         96           Yield Maintenance/Defeasance         N/A                     0                    0
         97           Defeasance                           N/A                     0                    0
         98           Defeasance                           N/A                     0                    0
         99           Defeasance                           N/A                     0                    0
         100          Defeasance                           N/A                     0                    0
         101          Yield Maintenance/Defeasance         N/A                     0                    0
         102          Defeasance                           N/A                     0                    0
         103          Defeasance                           N/A                     0                    0
         104          Yield Maintenance/Defeasance         N/A                     0                    0
         105          Yield Maintenance/Defeasance         N/A                     0                    0
         106          Defeasance                           N/A                     0                    0
         107          Defeasance                           N/A                     0                    0
         108          Defeasance                           N/A                     0                    0
         109          Defeasance                           N/A                     0                    0
         110          Defeasance                           N/A                     0                    0
         111          Defeasance                           N/A                     0                    0
         112          Yield Maintenance                    N/A                     0                    0
         113          Defeasance                           N/A                     0                    0
         114          Defeasance                           N/A                     0                    0
         115          Defeasance                           N/A                     0                    0
         116          Yield Maintenance                    N/A                     0                    0
         117          Defeasance                           N/A                     0                    0
         118          Yield Maintenance/Defeasance         N/A                     0                    0
         119          Defeasance                           N/A                     0                    0
         120          Defeasance                           N/A                     0                    0
         121          Defeasance                           N/A                     0                    0
         122          Defeasance                           N/A                     0                    0
         123          Defeasance                           N/A                     0                    0
         124          Defeasance                           N/A                     0                    0
         125          Yield Maintenance/Defeasance         N/A                     0                    0
         126          Defeasance                           N/A                     0                    0
         127          Defeasance                           N/A                     0                    0
         128          Defeasance                           N/A                     0                    0
         129          Yield Maintenance/Defeasance         N/A                     0                    0
         130          Defeasance                           N/A                     0                    0
         131          Defeasance                           N/A                     0                    0
         132          Defeasance                           N/A                     0                    0
         133          Yield Maintenance                    N/A                     0                    0
         134          Defeasance                           N/A                     0                    0
         135          Defeasance                           N/A                     0                    0
         136          Yield Maintenance/Defeasance         N/A                     0                    0
         137          Defeasance                           N/A                     0                    0
         138          Defeasance                           N/A                     0                    0
         139          Defeasance                           N/A                     0                    0
         140          Defeasance                           N/A                     0                    0
         141          Defeasance                           N/A                     0                    0
         142          Defeasance                           N/A                     0                    0
         143          Defeasance                           N/A                     0                    0
         144          Defeasance                           N/A                     0                    0
         145          Defeasance                           N/A                     0                    0
         146          Defeasance                           N/A                     0                    0
         147          Defeasance                           N/A                     0                    0
         148          Defeasance                           N/A                     0                    0
         149          Defeasance                           N/A                     0                    0
         150          Defeasance                           N/A                     0                    0
         151          Defeasance                           N/A                     0                    0
         152          Yield Maintenance/Defeasance         N/A                     0                    0
         153          Defeasance                           N/A                     0                    0
         154          Yield Maintenance/Defeasance         N/A                     0                    0
         155          Defeasance                           N/A                     0                    0
         156          Defeasance                           N/A                     0                    0
         157          Defeasance                           N/A                     0                    0
         158          Defeasance                           N/A                     0                    0
         159          Defeasance                           N/A                     0                    0
         160          Defeasance                           N/A                     0                    0
         161          Defeasance                           N/A                     0                    0
         162          Defeasance                           N/A                     0                    0
         163          Defeasance                           N/A                     0                    0
         164          Defeasance                           N/A                     0                    0
         165          Yield Maintenance                    N/A                     0                    0
         166          Defeasance                           N/A                     0                    0
         167          Yield Maintenance/Defeasance         N/A                     0                    0

MORTGAGE LOAN NUMBER  CROSS COLLATERALIZED  MORTGAGE LOAN SELLER LOAN ID
------------------------------------------------------------------------

          1                    No           61005004
          2                    No           11309
          3                    No           70216003
          4                    No           70111002
          5                    No           61208002
          6                    No           70118004
          7                    No           60401001
         8A                Yes (UBS-2)      100
         8B                Yes (UBS-2)      200
         8C                Yes (UBS-2)      400
         8D                Yes (UBS-2)      300
          9                    No           70102005
         10                    No           60914010
         11                    No           61102011
         12                    No           61221002
         13                    No           70110004
         14                    No           61221003
         15                    No           70108001
         16                    No           11603
         17                    No           11531
         18                    No           70116001
         19                    No           61110001
         20                    No           61106008
         21                    No           70122005
         22                    No           61106007
         23                    No           61106006
         24                    No           61214006
         25                    No           11526
         26                    No           60922002
         27                    No           61220012
         28                    No           61113008
         29                    No           11565
         30                    No           60825001
         31                    No           60929002
         32                    No           11355
         33                    No           11584
         34                    No           11607
         35                    No           61011005
         36                    No           61220017
         37                    No           1012
         38                    No           61220013
         39                    No           61011006
         40                    No           11334
         41                    No           61004006
         42                    No           60922005
         43                    No           60222007
         44                    No           11548
         45                    No           60724008
         46                    No           61109010
         47                    No           11557
         48                    No           61214010
         49                    No           11527
         50                    No           11582
         51                    No           11604
         52                    No           60918005
         53                    No           60419008
         54                    No           11562
         55                    No           61130006
         56                    No           60321001
         57                    No           61006005
         58                    No           11358
         59                    No           11585
         60                    No           61208001
         61                    No           UBS6
         62                    No           61208004
         63                    No           61220003
         64                    No           61031008
         65                    No           61114005
         66                    No           11596
         67                    No           61205005
         68                    No           11558
         69                    No           61117003
         70                    No           11563
         71                    No           61122006
         72                    No           11601
         73                    No           60911001
         74                    No           61214014
         75                 Yes(LB-L)       60404002
         76                    No           11512
         77                    No           60530005
         78                    No           1023
         79                    No           60725005
         80                    No           61116001
         81                    No           61204002
         82                    No           11381
         83                    No           61212006
         84                    No           11589
         85                    No           60616007
         86                    No           61218003
         87                    No           61018006
         88                    No           11551
         89                    No           61214004
         90                 Yes(LB-L)       60404001
         91                    No           61016001
         92                    No           11537
         93                    No           11569
         94                    No           11428
         95                    No           11310
         96                    No           17
         97                    No           61121002
         98                    No           11533
         99                    No           61025004
         100                   No           61106009
         101                   No           19
         102                   No           61030008
         103                   No           61102008
         104                   No           UBS37
         105                   No           20
         106                   No           11508
         107                   No           61114007
         108                   No           11566
         109                   No           61025005
         110                   No           61003004
         111                   No           61018008
         112                   No           61212005
         113                   No           60221010
         114                   No           61016002
         115                   No           61101005
         116                   No           11605
         117                   No           60928019
         118                   No           21
         119                   No           11532
         120                   No           61102030
         121                   No           61015004
         122                   No           51212002
         123                   No           61121001
         124                   No           61023004
         125                   No           24
         126                   No           61122002
         127                   No           11498
         128                   No           11492
         129                   No           26
         130                   No           11592
         131                   No           61017002
         132                   No           11392
         133                   No           60705005
         134                Yes(LB-E)       60928022
         135                   No           61018007
         136                   No           UBS30
         137                   No           11602
         138                   No           60612004
         139                Yes(LB-E)       60928020
         140                   No           11575
         141                   No           60906001
         142                   No           61027005
         143                   No           61207006
         144                   No           11598
         145                   No           61212007
         146                   No           61003005
         147                   No           61122005
         148                   No           60925005
         149                   No           11393
         150                   No           60825002
         151                   No           61019006
         152                   No           UBS42
         153                   No           60808009
         154                   No           UBS45
         155                   No           51116006
         156                   No           61201001
         157                   No           11505
         158                   No           11580
         159                   No           11552
         160                   No           61107001
         161                   No           61023006
         162                   No           60712003
         163                   No           11464
         164                   No           61106004
         165                   No           11564
         166                   No           60920002
         167                   No           UBS1000

                                   SCHEDULE II

                 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

               (i) Trust Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Trust Mortgage Loan Schedule was true and correct in all material respects as of its Cut-off Date.

               (ii) Legal Compliance. If such Mortgage Loan was originated by a
     Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; and, if such
     Mortgage Loan was not originated by the Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then such mortgage loan is listed on
     Schedule III-(ii) and, to the Depositor's actual knowledge, after having performed the type of due diligence customarily performed in the origination of comparable mortgage loans by the Lehman Mortgage Loan
     Seller, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage
     Loan.

               (iii) Ownership of Lehman Trust Mortgage Loan. The Depositor owns such Mortgage Loan, has good title thereto, has full right, power and authority to sell, assign and transfer such Mortgage Loan and is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such
     Mortgage Loan, exclusive of the servicing rights pertaining thereto; no provision of the Mortgage Note, Mortgage(s) or other loan documents relating to such Mortgage Loan prohibits or restricts the Depositor's right to assign or transfer such Mortgage Loan to the Trustee (except in the case of a Loan Combination, which may, pursuant to the related Co-Lender
     Agreement, require notice to one or more rating agencies or another lender which, if required, has already been provided); no governmental or regulatory approval or consent is required for the sale of such Mortgage
     Loan by the Depositor; and the Depositor has validly conveyed to the
     Trustee a legal and beneficial interest in and to such Mortgage Loan free and clear of any lien, claim or encumbrance of any nature.

               (iv) No Holdback. The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of such
     Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts to be released pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property) and there is no requirement for future advances thereunder.

               (v) Loan Document Status. Each of the related Mortgage Note,
     Mortgage(s), Assignment(s) of Leases, if separate from the related
     Mortgage, and other agreements executed in favor of the lender in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to the non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except that (A) such enforcement may be limited by (1) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of

     equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (B) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in the foregoing clause (A), such limitations will not render that subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument. Such Mortgage Loan is non-recourse to the Mortgagor or any other Person except to the extent provided in certain nonrecourse carveouts and/or in any applicable guarantees. A natural person as individual guarantor has agreed, in effect, to be liable for all liabilities, costs, losses, damages or expenses suffered or incurred by the mortgagee under such Mortgage Loan by reason of or in connection with and to the extent of (A) any material intentional fraud or material intentional misrepresentation by the related mortgagor; (B) any breach on the part of the related mortgagor of any environmental representations warranties and covenants contained in the related Mortgage
     Loan documents; (C) misapplication or misappropriation of rents (received after an event of default), insurance proceeds or condemnation awards; and
     (D) the filing of a voluntary bankruptcy or insolvency proceeding by the related mortgagor; provided that, instead of any breach described in clause
     (B) of this paragraph, such entity (or individual) may instead be liable for liabilities, costs, losses, damages, expenses and claims resulting from a breach of the obligations and indemnities of the related mortgagor under the related Mortgage Loan documents relating to hazardous or toxic substances, radon or compliance with environmental laws.

               (vi) No Right of Rescission. Subject to the limitations and exceptions as to enforceability set forth in paragraph (v) above, there is no valid offset, defense, counterclaim or right of rescission, abatement of amounts due under the Mortgage Note or diminution of amounts due under the
     Mortgage Note with respect to any of the related Mortgage Note, Mortgage(s)
     or other agreements executed in connection with such Mortgage Loan and, as of the Closing Date, to the actual knowledge of the Depositor, no such claim has been asserted.

               (vii) Assignments. The assignment of the related Mortgage(s) and
     Assignment(s) of Leases to the Trustee (or, in the case of an Outside
     Serviced Trust Mortgage Loan, to the related Outside Trustee) constitutes the legal, valid, binding and, subject to the limitations and exceptions as to enforceability set forth in paragraph (v) above, enforceable assignment of such documents (provided that the unenforceability of any such assignment based on bankruptcy, insolvency, receivership, reorganization, liquidation, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally or based on general principles of equity
     (regardless of whether such enforcement is considered in a proceeding in equity or at law) shall be a breach of this representation and warranty only upon the declaration by a court with jurisdiction in the matter that such assignment is to be unenforceable on such basis).

               (viii) First Lien. Each related Mortgage is a valid and, subject to the limitations and exceptions in paragraph (v) above, enforceable first lien on the related Mortgaged Property including all improvements thereon
     (other than any tenant owned improvements) and appurtenances and rights related thereto, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for the following (collectively, the
     "Permitted Encumbrances"): (A) the lien for real estate taxes, water charges, sewer rents and assessments not yet due and payable; (B)
     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record

     or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment); (C) the rights of tenants
     (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (D) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment);
     and (E) if such Lehman Trust Mortgage Loan constitutes a
     Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another
     Mortgage Loan contained in the same Cross-Collateralized Group; provided that, in the case of a Lehman Trust Mortgage Loan that is part of a Loan
     Combination, such Mortgage also secures the other mortgage loan(s) in such
     Loan Combination. With respect to such Lehman Trust Mortgage Loan, such
     Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related Mortgage, the current principal use or operation of the related Mortgaged Property or the ability of the related Mortgaged
     Property to generate sufficient cashflow to enable the related Mortgagor to timely pay in full the principal and interest on the related Mortgage Note
     (other than a Balloon Payment, which would require a refinancing). If the related Mortgaged Property is operated as a nursing facility or a hospitality property, the related Mortgage, together with any security agreement, chattel mortgage or similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest (subject only to any prior purchase money security interest, revolving credit lines and any personal property leases), to the extent such security interest can be perfected by the recordation of a
     Mortgage or the filing of a UCC financing statement, in all material personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property as presently operated by the Mortgagor, and that is located on the related Mortgaged
     Property, which personal property includes, in the case of Mortgaged
     Properties operated by the related Mortgagor as a nursing facility or hospitality property, all furniture, fixtures, equipment and other personal property located at the subject Mortgaged Property that are owned by the related Mortgagor and reasonably necessary or material to the operation of the subject Mortgaged Property. In the case of any Lehman Trust Mortgage
     Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC financing statements have been filed as necessary, in each case, to perfect a valid first priority security interest, to the extent such security interest can be perfected by the inclusion of such provisions and the filing of a UCC financing statement, in the Mortgagor's right to receive related hotel room revenues with respect to such Mortgaged
     Property.

               (ix) Taxes and Assessments. All taxes, governmental assessments, water charges, sewer rents or similar governmental charges which, in all such cases, were directly related to the related Mortgaged Property and could constitute liens on the related Mortgaged Property prior to the lien of the related Mortgage, together with all ground rents, that prior to the related Cut-off Date became due and payable in respect of, and materially affect, any related Mortgaged Property have been paid or are escrowed for or are not yet delinquent, and the Depositor knows of no unpaid tax, assessment, ground rent, water charges or sewer rent, which, in all such cases, were directly related to the subject Mortgaged Property and could constitute liens on the subject Mortgaged Property prior to the lien of the related Mortgage that prior to the Closing Date became due and delinquent in respect of any related Mortgaged Property, or in any such case an escrow of funds in an amount sufficient to cover such payments has been established.

               (x) No Material Damage. As of the date of origination of such
     Mortgage Loan and, to the actual knowledge of the Depositor, as of the
     Closing Date, there was no pending proceeding for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof and such Mortgaged Property is free of material damage.
     Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related
     Mortgage or other loan documents relating to such Mortgage Loan, (and subject to any rights of the lessor under any related Ground Lease) the related Mortgage Loan documents provide that any condemnation awards will be applied (or, at the discretion of the mortgagee, will be applied) to either the repair or restoration of all or part of the related Mortgaged
     Property or the reduction of the outstanding principal balance of such
     Mortgage Loan.

               (xi) Title Insurance. Each related Mortgaged Property is covered by an ALTA (or its equivalent) lender's title insurance policy issued by a nationally recognized title insurance company, insuring that each related
     Mortgage is a valid first lien on such Mortgaged Property in the original principal amount of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Combination, in the original principal amount of such Loan
     Combination) after all advances of principal, subject only to Permitted
     Encumbrances and, in the case of a Lehman Trust Mortgage Loan that is part of a Loan Combination, further subject to the fact that the related
     Mortgage also secures the related Non-Trust Mortgage Loan(s) (or, if such policy has not yet been issued, such insurance may be evidenced by a binding commitment or binding pro forma marked as binding and signed
     (either thereon or on a related escrow letter attached thereto) by the title insurer or its authorized agent) from a title insurer qualified and/or licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance is in full force and effect, all premiums have been paid, is freely assignable and will inure to the benefit of the
     Trustee (or, in the case of an Outside Serviced Trust Mortgage Loan, the benefit of the related Outside Trustee) as sole insured as mortgagee of record, or any such commitment or binding pro forma is a legal, valid and binding obligation of such insurer; no claims have been made by the
     Depositor, the applicable Lehman Mortgage Loan Seller or any prior holder of such Mortgage Loan (other than a prior holder unaffiliated with the
     Depositor or the applicable Lehman Mortgage Loan Seller from whom the
     Depositor or the applicable Lehman Mortgage Loan Seller has taken by assignment) under such title insurance; and neither the Depositor nor the applicable Lehman Mortgage Loan Seller (or any of its Affiliates) has done, by act or omission, anything that would materially impair the coverage of any such title insurance policy; such policy or commitment or binding pro forma contains no exclusion for (or alternatively it insures over such exclusion, unless such coverage is unavailable in the relevant jurisdiction) (A) access to a public road, (B) that there is no material encroachment by any improvements on the related Mortgaged Property either to or from any adjoining property or across any easements on the related
     Mortgaged Property, and (C) that the land shown on the survey materially conforms to the legal description of the related Mortgaged Property.

               (xii) Property Insurance. As of the date of its origination and, to the Depositor's actual knowledge, as of the Cut-off Date, all insurance required under each related Mortgage (except where an investment grade tenant, or one or more tenants which in the aggregate do not represent more than 10% of the net operating income with respect to the entire related
     Mortgaged Property, is or are permitted to insure or self-insure under a lease) was in full force and effect with respect to each related Mortgaged
     Property; such insurance included

     (A) fire and extended perils insurance included within the classification
     "All Risk of Physical Loss" or the equivalent thereof in an amount (subject to a customary deductible) at least equal to the lesser of (1) 100% of the full insurable value of the improvements located on such Mortgaged Property and (2) the outstanding principal balance of such Mortgage Loan or the portion thereof allocable to such Mortgaged Property) and, if applicable, the related hazard insurance policies or certificates of insurance contain appropriate endorsements to avoid application of co-insurance, (B) business interruption or rental loss insurance for a period of not less than 12 months, (C) comprehensive general liability insurance in an amount not less than $1 million per occurrence, (D) workers' compensation insurance (if the related Mortgagor has employees and if required by applicable law), and (E)
     if (1) such Mortgage Loan is secured by a Mortgaged Property located in the
     State of California or in "seismic zone" 3 or 4 and (2) a seismic assessment as described below revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements on such Mortgaged Property, seismic insurance; it is an event of default under such Mortgage Loan if the above-described insurance coverage is not maintained by the related Mortgagor (except where an investment grade tenant, or one or more tenants which in the aggregate do not represent more than 10% of the net operating income with respect to the entire related Mortgaged Property, is or are permitted to insure or self-insure under a lease) and the related loan documents provide (in either a general cost and expense recovery provision or a specific provision with respect to recovery of insurance costs and expenses) that any reasonable out-of-pocket costs and expenses incurred by the mortgagee in connection with such default in obtaining such insurance coverage may be recovered from the related Mortgagor; the related Evidence of Property
     Insurance and certificate of liability insurance (which may be in the form of an Acord 27 or an Acord 25, respectively), or forms substantially similar thereto, provide that the related insurance policy may not be terminated or reduced without at least 10 days prior notice to the mortgagee and (other than those limited to liability protection) name the mortgagee and its successors as loss payee; no notice of termination or cancellation with respect to any such insurance policy has been received by the Depositor or the applicable Lehman Mortgage Loan Seller or, to the actual knowledge of the Depositor, by any prior mortgagee under such
     Mortgage Loan (other than, with respect to a related Mortgaged Property located in New York and Florida, a prior mortgagee unaffiliated with the
     Depositor or the applicable Lehman Mortgage Loan Seller from whom the
     Depositor or the applicable Lehman Mortgage Loan Seller has taken the related Mortgage Note and Mortgage by assignment and has amended and restated such Mortgage Note and Mortgage); all premiums under any such insurance policy have been paid through the Cut-off Date; the insurance policies specified in clauses (A), (B) and (C) above are required to be maintained with insurance companies having "financial strength" or "claims paying ability" ratings of at least "A:VII" from A.M. Best Company or at least "BBB+" (or equivalent) from a nationally recognized statistical rating agency (or, with respect to certain blanket insurance policies, such other ratings as are in compliance with S&P's applicable criteria for rating the Certificates); and, except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such
     Mortgage Loan, and subject to the related exception schedules, the related
     Mortgage Loan documents provide that any property insurance proceeds will be applied (or, at the discretion of the mortgagee, will be applied) either to the repair or restoration of all or part of the related Mortgaged
     Property or the reduction of the outstanding principal balance of such
     Mortgage Loan; provided that the related Mortgage Loan documents may entitle the related Mortgagor to any portion of such proceeds remaining after completion of the repair or restoration of the related Mortgaged
     Property or payment of amounts

     due under such Mortgage Loan. Notwithstanding anything to the contrary in this paragraph (xii), with regard to insurance for acts of terrorism, any such insurance and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to the related Mortgaged Property. If the related Mortgaged
     Property is located in the State of California or in "seismic zone" 3 or 4, then: (A) either a seismic assessment was conducted with respect to the related Mortgaged Property in connection with the origination of such
     Mortgage Loan or earthquake insurance was obtained; and (B) the probable maximum loss for the related Mortgaged Property as reflected in such seismic assessment, if any, was determined based upon a return period of not less than 475 years, an exposure period of 50 years and a 10%
     probability of incidence. Schedule III-(xii) attached hereto is true and correct in all material respects.

               (xiii) No Material Defaults. Other than payments due but not yet
     30 days or more delinquent, there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage
     Note, the related Mortgage or other loan documents relating to such
     Mortgage Loan, and (B), to the knowledge of the Depositor as of the Closing
     Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration (A) that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Depositor in this Schedule II or (B) with respect to which: (1) neither the Depositor nor the applicable Lehman Mortgage Loan Seller has any actual knowledge as of the Closing Date; and (2) written notice of the discovery thereof is not delivered to the Depositor by the Trustee or the Master Servicer on or
     prior to the date occurring 12 months after the Closing Date. None of the
     Depositor, the applicable Lehman Mortgage Loan Seller or any prior holder of such Mortgage Loan (other than, with respect to a related Mortgaged
     Property located in New York and Florida, a prior holder unaffiliated with the Depositor or the applicable Lehman Mortgage Loan Seller from whom the
     Depositor or the applicable Lehman Mortgage Loan Seller has taken the related Mortgage Note and Mortgage by assignment and has amended and restated such Mortgage Note and Mortgage) has waived, in writing or with knowledge, any material default, breach, violation or event of acceleration under any of such documents. Under the terms of such Mortgage Loan, no person or party other than the mortgagee or its servicing agent may declare an event of default or accelerate the related indebtedness under such
     Mortgage Loan.

               (xiv) No Payment Delinquency. As of the Closing Date, such
     Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly
     Payment.

               (xv) Interest Accrual Basis. Such Mortgage Loan accrues interest on an Actual/360 Basis, an Actual/Actual Basis or a 30/360 Basis; and such
     Mortgage Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term thereof (except if such Mortgage
     Loan is an ARD Mortgage Loan, in which case the accrual rate for interest will increase after its Anticipated Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).

               (xvi) Subordinate Debt. Each related Mortgage or other loan document relating to such Mortgage Loan does not provide for or permit, without the prior written consent of the holder of the related Mortgage
     Note, any related Mortgaged Property or any direct controlling interest in the Mortgagor to secure any other promissory note or debt (other than another Mortgage Loan in the Trust Fund and, if such Mortgage Loan is part of a Loan Combination, the other mortgage loan(s) that are part of such
     Loan Combination, as applicable).

               (xvii) Qualified Mortgage. Such Mortgage Loan is "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.
     Accordingly, either as of the date of origination or the Closing Date, the fair market value of the real property securing such Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the
     REMIC Provisions) of such Mortgage Loan. For purposes of the preceding sentence, the fair market value of the real property securing such Mortgage
     Loan was first reduced by the amount of any lien on such real property that is senior to the lien that secures such Mortgage Loan, and was further reduced by a proportionate amount of any lien that is on a parity with the lien that secures such Mortgage Loan. No action that occurs by operation of the terms of such Mortgage Loan would cause such Mortgage Loan to cease to be a "qualified mortgage" and such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution (A)
     would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury regulations section 860G-2(b), (B) would cause such
     Mortgage Loan not to be a "qualified mortgage" within the meaning of
     Section 860G(a)(3) of the Code (without regard to clauses (A)(i) or (A)(ii)
     thereof) or (C) would cause a "prohibited transaction" within the meaning of Section 860F(a)(2) of the Code. The related Mortgaged Property, if acquired in connection with the default or imminent default of such
     Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

               (xviii) Prepayment Consideration. Prepayment Premiums and Yield
     Maintenance Charges payable with respect to such Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury regulations section 1.860G-1(b)(2).

               (xix) Environmental Conditions. One or more environmental site assessments (or updates thereof) in each instance meeting American Society of Testing and Materials requirements were performed by an environmental consulting firm independent of the Depositor and the Depositor's Affiliates with respect to each related Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) and/or update(s) referenced herein, has no knowledge of, and has not received actual notice of, any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then
     (1) the same have been remediated in all material respects, (2) sufficient funds have been escrowed or a letter of credit, guaranty or other instrument has been delivered for purposes of covering the estimated costs of such remediation, (3) the related Mortgagor or other responsible party set forth on Schedule I (which Mortgagor or other responsible party has been reasonably determined by the Depositor or the applicable Lehman
     Mortgage Loan Seller to have the creditworthiness to do so (such determination by the Depositor or the applicable Lehman Mortgage Loan
     Seller to be based on review of (i) the financial statements provided to the Depositor or the applicable Lehman Mortgage Loan Seller by the Mortgagor or other responsible party, as applicable, and (ii) the reasonable cost of remediation of the circumstances or conditions that are in violation of the applicable environmental laws as set forth in the applicable environmental report)) is currently taking remedial or other appropriate action to address the environmental issue consistent with the recommendations in such site assessment, (4) the cost of the environmental issue relative to the value of such Mortgaged Property was de minimis, or
     (5) environmental insurance has been obtained.

               The Mortgagor with respect to such Mortgage Loan has represented, warranted and covenanted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the related Mortgaged Property, any Hazardous Materials in any manner which violates applicable federal, state or local laws governing the use, storage, handling, production or disposal of Hazardous Materials at the related Mortgaged Property and (A) the related Mortgagor and a natural person have agreed to indemnify the mortgagee under such Mortgage Loan, and its successors and assigns, against any losses, liabilities, damages, penalties, fines, claims and reasonable out of pocket expenses (excluding lost profits, consequential damages and diminution of value of the related
     Mortgaged Property, provided that no Lehman Trust Mortgage Loan with an original principal balance equal to or greater than $15,000,000 contains an exclusion for "diminution of value" of the related Mortgaged Property)
     paid, suffered or incurred by such mortgagee resulting from such
     Mortgagor's material violation of any environmental law or a material breach of the environmental representations and warranties or covenants given by the related Mortgagor in connection with such Mortgage Loan or (B)
     environmental insurance has been obtained. If such Mortgage Loan is a
     Mortgage Loan as to which neither a natural person has provided the indemnity set forth above nor environmental insurance has been obtained, such Mortgage Loan is set forth on Schedule III-(xix).

               The Depositor has not taken any action with respect to such
     Mortgage Loan or the related Mortgaged Property that could subject the
     Depositor or its successors and assigns in respect of such Mortgage Loan to liability under CERCLA or any other applicable federal, state or local environmental law. The related Mortgage or other loan documents require the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

               (xx) Realization Against Real Estate Collateral. The related
     Mortgage Note, Mortgage(s), Assignment(s) of Leases and other loan documents securing such Mortgage Loan, if any, contain customary and, subject to the limitations and exceptions as to enforceability in paragraph
     (v) above, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property or Properties of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

               (xxi) Bankruptcy. The related Mortgagor is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding; provided, however, that this representation and warranty does not cover any such bankruptcy, reorganization, insolvency or comparable proceeding with respect to which: (1) neither the Depositor nor the applicable Lehman
     Mortgage Loan Seller has any actual knowledge and (2) written notice of the discovery thereof is not

     delivered to the Depositor by the Trustee or the Master Servicer on or
     prior to the date occurring twelve months after the Closing Date.

               (xxii) Loan Security. Such Mortgage Loan is secured by a Mortgage on a fee simple interest and/or a leasehold estate in a commercial property or multifamily property, including the related Mortgagor's interest in the improvements on the related Mortgaged Property.

               (xxiii) Amortization. Such Mortgage Loan does not provide for negative amortization unless such Mortgage Loan is an ARD Mortgage Loan, in which case it may occur only after the Anticipated Repayment Date.

               (xxiv) Whole Loan. Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent interest in the form of participation in the cash flow of the related Mortgaged Property.

               (xxv) Due-on-Encumbrance. Each Lehman Trust Mortgage Loan
     contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or Rating Agency confirmation that an Adverse
     Rating Event with respect to any Class of Certificates would not occur, any related Mortgaged Property or any direct controlling interest in the
     Mortgagor is directly encumbered in connection with subordinate financing;
     and, except in the case of a Lehman Trust Mortgage Loan that is part of a
     Loan Combination (for which such consent has been granted with respect to the other mortgage loan(s) in such Loan Combination), and except for the respective Lehman Trust Mortgage Loans secured by the Mortgaged Properties listed on Schedule III-(xxv) (for which such consent has been granted with respect to mezzanine debt), no such consent has been granted by the applicable Lehman Mortgage Loan Seller. To the Depositor's knowledge, no related Mortgaged Property is encumbered in connection with subordinate financing (except that each Mortgaged Property securing a Lehman Trust
     Mortgage Loan that is part of a Loan Combination also secures the other mortgage loan(s) in such Loan Combination); however, if the related
     Mortgaged Property is listed on Schedule III-(xxv), then certain direct controlling equity holders in the related Mortgagor are known to the
     Depositor to have incurred debt secured by their ownership interest in the related Mortgagor.

               (xxvi) Due-on-Sale. Except with respect to transfers of certain non-controlling and/or minority interests in the related Mortgagor as specified in the related Mortgage or with respect to transfers of interests in the related Mortgagor between immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related
     Mortgagor, each Lehman Trust Mortgage Loan contains either (A) provisions for the acceleration of the payment of the unpaid principal balance of such
     Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the prior written consent of the mortgagee or rating agency confirmation, or (B) provisions for the acceleration of the payment of the unpaid principal balance of such
     Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related Mortgage with respect to permitted transfers (which conditions are consistent with the practices of prudent commercial mortgage lenders (as defined below)). The
     Mortgage (under either specific or general expense provisions) requires the
     Mortgagor to

     pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the Mortgage for all actions involving the transfer of interest in such Mortgagor requiring such consent or approval under the Mortgage.

               (xxvii) Mortgagor Concentration. Except in the case of the Trust
     Mortgage Loans listed on Schedule III (xxvii), such Mortgage Loan, together with any other Lehman Trust Mortgage Loan made to the same Mortgagor or to an Affiliate of such Mortgagor, does not represent more than 5% of the
     Initial Pool Balance.

               (xxviii) Waivers; Modifications. Except as set forth in a written instrument included in the related Mortgage File, the (A) material terms of the related Mortgage Note, the related Mortgage(s) and any related loan agreement and/or lock-box agreement have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgagee in any manner, and (B) no portion of a related Mortgaged Property has been released from the lien of the related Mortgage, in the case of (A)
     and/or (B), to an extent or in a manner that in any such event materially interferes with the security intended to be provided by such document or instrument. Schedule III (xxviii) identifies each Mortgage Loan (if any) as to which, since the latest date any related due diligence materials were delivered to Redwood Trust Inc. (or its designee), there has been (in writing) given, made or consented to a material alteration, material modification or assumption of the terms of the related Mortgage Note,
     Mortgage(s) or any related loan agreement and/or lock-box agreement and/or as to which, since such date, there has been (in writing) a waiver other than as related to routine operational matters or minor covenants.

               (xxix) Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator during the six-month period prior to the related origination date.

               (xxx) Property Release. The terms of the related Mortgage Note,
     Mortgage(s) or other loan document securing such Mortgage Loan do not provide for the release from the lien of such Mortgage of any material portion of the related Mortgaged Property that is necessary to the operation of such Mortgaged Property or was given material value in the underwriting of such Mortgage Loan at origination, without (A) payment in full of such Mortgage Loan, (B) delivery of Defeasance Collateral in the form of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "Investment Company
     Act"), (C) payment of a release price equal to at least 125% of the amount of such Mortgage Loan allocated to the related Mortgaged Property subject to the release or (D) with respect to mortgage loans listed on Schedule
     III-(xxx), the satisfaction of certain underwriting and legal requirements which the applicable Lehman Mortgage Loan Seller required in the origination of comparable mortgage loans.

               (xxxi) Qualifications; Licensing; Zoning. The related Mortgagor has covenanted in the related Mortgage Loan documents to maintain the related Mortgaged Property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by prudent commercial mortgage lenders (as defined below) with respect to the foregoing matters; the Depositor has received no notice of any material violation of, to the extent

     is has not been grandfathered under, any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related Mortgaged Property (unless affirmatively covered by the title insurance referred to in paragraph (xi)
     above (or an endorsement thereto)); to the Depositor's knowledge (based on surveys, opinions, letters from municipalities and/or title insurance obtained in connection with the origination of such Mortgage Loan), no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such
     Mortgage Loan lay outside the boundaries and building restriction lines of such property, in effect at the time of origination of such Mortgage Loan, to an extent which would have a material adverse affect on the related
     Mortgagor's use and operation of such Mortgaged Property (unless grandfathered with respect thereto or affirmatively covered by the title insurance referred to in paragraph (xi) above (or an endorsement thereto)), and no improvements on adjoining properties encroached upon such Mortgaged
     Property to any material extent. For purposes of this paragraph, a
     Mortgaged Property shall be deemed "grandfathered" with respect to any laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related Mortgaged
     Property, if and to the extent that any of the construction, occupancy, use and operation of such Mortgaged Property: (A) conformed in all material respects with such laws, zoning ordinances, rules, covenants and restrictions affecting the improvements on the related Mortgaged Property at the time the improvements on the related Mortgaged Property were initially constructed or put into operation; and/or (B) was not addressed or otherwise prohibited by any such laws, zoning ordinances, rules, covenants and restrictions affecting the related Mortgaged Property at the time the improvements on the related Mortgaged Property were initially constructed or put into operation.

               (xxxii) Property Financial Statements. The related Mortgagor has covenanted in the related Mortgage Loan documents to deliver to the mortgagee annual operating statements, rent rolls and related information of each related Mortgaged Property and annual financial statements. If such
     Mortgage Loan had an original principal balance greater than $15 million, the related Mortgagor has covenanted to provide such operating statements, rent rolls and related information on a quarterly basis. If such Mortgage
     Loan has an original principal balance equal to or greater than $20 million, the related Mortgagor, if it obtains an audited financial statement, is required to provide a copy thereof to the holder of such
     Mortgage Loan at the related mortgagee's request.

               (xxxiii) Single Purpose Entity. If such Mortgage Loan has a
     Cut-off Date Balance in excess of $25 million, then the related Mortgagor is obligated by its organizational documents and the related Mortgage Loan documents to be a Single Purpose Entity for so long as such Mortgage Loan is outstanding; and, if such Mortgage Loan has a Cut-off Date Balance greater than $5 million and less than $25 million, then the related
     Mortgagor is obligated by its organizational documents and/or the related
     Mortgage Loan documents to own the related Mortgaged Property and no other material assets, except such as are incidental to the ownership of such
     Mortgaged Property for so long as such Mortgage Loan is outstanding. For purposes of this representation, "Single Purpose Entity" means an entity whose organizational documents or the related Mortgage Loan documents provide substantially to the effect that such entity: (A) is formed or organized solely for the purpose of owning and operating one or more of the
     Mortgaged Properties securing such Mortgage Loan, (B) may not engage in any business unrelated to the related Mortgaged Property or Mortgaged
     Properties, (C) does not have any material assets other than those related to its interest in and operation of such Mortgaged

     Property or Mortgaged Properties and (D) may not incur indebtedness other than as permitted by the related Mortgage or other Mortgage Loan documents.
     If such Mortgage Loan has an initial principal balance of $25 million and above and the related Mortgagor is a single member limited liability company, such Mortgagor's organizational documents provide that such
     Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of its sole member and is organized in a jurisdiction that provides for such continued existence and there was obtained opinion of counsel confirming such continued existence. If such Mortgage Loan has, or is part of a group of Lehman Trust Mortgage Loans with affiliated
     Mortgagors having, a Cut-off Date Balance equal to or greater than 2% of the Initial Pool Balance, or if such Mortgage Loan has an original principal balance equal to or greater than $25 million, there was obtained an opinion of counsel regarding non-consolidation of such Mortgagor.

               (xxxiv) Advancing of Funds. No advance of funds has been made, directly or indirectly, by the originator or the Depositor to the related
     Mortgagor other than pursuant to the related Mortgage Note; and, to the actual knowledge of the Depositor, no funds have been received from any
     Person other than such Mortgagor for or on account of payments due on the related Mortgage Note.

               (xxxv) Legal Proceedings. To the Depositor's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or any related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property or the ability of such Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

               (xxxvi) Originator Duly Authorized. To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was qualified and authorized to do business in each jurisdiction in which a related Mortgaged Property is located at all times when it held such
     Mortgage Loan to the extent necessary to ensure the enforceability of such
     Mortgage Loan.

               (xxxvii) Trustee under Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and no fees and expenses are payable to such trustee except in connection with a trustee sale of the related Mortgaged Property following a default or in connection with the release of liens securing such Mortgage Loan and any such fees and expenses are the obligation of the Mortgagor under the terms of the Mortgage.

               (xxxviii) Cross-Collateralization. The related Mortgaged Property is not, to the Depositor's knowledge, collateral or security for any mortgage loan that is not in the Trust Fund and, if such Mortgage Loan is cross-collateralized, it is cross-collateralized only with other Mortgage
     Loans in the Trust Fund, except that a Lehman Trust Mortgage Loan that is part of a Loan Combination is secured by one or more Mortgaged Properties that also secure the related Non-Trust Mortgage Loan(s). The security interest/lien on each material item of collateral for such Mortgage Loan has been assigned to the Trustee (or, in the case of an Outside Serviced
     Trust Mortgage Loan, to the related Outside Trustee).

               (xxxix) Flood Hazard Insurance. None of the improvements on any related Mortgaged Property are located in a flood hazard area as defined by the Federal Insurance

     Administration or, if any portion of the improvements on the related
     Mortgaged Property are in an area identified in the Federal Register by the
     Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the Mortgagor has obtained and is required to maintain flood insurance.

               (xl) Engineering Assessments. One or more engineering assessments or updates of a previously conducted engineering assessment were performed by an Independent engineering consulting firm with respect to each related
     Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Depositor having made no independent inquiry other than to review the report(s) prepared in connection with such assessment(s) and or update(s), does not have any knowledge of any material and adverse engineering condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and, to the extent such assessments revealed deficiencies, deferred maintenance or similar conditions, either (A) the estimated cost has been escrowed or a letter of credit has been provided, (B) repairs have been made or (C) the scope of the deferred maintenance relative to the value of such Mortgaged Property was de minimis.

               (xli) Escrows. All escrow deposits and payments relating to such
     Mortgage Loan are under control of the Depositor or the servicer of such
     Mortgage Loan and all amounts required as of the date hereof under the related Mortgage Loan documents to be deposited by the related Mortgagor have been deposited. The Depositor is transferring to the Trustee (or, in the case of an Outside Serviced Trust Mortgage Loan, to the related Outside
     Trustee) all of its right, title and interest in and to such amounts.

               (xlii) Licenses, Permits and Authorizations. The related
     Mortgagor has represented in the related Mortgage Loan documents that, and to the actual knowledge of the Depositor, as of the date of origination of such Mortgage Loan, all material licenses, permits and authorizations then required for use of the related Mortgaged Property by such Mortgagor, the related lessee, franchisor or operator have been issued and were valid and in full force and effect.

               (xliii) Servicing and Collection Practices. The servicing and collection practices used by the Depositor and the applicable Lehman
     Mortgage Loan Seller or, to the Depositor's knowledge, any other prior holder of the related Mortgage Note with respect to such Mortgage Loan have been in all respects legal and have met customary industry standards.

               (xliv) Fee Simple. Unless such Mortgage Loan is covered by the representation and warranty in the immediately following paragraph (xlv), such Mortgage Loan is secured in whole or in material part by a fee simple interest.

               (xlv) Leasehold Interest Only. If such Mortgage Loan is secured in whole or in material part by the interest of the related Mortgagor as a lessee under a Ground Lease but not by the related fee interest, then:

               (A)  such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related
                    Mortgage or, if consent of the lessor thereunder is
                    required, it has been obtained prior to the Closing Date;

               (B)  upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such
                    Ground Lease is assignable to the Trustee (or, in the case of an Outside Serviced Trust Mortgage Loan, to the related
                    Outside Trustee) without the consent of the lessor
                    thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee (or, in the case of an Outside Serviced Trust Mortgage Loan, by the related Outside Trustee) and its successors without a
                    need to obtain the consent of such lessor (or, if any such consent is required, it has been obtained prior to the
                    Closing Date or may not be unreasonably withheld);

               (C)  such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage
                    Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns;

               (D)  unless otherwise set forth in such Ground Lease, such Ground
                    Lease does not permit any increase in the amount of rent
                    payable by the ground lessee thereunder during the term of such Mortgage Loan;

               (E)  such Ground Lease was in full force and effect as of the date of origination of the related Mortgage Loan and, at the
                    Closing Date, such Ground Lease is in full force and effect;
                    to the actual knowledge of the Depositor, except for
                    payments due but not yet 30 days or more delinquent, (1)
                    there is no material default under such Ground Lease, and
                    (2) there is no event which, with the passage of time or
                    with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease;

               (F)  such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, requires the lessor thereunder to give notice of any default by the lessee to such mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee
                    under such Mortgage Loan from the lessor, further provides either (1) that no notice of termination given under such
                    Ground Lease is effective against such mortgagee unless a
                    copy has been delivered to the mortgagee in the manner
                    described in such Ground Lease, estoppel or consent letter or (2) that upon any termination of such Ground Lease the
                    lessor will enter into a new lease with such mortgagee upon such mortgagee's request;

               (G)  based upon the related policy of title insurance, the ground lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority
                    with, the related Mortgage, other than the related ground
                    lessor's related fee interest and any Permitted
                    Encumbrances;

               (H)  the mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any curable default under
                    such Ground Lease (not less

                    than the time provided to the related lessee under such
                    Ground Lease to cure such default) before the lessor
                    thereunder may terminate or cancel such Ground Lease;

               (I)  such Ground Lease has a currently effective term (including any options exercisable by the holder of the related
                    Mortgage) that extends not less than 20 years beyond the
                    Stated Maturity Date of the related Mortgage Loan;

               (J)  under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee under such Mortgage
                    Loan from the lessor and the related Mortgage Loan
                    documents, taken together, any related insurance proceeds, other than de minimis amounts for minor casualties, with
                    respect to the leasehold interest, or condemnation proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the
                    mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent
                    commercial mortgage lender), or to the payment of the
                    outstanding principal balance of the Mortgage Loan, together with any accrued interest thereon;

               (K)  such Ground Lease does not impose any restrictions on use or subletting which would be viewed as commercially
                    unreasonable by a prudent commercial mortgage lender;

               (L)  upon the request of the mortgagee under such Mortgage Loan, the ground lessor under such Ground Lease is required to
                    enter into a new lease upon termination of the Ground Lease for any reason prior to the expiration of the term thereof, including as a result of the rejection of the Ground Lease in a bankruptcy of the related Mortgagor unless the
                    mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice
                    thereof from the lessor; and

               (M)  the terms of the related Ground Lease have not been waived, modified, altered, satisfied, impaired, canceled,
                    subordinated or rescinded in any manner which materially
                    interferes with the security intended to be provided by such
                    Mortgage, except as set forth in an instrument or document contained in the related Mortgage File.

               (xlvi) Fee Simple and Leasehold Interest. If such Mortgage Loan is secured by the interest of the related Mortgagor under a Ground Lease and by the related fee interest, then (A) such fee interest is subject, and subordinated of record, to the related Mortgage, (B) the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such fee interest, and (C) upon occurrence of a default under the terms of the related Mortgage by the related Mortgagor, the mortgagee under such Mortgage Loan has the right
     (subject to the limitations and exceptions set forth in paragraph (v)
     above) to foreclose upon or otherwise exercise its rights with respect to such fee interest.

               (xlvii) Tax Lot; Utilities. Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related
     Mortgagor has covenanted to obtain separate tax lots and an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy; and each related Mortgaged Property is served by a public or other acceptable water system, a public sewer (or, alternatively, a septic) system, and other customary utility facilities.

               (xlviii) Defeasance. If such Trust Mortgage Loan is a Defeasance
     Mortgage Loan, the related Mortgage Loan documents require the related
     Mortgagor to pay all reasonable costs associated with the defeasance thereof, and either: (A) require the prior written consent of, and compliance with the conditions set by, the holder of such Trust Mortgage
     Loan for defeasance or (B) require that (1) defeasance may not occur prior to the second anniversary of the Closing Date, (2) the Defeasance
     Collateral must be government securities within the meaning of Treasury regulations section 1.860G-2(a)(8)(i) and must be sufficient to make all scheduled payments under the related Mortgage Note when due (assuming for each ARD Mortgage Loan that it matures on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related
     Mortgage Loan documents commences) or, in the case of a partial defeasance that effects the release of a material portion of the related Mortgaged
     Property, to make all scheduled payments under the related Mortgage Note on that part of such Mortgage Loan equal to at least 110% of the allocated loan amount of the portion of the Mortgaged Property being released, (3) an independent accounting firm (which may be the Mortgagor's independent accounting firm) certify that the Defeasance Collateral is sufficient to make such payments, (4) such Mortgage Loan be assumed by a successor entity designated by the holder of such Mortgage Loan (or by the Mortgagor with the approval of such lender), and (5) counsel provide an opinion letter to the effect that the Trustee (or, in the case of an Outside Serviced Trust
     Mortgage Loan, the related Outside Trustee) has a perfected security interest in such Defeasance Collateral prior to any other claim or interest.

               (xlix) Primary Servicing Rights. Except with respect to the
     Outside Servicers, no Person has been granted or conveyed the right to primary service such Mortgage Loan or receive any consideration in connection therewith except (A) as contemplated in this Agreement with respect to primary servicers that are to be sub-servicers of the Master
     Servicer, (B) as has been conveyed to the Master Servicer, in its capacity as a primary servicer, or (C) as has been terminated.

               (l) Mechanics' and Materialmen's Liens. As of origination and, to the Depositor's actual knowledge, as of the Closing Date, (A) the related
     Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are not bonded, insured against or escrowed for, and (B) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage
     (unless affirmatively covered by the title insurance referred to in paragraph (xi) above (or an endorsement thereto)). The Depositor has not received actual notice with respect to such Mortgage Loan that any mechanics' and materialmen's liens have encumbered such Mortgaged Property since origination that have not been released, bonded, insured against or escrowed for.

               (li) Due Date. Subject to any business day convention imposed by the related loan documents, the Due Date for such Mortgage Loan is scheduled to be the first day, the seventh day, the tenth day or the eleventh day of each month.

               (lii) Assignment of Leases. Subject only to Permitted
     Encumbrances, the related Assignment of Leases set forth in or separate from the related Mortgage and delivered in connection with such Mortgage
     Loan establishes and creates a valid and, subject only to the exceptions and limitations in paragraph (v) above, enforceable first priority lien and first priority security interest in the related Mortgagor's right to receive payments due under any and all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the related Mortgaged Property subject to the related Mortgage, except that a license may have been granted to the related Mortgagor to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases; and each assignor thereunder has the full right to assign the same.

               (liii) Mortgagor Formation or Incorporation. To the Depositor's
     knowledge, the related Mortgagor is a Person formed or incorporated in a jurisdiction within the United States.

               (liv) No Ownership Interest in Mortgagor. The Depositor has no
     ownership interest in the related Mortgaged Property or the related
     Mortgagor other than as the holder of such Mortgage Loan being sold and assigned, and neither the Depositor nor any affiliate of the Depositor has any obligation to make any capital contributions to the related Mortgagor under the Mortgage or any other related Mortgage Loan document.

               (lv) No Undisclosed Common Ownership. To the Depositor's
     knowledge, except where multiple properties secure an individual Lehman
     Trust Mortgage Loan and except for properties securing Lehman Trust
     Mortgage Loans that are cross-defaulted and cross-collateralized and except as listed on Schedule III-(lv), no two properties securing Lehman Trust
     Mortgage Loans are directly or indirectly under common ownership.

               (lvi) Loan Outstanding. Such Mortgage Loan has not been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related Mortgage File, no material portion of the related Mortgaged Property has been released.

               (lvii) Usury. Such Mortgage Loan complied with or was exempt from all applicable usury laws in effect at its date of origination.

               (lviii) ARD Mortgage Loan. If such Mortgage Loan is an ARD
     Mortgage Loan, then:

               (A)  the related Anticipated Repayment Date is not less than five years from the origination date for such Mortgage Loan;

               (B)  such Mortgage Loan provides that from the related
                    Anticipated Repayment Date through the maturity date for
                    such Mortgage Loan, all excess cash flow (net of normal
                    monthly debt service on such Mortgage Loan, monthly expenses reasonably related to the operation of the related Mortgaged
                    Property, amounts due for reserves established under such
                    Mortgage Loan, and payments for any other expenses,
                    including capital expenses, related to such Mortgaged
                    Property which are approved by

                    mortgagee) will be applied to repay principal due under such
                    Mortgage Loan;

               (C)  no later than the related Anticipated Repayment Date, the related Mortgagor is required (if it has not previously done
                    so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property will be deposited
                    directly into a designated account controlled by the
                    mortgagee under such Mortgage Loan; and

               (D)  the interest rate of such Mortgage Loan will increase by at least two (2) percentage points in connection with the
                    passage of its Anticipated Repayment Date.

               (lix) Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and
     such appraisal satisfied either (A) the requirements of the "Uniform
     Standards of Professional Appraisal Practice" as adopted by the Appraisal
     Standards Board of the Appraisal Foundation, or (B) the guidelines in Title
     XI of the Financial Institutions Reform, Recovery and Enforcement Act of
     1989, in either case as in effect on the date such Mortgage Loan was originated.

          For purposes of the foregoing representations and warranties in this
Schedule II, the phrases "to the knowledge of the Depositor" or "to the
Depositor's knowledge" shall mean, except where otherwise expressly set forth above, the actual state of knowledge of the Depositor and the applicable Lehman
Mortgage Loan Seller at the time of the origination of the particular Lehman
Trust Mortgage Loan regarding the matters referred to, in each case after having conducted such inquiry and due diligence into such matters as is customarily performed by the Depositor or the applicable Lehman Mortgage Loan Seller in connection with such matters with respect to the origination by the applicable
Lehman Mortgage Loan Seller of multifamily or commercial (as applicable)
mortgage loans intended for securitization, and the phrases "to the actual knowledge of the Depositor" or "to the Depositor's actual knowledge" shall mean, except where otherwise expressly set forth above, the actual state of the
Depositor's and the applicable Lehman Mortgage Loan Seller's knowledge, at the time of the origination of the particular Lehman Trust Mortgage Loan regarding the matters referred to, in each case without any express or implied obligation to make any inquiry or conduct any due diligence.

          For purposes of the foregoing representations and warranties, the phrases "would be considered prudent by an institutional commercial mortgage lender" or "consistent with the practices of prudent commercial mortgage lenders" or "customarily performed by prudent commercial mortgage lenders" or
"would not be viewed as commercially unreasonable by a prudent commercial mortgage lender" and/or other references to "prudent commercial mortgage lender(s)" shall, in each case, mean the subject action, inaction, consideration, determination, or lending practice would be reasonably consistent with the practices or procedures commonly followed (at the time the subject action, inaction, consideration, determination, or lending practice occurred) by commercial mortgage lenders originating fixed-rate mortgage loans for securitization similar to the Trust Mortgage Loans, which practices or procedures, in each case, would be commonly applicable at such time taking into account the facts, circumstances and characteristics of the subject Lehman Trust
Mortgage Loan.

                                  SCHEDULE III

          EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
Mortgage Loan Schedule

Legal Compliance

Ownership of Mortgage Loan

No Holdback

Loan Document Status              Watergate 600. The liability of the
                                  non-recourse guarantor under the non-recourse
                                  guaranty is limited to $10,000,000, which
                                  amount is reduced dollar for dollar by any
                                  payment made by such guarantor under the
                                  environmental indemnity.

                                  200 Galleria, 2445 M Street, A&P-NYC,
                                  Briarwood Apartments, Citibank Branch,
                                  Citicorp Louisville KY, Citicorp McLeansville
                                  NC, Citicorp Meridian ID, CVS-Bridgeport,
                                  Donald Zucker Garage, Extendicare Portfolio,
                                  Extendicare Portfolio II, Hickory Glen, High
                                  Point, Homer Building, Jared-The Galleria of
                                  Jewelry - Lakeline, Magnolia Village,
                                  Marketplace at Hobe Sound, Northstar, Oak View
                                  Apartments, Pomona Tech Center; Sandwich Manor
                                  Apartments, Sea Air and Tishman Speyer DC
                                  Portfolio II. There is no natural person as
                                  non-recourse guarantor or environmental
                                  indemnitor.

                                  Castle Creek Corporate Park. A natural person
                                  is not liable under the non-recourse guaranty
                                  in connection with the filing of a voluntary
                                  bankruptcy or insolvency proceeding by the
                                  Mortgagor. There is no natural person as
                                  environmental indemnitor.

                                  Green Acres. A natural person is only liable
                                  under the non-recourse guaranty for fraud or
                                  intentional misrepresentation by Mortgagor,
                                  its agents or principals. There is no natural
                                  person as environmental indemnitor.

                                  Campus Commons, Crossings on the Marsh,
                                  Jackson Square, Shiloh Valley Overlook
                                  Apartments and Villages of Cinnamon Creek.
                                  There is no natural person as environmental
                                  indemnitor.

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  2000 Pennsylvania Avenue and 2100 Pennsylvania
                                  Avenue. For so long as George Washington
                                  University is the Mortgagor, neither Mortgagor
                                  nor any other Person is liable for the
                                  standard recourse carveouts, and Mortgagor's
                                  liability on the environmental indemnity is
                                  limited to its interests in the Mortgaged
                                  Property. If the Mortgagor is any Person other
                                  than George Washington University, there will
                                  be no natural person as non-recourse guarantor
                                  or environmental indemnitor.

No Right of Rescission

Assignments

First Lien                        Extendicare Portfolio and Extendicare
                                  Portfolio II. The operator of each Mortgaged
                                  Property owns the material personalty
                                  necessary to operate the Mortgaged Properties.
                                  Security interests in such personalty are
                                  granted by the operators to the master tenant
                                  in each of the related subleases. The master
                                  tenant grants a security interest in such
                                  personalty to the Mortgagor in the master
                                  lease. The Mortgagor has collaterally assigned
                                  this security interest to the mortgage lender.

                                  Jackson Square. McDonald's USA, LLC, a tenant
                                  of the Mortgaged Property, has a right of
                                  first offer to purchase the Mortgaged
                                  Property, which right does not apply to a
                                  foreclosure or deed in lieu of foreclosure.

                                  Citicorp Louisville KY, Citicorp Mcleansville
                                  NC and Citicorp Meridian ID. Citicorp North
                                  America, N.A., the sole tenant of the
                                  Mortgaged Property, has a right of first offer
                                  to purchase the Mortgaged Property (the
                                  "Citicorp ROFO"), which right does not apply
                                  to a foreclosure or deed-in-lieu of
                                  foreclosure. In addition, First States Group,
                                  L.P., an affiliate of the prior owner of the
                                  Mortgaged Property, has a right of first offer
                                  to purchase the Mortgaged Property, which
                                  right is subject and subordinate to the
                                  Citicorp ROFO and which right does not apply
                                  to a foreclosure or a deed-in-lieu of
                                  foreclosure.

                                  Pomona Tech Center. MRMLS, a tenant of the
                                  Mortgaged Property, has a right of first offer
                                  to purchase the Mortgaged Property, which
                                  right has been subordinated to the Mortgage.

                                  Premier Trade Plaza. Digital Risk, a tenant of
                                  the Mortgaged Property, has a right of first
                                  refusal to purchase their leased premises,
                                  which right is automatically terminated in the
                                  event of a foreclosure.

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  Azalea Park Apartments. A restrictive covenant
                                  recorded against the Mortgaged Property is
                                  violated as to (i) the maximum number of units
                                  permitted in eight (8) of the buildings at the
                                  Mortgaged Property and (ii) the required
                                  minimum square footage in twenty-four (24) of
                                  the units. The title policy with respect to
                                  the Mortgage lien insures against actual
                                  monetary loss occasioned by a court of
                                  competent jurisdiction ordering the removal of
                                  any portion of the improvements which violate
                                  said restrictions, and further insures that a
                                  future violation thereof will not result in a
                                  forfeiture or reversion of title, interfere
                                  with the continued operation of the Mortgaged
                                  Property as a multi-family residential
                                  development, and will not result in the forced
                                  removal, alteration or forced discontinuance
                                  of use of any of the current improvements
                                  located on the Mortgaged Property.

                                  Jared-The Galleria of Jewelry-Lakeline. A
                                  restrictive covenant recorded against the
                                  Mortgaged Property requires that the Mortgaged
                                  Property be used only as a Jared Jewelers
                                  retail store, and any change in use is subject
                                  to the written consent of the Developer. In
                                  addition, said restrictive covenant grants to
                                  Lakeline Developers, a Texas general
                                  partnership ("Developer"), a right of first
                                  offer to purchase, lease or accept any lien,
                                  pledge or encumbrance of, the Mortgaged
                                  Property, which right does not apply to any
                                  mortgage, foreclosure of any mortgage or deed
                                  in lieu thereof. Further, said restrictive
                                  covenant grants to the Developer a right to
                                  repurchase the Mortgaged Property if the
                                  Mortgagor shall fail to open and operate the
                                  Mortgaged Property as required by the
                                  restrictive covenant, which right is not
                                  subordinate to the lien of the Mortgage, at a
                                  purchase price equal to the greater of (a) the
                                  fair market value, (b) the unamortized balance
                                  of the debt secured by the Mortgage or (c) the
                                  Mortgagor's net book value of the Mortgaged
                                  Property.

                                  The Lock Up. The Town of North Hempstead, New
                                  York has the right to purchase the Mortgaged
                                  Property for a purchase price equal to the
                                  appraised value of the Mortgaged Property in
                                  the event the Mortgagor fails to undertake to
                                  perform any obligation imposed upon the Town
                                  of North Hempstead to remediate the
                                  environmental contamination present at the
                                  Mortgaged Property. Said right is not
                                  subordinate to the Mortgage.

                                  Village Square. McDonald's Corporation, a
                                  subtenant of a portion of the Mortgaged
                                  Property (the "McDonald's Parcel"), has a
                                  right of first refusal to purchase the
                                  McDonald's Parcel if the Mortgagor acquires
                                  fee interest in the Mortgaged Property.
                                  Foreclosures and deeds in lieu of foreclosure
                                  are not exempted from McDonald's Corporation's
                                  right of first refusal.

                                  690 Hempstead Turnpike. Commerce Bank, N.A.,
                                  the tenant of the Mortgaged Property, has a
                                  right of first refusal to purchase the
                                  Mortgaged Property. Foreclosures are exempted
                                  from Commerce Bank's right of first refusal.

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  Cornerstone Office Orlando. Glatting, Jackson,
                                  Kercher, Anglin, Lopez, Rinehart Inc., a
                                  tenant of the Mortgaged Property, has a right
                                  of first refusal to purchase the portion of
                                  the Mortgaged Premises demised under the lease
                                  between Mortgagor and such tenant. Such right
                                  of first refusal is subordinate to the
                                  Mortgage and such right shall automatically
                                  terminate in the event of a foreclosure.

Taxes and Assessments

No Material Damage                Holiday Inn Express-Pearland. The Texas
                                  Department of Transportation has provided
                                  notification of its plans for the widening of
                                  North Main Street from a four lane roadway to
                                  a six lane roadway. The portion of the
                                  Mortgaged Property affected by the "road
                                  widening" is anticipated to consist of a 20
                                  feet by 297.97 feet area abutting North Main
                                  Street.

                                  Brazos Park. There is fire and smoke damage to
                                  two units in the Mortgaged Property.

                                  Highlands at Galloway Apartments. The
                                  condemnation of a portion of the Mortgaged
                                  Property improved by Building 4949 containing
                                  8 units or 3.2% of the total complex is
                                  pending.

                                  690 Hempstead Turnpike. Commerce Bank, N.A.,
                                  the tenant under the ground lease for the
                                  Mortgaged Property has the right under such
                                  ground lease to demolish all existing
                                  structures on the Mortgaged Property and
                                  construct a new bank branch thereon.

Title Insurance                   See Section (viii) titled First Lien.

Property Insurance                With respect to substantially all of the
                                  Lehman Trust Mortgage Loans, the related
                                  Mortgages require that any "financial
                                  strength" or "claims paying ability rating
                                  from A.M. Best to be at least "A-:VIII";
                                  provided the foregoing shall not apply to
                                  Bethany Maryland Portfolio II, Duke Cleveland
                                  East Suburban Portfolio, Homer Building and
                                  Watergate 600.

                                  Extendicare Portfolio and Extendicare
                                  Portfolio II,. The Mortgage allows the
                                  Mortgagor to carry policies from insurance
                                  companies having a claims rating of A- or
                                  better from at least two Rating Agencies.

                                  One Alliance Center and Tishman Speyer DC
                                  Portfolio II. The insurance companies must be
                                  assigned a claims paying ability/financial
                                  strength rating equal to or better than the
                                  Minimum Required Rating (defined below) by at
                                  least two (2) Rating Agencies (one of which
                                  will be S&P, if S&P is rating the Securities,
                                  and one of which shall be Moody's, if Moody's
                                  is rating the Securities), or if only one
                                  Rating Agency is rating the Securities, then
                                  only by such Rating Agency (each such insurer
                                  shall be referred to below as a

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  "Qualified Insurer"). The insurance company or
                                  companies issuing any Policy shall be deemed
                                  to have been assigned the "Minimum Required
                                  Rating" by any Rating Agency if, (A) in the
                                  case of a Policy issued by four (4) or fewer
                                  insurance companies, (1) at least seventy-five
                                  percent (75%) of such insurance companies have
                                  been assigned a claims paying
                                  ability/financial strength rating equal to or
                                  better than "A-" (or its equivalent) by such
                                  Rating Agency, and (2) no such insurance
                                  companies which provide, in the aggregate,
                                  coverage in an amount up to and including the
                                  greater of (y) the outstanding principal
                                  amount of the Loan and (z) the Full
                                  Replacement Cost, have been assigned a claims
                                  paying ability/financial strength rating below
                                  "BBB-" (or its equivalent) ("Investment
                                  Grade") by such Rating Agency, (B) in the case
                                  of a Policy issued by five (5) or more
                                  insurance companies, (1) at least sixty
                                  percent (60%) of such insurance companies have
                                  been assigned a claims paying
                                  ability/financial strength rating equal to or
                                  better than "A-" (or its equivalent) by such
                                  Rating Agency, and (2) no such insurance
                                  companies which provide, in the aggregate,
                                  coverage in an amount up to and including the
                                  greater of (y) the outstanding principal
                                  amount of the Loan and (z) the Full
                                  Replacement Cost, have been assigned a claims
                                  paying ability/financial strength rating below
                                  Investment Grade by such Rating Agency.
                                  Notwithstanding the preceding sentence, a
                                  Qualified Insurer will also include in the
                                  case of the terrorism insurance coverage
                                  required under the loan documents any
                                  insurance company rated Investment Grade or
                                  better by S&P and Moody's.

                                  A&P - NYC. The tenant of the Mortgaged
                                  Property, The Great Atlantic & Pacific Tea
                                  Company, Inc., is required to maintain some or
                                  all of the insurance required by the Mortgage.
                                  Under its lease, the tenant may self-insure.

                                  High Point. The Mortgage requires that the
                                  financial strength or claims paying ability of
                                  the insurers of the Mortgaged Property be
                                  rated by A.M. Best to be at least "A-:VIII";
                                  provided however, if the required insurance is
                                  not commercially available from insurance
                                  companies with such a rating, Mortgagor is
                                  permitted to obtain such insurance from an
                                  "insurer of last resort" approved, authorized
                                  or licensed to provide insurance in the state
                                  of Delaware.

                                  Cornerstone Office Orlando and Premier Trade
                                  Plaza. Casualty insurance may be furnished by
                                  the condominium association and may not
                                  satisfy all the requirements for insurance set
                                  forth in the loan documents.

                                  Harvey's Supermarket. The Mortgage provides
                                  that for so long as and to the extent that (A)
                                  the lease (the "Harvey Lease") between
                                  Mortgagor and J.H. Harvey Company, LLC
                                  ("Harvey") remains in effect, (B) the
                                  insurance provisions set forth in the Harvey
                                  Lease remain unmodified (except for
                                  modifications made with the written consent of
                                  lender) and (C) Harvey is complying with the
                                  insurance provisions of the Harvey Lease, in
                                  lieu of the comprehensive all risk insurance,
                                  commercial general liability insurance and
                                  comprehensive boiler and machinery insurance
                                  required in order to satisfy the requirements
                                  of the insurance provisions of the mortgage
                                  loan documents, lender is required to accept
                                  such comprehensive all risk insurance,
                                  commercial general liability insurance and
                                  comprehensive boiler and machinery insurance
                                  as is required of the tenant under the Harvey
                                  Lease (the "Tenant's Insurance"),

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  and, in such event, Mortgagor's sole
                                  obligation with respect to the maintenance of
                                  the comprehensive all risk insurance,
                                  commercial general liability insurance and
                                  comprehensive boiler and machinery insurance
                                  shall be to cause lender, and its successors
                                  and assigns, to be added to the Tenant's
                                  Insurance as an additional insured (as
                                  mortgagee and loss payee), to deliver to
                                  lender one or more Accord certificates of
                                  insurance, together with the related policies,
                                  if available, evidencing such coverage and all
                                  renewals or replacements thereof, and to
                                  deliver copies of paid invoices or other
                                  evidence satisfactory to lender that the
                                  insurance premiums payable with respect to
                                  such Tenant's Insurance have been paid in
                                  full.

                                  Delamar. Mortgage permits Mortgagor to
                                  maintain insurance provided by Ohio Casualty
                                  Insurance Co. which is rated "A-3" by Moody's
                                  "A-" by S&P.

                                  Citicorp Louisville KY, Citicorp Mcleansville
                                  NC and Citicorp Meridian ID. The Mortgage
                                  provides that business interruption or rental
                                  loss insurance be maintained for a period of
                                  not less than the time necessary to restore
                                  the Mortgage Property. The Mortgage provides
                                  that so long as (a) the lease between
                                  Mortgagor and Citicorp North American, N.A.
                                  ("Citicorp") remains in effect and (b)
                                  Citicorp is complying with the insurance
                                  requirements set forth in said lease, the
                                  insurance requirements of the Mortgage are
                                  deemed satisfied.

No Material Defaults

No Payment Delinquency

Interest Accrual Basis

Subordinate Debt                  With respect to substantially all of the
                                  Lehman Trust Mortgage Loans for which future
                                  mezzanine financing is permitted subject to
                                  certain requirements including debt service
                                  coverage ratio requirements, in the event that
                                  such mezzanine financing bears interest at a
                                  floating rate, the Seller may determine the
                                  debt service coverage ratio on the basis of a
                                  market-based constant reasonably determined by
                                  the mortgage lender.

                                  2445 M Street, Bachman Oaks, Brazos Park,
                                  Tishman Speyer DC Portfolio II and Watermarke
                                  at Lake Highlands. There is currently existing
                                  mezzanine financing which is secured by a
                                  pledge of direct or indirect ownership
                                  interest in the Mortgagors.

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  2445 M Street, Briarwood Apartments, Central
                                  Florida Business Park, Chase Crossing
                                  Apartments, Creekside Plaza, Delamar, Duke
                                  Cleveland East Suburban Portfolio, East Town
                                  Mall, Garden Estates Apartments, Highlands at
                                  Galloway Apartments, Jackson Square, Lookout
                                  Ridge Apartments, Shiloh Valley Overlook
                                  Apartments and Watergate 600. The equity
                                  holders of the Mortgagor have the right to
                                  obtain mezzanine financing, secured by pledges
                                  of partnership or other equity interests in
                                  the Mortgagor, provided that certain
                                  requirements, among others, are satisfied: (a)
                                  achievement of a certain minimum debt service
                                  coverage ratio and a certain combined maximum
                                  loan-to-value ratio; (b) the mortgage lender
                                  receives written rating agency approval; and
                                  (c) execution of a subordination agreement by
                                  the mortgage lender and the mezzanine lender
                                  in form and content acceptable to the mortgage
                                  lender.

                                  Tishman Speyer DC Portfolio II. Certain banks
                                  and other financial institutions or entities
                                  (including an Affiliate of Seller) have made
                                  available to certain indirect equity owners of
                                  the Mortgagor and other borrowers Affiliated
                                  with Mortgagor (the "Credit Facility
                                  Borrowers"): (i) a term loan in the principal
                                  amount of $370,000,000, with incremental term
                                  loans in a maximum aggregate principal amount
                                  of $200,000,000 and (ii) revolving credit
                                  loans, letters of credit and swing line loans
                                  in the maximum principal amount of
                                  $200,000,000 (collectively, the "Credit
                                  Facility Loans"). The Credit Facility Loans
                                  are secured by, among other things, pledges
                                  made by certain of the Credit Facility
                                  Borrowers and certain of their subsidiaries of
                                  equity interest in various affiliates of the
                                  Mortgagor. Such pledges include pledges of
                                  100% of the equity interests in each of the
                                  borrowers of the subordinate mezzanine loan
                                  secured by the pledge of the indirect
                                  ownership interest in Mortgagor, and their
                                  respective general partners. The balance of
                                  the equity interests securing the Credit
                                  Facility Loans relate to the owners of other
                                  properties owned by Affiliates of the
                                  Mortgagor.

                                  Extendicare Portfolio and Extendicare
                                  Portfolio II. An Affiliate of the Seller, as
                                  agent ("Agent") for itself and other lenders
                                  (the "Revolving Loan Lenders"), entered into
                                  an amended and restated credit agreement (the
                                  "Revolving Loan") with Extendicare Health
                                  Services, Inc., an Affiliate of the Mortgagor,
                                  in the maximum principal amount of
                                  $120,000,000. The Revolving Loan is secured
                                  by, among other things, a pledge of the direct
                                  and direct equity interests in the operators
                                  of the Mortgaged Properties and a pledge of
                                  the indirect equity interests in the Mortgagor
                                  and the master tenant of the Mortgaged
                                  Properties.

                                  Village Square. The owner of the fee interest
                                  in the Mortgaged Property (the "Fee Owner")
                                  has mortgaged its interest in the Mortgaged
                                  Property along with the holder of the ground
                                  leasehold interest in the Mortgaged Property.
                                  The Fee Owner is not the borrower under the
                                  Mortgage Loan and the Mortgage does not
                                  contain any covenants prohibiting the Fee
                                  Owner from incurring subordinate debt or
                                  encumbering its interest in the Mortgaged
                                  Property.

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  Coconut Grove. The Mortgage permits Mortgagor
                                  to incur subordinate financing secured by the
                                  Mortgaged Property upon 60 days notice to
                                  mortgage lender and satisfaction of various
                                  conditions set forth in the Mortgage.

Qualified Mortgage

Prepayment Consideration

Environmental Conditions          With respect to substantially all of the
                                  Lehman Trust Mortgage Loans, environmental
                                  insurance is not required to be carried.

                                  See the entries in section "(v) Loan Document
                                  Status" for a list of the exceptions related
                                  to the parties who are liable on the
                                  environmental indemnities and certain other
                                  matters related to the environmental
                                  indemnity.

   Realization Against Real
   Estate Collateral

Bankruptcy

Loan Security

Amortization

Whole Loan                        200 Galleria, Bethany Maryland Portfolio II,
                                  Jackson Square, One Alliance Center and
                                  Tishman Speyer DC Portfolio II. An affiliate
                                  of the mortgage lender holds an indirect
                                  equity interest in the related Mortgagor.

Due-on-Encumbrance                See Section (xvi) titled Subordinate Debt.

Due-on-Sale                       With respect to substantially all of the
                                  Lehman Trust Mortgage Loans for which future
                                  or existing mezzanine financing is permitted,
                                  including without limitation, loans listed in
                                  sections "(xvi) Subordinate Debt" and "(xxv)
                                  Due-on-Encumbrance," upon satisfaction of
                                  certain conditions, including but not limited
                                  to, execution of a subordination and
                                  intercreditor agreement between the mezzanine
                                  lender and the mortgage lender, upon an event
                                  of default of the mezzanine loan, the
                                  mezzanine lender may accelerate and foreclose
                                  on its security interest in the pledged equity
                                  interests of the Mortgagor without further
                                  consent from the mortgage lender if the
                                  conditions set forth in the related
                                  intercreditor agreement are satisfied.

                                  Bethany Maryland Portfolio II. The following
                                  transfers are permitted: (i) the transfer by
                                  Coopers Crossing Mezz, LP, Henson Creek Mezz,
                                  LP, Bel Air Mezz, LP, Coopers Crossing Mezz
                                  GP, LLC, Henson Creek Mezz GP, LLC and/or Bel
                                  Air Mezz, GP, LLC of their direct equity
                                  interest in Mortgagor

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  and/or any managing member or general part of
                                  Mortgagor to any entity owning directly or
                                  indirectly 100% of the equity interests of the
                                  transferor, as shown on the organizational
                                  chart of Mortgagor, (ii) the transfer by
                                  Bethany Maryland JV, LLC (the "Investment JV")
                                  of its direct membership interest in
                                  CORE-Bethany Coopers Crossing Holdings, LLC,
                                  CORE-Bethany Henson Creek Holdings, LLC and
                                  CORE-Bethany Bel Air Holdings, LLC to Bethany
                                  MD Holdings Group, LLC (the "CORE/Bethany
                                  member") following the redemption of the LP
                                  CHS Bridge LLC's, (an Affiliate of Seller ("LB
                                  Bridge Member")) membership interest in the
                                  Investment JV, (iii) the sale, transfer or
                                  issuance of membership interest in CORE
                                  Realty, so long as John Saunders shall
                                  continue to control CORE Realty Holdings, LLC
                                  ("Core Realty"), (iv) a sale or transfer
                                  between and among LB Bridge Member and the
                                  CORE/Bethany Member of their membership
                                  interests in the Investment JV among
                                  themselves or their wholly-owned affiliates
                                  one or more times, (v) a sale or transfer by
                                  LB Bridge Member of all or a portion of its
                                  membership interest one or more times to (x)
                                  one or more entities whose voting capital
                                  stock or voting equity interest is solely or
                                  jointly owned and controlled directly or
                                  indirectly by Lehman Brothers Holdings Inc.
                                  ("LBHI" and together with such controlled
                                  entities, "LBHI Affiliates") including,
                                  without limitation, any investment fund
                                  established by LBHI and whose general partners
                                  are, directly, or indirectly, owned and
                                  controlled by LBHI or (y) or one or more
                                  "Qualified Transferees" (defined generally, as
                                  an entity having minimum assets and net
                                  worth), (vi) a sale or pledge by LBHI
                                  Affiliates of their interest in the LB Bridge
                                  Member one or more times to secure the
                                  issuance of commercial securities sponsored by
                                  one or more LBHI Affiliates or with respect to
                                  cash management facilities of such LBHI
                                  Affiliates, (vii) a redemption by Investment
                                  JV of LB Bridge Member's membership interest
                                  in Investment JV in accordance with Section
                                  4.2 of the operating agreement of Investment
                                  JV, (viii) the sale, transfer or issuance of
                                  shares of stock in LBHI provided such shares
                                  of stock are listed on the New York Stock
                                  Exchange or such other nationally recognized
                                  stock exchange, (ix) the pledge by CORE Realty
                                  and Bethany Holdings Group, LLC ("Bethany
                                  Holdings") of their non-managing membership
                                  interest in the CORE/Bethany Member to a
                                  trustee for the holders of debentures issued
                                  by CORE Realty, or the transfer of such
                                  pledged interests to such debenture holders or
                                  the trustee on their behalf by foreclosure or
                                  assignment in lieu of foreclosure of such
                                  pledge, if the following conditions are
                                  satisfied: (1) the trustee for the debenture
                                  holders shall be a Qualified Transferee, (2)
                                  the debentures shall be offered in accordance
                                  with applicable laws and shall only be issued
                                  and transferable to "Accredited Investors" (as
                                  defined in Rule 501 of Regulation D
                                  promulgated by the Securities and Exchange
                                  Commission), (3) the debentures shall not
                                  mature earlier than the maturity date of the
                                  Mortgage Loan, (4) CORE Realty shall at all
                                  times be personally liable for the payment of
                                  all sums payable under the debentures, and (5)
                                  neither the holder of such non-managing
                                  membership interest in the CORE/Bethany Member
                                  nor the debenture holders (individually or
                                  through the trustee on their behalf) shall
                                  have the right to replace the managing member
                                  or general partner of the CORE/Bethany Member,
                                  Mortgagor or any other loan party, make any
                                  material decisions on behalf of the
                                  CORE/Bethany Member, Mortgagor or any other
                                  loan party, or control, directly, or
                                  indirectly, the CORE/Bethany Member, Mortgagor
                                  or any other loan party; or (xiii) a sale or
                                  transfer between and among CORE Realty and
                                  Bethany

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  Holdings of their membership interest in the
                                  CORE/Bethany Member one or more times;
                                  provided, however, that in the event of any of
                                  the foregoing transfers set forth above, the
                                  Mortgaged Property shall continue to be
                                  managed by a "Qualified Manager" (defined
                                  generally as a property manager having minimum
                                  amount of assets similar to the Mortgaged
                                  Property under its management). Except under
                                  circumstances where the LB Bridge Member has
                                  acquired the interest of the CORE/Bethany
                                  Member in the Investment JV or control over
                                  the Investment JV, (i) Bethany Holdings or
                                  CORE Realty must control each Mortgagor and
                                  any other loan party and own, directly or
                                  indirectly, at least (A) prior to the
                                  redemption of the LB Bridge Member's interest
                                  in the Investment JV, a 15.5% interest in each
                                  Mortgagor and any other loan party, (ii) if
                                  Bethany Holdings controls the borrower under
                                  the Mortgage Loan, Greg Garmon and/or Jeff
                                  Silverman must control Bethany Holdings and
                                  (iii) if CORE Realty controls the borrower
                                  under the Mortgage Loan, John Saunders must
                                  control CORE Realty.

                                  Tishman Speyer DC Portfolio II. The related
                                  loan documents permit the transfer of
                                  controlling and/or majority interests in the
                                  related Mortgagor provided (i) certain
                                  specified entities continue to maintain
                                  control over day to day management of the
                                  Mortgaged Properties, (ii) certain specified
                                  entities maintained a minimum ownership
                                  interest in the related Mortgagor and/or (iii)
                                  certain other conditions are met as set forth
                                  in the related loan documents. The related
                                  loan documents also permit pledges and
                                  transfers upon an event of default in
                                  connection with a certain bank loan made to
                                  upper tier entities comprising both of the
                                  related Mortgagors as more particularly
                                  described in the loan documents.

                                  Northstar. The following transfer of equity
                                  interests are permitted: (A) A sale or
                                  transfer between and among Triple Net
                                  Properties, LLC (or its successor(s) or
                                  assignee(s) (provided such successor(s) and/or
                                  assignee(s) succeed to the interest of Triple
                                  Net Properties, LLC in accordance with the
                                  Mortgage Loan documents)) ("Triple Net
                                  Member") and PCCP CS II Northstar Holdings,
                                  LLC, a Delaware limited liability company
                                  ("PCCP Holdings") of their membership interest
                                  in PCCP NNN Northstar Holdings, LLC
                                  ("Northstar JV"), the sole member of
                                  Mortgagor, among themselves or their wholly
                                  owned affiliates one or more times, provided
                                  that following any sale or transfer of Triple
                                  Net Member's membership interest in Northstar
                                  JV to PCCP Holdings, (y) the Mortgaged
                                  Property shall continue to be managed by a
                                  "Qualified Manager" (defined generally as a
                                  property manager having a minimum amount of
                                  assets similar to the Mortgaged Property under
                                  its management), and (z) PCCP Holdings shall
                                  continue to be controlled directly or
                                  indirectly by at least two of the four PCCP
                                  Principals or by The California State Teachers
                                  Retirement System ("CALSTERS); (B) A transfer,
                                  directly or indirectly, of interests in PCCP
                                  Holdings so long as CALSTERS owns, directly or
                                  indirectly, a 51% in PCCP Holdings and PCCP
                                  Holdings continues to be controlled directly
                                  or indirectly by at least two of the four PCCP
                                  Principals or by CALSTERS; (C) A public
                                  offering of equity interests in NNN Realty
                                  Advisors, Inc. ("NNN") (carve-out guarantor of
                                  Mortgage Loan and equity owner in Mortgagor)
                                  and any subsequent sale, transfer or issuance
                                  of shares of stock in NNN provided (y) such
                                  shares of stock are listed on the New York
                                  Stock Exchange or such other

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  nationally recognized stock exchange and (z)
                                  the Mortgaged Property continues to be managed
                                  by Triple Net Properties Realty, Inc.
                                  following any such public offering; (D) a sale
                                  or transfer of direct or indirect ownership
                                  interest in any "Qualified Transferee"
                                  (defined, generally, as an entity having
                                  minimum assets and net worth) so long as any
                                  such sale or transfer does not effectuate a
                                  change of control in the related Qualified
                                  Transferee or Mortgagor; (E) A sale or
                                  transfer by a Qualified Transferee of its
                                  direct or indirect ownership interests in
                                  Mortgagor (one or more times) to one or more
                                  entities owned and controlled directly or
                                  indirectly by the related Qualified
                                  Transferee.

                                  200 Galleria. The following transfers of
                                  ownership interests are permitted: (a) Lehman
                                  Brothers Holdings, Inc. ("LBHI") or its
                                  affiliate may transfer direct or indirect
                                  membership interests in NNN 200 Galleria
                                  Member, LLC (sole member of Mortgagor),
                                  provided that such transfer is made to (i) a
                                  "Qualified Transferee" (defined, generally, as
                                  an entity having minimum assets and net worth)
                                  or (ii) an entity owned and controlled by
                                  LBHI; (b) A public offering of equity
                                  interests in NNN Realty Advisors, Inc. ("NNN")
                                  (carve-out guarantor of Mortgage Loan and
                                  equity owner in Mortgagor) and any subsequent
                                  sale, transfer or issuance of shares of stock
                                  in NNN provided (y) such shares of stock are
                                  listed on the New York Stock Exchange or such
                                  other nationally recognized stock exchange and
                                  (z) the Mortgaged Property continues to be
                                  managed by Triple Net Properties Realty, Inc.
                                  following any such public offering; (c) A sale
                                  or transfer of direct or indirect ownership
                                  interest in any Qualified Transferee so long
                                  as any such sale or transfer does not
                                  effectuate a change of control in the related
                                  Qualified Transferee or Mortgagor; (d) a sale
                                  or transfer by a Qualified Transferee of its
                                  direct or indirect ownership interests in
                                  Mortgagor (one or more times) to one or more
                                  entities owned and controlled directly or
                                  indirectly by the related Qualified
                                  Transferee.

                                  Fed Ex Portfolio. The Mortgagors with respect
                                  to 2 of the 4 Mortgaged Properties consist of
                                  tenants in common. Transfers of interests in
                                  such Mortgaged Properties among the tenants in
                                  common are permitted upon satisfaction of
                                  certain conditions, including that Jeno
                                  Guttman continue to control the Mortgagor and
                                  own at least 51% direct or indirect interests
                                  in the applicable Mortgaged Property.

                                  Pomona Tech Center. Transfer of limited
                                  partnership interests in Mortgagor's
                                  non-managing member or in the Guarantor is
                                  permitted so long as no person or entity at
                                  any time holds 20% or more of the partnership
                                  interests in the applicable partnership.

                                  High Point and Sea Air. A transfer of the
                                  ownership interests in Mortgagor, Sun
                                  Communities Operating Limited Partnership
                                  and/or Sun Communities, Inc. is permitted so
                                  long as (i) Sun Communities, Inc., a Michigan
                                  corporation, maintains at least a fifty-one
                                  percent (51%) interest in Mortgagor, and (ii)
                                  no transfer of an interest in Mortgagor or Sun
                                  Communities Operating Limited Partnership is
                                  made to a prohibited person.

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  Highlands at Galloway Apartments. The transfer
                                  of fee interest in the Mortgaged Property and
                                  membership interests in Mortgagor are
                                  permitted to any entity controlling,
                                  controlled by or under common control with
                                  General Electric Company and General Electric
                                  Capital or Westdale America Properties I, Ltd.
                                  ("Developer Affiliate") so long as: (a) a
                                  Developer Affiliate is the property manager
                                  and (b) transferee executes lender's
                                  assumption agreement.

                                  Harvey's Supermarket. The transfer of
                                  interests in Mortgagor are permitted to any
                                  other existing partner, member and/or
                                  shareholder of Mortgagor or any general
                                  partner or managing member of Mortgagor,
                                  provided that during the lifetime of Frank C.
                                  Ullman ("Ullman"), the direct or indirect
                                  control of Mortgagor shall at all times be in
                                  Ullman.

                                  Delamar. The transfers of direct or indirect
                                  equity interests in either of the two (2)
                                  Mortgagors are permitted so long as Charles
                                  Mallory and/or James Carbrera control each
                                  Mortgagor and Charles Mallory and James
                                  Carbrera collectively own the sum percentage
                                  of interest in the Mortgagors as they own on
                                  the closing date of the loan.

                                  Eagle Rock. The transfer of 100% of the
                                  ownership interests in Wolffs and Eagles II,
                                  LLC (one of the tenant-in-common Mortgagors)
                                  is permitted to Wolffs and Eagles, LLC (the
                                  other tenant-in-common Mortgagor).

                                  Hickory Glen. The transfer of the ownership
                                  interests in Mortgagor or the non-recourse
                                  guarantor is permitted, provided (1) Millenium
                                  Oak Terrace, LLC, the current general partner,
                                  of the Mortgagor remains the general partner
                                  and the sponsor, W. Robert Kohorst directly or
                                  indirectly continues to control the general
                                  partner, (2) the sponsor controlled entities
                                  continue to own no less than 33.78% of the
                                  partnership interests, and (3) any transfer to
                                  an existing limited partner (non-sponsor) will
                                  not result in any one such transferee owning
                                  more than 20% of the Mortgagor or the
                                  guarantor.

                                  Village Square. The owner of the fee interest
                                  in the Mortgaged Property (the "Fee Owner")
                                  has mortgaged its interest in the Mortgaged
                                  Property along with the holder of the ground
                                  leasehold interest in the Mortgaged Property.
                                  The Fee Owner is not the borrower under the
                                  Mortgage Loan and the Mortgage does not
                                  contain any covenants prohibiting the Fee
                                  Owner from transferring its interest in the
                                  Mortgaged Property.

                                  Del Nido Apartments. The Mortgage provides
                                  that the Mortgaged Property can be transferred
                                  without the consent of lender to a transferee
                                  wholly owned and controlled by a Qualified
                                  Transferee (hereinafter defined), subject to
                                  the conditions contained in the Mortgage. A
                                  "Qualified Transferee" shall mean (A) a
                                  pension fund, pension trust or pension account
                                  that (i) has total real estate assets of at
                                  least $750 million and (ii) is managed by a
                                  person or entity who controls at least $750
                                  million of real estate equity assets; or (B) a
                                  pension fund advisor who (i) immediately prior
                                  to such transfer, controls at least $750
                                  million of real estate equity assets and (ii)
                                  is acting on behalf of one or more pension
                                  funds that, in the aggregate, satisfy the
                                  requirements of clause (A) of this definition;
                                  or (C) an insurance company which is subject
                                  to supervision by the insurance commissioner,
                                  or a similar official or agency, of a state or
                                  territory of

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  the United States (including the District of
                                  Columbia) (i) with a net worth, as of a date
                                  no more than six (6) months prior to the date
                                  of the transfer, of at least $400 million and
                                  (ii) who, immediately prior to such transfer,
                                  controls real estate equity assets of at least
                                  $750 million; or (D) a corporation organized
                                  under the banking laws of the United States or
                                  any state or territory of the United States
                                  (including the District of Columbia) (i) with
                                  a combined capital and surplus of at least
                                  $500 million and (ii) who, immediately prior
                                  to such transfer, controls real estate equity
                                  assets of at least $750 million; or (E) any
                                  person or entity (i) with a long-term
                                  unsecured debt rating from the Rating Agencies
                                  of at least investment grade or (ii) who (a)
                                  indirectly or directly owns or operates
                                  residential properties of a type, quality and
                                  size similar to the Mortgaged Property,
                                  totaling in the aggregate no less than 2,000
                                  units (exclusive of the Mortgaged Property),
                                  (b) has a net worth, as of a date no more than
                                  six (6) months prior to the date of such
                                  transfer, of at least $200 million, and (c)
                                  immediately prior to such transfer, controls
                                  real estate equity assets of at least $500
                                  million; or (F) any person or entity who has,
                                  and whose Transferee's Principals (hereinafter
                                  defined) have (i) demonstrated experience in
                                  owning and operating properties similar in
                                  size and operation to the Mortgaged Property,
                                  which expertise shall be reasonably determined
                                  by the mortgage lender and (ii) an aggregate
                                  net worth and liquidity reasonably acceptable
                                  to the mortgage lender. "Transferee's
                                  Principals" shall mean (i) the managing
                                  members, general partners or principal
                                  shareholders of an entity, or (ii) such other
                                  members, partners, or shareholders of an
                                  entity who shall have at a least 15%
                                  beneficial ownership interest in such entity.

Mortgagor Concentration           Tishman Speyer DC Portfolio II.

                                  One Alliance Center.

                                  Bethany Maryland Portfolio II.

                                  Extendicare Portfolio and Extendicare
                                  Portfolio II.

Waivers; Modifications            Tishman Speyer DC Portfolio II.

                                  2445 M Street.

                                  2000 Pennsylvania Avenue and 2100 Pennsylvania
                                  Avenue.

                                  Bethany Maryland Portfolio II.

                                  Eagle Rock.

                                  200 Galleria.

Inspection

Property Release                  Extendicare Portfolio, Extendicare Portfolio
                                  II and Tishman Speyer DC Portfolio II. The
                                  release of individual Mortgaged Properties are
                                  permitted in connection with the substitution
                                  of such Mortgaged Properties with other
                                  properties as collateral subject to the
                                  satisfaction of conditions set forth in the
                                  loan documents.

                                  Greenbriar Shopping Center. The Mortgagor may
                                  obtain a release of an

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  unimproved specified portion of the Mortgaged
                                  Property for no consideration in accordance
                                  with criteria set forth in the Mortgage.

                                  Four Points by Sheraton - Saginaw. The
                                  Mortgagor may obtain a release of an
                                  unimproved specified portion of the Mortgaged
                                  Property for no consideration provided certain
                                  conditions are satisfied, including the
                                  achievement of certain DSCR and LTV ratio
                                  tests.

                                  Highlands at Galloway Apartments. A portion of
                                  the Mortgaged Property may be released for no
                                  consideration pending the outcome of a
                                  condemnation proceeding provided certain
                                  conditions are satisfied.

                                  Duke Cleveland East Suburban Portfolio. The
                                  Mortgagor may obtain a release of an
                                  unimproved specified portion of the Mortgaged
                                  Property for no consideration provided certain
                                  conditions are satisfied. Also, the Mortgage
                                  allows for the severance of this portfolio
                                  loan into separate mortgage loans in
                                  connection with the sale of one or more
                                  Mortgaged Property(ies) to a third party
                                  provided certain conditions are satisfied. The
                                  severed loan(s) secured by the transferred
                                  Mortgaged Property(ies) will be in an amount
                                  equal to 100% of the Mortgage Loan allocated
                                  to the related Mortgage Property(ies).

                                  Creekside Plaza. The Mortgagor may obtain a
                                  release of an unimproved specified portion of
                                  the Mortgaged Property with respect to a
                                  release parcel identified in the related
                                  Mortgage for no consideration in accordance
                                  with criteria set forth in the Mortgage.

                                  Jackson Square. The Mortgagor may obtain a
                                  release of specified improved portion of the
                                  Mortgaged Property for $460,000, plus a yield
                                  maintenance prepayment consideration, provided
                                  certain conditions are satisfied, including
                                  the achievement of certain DSCR and LTV ratio
                                  tests.

                                  Village Square. Mortgagor may obtain a release
                                  of three (3) specified portions of the
                                  Mortgaged Property described in the Mortgage
                                  as: the "Madstone Theatre Parcel", the
                                  "Magnolia Marketplace Parcel" and the "Future
                                  Development Parcel". A release is conditioned
                                  upon satisfaction of the following conditions,
                                  among other things: (i) mortgage lender shall
                                  receive for each such release (1)
                                  $1,000,000.00 with respect to the Madstone
                                  Parcel, (2) $1,250,000.00 with respect to the
                                  Magnolia Marketplace Release Parcel, and (3)
                                  $0.00 with respect to the Future Development
                                  Parcel, (ii) a 1.20:1.00 DSCR with respect to
                                  the remaining parcels after the release; (iii)
                                  a LTV of the remaining parcels of not more
                                  than 80% after the release; (iv) the release
                                  parcel is transferred to any entity other than
                                  Mortgagor and such transfer shall not result
                                  in the violation of the provisions of the
                                  Mortgage Loan Documents, (v) payment of
                                  mortgage lender's related costs and expenses
                                  and (vi) payment to mortgage lender of a yield
                                  maintenance prepayment consideration on the
                                  amount of the release price.

Qualifications; Licensing;
Zoning                            200 Galleria. There are fire code violations
                                  at the Mortgaged Property.

                                  A&P- NYC and Donald Zucker Garage. There are
                                  elevator permit violations at the Mortgaged
                                  Property.

                                  Citibank Branch. There is a code violation
                                  regarding improper drainage of the drywells
                                  located in the alley on the westside of the
                                  Mortgaged Property.

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  Sea Air. The Mortgage Property consists of a
                                  mobile home park with 527 mobile home pad
                                  sites. The Mortgaged Property is located in
                                  Sussex County, Delaware ("Sussex County")
                                  which has issued a moratorium on variances,
                                  permits and certificates of occupancy at the
                                  Mortgaged Property. The site plan of the
                                  Mortgaged Property reflecting designated
                                  boundaries for each mobile home site pad has
                                  not been approved by Sussex County as of the
                                  closing of the Mortgage Loan and could result
                                  in the disclosure of violations at the
                                  Mortgaged Property.

                                  Cornerstone Office Orlando. The Mortgaged
                                  Property does not currently comply with the
                                  applicable parking laws and ordinances. The
                                  Mortgagor has entered into an agreement with
                                  the City of Orlando pursuant to which
                                  Mortgagor will lease 350 parking spaces in the
                                  municipal parking garage being built across
                                  the street from the Mortgaged Property. Upon
                                  completion of the parking garage, which is
                                  scheduled for July, 2007, Mortgagor will be in
                                  compliance with the applicable parking
                                  requirements. There is no assurance the
                                  parking garage will be completed.

                                  Central Florida Business Park. A certificate
                                  of occupancy was not available from the county
                                  where the Mortgaged Property is located or the
                                  Mortgagor for the Mortgaged Property, however,
                                  it is unable to be determined whether
                                  certificates of occupancy were issued at the
                                  time the Mortgaged Property was originally
                                  built and occupied.

                                  Sandwich Manor Apartments. Pursuant to a
                                  zoning and site requirements summary prepared
                                  for the Mortgaged Property, (i) the Mortgaged
                                  Property is deficient 131,667 square feet of
                                  lot area that is required for 89 single
                                  bedroom units, (ii) the Mortgaged Property
                                  density is exceeded by 60 units or 28.68 units
                                  per acre and (iii) the parking at the
                                  Mortgaged Property is deficient 79 spaces.

                                  1101 North Point Parkway. There are four (4)
                                  fire code violations as of the closing of the
                                  Mortgage Loan.

Property Financial Statements     Certain of the Mortgaged Properties are hotels
                                  and therefore rent rolls are not required.

                                  Citicorp Louisville KY, Citicorp McLeansville
                                  NC and Citicorp Meridian ID. The Mortgage
                                  provides that for so long as the lease between
                                  Mortgagor and Citicorp North America, N.A.
                                  remains in effect, the Mortgagor is not
                                  obligated to deliver a rent roll to the
                                  mortgage lender.

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  Tishman Speyer DC Portfolio II. The Mortgage
                                  provides that for so long as Mortgagor is
                                  indirectly wholly owned by Tishman Speyer Real
                                  Estate D.C. Area Portfolio JV I, L.P. ("Fund
                                  I") and Tishman Speyer Real Estate D.C. Area
                                  Portfolio JV II, L.P. ("Fund II"), Mortgagor
                                  may, within one hundred twenty (120) days
                                  after the close of each fiscal year furnish to
                                  the mortgage lender annual unaudited financial
                                  statements of the Mortgagor, including a
                                  balance sheet and an income and expense
                                  statement of the Mortgaged Property prepared
                                  in accordance with GAAP or on a federal income
                                  tax basis as of the date of each financial
                                  statement, and certified by Mortgagor in the
                                  form reasonably required by mortgage lender
                                  together with audited combined annual
                                  financial statements of Fund I and Fund II,
                                  including unaudited subsidiary schedules
                                  covering the Mortgaged Property and the
                                  related combined statements of operations and
                                  cash flows for such year, prepared in
                                  accordance with GAAP, or in accordance with
                                  other methods acceptable to the mortgage
                                  lender in its reasonable discretion, or on a
                                  federal income tax basis as of the date of
                                  each financial statement and certified by a
                                  "Big Four" accounting firm or another
                                  independent certified public accountant
                                  reasonably acceptable to mortgage lender.

                                  High Point and Sea Air. Mortgagor is not
                                  required to furnish annual operating
                                  statements or annual financial statements so
                                  long as (A) Sun Communities Operating Limited
                                  Partnership, a Maryland corporation and Sun
                                  Communities, Inc., a Michigan corporation,
                                  directly or indirectly, own all of the
                                  ownership interests in Mortgagor, (B) sponsor
                                  remains as Sun Communities Operating Limited
                                  Partnership's general partner and a publicly
                                  traded company and (C) said financial
                                  information is available in public reports
                                  filed by the Sun Communities, Inc. in
                                  accordance with the requirements of applicable
                                  federal and state securities laws.

Single Purpose Entity             2000 Pennsylvania Avenue and 2100 Pennsylvania
                                  Avenue. The borrower is not a special purpose
                                  entity.

                                  Coconut Grove, Energy Park, Green Acres,
                                  Hickory Glen, Hillcrest Apartments, Hunter
                                  Chase Apartments, Jackson Square and Lone
                                  Mountain Plaza. The Mortgagor is a recycled
                                  entity.

                                  2000 Pennsylvania Avenue and 2100 Pennsylvania
                                  Avenue. A non-consolidation opinion was not
                                  obtained.

                                  Village Square. The owner of the fee interest
                                  in the Mortgaged Property (the "Fee Owner")
                                  has mortgaged its interest in the Mortgaged
                                  Property along with the holder of the ground
                                  leasehold interest in the Mortgaged Property.
                                  The Fee Owner is not the borrower under the
                                  Mortgage Loan and the Mortgage does not
                                  contain any covenants requiring the Fee Owner
                                  to be a special purpose entity.

Advancing of Funds

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
Legal Proceedings                 Watergate 600. David G. Bradley ("Bradley"),
                                  one of the non-recourse guarantors and
                                  guarantors of a lease to DGB Enterprises -
                                  Atlanta Media, who served as a director of
                                  Sunrise Senior Living Inc. ("Sunrise") from
                                  1997 until 2005, has been named as a defendant
                                  in three derivative actions (and served as a
                                  defendant in two of such actions) against
                                  Sunrise officers and directors in which it has
                                  been alleged that Bradley violated his
                                  fiduciary duties to Sunrise and its
                                  shareholders.
Originator Duly Authorized

Trustee Under Deed of Trust       2445 M Street. The deed of trust trustee is
                                  entitled to reimbursement for actual expenses
                                  incurred by him in the performance of his
                                  duties under the Mortgage and to reasonable
                                  compensation for such of his services rendered
                                  under the Mortgage.

Cross-Collateralization

Flood Hazard Insurance

Engineering Assessments

Escrows                           Fed Ex Portfolio. There is a $200,000 escrow
                                  account for tenant improvement costs
                                  established by the seller of the Mortgaged
                                  Property and the Mortgagor which the mortgage
                                  lender does not control.

Licenses, Permits and
   Authorizations

Servicing and Collection
   Practices

Fee Simple

Leasehold Interest Only           Coconut Grove. The rent under one of the
                                  ground leases between Mortgagor, as ground
                                  lessee, and Eugene K. Gregory and James G.
                                  Pollack, as ground lessor, provides for the
                                  increase in the rent payable under said ground
                                  lease during the term of the Mortgage Loan:
                                  (i) based on increases in the consumer price
                                  index for the period from December 15, 1999 to
                                  December 14, 2016 and (ii) based on the fair
                                  market value of the property demised under the
                                  ground lease multiplied

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  by a current rate of return as set forth in
                                  the ground lease.

                                  Northstar. The proceeds of condemnation which
                                  relate to the ground lessor's fee interest in
                                  the Mortgaged Property are the property of,
                                  and payable to, the ground lessor.

                                  Homer Building. The portion of any award
                                  payable to the mortgage lender following a
                                  condemnation of all or any portion of the
                                  Mortgaged Property may be reduced by the
                                  amount equal to the amortization that would
                                  have occurred had the Mortgage Loan provided
                                  for amortization in 480 equal monthly
                                  installments, and the amount of such reduction
                                  will be paid to the mortgage lender, to the
                                  extent that proceeds of the condemnation award
                                  permit, following payment of certain other
                                  amounts to the ground lessor.

Fee Simple and Leasehold
   Interest

Tax Lot; Utilities

Defeasance                        Some of the Lehman Trust Mortgage Loans which
                                  are not ARD loans contemplate scheduled
                                  defeasance payments calculated as if the
                                  Mortgage Note matures upon commencement of the
                                  open prepayment periods.

                                  Tishman Speyer DC Portfolio II. In the case of
                                  a partial defeasance, under certain conditions
                                  set forth in the Mortgage Loan Documents the
                                  Defeasance Collateral will generate schedule
                                  payments on that part of the Mortgage Loan
                                  equal to less than 110% of the allocated loan
                                  amount of the portion of the Mortgaged
                                  Property being released.

                                  Homer Building. The Mortgage Loan will be
                                  assumed by a successor entity only if the
                                  Rating Agencies so require or if the Borrower
                                  so elects.

                                  Jared - The Galleria of Jewelry- Lakeline. In
                                  the event the Mortgaged Property is purchased
                                  pursuant to a purchase option set forth in a
                                  restrictive covenant recorded against the
                                  Mortgaged Property (See Section (viii) above
                                  entitled "First Lien"), Mortgagor may prepay
                                  the Mortgage Loan with a yield maintenance
                                  prepayment consideration.

Primary Servicing Rights

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
Mechanics' and Materialmen's      Under the law of the State of Illinois,
   Liens                          subsequently filed mechanic's liens can be
                                  superior to the lien of a mortgage.

                                  Any related mortgaged real property which is
                                  subject to condominium documents may become
                                  subject to a lien for the failure to pay
                                  certain common charges owed pursuant to such
                                  documents, and that lien would be prior to the
                                  related mortgage.

Due Date

Assignment of Leases

Mortgagor Formation or
   Incorporation

No Ownership Interest in          200 Galleria, Bethany Maryland Portfolio II,
   Mortgagor                      Jackson Square, One Alliance Center and
                                  Tishman Speyer DC Portfolio II. An affiliate
                                  of the mortgage lender holds an indirect
                                  equity interest in the related Mortgagor.

Common Ownership                  One Alliance Center and Tishman Speyer DC
                                  Portfolio II.

                                  Extendicare Portfolio and Extendicare
                                  Portfolio II.

                                  2000 Pennsylvania Avenue and 2100 Pennsylvania
                                  Avenue.

                                  Citicorp Louisville KY, Citicorp McLeansville
                                  NC and Citicorp Meridian ID.

                                  High Point and Sea Air.

                                  A&P - NYC, Citibank Branch, CVS-Bridgeport and
                                  Donald Zucker Garage.

                                  Regency Apartments and Spring Pine Apartments.

                                  Georgia Flex Buildings and Vineville Crossing.

                                  Cottages at Northern Hills and Georgetown
                                  Apartments.

                                  Bachman Oaks, Brazos Park and Watermarke at
                                  Lake Highlands.

                                  Oak View Apartments and Sandwich Manor
                                  Apartments.

REPRESENTATION FROM SCHEDULE II   PROPERTY AND EXCEPTION
-------------------------------   ----------------------------------------------
                                  Campus Commons, Crossings on the Marsh and
                                  Villages of Cinnamon Creek.

Loan Outstanding

Usury

ARD Mortgage Loan

Appraisal

                                   SCHEDULE IV

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS

MORTGAGE LOAN
   NUMBER       PROPERTY NAME AND ADDRESS        TYPE OF PROPERTY   DATE OF ORIGINATION   MORTGAGE LOAN SELLER
------------- -------------------------------- ------------------- --------------------- -----------------------

------------- -------------------------------- ------------------- --------------------- -----------------------
  61           Citizens Ohio Portfolio I              Retail           July 21, 2006               UBS
------------- -------------------------------- ------------------- --------------------- -----------------------
  104            Citizens 12 Portfolio                Retail           July 21, 2006               UBS
------------- -------------------------------- ------------------- --------------------- -----------------------
  136            Citizens 5 Portfolio                 Retail           July 21, 2006               UBS
------------- -------------------------------- ------------------- --------------------- -----------------------
  152           Citizens 17 Portfolio                 Retail           July 21, 2006               UBS
------------- -------------------------------- ------------------- --------------------- -----------------------
  154           Citizens 20 Portfolio                 Retail           July 21, 2006               UBS
------------- -------------------------------- ------------------- --------------------- -----------------------
  167               Citizens 32                       Retail           July 21, 2006               UBS
------------- -------------------------------- ------------------- --------------------- -----------------------

                                   SCHEDULE V

                   SCHEDULE OF INITIAL DEPOSIT MORTGAGE LOANS

MORTGAGE LOAN
   NUMBER          PROPERTY NAME       PROPERTY ADDRESS       CITY        STATE
-------------   --------------------   ----------------   -----------   ----------

      4         One Alliance Center    3500 Lenox Road      Atlanta      Georgia

     15              Northstar          625 Marquette     Minneapolis   Minnesota
                                       Avenue, 608& 618
                                       2nd Avenue South

     42         Lawndale Marketplace    SEC Hawthorne       Lawndale    California
                                         Boulevard &
                                        Marine Avenue

                                   SCHEDULE VI

                      SCHEDULE OF MORTGAGE LOANS SECURED BY
                   A HOSPITALITY PROPERTY OR NURSING FACILITY

MORTGAGE LOAN
   NUMBER              PROPERTY NAME AND ADDRESS          TYPE OF PROPERTY   DATE OF ORIGINATION   MORTGAGE LOAN SELLER
-------------   ---------------------------------------   ----------------   -------------------   --------------------

       7            Extendicare Portfolio - Various         Health Care        October 16, 2006              LB

       9           Extendicare Portfolio II - Various       Health Care         March 6, 2007                LB

      17             Marriot Suites - Garden Grove             Hotel            March 30, 2007              UBS
                 12015 Harbor Boulevard, Garden Grove,
                                CA 92840

      19        Delamar, 500 Steamboat Road, Greenwich,                        January 23, 2007              LB
                                   CT

      33          Hampton Inn Best Western Portfolio,          Hotel            March 20, 2007              UBS
                  2020 and 2024 Burlington Mount Holly
                          Road, Westampon, NJ

      40                 Hilton - Springfield                  Hotel            March 16, 2007              UBS
                700 East Adams Street, Springfield, IL

      47           Holiday Inn - Philadelphia Stadium          Hotel            April 9, 2007               UBS
                  900 Packer Avenue, Philadelphia, PA

      58                      Grand Hotel                      Hotel            March 5, 2007               UBS
                   State Highway 64, Grand Canyon, AZ

      59                 Hampton Inn - Voorhees                Hotel            March 20, 2007              UBS
                   121 Laurel Oak Road, Voorhees, NJ

      70               Best Western - Santa Cruz               Hotel            April 10, 2007              UBS
                    500 Ocean Street, Santa Cruz, CA

      75          Holiday Inn Express - Saginaw, 2501          Hotel           December 1, 2006              LB
                   Tittabawasee Rd, Saginaw Town, MI

      90        Four Points by Sheraton - Saginaw, 4960        Hotel           December 1, 2006              LB
                  Towne Center Road, Saginaw Town, MI

      91            Holiday Inn Express - Quakertown           Hotel            March 12, 2007              UBS
                1918 John Fries Highway, Quakertown, PA

      94                Holiday Inn - Asheville                Hotel          December 21, 2006             UBS
                    1450 Tunnel Road, Asheville, NC

      95        Hampton Inn - Murfreesboro, 2230 Armory        Hotel            July 31, 2006               UBS
                        Drive, Murfreesboro, TN

     103                  Days Inn West Broad                  Hotel           January 31, 2007              LB
                     2100 Dickens Road, Richmond VA

     110             Holiday Inn Express - Pearland            Hotel           February 1, 2007              LB
                  1702 North Main Street, Pearland TX

     119                 Holiday Inn - Atlanta                 Hotel           January 31, 2007             UBS
                  1200 Winchester Parkway, Smyrna, GA

     122             Howard Johnson - Metro Airport            Hotel            June 29, 2006                LB
                    7600 Merriman Road, Romulus, MI

     146           Best Western Mainland Inn & Suite           Hotel            March 1, 2207                LB
                10620 Emmett F. Lowry Expressway, Texas
                                City, TX

                                  SCHEDULE VII

                   SCHEDULE OF EARLY DEFEASANCE MORTGAGE LOANS

                                      NONE.

                                  SCHEDULE VIII

           SCHEDULE OF ADDITIONAL MORTGAGE LOAN ORIGINATION DOCUMENTS

                                      NONE.

                                   SCHEDULE IX

                  SCHEDULE OF ADDITIONAL SECTION 2.03 DOCUMENTS

                                      NONE.

                                   SCHEDULE X

                           SCHEDULE OF REFERENCE RATES

                                     INTEREST ACCRUAL PERIOD
INTEREST ACCRUAL PERIODS BY     (REFLECTS CALENDAR MONTH IN WHICH      REFERENCE
      NUMERICAL ORDER         SUBJECT INTEREST ACCRUAL PERIOD ENDS):    RATE (%)
---------------------------   --------------------------------------   ---------
            1                                 May-07                    5.94970
            2                                June-07                    6.14975
            3                                July-07                    5.94969
            4                               August-07                   6.14974
            5                              September-07                 6.14974
            6                               October-07                  5.94968
            7                              November-07                  6.14973
            8                              December-07                  5.94967
            9                               January-08                  6.14972
            10                             February-08                  5.94188
            11                               March-08                   5.95746
            12                               April-08                   6.14971
            13                                May-08                    5.94965
            14                               June-08                    6.14970
            15                               July-08                    5.94964
            16                              August-08                   6.14969
            17                             September-08                 6.14969
            18                              October-08                  5.94963
            19                             November-08                  6.14968
            20                             December-08                  5.94962
            21                              January-09                  5.94183
            22                             February-09                  5.94183
            23                               March-09                   5.97149
            24                               April-09                   6.15658
            25                                May-09                    5.95628
            26                               June-09                    6.16159
            27                               July-09                    5.96112
            28                              August-09                   6.16153
            29                             September-09                 6.16150
            30                              October-09                  5.96103
            31                             November-09                  6.16143
            32                             December-09                  5.96097
            33                              January-10                  5.95312
            34                             February-10                  5.95307
            35                               March-10                   5.97648
            36                               April-10                   6.16114
            37                                May-10                    5.98728
            38                               June-10                    6.18853
            39                               July-10                    5.98717
            40                              August-10                   6.18842
            41                             September-10                 6.18837
            42                              October-10                  5.98702
            43                             November-10                  6.18826
            44                             December-10                  5.98691

                                     INTEREST ACCRUAL PERIOD
INTEREST ACCRUAL PERIODS BY     (REFLECTS CALENDAR MONTH IN WHICH      REFERENCE
      NUMERICAL ORDER         SUBJECT INTEREST ACCRUAL PERIOD ENDS):    RATE (%)
---------------------------   --------------------------------------   ---------
            45                              January-11                  5.97917
            46                             February-11                  5.97913
            47                               March-11                   6.00227
            48                               April-11                   6.18795
            49                                May-11                    5.98659
            50                               June-11                    6.18681
            51                               July-11                    5.98549
            52                              August-11                   6.18666
            53                             September-11                 6.16378
            54                              October-11                  5.96322
            55                             November-11                  6.18643
            56                             December-11                  5.96311
            57                              January-12                  6.15158
            58                             February-12                  5.94274
            59                               March-12                   5.94148
            60                               April-12                   6.13991
            61                                May-12                    5.94015
            62                               June-12                    6.13987
            63                               July-12                    5.94011
            64                              August-12                   6.13982
            65                             September-12                 6.13980
            66                              October-12                  5.94005
            67                             November-12                  6.13976
            68                             December-12                  5.94001
            69                              January-13                  5.93998
            70                             February-13                  5.93996
            71                               March-13                   5.94020
            72                               April-13                   6.13964
            73                                May-13                    5.93989
            74                               June-13                    6.13959
            75                               July-13                    5.93985
            76                              August-13                   6.13954
            77                             September-13                 6.13952
            78                              October-13                  5.93978
            79                             November-13                  6.13947
            80                             December-13                  5.93959
            81                              January-14                  5.93956
            82                             February-14                  5.92331
            83                               March-14                   5.92542
            84                               April-14                   6.12224

                                   SCHEDULE XI

                SCHEDULE OF CLASS A-AB PLANNED PRINCIPAL BALANCES

   MONTH AND YEAR      CLASS A-AB PLANNED
OF DISTRIBUTION DATE   PRINCIPAL BALANCE
--------------------   ------------------
May-07                   78,000,000.00
June-07                  78,000,000.00
July-07                  78,000,000.00
August-07                78,000,000.00
September-07             78,000,000.00
October-07               78,000,000.00
November-07              78,000,000.00
December-07              78,000,000.00
January-08               78,000,000.00
February-08              78,000,000.00
March-08                 78,000,000.00
April-08                 78,000,000.00
May-08                   78,000,000.00
June-08                  78,000,000.00
July-08                  78,000,000.00
August-08                78,000,000.00
September-08             78,000,000.00
October-08               78,000,000.00
November-08              78,000,000.00
December-08              78,000,000.00
January-09               78,000,000.00
February-09              78,000,000.00
March-09                 78,000,000.00
April-09                 78,000,000.00
May-09                   78,000,000.00
June-09                  78,000,000.00
July-09                  78,000,000.00
August-09                78,000,000.00
September-09             78,000,000.00
October-09               78,000,000.00
November-09              78,000,000.00
December-09              78,000,000.00
January-10               78,000,000.00
February-10              78,000,000.00
March-10                 78,000,000.00
April-10                 78,000,000.00
May-10                   78,000,000.00
June-10                  78,000,000.00
July-10                  78,000,000.00
August-10                78,000,000.00
September-10             78,000,000.00
October-10               78,000,000.00
November-10              78,000,000.00
December-10              78,000,000.00
January-11               78,000,000.00

   MONTH AND YEAR      CLASS A-AB PLANNED
OF DISTRIBUTION DATE   PRINCIPAL BALANCE
--------------------   ------------------
February-11              78,000,000.00
March-11                 78,000,000.00
April-11                 78,000,000.00
May-11                   78,000,000.00
June-11                  78,000,000.00
July-11                  78,000,000.00
August-11                78,000,000.00
September-11             78,000,000.00
October-11               78,000,000.00
November-11              78,000,000.00
December-11              78,000,000.00
January-12               78,000,000.00
February-12              78,000,000.00
March-12                 78,000,000.00
April-12                 77,128,295.68
May-12                   75,997,000.00
June-12                  74,958,000.00
July-12                  73,740,000.00
August-12                72,690,000.00
September-12             71,634,000.00
October-12               70,399,000.00
November-12              69,332,000.00
December-12              68,086,000.00
January-13               67,007,000.00
February-13              65,919,000.00
March-13                 64,305,000.00
April-13                 63,203,000.00
May-13                   61,923,000.00
June-13                  60,809,000.00
July-13                  59,517,000.00
August-13                58,391,000.00
September-13             57,259,000.00
October-13               55,949,000.00
November-13              54,805,000.00
December-13              53,483,000.00
January-14               52,326,000.00
February-14              49,258,000.00
March-14                 45,533,000.00
April-14                 44,310,000.00
May-14                   42,910,000.00
June-14                  41,674,000.00
July-14                  40,262,000.00
August-14                39,012,000.00
September-14             37,755,000.00
October-14               36,323,000.00
November-14              35,053,000.00
December-14              33,608,000.00
January-15               32,324,000.00
February-15              31,033,000.00
March-15                 29,233,000.00

   MONTH AND YEAR      CLASS A-AB PLANNED
OF DISTRIBUTION DATE   PRINCIPAL BALANCE
--------------------   ------------------
April-15                 27,926,000.00
May-15                   26,446,000.00
June-15                  25,125,000.00
July-15                  23,630,000.00
August-15                22,295,000.00
September-15             20,953,000.00
October-15               19,438,000.00
November-15              18,081,000.00
December-15              16,551,000.00
January-16               15,180,000.00
February-16              13,801,000.00
March-16                 12,085,000.00
April-16                  8,745,000.00
May-16                    7,182,000.00
June-16                   5,773,000.00
July-16                   1,021,000.00
August-16                           --

                                  SCHEDULE XII

         SCHEDULE OF SIGNIFICANT OBLIGOR FINANCIAL STATEMENT RECIPIENTS

Tricia B. Hall
Phone: (212) 526-5850
Email: thall@lehman.com

David Nass
Phone: (212) 526-8829
Email: dnass@lehman.com

Justin Driscoll
Phone: (212) 526-1793
Email: jdriscol@lehman.com

Catherine Harnett
Phone: (212) 526-7170
Email: charnett@lehman.com

Jingying Wu
Phone: (212) 526-2517
Email: jingying.wu@lehman.com

Emily Small
Phone: (212) 526-3849
Email: esmall@lehman.com / emily.small@lehman.com

John Schwartz
Phone: (404) 420-5509
Email: jschwartz@trimontrea.com

                                  SCHEDULE XIII

                       SCHEDULE OF EARNOUT MORTGAGE LOANS

                                  ORIGINAL LOAN    HOLDBACK
       PROPERTY NAME                  AMOUNT        AMOUNT                              COMMENTS
-------------------------------   -------------   ----------   ---------------------------------------------------------

Bethany Maryland Portfolio II      $185,000,000   $8,840,000   The Renovation Reserve totals $17,840,000. Releases
                                                               beyond $9,000,000, must be done in compliance with the
                                                               performance requirements described in sections 7.4.2 and
                                                               7.4.3 of the Loan Agreement.

Northstar                          $ 62,150,000   $6,000,000   The Renovation Reserve totals $11,000,000. Releases
                                                               beyond $6,000,000 must be done in compliance with the
                                                               performance requirements described in section 7.7.3 of
                                                               the Loan Agreement.

Freedom Self Storage & Car Wash    $  8,400,000   $  925,000   The amount of $925,000 is required to be released to the
                                                               related borrower upon satisfaction of certain
                                                               requirements as indicated in the mortgage loan
                                                               documentation, including but not limited to the
                                                               achievement of a 1.20x DSCR.  Based on the current net
                                                               cash flow, the DSCR is 1.07x.

Canyonwood Apartments              $  6,670,000   $  135,000   The amount of $135,000 is required to be released to the
                                                               related borrower upon satisfaction of certain
                                                               requirements as indicated in the mortgage loan
                                                               documentation, including but not limited to the
                                                               achievement of a 1.20x DSCR. Based on the rent roll dated
                                                               January 2007, the occupancy is 100%. Based on the current
                                                               net cash flow, the DSCR is 1.17x.

Days Inn West Broad                $  4,490,000   $  500,000   The Holdback shall be held in escrow until such time as
                                                               the following conditions (the "Conditions") have been
                                                               satisfied: the lender has received evidence satisfactory
                                                               to itself that (i) the Westin hotel proposed to be
                                                               constructed in the vicinity of the 6500 or 6600 block of
                                                               Broad Street at its intersection with 1-64, Henrico
                                                               County, Virginia, which location is in close proximity to
                                                               the Property, shall have been open for business for not
                                                               less than one (1) year and (ii) the Debt Service Coverage
                                                               Ratio for the Loan (as such term is defined in the
                                                               Security Instrument) shall be 1.35: 1.00 or greater.

Brassworks Apartments              $  1,260,000   $  167,000   The amount of $167,000 is required to be released to the
                                                               related borrower upon satisfaction of certain
                                                               requirements as indicated in the mortgage loan
                                                               documentation, including but not limited to the
                                                               achievement of parking revenue equal to no less than
                                                               $42,500 per annum. Based on the current net cash flow,
                                                               the DSCR is 1.24x.

                                   EXHIBIT A-1

            FORM OF CLASS [A-1] [A-2] [A-AB] [A-3] [A-1A] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2
            CLASS [A-1] [A-2] [A-AB] [A-3] [A-1A] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: As set forth in the Pooling and Servicing Agreement referred to herein

Date of Pooling and Servicing Agreement: April 11, 2007

Cut-off Date: April 11, 2007

Closing Date:  May 9, 2007

First Distribution Date: May 17, 2007

Master Servicer: Wachovia Bank, National Association

Special Servicer: LNR Partners, Inc.

Certificate No. [A-1] [A-2] [A-AB] [A-3] [A-1A]-___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date:
$___________

Class Principal Balance of all the Class [A-1] [A-2] [A-AB] [A-3] [A-1A]
Certificates as of the Closing Date:
$___________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date: $3,554,401,860

Trustee: LaSalle Bank National Association

CUSIP No.: _____________

                                      A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling

                                      A-1-2

and Servicing Agreement, dated as specified above (the "Agreement"), between
Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer
(the "Special Servicer", which term includes any successor entity under the
Agreement), and LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date");
provided that, if the initial Distribution Date occurs in the same calendar month as the Closing Date, then the Record Date for the initial Distribution
Date shall be the Closing Date. Such distributions shall be in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any related Loss Reimbursement
Amount) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any related Loss Reimbursement Amount, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                                      A-1-3

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all

                                      A-1-4

purposes, and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, any Controlling Class
Certificateholder (with priority among such Holders being given to the Holder of
Certificates representing the greatest Percentage Interest in the Controlling
Class), the Special Servicer, the Master Servicer, the Depositor or Lehman
Brothers Inc., in the order of priority set forth in the Agreement, to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the initial aggregate Certificate Principal Balance of all of the Principal Balance
Certificates.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-5

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2] [A-AB] [A-3] [A-1A] Certificates
referred to in the within-mentioned Agreement.

Dated: _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                      A-1-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-1-7

                                   EXHIBIT A-2

                     FORM OF CLASS [X-CP] [X-W] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2
        CLASS [X-CP] [X-W] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: As set forth in the Pooling and Servicing Agreement referred to herein

Date of Pooling and Servicing Agreement: April 11, 2007

Cut-off Date: April 11, 2007

Closing Date: May 9, 2007

First Distribution Date: May 17, 2007

Master Servicer: Wachovia Bank, National Association

Special Servicer: LNR Partners, Inc.

Certificate No. [X-CP] [X-W]-___

Initial Certificate Notional Amount of this Certificate as of the Closing Date:
$____________

Class Notional Amount of all the Class [X-CP] [X-W] Certificates as of the
Closing Date: $____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date: $3,554,401,860

Trustee: LaSalle Bank National Association

CUSIP No.: _____________

                                     A-2-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF
PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST
ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON
THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ABOVE.

                                     A-2-2

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Structured Asset Securities Corporation II, as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners,
Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as
trustee (the "Trustee", which term includes any successor entity under the
Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the
Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date");
provided that, if the initial Distribution Date occurs in the same calendar month as the Closing Date, then the Record Date for the initial Distribution
Date shall be the Closing Date. Such distributions shall be in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of

                                     A-2-3

advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to

                                     A-2-4

them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, any Controlling Class
Certificateholder (with priority among such Holders being given to the Holder of
Certificates representing the greatest Percentage Interest in the Controlling
Class), the Special Servicer, the Master Servicer, the Depositor or Lehman
Brothers Inc., in the order of priority set forth in the Agreement, to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the initial aggregate Certificate Principal Balance of all of the Principal Balance
Certificates.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-5

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [X-CP] [X-W] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-2-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
_________________________________) and all applicable statements and notices should be mailed to ___________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-2-7

                                   EXHIBIT A-3

                        FORM OF CLASS [X-CL] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2
           CLASS [X-CL] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: As set forth in the Pooling and Servicing Agreement referred to herein

Date of Pooling and Servicing Agreement: April 11, 2007

Cut-off Date: April 11, 2007

Closing Date: May 9, 2007

First Distribution Date: May 17, 2007

Master Servicer: Wachovia Bank, National Association

Special Servicer: LNR Partners, Inc.

Certificate No. [X-CL]-___

Initial Certificate Notional Amount of this Certificate as of the Closing Date:
$_______________

Class Notional Amount of all the Class [X-CL] Certificates as of the Closing
Date:
$_______________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date: $3,554,401,860

Trustee: LaSalle Bank National Association

CUSIP No.: _____________

                                     A-3-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE

                                     A-3-2

A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY
DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS
OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Structured Asset Securities Corporation II, as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners,
Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as
trustee (the "Trustee", which term includes any successor entity under the
Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the
Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date");
provided that, if the initial Distribution Date occurs in the same calendar month as the Closing Date, then the Record Date for the initial Distribution
Date shall be the Closing Date. Such distributions shall be in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of

                                     A-3-3

this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of
their respective Affiliates or, if this Certificate is a Global Certificate, a
Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such
Transferee is an Institutional Accredited Investor or a Qualified Institutional
Buyer and such Transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator,
the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based. If any Transferee of this Certificate

                                     A-3-4

does not, in connection with the subject Transfer, deliver to the Certificate
Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct. Definitive Non-Registered Certificates may only be held by Qualified
Institutional Buyers and Institutional Accredited Investors.

          No beneficial interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If this Certificate constitutes a Rule 144A
Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the
Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an
Opinion of Counsel to the effect that such Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject
Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee, as transfer agent for the
Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certifications and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by a United States
Securities Person. Any Certificate Owner

                                     A-3-5

desiring to effect any Transfer of an interest in the Regulation S Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit F-2D to the Agreement to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2D to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph above this paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such
Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate
Owner from its prospective Transferee in accordance with the second sentence of the third paragraph above this paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the
Regulation S Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Rule 144A
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fifth paragraph above this paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fifth paragraph above this paragraph, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the

                                     A-3-6

reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable
Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, any Fiscal Agent,
the Master Servicer, the Special Servicer, the Tax Administrator, the
Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate or any interest herein by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating
Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
any Sub-Servicer, any Person responsible for servicing any Outside Serviced
Trust Mortgage Loan or administering an Outside Administered REO Property, any
Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the

                                      A-3-7

immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to

                                     A-3-8

the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master
Servicer, the Special Servicer or any Controlling Class Certificateholder at a
price determined as provided in the Agreement of all Mortgage Loans and any REO
Properties remaining in the Trust. The Agreement permits, but does not require, any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage
Interest in the Controlling Class), the Special Servicer, the Master Servicer,
the Depositor or Lehman Brothers Inc., in the order of priority set forth in the
Agreement, to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate
Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the initial aggregate Certificate Principal Balance of all of the
Principal Balance Certificates.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-9

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                           -------------------------------------
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [X-CL] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                           -------------------------------------
                                           Authorized Officer

                                     A-3-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-3-11

                                   EXHIBIT A-4

            FORM OF CLASS [A-M] [A-J] [B] [C] [D] [E] [F] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2
            CLASS [A-M] [A-J] [B] [C] [D] [E] [F] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: As set forth in the Pooling and Servicing Agreement referred to herein

Date of Pooling and Servicing Agreement: April 11, 2007

Cut-off Date: April 11, 2007

Closing Date: May 9, 2007

First Distribution Date: May 17, 2007

Master Servicer: Wachovia Bank, National Association

Special Servicer: LNR Partners, Inc.

Certificate No. [A-M] [A-J] [B] [C] [D] [E] [F]-___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date:
$____________

Class Principal Balance of all the Class [A-M] [A-J] [B] [C] [D] [E] [F]
Certificates as of the Closing Date:
$____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date: $3,554,401,860

Trustee: LaSalle Bank National Association

CUSIP No.: _____________

                                     A-4-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its

                                     A-4-2

"Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate
(their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Wachovia Bank, National Association, as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date");
provided that, if the initial Distribution Date occurs in the same calendar month as the Closing Date, then the Record Date for the initial Distribution
Date shall be the Closing Date. Such distributions shall be in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any related Loss Reimbursement
Amount) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any related Loss Reimbursement Amount, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-4-3

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                                     A-4-4

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, any Controlling Class
Certificateholder (with priority among such Holders being given to the Holder of
Certificates representing the greatest Percentage Interest in the Controlling
Class), the Special Servicer, the Master Servicer, the Depositor or Lehman
Brothers Inc., in the order of priority set forth in the Agreement, to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the initial aggregate Certificate Principal Balance of all of the Principal Balance
Certificates.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-5

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-M] [A-J] [B] [C] [D] [E] [F] Certificates
referred to in the within-mentioned Agreement.

Dated: _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-4-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to ____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-4-7

                                   EXHIBIT A-5

      FORM OF CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2
   CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] COMMERCIAL MORTGAGE PASS-
                              THROUGH CERTIFICATE,
                                 SERIES 2007-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: As set forth in the Pooling and Servicing Agreement referred to herein

Date of Pooling and Servicing Agreement: April 11, 2007

Cut-off Date: April 11, 2007

Closing Date: May 9, 2007

First Distribution Date: May 17, 2007

Master Servicer: Wachovia Bank, National Association

Special Servicer: LNR Partners, Inc.

Certificate No. [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T]-___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date: $______________

Class Principal Balance of all the Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S]
[T] Certificates as of the Closing Date: $______________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date: $3,554,401,860

Trustee: LaSalle Bank National Association

CUSIP No.: _____________

                                      A-5-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                      A-5-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer
(the "Special Servicer", which term includes any successor entity under the
Agreement), and LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date");
provided that, if the initial Distribution Date occurs in the same calendar month as the Closing Date, then the Record Date for the initial Distribution
Date shall be the Closing Date. Such distributions shall be in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any related Loss Reimbursement
Amount) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or

                                      A-5-3

such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any related Loss Reimbursement Amount, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of
their respective Affiliates or, if this Certificate is a Global Certificate, a
Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit

                                      A-5-4

F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is an
Institutional Accredited Investor or a Qualified Institutional Buyer and such
Transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the
Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the
Opinion of Counsel described in clause (ii) of the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the
Agreement are, with respect to the subject Transfer, true and correct.
Definitive Non-Registered Certificates may only be held by Qualified
Institutional Buyers and Institutional Accredited Investors.

          No beneficial interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If this Certificate constitutes a Rule 144A
Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the
Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an
Opinion of Counsel to the effect that such Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject
Transfer, true and correct. Furthermore, if this Certificate constitutes a Rule
144A Global Certificate for the Class T Certificates and a Transfer of any
interest herein is to be made without registration under the Securities Act, any
Certificate Owner desiring to effect a transfer of this Certificate or any interest herein may not sell or otherwise transfer this Certificate or any interest herein unless it has provided the Depositor with prior written notice of such transfer (together with a copy of the certificate (executed by the proposed transferee) or Opinion of Counsel referred to above in this paragraph);
such notice to be delivered to Structured Asset Securities Corporation II, 745
Seventh Avenue, New York, New York 10019, Attention: Scott Lechner--LB-UBS
Commercial Mortgage Trust 2007-C2, facsimile number: (646) 758-4203.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective

                                      A-5-5

Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by a United States
Securities Person. Any Certificate Owner desiring to effect any Transfer of an interest in the Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be required to obtain from such Certificate
Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit F-2D to the Agreement to the effect that such Transferee is not a
United States Securities Person. If any Transferee of an interest in the
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the certification described in the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2D to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph above this paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such
Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate
Owner from its prospective Transferee in accordance with the second sentence of the third paragraph above this paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the
Regulation S Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Rule 144A
Global Certificate for such Class of

                                      A-5-6

Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fifth paragraph above this paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fifth paragraph above this paragraph, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, any Fiscal Agent,
the Master Servicer, the Special Servicer, the Tax Administrator, the
Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate or any interest herein by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate

                                      A-5-7

or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this
Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction
Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of
ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing an Outside Serviced Trust Mortgage Loan or administering an Outside
Administered REO Property, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X)
and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this
Certificate constitutes a Definitive Certificate) or the Transferor (if this
Certificate constitutes a Global Certificate) a certification and/or Opinion of
Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership

                                      A-5-8

interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this
Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section
1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, any Controlling Class
Certificateholder (with priority among such Holders being given to the Holder of
Certificates representing the greatest Percentage Interest in the Controlling
Class), the Special Servicer, the Master Servicer, the Depositor or Lehman
Brothers Inc., in the order of priority set forth in the Agreement, to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the initial aggregate Certificate Principal Balance of all of the Principal Balance
Certificates.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-5-9

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-10

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Certificate Registrar

                                            By:
                                                --------------------------------
                                                Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T]
Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Authenticating Agent

                                            By:
                                                --------------------------------
                                                Authorized Officer

                                     A-5-11

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of Assignor

                                          --------------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-12

                                   EXHIBIT A-6

              FORM OF CLASS [R-I] [R-II] [R-III] [R-LR] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2
              CLASS [R-I] [R-II] [R-III] [R-LR] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Date of Pooling and Servicing Agreement: April 11, 2007

Cut-off Date: April 11, 2007

Closing Date: May 9, 2007

First Distribution Date: May 17, 2007

Master Servicer: Wachovia Bank, National Association

Special Servicer: LNR Partners, Inc.

Certificate No. [R-I] [R-II] [R-III] [R-LR]-___

Percentage Interest evidenced by this Certificate in the related Class: ___%

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date: $3,554,401,860

Trustee:  LaSalle Bank National Association

                                      A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

          This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership

                                      A-6-2

interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Structured Asset Securities Corporation II, as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners,
Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as
trustee (the "Trustee", which term includes any successor entity under the
Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the
Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date");
provided that, if the initial Distribution Date occurs in the same calendar month as the Closing Date, then the Record Date for the initial Distribution
Date shall be the Closing Date. Such distributions shall be in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain

                                      A-6-3

limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman
Brothers Inc. or any of their respective Affiliates), then the Certificate
Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the
Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached as
Exhibit F-2A to the Agreement; or (ii) an Opinion of Counsel satisfactory to the
Trustee to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act
(which Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the
Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar the certification described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2A attached to the Agreement are, with respect to the subject Transfer, true and correct. Residual Interest
Certificates may only be held by Qualified Institutional Buyers, and each other
Definitive Non-Registered Certificate may only be held by Qualified
Institutional Buyers and Institutional Accredited Investors.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, any Fiscal Agent, the Master
Servicer, the Special Servicer, the Tax Administrator, the Certificate Registrar
and their respective Affiliates against any liability that may result if such
Transfer is not exempt from the registration and/or qualification

                                      A-6-4

requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate by the Depositor, Lehman
Brothers Inc. or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a
Permitted Transferee. In connection with any proposed Transfer of any Ownership
Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, representing and warranting, among other things, that such
Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership
Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of

                                      A-6-5

the Agreement and agrees to be bound by them. Notwithstanding the delivery of a
Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible
Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate
Registrar shall not register the Transfer of an Ownership Interest in this
Certificate to such proposed Transferee.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax
Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A)
immediately upon acquiring such Ownership Interest, if it is, or is holding such
Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee and the Tax Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause any REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the
Transfer of a Residual Interest Certificate to a Person which is not a Permitted
Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest
Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom, as determined by the
Trustee (based upon an Opinion of Counsel, obtained at the request of the
Trustee at the expense of such Person or the Person seeking to Transfer a
Residual Interest Certificate, supporting such determination), the Transfer of a
Residual Interest Certificate may cause any REMIC Pool to fail to qualify as a
REMIC at any time that any Certificate is outstanding, (iii) a Disqualified
Non-United States Tax Person, (iv) a Disqualified Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a
United States Tax Person.

          A "Disqualified Organization" is (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an opinion of counsel that the holding of an
Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of
Certificates (other than such Person) to incur a liability for any

                                      A-6-6

federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such
Person. The terms "United States", "State" and "international organization"
shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Disqualified Non-United States Tax Person" is, with respect to any
Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Interest Certificate and, for purposes of Treasury regulations section
1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section
1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United
States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c)
has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an
opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such
Transfer of such Residual Interest Certificate will not be disregarded for
United States federal income tax purposes.

          A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons or as to which the partnership agreement does not prohibit transfers of partnership interests to Disqualified Non-United States
Tax Persons.

          A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee,

                                      A-6-7

representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury
Department regulations) associated herewith and all materials of any kind
(including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the
Trust. The Agreement permits, but does not require, any Controlling Class
Certificateholder (with priority among such Holders being given to the Holder of
Certificates representing the greatest Percentage Interest in the Controlling
Class), the Special Servicer, the Master Servicer, the Depositor or Lehman
Brothers Inc., in the order of priority set forth in the Agreement, to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the initial aggregate Certificate Principal Balance of all of the Principal Balance
Certificates.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                                      A-6-8

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-6-9

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [R-I] [R-II] [R-III] [R-LR] Certificates
referred to in the within-mentioned Agreement.

Dated: _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-6-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-6-11

                                   EXHIBIT A-7

                           FORM OF CLASS V CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2
              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Date of Pooling and Servicing Agreement:
April 11, 2007

Cut-off Date: April 11, 2007

Closing Date: May 9, 2007

First Distribution Date: May 17, 2007

Master Servicer: Wachovia Bank, National Association

Special Servicer: LNR Partners, Inc.

Certificate No. V-___

Percentage Interest evidenced by this Certificate in Class V: ___%

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date: $3,554,401,860

Trustee: LaSalle Bank National Association

                                      A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LNR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS SUBJECT TO THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

          This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class V Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Wachovia Bank, National Association, as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                                      A-7-2

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date");
provided that, if the initial Distribution Date occurs in the same calendar month as the Closing Date, then the Record Date for the initial Distribution
Date shall be the Closing Date. Such distributions shall be in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions generally no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                      A-7-3

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman
Brothers Inc. or any of their respective Affiliates), then the Certificate
Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the
Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such
Transferee is an Institutional Accredited Investor or a Qualified Institutional
Buyer and such Transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator,
the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the
Opinion of Counsel described in clause (ii) of the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the
Agreement are, with respect to the subject Transfer, true and correct.
Definitive Non-Registered Certificates may only be held by Qualified
Institutional Buyers and Institutional Accredited Investors.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, any Fiscal Agent, the Master Servicer, the
Special Servicer, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial

                                      A-7-4

issuance of the Certificates or any Transfer of this Certificate by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates, the
Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the
Code or result in the imposition of an excise tax under Section 4975 of the
Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the
excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b)
of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder at a price determined as provided in the Agreement

                                      A-7-5

of all Mortgage Loans and any REO Properties remaining in the Trust. The
Agreement permits, but does not require, any Controlling Class Certificateholder
(with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class), the
Special Servicer, the Master Servicer, the Depositor or Lehman Brothers Inc., in
the order of priority set forth in the Agreement, to purchase from the Trust all
Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than 1.0% of the initial aggregate
Certificate Principal Balance of all of the Principal Balance Certificates.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-7-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                      A-7-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of _____________________________________________________________

          Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-7-8

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

                    See Annex D in the Prospectus Supplement

                                       B-1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2
          Commercial Mortgage Pass Through Certificates, Series 2007-C2 (the
          "Certificates")

Ladies and Gentlemen:

          Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement
dated as of April 11, 2007, relating to the above-referenced Certificates (the
"Agreement"), LaSalle Bank National Association, in its capacity as trustee (the
"Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified or referred to in subclause (A) of
Section 2.02(b) are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the
Agreement (except in the case of an Outside Serviced Trust Mortgage Loan) has been completed (based solely on receipt by the Trustee or by a Custodian on its behalf of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face
(handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed
(where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv)
based on the examinations referred to in Sections 2.02(a) and 2.02(b) of the
Agreement and in this Certification and only as to the foregoing documents, the information set forth in the Trust Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Trust Mortgage
Loan Schedule" accurately reflects the information set forth in the Mortgage
File.

          Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any
Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

                                       C-1

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                        Respectfully,

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       C-2

                                   SCHEDULE A

Wachovia Bank, National Association
8739 Research Drive, URP4
Charlotte, North Carolina
Attn: LB-UBS Commercial Mortgage Trust 2007-C2

LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: LB-UBS Commercial Mortgage Trust 2007-C2

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2007-C2

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2007-C2

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2007-C2

LUBS Inc.
745 Seventh Avenue
New York, New York 10019

UBS Global Asset Management (US) Inc.
1285 Avenue of the Americas
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2007-C2

UBS Real Estate Investments Inc.
1285 Avenue of the Americas
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2007-C2

Countrywide Securities Corporation
4500 Park Granada
Calabasas, California 91302
Attn: LB-UBS Commercial Mortgage Trust 2007-C2

                                       C-3

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attn: LB-UBS Commercial Mortgage Trust 2007-C2

Countrywide Commercial Real Estate Finance, Inc.
4500 Park Granada
Calabasas, California 91302
Attn: LB-UBS Commercial Mortgage Trust 2007-C2

[EACH OF THE NON-TRUST MORTGAGE LOAN NOTEHOLDERS]

                                       C-4

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--
           LB-UBS Commercial Mortgage Trust 2007-C2

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2,
          Commercial Mortgage Pass-Through Certificates, Series 2007-C2

     In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee, under that certain Pooling and Servicing Agreement dated as of April 11, 2007 (the "Pooling and Servicing Agreement"), by and
between Structured Asset Securities Corporation II, as depositor, Wachovia Bank,
National Association, as master servicer (the "Master Servicer"), LNR Partners,
Inc., as special servicer (the "Special Servicer"), and LaSalle Bank National
Association, as trustee (the "Trustee), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee, with respect to the following described Mortgage
Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which:___________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

     ______   1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage
                   Loan that are required to be credited to the Custodial
                   Accounts pursuant to the Pooling and Servicing Agreement,
                   have been or will be so credited.

     ______   2.   Other. (Describe) ___________________________________________
                   _____________________________________________________________
                   _____________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing

                                     D-1-1

Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        WACHOVIA BANK, NATIONAL ASSOCIATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                   ----------

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--
           LB-UBS Commercial Mortgage Trust 2007-C2

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2,
          Commercial Mortgage Pass-Through Certificates, Series 2007-C2

     In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee, under that certain Pooling and Servicing Agreement dated as of April 11, 2007 (the "Pooling and Servicing Agreement"), by and
between Structured Asset Securities Corporation II, as depositor, Wachovia Bank,
National Association, as master servicer (the "Master Servicer"), LNR Partners,
Inc., as special servicer (the "Special Servicer"), and LaSalle Bank National
Association, as trustee (the "Trustee), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee, with respect to the following described Mortgage
Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

      ______   1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage
                    Loan that are required to be credited to the Custodial
                    Accounts pursuant to the Pooling and Servicing Agreement,
                    have been or will be so credited.

      ______   2.   Other. (Describe) __________________________________________
                    ____________________________________________________________
                    ____________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing

                                     D-2-1

Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        LNR PARTNERS, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     D-2-2

                                    EXHIBIT E

                     FORM OF LOAN PAYOFF NOTIFICATION REPORT

                        LOAN PAYMENT NOTIFICATION REPORT
                           as of _____________________

    S4          S55          S61     S58       P7      P8      P10
                                           SCHEDULED
             SHORT NAME                     MORTGAGE  PAID   CURRENT
PROSPECTUS     (WHEN      PROPERTY            LOAN    THRU  INTEREST
    ID      APPROPRIATE)    TYPE    STATE   BALANCE   DATE    RATE
--------------------------------------------------------------------

SCHEDULED PAYMENTS

UNSCHEDULED PAYMENT

--------------------------------------------------------------------
TOTAL:                                     $
====================================================================

    S4         P11        P93       P97      SERVICER ESTIMATED INFORMATION
                      PRECEDING    MOST   -----------------------------------
                      FISCAL YR.  RECENT               EXPECTED   EXPECTED
PROSPECTUS  MATURITY     DSCR      DSCR      YIELD      PAYMENT  DISTRIBUTION
    ID        DATE       NCR        NCF   MAINTENANCE    DATE       DATE
-----------------------------------------------------------------------------

SCHEDULED PAYMENTS

UNSCHEDULED PAYMENT

------------------------------------------------------------------------------
TOTAL:
==============================================================================

THE BORROWER HAS ONLY REQUESTED THE INFORMATION TO PAY-OFF. THIS DOES NOT
INDICATE A DEFINITE PAYMENT.

                                      E-1

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--
           LB-UBS Commercial Mortgage Trust 2007-C2

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2007-C2, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of May 9, 2007 of $__________ [representing a
          ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of April 11, 2007, between Structured Asset
Securities Corporation II, as Depositor, Wachovia Bank, National Association, as
Master Servicer, LNR Partners, Inc., as Special Servicer, and LaSalle Bank
National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
     offered, transferred, pledged, sold or otherwise disposed of any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a)
     through (e) hereof) would constitute a distribution of the Transferred
     Certificates under the Securities Act of 1933, as amended (the "Securities
     Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would

                                     F-1-1

     require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferor

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                     F-1-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:   Global Securities and Trust Services--
             LB-UBS Commercial Mortgage Trust 2007-C2

       Re:   LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
             Pass-Through Certificates, Series 2007-C2, Class ___, having an initial aggregate [Certificate Principal Balance] [Certificate
             Notional Amount] as of May 9, 2007 of $__________ [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to ____________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of April 11, 2007, between
Structured Asset Securities Corporation II, as Depositor, Wachovia Bank,
National Association, as Master Servicer, LNR Partners, Inc., as Special
Servicer, and LaSalle Bank National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing

                                     F-2A-1

     of the Trust Mortgage Loans, (d) the Pooling and Servicing Agreement and
     the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             Nominee Acknowledgement

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        Print Name of Nominee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis
     $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
     (ii) the Transferee satisfies the criteria in the category marked below.

     _____   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
             Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue
             Code of 1986, as amended.

     _____   Bank. The Transferee (a) is a national bank or a banking
             institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
             Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2A-3

             supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the
             Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _____   Broker-dealer. The Transferee is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934, as amended.

     _____   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
             territory or the District of Columbia.

     _____   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _____   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
             of 1974.

     _____   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     _____   QIB Subsidiary. All of the Transferee's equity owners are
             "qualified institutional buyers" within the meaning of Rule 144A.

     _____   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
             (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1) _____________________________________________________
             ___________________________________________________________________
             __________________________________________________________________.

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities

                                     F-2A-4

     has been published, in which case the securities were valued at market.
     Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such
     Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___   ___   Will the Transferee be purchasing the Transferred
          Yes   No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the
     Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the
     Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or,
     if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies
     (as defined below), is an executive officer of the investment adviser (the
     "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the
     Transferee alone owned and/or invested on a discretionary basis, or the
     Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the
     Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of
     Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _____   The Transferee owned and/or invested on a discretionary basis
             $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     _____   The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
             Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies,

                                     F-2A-6

     (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
     Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ___   ___   Will the Transferee be purchasing the Transferred
          Yes   No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                        IF ABOVE IS AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Transferee

                                        Date:
                                              ----------------------------------

                                     F-2A-7

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--
           LB-UBS Commercial Mortgage Trust 2007-C2

     Re:   LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
           Pass-Through Certificates, Series 2007-C2, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
           Notional Amount] as of May 9, 2007 of $__________ [representing a
           ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of April 11, 2007, between Structured Asset
Securities Corporation II, as Depositor, Wachovia Bank, National Association, as
Master Servicer, LNR Partners, Inc., as Special Servicer, and LaSalle Bank
National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the
     "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Class of Certificates to which the
     Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the
     Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate
     Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as
     Exhibit F-1 to the Pooling and Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially

                                     F-2B-1

     in the form attached either as Exhibit F-2A to the Pooling and Servicing
     Agreement or as Exhibit F-2B to the Pooling and Servicing Agreement; or (B)
     an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s)
     from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that each
     Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
          AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF
          1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR
          INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON
          BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY
          SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT,
          EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
          POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
     offered, pledged, sold, disposed of or otherwise transferred any
     Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general

                                     F-2B-2

     advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred
     Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of
     Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage
     Loans, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs.
     The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                     F-2B-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgement below.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             Nominee Acknowledgement

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        Print Name of Nominee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     F-2B-4

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2007-C2, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of May 9, 2007 of $__________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of April 11, 2007, between Structured Asset Securities
Corporation II, as Depositor, Wachovia Bank, National Association, as Master
Servicer, LNR Partners, Inc., as Special Servicer, and LaSalle Bank National
Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such
     Certificate Owner's prospective transferee substantially in the form attached as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an
     opinion of counsel to

                                     F-2C-1

     the effect that, among other things, such prospective transferee is a
     Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that the
     Transferred Certificates will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
          AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF
          1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR
          INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON
          BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY
          SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT,
          EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
          POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     F-2C-2

          4. The Transferee understands that, if the Transferred Certificate is a Class T Certificate, it may not sell or otherwise transfer such
     Transferred Certificate or any interest therein unless it has provided prior written notice of such transfer (together with a copy of the
     Transferee Certificate in the form hereof executed by the proposed transferee of such Transferred Certificate) to Structured Asset Securities
     Corporation II, 745 Seventh Avenue, New York, New York 10019, Attention:
     Scott Lechner--LB-UBS Commercial Mortgage Trust 2007-C2, facsimile number:
     (646) 758-4203.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the
     Transferred Certificates, and (f) all related matters, that it has requested.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Structured Asset Securities
Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule
     144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _____   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
             Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue
             Code of 1986, as amended.

     _____   Bank. The Transferee (a) is a national bank or a banking
             institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
             Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2C-4

             having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _____   Broker-dealer. The Transferee is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934, as amended.

     _____   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
             territory or the District of Columbia.

     _____   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _____   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
             of 1974.

     _____   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     _____   QIB Subsidiary. All of the Transferee's equity owners are
             "qualified institutional buyers" within the meaning of Rule 144A.

     _____   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
             (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the
     Transferee may have included securities owned by subsidiaries of

                                     F-2C-5

     such Person, but only if such subsidiaries are consolidated with such
     Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the
     Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          _____   _____   Will the Transferee be acquiring interests in the
          Yes     No      Transferred Certificates only for the Transferee's own
                          account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the
     Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                     F-2C-6

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Structured Asset Securities
Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of
     Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least
     $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
     Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          _____   The Transferee owned and/or invested on a discretionary basis
                  $___________________ in securities (other than the excluded securities referred to below) as of the end of the
                  Transferee's most recent fiscal year (such amount being
                  calculated in accordance with Rule 144A).

          ____    The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities
                  (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such
                  amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     F-2C-7

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

          _____  _____   Will the Transferee be acquiring interests in the
          Yes    No      Transferred Certificates only for the Transferee's own
                         account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the
     Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                                     F-2C-8

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                        IF ABOVE IS AN ADVISER:

                                        Print Name of Transferee

                                        ----------------------------------------
                                        Date:

                                     F-2C-9

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2007-C2, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of May 9, 2007 of $__________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of April 11, 2007, between Structured Asset Securities
Corporation II, as Depositor, Wachovia Bank, National Association, as Master
Servicer, LNR Partners, Inc., as Special Servicer, and LaSalle Bank National
Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

          For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States,
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the

                                     F-2D-1

United States, other than one held for the benefit or account of a non-United
States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, or (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the
Securities Act, unless it is organized or incorporated, and owned, by
"accredited investors" (as defined in Rule 501(a)) under the United States
Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary
Fund, the International Bank for Reconstruction and Development, the
Inter-American Development Bank, the Asian Development Bank, the African
Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

          The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                        IF ABOVE IS AN ADVISER:

                                        Print Name of Transferee

                                        ----------------------------------------
                                        Date:

                                     F-2D-2

                                   EXHIBIT G-1

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)

                               _____________, 20__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:   Global Securities and Trust Services--
             LB-UBS Commercial Mortgage Trust 2007-C2

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2007-C2 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of May 9, 2007 of $__________]
[evidencing a ____% Percentage Interest in the subject Class] (the "Transferred
Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), dated as of April 11, 2007, between Structured Asset
Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer, and LaSalle Bank
National Association, as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

     _____   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
             "Plan"), and (B) is not directly or indirectly purchasing the
             Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     _____   The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited
             transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

     _____   The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and are being acquired by or on behalf

                                      G-1-1

             of a Plan in reliance on Prohibited Transaction Exemption 91-14;
             and such Plan (X) is an accredited investor as defined in Rule
             501(a)(1) of Regulation D of the Securities Act, (Y) is not
             sponsored (within the meaning of Section 3(16)(B) of ERISA) by the
             Trustee, the Depositor, any Mortgage Loan Seller, the Master
             Servicer, the Special Servicer, any Sub-Servicer, any Person
             responsible for servicing an Outside Serviced Trust Mortgage Loan or administering an Outside Administered REO Property, any
             Exemption-Favored Party or any Mortgagor with respect to Mortgage
             Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its
             Transferees that are Plans, a written representation that such
             Transferee, if a Plan, satisfies the requirements of the
             immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its
             Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                      G-1-2

                                   EXHIBIT G-2

                        FORM II OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                     [Date]

[TRANSFEROR]

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2007-C2 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in Class
___ Certificates [having an initial aggregate [Certificate Principal Balance]
[Certificate Notional Amount] as of May 9, 2007 of $__________] [evidencing a
____% Percentage Interest in the related Class] (the "Transferred
Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of April 11,
2007 (the "Pooling and Servicing Agreement"), among Structured Asset Securities
Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer, and LaSalle Bank National
Association, as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     _____   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
             "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

     _____   The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Sections
             406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the
             Code, by reason of Sections I and III of Prohibited Transaction
             Class Exemption 95-60.

     _____   The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and an interest in such Certificates is

                                     G-2-1

             being acquired by or on behalf of a Plan in reliance on Prohibited
             Transaction Exemption 91-14 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
             Securities Act, (Y) is not sponsored (within the meaning of Section
             3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
             Seller, the Master Servicer, the Special Servicer, any
             Sub-Servicer, any Person responsible for servicing an Outside
             Serviced Trust Mortgage Loan or administering an Outside
             Administered REO Property, any Exemption-Favored Party or any
             Mortgagor with respect to Mortgage Loans constituting more than 5%
             of the aggregate unamortized principal balance of all the Mortgage
             Loans determined on the date of the initial issuance of the
             Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF  THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2007-C2 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and
          Servicing Agreement"), dated as of April 11, 2007, between Structured
          Asset Securities Corporation II, as Depositor, Wachovia Bank, National
          Association, as Master Servicer, LNR Partners, Inc., as Special
          Servicer, and LaSalle Bank National Association, as Trustee

STATE OF __________________________ )
                                    )        ss.:  _____________________________
COUNTY OF _________________________ )

          The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

          1. ______________________________ (the "Purchaser"), is acquiring
[Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates representing
________________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["REMIC I"] ["REMIC II"]
["REMIC III"] [the "Loan REMIC"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue
Code of 1986, as amended (the "Code").

          2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the [Class R-I] [Class R-II] [Class
R-III] [Class R-LR] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a
Disqualified Organization is any of the following: (i) the United States, (ii)
any state or political subdivision thereof, (iii) any foreign government, (iv)
any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the
Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax
(except for the Federal Home Loan Mortgage Corporation) and a majority of its board

                                     H-1-1

of directors is not selected by such governmental unit. The terms "United
States" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.

          3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any
[Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates to a
Disqualified Organization.

          4. The Purchaser will not transfer the [Class R-I] [Class R-II] [Class
R-III] [Class R-LR] Certificates to any person or entity as to which the
Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

          5. The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class R-II] [Class R-III] [Class R-LR]
Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraph 7.

          6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] [REMIC III] [the Loan
REMIC] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

          7. No purpose of the acquisition of the [Class R-I] [Class R-II]
[Class R-III] [Class R-LR] Certificates is to impede the assessment or collection of tax.

[CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

          8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

     i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
          Purchaser intends to pay taxes associated with holding the [Class R-I]
          [Class R-II] [Class R-III] [Class R-LR] Certificates as they become due.

     ii.  The Purchaser understands that it may incur tax liabilities with respect to the [Class R-I] [Class R-II] [Class R-III] [Class R-LR]
          Certificates in excess of any cash flows generated by such
          Certificates.

     iii. The Purchaser is not a foreign permanent establishment or a fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

                                     H-1-2

     iv.  The Purchaser will not cause the income from the [Class R-I] [Class
          R-II] [Class R-III] [Class R-LR] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          [IF PARAGRAPH 8 IS CHECKED, CHOOSE BETWEEN (V) AND (VI) BELOW]

     v)   In accordance with Treasury Regulations Section 1.860E-1, the
          Purchaser:

               a) is an "eligible corporation" as defined in Section
               1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated
               Investment Company as defined in Section 851(a) of the Code; a
               Real Estate Investment Trust as defined in Section 856(a) of the
               Code; a REMIC as defined in Section 860D of the Code; or an organization to which part I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of [Class
               R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates will only be subject to taxation in the United States,

               b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or
               acquiring such asset is to satisfy this condition) in excess of
               $100 million and net assets of $10 million, and

               c) hereby agrees only to transfer the Certificate to another
               "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

     OR

     vi)  The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the [Class R-I] [Class R-II] [Class
          R-III] [Class R-LR] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax
          Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the
          "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability
          Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

                                     H-1-3

          9. If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply:[IF PARAGRAPH 9 IS CHECKED, CHOOSE BETWEEN
(I) AND (II) BELOW]

          i) The Purchaser is a "United States person" as defined in Section
          7701(a) of the Code and the regulations promulgated thereunder (the
          Purchaser's U.S. taxpayer identification number is ______________).
          The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

     OR

          ii) The Purchaser is not a United States person. However, the
          Purchaser:

          a)   conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

          b)   understands that, for purposes of Treasury regulations section
               1.860E-1(c)(4)(ii), as a holder of a [Class R-I] [Class R-II]
               [Class R-III] [Class R-LR] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such [Class R-I] [Class R-II] [Class
               R-III] [Class R-LR] Certificate;

          c)   intends to pay the taxes associated with holding a [Class R-I]
               [Class R-II] [Class R-III] [Class R-LR] Certificate;

          d)   is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses
               (a), (b) and (c) of this sentence or are United States persons);
               and

          e)   has furnished the Transferor and the Trustee with an effective
               IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations.

                    Capitalized terms used but not defined herein have the
          meanings assigned thereto in the Pooling and Servicing Agreement.

                                     H-1-4

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

          Personally appeared before me ___________________________ and
___________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be a _______________________ and
_______________________ of the Purchaser, and acknowledged to me that he/she each executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                        Subscribed and sworn before me this
                                        _________ day of ______________________,
                                        20_____.

                                        ----------------------------------------
                                        Notary Public

                                     H-1-5

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services--
           LB-UBS Commercial Mortgage Trust 2007-C2

     Re:   LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
           Pass-Through Certificates, Series 2007-C2 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] [Class R-LR] Certificates evidencing a
____% Percentage Interest in such Class (the "Residual Interest Certificates").
The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of April 11, 2007 (the
"Pooling and Servicing Agreement"), between Structured Asset Securities
Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer, and LaSalle Bank National
Association, as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferor hereby certifies, represents and warrants to you, as
Certificate Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the
     Residual Interest Certificates by the Transferor to the Transferee is or
     will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the
     Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
     Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States

                                     H-2-1

     income tax purposes (and the Transferor may continue to be liable for
     United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     H-2-2

                                   EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT

                                     [Date]

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Standard & Poor's Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Attn: Commercial Mortgage Surveillance

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of April 11, 2007 and relating to LB-UBS
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2007-C2 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

          Notice is hereby given that the [Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have]
[________________ Non-Trust Mortgage Loan Noteholder has] designated
________________ to serve as the Special Servicer under the Agreement with respect to [the ______________ [Loan Combination] [Trust Mortgage Loan] or any
related REO Property] [the Mortgage Pool [(other than __________________)]].

          The designation of __________________ as Special Servicer with respect to [the ______________ [Loan Combination] [Trust Mortgage Loan] or any related
REO Property] [the Mortgage Pool [(other than __________________)]] will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer with respect to [the
______________ [Loan Combination] [Trust Mortgage Loan] or any related REO
Property] [the Mortgage Pool [(other than __________________)]] were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the
Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                     I-1-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                       Very truly yours,

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Receipt acknowledged:

FITCH, INC.

By:
    --------------------------------
Name:
Title:
Date:

STANDARD & POOR'S RATINGS SERVICES

By:
    --------------------------------
Name:
Title:
Date:

                                     I-1-2

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[FISCAL AGENT]
[MASTER SERVICER]
[DEPOSITOR]

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2,
          Commercial Mortgage Pass-Through Certificates, Series 2007-C2

Ladies and Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of April 11, 2007, relating to LB-UBS Commercial Mortgage Trust 2007-C2,
Commercial Mortgage Pass-Through Certificates, Series 2007-C2 (the "Agreement"),
the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the
Agreement with respect to [the ______________ [Loan Combination] [Trust Mortgage
Loan] or any related REO Property] [the Mortgage Pool [(other than
__________________)]]. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer with respect to [the ______________ [Loan Combination] [Trust Mortgage Loan] or any related
REO Property] [the Mortgage Pool [(other than __________________)]]. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization:
____________________.

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

                                       [NAME OF PROPOSED SPECIAL SERVICER]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

                                      J-1

                                                                      SCHEDULE 1

          This Schedule 1 is attached to and incorporated in a financing statement pertaining to Structured Asset Securities Corporation II, as depositor
(referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association, as trustee for the holders of the LB-UBS
Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through
Certificates, Series 2007-C2 (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing
Agreement, dated as of April 11, 2007 (the "Pooling and Servicing Agreement"),
between the Debtor, as depositor, the Secured Party, as trustee (the "Trustee"),
Wachovia Bank, National Association, Inc., as master servicer (the "Master
Servicer"), and LNR Partners, Inc., as special servicer (the "Special
Servicer"), relating to the issuance of the LB-UBS Commercial Mortgage Trust
2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2 (the
"Series 2007-C2 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing
Agreement.

          The attached financing statement covers all of the Debtor's right
(including the power to convey title thereto), title and interest in and to the
Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

               (1) the mortgage loans listed on the Trust Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans");

               (2) the note or other evidence of indebtedness of the related borrower under each Mortgage Loan (the "Mortgage Note"), the related mortgage, deed of trust or other similar instrument securing such Mortgage
     Note (the "Mortgage") and each other legal, credit and servicing document related to such Mortgage Loan (collectively with the related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

               (3) (a) the UBS/Depositor Mortgage Loan Purchase Agreement; and
     (b) the respective Co-Lender Agreements;

               (4) (a) the Countrywide/Depositor Mortgage Loan Purchase
     Agreement; and (b) the respective Co-Lender Agreements;

               (5) (a) the Greenwich/Depositor Mortgage Loan Purchase Agreement;
     and (b) the respective Co-Lender Agreements;

               (6) (a) the Custodial Accounts and the Defeasance Deposit Account
     required to be maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the
     Custodial Accounts and the Defeasance Deposit Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

               (7) all REO Property acquired in respect of defaulted Mortgage
     Loans;

                                      J-2

               (8) (a) the REO Accounts and any Loss of Value Reserve Fund
     required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the
     REO Accounts and any Loss of Value Reserve Fund, (c) any investments of any such funds consisting of securities, instruments or other obligations, and
     (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

               (9) (a) the Servicing Accounts and the Reserve Accounts required to be maintained by the Master Servicer and/or the Special Servicer
     pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Servicing Accounts and the Reserve Accounts, (c) the
     investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

               (10) (a) the Interest Reserve Account and any Excess Liquidation
     Proceeds Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Interest Reserve Account and any Excess Liquidation Proceeds
     Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

               (11) (a) the Collection Account required to be maintained by the
     Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

               (12) all insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing
     Agreement, transferred to the Trust and to be serviced by the Master
     Servicer or Special Servicer pursuant to the Pooling and Servicing
     Agreement;

               (13) any and all general intangibles (as defined in the Uniform
     Commercial Code) consisting of, arising from or relating to any of the foregoing; and

               (14) any and all income, payments, proceeds and products of any of the foregoing.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE
POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF ALL THE DEBTOR'S RIGHT,
TITLE AND INTEREST IN, TO AND UNDER THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE
RELATED MORTGAGES AND THE OTHER RELATED

                                      J-3

MORTGAGE LOAN DOCUMENTS EVIDENCED BY THE SERIES 2007-C2 CERTIFICATES, AND THIS
FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE
REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT
ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM
COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING
IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY
WITH RESPECT TO THE MORTGAGE LOANS OR IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER
MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES,
INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT
ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A
CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE
UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD
THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY
TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE
CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO
PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT
OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER
OBLIGATION. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT
OF CONTRARY ASSERTIONS BY THIRD PARTIES.

A PURCHASE OF OR SECURITY INTEREST IN ANY COLLATERAL DESCRIBED IN THIS FINANCING
STATEMENT WILL VIOLATE THE RIGHTS OF THE SECURED PARTY.

                                      J-4

                             EXHIBIT A TO SCHEDULE 1

                 (See Schedule I- Trust Mortgage Loan Schedule)

                                      J-5

                                    EXHIBIT K

        SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN
                EFFECT OR BEING NEGOTIATED AS OF THE CLOSING DATE

Churchill Mortgage
NorthMarq Capital
Holiday Fenoglio Fowler, L.P.
Bernard Financial
ARCS
LJ Melody

                                       K-1

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--
           LB-UBS Commercial Mortgage Trust 2007-C2

Wachovia Bank, National Association
NC 1075
8739 Research Drive, URP4
Charlotte, North Carolina 28262-1075
Attention: LB-UBS Commercial Mortgage Trust 2007-C2

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2,
          Commercial Mortgage Pass-Through Certificates, Series 2007-C2

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of April 11, 2007 (the "Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wachovia Bank, National Association, as master servicer, LNR
Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee (the "Trustee"), with respect to LB-UBS Commercial Mortgage Trust
2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2 (the
"Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned ("Investor") is a [beneficial owner] [registered holder] of the Class _____ Certificates.

          2. The undersigned is requesting (Please check as applicable):

               (i) ____ the information (the "Information") identified on the schedule attached hereto pursuant to Section 3.15, 4.02 and/or 8.14 of the Pooling and Servicing Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's]
          Internet Website.

                                     L-1-1

          3. In connection with accessing the website of the [Master Servicer]
[Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the
[Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the
Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          6. Investor hereby acknowledges and agrees that:

               (a) Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

               (b) Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

               (c) Any transmittal of any report, document or other information to Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

          By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued LB-UBS Commercial Mortgage Trust, Commercial Mortgage
          Pass-Through Certificates, Series 2007-C2, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you

                                     L-1-2

          or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

               (d) When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may (i)
     indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any
     Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

          7. Investor agrees to indemnify and hold harmless the Master Servicer, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the Master Servicer, the Trustee, or the
Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       [BENEFICIAL OWNER OF A CERTIFICATE]
                                       [REGISTERED HOLDER OF A CERTIFICATE]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     L-1-3

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--
           LB-UBS Commercial Mortgage Trust 2007-C2
Wachovia Bank, National Association
NC 1075
8739 Research Drive, URP4
Charlotte, North Carolina 28262-1075

Attention: LB-UBS Commercial Mortgage Trust 2007-C2

     Re: LB-UBS Commercial Mortgage Trust 2007-C2,
         Commercial Mortgage Pass-Through Certificates, Series 2007-C2

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of April 11, 2007 (the "Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wachovia Bank, National Association, as master servicer, LNR
Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee (the "Trustee") with respect to LB-UBS Commercial Mortgage Trust
2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2 (the
"Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned ("Investor") is contemplating an investment in the
Class _____ Certificates.

          2. The undersigned is requesting (please check as applicable):

               (i) ____ information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 3.15, 4.02 and/or 8.14 of the
          Pooling and Servicing Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's]
          Internet Website.

                                      L-2-1

          3. In connection with accessing the website of the [Master Servicer]
[Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the
[Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          6. Investor hereby acknowledges and agrees that:

               (a) Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

               (b) Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

               (c) Any transmittal of any report, document or other information to Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

          By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued LB-UBS Commercial Mortgage Trust, Commercial Mortgage
          Pass-Through Certificates, Series 2007-C2, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder,
          Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

               (d) When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may (i)
     indicate the source thereof and may affix thereto any

                                      L-2-2

     disclaimer it deems appropriate in its discretion and (ii)
     contemporaneously provide such report, document or information to the
     Depositor, the Trustee, any Underwriter, any Rating Agency or
     Certificateholders or Certificate Owners.

          7. Investor agrees to indemnify and hold harmless the Master Servicer, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the Master Servicer, the Trustee, or the
Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [PROSPECTIVE PURCHASER OF A CERTIFICATE
                                        OR INTEREST THEREIN]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      L-2-3

                                    EXHIBIT M

                        FORM OF DEFEASANCE CERTIFICATION

                                       M-1

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

    For Mortgage Loans: (a) having an unpaid balance of $20,000,000 or less,
  (b) that constitute less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, or (c) that are not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool

To:  Fitch, Inc.
     One State Street Plaza
     New York, New York 10004

     Standard & Poor's Ratings Services,
     a division of The McGraw-Hill Companies, Inc.
     55 Water Street
     New York, New York 10041
     Attn: Commercial Mortgage Surveillance

From: _____________________________________, in its capacity as master servicer
      (the "Master Servicer") under the Pooling and Servicing Agreement dated as of April 11, 2007 (the "Pooling and Servicing Agreement"), between
      Structured Asset Securities Corporation II, as depositor, the Master
      Servicer, LNR Partners, Inc., as special servicer, and LaSalle Bank
      National Association, as trustee (the "Trustee").

Date: _________, 20___

     Re:  LB-UBS Commercial Mortgage Trust 2007-C2,
          Commercial Mortgage Pass-Through Certificates, Series 2007-C2

          Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Trust Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged [Property] [Properties] identified on the Trust Mortgage Loan Schedule by the following name[s]: _____________________
________________________________________________________________________________

          Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          1. Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                                       M-2

          ____    a full defeasance of the payments scheduled to be due in
                  respect of the entire unpaid principal balance of the Mortgage
                  Loan; or

          ____    a partial defeasance of the payments scheduled to be due in respect of a portion of the unpaid principal balance of the
                  Mortgage Loan that represents ___% of the entire unpaid
                  principal balance of the Mortgage Loan and, under the
                  Mortgage, has an allocated loan amount of $____________ or
                  _______% of the entire unpaid principal balance;

          2. Certify that each of the following is true, and any additional explanatory notes or exceptions which the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction set forth on Exhibit A hereto:

               a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

               b. The defeasance was consummated on __________, 20__.

               c. The defeasance collateral consists of securities that (i)
     constitute "government securities" as defined in Section 2(a)(16) of the
     Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1,
     2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria
     2000, as amended to the date of the defeasance, (iii) are rated 'AAA' by
     Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

               d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing
     Standard) that the defeasance will not result in an Adverse REMIC Event.

               e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

          ____    the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate
                  Finance Criteria, as amended to the date of the defeasance
                  (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool;

          ____    the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral;
                  or

          ____    the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                                       M-3

               f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P
     Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee or other Eligible
     Institution (as defined in the S&P Criteria) acting as a securities intermediary.

               g. As securities intermediary, the Trustee or other Eligible
     Institution is obligated to make the scheduled payments on the Mortgage
     Loan from the proceeds of the defeasance collateral directly to the Master
     Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

               h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing
     Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD
     Mortgage Loan, on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4)
     months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the
     Mortgage Loan (or the allocated portion thereof in a partial defeasance)
     for such year, other than in the year in which the Maturity Date or
     Anticipated Repayment Date occurs.

               i. The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance
     Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

               j. The agreements executed in connection with the defeasance (i)
     permit reinvestment of proceeds of the defeasance collateral only in
     Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the
     Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance
     Obligor.

                                       M-4

               k. The entire unpaid principal balance of the Mortgage Loan as of the date of defeasance was $___________. Such Mortgage Loan (a) has an unpaid balance of $20,000,000 or less, (b) constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, or (c) is not one of the ten largest (measured by unpaid principal balance) mortgage loans in the Mortgage Pool, in each such case, as of the date of the most recent
     Distribution Date Statement received by us (the "Current Report").

          3. The defeasance described herein, together with all prior and simultaneous defeasances of mortgage loans, brings the total of all fully and partially defeased mortgage loans in the Mortgage Pool to $__________________, which is _____% of the aggregate unpaid principal balance of the Mortgage Pool as of the date of the Current Report.

          4. Certify that originals or copies of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above have been transmitted to the Trustee (or a
Custodian on its behalf) for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's servicing file.

          5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and
Servicing Agreement.

          6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a
Servicing Officer as of the date of the defeasance described above.

          7. Agree to provide copies of all items described in paragraph 4 above to you upon request.

          IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                        [MASTER SERVICER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       M-5

                                    EXHIBIT N

                      FORM OF SELLER/DEPOSITOR NOTIFICATION

                                     [Date]

[Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019
Attention: David Nass]

[UBS Real Estate Investments Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention: Robert Pettinato]

[Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019]

[Countrywide Securities Corporation
4500 Park Granada
Calabasas, California 91302
Attn: LB-UBS Commercial Mortgage Trust 2007-C2]

[Wachovia Bank, National Association
NC 1075
8739 Research Drive, URP4
Charlotte, North Carolina 28262-1075
Attn: LB-UBS Commercial Mortgage Trust 2007-C2]

[LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Randy Wolpert, LB-UBS Commercial Mortgage Trust 2007-C2
Facsimile number: (305) 695-5601]
[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Global Securities and Trust Services- LB-UBS Commercial Mortgage
Trust 2007-C2]
[Controlling Class Representative (if known)]

     Re: LB-UBS Commercial Mortgage Trust 2007-C2,
         Commercial Mortgage Pass-Through Certificates, Series 2007-C2

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 2.03 of the Pooling and Servicing Agreement, dated as of April 11, 2007 (the "Agreement"), relating to the captioned commercial mortgage pass-through certificates (the
"Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

          This notice is being delivered with respect to the [Mortgage Loan identified on the Trust Mortgage Loan Schedule as Mortgage Loan number [__], and secured by the Mortgaged Property identified on the Trust Mortgage Loan Schedule as _________________ (the "Subject Trust Mortgage Loan")]; [the Mortgage
Loan/Loans identified on Exhibit A to Schedule I attached hereto (the "Subject
Trust Mortgage Loans")].

                                       N-1

          Check which of the following applies:

          _____   We hereby advise you that a Material Document Defect or
                  Material Breach [may exist] [exists] with respect to the
                  Subject Trust Mortgage [Loan] [Loans] due to the occurrence set forth on Schedule 1 attached hereto.

          _____   We hereby request that you cure the Material Document Defect or Material Breach in all material respects with respect to the Subject Trust Mortgage [Loan] [Loans] or repurchase the
                  Subject Trust Mortgage [Loan] [Loans] within the time period and subject to the conditions provided for in [Section
                  2.03(a) of the Agreement] [Section 5(a) of the UBS/Depositor
                  Mortgage Loan Purchase Agreement] [Section 5(a) of the
                  Countrywide/Depositor Mortgage Loan Purchase Agreement]
                  [Section 5(a) of the Greenwich/Depositor Mortgage Loan
                  Purchase Agreement].

          _____   We hereby advise you that a Servicing Transfer Event has
                  occurred with respect to the Subject Trust Mortgage [Loan]
                  [Loans] due to the occurrence set forth on Schedule 1
                  attached hereto (and a Material Document Defect has occurred as set forth above or on a previous Seller/Depositor
                  Notification).

          _____   We hereby advise you that an assumption [is proposed] [has occurred] with respect to the Subject Trust Mortgage [Loan]
                  [Loans], as further described on Schedule 1 attached hereto
                  (and a Material Document Defect has occurred as set forth
                  above or on a previous Seller/Depositor Notification).

          _____   Under the circumstances contemplated by the last paragraph of [Section 2.03(a) of the Agreement] [Section 5(a) of the
                  UBS/Depositor Mortgage Loan Purchase Agreement] [Section
                  5(a) of the Countrywide/Depositor Mortgage Loan Purchase
                  Agreement] [Section 5(a) of the Greenwich/Depositor Mortgage
                  Loan Purchase Agreement], we hereby advise you that both (A)
                  the applicable Resolution Extension Period has expired and
                  (B) a [Servicing Transfer Event] [proposed] [actual]
                  assumption] has occurred with respect to the Subject Trust
                  Mortgage [Loan] [Loans]; therefore, we hereby direct you to cure the subject Material Document Defect in all material
                  respects within 15 days of receipt of this Seller/Depositor
                  Notification.

          _____   We hereby advise you that the 15-day period set forth in the preceding paragraph has expired and we hereby notify you
                  that the [Master Servicer] [Special Servicer] has elected to perform your cure obligations with respect to the subject
                  Material Document Defect and the Subject Trust Mortgage
                  [Loan] [Loans].

                                       N-2

          _____   We hereby request that you repurchase the Subject Trust
                  Mortgage [Loan] [Loans] or any related REO Property to the extent required by [Section 2.03(a) of the Agreement]
                  [Section 5(a) of the UBS/Depositor Mortgage Loan Purchase
                  Agreement] [Section 5(a) of the Countrywide/Depositor
                  Mortgage Loan Purchase Agreement] [Section 5(a) of the
                  Greenwich/Depositor Mortgage Loan Purchase Agreement].

                                       Very truly yours,

                                       [LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:]

                                       [WACHOVIA BANK, NATIONAL ASSOCIATION
                                       as Master Servicer

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:]

                                       [LNR PARTNERS, INC.,
                                       as Special Servicer

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:]

          In the event this notice constitutes a request to repurchase the
Subject Trust Mortgage [Loan] [Loans], a copy of this Seller/Depositor
Notification has been delivered to each of:

          (i)   Counsel to the UBS Mortgage Loan Seller:

                Cadwalader, Wickersham & Taft LLP
                100 Maiden Lane
                New York, New York 10038
                Attention: Anna Glick;

                                      N-3

          (ii)  Internal Counsel to the Depositor/Lehman Mortgage Loan Seller:

                Lehman Brothers Holdings Inc.
                745 Seventh Avenue
                New York, New York 10019
                Attention: Scott Lechner;

          (iii) Counsel to the Countrywide Mortgage Loan Seller:

                [__________________]
                [__________________]
                [__________________]
                Attention: [_______________]; and

          (iii) Counsel to the Greenwich Mortgage Loan Seller:

                [__________________]
                [__________________]
                [__________________]
                Attention: [_______________]

                                      N-4

                                                                      SCHEDULE 1

     Mortgage Loan Number: [________________] [See Exhibit A hereto]

     Name of Mortgaged Property: _______________________________________________

     Material Breach: Explain the nature of the Material Breach: _______________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     [Potential] Material Document Defect: [List the affected documents and describe nature of the Material Document Defect:] [The Subject Trust Mortgage
[Loan] [Loans] have the document defects outlined on Exhibit A hereto] _________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     Servicing Transfer Event/Assumption: Explain the nature of the Servicing
Transfer Event/Assumption: _____________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     Other: Set forth any necessary additional information: ____________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                      N-5

                                    EXHIBIT O

                    FORM OF CONTROLLING CLASS REPRESENTATIVE
                            CONFIDENTIALITY AGREEMENT

                                     [Date]

[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention: Global Securities and Trust Services--
           LB-UBS Commercial Mortgage Trust 2007-C2]
Wachovia Bank, National Association
NC 1075
8739 Research Drive, URP4
Charlotte, North Carolina 28262-1075
Attention: LB-UBS Commercial Mortgage Trust 2007-C2

LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Randy Wolpert, LB-UBS Commercial Mortgage Trust 2007-C2
Facsimile number: (305) 695-5601

     Re: LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage
         Pass-Through Certificates, Series 2007-C2

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of April 11, 2007 the ("Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wachovia Bank, National Association, as master servicer, LNR
Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee (the "Trustee"), with respect to LB-UBS Commercial Mortgage Trust
2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2 (the
"Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is the Controlling Class Representative.

          2. The undersigned will keep the information (the "Information")
obtained from time to time pursuant to the Pooling and Servicing Agreement confidential (except for Information with respect to tax treatment or tax structure), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part (other than for the purpose of communicating with the Controlling Class or counsel); provided that the undersigned may provide all or any part of the
Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such

                                      O-1

person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          3. The undersigned will not use or disclose the Information in any manner which could result in a violation on the part of any person or entity of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the
Securities Act.

          4. The undersigned confirms its acceptance of its appointment as
Controlling Class Representative. Notices and other correspondences should be delivered to: [Name/ Address/ Phone/ Facsimile/ Email]. Below is a list of officers or employees with whom parties to the Pooling and Servicing Agreement may deal with.

     NAME              TITLE         WORK ADDRESS     FACSIMILE NUMBER

[_____________]   [_____________]   [_____________]   [_____________]
[_____________]   [_____________]   [_____________]   [_____________]

          To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [CONTROLLING CLASS REPRESENTATIVE]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      O-2

                                    EXHIBIT P

                  FORM OF TRUSTEE BACKUP CERTIFICATION
                       TO BE PROVIDED TO DEPOSITOR

     Re: LB-UBS Commercial Mortgage Trust 2007-C2 (the "Trust") Commercial
         Mortgage Pass-Through Certificates, Series 2007-C2 (the "Certificates")

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of April 11, 2007 (the "Pooling and Servicing Agreement"), between Structured
Asset Securities Corporation II as depositor (the "Depositor"), LaSalle Bank
National Association as trustee (the "Trustee"), Wachovia Bank, National
Association as master servicer (the "Master Servicer") and LNR Partners, Inc. as special servicer (the "Special Servicer"), relating to the Certificates, the undersigned, a ____________________ of the Trustee and on behalf of the Trustee, hereby certifies to ___________________ (the "Certifying Party") and to
____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

               1. I have reviewed (i) the information reported or caused to be reported by the Trustee to the Depositor pursuant to Section 8.15(b) of the
     Pooling and Servicing Agreement (the "Section 8.15(b) Information") for the
     Trust's fiscal year _____, and (ii) the annual report on Form 10-K for the
     Trust's fiscal year _______, and all distribution reports on Form 10-D and current reports on Form 8-K filed in respect of periods included in the year covered by that annual report, of the Trust (such annual report, distribution reports and current reports, collectively, the "Reports");

               2. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Master Servicer Backup Certification and in the Special Servicer Backup Certification (in each case, to the extent that such statements are relevant to the statements made in this
     Trustee Backup Certification), the information in the Reports relating to distributions on and/or characteristics (including Certificate Principal
     Balances, Certificate Notional Amounts and Pass-Through Rates) of the
     Certificates, and/or relating to the Trustee, its Affiliates, any and all sub-servicers, subcontractors and agents retained or engaged by the Trustee and/or any and all Trustee Appointees, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on Form 10-K;

               3. Based on my knowledge, the information in the Reports relating to distributions on and/or characteristics (including Certificate Principal
     Balances, Certificate Notional Amounts and Pass-Through Rates) of the
     Certificates and/or relating to the Trustee, its Affiliates, any and all sub-servicers, subcontractors and agents retained or engaged by the Trustee and/or any and all Trustee Appointees, includes all information of such type required to be included in the Reports for the relevant period covered by the subject Annual Report on Form 10-K;

                                      P-1

               4. To my knowledge, the Section 8.15(b) Information did not contain any untrue statement of a material fact or omit to state a material fact required to be reported or caused to be reported to the Depositor by the Trustee pursuant to Section 8.15(b);

               5. To my knowledge, the information in the Reports includes all information that was provided to the Trustee by the Master Servicer and/or the Special Servicer pursuant to Section 8.15(b) of the Pooling and
     Servicing Agreement and, if and to the extent contemplated by Section 8.15 of the Pooling and Servicing Agreement, approved by the Depositor for inclusion in the Reports, and all Servicer Reports provided to the Trustee by the Master Servicer and/or the Special Servicer under the Pooling and
     Servicing Agreement, for the Trust's fiscal year; and

               6. To my knowledge, the Reports include all Form 8-K Required
     Information, Form 10-D Required Information and Form 10-K Required
     Information that the Trustee had actual knowledge of for the Trust's fiscal year and that, if and to the extent contemplated by Section 8.15 of the
     Pooling and Servicing Agreement, was approved by the Depositor for inclusion in the Reports.

               7. I am responsible for reviewing the activities performed by the
     Trustee under the Pooling and Servicing Agreement and, based on my knowledge and the review required under the Pooling and Servicing
     Agreement, and except as disclosed in the Annual Assessment Report delivered by the Trustee for such year, the Trustee has fulfilled its obligations under the Pooling and Servicing Agreement.

               8. All Annual Statements of Compliance and all Annual Assessment
     Reports and their related Annual Attestation Reports required to be provided to the Depositor by the Trustee and its Servicing Representatives
     with respect to the Trust's fiscal year ____ under or as contemplated by the Pooling and Servicing Agreement, have been so provided thereby, with the following exceptions: ______________________________________________.

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                        [NAME OF TRUSTEE]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       P-2

                                    EXHIBIT Q

                  FORM OF MASTER SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

     Re: LB-UBS Commercial Mortgage Trust 2007-C2 (the "Trust") Commercial
         Mortgage Pass-Through Certificates, Series 2007-C2 (the "Certificates")

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of April 11, 2007 (the "Pooling and Servicing Agreement"), between Structured
Asset Securities Corporation II as depositor (the "Depositor"), LaSalle Bank
National Association as trustee (the "Trustee"), Wachovia Bank, National
Association as master servicer (the "Master Servicer") and LNR Partners, Inc. as special servicer (the "Special Servicer"), relating to the Certificates, the undersigned, a ____________________ of the Master Servicer and on behalf of the
Master Servicer, hereby certifies to ___________________ (the "Certifying
Party") and to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying
Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the
Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

               1. I have reviewed: (i) all the information delivered by the
     Master Servicer to the Depositor and the Trustee pursuant to Section
     8.15(b) of the Pooling and Servicing Agreement (the "Section 8.15(b)
     Information") for the Trust's fiscal year __________; and (ii) all the
     Servicer Reports delivered by the Master Servicer to the Trustee, in each case, for the Trust's fiscal year __________;

               2. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Certification (to the extent that such statements are relevant to the statements made in this
     Master Servicer Certification), the Section 8.15(b) Information (provided, that the Master Servicer shall not be responsible for or be required to perform any analysis regarding information in a borrower's financial statements on which such Section 8.15(b) Information is based beyond such analysis as would be required in accordance with the Servicing Standard and the terms of the Pooling and Servicing Agreement) and the information in the Servicer Reports delivered by the Master Servicer to the Trustee for the Trust's fiscal year __________ relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage
     Loans and REO Properties, and/or relating to the Master Servicer, its
     Affiliates and/or any and all sub-servicers, subcontractors and agents of the Master Servicer, taken as a whole, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

               3. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Certification (to the extent that such statements are relevant to the statements made in this
     Master Servicer Certification), the information in the Servicer Reports delivered by the Master Servicer to the Trustee for the Trust's fiscal year
     __________ relating to servicing information, including information relating to actions of the

                                      Q-1

     Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage Loans and REO Properties, and/or
     relating to the Master Servicer, its Affiliates and/or any and all
     sub-servicers, subcontractors and agents of the Master Servicer, together with the Section 8.15(b) Information for the Trust's fiscal year
     __________, includes all information of such type required to be provided by the Master Servicer to the Trustee under the Pooling and Servicing
     Agreement for such year;

               4. I am responsible for reviewing the activities performed by the
     Master Servicer under the Pooling and Servicing Agreement and, based on my knowledge and the review required under the Pooling and Servicing
     Agreement, and except as disclosed in the Annual Statement of Compliance and the Annual Assessment Report delivered by the Master Servicer for the
     Trust's fiscal year _______, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement;

               5. All Annual Statements of Compliance and all Annual Assessment
     Reports and their related Annual Attestation Reports required to be provided to the Trustee and the Depositor by the Master Servicer or any
     Additional Servicer or Sub-Servicing Function Participant (retained by the
     Master Servicer) under or as contemplated by the Pooling and Servicing
     Agreement have been provided thereby, with the following exceptions:
     ___________________________________. Based on my knowledge, there are no significant deficiencies relating to the Master Servicer's or any such other party's compliance with the Relevant Servicing Criteria, in each case based upon the Annual Attestation Report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section 3.14 of the Pooling and Servicing Agreement, except as disclosed in the Master Servicer's Annual Statement of Compliance and
     Annual Assessment Reports.

          The foregoing certifications under clauses 2. and 3. above assume that the following sections and parts of the Prospectus Supplement did not, as of the date thereof or as of the Closing Date, contain any untrue statement of a material fact regarding the Mortgage Loan Seller Matters (as defined below) or omit to state any material fact regarding the Mortgage Loan Seller Matters necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading: "Summary of Prospectus
Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties",
"Risk Factors" and "Description of the Mortgage Pool" and Annex A-1, Annex A-2,
Annex A-3, Annex A-4 and Annex B to the Prospectus Supplement. "Mortgage Loan
Seller Matters" as used in the preceding sentence shall mean the description of the Mortgage Loans, the Mortgaged Properties and the Mortgagors. In addition, notwithstanding the foregoing certifications under clauses 2. and 3. above, the
Master Servicer does not make any certification under such clauses 2. and 3.
above with respect to the (i) Section 8.15(b) Information or (ii) the information in the Servicer Reports delivered by the Master Servicer to the
Trustee and/or the Depositor and referred to in such clauses 2. and 3. above that, in each case, is in turn dependent upon information provided by (other than, if and to the extent such information has been provided by such party, the certification under clause 3, above) (a) the Special Servicer under the Pooling and Servicing Agreement, beyond the corresponding certification actually provided by the Special Servicer, and/or (b) an Outside Servicer under the applicable Outside Servicing Agreement, beyond the corresponding certification actually provided by such Outside Servicer; provided, that clause (b) shall not apply with respect to any particular Outside Servicer if such Outside Servicer is the same entity as, or is an Affiliate of, the Master Servicer. Further,

                                      Q-2

notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1. through 5. that is in turn dependent upon information required to be provided by any Sub-Servicer identified on Exhibit K to the Pooling and Servicing Agreement, acting under a
Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such
Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such
Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                        [NAME OF MASTER SERVICER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      Q-3

                                    EXHIBIT R

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION
                   TO BE PROVIDED TO DEPOSITOR/MASTER SERVICER

     Re: LB-UBS Commercial Mortgage Trust 2007-C2 (the "Trust") Commercial
         Mortgage Pass-Through Certificates, Series 2007-C2 (the "Certificates")

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of April 11, 2007 (the "Pooling and Servicing Agreement"), between Structured
Asset Securities Corporation II as depositor (the "Depositor"), LaSalle Bank
National Association as trustee (the "Trustee"), Wachovia Bank, National
Association as master servicer (the "Master Servicer") and LNR Partners, Inc. as special servicer (the "Special Servicer"), relating to the Certificates, the undersigned, a ____________________ of the Special Servicer and on behalf of the
Special Servicer, hereby certifies to ___________________ (the "Certifying
Party") and to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying
Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the
Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

          1. I (or an officer or employee under my supervision) have reviewed
(i) all the Servicer Reports delivered by the Special Servicer to the Master
Servicer and/or the Trustee for the Trust's fiscal year ______________ as to the special servicing by the Special Servicer of specially serviced mortgage loans
(the "Specially Serviced Mortgage Loans") or real properties owned by the Trust that were acquired through foreclosure of loans as to which the Special Servicer has servicing responsibilities ("REO Properties"), and (ii) all the information delivered by the Special Servicer to the Depositor and the Trustee pursuant to
Section 8.15(b) of the Pooling and Servicing Agreement for the Trust's fiscal year _____________ (the "Section 8.15(b) Information").

          2. To the best of my knowledge, the Section 8.15(b) Information and the information in the Servicer Reports delivered to the Master Servicer and/or the Trustee for the Trust's fiscal year _____________ relating to the Special
Servicer and servicing information in respect of Specially Serviced Mortgage
Loans and REO Properties, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year.

          3. To the best of my knowledge, the information in the Servicer
Reports delivered to the Master Servicer and/or the Trustee for such year relating to the Special Servicer and servicing information in respect of
Specially Serviced Mortgage Loans and REO Properties, together with the Section
8.15(b) Information, includes all information of such type required to be provided by the Special Servicer to the Trustee and the Master Servicer under the Pooling and Servicing Agreement.

          4. I am responsible for reviewing the activities performed by the
Special Servicer under the Pooling and Servicing Agreement, and based on my knowledge and the compliance reviews conducted in preparing the Special
Servicer's Annual Statement of Compliance under the Pooling and Servicing
Agreement, and except as disclosed in the Annual Statement of Compliance and the
Annual

                                      R-1

Assessment Report delivered to the Depositor pursuant to the Pooling and
Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

          5. All Annual Statements of Compliance and all Annual Assessment
Reports and their related Annual Attestation Reports required to be provided to the Depositor and the Trustee by the Special Servicer and its Servicing
Representatives with respect to the Trust's fiscal year ____ under or as contemplated by the Pooling and Servicing Agreement, have been so provided thereby, with the following exceptions: __________________________________.

          The statements in this Certificate are limited to information regarding the Special Servicer and the Special Servicer's activities under the
Pooling and Servicing Agreement. This Certification does not relate to information in the Servicer Reports and the Section 8.15(b) Information relating to any other person or any other topic.

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                        [NAME OF SPECIAL SERVICER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      R-2

                                    EXHIBIT S

                     FORM OF OUTSIDE MASTER SERVICER NOTICE

                                     [Date]

[OUTSIDE MASTER SERVICER]
[OUTSIDE TRUSTEE]

     Re: Co-Lender Agreement, dated as of [_________], 200____
         (the "Co-Lender Agreement") among [SPECIFY PARTIES]

Ladies and Gentlemen:

          This notice is being delivered to you in connection with the Co-Lender
Agreement and pursuant to Section 3.02(c) and Section 6.11(c) of the Pooling and
Servicing Agreement dated as of April 11, 2007 (the "Agreement") between
Structured Asset Securities Corporation II, as depositor, Wachovia Bank,
National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), which
Agreement relates to the issuance of the LB-UBS Commercial Mortgage Trust
2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2. To the
extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Co-Lender Agreement.

          [Notice is hereby given that as of May 9, 2007, the "Closing Date"
under the Agreement, the Trustee is the holder of [the Note ___ Mortgage Loan]
[Loan ___] (as defined in the Co-Lender Agreement), and, in that capacity, the
Trustee assumes the rights and obligations of the [Note ____ Lender] [_____
Noteholder] under the Co-Lender Agreement.]

          [You are hereby directed to remit to the Master Servicer all amounts payable to the [Note ___ Lender] [__ Noteholder] under the Co-Lender Agreement and the governing Servicing Agreement, to the following account:

          [Account holder]
          [Address]
          ABA: [___________]
          Acct: [__________]
          Acct #: [___________]
          Ref: [Extendicare, Loan # [___________]]
               [State Street Building, Loan # [_________]]
          Location: [Wachovia Bank, National Association]

          [You are hereby further directed to forward, deliver, or otherwise make available to the Master Servicer, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the [Note ___ Lender] [___ Noteholder] under the

                                      S-1

Co-Lender Agreement and the governing Servicing Agreement, to the following:
[address/facsimile/email address/telephone number].]

          [Please also be advised that [______________], as the initial
"Controlling Class Representative" under the Agreement is, to the fullest extent permitted under the Co-Lender Agreement, entitled to exercise any rights and powers of the Trustee, in its capacity as [Note ___ Lender] [___ Noteholder], under Section ___ of the Co-Lender Agreement.]

          [Please also be advised that a new Controlling Class Representative has been appointed in accordance with Section 6.09(b) of the Agreement, which new Controlling Class Representative is _________________________ [include notice information] and such party is, to the fullest extent permitted under the
Co-Lender Agreement, entitled to exercise any rights and powers of the Trustee, in its capacity as [Note ___ Lender] [___ Noteholder], under Section ___ of the
Co-Lender Agreement.]

                                        Very truly yours,

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

c.c. [OTHER RELATED NON-TRUST MORTGAGE LOAN NOTEHOLDERS]

                                      S-2

                                    EXHIBIT T

                       RELEVANT SERVICING CRITERIA MATRIX

    1122 ITEM                             DESCRIPTION OF SERVICING CRITERIA                          RESPONSIBLE PARTY*
----------------   -------------------------------------------------------------------------------   ------------------

                                           GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any performance or other        Master Servicer,
                   triggers and events of default in accordance with the transaction agreements.     Special Servicer,
                                                                                                     Trustee

1122(d)(1)(ii)     If any material servicing activities are outsourced to third parties, policies    Master Servicer,
                   and procedures are instituted to monitor the third party's performance and        Special Servicer,
                   compliance with such servicing activities.                                        Trustee

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer     Not Applicable
                   for the pool assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the party         Master Servicer,
                   participating in the servicing function throughout the reporting period in the    Special Servicer,
                   amount of coverage required by and otherwise in accordance with the terms of      Custodian
                   the transaction agreements.

                                          CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are deposited into the appropriate custodial bank         Master Servicer,
                   accounts and related bank clearing accounts no more than two business days of     Special Servicer,
                   receipt, or such other number of days specified in the transaction agreements.    Trustee

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to an investor    Master Servicer,
                   are made only by authorized personnel.                                            Trustee

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or              Master Servicer,
                   distributions, and any interest or other fees charged for such advances, are      Special Servicer,
                   made, reviewed and approved as specified in the transaction agreements.           Trustee

1122(d)(2)(iv)     The related accounts for the transaction, such as cash reserve accounts or        Master Servicer,
                   accounts established as a form of overcollateralization, are separately           Special Servicer,
                   maintained (e.g., with respect to commingling of cash) as set forth in the        Trustee
                   transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository            Master Servicer,
                   institution as set forth in the transaction agreements. For purposes of this      Special Servicer,
                   criterion, "federally insured depository institution" with respect to a foreign   Trustee
                   financial institution means a foreign financial institution that meets the requirements of Sec. 240.13k-1(b)(1) of this chapter.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access.             Master Servicer,
                                                                                                     Special Servicer,
                                                                                                     Trustee

                                       T-1

    1122 ITEM                             DESCRIPTION OF SERVICING CRITERIA                          RESPONSIBLE PARTY*
----------------   -------------------------------------------------------------------------------   ------------------

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all asset-backed securities   Master Servicer,
                   related bank accounts, including custodial accounts and related bank clearing     Special Servicer,
                   accounts. These reconciliations: (A) Are mathematically accurate; (B) Are         Trustee
                   prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation;
                   and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                          INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the Commission, are        Master Servicer,
                   maintained in accordance with the transaction agreements and applicable           Trustee
                   Commission requirements. Specifically, such reports:

1122(d)(3)(i)(A)   (A) Are prepared in accordance with timeframes and other terms set forth in the   Master Servicer,
                   transaction agreements;                                                           Trustee

1122(d)(3)(i)(B)   (B) Provide information calculated in accordance with the terms specified in      Master Servicer,
                   the transaction agreements;                                                       Trustee

1122(d)(3)(i)(C)   (C) Are filed with the Commission as required by its rules and regulations; and   Trustee

1122(d)(3)(i)(D)   (D) Agree with investors' or the Trustee's records as to the total unpaid         Trustee
                   principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in accordance with            Trustee
                   timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two business days to the      Trustee
                   servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with cancelled       Trustee
                   checks, or other form of payment, or custodial bank statements.

                                              POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool assets is maintained as required by the            Master Servicer,
                   transaction agreements or related pool asset documents.                           Special Servicer,
                                                                                                     Custodian

1122(d)(4)(ii)     Pool assets and related documents are safeguarded as required by the              Special Servicer,
                   transaction agreements.                                                           Custodian

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed     Master Servicer,
                   and approved in accordance with any conditions or requirements in the             Special Servicer,
                   transaction agreements.                                                           Trustee,
                                                                                                     Custodian

                                       T-2

    1122 ITEM                             DESCRIPTION OF SERVICING CRITERIA                          RESPONSIBLE PARTY*
----------------   -------------------------------------------------------------------------------   ------------------

1122(d)(4)(iv)     Payments on pool assets, including any payoffs, made in accordance with the       Master Servicer,
                   related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)      The servicer's records regarding the pool assets agree with the servicer's        Master Servicer
                   records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's pool asset (e.g.,     Master Servicer,
                   loan modifications or re-agings) are made, reviewed and approved by authorized    Special Servicer
                   personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans, modifications and   Special Servicer
                   deeds in lieu of foreclosure, foreclosures and repossessions, as applicable)
                   are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period a pool    Master Servicer,
                   asset is delinquent in accordance with the transaction agreements. Such records   Special Servicer
                   are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for pool assets with variable    Not applicable
                   rates are computed based on the related pool asset documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as escrow accounts) See    Master Servicer
                   followings:

                   (A) Such funds are analyzed, in accordance with the obligor's pool asset          Master Servicer
                   documents, on at least an annual basis, or such other period specified in the transaction agreements;

                   (B) Interest on such funds is paid, or credited, to obligors in accordance with   Master Servicer
                   applicable pool asset documents and state laws; and

                   (C) Such funds are returned to the obligor within 30 calendar days of full        Master Servicer
                   repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or insurance payments) are     Master Servicer,
                   made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

                                       T-3

    1122 ITEM                             DESCRIPTION OF SERVICING CRITERIA                          RESPONSIBLE PARTY*
----------------   -------------------------------------------------------------------------------   ------------------

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on behalf    Master Servicer
                   of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business days    Master Servicer
                   to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are recognized and          Master Servicer,
                   recorded in accordance with the transaction agreements.                           Special Servicer

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item 1114(a)(1)          Not Applicable
                   through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.

With respect to each Servicing Criteria set forth above in this Exhibit T,
"Responsible Party" shall additionally include any Sub-Servicer, sub-contractor, vendor, agent or other Person acting on behalf of such Responsible Party, which
Sub-Servicer, sub-contractor, vendor, agent or other Person is a "party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) with respect to the subject Servicing Criteria and as regards the Trust Fund.

                                       T-4

                                    EXHIBIT U

               FORM OF EXCHANGE ACT REPORTABLE EVENT NOTIFICATION

VIA FAX:   DAVID NASS (646) 758-5376
VIA EMAIL: dnass@lehman.com

VIA OVERNIGHT MAIL:

Structured Asset Securities Corporation II, as Depositor
745 Seventh Avenue
New York, New York 10019
Attention: LB-UBS Commercial Mortgage Trust 2007-C2--SEC REPORT PROCESSING

VIA FAX:     (312) 904-2084
VIA EMAIL:   Edgar@abnamro.com

VIA OVERNIGHT MAIL:

LaSalle Bank National Association, as Trustee
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--LB-UBS Commercial
           Mortgage Trust 2007-C2--SEC REPORT PROCESSING

       Re: Exchange Act Reportable Event Disclosure

Ladies and Gentlemen:

          In accordance with Section 8.15 of the Pooling and Servicing
Agreement, dated as of April 11, 2007, between Structured Asset Securities
Corporation II, as Depositor, Wachovia Bank, National Association, as Master
Servicer, LNR Partners, Inc., as Special Servicer, and LaSalle Bank National
Association, as Trustee, the undersigned, as [____________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D] [10-K] [8-K].

Description of Exchange Act Reportable Event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                       U-1

List of any Attachments hereto to be included in the Exchange Act Reportable
Event Disclosure:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

          Any inquiries related to this notification should be directed to
[_______________], phone number: [_________]; email address: [_______________].

                                        [NAME OF PARTY],
                                        as [role]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       U-2

                                    EXHIBIT V

                      FORM OF MASTER SERVICER CERTIFICATION

                              _______________, 2007

To the parties listed on the attached Schedule A

       Re: LB-UBS Commercial Mortgage Trust 2007-C2
           Commercial Mortgage Pass-Through Certificates, Series 2007-C2

Dear Ladies and Gentlemen:

          In connection with the transfer of those certain mortgage loans set forth on Schedule B (the "Checklist') attached hereto (each a "Mortgage Loan"), by [Structured Asset Securities Corporation II (the "Depositor")] [UBS Real
Estate Investments Inc. (the "UBS Mortgage Loan Seller")] [(Countrywide
-Commercial Real Estate Finance Inc.] (the "Countrywide Mortgage Loan Seller")]
[(Greenwich Capital Financial Products, Inc.] (the "Greenwich Mortgage Loan
Seller")] to the LB-UBS Commercial Mortgage Trust 2007-C2 (the "Trust"),
pursuant to that certain Pooling and Servicing Agreement dated as of April 11,
2007 (the "Pooling and Servicing Agreement"), between Structured Asset
Securities Corporation II as depositor, Wachovia Bank, National Association
("Wachovia) as master servicer, LNR Partners, Inc. as special servicer and
LaSalle Bank National Association as trustee, the [Depositor] [UBS Mortgage Loan
Seller] [Countrywide Mortgage Loan Seller] [Greenwich Mortgage Loan Seller] has
agreed to deliver the "Mortgage Loan Origination Documents" (as defined in the
Pooling and Servicing Agreement), applicable to each such Mortgage Loan, to
Wachovia pursuant to Section 2.01(d) of the Pooling and Servicing Agreement.

          Pursuant to Section 2.01(d) of the Pooling and Servicing Agreement,
Wachovia hereby certifies as to each of the Mortgage Loans set forth on the
Checklist as of the date hereof that: (i) if a check appears on the Checklist under a Mortgage Loan Origination Document category with respect to any particular Mortgage Loan, then that Mortgage Loan Origination Document has been delivered to Wachovia or the applicable Sub-Servicer, in each case in accordance with the Pooling and Servicing Agreement; (ii) if "NA" appears on the Checklist under a Mortgage Loan Origination Document category with respect to any particular Mortgage Loan, then the [Depositor] [UBS Mortgage Loan Seller]
[Countrywide Mortgage Loan Seller] [Greenwich Mortgage Loan Seller] has advised
Wachovia that such Mortgage Loan Origination Document is not applicable to such
Mortgage Loan and is not, pursuant to the Pooling and Servicing Agreement, required to be delivered to Wachovia; and (iii) if "O/S" appears on the
Checklist under Mortgage Loan Origination Document category with respect to any particular Mortgage Loan, then that Mortgage Loan Origination Document has not been delivered to Wachovia or the applicable Sub-Servicer.

          This certification and spreadsheet supersedes any prior
correspondence, certification, exception list or spreadsheet delivered to the
[Depositor] [UBS Mortgage Loan Seller] [Countrywide Mortgage Loan Seller]
[Greenwich Mortgage Loan Seller] or any affiliate thereof relating to receipt or delivery of the Mortgage Loan Origination Documents.

                                      V-1

          IN WITNESS WHEREOF, Wachovia has caused this Master Servicer
Certification to be executed as of the date captioned above.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
    ---------------------------------
Name:
Title:

                                       V-2

                                   SCHEDULE A
        (IN THE CASE OF A MASTER SERVICER CERTIFICATION TO THE DEPOSITOR)

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Scott Lechner
Telecopier No.: (646) 758-4203

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019
Attention: David Nass--LB-UBS Commercial Mortgage Trust 2007-C2
facsimile number: (646) 758-5376

with a copy to:

Lehman Brothers Inc.
399 Park Avenue
8th Floor, New York
New York 10022
Attention: Charlene Thomas

Facsimile #: (212) 526-8679

with a copy to:

[_______________]
______________________
___________________________
Attention: _____________
facsimile number: _____________

and a copy to:
LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Randy Wolpert, LB-UBS Commercial Mortgage Trust 2007-C2
Facsimile number: (305) 695-5601

                                       V-3

                                   SCHEDULE A
(IN THE CASE OF A MASTER SERVICER CERTIFICATION TO THE UBS MORTGAGE LOAN SELLER)

UBS Real Estate Investments Inc.
1285 Avenue of the Americas
11th Floor, New York
New York 10019
Attention: Robert Pettinato
Telecopier No.: (212) 713-2631

with a copy to

UBS Real Estate Investments Inc.
1285 Avenue of the Americas
11th Floor, New York, New York 10019
Attention: Tessa L. Peters
Telecopier No.: (212) 713-1153

and a copy to:

[_______________]

______________________

___________________________

Attention: _____________

facsimile number: _____________

and a copy to:

LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Randy Wolpert, LB-UBS Commercial Mortgage Trust 2007-C2
facsimile number: (305) 695-5601

                                       V-4

                                   SCHEDULE B

                              LB-UBS SERIES 2007-C2

                                                                  OPINION                                          GUARANTOR0
                                       FINAL         FINAL      LETTERS OF                                       OR INDEMNITOR
ID LOAN NUMBER/    FINAL     FINAL  ENGINEERING  ENVIRONMENTAL  COUNSEL TO    ESCROW      RESERVE    BORROWER     ORG. DOCS.
 PROPERTY NAME   APPRAISAL  SURVEY    REPORT         REPORT      BORROWER   AGREEMENTS  AGREEMENTS  ORG. DOCS.  IF ENTITY ONLY
---------------  ---------  ------  -----------  -------------  ----------  ----------  ----------  ----------  --------------

                                       V-5

                                                                  GUARANTOR OR
                                                                   INDEMNITOR
                                                                    PROPERTY
    INSURANCE                                                       OPERATING
 CERTIFICATES OR   MAJOR LEASES    FINAL    PROPERTY              STATEMENT AND
INSURANCE REVIEW     (> 10% OF    SEISMIC  MANAGEMENT               FINANCIAL    CASH MANAGEMENT   LOCKBOX    ZONING LETTERS
     REPORTS      ANNUAL INCOME)  REPORT    AGREEMENT  RENT ROLL    STATEMENT       AGREEMENT     AGREEMENT  OR ZONING REPORTS
----------------  --------------  -------  ----------  ---------  -------------  ---------------  ---------  -----------------

                                       V-6